UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

DELTEK, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

DELTEK, INC.

2291 Wood Oak Drive

Herndon, Virginia

(703) 734-8606

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

SEPTEMBER 12, 2012

Dear Stockholder:

This notice of written consent and appraisal rights and the accompanying information statement are being furnished to the holders of common stock of Deltek, Inc., a Delaware corporation that we refer to as “Deltek” or the “Company,” in connection with the Agreement and Plan of Merger, dated as of August 26, 2012, by and among Project Diamond Holdings Corporation, a Delaware corporation that we refer to as “Parent,” Project Diamond Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent that we refer to as “Merger Sub,” and Deltek. Parent and Merger Sub are affiliates of Thoma Bravo Fund IX, L.P. and Thoma Bravo Fund X, L.P., who we refer to as “Sponsor.” We refer to the Agreement and Plan of Merger as the “Merger Agreement” and to the merger of Merger Sub with and into Deltek that is contemplated by the Merger Agreement as the “Merger.” Upon completion of the Merger, each share of common stock, par value $0.001, of Deltek (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, except for shares (i) held by stockholders who are entitled to demand and who properly demand appraisal under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) for such shares and (ii) owned by the Company as treasury stock or by Parent or Merger Sub, will be cancelled and converted automatically into the “Merger Consideration,” which represents the right to receive $13.00 in cash, without interest and subject to any required withholding taxes. A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

If the Merger is completed, you will be entitled to receive $13.00 in cash, without interest and subject to required tax withholdings, for each share of Common Stock owned by you (unless you have properly exercised your appraisal rights under Section 262 of the DGCL with respect to such shares).

The Company’s board of directors (the “Board of Directors”) unanimously approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement and all agreements and documents related thereto and contemplated thereby, including the Merger, and determined that the Merger Agreement is advisable, fair to, and in the best interests of the stockholders of the Company and recommended the approval of the Merger and the adoption of the Merger Agreement by the Company’s stockholders.

Under Section 251 of the DGCL and the applicable provisions of Deltek’s Certificate of Incorporation and Bylaws, the adoption of the Merger Agreement by Deltek stockholders required the affirmative vote or written consent of the holders of (i) a majority of the outstanding shares of Common Stock and (ii) a majority of the outstanding shares of Class A Common Stock, par value $0.001, of Deltek (the “Class A Common Stock”), voting separately as a single class. As of September 7, 2012, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P., which are entities affiliated with New

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Mountain Capital, LLC (together, the “Principal Stockholders”), delivered or caused to be delivered to Deltek written consents approving and adopting the Merger and the Merger Agreement in respect of 40,844,374 shares of Common Stock, representing more than 59% of the outstanding shares of Common Stock, and 100% of the outstanding shares of Class A Common Stock, in each case entitled to act by written consent with respect to the adoption of the Merger Agreement. The approval of the Merger Agreement was effected September 7, 2012. No further approval of the stockholders of Deltek is required to adopt the Merger Agreement. As a result, Deltek has not and will not be soliciting your authorization and adoption of the Merger Agreement and does not intend to call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement.

This notice of written consent and appraisal rights and the accompanying information statement shall constitute notice to you from the Company of the action by written consent taken by the Principal Stockholders as contemplated by Section 228 of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Common Stock, other than the Principal Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” of, their shares of Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration, as long as such holders did not consent to the adoption of the Merger Agreement. In order to exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the date of mailing of this notice and the accompanying information statement, or October 4, 2012, and comply with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

We urge you to read the entire accompanying information statement carefully. Please do not send in your Common Stock at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Common Stock and payment for your shares of Common Stock.

By order of the Board of Directors,

David R. Schwiesow

Secretary

Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

The information statement is dated September 12, 2012 and is first being mailed to stockholders on September 14, 2012.

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DELTEK, INC.

2291 Wood Oak Drive

Herndon, Virginia 20171

INFORMATION STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Deltek stockholder. Please refer to the additional information contained elsewhere in this information statement, the annexes to this statement and the documents referred to in this information statement.

Unless otherwise indicated or the context requires otherwise, all references to “Deltek” refer to Deltek, Inc.; all references to “Thoma Bravo” refer to Thoma Bravo LLC; all references to “Parent” refer to Project Diamond Holdings Corporation, a controlled affiliate of Thoma Bravo; all references to “Merger Sub” refer to Project Diamond Merger Corp., a direct, wholly-owned subsidiary of Parent; all references to “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of August 26, 2012, by and among Deltek, Parent and Merger Sub, a copy of which is attached as Annex A to this information statement, as it may be amended from time to time; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; and all references to the “Principal Stockholders” refer to New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P., which together owned approximately 59.5% of the outstanding shares of Deltek common stock and 100% of the outstanding shares of the Class A common stock of Deltek as of the date of the Merger Agreement.

Q.	WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.	Deltek and Thoma Bravo have agreed to the acquisition of Deltek by Parent upon the terms and conditions of the Merger Agreement described in this information statement, and the Principal Stockholders have adopted the Merger Agreement and approved the Merger. Applicable provisions of Delaware law and certain securities regulations require us to provide you with information regarding the Merger even though your vote or consent is neither required nor requested to adopt the Merger Agreement or complete the Merger.

Q.	WHAT IS THE PROPOSED TRANSACTION?

A.	The proposed transaction is the acquisition of Deltek by Parent. The proposed transaction would be accomplished through a merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into Deltek, with Deltek as the surviving corporation. As a result of the Merger, Deltek will become a wholly-owned subsidiary of Parent and our Common Stock will cease to be listed on the NASDAQ Global Select Market and will no longer be publicly traded.

Q.	WHY DID THE BOARD OF DIRECTORS APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT?

A.	After careful consideration and evaluation of the Merger, and in consideration of, among other things, the opinion of Deltek’s financial advisor that the Merger Consideration to be paid to holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders (other than the Principal Stockholders) of shares of Common Stock, our Board of Directors approved, adopted and declared advisable the Merger Agreement and the Merger. To review our Board of Directors’ reasons for recommending and approving the Merger and the Merger Agreement, see “The Merger—Reasons for the Merger” on page 18 of this information statement.

Q.	IS THE APPROVAL OF STOCKHOLDERS NECESSARY TO ADOPT THE MERGER? WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?

A.	The Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock and by holders of a majority of the outstanding shares of our Class A Common Stock voting, or consenting in writing in lieu thereof, as separate classes. The requisite stockholder approval was obtained on September 7, 2012, the date by which the Principal Stockholders delivered or caused to be delivered to the Company written consents approving the Merger and adopting the Merger Agreement, in respect of more than 59% of our outstanding Common Stock and 100% of our outstanding Class A Common Stock. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.	IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES OF COMMON STOCK?

A.	In the Merger, each share of our Common Stock that is issued and outstanding will be converted into the right to receive $13.00 in cash, without interest and subject to any required withholding taxes, which we refer to as the Merger Consideration. As a result of the Merger, upon the surrender of your shares of Common Stock, you will receive a total amount equal to the product obtained by multiplying the Merger Consideration by the number of shares of our Common Stock that you own. In the event of a transfer of ownership of Common Stock that is not registered in the records of our transfer agent, the Merger Consideration for shares of our Common Stock may, subject to certain requirements, be paid to a person other than the person in whose name the Common Stock so surrendered is registered. See “The Merger—Conversion of Shares; Procedures for Exchange of Common Stock” on page 47 of this information statement.

Q:	WILL THE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF DELTEK’S RESULTS OF OPERATIONS IMPROVE OR IF THE PRICE OF DELTEK’S COMMON STOCK INCREASES ABOVE THE CURRENT MERGER CONSIDERATION?

A:	No. The Merger Consideration is fixed at $13.00 in cash per share, without interest and subject to any required withholding taxes. The Merger Agreement does not contain any provision that would adjust the Merger Consideration (in either direction) based on fluctuations in the price of Deltek’s Common Stock or based on the results of operations of Deltek prior to the consummation of the Merger.

Q.	IS THE MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

A.	Yes. Before completion of the Merger, Deltek, Parent and Merger Sub must fulfill or waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement—Conditions to the Merger” on page 56 of this information statement.

Q.	AM I ENTITLED TO APPRAISAL RIGHTS?

A.	Yes. Under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, stockholders who did not provide a consent are entitled to appraisal rights, in connection with the Merger so long as they take all the steps required to perfect their rights under Delaware law. See “The Merger—Appraisal Rights” on page 44 of this information statement.

Q.	WHAT HAPPENS IF A THIRD PARTY MAKES AN OFFER TO ACQUIRE DELTEK BEFORE THE MERGER IS COMPLETED?

A.

Our Board of Directors may, subject to certain requirements and rights of Parent, terminate the Merger Agreement before September 25, 2012 in order to enter into a superior acquisition agreement with a third party contemplating the acquisition of Deltek if our Board of Directors determines in good faith and after consultation with its financial and outside legal advisors that acquisition agreement, if consummated, would result in a transaction more favorable to Deltek stockholders from a financial point of view than the Merger, that the superior proposal is reasonably expected to be consummated, and that failure to accept the superior proposal would be reasonably likely to violate our Board of Directors’ fiduciary obligations. Our Board of Directors must notify Parent in writing, at least three business days before accepting such superior proposal. See “The Merger Agreement—Termination of the Merger Agreement”. In the event that our Board of Directors terminates the Merger Agreement to enter into a superior acquisition agreement with a third party, we will be obligated to pay Parent a termination fee of $32,100,000. See “The Merger Agreement—Termination Fees and Expenses” on page 59 of this information statement.

Q.	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A.	We expect the Merger to be completed in the fourth quarter of 2012, subject to certain government regulatory reviews and approvals; however, there can be no assurance that the Merger will be completed at that time, or at all.

Q.	SHOULD I SURRENDER MY SHARES OF COMMON STOCK NOW?

A.	No. After the Merger is completed, you will be sent detailed instructions for exchanging your shares of Common Stock for the Merger Consideration.

Q.	WILL I OWE TAXES AS A RESULT OF THE MERGER?

A.	The Merger generally will be a taxable transaction for U.S. holders of our Common Stock. As a result, assuming you are a U.S. holder, any gain you recognize as a result of the Merger will be subject to United States federal income tax and also may be taxed under applicable state, local or other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the Merger Consideration and (2) the adjusted tax basis of the shares of Common Stock you surrender in the Merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” on page 38 of this information statement for a more detailed explanation of the tax consequences of the Merger. You should consult your tax advisor on how specific tax consequences of the Merger apply to you.

Q.	WHERE CAN I FIND MORE INFORMATION ABOUT DELTEK?

A.	We file periodic reports and other information with the U.S. Securities and Exchange Commission, which we refer to as the “SEC”. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information” on page 72 of this information statement.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?

A.	If you have questions about the Merger after reading this information statement, please call the Office of the General Counsel, Deltek, Inc., at telephone number: (703) 885-9933.

SUMMARY

This following summary highlights selected information from this information statement. Because this summary may not contain all of the information that is important to you, you should carefully read this entire information statement and the other documents to which this information statement refers you for a more complete understanding of the Merger, including, in particular, the copy of the Merger Agreement, the Written Consent and Voting Agreement and the Fairness Opinion of Greenhill & Co., LLC that are attached to this information statement as Annexes A, B and C, respectively. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Unless we otherwise indicate or unless the context requires otherwise: all references in this information statement to “Company,” “Deltek,” “we,” “our” and “us” refer to Deltek, Inc., a Delaware corporation and, where appropriate, its subsidiaries; all references to “Parent” refer to Project Diamond Holdings Corporation, a Delaware corporation; all references to “Merger Sub” refer to Project Diamond Merger Corp., a Delaware corporation; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of August 26, 2012, by and among Parent, Merger Sub and the Company, as it may be amended from time to time, a copy of which is attached as Annex A to this information statement; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; all references to the “Merger Consideration” refers to the right to receive $13.00 in cash per share, without interest and subject to any required withholding taxes, contemplated to be received by the holders of our Common Stock pursuant to the Merger Agreement; all references to the “Board of Directors” refer to the Company’s Board of Directors; all references to “Common Stock” refer to the Company’s Common Stock, par value $0.001 per share; and all references to “Class A Common Stock” refer to the Company’s Class A Common Stock, par value $0.001 per share.

THE PROPOSED TRANSACTION

•	Pursuant to the Merger Agreement, Merger Sub will merge with and into Deltek, with Deltek continuing as the surviving corporation.

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Upon completion of the Merger, each issued and outstanding share of our Common Stock (other than shares of Common Stock (i) where the holder has chosen to exercise his, her or its appraisal rights, or (ii) owned by Deltek, Parent or Merger Sub or any other wholly-owned subsidiary of Parent) will automatically be cancelled and will cease to exist and will be converted into the right to receive $13.00 in cash, without interest.

•	As a result of the Merger, Deltek will cease to be an independent, publicly-traded company and will become a wholly-owned subsidiary of Parent.

THE PARTIES TO THE MERGER (SEE PAGE 10)

DELTEK (SEE PAGE 10)

Deltek, a Delaware corporation headquartered in Herndon, Virginia, is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering and construction firms, legal, accounting, marketing communications, consulting, research, non-profit and other project-focused services firms. Approximately 15,000 organizations and two million users across more than 80 countries around the world now utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

Our principal executive office is located at 2291 Wood Oak Drive, Herndon, Virginia 20171, and our telephone number is (703) 734-8606.

PARENT (SEE PAGE 10)

Project Diamond Holdings Corporation is a Delaware corporation formed by and is a controlled affiliate of Thoma Bravo Fund IX, L.P. and Thoma Bravo Fund X, L.P. Thoma Bravo is a leading private equity investment firm building on a 30-plus year history of providing equity and strategic support to experienced management teams and growing companies. The firm has continued to apply the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo invests across multiple industries, with a particular focus in enterprise and infrastructure software and financial and business services, and works in partnership with management to implement its operating and consolidation expertise to build long-term value. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has completed 54 add-on acquisitions across 23 platform companies with total annual earnings of approximately $1 billion.

The mailing address of Parent’s principal executive offices is 600 Montgomery Street, 32nd Floor, San Francisco, California 94111, and its telephone number is (415) 263-3660.

MERGER SUB (SEE PAGE 11)

Merger Sub is a Delaware corporation formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business to date, except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement.

The mailing address of Merger Sub’s principal executive offices is 600 Montgomery Street, 32nd Floor, San Francisco, California 94111, and its telephone number is (415) 263-3660.

WHAT YOU WILL BE ENTITLED TO RECEIVE UPON COMPLETION OF THE MERGER (SEE PAGE 50)

Upon completion of the Merger, each issued and outstanding share of our Common Stock will be converted into the right to receive $13.00 in cash per share, without interest and subject to any required withholding taxes, which we refer to as the Merger Consideration. As a result of the Merger, upon surrender of your Common Stock you will receive a total amount equal to the product obtained by multiplying the per share Merger Consideration by the number of shares of our Common Stock that you own. We expect the Merger to be completed in the fourth quarter of 2012, subject to certain government regulatory reviews and approvals; however, there can be no assurance that the Merger will be completed at that time, or at all.

RECORD DATE (SEE PAGE 19)

On August 26, 2012, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 68,619,076 shares of Common Stock and 100 shares of Class A Common Stock outstanding and entitled to vote.

As of September 7, 2012, the Company received written consents approving and adopting the Merger Agreement executed by the holders of the requisite number of shares of Common Stock and Class A Common Stock of the Company in accordance with Section 251 of the DGCL. September 7, 2012 is the date used for determining the stockholders entitled to receive notice of the action by written consent.

In addition, our Board of Directors has fixed September 11, 2012 as the record date for determining the stockholders entitled to receive notice of appraisal rights under Delaware law.

RECOMMENDATION OF OUR BOARD OF DIRECTORS (SEE PAGE 19)

After careful consideration, our Board of Directors:

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approved and adopted the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and all agreements and documents related thereto and contemplated thereby;

•	determined that the Merger Agreement is advisable, fair to, and in the best interests of our stockholders; and

•	recommended the approval and adoption of the Merger Agreement by our stockholders.

For a discussion of the material factors considered by our Board of Directors in reaching their conclusion, see “The Merger—Reasons for the Merger” on page 19 of this information statement.

OPINION OF DELTEK’S FINANCIAL ADVISOR (SEE PAGE 24)

On August 26, 2012, Greenhill & Co., LLC, which we refer to as Greenhill, delivered its oral opinion, which was subsequently confirmed in writing as of August 26, 2012, to the effect that, and based upon and subject to the factors and assumptions and limitations set forth therein, as of August 26, 2012, the per share Merger Consideration to be received by the holders of our Common Stock (other than Principal Stockholders) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

The full text of the written opinion of Greenhill, dated August 26, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this information statement. Greenhill provided its opinion for the information and assistance of our Board of Directors in connection with its consideration of the Merger. It does not constitute a recommendation to the members of the Board as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether stockholders of Deltek should approve or take any other action in respect of the Merger, including, but not limited to, exercise appraisal rights. You are urged to read the opinion in its entirety.

ADDITIONAL FINANCIAL ADVISOR (SEE PAGE 32)

Our Board of Directors also engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to act as a financial advisor to the Board of Directors with respect to the contemplated transaction. Deltek also requested Credit Suisse to make available to qualified potential purchasers a financing package which could be used to finance the transaction. Pursuant to an engagement letter between Credit Suisse and Deltek, Deltek has agreed to pay Credit Suisse a transaction fee of $4.0 million, all of which is payable upon consummation of the transaction.

FINANCING (SEE PAGE 34)

Deltek and Parent estimate that the total amount of funds necessary to complete the Merger and related transactions and pay related fees and expenses will be approximately $1,160.8 million. On August 26, 2012, Merger Sub entered into a debt commitment letter with Jefferies Finance LLC and Royal Bank of Canada, which provides for a fully committed first lien term loan facility of $425.0 million, a second lien term loan facility of $225.0 million and a $30.0 million revolving credit facility (of which no more than $20.0 million may be drawn at the closing of the Merger), subject to customary conditions, to fund the cash consideration for the Merger and related fees and costs. Parent also received equity commitment letters pursuant to which Thoma Bravo Fund IX, L.P., Thoma Bravo Fund X, L.P. and various co-investors committed to contribute cash in an aggregate amount equal to $454.0 million to Parent at or prior to the consummation of the Merger, subject to certain conditions. Parent has represented that, with the aggregate proceeds of this debt and equity financing, Parent and Merger Sub will have sufficient funds at and after the closing of the Merger to pay the Merger Consideration and all fees and expenses related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement. For a more complete description of Parent’s financing for the Merger, see the section entitled “The Merger—Financing of the Merger.”

THE WRITTEN CONSENT AND VOTING AGREEMENT (SEE PAGE 64)

Under Delaware law and Deltek’s bylaws, the adoption of the Merger Agreement by Deltek’s stockholders may be provided without a meeting by written consent of the stockholders holding a majority of the voting power of the outstanding shares of Common Stock and of the outstanding shares of Class A Common Stock, voting as separate classes. On August 26, 2012, the Principal Stockholders, which together owned, as of that date approximately 59.5% of the shares of Common Stock and 100% of the shares of Class A Common Stock entitled to vote on the adoption of the Merger Agreement, entered into a Written Consent and Voting Agreement with Parent and Deltek pursuant to which the Principal Stockholders agreed to take specified actions in furtherance of the Merger, including delivering to the Company written consent to the adoption of the Merger Agreement. A copy of the Written Consent and Voting Agreement is attached to this information statement as Annex B. As of September 7, 2012, the Company received written consents adopting the Merger Agreement and approving the transactions contemplated by the Merger Agreement, including the Merger from the holders of the requisite number of shares of Common Stock and Class A Common Stock of the Company in accordance with § 251 of the DGCL, and the approval of the Merger was effected as of that date. As a result, no other vote of any other Deltek stockholder is necessary to adopt the Merger Agreement, and your approval is not required and is not being requested. If the Merger Agreement is terminated in accordance with its terms, the Written Consent and Voting Agreement will automatically terminate.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to Deltek stockholders. Therefore, notwithstanding the execution and delivery of the written consents, the Merger will not occur until that time has elapsed. We expect the Merger to be completed in the fourth quarter 2012, subject to certain government regulatory reviews and approvals. However, there can be no assurance that the Merger will be completed at that time, or at all.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires notice of the action be provided to those stockholders who did not vote. This information statement and the notice attached hereto shall constitute notice to you of action by written consent as required by Section 228(e) of the DGCL.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 40)

Some of our executive officers and the members of our Board of Directors have interests in the Merger that are different from, or in addition to, the interests of Deltek and our stockholders generally. The members of our Board of Directors were aware of these interests and considered them at the time they approved the Merger Agreement.

These interests include:

•	enhanced severance payments and benefits that may be due to our officers in the event of a termination of employment upon the occurrence of or following the Merger;

•	the accelerated vesting of options to acquire our Common Stock and restricted shares of Common Stock held by directors and executive officers upon the occurrence of the Merger;

•	payment of transaction bonuses to certain of our executive officers upon the completion of the Merger;

•	a fee to be paid to New Mountain Capital, LLC; and

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the right to continued indemnification and directors’ and officers’ liability insurance for our directors and officers by the surviving corporation for events occurring prior to the time of the Merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS (SEE PAGE 39)

The Merger generally will be a taxable transaction to U.S. holders of our Common Stock. For U.S. federal income tax purposes, each of our stockholders who are U.S. holders generally will recognize taxable gain or loss as a result of the Merger measured, on a block by block basis, by the difference, if any, between the aggregate Merger Consideration received and the aggregate adjusted tax basis in that block of shares. That gain or loss will be a capital gain or loss if the shares are held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the shares have been held for more than one year at the time of the completion of the Merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger.

THE MERGER AGREEMENT

TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK AWARDS (SEE PAGE 51)

At the effective time of the Merger, each option outstanding immediately prior to the Merger under any Company stock option or equity incentive plan, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of Common Stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option.

At the effective time of the Merger, each restricted stock award granted by the Company under any Company equity incentive plan which is outstanding shall vest and become free of such restrictions as of the effective time of the Merger and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.

CONDITIONS TO THE MERGER (SEE PAGE 57)

As more fully described in this information statement and the Merger Agreement, the completion of the Merger depends on the satisfaction or waiver of a number of conditions. If these conditions are not satisfied or waived, the Merger will not be completed.

NO SOLICITATION OF OTHER OFFERS (SEE PAGE 59)

The Merger Agreement provides that (i) Deltek and its subsidiaries shall, and shall cause each of their respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”), to, immediately cease any discussions or negotiations with any persons that may be ongoing as of the date of the Merger Agreement with respect to an acquisition proposal, (ii) neither the Company nor any of its subsidiaries shall, nor shall the Company or any of its subsidiaries authorize or permit any of its or their respective Representatives to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any acquisition proposal, (B) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, any third party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an acquisition proposal, (C) grant any waiver, amendment or release under any standstill or confidentiality agreement or takeover statute, or (D) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an acquisition proposal or any proposal or offer that is intended to lead to an acquisition proposal or requires the Company to abandon the Merger Agreement and (iii) neither the Board of Directors nor any committee thereof shall (A) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal, (B) fail to publicly recommend against any acquisition proposal to the extent the acquisition proposal remains outstanding, or (C) fail to recommend against any acquisition proposal subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act within ten business days after the commencement of such acquisition proposal.

If on or prior to 5:00 p.m. New York City time on September 15, 2012, the Company or any of its Representatives has received a bona fide written acquisition proposal from an unaffiliated third party, which was not initiated or solicited in breach of the non-solicitation covenant, then, on or prior to 11:59 p.m. New York City time on September 25, 2012, the Company, directly or indirectly through its Representatives, may (i) engage in negotiations or discussions with such third party and its Representatives and (ii) furnish to such third party or its Representatives non-public information relating to the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement, provided that the Company shall make available to Parent any material non-public information relating to the Company or its subsidiaries that is made available to such third party which was not previously made available to Parent prior to or substantially concurrently with the time it is made available to such third party; provided, however, that prior to taking any such action, (A) the Board of Directors shall determine in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary duties to the holders of the Company’s capital stock under applicable law and (B) the Board of Directors shall determine in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal.

Deltek must promptly notify Parent (and, in any event, within 48 hours), if it receives any acquisition proposals.

A “superior proposal” is a proposal to acquire 50% or more of the voting securities or assets of Deltek and that the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably expected to be consummated (taking into account all legal, financial and regulatory aspects of the proposal) and, if consummated, would result in a transaction more favorable to Deltek’s stockholders from a financial point of view than the Merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 60)

The Merger Agreement may be terminated at any time prior to the completion of the Merger:

•	by mutual written consent of Deltek and Parent;

•	by either Deltek or Parent:

•

if the Merger is not completed on or before December 24, 2012, except that this right is not available to either party if its failure to fulfill any obligation under the Merger Agreement was the primary cause of, or resulted in, the failure to complete the Merger by such date; or

•

if any U.S. federal or state court issues or enters a permanent injunction or other order, that prevents or prohibits consummation of the Merger and the injunction or order has become final and non-appealable, except that this right is not available to either party if its failure to fulfill any obligation under the Merger Agreement was the primary cause of, or resulted in, such action; or

•	by Parent:

•

if (i) we breach or fail to perform any of our representations, warranties, covenants or obligations under the Merger Agreement, such that the conditions set forth under “The Merger Agreement—Conditions to the Merger—Conditions to Parent’s and Merger Sub’s Obligations” are not capable of being satisfied by December 24, 2012 (provided that Parent or Merger Sub is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement) and (ii) Parent has given us written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice; or

•	if there is an adverse recommendation change; or

•	if we knowingly and willfully breached any of our non-solicitation obligations under the Merger Agreement; or

•	if our Board of Directors publicly withdraws its approval of the Merger or the Merger Agreement; or

•	if we intentionally breach any of our obligations under the Merger Agreement relating to this information statement; or

•	by Deltek:

•

on or prior to September 25, 2012, if we terminate the Merger Agreement in order to enter into a definitive agreement for a superior proposal, provided that the superior proposal did not result from a breach of our non-solicitation obligations; or

•

if (i) Parent or Merger Sub breaches or fails to perform any of their representations, warranties, covenants or obligations contained in the Merger Agreement, such that any condition set forth under “The Merger Agreement—Conditions to the Merger—Conditions to Deltek’s Obligations” is not capable of being satisfied prior to or as of December 24, 2012 (provided that we are not then in material breach of any representation, warranty or covenant contained in the Merger Agreement) and (ii) we have given Parent written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice; or

•

if (i) the joint written consent, no injunction, HSR, and information statement closing conditions, and the conditions to obligations of Parent and Merger Sub (other than conditions that by their nature are to be satisfied at the closing) have been satisfied, (ii) we have irrevocably confirmed by written notice to Parent that the conditions to obligations of the Company (other than conditions that by their nature are to be satisfied at the closing) have been satisfied or that it is willing to waive any unsatisfied condition, and (iii) the Merger shall not have been consummated within ten (10) business days after the delivery of such notice.

TERMINATION FEES (SEE PAGE 61)

In certain circumstances, the Board of Directors has the right to terminate the Merger Agreement in order to enter into a definitive agreement relating to a superior proposal, as further described in “The Merger Agreement—Termination of the Merger Agreement.” In that event and in certain other specified circumstances, the Merger Agreement provides that we must pay Parent a termination fee of $32,100,000. See “The Merger Agreement—Termination Fees and Expenses.”

REVERSE TERMINATION FEES (SEE PAGE 62)

In certain circumstances, Parent has the right to terminate the Merger Agreement, as further described in “The Merger Agreement—Termination of the Merger Agreement.” In that event and in certain other specified circumstances, the Merger Agreement provides that Parent must pay the Company a reverse termination fee of $59,600,000. See “The Merger Agreement—Termination Fees and Expenses.”

APPRAISAL RIGHTS (SEE PAGE 45)

Stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our Common Stock determined in accordance with Delaware law, if such rights are properly perfected. The fair value of shares of our Common Stock as determined in accordance with Delaware law may be more or less than the per share Merger Consideration to be paid to stockholders who choose not to exercise their appraisal rights. To preserve their rights, stockholders who wish to exercise appraisal rights must precisely follow specific procedures. These procedures are described in this information statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D to this information statement. We encourage you to read these provisions carefully and in their entirety.

REGULATORY APPROVALS (SEE PAGE 48)

The Hart-Scott-Rodino Act provides that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On August 31, 2012, Deltek and Parent each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at 11:59 p.m. on October 1, 2012.

Under the Merger Agreement, both Deltek and Parent have agreed to use their reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity in connection with the execution of the Merger Agreement and completion of the Merger. Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the expiration of 20 days from the dissemination of this information statement to Deltek’s stockholders and the filing of a certificate of merger in Delaware at or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger or the other transactions contemplated by the Merger Agreement.

MARKET PRICE OF DELTEK COMMON STOCK (SEE PAGE 66)

Our Common Stock is listed on the NASDAQ Global Select Market under the trading symbol “PROJ.” The closing sale price of our Common Stock on the NASDAQ Global Select Market on August 24, 2012, the last trading day prior to the announcement of the Merger, was $14.01 per share. The $13.00 cash consideration to be paid for each share of our Common Stock in the Merger represents an approximately 7.2% discount from the closing sale price of our Common Stock on August 24, 2012. On September 11, 2012, the last trading day before the date of this information statement, the closing sale price of our Common Stock on the NASDAQ Global Select Market was $13.05 per share.

LITIGATION RELATED TO THE MERGER (SEE PAGE 49)

On August 31, 2012, a putative class action lawsuit, entitled Bushansky v. Deltek, Inc. et al., Case No. 7827-12-VCP, was filed against the Company, the Board of Directors, Thoma Bravo, L.L.C., Parent, and Merger

Sub in the Court of Chancery of the State of Delaware, New Castle County. The complaint purports to be brought on behalf of all the Company’s stockholders (excluding the defendants, their affiliates, and immediate family members). The complaint alleges that the Merger Consideration is inadequate, that Board of Directors breached their fiduciary obligations to the Company’s stockholders in approving the Merger Agreement and related agreements, and that the other named defendants aided and abetted the breach of those duties. The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the Merger, unspecified compensatory damages, and attorneys’ fees and expenses. All defendants intend to vigorously defend against this action.

THE PARTIES TO THE MERGER

DELTEK

Deltek, Inc. is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering and construction firms, legal, accounting, marketing communications, consulting, research, non-profit and other project-focused services firms. Approximately 15,000 organizations and two million users across more than 80 countries around the world now utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

Our solutions portfolio, which includes solutions that we offer on a perpetual, term or software-as-a-service basis, includes:

•	Comprehensive, integrated financial management solutions that deliver project control, financial processing and accounting functions;

•	Business applications that enable employees across project-focused organizations to more effectively manage, measure and streamline business processes;

•

Integrated program management solutions that allow customers to plan and manage project costs and schedules, measure earned value, evaluate, select and prioritize projects based on strategic business objectives, and facilitate compliance with regulatory reporting requirements; and

•

Business development and opportunity intelligence information and customer relationship management solutions that help customers identify new opportunities, build stronger business relationships and manage their business development and capture management processes.

For a more detailed description of our business, please see Item 1 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, attached as Annex E to this information statement.

The Company was founded in 1983 and was reincorporated as a Delaware corporation on April 10, 2007. Our principal executive office is located at 2291 Wood Oak Drive, Herndon, Virginia 20171, and our telephone number is (703)  734-8606.

PARENT

Project Diamond Holdings Corporation is a Delaware corporation formed by, and is a controlled affiliate of, Thoma Bravo. Thoma Bravo is a leading private equity investment firm building on a 30 plus year history of providing equity and strategic support to experienced management teams and growing companies. The firm has continued to apply the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo invests across multiple industries, with a particular focus in enterprise and infrastructure software and financial and business services, and works in partnership with management to implement its operating and consolidation expertise to build long-term value. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has completed 54 add-on acquisitions across 23 platform companies with total annual earnings of approximately $1 billion.

The mailing address of Parent’s principal executive offices is 600 Montgomery Street, 32nd Floor, San Francisco, California 94111, and its telephone number is (415) 263-3660.

MERGER SUB

Project Diamond Merger Corp. is a Delaware corporation formed for the sole purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Merger Sub will merge with and into the Company, and Merger Sub will cease to exist and the Company will continue as the surviving corporation, under the name “Deltek, Inc.”

The mailing address of Merger Sub’s principal executive offices is 600 Montgomery Street, 32nd Floor, San Francisco, California 94111, and its telephone number is (415) 263-3660.

THE MERGER

BACKGROUND

As part of the Company’s ongoing evaluation of its business, our Board of Directors meets periodically to discuss and review the future direction of the Company in light of its operational and financial performance, developments in its industry and the competitive markets in which the Company operates.

In the fourth quarter of 2011, the Board of Directors began to explore the possible sale of the Company. On January 20, 2012, representatives from Greenhill & Co., LLC (“Greenhill”) met with Alok Singh (the Lead Director of the Company’s Board of Directors) and Jack Qian and Teresa Teodori from New Mountain Capital, LLC (“New Mountain Capital”) (see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 85) to discuss the possibility of Greenhill being retained to advise the Company regarding a potential sale of the Company. Following this presentation, Kevin Parker, the Company’s Chairman, President and Chief Executive Officer, and representatives from New Mountain Capital, including Alok Singh, met with Greenhill on January 30, 2012 to discuss a potential sale process and timing considerations. On February 10, 2012, members of the Greenhill team traveled to Herndon, Virginia to meet with Company’s management for a further working session.

On March 26, 2012, the Board of Directors held a meeting to discuss a possible sale of the Company. Representatives of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), which is Company counsel, reviewed with the members of Board their fiduciary duties in the context of evaluating a potential sale of the Company. Representatives of Greenhill reviewed with the Board their team and its credentials, experience, approach, and lack of any conflict of interests. In addition, the Greenhill representatives provided the Board with their preliminary views regarding 17 potential “financial” (private equity investment firms that engage in leveraged buyout transactions) and “strategic” (companies that acquire companies that will create synergies with their existing businesses) parties identified by Greenhill as potential parties to contact regarding a potential sale transaction. The Board discussed in executive session retaining Greenhill as the Board’s financial advisor and discussed the possibility of also engaging Credit Suisse Securities (USA), LLC (“Credit Suisse”), to offer “stapled financing” to potential bidders as a financing alternative. As the Company’s lender, Credit Suisse was viewed as knowledgeable and experienced in respect to the financial condition and capacity of the Company and had the capacity to provide the stapled financing by itself. The Board then determined to pursue a possible sale and to engage Greenhill and Credit Suisse as financial advisors to the Company in connection with that assessment. The Company entered into engagement letters with Greenhill and Credit Suisse, respectively, on April 3, 2012 and June 15, 2012.

On April 23, 2012, the Board of Directors met to receive a process update and to consider a possible spinoff in addition to the potential sale of the Company. Representatives of Greenhill reviewed progress in working with management toward a late-April launch of a process to achieve a potential sale, its meetings with Credit Suisse in respect to financial modeling and the contemplated terms of a stapled financing package, and the factors favoring a sale. The Board members and representatives from Greenhill discussed valuation information and related analyses. Furthermore, Greenhill representatives reviewed with the Board the potential sale process calendar, and its proposed plans to meet with 19 financial sponsors and strategic investors in the coming weeks as an integral part of the sale process. Greenhill also reviewed the potential reasoning for a financial or strategic bidder’s interest in acquiring the Company. The Board then considered the subject of a potential spinoff of a social enterprise software project in addition to a Company sale. Following a management presentation of the various alternatives and related advice from Greenhill representatives, the Board declined to move forward with the potential spinoff after discussion.

On April 27, 2012, representatives of Greenhill contacted six potential strategic bidders. Between April 30, 2012 and May 1, 2012, representatives of Greenhill contacted 14 potential financial sponsors. Following these initial contacts, Greenhill sent non-confidential marketing materials, including a Company briefing, public information book and a form confidentiality agreement, to interested parties.

On May 7, 2012, Mr. Parker and Michael Corkery, Chief Financial Officer and Executive Vice President of the Company, and representatives from Greenhill met with Strategic Party A to present and discuss the comprehensive overview and the supplemental financial information that had been provided. Between May 16 and May 21, 2012, the Company and Greenhill met in person with eight separate parties (including Thoma Bravo), either in person or by telephone to present and discuss the comprehensive overview and the supplemental financial information that had been provided. Strategic Party A officially withdrew from the sale process on May 21, 2012.

Later on May 21, 2012, Greenhill distributed bid process letters to 12 potential bidders requesting a response on June 6, 2012. On May 22, 2012, Greenhill distributed a stapled financing package from Credit Suisse to the 12 potential bidders that received bid process letters.

On May 23, 2012, the Board of Directors met to discuss the status of the sale process. Greenhill representatives reported:

•	initial contacts had been made with 21 potential bidders, which were composed of 15 financial sponsors and six strategic bidders;

•	the subsequent execution of 13 confidentiality agreements; and

•

15 first round meetings with potential bidders (including two strategic bidders that had not executed confidentiality agreements), ten of which had been completed (and five of which were to occur within the next two weeks) since the beginning of the sale process.

The Board was also briefed by Greenhill representatives as to the status and indicative terms of the Credit Suisse stapled financing package and the contemplated schedule of the sale process going forward.

On May 24, 2012, Mr. Parker and Mr. Corkery held a telephonic meeting with Strategic Party B, a potential strategic bidder, to review and discuss a presentation that was similar in form to the confidential presentation distributed to the other parties on a confidential basis but contained only public information. On May 31, 2012, Mr. Parker, together with another member of the Board, met with Strategic Party C to present an overview of the Company and its business. Neither potential bidder had executed a confidentiality agreement, but both indicated a strong desire to learn more about the Company. Subsequently Strategic Party B told Company management that it was no longer interested in a potential acquisition transaction but would be interested in pursuing various business development opportunities with the Company.

The Company received six initial indications on June 6, 2012, all from financial sponsors. In connection with this receipt of initial indications, the Board of Directors and its financial and legal advisors met on June 8, 2012. Greenhill representatives discussed with the Board a sale process update and analyzed the results of the six initial submissions. The initial proposals ranged from a low of $11.00 per share to a high of $14.50 per share from Thoma Bravo. Greenhill representatives also reported the decisions of the remaining strategic parties not to bid or, in the case of one party, which we refer to as Strategic Party C, to delay submitting an initial indication of interest. Strategic Party C had not executed a confidentiality agreement but stated it remained interested. Following the discussion, Greenhill was instructed by the Board to continue to engage actively with Strategic Party C as a potential bidder. Greenhill reported that those parties that declined to submit an initial indication of interest expressed concerns as to smaller future Federal government spending and its impact on the Company’s customers and the Company’s future organic growth, current trading multiples of the Company’s stock, a desire to avoid competitive sale processes, and, in the case of strategic parties, whether the Company’s business fit with their strategic objectives. After discussing the initial indications of interest, the Board agreed to eliminate one potential bidder due to its low bid and, based on that bidder’s communication with Greenhill, a lack of any reasonable expectation of a higher bid. All bidders moving on in the sale process had submitted initial proposals ranging from $12.00 per share to $14.50 per share, except that the Board determined to let one additional bidder (Financial Sponsor A) have a management presentation, with the clear expectation that it would need to come back with a materially higher offer or it would be eliminated from the sale process.

On June 11, 2012, Mr. Singh, Mr. Parker and representatives of Greenhill held a telephonic meeting with Holden Spaht and Orlando Bravo, both managing directors of Thoma Bravo. Mr. Bravo and Mr. Spaht each indicated that Thoma Bravo was seriously interested in and financially capable of acquiring the Company. As this date was the last day before Deltek broadly disseminated information on the sale process to interested parties and their respective advisors on a confidential basis, this day was considered the last “unaffected” date for the price of our Common Stock.

On June 12, 2012, Greenhill contacted the remaining five parties to inform them that they would be permitted to contact potential financing sources and their own teams of advisors (including bankers, accountants and consultants), subject to compliance with the confidentiality agreements.

On June 13, 2012, the Company invited the four second round bidders and Financial Sponsor A (with the understanding that Financial Sponsor A would need to indicate that they would be able to raise their bid relatively soon in order to continue in the process) to conduct extensive due diligence, including access to an electronic data room containing due diligence materials. From that date through July 31, 2012, members of the Company’s management and representatives from Greenhill responded to various due diligence inquiries from the bidders, their advisors and potential financing sources, including holding numerous business and functional due diligence calls, management meetings and other meetings.

On June 15, 2012, a new, interested financial sponsor, Financial Sponsor B, made an unsolicited call to a representative from Greenhill to express interest in purchasing the Company. Greenhill informed Financial Sponsor B that the Company had received initial submissions but that second round meetings had not yet occurred, which allowed Financial Sponsor B sufficient time to catch up to the other bidders in the process. After executing a confidentiality agreement with the Company on June 15, 2012, Financial Sponsor B commenced an expedited due diligence review.

On June 26, 2012, Michael Krone, Senior Vice President and Controller of the Company, the Company’s accounting representative, Deloitte, Touche, Tohmatsu Limited, and accounting representatives of Thoma Bravo from Ernst & Young Global, Limited, held a meeting to conduct due diligence related to the Company’s accounting practices. Later that day, Mr. Schwiesow from the Company and attorneys from Fried Frank held a legal due diligence call with the legal advisors to Thoma Bravo (Kirkland & Ellis LLP (“Kirkland”)). Later on June 26, 2012, Financial Sponsor B submitted an initial proposal of $13.00 per share.

The Company management held an in-person diligence session with Thoma Bravo on July 10, 2012, followed by an all-day second round management meeting with Thoma Bravo in Herndon, Virginia on July 11, 2012.

On July 12 through 13, 2012, Mr. Krone, Mr. Corkery and the Company’s auditors held accounting and business due diligence meetings, as well as a second round management meeting, with Financial Sponsor C.

On July 16, 2012, the Board of Directors met to discuss the progress of the sale process and the potential merger agreement. Representatives from Greenhill and Fried Frank participated. At the meeting, Greenhill representatives reported that, since the sale process began, 22 parties had been contacted, 20 confidentiality agreements had been sent, 15 confidentiality agreements had been executed, first round meetings had been held with 16 parties, 7 parties (all financial sponsors) had submitted bids (including the new entrant on June 15 – Financial Sponsor B), second round meetings had been held with 6 parties (including Financial Sponsor B), and due diligence responses and other information were being provided. Strategic Party C dropped out of the sale process, Greenhill representatives advised, due to its own current strategic planning priorities. The Board of Directors was updated on recent meetings, including the status of the recent bid (Financial Sponsor B) and reviewed the sale process calendar. Company management also provided the Board of Directors with updates on discussions with the potential bidders. Fried Frank discussed with the Board the principal terms and conditions of the draft forms of merger agreement and voting agreement and responded to questions from members of the

Board of Directors. After discussion, the Board of Directors approved the distribution by Greenhill and the Company’s management of the draft agreements to the potential bidders.

On July 17 and July 18, 2012, the Company held a call with Thoma Bravo to discuss tax due diligence and separately held a second round management meeting with Financial Sponsor B.

On the afternoon of July 18, 2012, an article was published online in The Wall Street Journal stating that the Company had hired Greenhill and had put itself up for sale in an auction. In after market trading on July 18 and in trading on July 19, the trading price of the Common Stock increased to a high of $14.99 per share, an approximate 21.5% premium to the closing price per share of $12.32 on July 17, 2012, the last trading day before rumors of a potential sale were reported by the news media.

Between July 18 and July 30, 2012, 10 parties contacted Greenhill as a result of the above article to express interest in the Company’s possible sale process. Two of the ten parties were not buyers. One party was not pursued due to its track record of seeking low valuation opportunities. A fourth party was a strategic party (Strategic Party D) and, on July 26, executed a confidentiality agreement and received an information package that day. In discussions involving representatives of the Company, the Board of Directors and Greenhill, it was determined not to pursue the remaining six parties in part due to the preliminary nature of their inquiries and their lack of any meaningful acquisition history of ERP software application companies, and after weighing the low likelihood that the remainder would make a meaningful and timely offer against the material risk that the advanced stage of the ongoing sale process could be seriously disrupted with the possible negative impact on the ability to work with the existing bidders due to time constraints. At the same time, there continued to be an active sale process with the current bidders (separate and apart from Strategic Party D). The subject of the inquiries was reviewed by the Board of Directors at its August 7, 2012 meeting.

On July 24, 2012, Mr. Corkery held a call with Thoma Bravo to discuss the Company’s second quarter earnings. On July 26, 2012, Greenhill distributed a confidential information packet to Strategic Party D. Later on July 26, Company management hosted a follow-up call on tax diligence with Thoma Bravo. On July 30, 2012, Company management and representatives from Greenhill hosted a meeting with Thoma Bravo to discuss the Company’s operating plan, organizational structure, first-half financial and operating update, financial projections, strategic plan, and contemplated future acquisitions.

Between July 31 and August 3, 2012, Financial Sponsor A withdrew due to its inability to increase its initial offer and its perceived low-likelihood of being competitive on price, Strategic Party D withdrew from the sale process due to competing internal strategic priorities, and Financial Sponsor B withdrew, noting, among other things, its concerns related to the potential for declining Federal government spending and its possible impact on the Company.

Later on August 3, Greenhill distributed bid packages to the remaining four bidders, which included a bid process letter, a draft merger agreement with accompanying disclosure schedules, and a draft voting agreement. The bid process letter instructed each potential bidder to submit a firm and binding proposal on August 20, 2012 to acquire the Company and specified the key elements to be included in a submitted proposal.

From August 3 through August 19, 2012, members of the Company’s management and representatives from Greenhill participated in various calls with, and responded to business and functional diligence inquiries from, Financial Sponsor C, Financial Sponsor D, Financial Sponsor E and Thoma Bravo, and their respective advisors and financing sources.

On August 7, 2012, the Board of Directors met to discuss with management, Greenhill and Fried Frank the progress of the sale process and the potential impact on the sale process of the July 18 online Wall Street Journal article. The Board of Directors considered each of the 10 parties that had contacted Greenhill to date as a result of the July 18 article. Of the 10 parties, one was included in the sale process (Strategic Party D) due to its potential as a strategic party with a variety of information technology offerings for both large and small enterprises and a strong position in cloud computing. Two were not buyers, and one financial sponsor was known only to pay a low value and was excluded for that reason. The Board further weighed a variety of factors, including the low likelihood that any of the other parties would be able to make a meaningful offer in light of the fact that these were financial sponsors lacking industry experience, the length of time these parties would require to educate themselves and to organize financing, and the strong possibility of disrupting the advanced sale process due to the negative impact on discussions with existing bidders as a result of time constraints and the potential for losing the existing bidders. In addition, Greenhill also discussed with the Board the current bidders’ level of interest and activity, including their ongoing due diligence efforts, from which it appeared that there was continued meaningful interest by the current bidders in pursuing a potential transaction with the Company. The Board reviewed with its legal advisors that it had discussed the need for a post-signing market check and had incorporated that approach in the form of merger agreement sent to bidders. After discussion, the Board of Directors decided no further action should be taken to invite the remaining parties into the sale process.

Later in the day after the Board meeting on August 7, 2012, Greenhill held a conference call with representatives of Financial Sponsor D during which Financial Sponsor D noted that while their interest in owning the business remained strong, they were finding it difficult to support a sufficiently optimistic growth rate for product bookings in the face of potential Federal budget cuts in the United States and the ongoing adverse business and financial uncertainties in Europe. Financial Sponsor D noted its willingness to continue its due diligence efforts if the Company would consider an offer below Financial Sponsor D’s initial indication of interest submitted on June 6. Greenhill advised Financial Sponsor D that based on continuing discussions with other bidders, it appeared unlikely that Financial Sponsor D’s lower price would be attractive to the Company. Greenhill and Financial Sponsor D agreed to remain in touch, given Financial Sponsor D’s continuing strong interest in the Company.

On August 8, 2012, Financial Sponsor F, a financial sponsor, contacted Greenhill to express interest in the Company. The Company discussed with its financial advisor the merits of allowing Financial Sponsor F to join the sale process and decided that Financial Sponsor F was unlikely to make a meaningful offer. Also, given the length of time this party would require to educate itself and to organize financing, and the strong possibility of disrupting the advanced stage of the current sale process and the potential for losing the existing bidders, no further action was taken.

On August 10, 2012, the Board’s Compensation Committee met to discuss the possibility of a transaction bonus plan, its possible terms and conditions, timing in respect to the Company’s ongoing sale process and tax implications. Fried Frank was present as counsel. No decision was reached.

On August 14, 2012, Greenhill was informed by Financial Sponsor E that, while it remained strong supporters of management and the Company, given where the Company’s Common Stock was trading and its expectations regarding the price at which a deal would be struck, it did not believe it could be competitive on price and was not in a position to provide a constructive bid on August 20.

In early and mid August, Fried Frank held calls with Thoma Bravo’s legal advisors to respond to deal structure and other related questions.

On August 16, 2012, Mr. Parker presented an overview of the Company to Thoma Bravo’s Investment Committee.

On August 19, 2012, representatives of Greenhill held a call with Financial Sponsor C. Financial Sponsor C stated that after further discussions with its investment committee, it had decided not to submit a final, fully documented bid, but instead requested that Greenhill contact them should an opportunity to make a successful bid arise. Financial Sponsor C noted its continuing strong interest in the Company, though it remained concerned about the potential for deep cuts in the Federal budget and uncertainty around which Federal government programs may be most affected.

On the evening of August 20, 2012, Thoma Bravo delivered its final proposal to acquire the Company. It proposed to pay $13.00 per fully diluted share of Common Stock in cash. It proposed to finance the consideration with a combination of Thoma Bravo equity and equity from its co-investors and committed debt financing from Jefferies & Company. Thoma Bravo also stated that its proposal was not contingent upon business, legal, accounting, tax and other due diligence. Accompanying the proposal from Thoma Bravo were a mark up of the form merger agreement and the form voting agreement and an equity commitment letter, along with a debt commitment letter from Jefferies Finance L.L.C. Kirkland subsequently provided a form of limited guaranty to Fried Frank.

The Company’s management, members of the Board, and the Company’s financial and legal advisors reviewed the Thoma Bravo materials during August 20 and August 21, 2012 and identified a number of critical concerns with the Thoma Bravo documents and its bid generally. On August 21, 2012, Greenhill contacted Thoma Bravo and highlighted the Company’s concerns with respect to the term “material adverse effect,” the approach taken in the draft merger agreement’s representations, warranties, and covenants, the importance of an effective post-signing market check, the need to negotiate the termination and reverse termination fees, Thoma Bravo’s remedies approach, the ability to enforce investors’ and lenders’ obligations to fund, and the voting agreement. Greenhill also requested a 5%, or 65 cents, per share price increase in exchange for a commitment from the Company to rapidly conclude negotiations with Thoma Bravo.

On August 22, 2012, Fried Frank had a conference call with Kirkland during which Fried Frank reviewed select issues raised in Thoma Bravo’s draft merger agreement, voting agreement, and other documents. Fried Frank outlined possible approaches as to certain issues. Following the conference call, Fried Frank provided a revised merger agreement, voting agreement, equity commitment letter, and debt commitment letter to Kirkland. On the same day, Thoma Bravo called Greenhill to express its strong interest in completing the transaction immediately. Thoma Bravo, however, responded that its offer of $13.00 per share was final and it had no further room to increase price.

On August 23, 2012, the Board of Directors met. Greenhill updated the Board as to the Thoma Bravo proposal and the sale process through the prior evening. Greenhill reviewed its valuation analysis in the context of the Thoma Bravo August 20 proposal. Fried Frank and Potter Anderson, the Company’s other legal advisor, reviewed the Board’s fiduciary duties in the same context. Later that day, the Board held a meeting at which Fried Frank and Potter Anderson discussed the terms and conditions of the various Thoma Bravo documents and the key open issues in respect to such materials.

During the latter part of August 23, 2012, the legal counsel for each of the Company and Thoma Bravo communicated in order to discuss and attempt to resolve open issues. Thoma Bravo called Greenhill to seek a commitment from the Board that it would seek to complete negotiations with Thoma Bravo at the offer price of $13.00 per share. Greenhill informed Thoma Bravo that, due to Thoma Bravo’s unwillingness to increase its price, the Board was not prepared to agree to a price but had directed Fried Frank to continue negotiations with Thoma Bravo’s counsel on the various contractual documents. After further discussions, Thoma Bravo agreed to direct its counsel to continue legal discussions for another day with Fried Frank.

On the morning of August 24, 2012, the Board’s Compensation Committee met to continue its discussion of a possible transaction bonus plan. Fried Frank was present as counsel. The Committee discussed the terms and conditions of the plan and considered certain information and advice. The Committee adopted the Transaction Bonus Plan and recommended it to the Board. The Plan’s approval was subject to approval by the Board, execution of the contemplated merger agreement, and the approval of the contemplated agreement by a majority of the Company’s stockholders.

During that morning, Thoma Bravo reiterated it was not willing to increase its offer price, but would be prepared to concede other open points in the negotiation, including the amounts of termination and reverse termination fees.

Later that morning, the Board of Directors met with its financial advisors and with Fried Frank and Potter Anderson and was briefed as to the resolution of certain key issues and the status of other key issues.

Later that evening, Greenhill called Thoma Bravo to explain the Company’s position on the non-solicitation and post-signing market check provisions, and the termination and reverse termination fees and to request a price increase of 15 cents per share.

During the course of August 24 and 25, 2012, Fried Frank and Kirkland representatives met several times and negotiated the various transactional documents. During the course of these negotiations, they reached tentative agreement on the remaining open key terms subject to discussion with their respective clients.

On August 25, 2012, Thoma Bravo called Greenhill to report that it would not increase its price offer, but was prepared to concede on the termination and reverse termination fees as well as the non-solicitation and post-signing market check provisions.

On August 26, 2012, the Board met to discuss the Merger and the related transactional documents and the proposed resolution of open key terms. Greenhill discussed the economic and other terms of Thoma Bravo’s final proposal as negotiated, reviewed its financial advice and supporting analyses, and then delivered its oral opinion, which was confirmed in writing shortly thereafter, that, subject to the limitations and assumptions set forth in Greenhill’s opinion, the per share cash Merger Consideration to be received by the Company’s stockholders (other than the Principal Stockholders) was fair, from a financial point of view, to such stockholders. The full text of Greenhill’s written opinion is attached as Annex C to this information statement. Fried Frank and Potter Anderson reviewed the proposed final key terms and conditions of the transactional documents and reviewed the Board’s fiduciary duties under Delaware law. In addition, in executive session, the Board and Fried Frank reviewed the terms of the Transactional Bonus Plan. At that point, the full Board resumed its meeting. After deliberation, the members of the Board unanimously voted to approve the Merger and Merger Agreement, the Voting Agreement, and other transactional documents and the transactions contemplated thereby. In addition, with Mr. Parker abstaining, all of the other members of the Board approved the Transaction Bonus Plan.

Following approval of the Merger Agreement, the Company, Parent, and Merger Sub executed and delivered the Merger Agreement and other related transactional documents were executed at the same time. The Principal Stockholders delivered a written consent approving and adopting the Merger, the Merger Agreement, and the other transactional documents and transactions contemplated thereby, shortly after the Merger Agreement was executed. The Merger was announced publicly prior to the opening of the financial markets in New York City on August 27, 2012.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENT

Under Section 251 of the DGCL, the approval of Deltek’s Board of Directors and the affirmative vote of a majority of Deltek’s Common Stock and a majority of Deltek’s Class A Common Stock outstanding and entitled to vote separately as a single class are required to approve and adopt the Merger Agreement and the Merger. Deltek’s Board of Directors has previously approved the Merger Agreement and the Merger.

Under Delaware law and Deltek’s bylaws, the approval of Deltek’s stockholders may be provided by written consent of the stockholders holding a majority of the voting power of the outstanding shares of Common Stock and Class A Common Stock. On August 26, 2012, the Principal Stockholders, which collectively owned on such date, shares of Common Stock representing approximately 59.5% of the total number of shares of Common Stock outstanding and entitled to vote on the adoption of the Merger Agreement and shares of Class A Common Stock representing 100% of the total number of shares of Class A Common Stock outstanding entitled to vote on the adoption of the Merger Agreement, entered into a Written Consent and Voting Agreement (the “Voting Agreement”) with Parent and Deltek pursuant to which the Principal Stockholders agreed to take specified actions in furtherance of the Merger, including providing written consents to the adoption of the Merger Agreement. Approval of the Merger Agreement was effected on September 7, 2012. As of

September 7, 2012, the Company received written consents adopting the Merger Agreement and approving the transactions contemplated by the Merger

Agreement, including the Merger from the holders of the requisite number of shares of Common Stock and Class A Common Stock of the Company in accordance with Section 251 of the DGCL. This means that the Merger can occur without the vote of any other Deltek stockholders and there will not be a special meeting of Deltek stockholders at which you will be asked to vote on the adoption of the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to Deltek stockholders. Therefore, notwithstanding the execution and delivery of the written consents, the Merger will not occur until that time has elapsed. We expect the Merger to close in the fourth quarter of 2012, subject to certain government regulatory reviews and approvals; however, there is no assurance that the Merger will close at that time, or at all.

RECORD DATE

On August 26, 2012, the record date for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement, there were 68,619,076 shares of Common Stock and 100 shares of Class A Common Stock outstanding and entitled to vote. Each share of our Common Stock and Class A Common Stock issued and outstanding is entitled to one vote. This is the date used for determining the number of shares of Deltek stock outstanding and therefore necessary to adopt the Merger Agreement.

As of September 7, 2012, the Company received written consents approving and adopting the Merger Agreement executed by the holders of the requisite number of shares of Common Stock and Class A Common Stock in accordance with Section 251 of the DGCL. You may be receiving this information statement because you owned shares of our Common Stock on September 7, 2012. This is the date used for determining the stockholders entitled to receive notice of the action by written consent.

You may also be receiving this information statement because you owned shares of our Common Stock as of the close of business on September 11, 2012, the record date set by our Board of Directors with respect to notice of appraisal rights required by Section 262 of the DGCL.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

On August 26, 2012, at a special meeting of our Board of Directors, after careful consideration, our Board of Directors unanimously:

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authorized, approved and adopted the Merger Agreement by the Company and the consummation of the Merger and the other transactions contemplated by the Merger Agreement and all agreements and documents related thereto and contemplated thereby, and each such agreement and document was authorized, approved and adopted;

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determined that the Merger Agreement is advisable, fair to, and in the best interests of the stockholders of the Company and recommended the approval and adoption of the Merger Agreement by the stockholders of the Company; and

•	directed that the Merger Agreement be submitted to the stockholders of the Company for their consideration and approval by written consent in accordance with the applicable provisions of the DGCL.

REASONS FOR THE MERGER

The Board of Directors, at a meeting held on August 26, 2012, unanimously approved the Merger Agreement, the Merger and the other transactions and transactional documents contemplated by the Merger Agreement, and determined that the Merger Agreement is advisable, fair to, and in the best interests of the stockholders of the Company. The Board of Directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors.

In reaching its determination, the Board of Directors consulted with Company management and its independent financial and legal advisors and considered a number of potentially positive factors, including the following:

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Historical Trading Price. The Board of Directors considered the fact that the $13.00 per share Merger Consideration represented a premium of approximately 23.9% to the stock price of $10.49 on June 11, 2012, the last trading day before the Company broadly disseminated information on the sale process to interested parties and their respective advisors on a confidential basis (the “unaffected price”). The Merger Consideration represents a premium of approximately 25.5% to the 30 day average closing price of $10.36 for the thirty days ended June 11, 2012, a 25.7% premium to the 60 day average closing price of $10.34 for the sixty days ended June 11, 2012, a 137.7% premium to the unaffected 52-week low of $5.47 per share on August 19, 2011 and an 11.7% premium to the unaffected 52-week high of $11.64 per share on February 28, 2012.

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Deltek’s Business Condition and Prospects. The Board of Directors considered information with respect to Deltek’s financial condition, results of operations, business and earnings prospects in light of various factors, including Deltek’s current and anticipated near-term operating results and the competitive dynamics of Deltek’s enterprise software and information solutions offerings. The Board of Directors considered other strategic alternatives reasonably available to the Company, including the prospect of continuing to operate as a public company and the possibility of growing its business through acquisitions and internal growth. In that connection, the Board of Directors reviewed financial materials prepared by management and its belief that current and projected challenging economic and market conditions, and general uncertainty surrounding the environment of reduced government spending and the Company’s transition to subscription revenue, create uncertain conditions that increase the difficulty of planning for the Company’s future business. The Board of Directors considered this information in the context of Deltek’s risk profile if it were to remain a public company, taking into account the potential benefits, risks and uncertainties associated with that course of action.

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Merger Consideration. The Board of Directors considered the fact that the Merger Consideration is payable in cash, which provides liquidity and certainty of value to holders of shares of Common Stock immediately upon the closing of the Merger in comparison to the risks and uncertainty that would be inherent in continuing to operate the Company as a public company and executing the Company’s business plan. The Board also considered the fact that all holders of shares of Common Stock (other than Dissenting Shares and shares held by Parent, the Company and their respective subsidiaries, if any) will receive the same form and amount of consideration per share of Common Stock in connection with the Merger and that the Principal Stockholders will not be paid a control premium.

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Extensive Process. The Board of Directors took into account the extensive process that Deltek and its advisors had conducted prior to the signing of the Merger Agreement, which involved identifying numerous possible bidders, and establishing contacts with 23 strategic buyers and financial sponsors that the Board of Directors believed would potentially have an interest in acquiring Deltek. The sale process did not result in any final proposal from any strategic buyer or financial sponsor to acquire the Company at a price higher than $13.00 per share. The Board of Directors also considered the competitiveness of the bidding process to Parent and its belief that the Company obtained the highest price per share of Common Stock that Parent is willing to pay as a result of the extensive negotiations between the Company and its legal and financial advisors, on the one hand, and Thoma Bravo and its legal and financial advisors, on the other hand.

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Opinion of Deltek’s Financial Advisor. The Board of Directors considered the financial analysis presented by Greenhill and its oral opinion (which was subsequently confirmed in writing) that, as of August 26, 2012, and based on and subject to the factors and assumptions to be set forth in its written opinion, the $13.00 per share in cash to be received by the holders of shares of Common Stock (other than the Principal Stockholders) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the subsection entitled “—Opinion of Deltek’s Financial Advisor.”

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Support of the Principal Stockholders. The Board of Directors considered the support of the Principal Stockholders, which controlled approximately 59.5% of the aggregate voting power of shares of Common Stock and 100% of the aggregate voting power of shares of Class A Common Stock, as evidenced by their agreement to execute and deliver the Voting Agreement to Parent and written consents approving and adopting the Merger Agreement;

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Nature of Principal Stockholders. The Board of Directors considered the fact that the Principal Stockholders could eventually decide to divest their holdings in the Company, and the possibility that such sale could relate only to their own stake, in lieu of a sale transaction in which all stockholders would be entitled to participate, and the Board of Directors’ belief that such a sale alone by the Principal Stockholders could potentially injure the economic interests of our minority stockholders.

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Appraisal Rights. The availability of appraisal rights to the stockholders of the Company who comply with all of the requirements set forth in Section 262 of the DGCL for exercising such rights, which allow such holders to seek appraisal of the “fair value” of their stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the Merger Consideration.

•	Terms of the Merger Agreement. The Board of Directors considered the terms of the Merger Agreement, as reviewed with its legal advisors, including:

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The inclusion of provisions that allow the Board of Directors, under certain circumstances and even though the stockholder approval has already been obtained, until September 25, 2012 to consider and respond to unsolicited bona fide third-party acquisition proposals received on or prior to September 15, 2012 or engage in discussions with or negotiations with any person making such acquisition proposal and, until September 25, 2012 to terminate the Merger Agreement to accept a superior proposal, subject to certain notice requirements and other conditions and the requirement that the Company pay the termination fee as more fully described in “The Merger Agreement—No Solicitation of Other Offers” and “—Termination of the Merger Agreement” and “—Termination Fees and Expenses.”

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The Board of Directors’ determination that the Termination Fee of $32.1 million payable by the Company to Parent under certain circumstances was reasonable in light of, among other things, the benefits of the Merger to the holders of Common Stock, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not preclude or unreasonably restrict the emergence of alternative transaction proposals.

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The fact that the provisions of the Merger Agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course of business consistent with past practice between signing the Merger Agreement and the closing of the Merger.

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Voting Agreement. The Board of Directors considered the fact that the written consent and voting agreement entered into by the Principal Stockholders terminates upon any termination of the Merger Agreement.

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Reverse Termination Fee. The Board of Directors also considered the fact that in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $59.6 million reverse termination fee, representing approximately 6.5% of the equity value of the proposed transaction, and the fact that the Company received a limited guaranty from Sponsor to secure the payment of the reverse termination fee,

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Likelihood of Closing. The Board of Directors considered the relatively limited nature of the closing conditions included in the Merger Agreement, Thoma Bravo’s prior experience in completing acquisitions of other public companies and the likelihood that the Merger would be approved by requisite regulatory authorities and Deltek’s stockholders.

The Board of Directors also determined that the following factors increased the likelihood that the Merger would be completed:

•	the fact that the Principal Stockholders entered into the Voting Agreement with Parent to support the Merger (subject to the terms and conditions thereof),

•	the fact that Parent delivered executed debt and equity commitment letters from Parent’s financing sources for the Merger,

•	the belief that the debt commitment letter provided to Merger Sub by Jefferies Finance LLC and Royal Bank of Canada contain narrow conditions to such lenders’ obligations to provide financing,

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the Company’s ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms of the Merger Agreement, including enforcing Parent’s obligations and rights to cause the equity commitments to be funded and demanding Parent and Merger Sub use reasonable best efforts to obtain funding under the debt commitment letter,

•	the fact that while the closing of the Merger is subject to certain antitrust approvals, there will not likely be significant antitrust or other regulatory impediments the closing of the Merger,

•	the experience, reputation and financial capability of Parent, and

•	the limited conditions to the Closing and the fact that those conditions were, in the view of the Board of Directors, attainable prior to December 24, 2012.

The Board of Directors also considered certain uncertainties, risks and potentially negative factors, including, but not limited to, the following:

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Stock Price. The Board of Directors considered the fact that the Merger Consideration of $13.00 per share represented a discount of approximately 7.2% to the closing price of the Common Stock on August 24, 2012, the last trading day prior to the execution of the Merger Agreement; the Board of Directors, however, believed that the trading price of the Common Stock on such date continued to reflect a takeover premium as a result of market speculation following the commencement of the sale process.

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Potential Inability to Complete the Merger. The Board of Directors considered the fact that, while the Company expects the Merger to be consummated if stockholder approval is obtained, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed. In that connection, the Board of Directors considered the fact that the Company’s business, sales operations and financial results could suffer in the event the Merger is not consummated, and that the Company’s stock price would likely be adversely affected.

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Limitation on Alternative Proposals. The Board evaluated the fact that while the Board of Directors conducted an extensive pre-signing market check, the Board of Directors was aware of certain financial sponsor inquiries after the July 18 Wall Street Journal online article which were not included in the pre-signing sale process and that the Company would have until September 25, 2012 in which it could engage in discussions and negotiations with persons which make bona fide unsolicited acquisition proposals within 20 days following the date of the Merger Agreement and by which it could terminate the Merger Agreement to accept a superior proposal, subject to certain notice requirements and other conditions and the requirement that the Company pay the termination fee, as more fully described in “The Merger Agreement—Termination Fees and Expenses” on page 77.

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No Participation in Future Growth. The Board of Directors considered the fact that the $13.00 price per share will represent the maximum price per share receivable by Deltek stockholders pursuant to the Merger Agreement (subject to appraisal rights under Delaware law), and that Deltek will cease to be a public company and its stockholders will no longer participate in any future earnings or growth of Deltek and therefore will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized as a result of improvements to operations.

•	Requirement for Financing. The Board of Directors considered the fact that Parent requires financing to complete the Merger, and that there is the ongoing uncertainty in financing markets generally.

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Newly Formed Merger Parties. The Board considered the fact that Parent and Merger Sub are newly-formed corporations with essentially no assets other than the equity commitments and that our remedy in the event of breach of the Merger Agreement is only the $59.6 million reverse termination fee, which is guaranteed by Thoma Bravo Fund X, L.P.

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Written Consent. The Board evaluated the fact that, as a condition to entering into the Merger Agreement, Parent required that the Merger Agreement include a provision permitting Parent to terminate the Merger Agreement if the Principal Stockholders failed to execute and deliver the Written Consent without delay following the execution of the Merger Agreement.

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Interim Operating Covenants. The Board of Directors considered the fact that, although the Company will continue to exercise control and supervision over its operations prior to closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without Parent’s consent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

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Pendency of Consummation. The Board of Directors considered the fact that the announcement and pendency of the Merger, or failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

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Termination Fee. The Board of Directors took into account the $32.1 million termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances, including if the Board of Directors exercised its right to terminate the Merger Agreement in connection with a superior proposal, and the potential effect that such termination fee may have in deterring other potential acquirers from proposing and alternative transaction that may be more advantageous to Deltek’s stockholders.

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Expense Reimbursement. The Board of Directors considered the requirement that the Company reimburse Parent for up to $2.0 million of its and its affiliates’ out-of-pocket expenses in connection with the Merger if the Merger Agreement is terminated under certain circumstances, although the Board of Directors concluded that this amount was customary in amount and reasonable.

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Reverse Termination Fee. The Board of Directors considered the fact that the reverse termination fee is not available in all instances where the Merger Agreement is terminated and may be the Company’s only recourse where it is available.

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Fee to New Mountain Capital, LLC. The Board of Directors considered the fact that, pursuant to the Company’s 2005 agreement with New Mountain Capital, LLC, and as disclosed in the Company’s 2007 initial public offering and in its annual reports on Form 10-K and proxy statements, the Company is required to pay a fee of approximately $20.6 million to New Mountain Capital, LLC upon closing of the Merger.

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Potential for Litigation. The Board of Directors considered the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, any loss or change in relationship with any customer, supplier, vendor or other business partner of such person, any actions by competitors or any other disruption of the business of such person and any effect on Deltek’s stock price, operations and employees and Deltek’s ability to retain key employees.

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Taxability. The Board of Directors considered that any gain from an all-cash transaction such as the Merger generally will be a taxable transaction to Deltek’s stockholders for U.S. federal income tax purposes.

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Expenses. The Board recognized the fact that the Company has incurred and will incur substantial expenses related to the transactions contemplated by the Merger Agreement, regardless of whether the Merger is consummated.

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Interests of Deltek’s Directors and Executive Officers. The Board of Directors was aware of and considered the interests that Deltek’s directors and executive officers may have with respect to the Merger that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in the section entitled “—Interests of Executive Officers and Directors of Deltek in the Merger.”

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board of Directors. In view of the complexity and wide variety of factors considered, the Board of Directors did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board of Directors conducted an overall analysis of the factors described above, including discussions with Deltek’s management and its financial and legal advisors. In considering the factors described above, individual members of the Board of Directors may have given different weights to different factors.

After considering these factors, the Board of Directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

OPINION OF DELTEK’S FINANCIAL ADVISOR

Greenhill has acted as financial advisor to Company in connection with the Merger. On August 26, 2012, Greenhill delivered its oral opinion, subsequently confirmed in writing, to the Board of Directors that, based on and subject to the limitations and assumptions stated in the opinion, as of the date of the opinion the Merger Consideration of $13.00 in cash per share of Common Stock (the “Consideration”) to be received by the Company’s Unaffiliated Holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. For the purposes of Greenhill’s opinion, the term “Unaffiliated Holders” means the holders of the Company’s Common Stock, other than New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (together, the “Principal Stockholders”) and their respective affiliates.

The full text of Greenhill’s written opinion dated August 26, 2012, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this information statement and is incorporated herein by reference. The summary of Greenhill’s opinion in this information statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety.

In arriving at its opinion, Greenhill, among other things, has:

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reviewed a draft of the merger agreement presented to the Board of Directors at its meeting on August 26, 2012 and certain related documents, including the form of written consent and voting agreement;

•	reviewed certain publicly available financial statements of the Company;

•	reviewed certain other publicly available business and financial information relating to the Company that Greenhill deemed relevant;

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reviewed certain information, including financial forecasts and projections and other financial and operating data concerning the Company, prepared by the management of the Company, and discussed such information, including the financial forecasts and projections and other data, with senior executives of the Company;

•	discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the historical market prices and trading activity for the Common Stock and analyzed its implied valuation multiples;

•	compared the value of the Consideration with that received in certain publicly available transactions that Greenhill deemed relevant;

•	compared the value of the Consideration with the trading valuations of certain publicly-traded companies that Greenhill deemed relevant;

•	compared the value of the Consideration to the valuation derived by discounting future cash flows and a terminal value of the business at discount rates that Greenhill deemed appropriate;

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compared the value of the Consideration to the valuation derived by performing a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company;

•	participated in discussion and negotiations among representatives of the Company and its legal and financial advisors and representatives of Parent and its legal and financial advisors; and

•	performed such other analyses and considered such other factors as Greenhill deemed appropriate.

Greenhill’s written opinion was addressed to the Board of Directors. It was not intended to be and did not constitute a recommendation to the members of the Board of Directors as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should approve or take any other action in respect of the Merger at any meeting of the stockholders convened in connection with the Merger. Greenhill was not requested to opine as to, and its opinion did not in any manner address, the underlying business decision to proceed with or effect the Merger. Greenhill has not expressed any opinion as to any aspect of the transaction contemplated by the Merger Agreement other than the fairness to the Unaffiliated Holders of the Company’s Common Stock of the Merger Consideration to be received by them from a financial point of view. Greenhill’s opinion did not address the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the consideration to be received by the holders of the Company’s Common Stock in the Merger or with respect to the fairness of any such compensation. Greenhill’s opinion was approved by its Fairness Committee.

With the Company’s consent, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available or furnished to Greenhill by representatives and management of the Company for the purposes of the opinion and further relied upon the assurances of the representatives and management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company and other data with respect to the Company that was furnished or otherwise provided, Greenhill assumed that such forecasts, projections and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to those matters, and Greenhill relied upon such forecasts, projections and other data to perform the analyses utilized in arriving at its opinion. Greenhill did not express an opinion with respect to such forecasts, projections and other data or the assumptions upon which they were based. Greenhill did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with such appraisals. Greenhill assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which Greenhill further assumed, would be identical in all material respects to the latest draft thereof that Greenhill reviewed, and without adverse waiver of any material terms or conditions set forth in the Merger Agreement. Greenhill further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any effect on the Company or the Merger meaningful to its analysis.

Greenhill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise or reaffirm its opinion.

Summary of Greenhill’s Financial Analyses

The following is a summary of the material financial and comparative analyses contained in the presentation that was made by Greenhill to the Board of Directors in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of the analyses described represent relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with full text of each summary and are not alone a complete description of Greenhill’s analyses. For purposes of these analyses, Greenhill used an unaffected closing Common Stock share price of $10.49 as of June 11, 2012, because this date was the last day before Deltek broadly disseminated information on the sale process to interested parties and their respective advisors on a confidential basis.

Comparable Company Analysis

Greenhill performed a comparable company analysis of the Company, an analysis that is based on factors such as the then-current market values, capital structure and operating statistics of other publicly-traded companies believed to be generally relevant, in order to derive trading multiples for these companies, which could then be applied to the Company to derive an implied per share equity value range for the Company’s Common Stock.

In this analysis, Greenhill reviewed, to the extent publicly available, selected financial and stock market data for the following publicly-traded companies, which are collectively referred to below as the “selected companies”:

Specialized Peers:

•	Amdocs Limited

•	Allscripts Healthcare Solutions, Inc.

•	Tyler Technologies, Inc.

•	Blackbaud Inc.

•	Advent Software, Inc.

•	Quality Systems Inc.

•	Medidata Solutions, Inc.

Mid-Market On-Premise Peers:

•	Sage Group plc

•	JDA Software Group Inc.

•	Pegasystems Inc.

•	Manhattan Associates, Inc.

•	Unit 4 N.V.

•	Exact Holding NV

Greenhill selected these companies because, among other reasons, they are publicly traded companies with operations or businesses that, for purposes of analysis may be considered similar or reasonably comparable to those of the Company. The companies were divided into two subsets, Specialized Peers (companies that provide on-premise and/or cloud-based software solutions and services specifically designed for targeted industry verticals) and Mid-Market On-Premise Peers (companies that provide largely traditional on-premise software solutions and services to a wide range of enterprise customers). Greenhill observed that Deltek has historically traded at a discount to the Specialized Peers and Mid-Market On-Premise Peers. Greenhill believes that none of the selected companies is directly comparable to the Company. Accordingly, Greenhill’s analysis of these selected publicly-traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of the operating statistics and trading multiples of the selected publicly-traded companies.

Greenhill calculated and compared various financial multiples and ratios based on publicly-available data, including company filings, Capital IQ, Inc., FactSet Research Systems, Inc., analyst research, the Institutional Brokers’ Estimate System (“I/B/E/S”) and other publicly-available information as of August 26, 2012. The multiples for each of the selected companies were based on closing share prices on August 24, 2012.

For purposes of this analysis, Greenhill calculated, for each of the selected companies and for the Company, enterprise value as a multiple of estimated adjusted EBITDA for 2012 and 2013. The Company’s enterprise value was calculated, based on the Company’s public filings, as the sum of the market value of the total number of shares of the Company’s Common Stock calculated on a fully diluted basis (based on 68.694 million basic shares outstanding as of August 23, 2012 and 5.148 million options outstanding, with a weighted average exercise price of $8.52 as of August 23, 2012), plus $154.0 million of debt, less $40.1 million of cash plus New Mountain Capital, LLC’s fee payable pursuant to that certain agreement, dated as of April 22, 2005, which fee calculated as 2% of the Company’s enterprise value. The Company’s “Adjusted EBITDA” was calculated as earnings before interest, taxes, depreciation and amortization, adding back stock compensation, restructuring charges and one-time charges, and was based on information from I/B/E/S. EBITDA and enterprise values for the selected companies were based on information from I/B/E/S and company filings, respectively. This analysis indicated the following enterprise value multiples:

	Enterprise Value / EBITDA
	2012E		2013E
Specialized Peers

Mean	11.8	x	10.6	x

Median	10.5		10.5

Mid-Market On-Premise Peers

Mean	9.8	x	8.4	x

Median	8.6		7.8

From this data, Greenhill derived ranges of multiples deemed most meaningful for its analysis, applied such ranges of multiples to the corresponding projections for the Company based on information from I/B/E/S and, as a result, arrived at ranges of implied enterprise values for the Company. Information regarding the selected multiples is below:

Metric	Multiple Range
Enterprise value as a multiple of 2012 estimated Adjusted EBITDA	9.0x – 11.0x

Enterprise value as a multiple of 2013 estimated Adjusted EBITDA	8.0x – 10.0x

When applied to the Company, the enterprise value to estimated 2012 adjusted EBITDA multiple yielded an implied per share equity value range for the Company’s Common Stock of approximately $10.27 to $12.83 and the enterprise value to estimated 2013 adjusted EBITDA multiple yielded an implied per share equity value range for the Company’s Common Stock of approximately $10.51 to $13.45. Greenhill compared these ranges to the $13.00 per share merger consideration.

Discounted Cash Flow Analysis

Greenhill performed a discounted cash flow analysis of the Company on a standalone basis to determine indications of implied equity values per share of Deltek Common Stock using projections prepared by the Company’s management and provided to Greenhill for the second half of 2012 and fiscal years 2013 through 2016.

Greenhill calculated a range of implied present values per share of the Company’s Common Stock by discounting to present value as of June 30, 2012, using a discount rate range of 10% to 12% based on the Company’s weighted average cost of capital (“WACC”) of 10.6%, the sum of (1) Company management’s projections of the standalone, after-tax unlevered free cash flows of the Company for the second half of fiscal year 2012 through fiscal year 2016, and (2) the present value in 2016 of Company management’s projection of the standalone, after-tax unlevered free cash flows of the Company for fiscal year 2016, growing in perpetuity at a range of rates from 1.5% to 2.5%. The perpetuity growth rates were selected based on Greenhill’s judgments concerning the future sustainable growth rate of the Company. Greenhill calculated the Company’s WACC based on the calculation of levered beta (which was based on an analysis of the historic betas and capital structures of the Company and of the Specialized Peers and Mid- Market On-Premise Peers), capital structure, equity risk premium, size premium, tax rate, cost of debt and a risk free rate of return. Greenhill assumed a tax rate of 37.5%. This discounted cash flow analysis resulted in an implied per share equity value range for the Company’s Common Stock of approximately $13.23 to $18.55. Greenhill compared this range to the $13.00 per share merger consideration.

Greenhill also performed a sensitivity analysis in order to illustrate how slight changes to management’s estimate of the Company’s product bookings growth rate and adjusted EBITDA margin expansion from fiscal years 2013 through 2016 would impact the low end of the discounted cash flow analysis’ implied per share equity value range, with adjusted EBITDA calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges. In the management projections, bookings grow at a compounded annual growth rate of 15.7% and assume margin expands from approximately 25% in 2012 to approximately 31% in 2016. For its sensitivity analysis, Greenhill varied these rates over a range of 10% to 16% for the product bookings growth rate in 2013 through 2016 and a range of 28.9% to 30.9% for the adjusted EBITDA margin expansion in 2016, with 2013 through 2015 adjusted EBITDA driven by a fixed reduction from management’s projected operating margins in each year. Greenhill then calculated the implied present values per share of the Company’s Common Stock resulting from this sensitivity analysis using the methodology described above, in all cases using a 12% WACC and 1.5% perpetuity growth rate. This resulted in an implied per share equity value range for the Company’s Common Stock for the low end of the discounted cash flow analysis of approximately $11.41 to $13.26. Greenhill compared this range, together with the range of $13.23 to $18.55 described above, to the $13.00 per share merger consideration.

Precedent Transaction Analysis

Greenhill performed an analysis of selected recent change of control transactions (the “Precedent Transactions”), consisting of selected software industry transactions announced over the last five years with transaction values greater than $250 million and that Greenhill deemed relevant.

Although Greenhill analyzed the valuation multiples implied by the Precedent Transactions and compared them to the transaction multiples implied by the Merger, none of these transactions is identical to the acquisition of the Company pursuant to the Merger Agreement. Accordingly, Greenhill’s analysis of the Precedent Transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, the parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the Precedent Transactions. In evaluating the Precedent Transactions, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters. Greenhill also made judgments as to the relative comparability of the companies in the Precedent Transactions to the Company and judgments as to the relative comparability of the various valuation parameters with respect to the companies.

The following table identifies the selected transactions considered in this analysis. The Precedent Transactions included a subset of “Core” Precedent Transactions, which Greenhill deemed to be most relevant to the Merger, and which are noted with an asterisk in the following table of Precedent Transactions:

Date Announced	Target	Acquirer
Jul. 2012	Quest Software Inc.	Dell
Jun. 2012	Paradigm*	Apax, JMI
May 2012	Ariba Inc.	SAP
Apr. 2012	CAMP Systems*	GTCR
Mar. 2012	Misys PLC	Vista Equity Partners
Mar. 2012	Quest Software Inc.	Insight Venture Partners
Feb. 2012	Taleo Corp.	Oracle
Jan. 2012	Convio, Inc.	Blackbaud
Dec. 2011	DemandTec, Inc.	IBM
Dec. 2011	SuccessFactors, Inc.	SAP
Oct. 2011	Rightnow Technologies Inc.	Oracle
Aug. 2011	SunGard Higher Education Inc.*	Datatel (H&F)
Jul. 2011	Blackboard Inc.*	Providence Equity Partners
Apr. 2011	Epicor Software Corporation*	Apax Partners
Apr. 2011	Activant Solutions Inc.*	Apax Partners
Mar. 2011	Lawson Software, Inc.*	Golden Gate Capital: Infor
Jun. 2010	Vertafore, Inc.*	TPG Capital
Jul. 2010	iTradeNetwork, Inc.*	Roper Industries
May 2010	Sterling Commerce, Inc.	IBM
Apr. 2010	Phase Forward Inc.*	Oracle
Feb. 2010	RedPrairie Holding, Inc.	New Mountain Capital
Nov. 2009	i2 Technologies, Inc.	JDA Software Group
Oct. 2008	ADERANT*	Vista Equity Partners
Oct. 2008	Primavera*	Oracle
Jul. 2008	ILOG SA	IBM
Jan. 2008	CODA*	Unit 4 Agresso
Dec. 2007	NSB Retail Systems PLC*	Epicor Software Corp.

*	Core Precedent Transactions

Using enterprise value, latest twelve-month (“LTM”) EBITDA (for the twelve-month period prior to the fiscal quarter in which the transaction was announced) and estimated next twelve-month (“NTM”) EBITDA (including and subsequent to the fiscal quarter in which the transaction was announced) for each of the target companies based on I/B/E/S information, Greenhill derived from the Core Precedent Transactions reference ranges of valuation multiples for the Precedent Transactions. The median and mean enterprise value to LTM EBITDA multiples for the Core Precedent Transactions were both 13.0x. Based on this, Greenhill derived an enterprise value to LTM EBITDA multiple range of 12.0x to 14.0x, which it applied to the Company’s LTM adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges) of $70.6 million, in order to derive an implied per share equity value range for the Company’s Common Stock. This analysis resulted in an implied per share equity value range for the Common Stock of approximately $10.21 to $12.13.

The median enterprise value to NTM EBITDA multiple for the Core Precedent Transactions was 11.0x, and the mean was 11.7x. Based on this, Greenhill derived an enterprise value to NTM EBITDA multiple range of 10.0x to 12.0x, which it applied to the Company’s NTM adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges) from I/B/E/S of $100 million, in order to derive an implied per share equity value range for the Company’s Common Stock. This analysis resulted in an implied per share equity value range for the Common Stock of approximately $12.24 to $14.91.

Greenhill compared the premiums paid in the Core Precedent Transactions, calculated as the percentage by which the share transaction price exceeded the target company’s stock price one day, one week, and one month preceding announcement of the transaction. In certain cases, the premium was based on the target company’s unaffected closing stock price if there was information or speculation in the public domain regarding a transaction prior to the formal announcement date. The median one-day, one-week and one-month premiums were 20.7%, 19.3% and 26.2%, respectively. The mean one-day, one-week and one-month premiums 26.3%, 27.7% and 29.4%, respectively. Based on these values, Greenhill derived a reference range of 20% to 30% for one-day, one-week and one-month premiums. Greenhill then applied these premiums to the Company’s unaffected share price on June 11, 2012, the day before Deltek broadly disseminated information on the sale process to interested parties and their respective advisors on a confidential basis, to derive an implied per share equity value range for the Company’s Common Stock, which resulted in an implied per share equity value range of the Company’s Common Stock of approximately $12.59 to $13.64.

Greenhill compared these three implied per share equity value ranges to the $13.00 per share merger consideration.

Leveraged Buyout Analysis

Using the Company management’s financial projections for the second half of fiscal year 2012 through fiscal year 2016, Greenhill performed a leveraged buyout analysis to determine the prices at which a financial buyer, such as Thoma Bravo, rather than a strategic buyer, might effect a leveraged buyout of the Company using a capital structure similar to that proposed for the Merger.

In performing this analysis, Greenhill made several assumptions about the characteristics of such a transaction based on precedent transactions analyses, including such factors as leverage, fees and expenses (including fees and expenses relating to a change of control transaction), financing terms and exit EBITDA multiples, and a transaction date of September 30, 2012. For purposes of this analysis, Greenhill used the same assumptions for total leverage and financing terms as were used by Credit Suisse for the “stapled financing” actually offered to potential acquirers by Credit Suisse and referred to above in “The Merger—Background”. Accordingly, Greenhill assumed total leverage of 7.6x LTM Leveragable EBITDA of $79.3 million as of June 30, 2012. Leveragable EBITDA refers to adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges) plus public company cost savings plus research and development costs related to the Kona project plus net impact of deferred perpetual bookings (bookings for which cash has been received prior to delivery of product). The analysis also assumed that the Company’s debt and cash at June 30, 2012 was $154.0 million and $40.1 million, respectively. Projections for the second half of fiscal year 2012 through fiscal year 2016 were based on management’s projections. Based on its experience, Greenhill assumed that a financial buyer would value the Company in 2016 at an aggregate value range that represented exit multiples of estimated 2016 EBITDA ranging from 9.5x to 10.5x. Greenhill also assumed, based on its experience, that financial buyers would likely target 5-year internal rates of return ranging from approximately 20% to approximately 25%. As a result of this analysis, Greenhill derived implied values per share of the Company’s Common Stock ranging from $12.50 to $14.73. Greenhill compared this range to the $13.00 per share merger consideration.

Greenhill also performed a sensitivity analysis in order to illustrate how slight changes to management’s estimate of the Company’s product bookings growth rate and adjusted EBITDA margin expansion from fiscal years 2013 through 2016 would impact the low end of the leveraged buyout analysis’ implied per share equity value range, with adjusted EBITDA. Using the same sensitivity assumptions described above, Greenhill calculated the implied present values per share of the Company’s Common Stock from this sensitivity analysis in all cases using a 12% WACC and a 1.5% perpetuity growth rate. This resulted in an implied per share equity value range for the Company’s Common Stock for the low end of the leveraged buyout analysis of $11.31 to $12.53. Greenhill compared this range, together with the range of $12.50 to $14.73 described above, to the $13.00 per share merger consideration.

The summary set forth above does not purport to be a complete description of the analyses or data presented by Greenhill, but simply describes, in summary form, the material analyses that Greenhill considered in connection with its opinion. The preparation of an opinion regarding fairness is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Greenhill to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Greenhill was carried out in order to provide a different perspective on the financial terms of the merger and add to the total mix of information available. Greenhill did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the merger consideration to be paid to the Unaffiliated Holders pursuant to the Merger Agreement. Rather, in reaching its conclusion, Greenhill considered the results of the analyses in light of each other and without placing particular reliance or weight on any particular analysis, and concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Greenhill believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Greenhill made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Greenhill are not necessarily indicative of future actual values or results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which the Company’s stock might actually be sold.

The Company retained Greenhill based on its qualifications and expertise in providing financial advice and on its reputation as an internationally recognized investment banking firm. During the two years preceding the date of its opinion, Greenhill acted as financial advisor to a controlled affiliate of the Principal Stockholders of the Company in connection with a potential transaction that did not materialize into an actual transaction, for which Greenhill received fees totaling less than $100,000.

Under the terms of Greenhill’s engagement letter with the Company, dated as of April 3, 2012, the Company agreed to pay Greenhill a fee of $150,000, which was due upon execution of the engagement letter, a transaction fee of approximately $8.9 million, determined in accordance with a specified formula and payable upon the closing of a transaction with specified terms and an announcement fee equal to 20% of the transaction fee, or approximately $1.8 million, which was payable upon the public announcement of the Merger and which will be credited against the transaction fee. The Company has also agreed to reimburse Greenhill for certain out-of-pocket expenses incurred by it in connection with its engagement and will indemnify Greenhill against certain liabilities that may arise out of its engagement.

Greenhill’s opinion was one of the many factors considered by the Board of Directors in the evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors with respect to the Merger.

ADDITIONAL FINANCIAL ADVISOR

The Board of Directors also engaged Credit Suisse to act as a financial advisor to the Board of Directors with respect to the contemplated transaction. Credit Suisse was selected because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Under the terms of its agreement with Credit Suisse, the Company has agreed to pay Credit Suisse a transaction fee of $4.0 million, all of which is payable upon consummation of the transaction. In addition, Deltek has agreed to reimburse Credit Suisse up to $50,000 in the aggregate for its reasonable expenses, including fees and expenses of its legal counsel, and to indemnify Credit Suisse and related persons against various liabilities, including certain liabilities under the federal securities laws. In light of the fact that Credit Suisse would be offering at Deltek’s request to qualified potential purchasers a financing package to fund the acquisition of Deltek, Deltek did not ask Credit Suisse to render an opinion as to the fairness from a financial point of view to the holders (other than the Principal Stockholders and their affiliates) of Common Stock of Deltek of the consideration to be received by such holders pursuant to the Merger Agreement.

FINANCIAL PROJECTIONS

Deltek does not as a matter of course make public projections as to future revenues, earnings or other results beyond the current fiscal year due to the inherent uncertainty of such matters. Deltek did, however, provide forward looking non-public financial information to Greenhill in its capacity as Deltek’s financial advisor and to prospective buyers of Deltek, including Thoma Bravo.

In connection with the Deltek Board’s decision to consider a potential sale, in April 2012 management prepared projections of Deltek’s stand-alone financial performance for each of fiscal years 2012, 2013, 2014, 2015 and 2016. In August 2012, management updated the projections for the two remaining quarters of fiscal year 2012. These annual and quarterly projections are referred to as the “Projections.” The update reflected the increased visibility into fiscal 2012 provided by Deltek’s actual results in its second fiscal quarter.

The Projections draw from earlier projections management prepared in connection with its 2010 debt refinancing and its acquisitions.

The Projections were used by Greenhill in performing the financial analyses described in the subsections entitled “—Opinion of Deltek’s Financial Advisor.” A summary of the Projections is set forth below.

The assumptions underlying the Projections necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond Deltek’s control.

Deltek provided the Projections to Greenhill and advised Greenhill to rely on, and they did rely on, the Projections in their financial analyses and fairness opinion. There can be no assurance that the Projections will be realized, however, and actual results may vary materially from those shown. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risks described in Deltek’s most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q (which are attached to this information statement as Annex E and Annex G), respectively, and in this information statement under the heading “Special Note Regarding Forward Looking Information.” The Projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. The Projections should not be construed as commentary by Deltek’s management as to how management expects Deltek’s actual results to compare to Wall Street research analysts’ estimates.

The Projections included in this information statement have been prepared by, and are the responsibility of, Deltek’s management. The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Deloitte, Touche, Tohmatsu Limited, Deltek’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance with respect thereto. This summary of the Projections is not being included in this information statement to influence a Deltek stockholder to make any decision, but because the Projections represent an assessment by Deltek’s management of future performance that was used in Greenhill’ financial analysis and on which the Board relied in making its recommendation to Deltek’s stockholders.

The inclusion of the Projections in this information statement should not be regarded as an indication that Deltek or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied on as such. Neither Deltek nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date such Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. Deltek does not intend to make publicly available any update or other revision to the Projections, except as required by law. Neither Deltek nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Deltek compared to the information contained in the projections or that projected results will be achieved. Deltek has made no representation to Parent, in the Merger Agreement or otherwise, concerning the Projections.

Deltek stockholders are cautioned not to place undue reliance on the Projections included in this information statement.

Summary Non-GAAP Financial Projections

Summary Financial Projections

Projections

(in millions) (unaudited)	Full FY 2012	Full FY 2013	Full FY 2014	Full FY 2015	Full FY 2016
Total Bookings	$142	$166	$193	$222	$253
% growth	19%	17%	17%	15%	14%
Total Revenue	$374	$411	$451	$496	$544
% growth	9%	10%	10%	10%	10%
GAAP Operating Income	$55	$78	$100	$120	$141
% growth	N.M.	42%	29%	20%	18%
Adjusted EBITDA	$93	$111	$131	$148	$168
% margin	25%	27%	29%	30%	31%
% growth	57%	19%	18%	13%	13%

*	In the calculation of Adjusted EBITDA, Deltek excludes certain items such as non-cash stock-based compensation expense, other non-cash items, including the amortization of intangibles from acquisitions, and unusual, non-recurring gains and charges. These non-GAAP measures may not be comparable measures to those used by other companies.

Free Cash Flow Projections

The projections of free cash flow for the second half of fiscal year 2012 and for fiscal years 2013 to 2016 are set forth below. These figures were derived from the Projections and used by Greenhill in its discounted cash flow analyses. The free cash flow projections are generally subject to the same limitations, qualifications and uncertainties described above as applicable to the Projections.

(in millions) (unaudited)	H2 of FY 2012	Full FY 2013	Full FY 2014	Full FY 2015	Full FY 2016
Free Cash Flow	$25	$82	$96	$108	$121

*	Free cash flow is calculated as GAAP operating income less: (i) provision for income taxes at 37.5% and (ii) capital expenditures, plus: (x) depreciation and amortization expense and (y) changes in working capital. Free cash flow is not defined under GAAP and, accordingly, may not be a comparable measure to that used by other companies.

FINANCING OF THE MERGER

Deltek and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $1,160.8 million. Parent expects this amount to be provided through a combination of the proceeds of:

•

cash equity investments, which are described in this section under the subheading “Equity Financing,” totaling $454.00 million as follows: (i) Thoma Bravo Fund IX, L.P. (“Thoma Bravo IX”) and Thoma Bravo Fund X, L.P. (“Thoma Bravo X”), controlled affiliated funds of Thoma Bravo (“Thoma Bravo Funds”), of $292.0 million; (ii) JPMorgan U.S. Direct Corporate Finance Institutional Investors IV LLC, JPMorgan U.S. Corporate Finance Institutional Offshore Investors IV L.P. and 522 Fifth Avenue Fund, L.P., controlled affiliated funds of JPMorgan Chase & Co., of $46.9 million, $2.5 million and $0.6 million, respectively; (iii) NB Strategic Co-Investment Partners II LP, NB Crossroads Fund 2010 – MC Holdings LP and NB Strategic Co-Investment Partners II, (B) LP, controlled affiliated funds of NB Alternatives Advisers LLC, of $23.7 million, $5.0 million and $1.25 million, respectively; (iv) Co-Investment Partners 2005, L.P. and Co-Investment Partners (NY), L.P., controlled affiliated funds of Lexington Partners Inc., of $20.3125 million and $4.6875 million, respectively; (v) Mesirow Capital Partners X, L.P., a controlled affiliated fund of Mesirow Financial Services, of $25.0 million, (vi) PPM America Private Equity Fund IV LP of $17.0 million and (vii) WP North America Private Equity II LP of $15.0 million (each of (i) through (vii), an “Equity Investor” and collectively the “Equity Investors”);

•	debt financing (expecting to draw on approximately $650 million of the total $680.0 million committed), which is described in this section under the subheading “Debt Financing;” and

•	cash of Deltek ($40.0 million at June 30, 2012 and expected to increase between that date and the effective time of the Merger).

Equity Financing

On August 26, 2012, Parent entered into an equity commitment letter with all of the Equity Investors pursuant to which the Equity Investors committed to purchase, at or immediately prior to the consummation of the Merger, equity securities of Parent for an aggregate purchase price equal to $454.0 million. The equity commitment of each Equity Investor is conditioned upon the concurrent funding of Parent by all Equity Investors of at least $408.6 million pursuant to the equity commitment letter and the concurrent funding of the debt financing described in this section under the subheading “Debt Financing” (or alternative debt financing obtained in accordance with the Merger Agreement). In the event any Equity Investor is unwilling to fund its commitment, Thoma Bravo X will be entitled to syndicate such Equity Investor’s commitment and if following such syndication any portion of that commitment remains unsyndicated, Thoma Bravo X will increase its commitment to the extent of such unfunded commitment amount, up to a maximum additional commitment of $45.4 million (provided that in no event will Thoma Bravo Funds be required to fund an amount greater than $337.4 million). The equity commitments described above are further conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Deltek and Parent to complete the Merger contained in the Merger Agreement, (ii) there having been no material amendment to the Merger Agreement unless, in the case of any change to the amount of the Merger Consideration, each Equity Investor shall have consented in writing to such amendment or, in the case of any other change, Equity Investors representing a majority of the aggregate amount of all commitments shall have consented in writing to such amendment, and (iii) there having been no material amendment or modification of the debt financing except as contemplated by the Merger Agreement, unless Equity Investors representing a majority of the aggregate amount of all commitments shall have consented to such amendment.

The equity commitment letter and the obligation of each Equity Investor to fund its commitment will terminate upon the earliest to occur of (i) the consummation of the Merger and the payment of the Merger Consideration in accordance with the Merger Agreement, (ii) the termination of the Merger Agreement in accordance with its terms (or, if Deltek has commenced litigation against any Equity Investor prior to the termination of the Merger Agreement in respect of the equity commitment letter, then immediately following the resolution of such litigation) or (iii) August 26, 2013. Deltek is an express third-party beneficiary of the equity commitment letter and has the right, under the circumstances in which Deltek would be permitted by the Merger Agreement to obtain specific performance, to seek specific performance by Parent and Merger Sub of their obligations to cause each Equity Investor to perform its obligations under the equity commitment letter.

Debt Financing

In connection with Parent’s entry into the Merger Agreement, Merger Sub received a debt commitment letter (the “Debt Commitment Letter”), dated August 26, 2012, from Jefferies Finance LLC (“Jefferies”) and Royal Bank of Canada. The Debt Commitment Letter provides for a senior secured financing facility in an aggregate amount of $680.0 million (the “Financing Facility”), consisting of (i) a $425.0 million first lien term loan facility (the “First Lien Term Loan”), (ii) a second lien term loan of $225.0 million (the “Second Lien Term Loan”), and (iii) a $30.0 million revolving credit facility (the “Revolving Loan”) of which no more than $20.0 million may be drawn at the closing of the Merger.

Interest on borrowings under the First Lien Term Loan and the Revolving Loan will be payable at a base rate plus an applicable margin.

Interest on borrowings under the Second Lien Term Loan will be payable at a base rate plus an applicable margin.

Accrued interest on alternate base rate borrowings will be payable in cash quarterly in arrears and on LIBOR-based borrowings will be payable on the last day of the applicable interest period (or, if such interest period is longer than three months, every three months after the first day of such interest period). Merger Sub (or Deltek upon consummation of the Merger) may elect interest periods of one, two, three or six months on LIBOR-based borrowings.

Upon consummation of the Merger, the borrower under the Financing Facility will be Deltek. The Financing Facility will be guaranteed, upon consummation of the Merger, by Parent and each of its direct and indirect wholly-owned domestic subsidiaries (other than the borrower), subject to customary limitations and exceptions. The First Lien Term Loan and the Revolving Loan will be secured, upon consummation of the Merger and subject to agreed-upon exceptions and customary limitations, by a first priority security interest in substantially all the assets and capital stock of Deltek and of each of the guarantors. The Second Lien Term Loan will be secured, upon consummation of the Merger and subject to agreed-upon exceptions and customary limitations, by a second priority security interest in substantially all the assets and capital stock of Deltek and of each of the guarantors.

Conditions:

The Financing Facility contemplated by the Debt Commitment Letter is subject to certain closing conditions, including:

•	that, since June 30, 2012, there has been no occurrence of a Company Material Adverse Effect (as defined within the Debt Commitment Letter);

•	that Parent shall have received a minimum cash equity investment, such as the cash equity investments by the Equity Investors described in this section under the subheading “Equity Financing;”

•	execution and delivery of definitive loan documentation consistent with the terms and conditions of the Debt Commitment Letter;

•

that Jefferies (or one or more of its designees), as collateral agent, shall have been granted a perfected, first priority security interest on substantially all the assets and capital stock of Deltek and of each of the guarantors, subject to agreed-upon exceptions and customary limitations;

•

consummation of the Merger, the refinancing of the existing bank facility indebtedness of Deltek and the release of existing liens and security interests under such existing bank facility, subject to agreed-upon exceptions;

•

the absence of any amendments, modifications or waivers to the Merger Agreement that are materially adverse to the interests of Jefferies, Royal Bank of Canada or the other lenders under the Financing Facility;

•	receipt of certain financial information of Deltek;

•

that, beginning after September 4, 2012, Jefferies and Royal Bank of Canada be afforded a period of at least 15 consecutive business days following receipt of a confidential information memoranda to be used in connection with syndicating the Financing Facilities;

•	payment of applicable fees and expenses;

•	delivery of certain customary closing documents;

•	delivery of documentation and other information required under applicable “know- your-customer” and anti-money laundering rules and regulations;

•

delivery of a certificate from the chief financial officer of Parent certifying that Parent and its subsidiaries on a consolidated basis immediately after giving effect to the Merger and related transactions are solvent; and

•	the accuracy of certain specified representations and warranties in the Merger Agreement and definitive loan documentation.

The commitment by Jefferies and Royal Bank of Canada to provide the Financing Facility will expire upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms (or the date Merger Sub notifies Jefferies of the abandonment of the Merger), (ii) the closing of the Merger, (iii) the entry of Deltek or any of its affiliates into an agreement for the sale of all or a majority of Deltek’s assets or capital stock, other than the Merger Agreement, and (iv) 120 days after August 26, 2012.

Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub has agreed to use its reasonable best efforts to obtain the financing on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letter and will not permit any amendment, replacement or modification to be made to, or any waiver of any provision under, the Debt Commitment Letter if such amendment, replacement, modification or waiver (i) reduces (or could have the effect of reducing) the aggregate amount of the financing to an amount that would cause Parent and Merger Sub not to have sufficient funds to pay the aggregate Merger Consideration and all fees and expenses relating to the consummation of the Merger and the transactions contemplated thereby or (ii) imposes (or could reasonably be expected to impose) new or additional conditions or otherwise expands, amends, replaces or modifies any of the conditions to the financing, or otherwise expands, amends, replaces or modifies any other provision of the Debt Commitment Letter in a manner that would (or would reasonably be expected to) (a) delay or prevent or make less likely the funding of the financing (or satisfaction of the conditions to the financing) on the closing date or (b) adversely impact the ability of Parent or Merger Sub to enforce its rights against other parties to the Debt Commitment Letter or the definitive documents relating thereto.

Although the debt financing described in this information statement is not subject to due diligence, syndication to other lenders or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this information statement is not available as anticipated.

Financing Covenant; Cooperation

Each of Parent and Merger Sub has agreed to use its reasonable best efforts to obtain the equity and debt financing on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letter, and will not permit any amendment, replacement or modification to be made to, or any waiver of any provision under the Debt Commitment Letter if such amendment, replacement, modification or waiver (i) reduces (or could have the effect of reducing) the aggregate amount of the financing to an amount that would cause Parent and Merger Sub not to have sufficient funds to pay the aggregate Merger Consideration and all fees and expenses relating to the consummation of the Merger and the transactions contemplated thereby or (ii) imposes (or could reasonably be expected to impose) new or additional conditions or otherwise expands, amends, replaces or modifies any of the conditions to the financing, or otherwise expands, amends, replaces or modifies any other provision of the Debt Commitment Letter in a manner that would (or would reasonably be expected to) (a) delay or prevent or make less likely the funding of the financing (or satisfaction of the conditions to the financing) on the closing date or (b) adversely impact the ability of Parent or Merger Sub to enforce its rights against other parties to the Debt Commitment Letter or the definitive documents relating thereto (provided that, subject to compliance with the other provisions of the Merger Agreement related to the financing, Parent and Merger Sub may amend or replace the Debt Commitment Letter to add additional lenders, arrangers, bookrunners and agents or to reallocate commitments or assign or reassign titles or roles to, or between or among, any entities party thereto).

Each of Parent and Merger Sub has agreed to use its reasonable best efforts:

•	to maintain in full force and effect the Equity Commitment Letter and the Debt Commitment Letter;

•	to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained in the Debt Commitment Letter;

•

to comply with and satisfy all terms, covenants and conditions to funding in the Debt Commitment Letter and such definitive agreements with respect thereto and in the Equity Commitment Letter and to consummate the financing at or prior to the closing of the Merger;

•	to enforce its rights under the Equity Commitment Letter and Debt Commitment Letter; and

•	to consummate the financing at or prior to the closing date.

Parent has agreed to keep Deltek informed with respect to material activity concerning the status of the financing and to give Deltek prompt notice of any material adverse change with respect to the financing. Parent has also agreed to give Deltek prompt notice (and in any event within two business days) (i) of the expiration or termination of the Equity Commitment Letter or Debt Commitment Letter, (ii) if any financing source that is a party to either the Equity Commitment Letter or the Debt Commitment Letter gives notice that it no longer intends to provide financing to Parent on the terms set forth therein, (iii) of any actual or potential breach, default, termination or repudiation by any party to either the Equity Commitment Letter or the Debt Commitment Letter (or the definitive agreements relating thereto) or any material dispute or disagreement between or among the parties to either the Equity Commitment Letter or the Debt Commitment Letter (or the definitive agreements relating thereto) with respect to the obligation to fund the financing or the amount of the financing to be funded at closing, or (iv) for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain all or any portion of the financing contemplated by either the Equity Commitment Letter or the Debt Commitment Letter on the terms or within the timing described therein.

Deltek has agreed to use its reasonable best efforts to, and to cause its subsidiaries and representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the debt financing as may be reasonably requested in writing by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Deltek and its subsidiaries), including (i) participating in a reasonable number of meetings, due diligence sessions, lender presentations and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and similar documents, (iii) furnishing Parent and its debt financing sources with information regarding Deltek and its subsidiaries, including information required under “know your customer” and anti-money laundering rules and regulations, all financial statements and projections and other pertinent information required by the Debt Commitment Letter, in each case as reasonably requested in writing by Parent, (iv) obtaining legal opinions as reasonably requested in writing by Parent, (v) obtaining such consents, approvals and authorizations reasonably requested by Parent to permit pledging of collateral in connection with the debt financing, (vi) executing and delivering customary definitive financing documents or other requested certificates or documents, including a customary solvency certificate by the chief financial officer of Deltek (provided that none of the letters, agreements, documents and certificates will be executed and delivered except in connection with the closing of the Merger, the effectiveness thereof will be conditioned upon, or become operative after, the closing of the Merger, none of Deltek or any of its subsidiaries or its representatives will be required to pay any commitment or other fee, provide any indemnities or incur any liability in connection with the financing prior to the effective time of the Merger and no personal liability will be imposed on the officers, directors, employees or agents involved), and (vii) obtaining certain intellectual property assignment agreements relating to Deltek products, and making all necessary filings with governmental registration agencies to update ownership title in and to effectuate the release of any security interests granted in Deltek’s registered intellectual property.

If any portion of the debt financing becomes unavailable on the terms and conditions or within the timing contemplated in the Debt Commitment Letter or if the Debt Commitment Letter shall be terminated or modified for any reason not in accordance with the Merger Agreement, Parent has agreed to use its reasonable best efforts to obtain alternative commitment letters from alternative lenders in an amount sufficient to consummate the Merger. Parent has agreed to keep Deltek informed on a current basis in reasonable detail of the status of its efforts to arrange any such alternate financing.

Limited Guaranty

Thoma Bravo X has agreed to guarantee the obligations of Parent under the Merger Agreement to pay, under certain circumstances, a termination fee of $59.6 million in the event of a failure of the Merger to be consummated under certain circumstances. The limited guaranty will terminate on the earliest of (i) the effective time of the Merger and (ii) the one-year anniversary of the termination of the Merger Agreement, unless Deltek delivers notice to Parent, Merger Sub or Thoma Bravo X with respect to such termination fee prior to the expiration of such one-year period. However, if Deltek or any of its affiliates asserts any claim against Thoma Bravo X or certain of its affiliates in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement other than claims expressly permitted under the limited guaranty, Thoma

Bravo X’s obligations and liabilities under the limited guaranty will terminate ab initio and become null and void and all payments previously made pursuant to the limited guaranty must be returned.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

The following is a summary of United States federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of our Common Stock are converted into the right to receive the Merger Consideration in the Merger. The discussion is for general information purposes only and does not purport to consider all aspects of United States federal income taxation that might be relevant to our stockholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of our Common Stock as capital assets, and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, and shareholders who acquired shares of Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this summary, a “U.S. holder” is a holder of our Common Stock who is, for United States federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity treated as a corporation) created or organized under the laws of the United States or any political subdivision thereof;

•	An estate whose income is subject to United States federal income tax regardless of its source; or

•

A trust (a) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust; or (b) if the trust has a valid election in place to be treated as a U.S. person.

This discussion does not discuss the tax consequences to any stockholder who, for United States federal income tax purposes, is not a U.S. holder and does not address any aspect of state, local or non-U.S. tax laws.

If our Common Stock is held by a partnership, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of our Common Stock, and partners in such partnerships, are urged to consult their own tax advisors regarding the consequences to them of the Merger.

The receipt of the Merger Consideration for shares of our Common Stock in the Merger generally will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of our Common Stock for cash in the Merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the Merger Consideration and the stockholder’s adjusted tax basis in the shares of our Common Stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered in the Merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder’s holding period for such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation in 2012. There are limitations on the deductibility of capital losses.

Backup withholding will apply to all cash payments to which a stockholder or other payee is entitled pursuant to the Merger Agreement, unless such stockholder or other payee provides a taxpayer identification number (Social Security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with the backup withholding tax rules. Each of our stockholders and, if applicable, each other payee, should complete and sign the Substitute

Form W-9 which will be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Stockholders considering the exercise of their appraisal rights should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the exercise of such rights arising under the laws of any other taxing jurisdiction.

The United States federal income tax consequences set forth above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger, including the application of state, local and non-U.S. tax laws.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

Members of our Board of Directors and our executive officers have various interests in the Merger described in this section that may be different from, or in addition to, the interests of Deltek and our stockholders generally. The members of our Board of Directors were aware of these interests and considered them at the time they approved the Merger Agreement.

Please see “The Merger Agreement – Treatment of Stock Options and Restricted Stock Awards” for a discussion of the treatment of outstanding vested and unvested options to acquire our Common Stock and restricted shares of Common Stock held by our directors and executive officers at the closing of the Merger.

Stock Options and Restricted Stock to be Cashed Out in the Merger

The following table sets forth, based on his or her beneficial ownership as of August 26, 2012, the cash proceeds that each of the Company’s directors and executive officers would receive at the closing of the Merger in respect of the cash-out of equity-based compensation awards:

Name	Value of Vested Stock Options ($)	Value of Unvested Stock Options that Vest upon the Merger ($)	Value of Unvested Restricted Stock ($)	Total Cash Payment With Respect to all Equity Compensation(1) ($)
Non-Employee Directors:
Nanci E. Caldwell	447,903	—	160,290	608,193
Edward R. Grubb	106,400	50,200	160,290	316,890
Joseph M. Kampf	360,313	—	160,290	520,522
Steven B. Klinsky	—	—	—	—
Thomas M. Manley	299,800	—	160,209	460,009
Albert A. Notini	447,903	—	—	447,903
Janet R. Perna	319,637	—	160,209	479,846
Alok Singh	—	—	—	—

Named Executive Officers:
Kevin T. Parker	7,462,048	1,716,750	6,662,500	15,841,298
Michael P. Corkery	—	—	1,917,500	1,917,500
Namita S. Dhallan	—	—	1,657,500	1,657,500
Garland T. Hall	—	—	1,735,500	1,735,500

All Other Executive Officers (8 Persons)	292,644	32,653	11,659,050	11,984,347

All Directors and Executive Officers as a Group (20 Persons)	9,736,648	1,799,603	24,433,338	35,969,508

(1)	Does not include value attributable to vested Common Stock owned outright by the director or executive officer.

Transaction Bonuses

On August 25, 2012, the Board adopted the Deltek, Inc. Transactional Bonus Plan (the “Plan”). The Plan provides for the payment of bonuses to certain key executives of the Company, upon and contingent on the occurrence of the Closing, subject to the terms and conditions of the Plan. Pursuant to the Plan, a participant must remain employed with the Company through the date of the closing of the Merger to be entitled to receive the bonus payment. Notwithstanding the foregoing, upon a participant’s termination of employment due to death or disability prior to the Closing, he or she will remain entitled to the bonus payment at Closing. Upon the payment of all amounts payable under the Plan, the Plan will terminate. The following officers of the Company participate in the Plan and are eligible to receive bonuses in the following amounts: Kevin Parker ($855,000), Michael Corkery ($264,000), Namita Dhallan ($264,000), Garland Hall ($136,000), Deborah Fitzgerald ($180,000), Kevin Iaquinto ($144,000), Holly Kortright ($120,000), Thomas Mazich ($144,000), Catherine Morales ($116,000), David Schwiesow ($192,000) and Claus Thorsgaard ($142,210).

Employment Agreements

As of the date of this information statement, Parent has informed the Company that none of the Company’s executive officers have entered into any agreement, arrangement or understanding with Parent regarding employment with the surviving corporation. As part of its retention efforts, Parent may wish to enter into agreements, arrangements or understandings with the Company’s officers and certain other key employees.

The Company has entered into employment agreements with all of its executive officers, including the named executive officers. The Merger will constitute a change in control pursuant to the agreements described below.

Agreement with the Chief Executive Officer

Under Mr. Parker’s amended employment agreement, if the Company terminates Mr. Parker’s employment without “cause” or gives a notice of non-renewal of the agreement or if Mr. Parker terminates his employment for “good reason” (as such terms are defined in the employment agreement), Mr. Parker will be entitled to receive as severance two years’ salary continuation at his then-current base salary rate, a lump sum payment equal to two times his target annual variable compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. Upon a change of control or in the event that Mr. Parker’s employment is terminated due to his death or disability, Mr. Parker’s stock option agreement and restricted stock agreement provide that the unvested stock options or restricted stock, as applicable, held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable (if applicable) in full.

Mr. Parker is bound by obligations of confidentiality during the term of his employment and thereafter. Mr. Parker’s employment agreement contains non-solicitation provisions that apply during the term of Mr. Parker’s employment and for a period of 12 months following termination of his employment for any reason. A restrictive covenant relating to non-competition applies during the term of Mr. Parker’s employment and for a period of 12 months thereafter, if Mr. Parker is terminated for any reason prior to a change in control, or for six months thereafter, if Mr. Parker is terminated for any reason on or after a change in control.

Agreement with Other Executive Officers

Each of the other executive officers (other than Mr. Thorsgaard) is a party to an employment agreement with the Company that provides as follows:

If the employment of the officer is terminated prior to a change in control either by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the applicable agreement), the executive will receive as severance six months’ salary continuation at his then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of the executive is terminated either by us or our successor without “cause” or by the executive for “good reason,” he or she will receive as severance 18 months’ salary continuation at his or her then-current base salary rate, a lump sum payment equal to one and one-half times his or her target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

Mr. Thorsgaard is a party to a secondment agreement with the Company that has a term through December 31, 2012 and a service agreement with the Company that is suspended during the term of the secondment agreement. Pursuant to the terms of the secondment agreement, if both the secondment and the executive’s employment are terminated by the Company without “cause” (as defined therein), Mr. Thorsgaard will be entitled to 90 days notice and an additional 12 months of notice pay (which includes base salary, bonus and pension payment entitlements).

Each of the executives has entered into a non-competition agreement with the Company as a condition to his or her employment. Under the non-competition agreement, the executives are bound by obligations of confidentiality during the term of employment and thereafter. The non-competition agreement also requires the executive to abide by restrictive covenants relating to non-solicitation and non-competition during the term of employment and for a period of 12 months following termination of employment.

Golden Parachute Compensation

The following table shows the aggregate dollar value of the various elements of compensation that each named executive officer would receive in connection with the Merger, assuming that (i) the closing occurred on October 1, 2012, (ii) with respect to stock options and restricted stock, the price per share paid is $13.00 and (iii) each named executive officer’s employment was terminated by the Company on the closing date, without cause or by the named executive officer for good reason:

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Other ($) (4)	Total Payments ($)
Kevin T. Parker	2,665,000	8,379,250	47,688	855,000	11,946,938

Michael P. Corkery	900,000	1,917,500	39,516	264,000	3,121,016

Namita S. Dhallan	855,000	1,657,500	39,516	264,000	2,816,016

Garland T. Hall	727,500	1,735,500	39,516	136,000	2,638,516

(1)	These amounts represent the cash severance payable pursuant to the executives’ employment agreements. These amounts are “double-trigger” payments, as they are payable only upon the occurrence of both a change in control and a termination of the named executive officer without cause or by the named executive officer for good reason (or, in the case of Mr. Parker, the non-renewal by the Company of his employment agreement), in the case of each named executive officer other than Mr. Parker, within the 18-month period following the change in control.

The following table quantifies each element of the cash severance described above for each named executive officer. The base salary continuation is payable over the 18 (24 in the case of Mr. Parker) month period following termination of the named executive officer’s employment. The bonus portion will be payable at the time that bonuses are generally paid to employees for the period in which the termination occurs:

Name	Multiple of Base Salary($)	Multiple of Annual Bonus($)
Kevin T. Parker	1,240,000	1,425,000

Michael P. Corkery	570,000	330,000

Namita S. Dhallan	525,000	330,000

Garland T. Hall**	472,500	255,000

**	Based on the payments described above, pursuant to the terms of his employment agreement, payment of the severance amount to Mr. Hall will be reduced so that his total payments do not trigger the imposition of an excise tax under Section 4999 of the Code.

(2)	Amounts represent the cash to be received upon completion of the Merger due to the accelerated vesting of unvested stock options and restricted stock. These are single-trigger payments. The following table quantifies each element of the equity-based award cash payments for each named executive officer:

Name	Accelerated Vesting of Stock Options($)	Accelerated Vesting of Restricted Stock($)
Kevin T. Parker	$1,716,750	$6,662,500

Michael P. Corkery	—	$1,917,500

Namita S. Dhallan	—	$1,657,500

Garland T. Hall	—	$1,735,500

(3)	Represent health continuation coverage for 18 months and the cost of outplacement services for each of the named executive officers. These amounts are “double-trigger” payments as they are payable only upon the occurrence of both a change in control and a termination of the named executive officer without cause, by the named executive officer for good reason or, in the case of Mr. Parker, a non-renewal of his employment agreement.
(4)	Represents amounts payable under the Transaction Bonus Plan described above.

Mr. Parker is bound by obligations of confidentiality during the term of his employment and thereafter. Mr. Parker’s employment agreement contains non-solicitation provisions that apply during the term of Mr. Parker’s employment and for a period of 12 months following termination of his employment for any reason. A restrictive covenant relating to non-competition applies during the term of Mr. Parker’s employment and for a period of 12 months thereafter, if Mr. Parker is terminated for any reason prior to a change in control, or for six months thereafter, if Mr. Parker is terminated for any reason on or after a change in control.

Each of the other named executive officers has entered into a non-competition agreement with the Company as a condition to his or her employment. Under the non-competition agreement, the executives are bound by obligations of confidentiality during the term of employment and thereafter. The non-competition agreement also requires the executive to abide by restrictive covenants relating to non-solicitation and non-competition during the term of employment and for a period of 12 months following termination of employment.

Indemnification and Insurance

The Merger Agreement provides that following the Merger, Parent and the surviving corporation and its subsidiaries will indemnify and hold harmless, and will advance expenses to the fullest extent permitted under applicable law, each current and former director, officer and employee of Deltek or any of its subsidiaries against any claim, action, suit, audit, proceeding or investigation relating to acts or omissions by any such officer, director or employee occurring at or prior to the Merger. For six (6) years after the Merger, Parent and the surviving corporation must (i) maintain in the certificate of incorporation, bylaws and other organizational documents of Parent and the surviving corporation providing provisions concerning the indemnification and exoneration of Deltek’s current and former officers, directors and employees that are no less favorable than the provisions under Deltek’s certificate of incorporation and bylaws as of the date of the Merger Agreement, and (ii) cause our existing officers’ and directors’ liability insurance and fiduciary liability insurance to be maintained or maintain substitute policies with at least the same coverage and amounts containing terms and conditions that are no less advantageous to the directors and officers than the current policies.

Agreement with New Mountain

Pursuant to that certain Advisory Agreement, dated as of April 22, 2005, New Mountain Capital, LLC has been providing management, financial advisory, and investment banking services to the Company on a nonexclusive basis. As disclosed in the Company’s 2007 initial public offering and in its annual reports on Form 10-K and proxy statements, the Company is required to pay a fee to New Mountain Capital, LLC, which upon the closing of the Merger would amount to approximately $20.6 million.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not intended to be a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached as Annex D to this information statement. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

If the Merger is completed, holders of our Common Stock who did not consent to the adoption of the Merger Agreement and who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our Common Stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholders would otherwise be entitled to receive pursuant to the Merger Agreement.

The following is a brief summary of Section 262, which sets forth the procedures for holders of Common Stock who did not consent to the adoption of the Merger Agreement and decide to exercise their statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the Merger.

Under Section 262, where a Merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the Merger or the surviving or resulting corporation, within ten days after the effective date of the Merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the Merger and that appraisal rights are available. This notice and this information statement constitute notice to holders of Deltek’s Common Stock concerning the availability of appraisal rights under Section 262.

Holders of shares of our Common Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to Deltek within 20 days after the date of mailing of this information statement and the notice attached hereto, which date is October 4, 2012. A demand for appraisal must be executed by or for the stockholder of record and must reasonably inform Deltek of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of our Common Stock. A stockholder who elects to exercise appraisal rights should mail or deliver the written demand to Deltek at 2291 Wood Oak Drive, Herndon, Virginia 20171, Attention: Office of the General Counsel.

If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. If a stockholder holds shares of our Common Stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our Common Stock outstanding in the name of such record owner.

A person having a beneficial interest in our Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the procedures set forth in Section 262 in a timely manner to perfect any appraisal rights. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

Prior to the Merger or within ten days after the effective time of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders entitled to appraisal rights. If this notice is sent more than 20 days after the sending of this information statement, we will only send it to stockholders who are entitled to appraisal rights and who have demanded appraisal in accordance with Section 262.

Within 120 days after the effective date of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Deltek, as the surviving corporation in the Merger, must mail any such written statement to the stockholder within ten days after the stockholders’ request is received by us or within ten days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

Within 120 days after the effective date of the Merger, either Deltek or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Deltek shares of Common Stock of stockholders entitled to appraisal rights. We have no obligation, and no present intention to file such a petition if demand for appraisal is made.

Upon the filing of a petition for appraisal by a stockholder in accordance with Section 262, service of a copy must be provided to us. Within 20 days after service, we must file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by us. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. When the fair value is so determined, the Delaware Court of Chancery will direct the payment by Deltek, as the surviving corporation of the Merger, of such value, with interest thereon to be paid in accordance with Section 262 of the DGCL and as the Delaware Court of Chancery so determines, to the stockholders entitled thereto, upon the surrender to Deltek by such stockholders of such shares of Common Stock. Unless the Delaware Court of Chancery, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the Merger through the date on which the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has construed Section 262’s requirement that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger” to mean that a court may consider elements of future value that are known or can be proven as of the date of the merger and that are not speculative. No representation is made as to the outcome of the appraisal of fair value by the Delaware Court of Chancery.

Deltek stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would have received pursuant to the Merger Agreement if they had not sought appraisal of their shares and that opinions of investment banking firms as to the fairness of the Merger Consideration, from a financial point of view, are not necessarily opinions as to the fair value thereof to be determined by the Delaware Court of Chancery under Section 262 of the DGCL. Moreover, Deltek does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our Common Stock is less than the Merger Consideration. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed against the parties as the Delaware Court of Chancery deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder seeking appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Merger.

At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger Agreement by delivering a written withdrawal of such demand to the Company. After this 60-day period, a stockholder may withdraw his or her demand for appraisal and receive payment for his shares as provided in the Merger Agreement only with our consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective date of the Merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation or present intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal may be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, except that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms of the Merger within 60 days after the effective date of the Merger.

Failure by any stockholder to comply fully with the procedures described above and set forth in Annex D to this information statement may result in termination of the stockholder’s appraisal rights. If you are considering whether to demand appraisal of the fair value of your shares of Common Stock of the Company, you are urged to consult your own legal counsel.

FORM OF THE MERGER

Subject to the terms and conditions of the Merger Agreement and in accordance with DGCL, at the effective date of the Merger, Merger Sub will merge with and into Deltek. Deltek will survive the Merger as a wholly-owned subsidiary of Parent.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF COMMON STOCK

The conversion of our Common Stock into the right to receive the per share Merger Consideration in cash, without interest and subject to any required withholding taxes, will occur automatically at the effective date of the Merger. As soon as practicable (but in any event within five business days) after the effective date of the Merger, the paying agent will mail a letter of transmittal to each holder of record (other than the Company, Parent and Merger Sub, any of their respective subsidiaries and any stockholders who chose to exercise their appraisal rights) of our Common Stock. The letter of transmittal will be accompanied by instructions for use by each such holder in surrendering his, her or its stock certificates or transferring book-entry shares, as applicable, in exchange for the Merger Consideration into which such shares shall have been converted in the Merger. Stockholders should not return stock certificates or transfer book-entry shares before receiving the letter of transmittal.

In the event of a transfer of ownership of shares of our Common Stock that is not registered in the records of our transfer agent, the Merger Consideration for such shares may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer or such book-entry shares shall be properly transferred; and

•

the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes that the tax has been paid or is not applicable.

The Merger Consideration paid upon surrender of shares of our Common Stock will be in full satisfaction of all rights relating to the shares of our Common Stock.

DELISTING AND DEREGISTRATION OF DELTEK COMMON STOCK

If the merger is completed, Deltek’s Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. On August 31, 2012, Deltek and Parent each filed a Notification and Report Form with the Antitrust

Division and the Federal Trade Commission and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at 11:59 p.m. on October 1, 2012.

Under the Merger Agreement, both Deltek and Parent have agreed to use their reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity in connection with the execution of the Merger Agreement and completion of the Merger. Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the expiration of 20 days from the dissemination of this information statement to Deltek’s stockholders and the filing of a certificate of merger in Delaware at or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

LITIGATION RELATED TO THE MERGER

On August 31, 2012, a putative class action lawsuit, entitled Bushansky v. Deltek, Inc. et al., Case No. 7827-12-VCP, was filed against the Company, the Board of Directors, Thoma Bravo, L.L.C., Parent, and Merger Sub in the Court of Chancery of the State of Delaware, New Castle County. The complaint purports to be brought on behalf of all the Company’s stockholders (excluding the defendants, their affiliates, and immediate family members). The complaint alleges that the Board of Directors breached their fiduciary obligations to the Company’s stockholders in approving the Merger Agreement, and that the other named defendants aided and abetted the breach of those duties. In that connection, the complaint alleges that (i) the Merger Consideration is inadequate; (ii) the Voting Agreement, termination fee, matching rights, and no-solicitation provisions of the Merger Agreement will hinder and deter other potential acquirers from seeking to acquire the Company on better terms than the proposed transaction; (iii) the Board of Directors is conflicted because they and certain other Company executives will receive certain benefits from the Merger not available to the Company’s stockholders; and (iv) the disclosures in the preliminary information statement are inadequate. The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the Merger, unspecified compensatory damages, and attorneys’ fees and expenses. All defendants intend to vigorously defend against this action.

THE MERGER AGREEMENT

This section of this information statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page 72.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this information statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedule that the Company delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement.

THE MERGER

Subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Deltek, with Deltek continuing as the surviving corporation. As a result of the Merger, Deltek will cease to be an independent, publicly-traded company and will become a wholly-owned subsidiary of Parent. The Merger will be effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State).

MERGER CONSIDERATION

Upon completion of the Merger, each issued and outstanding share of our Common Stock will automatically be cancelled and will cease to exist and each outstanding share not owned by Deltek, Parent or Merger Sub will be converted into the right to receive $13.00 in cash, without interest and subject to any required withholding taxes.

DIRECTORS AND OFFICERS; CERTIFICATE OF INCORPORATION; BYLAWS

The board of directors of the surviving corporation will, from and after the effective time of the Merger, consist of the directors of Merger Sub until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. The officers of Merger Sub immediately prior to the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the surviving corporation until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal.

The amended and restated certificate of incorporation of Merger Sub in effect immediately prior to the effective time of the Merger will be the certificate of incorporation of the surviving corporation, until thereafter amended in accordance with its terms and as provided by law and the Merger Agreement. The bylaws of the Company in effect immediately prior to the effective time of the Merger will, by virtue of the Merger, be the bylaws of the surviving corporation, until thereafter amended in accordance with their terms and as provided by law.

TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK AWARDS

At the effective time of the Merger, each option outstanding immediately prior to the Merger under any Company stock option or equity incentive plan, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of Common Stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option.

At the effective time of the Merger, each restricted stock award granted by the Company under any Company equity incentive plan which is outstanding shall vest and become free of such restrictions as of the effective time of the Merger and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.

The Company shall take action as is reasonably required to cause the termination of the Deltek, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) effective as of the conclusion of the offering period under the ESPP ending on August 31, 2012 (the “Final Purchase Date”). On the Final Purchase Date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Common Stock in accordance with the terms of the ESPP and shall prevent the commencement of any new purchase or offering period.

STOCKHOLDERS SEEKING APPRAISAL

The Merger Agreement provides that those stockholders who are entitled to demand and properly demand appraisal will not have the right to receive the Merger Consideration, but will receive payment in cash for the fair value of their shares of our Common Stock as determined in accordance with Delaware law. If a holder fails to perfect, waives, withdraws or loses his or her right to appraisal of our Common Stock after the effective date, his or her shares will be treated as if they had been converted into and are exchangeable for the Merger Consideration without interest and the stockholder’s right to appraisal will be extinguished. Deltek must give Parent prompt notice of demands for appraisal and Deltek may not make a payment with respect to a demand for appraisal or settle any such demands without Parent’s prior written consent. Additional details on appraisal rights are described above in “The Merger—Appraisal Rights.”

PAYMENT FOR THE SHARES

Parent will designate a paying agent reasonably acceptable to us to make payment of the Merger Consideration as contemplated by the Merger Agreement. Prior to or at the time of the Merger, Parent will deposit in trust with the paying agent the funds appropriate to pay the Merger Consideration to the stockholders on a timely basis.

As promptly as practicable after the completion of the Merger, the paying agent will send you a letter of transmittal and instructions advising you how to surrender your shares of Common Stock in exchange for the

Merger Consideration. The paying agent will promptly pay you your Merger Consideration after you have (1) surrendered your shares of Common Stock and (2) provided to the paying agent a properly completed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of cash payments. The amount of any cash payments paid to you will be reduced by any applicable withholding taxes. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL.

If the paying agent is to pay some or all of your Merger Consideration to a person other than you, you must have your shares of Common Stock properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to Parent’s satisfaction that the taxes have been paid or are not required to be paid.

The letter of transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit of that fact and, if required by Parent, post a bond in an amount that Parent may reasonably direct as indemnity against any claim that may be made against it in respect of the certificate.

REPRESENTATIONS AND WARRANTIES

The Merger Agreement contains representations and warranties made by Deltek to Parent and Merger Sub, including representations and warranties relating to:

•	our organization, standing and power, and other corporate matters of Deltek and our subsidiaries;

•	the aggregate consideration payable by Parent under the Merger Agreement;

•	our certificate of incorporation and bylaws;

•	the capitalization of Deltek and our subsidiaries;

•	the authorization, execution, delivery and enforceability of the Merger Agreement and the related transaction agreements;

•	the absence of conflicts or violations under our organizational documents, contracts, instruments or law, and required consents and approvals;

•	the reports, schedules, forms, statements, and other documents filed with the SEC and the accuracy of the information in those documents;

•

the financial statements of the Company included in the SEC filings comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended;

•

the absence of any liabilities since June 30, 2012 other than those which (i) are reflected in the Company’s financial statements or the notes thereto, (ii) were incurred in the ordinary course of business and consistent with past practices, (iii) would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect (as defined below), (iv) have been discharged or paid in full prior to the date hereof, or (v) are of a nature not required to be reflected on the consolidated balance sheet of the Company and its subsidiaries prepared in accordance with U.S. GAAP consistently applied;

•	each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) having made the certifications required by Rules 13a-14 and 15d-14 promulgated under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to the Company’s SEC filings;

•

to the knowledge of the Company, no director or executive officer of the Company or any of its subsidiaries having received any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its subsidiaries has engaged in questionable accounting or auditing practices;

•

no current or former attorney representing the Company or any of its subsidiaries having reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation of the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents, to the current Board of Directors or any committee thereof or to any current director or executive officer of the Company;

•	the Company’s internal controls over financial reporting;

•	equity awards were granted in compliance with applicable legal requirements and recorded on the Company’s financial statements in accordance with U.S. GAAP consistently applied;

•	the accuracy and completeness of the information supplied for, and compliance of, this information statement;

•	the absence of certain events;

•	the absence of material litigation;

•	our compliance with applicable law;

•	tax matters;

•	employee benefit plans and labor relations;

•	our compliance with environmental matters;

•	transactions with our affiliates;

•	our intellectual property;

•	our title to property and assets;

•	our material contracts;

•	our government contracts;

•	our receipt of a fairness opinion;

•	the brokers’ and finders’ fees and other expenses payable by us with respect to the Merger;

•	our insurance policies;

•	the written consent executed by the Principal Stockholders;

•	our compliance with anti-bribery and anti-money laundering regulations; and

•	our compliance with international trade laws.

The Merger Agreement also contains representations and warranties made by Parent and Merger Sub to Deltek, including representations and warranties relating to:

•	organization, standing and power, and other corporate matters;

•	operations of Merger Sub;

•	authorization, execution, delivery and enforceability of the Merger and related transaction agreements;

•	the absence of conflicts or violations under charter documents, contracts, instruments or law, and required consents and approvals;

•	the accuracy of information supplied for this information statement;

•	the Debt Commitment Letter received by Parent;

•	the absence of litigation;

•	the brokers’ and finders’ fees payable by Parent with respect to the Merger;

•	employee benefit plans and labor relations;

•	Parent’s ownership of our Common Stock;

•	solvency of Parent; and

•	the Limited Guaranty (as described in “The Merger—Financing of the Merger—Limited Guaranty”).

The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

From the date of the Merger Agreement through the effective date of the Merger or, if earlier, the termination of the Merger Agreement, Deltek has agreed (and has agreed to cause its subsidiaries) to conduct its respective businesses in the ordinary course and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and vice presidents and preserve its relationships with customers, suppliers and others having significant business dealings with the Company or any of its subsidiaries, and use its commercially reasonable efforts to preserve its relationships with its employees.

In addition, during the same period, Deltek has also agreed that, subject to certain exceptions, without the prior written consent of Parent, it will not, and will not permit its subsidiaries to:

•

(i) split, subdivide, reclassify, combine, adjust or amend the terms of any of its capital stock (including the Common Stock), (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any shares of capital stock (including the Common Stock), or (iii) repurchase, redeem or otherwise acquire any shares of capital stock (including the Common Stock) or any other securities convertible into or exchangeable or exercisable for any shares of capital stock;

•

issue, deliver, sell, grant, pledge, accelerate, transfer, convey, pledge, accelerate, encumber or dispose of any shares of the Company’s capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares;

•	amend the certificate of incorporation or bylaws or other organizational documents of the Company or its subsidiaries;

•	merge or consolidate with any other person, except for any such transactions between wholly-owned subsidiaries of the Company or between the Company and any of its wholly-owned subsidiaries;

•

make any acquisition or agree to make any acquisition (by merger, consolidation, acquisition of equity interests or assets, or otherwise) of any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

•

sell, lease, license transfer or swap, mortgage, hypothecate or otherwise encumber (including securitization), or subject to any lien, or otherwise dispose of, or agree to sell, lease, license transfer or swap, mortgage, hypothecate or otherwise encumber (including securitization), or subject to any lien or otherwise dispose of, any assets of the Company or any of its subsidiaries, except sales, dispositions or like-kind replacements of inventory or assets in the ordinary course of business consistent with past practice and pursuant to the exercise of the Company’s or such subsidiary’s reasonable business judgment, or sub-leases of office space (not to exceed 5,000 sq. ft. and not including the Company’s corporate headquarters in Herndon, Virginia) that the Company or any of its subsidiaries has vacated;

•

(i) enter into any new real property leases, or (ii)(x) make any modifications to, (y) assign or sublease any portion of, or (z) terminate, any lease or the Company’s or its subsidiary’s, as applicable, interest in any leased real property;

•

except for inter-company borrowings between or among the Company and/or one or more of its subsidiaries, incur, assume, guarantee or become obligated with respect to any additional indebtedness including by way of an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing;

•

except for (i) inter-company borrowings between or among the Company and/or one or more of its subsidiaries, or (ii) other borrowings not in excess of $1 million in the aggregate, repurchase or repay any indebtedness;

•

except as may be required as a result of a change in regulatory accounting standards and practice or in U.S. GAAP, change any of the accounting principles or practices used by the Company that materially affect the reported consolidated assets, liabilities or results of operations of the Company and its subsidiaries;

•

waive, settle or compromise any material pending or threatened suit, audit, action or claim, other than waivers, settlements or compromises that involve only the payment of monetary damages by the Company or any of its subsidiaries, net of insurance, of no more than $250,000 individually and $500,000 in the aggregate;

•

except as contemplated by the Merger Agreement, terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company stock plans or employee benefit plans, enter into any collective bargaining agreement with any labor organization or union, increase the salary, wage, bonus or other compensation of any directors or employees of the Company or any of its subsidiaries (except (i) with respect to employees with a title below the level of Senior Vice President, increases in compensation for annual performance reviews or promotions, as long as total aggregate compensation for this class of employees does not increase by more than 4%; (ii) annual and quarterly bonuses and non-material increases in benefits paid in the ordinary course; and (iii) bonus payments under the Transaction Bonus Plan to certain key employees), enter into any change-in-control arrangement, hire any employees at a level of Vice President or above or earn more than $200,000 (except to fill a vacancy) or make or forgive any loans to an employee or director (other than with respect to advancements reasonable business expenses);

•

make any material tax election, change any material tax accounting method or take any material position on any material tax return that is inconsistent with elections made or positions taken in preparing or filing similar tax returns in prior periods, amend any material tax returns, settle or compromise any material tax liability, enter into any closing agreement or settle or compromise any claim or assessment with respect to a material amount of taxes, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes;

•

authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of the Company or any subsidiary of the Company;

•

make or commit to any capital expenditures or any obligations or liabilities in respect thereof other than (x) leasehold improvements made to the Makati, Philippines facility, and (y) otherwise, in excess of $500,000 in the aggregate;

•

modify, amend, or terminate any material contract or enter into any contract that would be a material contract if entered into prior to the date of the Merger Agreement, or waive or assign any of its rights or claims under a material contract or contract that would be a material contract if entered into prior to the date hereof, in each case except in the ordinary course of business consistent with past practice (including customer contracts);

•

enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its subsidiaries’ activities;

•	enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by applicable law;

•

fail to maintain and protect, or abandon, allow to lapse, expire or be cancelled any registration or application for registration for, material Company-owned intellectual property, or knowingly disclose to any person not an employee of, or consultant or advisor to, the Company or any of its subsidiaries bound by a signed written agreement containing confidentiality obligations to the Company or such subsidiary, or otherwise knowingly disclose any trade secret, process, or know-how not a matter of public knowledge prior to the date of the Merger Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice made under an existing contract or agreement containing confidentiality obligations for the benefit of the Company or its subsidiary, as applicable;

•

communicate with employees of the Company or any of its subsidiaries regarding the future compensation, benefits or other treatment that they will receive following the closing of the Merger, unless (i) any such communication is consistent with prior directives or documentation provided to the Company by Parent (in which case, Parent shall provide the Company with prior notice of, and the opportunity to review and comment upon, any such communication), (ii) any such communication addresses any employee’s right to receive Merger Consideration or any employee’s treatment of his or her equity awards, or (iii) any such communication addresses any employee in their capacity as a stockholder of the Company;

•

take any action which the Company would reasonably expect to result in any of the conditions to the Merger not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

•	terminate the employment of any executive officer of the Company, other than for good reason or for reasonable cause;

•	enter into any new line of business outside of the existing business segments;

•	implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state, or local law, regulation, or ordinance;

•

grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business consistent with past practice; or

•	agree in writing, or otherwise, to take any of the foregoing actions.

EFFORTS TO COMPLETE THE MERGER

Subject to the terms and conditions set forth in the Merger Agreement, we, Parent and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things proper or advisable to complete, in the most expeditious manner practicable, the Merger and any transactions contemplated by the Merger Agreement, including (i) the Company using commercially reasonable efforts to, and shall cause its subsidiary, Deltek Danmark A/S, to use its commercially reasonable efforts to, obtain a written consent to the Merger and related transaction from the licensor under certain of the contracts specified therein, and (ii) each of the parties shall use their reasonable best efforts to (a) obtain necessary consents, approvals or waivers from governmental entities, (b) obtain necessary consents, approvals or waivers from third parties, (c) defend any lawsuits or other proceedings challenging the Merger Agreement or the consummation of the Merger, and (d) execute any additional documents necessary to complete the transactions contemplated by the Merger Agreement.

CONDITIONS TO THE MERGER

The consummation of the Merger is subject to certain customary closing conditions, as described further below.

Conditions to Each Party’s Obligations. Each party’s obligations to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the Company and Parent shall have received duly executed copies of the written consent from the Principal Stockholders;

•	any waiting period (and any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated;

•

no U.S. federal or state court shall have issued or entered a temporary restraining order, preliminary or permanent injunction or other order that is in effect and that prohibits consummation of the Merger; and

•

this information statement shall have been delivered to the security holders of the Company and the consummation of the Merger shall be permitted by Regulation 4C of the Exchange Act (including, without limitation, Rule 14c-2, promulgated under the Exchange Act).

Conditions to Parent’s and Merger Sub’s Obligations. The obligation of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver by Parent of the following conditions:

•

the representations and warranties of Deltek in the Merger Agreement (other than the representations and warranties regarding our capital structure, authority/non-contravention and takeover statutes), shall be true and correct (without giving effect to any limitation as to materiality or Company material adverse effect (as defined below)), on the date of the Merger Agreement and at the closing of the Merger as though made on and as of the closing date (except to the extent that such representations and warranties speaks as of a particular date, in which case such representations and warranties shall be true and correct as of that date), except where the failure of the representations and warranties to be true and correct is not reasonably be expected to have a Company material adverse effect;

•

the representations and warranties of Deltek in the Merger Agreement relating to our capital structure, authority/non-contravention and takeover statutes shall be true and correct in all respects on the date of the Merger Agreement and at the closing of the Merger as though made on and as of the closing date (except (i) to the extent such representations and warranties speaks as of an earlier date, in which case such representations and warranties shall be true and correct as of that date and (ii) solely with respect to the capitalization representation, de minimis errors and with respect to the aggregate consideration, a new aggregate increase of up to $250,000);

•	Parent shall have received a certificate to the effect of the above conditions signed on behalf of Deltek by an executive officer of Deltek;

•

Deltek shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied with by it under the Merger Agreement at, or prior to, the closing of the Merger and Parent shall have received a certificate signed on behalf of Deltek by an executive officer of Deltek to such effect;

•

since June 30, 2012, there shall not have occurred any material adverse effect (as defined below) and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

•	the Company shall have filed all SEC documents required to contain financial statements and to be filed with the SEC prior to the effective time of the Merger;

•	this information statement shall have been mailed to the Company’s stockholders in accordance with the Merger Agreement and 20 days shall have elapsed since the date of such mailing;

•	the Company shall have terminated certain related party agreements; and

•

the Company shall have delivered to Parent payoff letters with respect to indebtedness of the Company and its subsidiaries outstanding as of the closing under Second Amended and Restated Credit Agreement, dated as of November 3, 2010 as amended by Amendment No. 1 dated as of November 14, 2011 (and as further amended, supplemented or otherwise modified to date), by and among the Company, as the borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent for the lenders, and releases of all liens securing such indebtedness, conditioned only on the payment of the amounts described in such payoff letters.

A “material adverse effect” means any event, development, occurrence, fact, condition, change or effect, either individually or in the aggregate, that is, or would reasonably be expected to be, (i) materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or (ii) prevent the consummation of the Merger; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or there would reasonably be expected to be, a material adverse effect: (a) any event, occurrence, fact, condition, change or effect relating to, or resulting from, any change or development in or to local, regional, national or foreign political, economic or financial conditions or in or to local, regional, national or foreign credit, financial, banking or securities markets (including any disruption thereof), including, without limitation, any event, occurrence, fact, condition, change or effect caused by acts of terrorism or war or armed hostilities (whether or not declared), or the escalation of any of the foregoing, (b) any event, occurrence, fact, condition, change or effect generally affecting any of the industries, geographic areas or business segments in which the Company or any of its subsidiaries operates, including, without limitation, any change in the U.S. Federal budget or other governmental budget, any partial or other shutdown of the U.S. Federal government or any other government (or similar event), or any event, occurrence, fact, condition, change or effect arising from or related to such budget change or government shutdown (or similar event) in respect of any governmental agency, executive department or other governmental body or entity, or any material worsening of such conditions, (c) any event, occurrence, fact, condition, change or effect relating to, or resulting from, any hurricane, earthquake or other natural disasters, (d) any change in the share price or trading volume (as opposed to the facts underlying such change) of the Common Stock on the Nasdaq Global Select Market of The NASDAQ Stock Market LLC, (e) any event, occurrence, fact, condition, change or effect relating to, or resulting from, the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law or U.S. generally accepted accounting principles, after the date of the Merger Agreement, (f) any failure, in and of itself (as opposed to the facts underlying such change), to meet any budgets, plans, projections or forecasts of the Company’s or its subsidiaries’ revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates with respect to the revenue, earnings or other financial performance or results of operations of the Company or its subsidiaries or any change in analyst recommendations, for any period, (g) any event, occurrence, fact, condition, change or effect relating to, or resulting from, taking any action consented to or requested by Parent, or (h) any event, occurrence, fact, condition, change or effect directly relating to, or resulting from, the execution, performance, announcement or pendency of the Merger Agreement or the transactions contemplated hereby (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, licensees, distributors, partners or employees, the loss or departure of officers or other employees of the Company or its subsidiaries and any pending or threatened proceeding challenging the Merger Agreement or the transactions contemplated hereby), or otherwise resulting from the pursuit of the consummation of the transactions contemplated hereby; provided, however, that events, occurrences, facts, conditions, changes or effects referred to in clauses (a), (c) and (e) above shall be taken into account in determining whether there has been, or there would reasonably be expected to be, a material adverse effect if and only to the extent such event, occurrence, fact, condition, change or effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its subsidiaries, as compared to other companies operating in the industries in which the Company and its subsidiaries operate.

Conditions to Deltek’s Obligations. Deltek’s obligation to effect the Merger is further subject to the satisfaction or waiver by Deltek of the following conditions:

•

Parent’s and Merger Sub’s representations and warranties in the Merger Agreement shall be true and correct (without giving effect to any limitation as to materiality) on the date of the Merger Agreement and at the closing of the Merger as though made on and as of the closing date (except to the extent such representations and warranties speak as of a particular date, in which case such representations and warranties shall be true and correct as of that date), except where the failure of the representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement or to perform their obligations thereunder. Deltek shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub to such effect; and

•

Parent and Merger Sub shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied with by them under the Merger Agreement at or prior to the closing of the Merger, and Deltek shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub to such effect.

NO SOLICITATION OF OTHER OFFERS

The Merger Agreement provides that (i) Deltek and its subsidiaries shall, and shall cause each of their respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”), to, immediately cease any discussions or negotiations with any persons that may be ongoing as of the date of the Merger Agreement with respect to an acquisition proposal, (ii) neither the Company nor any of its subsidiaries shall, nor shall the Company or any of its subsidiaries authorize or permit any of its or their respective Representatives to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any acquisition proposal, (B) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, any third party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an acquisition proposal, (C) grant any waiver, amendment or release under any standstill or confidentiality agreement or takeover statute, or (D) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an acquisition proposal or any proposal or offer that is intended to lead to an acquisition proposal or requires the Company to abandon the Merger Agreement and (iii) neither the Board of Directors nor any committee thereof shall (A) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal, (B) fail to publicly recommend against any acquisition proposal to the extent the acquisition proposal remains outstanding, or (C) fail to recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on

Schedule 14D-9 under the Exchange Act within ten business days after the commencement of such acquisition proposal.

If on or prior to 5:00 p.m. New York City time on September 15, 2012, the Company or any of its Representatives has received a bona fide written acquisition proposal from an unaffiliated third party, which was not initiated or solicited in breach of the non-solicitation covenant described above, then, on or prior to 11:59 p.m. New York City time on September 25, 2012, the Company, directly or indirectly through its Representatives, may (i) engage in negotiations or discussions with such third party and its Representatives and (ii) furnish to such third party or its Representatives non-public information relating to the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement, provided that the Company shall make available to Parent any material non-public information relating to the Company or its subsidiaries that is made available to such third party which was not previously made available to Parent prior to or substantially concurrently with the time it is made available to such third party; provided, however, that prior to taking any such action, (A) the Board of Directors shall determine in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary duties to the holders of the Company’s capital stock under applicable law and (B) the Board of Directors shall determine in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal.

Deltek must promptly notify Parent (and, in any event, within 48 hours, if it receives any acquisition proposals.

A “superior proposal” is a proposal to acquire 50% or more of the voting securities or assets of Deltek and that the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably expected to be consummated (taking into account all legal, financial and regulatory aspects of the proposal) and, if consummated, would result in a transaction more favorable to Deltek’s stockholders from a financial point of view than the Merger.

TERMINATION OF THE MERGER AGREEMENT

The Merger Agreement may be terminated at any time prior to the completion of the Merger:

•	by mutual written consent of Deltek and Parent;

•	by either Deltek or Parent:

•

if the Merger is not completed on or before December 24, 2012, except that this right is not available to either party if its failure to fulfill any obligation under the Merger Agreement was the primary cause of, or resulted in, the failure to complete the Merger by such date; or

•

if any U.S. federal or state court issues or enters a permanent injunction or other order, that prevents or prohibits consummation of the Merger and the injunction or order has become final and non-appealable, except that this right is not available to either party if its failure to fulfill any obligation under the Merger Agreement was the primary cause of, or resulted in, such action; or

•	by Parent:

•

if (i) we breach or fail to perform any of our representations, warranties, covenants or obligations under the Merger Agreement, such that the conditions set forth under “The Merger Agreement—Conditions to the Merger—Conditions to Parent’s and Merger Sub’s Obligations” are not capable of being satisfied by December 24, 2012 (provided that Parent or Merger Sub is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement) and (ii) Parent has given us written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice; or

•	if there is an adverse recommendation change; or

•	if we knowingly and willfully breached any of our non-solicitation obligations under the Merger Agreement; or

•	if our Board of Directors publicly withdraws its approval of the Merger or the Merger Agreement; or

•	if we intentionally breach any of our obligations under the Merger Agreement relating to this information statement; or

•	by Deltek:

•

on or prior to September 25, 2012, if we terminate the Merger Agreement in order to enter into a definitive agreement for a superior proposal, provided that the superior proposal did not result from a breach of our non-solicitation obligations and concurrently with such termination we pay Parent a fee of $32,100,000; or

•

if (i) Parent or Merger Sub breaches or fails to perform any of their representations, warranties, covenants or obligations contained in the Merger Agreement, such that the conditions set forth under “The Merger Agreement—Conditions to the Merger—Conditions to Deltek’s Obligations” are not capable of being satisfied prior to or as of December 24, 2012 (provided that we are not then in material breach of any representation, warranty or covenant contained in the Merger Agreement) and (ii) we have given Parent written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice; or

•

if (i) the joint written consent, no injunction, HSR, and information statement closing conditions, and the conditions to obligations of Parent and Merger Sub (other than conditions that by their nature are to be satisfied at the closing) have been satisfied, (ii) we have irrevocably confirmed by written notice to Parent that the conditions to obligations of the Company (other than conditions that by their nature are to be satisfied at the closing) have been satisfied or that it is willing to waive any unsatisfied condition applicable to us, and (iii) the Merger shall not have been consummated within ten (10) business days after the delivery of such notice.

TERMINATION FEES AND EXPENSES

We must pay to Parent a termination fee of $32,100,000, less the amount of any Parent expenses previously reimbursed by the Company, if:

•

Parent terminates the Merger Agreement because (i) an adverse recommendation change has occurred, (ii) the Company knowingly and willfully breached any of its non-solicitation obligations, or (iii) the Board of Directors publicly withdrew its approval of the Merger Agreement or the Merger; or

•

The Company terminates the Merger Agreement in order to enter into a definitive agreement for a superior proposal, provided that the superior proposal did not result from a breach of its non-solicitation obligations; or

•

(a) Parent terminates the Merger Agreement because (i) the Company breaches or fails to perform any of its representations, warranties, covenants or obligations contained in the Merger Agreement, in any case, as a result of which a condition to closing will not be able to be satisfied prior to or as of December 24, 2012 (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the Merger Agreement, and only if the failure to satisfy the condition specified therein results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements contained in the Merger Agreement) and the Company has not cured such breach within thirty (30) days after receipt of notice of such breach from Parent, or (ii) the Company intentionally breaching of any of its obligations relating to the information statement under the Merger Agreement, or (b) either party terminates the Merger Agreement if the closing has not occurred on or before December 24, 2012 (provided such right to terminate shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or resulted in, the failure of the closing to occur on or before such date), and in each of (a) and (b), an acquisition proposal (of at least 50% of the Company) has been made publicly (other than by Parent or its affiliates) and within twelve (12) months after such termination the Company has entered into a definitive agreement relating to such acquisition proposal for the Company.

Parent must pay us a reverse termination fee of $59,600,000, if:

•

We terminate the Merger Agreement because (i) Parent or Merger Sub breaches or fails to perform any of their representations, warranties, covenants or obligations contained in the Merger Agreement, in any case, as a result of which a condition to closing will not be able to be satisfied prior to or as of December 24, 2012 (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement, and only if the failure to satisfy the condition specified therein results from an intentional breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement) and Parent or Merger Sub has not cured such breach within thirty (30) days after receipt of notice of such breach from the Company, or

•

We terminate the Merger Agreement, if (i) the joint written consent, no injunction, HSR, and information statement closing conditions, and the conditions to obligations of Parent and Merger Sub (other than conditions that by their nature are to be satisfied at the closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that the conditions to obligations of the Company (other than conditions that by their nature are to be satisfied at the closing) have been satisfied or that it is willing to waive any unsatisfied condition, and (iii) the Merger shall not have been consummated within ten (10) business days after the delivery of such notice.

Thoma Bravo X has agreed to guarantee the obligations of Parent to pay the reverse termination fee pursuant to the Limited Guaranty, as discussed in “The Merger—Financing of the Merger—Limited Guaranty” on page 43.

Notwithstanding the foregoing, and without limiting the Company’s right to seek specific performance before demanding payment of the reverse termination fee, the Company’s right to receive the reverse termination fee shall be of no further force or effect if the Company makes any demand or claim for damages suffered as a result of (i) the failure of the Merger to be consummated or (ii) a breach or failure to perform under the Merger Agreement and under the Equity Commitment Letter or otherwise in any suit, proceeding or other cause of action, other than for the payment of the reverse termination fee from Parent or Thoma Bravo X, as guarantor.

Reimbursement of Expenses

All out-of-pocket costs and expenses incurred in connection with the Merger Agreement and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated thereby will be paid by the party incurring such cost or expenses, except that we may be required to reimburse Parent for reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its affiliates in connection with the transactions contemplated by the Merger Agreement, up to a maximum of $2,000,000, if (i) Parent terminates the Merger Agreement because we have breached or failed to perform any representation, warranty, covenant or obligation contained in the Merger Agreement, as a result of which Parent’s conditions to closing will not be able to be satisfied, and we have not cured such breach or failure within 30 days following receipt of notice of such breach or failure from Parent, and (ii) the Company termination fee is not then payable.

EMPLOYEE OBLIGATIONS

The Merger Agreement provides that, through the date that is at least twelve (12) months following the effectiveness of the Merger, the employees of Deltek that remain employed by the surviving corporation will receive at least the same level of base salary, non-equity based target incentive compensation and welfare benefits and pension benefits that in the aggregate are substantially comparable to the benefits provided under Deltek’s employee benefit plans and policies, as determined without taking into account plans or arrangements that provide for the issuance of Deltek stock and change in control arrangements.

Following the completion of the Merger, Parent will recognize service with Deltek and any of its subsidiaries prior to the completion of the Merger for all purposes under any employee benefit plans, including eligibility, vesting, and benefit computation purposes (other than for purposes of early retirement subsidies of early retirement subsidies or benefit accrual under defined benefit pension plans or for any purpose under an equity-based plan or management incentive compensation arrangement), that are made available by Parent for the benefit of the continuing employees, except to the extent such credit would result in duplication of benefits.

Parent and the surviving corporation will use commercially reasonable efforts to waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements under any health plans maintained by Parent to the extent such conditions and exclusions were satisfied or did not apply prior to the closing of the Merger and will provide continuing employees with credit for co-payments and deductibles paid in satisfying any analogous deductible or out-of-pocket requirements under Deltek’s plans.

AMENDMENT, EXTENSION AND WAIVER

Subject to applicable law, the parties may amend provisions of the Merger Agreement at any time. All such amendments must be in writing and signed by each of the parties.

At any time prior to the effective time of the Merger, the parties may, but are not required to (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (c) subject to applicable law, waive compliance with any of the agreements or conditions contained in the Merger Agreement (provided that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

WRITTEN CONSENT AND VOTING AGREEMENT

The following summary describes certain material provisions of the Voting Agreement and is qualified in its entirety by reference to the Written Consent and Voting Agreement, a copy of which is attached to this information statement as Annex B and which is incorporated by reference into this information statement. This summary may not contain all of the information about the Voting Agreement that is important to you. We encourage you to read the Voting Agreement carefully and in its entirety.

Voting Covenants

Under the Voting Agreement, the Principal Stockholders agreed to execute and deliver the Written Consent immediately following the execution and delivery of the Voting Agreement and the Merger Agreement.

Each of the Principal Stockholders also agreed, while the Voting Agreement remains in effect and subject to certain exceptions, to vote or execute consents, as applicable, with respect to their shares of our Common Stock:

•	in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Parent;

•

against any action or agreement that the Principal Stockholders know is in opposition to the Merger or that the Principal Stockholders know would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Principal Stockholders under the Voting Agreement; and

•

against any “acquisition proposal” (as defined in the Merger Agreement) and against any other action, agreement or transaction involving that the Principal Stockholders know or reasonably suspect would impede, interfere with, delay, postpone, discourage, frustrate the purposes of, adverse affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Principal Stockholders of their obligations under the Voting Agreement.

While the Voting Agreement remains in effect, each of the Principal Stockholders is prohibited from transferring any shares of our Common Stock that are subject to the Voting Agreement, subject to certain exceptions.

“No Shop” Obligations

Each of the Principal Stockholders agreed, subject to certain exceptions, that it will not, and will not authorize any of its affiliates or representatives to, directly or indirectly:

•	solicit, initiate, or knowingly facilitate or encourage the submission of any acquisition proposal to the Company;

•

enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its subsidiaries to or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to any third party for the purpose of knowingly facilitating or encouraging an acquisition proposal;

•

approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or similar agreement relating to an acquisition proposal or any proposal or offer that is intended to lead to an acquisition proposal requires the Company to abandon the Merger Agreement;

•

make or participate in, directly or indirectly, a solicitation of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of our Common Stock, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement; or

•	agree to do any of the foregoing.

The foregoing restrictions do not prohibit the Principal Stockholders, or their respective representatives, from participating in discussions or negotiations regarding an acquisition proposal to the extent the Company is permitted to take such actions in accordance with the terms of the Merger Agreement. In addition, the Principal Stockholders are required to notify Parent within three business days after the receipt of any third party acquisition proposal, disclosing the material terms thereof.

Termination

The Voting Agreement will terminate, and the written consent of each of the Principal Stockholders shall be deemed null and void and have no further effect, upon the earliest to occur of:

•	the termination of the Merger Agreement in accordance with its terms;

•	the closing date of the Merger;

•	the delivery of written notice by Parent to the Principal Stockholders of the termination of the Voting Agreement;

•

the delivery of written notice by the Principal Stockholders to Parent of the termination of the Voting Agreement, following the execution by the Company, Parent and Merger Sub of any written amendment to, or written waiver of any provision of, the Merger Agreement, that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration, unless consented to in writing by each of the Principal Stockholders.

MARKET PRICE OF OUR COMMON STOCK

General

Our Certificate of Incorporation provides that we may issue up to 205,000,100 shares of stock, consisting of: (a) 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), (b) 200,000,000 shares of Common Stock, and (c) 100 shares of Class A Common Stock. As of August 26, 2012, 2012, there were 68,619,076 shares of Common Stock outstanding, 100 shares of Class A Common Stock outstanding and no shares of Preferred Stock were outstanding.

Principal Trading Market; High and Low Sales Prices

Our Common Stock is listed on the NASDAQ Global Select Market under the trading symbol “PROJ.” The closing sale price of our Common Stock on the NASDAQ Global Select Market on August 24, 2012, the last trading day prior to the announcement of the Merger, was $14.01 per share. The $13.00 cash consideration to be paid for each share of our Common Stock in the merger represents a discount of approximately 7.2% from the closing sale price of our Common Stock on August 24, 2012. On September 11, 2012, the last trading day before the date of this information statement, the closing sale price of our Common Stock on the NASDAQ Global Select Market was $13.05 per share. You are encouraged to obtain current market quotations for our Common Stock.

The following table sets forth, for the fiscal quarters indicated, the high and low sales price per share, as reported on NASDAQ Global Select Market, for our Common Stock.

	High	Low
Fiscal Year Ending December 31, 2012
First quarter	$11.64	$9.18
Second quarter	$11.60	$9.36
Third quarter (through September 11, 2012)	$14.99	$9.36

	High	Low
Fiscal Year Ended December 31, 2011
First quarter	$8.41	$6.77
Second quarter	$7.96	$6.83
Third quarter	$7.94	$5.47
Fourth quarter	$10.19	$5.53

	High	Low
Fiscal Year Ended December 31, 2010
First quarter	$8.87	$6.75
Second quarter	$8.69	$7.21
Third quarter	$8.52	$7.03
Fourth quarter	$8.68	$6.91

There are no shares of Preferred Stock outstanding or listed for trading on any market. There are 100 shares of Class A Common Stock outstanding, but none are listed for trading on any market. Following the Merger, there will be no further market for our Common Stock and our Common Stock will be delisted from NASDAQ Global Select Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

Dividends

We did not pay cash dividends in 2011 or 2010, and we currently do not intend to pay cash dividends. Our investor rights agreement requires the prior written consent of our controlling stockholders, the Principal

Stockholders, if we wish to pay or declare any dividend on our capital stock. Our credit agreement also restricts our ability to pay any cash dividends.

Prior Stock Purchases

In August 2011, our Board of Directors approved a stock repurchase program that is designed to comply with Rules 10b-18 and 10b5-1 under the Exchange Act under which the Company may repurchase up to $30.0 million of Common Stock. The Board of Directors’ authorization permits the Company to repurchase stock at times and prices considered appropriate by the Company depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. During the six months ended June 30, 2012, shares of Common Stock repurchased in the open market under this program totaled 837,880 at a total cost of $8.6 million plus a nominal amount of commissions (weighted average price of $10.27 per share including commissions). There was $5.4 million remaining under the stock repurchase program available for future repurchases at June 30, 2012.

The shares of Common Stock repurchased have been classified as treasury stock and accounted for using the cost method. The repurchased shares were excluded from the computation of earnings per share. The Company has not retired any shares held in treasury during the six months ended June 30, 2012.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Deltek’s common stock (as of September 7, 2012, unless otherwise indicated) for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our named executive officers; and

•	all directors, director nominees and current executive officers of Deltek as a group.

Certain of our stockholders who were a stockholder prior to our initial public offering are a party to a shareholders’ agreement with us. Pursuant to these agreements if, among other things, the Principal Stockholders propose to sell all, or any portion of their shares of our common stock in a transaction and if stockholder approval is required for the transactions, certain of our stockholders are required to vote their shares of our common stock in favor of the transaction. There is also an investor rights agreement among certain stockholders listed below requiring them to vote for director nominees nominated by the Principal Stockholders and by the deLaski stockholders under certain circumstances. Accordingly, certain of these persons may be deemed to be members of a group, and, as of September 7, 2012, the Principal Stockholders would be deemed to beneficially own all of the shares of common stock beneficially held by these persons for purposes of Section 13 of the Exchange Act, or approximately 41,206,299 shares of common stock (approximately 60.0% of the dispositive power of our common stock). The table below represents the number of shares owned by each disclosed stockholder but without taking into account that certain stockholders may be part of a group under the shareholders’ agreements.

	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders, Directors and Officers (1)
5% Stockholders:
New Mountain Partners II, L.P. (3)(4)	37,318,811	54.1%
New Mountain Affiliated Investors II, L.P. (3)(4)	648,306	*
Allegheny New Mountain Partners, L.P. (3)(4)	2,877,257	4.2%
Brown Brothers Harriman and Co. (5)	9,536,792	13.9%
Non-Employee Directors:
Nanci E. Caldwell (6)	153,677	*
Edward R. Grubb (7)	259,420	*
Joseph M. Kampf (8)	179,730	*
Steven B. Klinsky (3)(4)	40,844,374	59.2%
Thomas M. Manley (9)	82,330	*
Albert A. Notini (10)	140,342	*
Janet R. Perna (11)	130,361	*
Alok Singh (3)(4)	—	—
Named Executive Officers:
Kevin T. Parker (12)	2,123,581	3.0%
Michael P. Corkery	190,736	*
Namita S. Dhallan	144,918	*
Hugo Dorph (13)	13,560	*
Garland T. Hall (14)	252,911	*
Carolyn J. Parent (15)	362,307	*
All directors and current executive officers as a group (20 persons) (16)	5,100,473	7.2%

*	Represents less than 1% of total shares issued and outstanding.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Deltek, Inc., 2291 Wood Oak Drive, Herndon, Virginia 20171.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of August 26, 2012, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 69,015,975 shares of common stock outstanding on September 7, 2012.
(3)

The general partner of each of New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. is New Mountain Investments II, L.L.C., a Delaware limited liability company, and the manager of each of the New Mountain Funds is New Mountain Capital, L.L.C., a Delaware limited liability company. Steven B. Klinsky is the managing member of, and Alok Singh is a member of, New Mountain Investments II, L.L.C., and Mr. Klinsky is the sole member and Chief Executive Officer of, and Mr. Singh is a managing director of New Mountain Capital, L.L.C. New Mountain Investments II, L.L.C. has decision making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Funds. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Funds. Mr. Klinsky, as the managing member of New Mountain Investments II, L.L.C., has voting and investment power over the shares held by New Mountain Investments II, L.L.C. Because New Mountain Investments II, L.L.C. has decision making power over the New Mountain Funds, and New Mountain Capital, L.L.C. has voting power over the shares of portfolio investments of the New Mountain Funds, Mr. Klinsky may be deemed to beneficially own the shares that the funds hold of record or may be deemed to beneficially own. Messrs. Klinsky and Singh, New Mountain Partners II, L.L.C. and New Mountain Capital, L.L.C. expressly disclaim beneficial ownership of these shares. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th Floor, New York, New York 10019.

(4)	New Mountain Partners, New Mountain Affiliated and Allegheny New Mountain collectively own all of the issued and outstanding shares of our Class A common stock.
(5)	Beneficial ownership is based on a Schedule 13G that was filed on February 3, 2012, with the SEC by Brown Brothers Harriman & Co., 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch. Brown Brothers Harriman and Co. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. 1818 Masters Partners, Ltd. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. Richard H. Witmer beneficially owns 9,536,792 shares of common stock, for which he has sole voting and dispositive power as to 133,772 shares and shared voting and dispositive power as to 9,403,020 shares. Timothy E. Hartch beneficially owns 9,403,020 shares of common stock, for which he has shared voting and dispositive power. Brown Brothers Harriman & Co., through Richard H. Witmer and Timothy E. Hartch, has voting power (including the power to vote or to direct the vote) and investment power (including the power to dispose or to direct the disposition) with respect to all investments of 1818 Masters Partners, Ltd. The address of Brown Brothers Harriman & Co. on behalf of itself and 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch is 140 Broadway, New York, New York 10005.
(6)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of September 7, 2012. Ms. Caldwell is a member of our Board of Directors.
(7)	Includes options to acquire 20,000 shares of our common stock which are exercisable within 60 days of September 7, 2012, 81,760 shares held jointly by Mr. Grubb and his wife, Kathleen deLaski, 40,000 shares held in Ms. deLaski’s name alone and 85,330 shares held by trusts for the benefit of certain deLaski family members. Ms. deLaski, as trustee over these trusts, exercises voting and/or dispositive power over these shares. Ms. deLaski is a former member of our Board of Directors and is the sister of Kenneth E. deLaski and daughter of Donald deLaski. Mr. Grubb is a member of our Board of Directors.

(8)	Includes options to acquire 100,735 shares of our common stock which are exercisable within 60 days of September 7, 2012. Mr. Kampf is a member of our Board of Directors.
(9)	Includes options to acquire 50,000 shares of our common stock which are exercisable within 60 days of September 7, 2012. Mr. Manley is a member of our Board of Directors.
(10)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of September 7, 2012. Mr. Notini is a member of our Board of Directors.
(11)	Includes options to acquire 86,921 shares of our common stock which are exercisable within 60 days of September 7, 2012. Ms. Perna is a member of our Board of Directors.
(12)	Includes 78,947 shares held by the Kevin T. Parker Family Trust (2007). Mr. Parker’s spouse is the trustee of this trust. Also includes options to acquire 1,261,960 shares of our common stock which are exercisable within 60 days of September 7, 2012. Mr. Parker is Chairman of the Board, President and Chief Executive Officer of Deltek.
(13)	Mr. Dorph was our Executive Vice President and General Manager, Professional Services prior to February 1, 2012.
(14)	Includes options to acquire 100,000 shares of our common stock which are exercisable within 60 days of September 7, 2012. Mr. Hall is the Executive Vice President, Customer Care of Deltek.
(15)	Included options to acquire 241,332 shares of our common stock which were exercisable within 60 days of March 15, 2012. Ms. Parent was our Executive Vice President and General Manager, GovCon prior to her resignation effective April 1, 2011.
(16)	Includes options to acquire 2,208,290 shares of our common stock which are exercisable within 60 days of September 7, 2012. Excludes shares held of record by the New Mountain Funds. See footnote 3 above. Therefore, these shares are counted only once in the total shares beneficially owned by all directors and executive officers as a group.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this communication that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding projections of total revenue, EBITDA, net income, free cash flow or other financial items, the expected timing of the closing of the proposed Merger, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans and intentions, anticipated financial performance, business prospects, critical accounting policies, technological developments, new services, consolidation activities, research and development activities, future challenges and opportunities, regulatory, market and industry trends and similar matters. All forward looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

No assurance can be given that any of the events anticipated by the forward looking statements will transpire or occur, or if any of them do so, what impact they will have on our business, results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward looking statements, many of which are beyond the Company’s control. These factors include, without limitation: the results and impact of the Company’s announcement of the proposed Merger; general economic trends and conditions and, in particular, trends and conditions in the government contract sectors; changes in technology and competition; implementation and results of our ongoing strategic initiatives; the demand by customers for our products and services; changes in U.S. federal tax laws; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals in connection with the Merger; failure to consummate or delay in consummating the Merger for other reasons; changes in laws or regulations; the outcome of any legal proceedings that have been or may be instituted against Deltek and others related to the Merger Agreement; the impact of cost-cutting pressures across the industries we serve; changes in the industry, changes in customer needs or demands, or our services and offerings; the possibility of recurrent incidents of untimely delivery of services that could cause our customers to seek to obtain services from other suppliers; the impact of the Merger on our ability to attract and retain key personnel, on our sales, including the length of our sales cycles, and on our total costs and expenses; the diversion of management’s attention from ongoing business concerns as a result of the Merger; costs relating to the Merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, that must be paid even if the Merger is not completed; the failure to develop new or enhanced services or offerings in a timely manner, or at all, in response to evolving market demands; overall economic conditions; the failure to obtain the necessary equity or debt financing arrangements set forth in the financing commitment letters received in connection with the Merger; our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, and our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; the ability of our majority stockholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; numerous other matters of national, regional and local market scale, including those of a political, economic, business, competitive and regulatory nature; and the information contained under the headings “Risk Factors” and “Business” and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

For additional information, please refer to the Company’s attached most recent Form 10-K, 10-Qs and 8-K reports.

ADDITIONAL INFORMATION

The following documents that we previously filed with the Securities and Exchange Commission (“SEC”) accompany this information statement, portions of which are referenced herein:

•

Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011, filed with the SEC on March 15, 2012, including the financial statements and related notes thereto and the report of independent auditor, is attached to this information statement as Annex E.

•

A copy of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 10, 2012, including the financial statements and related notes thereto, is attached to this information statement as Annex F.

•

A copy of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the SEC on August 9, 2012, including the financial statements and related notes thereto, is attached to this information statement as Annex G.

•

A copy of the Company’s Current Report on Form 8-K (Results of Operations and Financial Condition; Financial Statements and Exhibits), filed with the SEC on July 31, 2012, is attached to this information statement as Annex H.

•

A copy of the Company’s Current Report on Form 8-K (Entry into a Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Submission of Matters to a Vote of Security Holders; Regulation FD Disclosure; Financial Statements and Exhibits), filed with the SEC on August 27, 2012, is attached to this information statement as Annex I.

•	A copy of the Company’s Current Report on Form 8-K (Submission of Matters to a Vote of Securityholders), filed with the SEC on September 12, 2012, is attached to this information statement as Annex J.

Such Annual Report, Quarterly Reports and Current Reports should be read in conjunction with this information statement.

New material information with respect to matters addressed in this information statement, if any, will be provided in an amended Information Statement or a supplement for the information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s information statement, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the information statement to any stockholder at a shared address to which a single copy of the information statement was delivered. Multiple stockholders sharing the same address may also notify the Company if they wish to receive separate copies of the Company’s communications to stockholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Stockholders may notify the Company of their requests by calling or writing the Office of the General Counsel, Deltek, Inc., 2291 Wood Oak Drive, Herndon, Virginia 20171, telephone (703) 885-9933.

ANNEX A

EXECUTION VERSION

AGREEMENT

AND

PLAN OF MERGER

by and among

PROJECT DIAMOND HOLDINGS CORPORATION,

PROJECT DIAMOND MERGER CORP.,

and

DELTEK, INC.

Dated August 26, 2012

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 26, 2012, is entered into by and among PROJECT DIAMOND HOLDINGS CORPORATION, a Delaware corporation (“Parent”); PROJECT DIAMOND MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”); and DELTEK, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has duly and unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the merger of Sub with and into the Company (the “Merger”), and (c) resolved, on the terms and subject to the conditions set forth in this Agreement, to recommend that the Company’s stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger;

WHEREAS, the respective Boards of Directors of Parent and Sub have approved the Agreement and the acquisition of the Company by Parent and Sub on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund X, L.P. (the “Guarantor”) is entering into a limited guaranty in favor of the Company (the “Guaranty”) with respect to certain obligations of Parent and Sub under this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain stockholders (the “Principal Stockholders”) of the Company are entering into a written consent and voting agreement (the “Voting Agreement”) with Parent pursuant to which such stockholders have agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to execute and deliver to the Company and Parent a written consent, substantially in the form attached thereto as Exhibit A (the “Written Consent”), pursuant to which such holders shall approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, without delay following the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, the Principal Stockholders will execute and deliver the Written Consent.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, at the Effective Time (as defined below), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

Section 1.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle St., Chicago, IL 60654, at 9:00 A.M.

local time on the second (2nd) Business Day after the day on which the last of the conditions set forth in Article VII (other than those that can only be fulfilled at the Closing) is fulfilled or waived, or at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 1.3 Effective Time of the Merger. The Merger shall become effective at the date and time (the “Effective Time”) when the certificate of merger (the “Certificate of Merger”) shall have been duly executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such other time as is specified in the Certificate of Merger in accordance with the DGCL, which Certificate of Merger shall be filed on the Closing Date as soon as practicable following the Closing.

Section 1.4 Certificate of Incorporation. Subject to Section 6.2(a), the amended and restated certificate of incorporation of Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”), until thereafter changed or amended in accordance with its terms and as provided by Law and this Agreement.

Section 1.5 Bylaws. Subject to Section 6.2(a), the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with their terms and as provided by any foreign, federal, state, local or municipal laws, rules, judgment, order, decree, codes, decisions, injunctions, statute, law, standard, guideline, ordinance, requirement, rule or regulation of any Governmental Entity (as defined in Section 3.3(c)) (each a “Law”) and this Agreement.

Section 1.6 Board of Directors and Officers. The directors of Sub and the officers of Sub in office immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

Section 1.7 Effects of Merger. The Merger shall have the effects set forth in this Agreement and the DGCL.

ARTICLE II

CONVERSION OF SHARES

Section 2.1 Conversion of Shares.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holders of shares of capital stock of the Company:

(i) Each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that is held in the treasury of the Company or by any Subsidiary (as defined in Section 9.12) of the Company and any shares of Common Stock owned by Parent, Sub or any other wholly owned subsidiary of Parent shall be canceled and no consideration shall be delivered in exchange therefor (such shares, the “Excluded Company Shares”);

(ii) Each outstanding share of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Stock”) issued and outstanding immediately prior to the Effective Time shall be cancelled and no consideration shall be delivered in exchange therefor; and

(iii) Subject to Section 2.3, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Company Shares and Dissenting Company Shares) shall be converted into the right to receive from Parent an amount in cash, without interest, equal to $13.00 (the “Merger Consideration”). All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and, subject to Section 2.3, each holder of a certificate or certificates (the “Certificates”) representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest.

(b) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

Section 2.2 Payment and Exchange of Certificates.

(a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as paying agent hereunder (the “Paying Agent”) for the purpose of paying the Merger Consideration to be paid and delivered to Securityholders (as defined in Section 2.2(b)) under this Article II in exchange for (i) the Certificates or (ii) book-entry shares which immediately prior to the Effective Time represented shares of Common Stock (the “Book-Entry Shares”). Parent will enter into a paying agent agreement in form and substance reasonably acceptable to the Company at least two (2) Business Days prior to the Closing Date. For purposes of this Agreement, “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

(b) At the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration to which the holders of all shares of Common Stock (other than Excluded Company Shares and Dissenting Company Shares) and excluding, for the avoidance of doubt, holders of Options (as defined in Section 2.7(a)) and Restricted Stock Awards (as defined in Section 2.7(b)) (collectively, the “Securityholders”) will become entitled under this Article II at the Effective Time (such amount, the “Exchange Fund”). The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the Securityholders and (ii) promptly applied to making the payments provided for in this Article II. The Exchange Fund shall not be used for any purpose that is not provided for herein. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, in direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, or a combination thereof. Any interest and other income resulting from such investments shall be kept in the Exchange Fund and will, at Parent’s discretion, be distributed to Parent or the Surviving Corporation. Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of such funds) that remains undistributed to the Securityholders one (1) year after the Effective Time of the Merger shall be delivered to Parent at such time. Thereafter, Securityholders shall look only to Surviving Corporation (subject to the terms of this Agreement and to abandoned property, escheat or other similar Laws) as a general creditor for payment of the consideration payable to them under this Article II, without interest, upon the surrender of any Certificates held by them. Notwithstanding any provision of this Agreement to the contrary, none of the Paying Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(c) As soon as practicable (but in any event within five (5) Business Days) after the Effective Time, Parent shall cause the Paying Agent to mail to each Securityholder of record (other than the Company, Parent, Sub, any of their respective Subsidiaries or holders of Dissenting Company Shares (as defined in Section 2.3) who have not subsequently withdrawn or lost their rights of appraisal): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of Book-Entry Shares to the Paying Agent and shall be in a form reasonably agreed upon by Parent and the Company prior to the Closing), and (ii) instructions for use in effecting the surrender of the Certificates or transfer of Book-Entry Shares in exchange for the Merger Consideration. Upon (i) surrender of a Certificate (or delivery of such customary affidavits and indemnities with respect to a lost Certificate which the Paying Agent and/or the Company’s transfer agent may reasonably require pursuant to Section 2.9) for cancellation to the Paying Agent, together with such letter of transmittal duly executed, and such other documents as may reasonably be required by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, such Securityholder shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Common Stock represented by such Certificate or Book-Entry Share shall have been converted pursuant to Section 2.1, and the Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the Merger Consideration payable upon the surrender or transfer of any Certificate or Book-Entry Share. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share (other than any Excluded Company Shares and Dissenting Company Shares), as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof.

Section 2.3 Dissenting Company Shares. Notwithstanding any provision of this Agreement, including Section 2.2 hereof, to the contrary, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such shares will be entitled to receive payment of the value of such shares determined in accordance with the applicable provisions of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses its right to appraisal and payment under the DGCL, the Dissenting Company Shares held by such holder will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Upon the Company’s receipt of any notice of intent to demand payment in accordance with the provisions of the DGCL, or any withdrawal of such notice, the Company shall as promptly as reasonably practicable provide Parent with a copy of such notice. The Company shall not, except with the prior written consent of Parent or pursuant to a valid court order, make any payment with respect to any such election to dissent or offer to settle or settle any such election to dissent.

Section 2.4 No Further Ownership Rights in the Shares. From and after the Effective Time, the holders of shares of Common Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Certificates and in respect of Book-Entry Shares, in each case in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock represented by such Certificates and/or such Book-Entry Shares, as applicable.

Section 2.5 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Common Stock outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

Section 2.6 [Reserved]

Section 2.7 Treatment of Equity Awards.

(a) Each option (individually, an “Option” and collectively, the “Options”) outstanding immediately prior to the Effective Time under any Company stock option or equity incentive plan (“Company Stock Plan”), whether or not then vested and exercisable, shall be canceled at the Effective Time and each holder of an Option will become entitled to receive, for each share of Common Stock subject to such Option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option.

(b) Each restricted stock award (individually, a “Restricted Stock Award” and collectively, the “Restricted Stock Awards”) granted by the Company under any Company Stock Plan which is outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time and shall be cancelled and converted at the Effective Time into the right to receive, and the holders thereof shall be entitled to receive, for each Restricted Stock Award an amount in cash, without interest, equal to the Merger Consideration.

(c) The Surviving Corporation shall pay through its payroll system, to each holder of Options and Restricted Stock Awards the cash payments subject to and in accordance with this Section 2.7, through its payroll system within five (5) Business Days after the Closing Date.

(d) At or prior to the Effective Time, the Company’s Board of Directors (or a committee thereof) will adopt amendments to, or make determinations with respect to, the Company Stock Plans, individual agreements evidencing the grant of Options or Restricted Stock Awards and Employee Benefit Plans (as defined in Section 3.10(a)), if necessary, and take all other action, without incurring any liabilities in connection therewith, as it may reasonably deem to be necessary to implement the provisions of this Section 2.7. The Company shall take such action as is reasonably required to cause, subject to the occurrence of the Closing, (i) the offering period under the Deltek Amended and Restated Employee Stock Purchase Plan (the “ESPP”) ending on August 31, 2012 (the “Final Purchase Date”) to be the last offering period of the ESPP, and (ii) the termination of the ESPP effective as of the Closing, including having the Company’s Board of Directors (or a committee thereof) adopt resolutions (if required) and take such other actions as may be required in its reasonable discretion to provide that with respect to the ESPP: (A) participants may not increase their payroll deductions from those in effect on the date of this Agreement or make separate non-payroll contributions to the ESPP on or following the date of this Agreement; (B) no new participants may enroll to commence participation in the ESPP following the date of this Agreement; (C) no new Offering Period (as defined in the ESPP) under the ESPP may commence following the date of this Agreement; (D) the Final Offering Period shall not be extended in any way; and (E) the ESPP shall terminate upon the Closing. On the Final Purchase Date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Common Stock in accordance with the terms of the ESPP.

Section 2.8 Withholding. Each of Parent, the Company, any Subsidiary thereof and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.10(c)) and the rules and regulations promulgated thereunder, or any other such provision of U.S. federal, state, local or non-U.S. Tax (as defined in Section 3.9(c)) Laws. Any such withheld amounts (i) shall be remitted by Parent, the Company, any Subsidiary thereof or the Paying Agent, as the case may be, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (A) set forth in the Disclosure Schedule (the “Disclosure Schedule”) delivered by the Company to Parent on the date of this Agreement (it being agreed that a disclosure of any item on the Disclosure Schedule shall be deemed disclosure with respect to all other Sections of this Agreement to which the applicability of such disclosure is reasonably apparent on its face) or (B) as described in the Company SEC Documents filed on or after January 1, 2010 and prior to the date of this Agreement (the “Recent SEC Reports”) (other than (x) any disclosures contained or referenced therein under the captions “Risk Factors” and “Forward-Looking Statements” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature (it being agreed that any matter disclosed in any Recent SEC Report shall be deemed to qualify the Company’s representations and warranties hereunder only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that such disclosure is applicable to any particular section of the Company Disclosure Schedule) and (y) any agreements filed as exhibits or other documents appended thereto), other than, in the case of (A) and (B), any matters required to be disclosed for purposes of Section 3.2, Section 3.4(c), Section 3.6(ii), Section 3.10 and Section 3.13 of this Agreement which matters shall be specifically disclosed in Sections 3.2, 3.4(c), 3.6(ii), 3.10 and 3.13 of the Company Disclosure Schedule, respectively, and subject to Section 6.12, the Company represents and warrants to Parent and Sub as follows:

Section 3.1 Organization, Standing and Power. Each of the Company and its Subsidiaries (as defined in Section 9.12) is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority necessary to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws of the Company, each as amended to the date of this Agreement, are included or incorporated by reference in the Company SEC Documents. For purposes of this Agreement, “Company Material Adverse Effect” means any event, development, occurrence, fact, condition, change or effect, either individually or in the aggregate, that is, or would reasonably be expected to be, (i) materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) prevent the consummation of the Merger; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or there would reasonably be expected to be, a Company Material Adverse Effect: (a) any event, occurrence, fact, condition, change or effect relating to, or resulting from, any change or development in or to local, regional, national or foreign political, economic or financial conditions or in or to local, regional, national or foreign credit, financial, banking or securities markets (including any disruption thereof), including, without limitation, any event, occurrence, fact, condition, change or effect caused by acts of terrorism or war or armed hostilities (whether or not declared), or the escalation of any of the foregoing, (b) any event, occurrence, fact, condition, change or effect generally affecting any of the industries, geographic areas or business segments in which the Company or any of its Subsidiaries operates, including, without limitation, any change in the U.S. federal budget or other governmental budget, any partial or other shutdown of the U.S. federal government or any other government (or similar event), or any event, occurrence, fact, condition, change or effect arising from or related to such budget change or government shutdown (or similar event) in respect of any governmental agency, executive department or other governmental body or entity, or any material worsening of such conditions, (c) any event, occurrence, fact, condition, change or effect relating to, or resulting from, any hurricane, earthquake or other natural disasters, (d) any change in the share price or trading volume (as opposed to the facts underlying such change) of the Common Stock on the Nasdaq Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”), (e) any event, occurrence, fact, condition, change or effect relating to, or resulting from, the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law or U.S. generally accepted accounting principles (“U.S. GAAP”), after the date of this Agreement, (f) any failure, in and of itself (as opposed to the facts underlying such failure), to meet any budgets, plans, projections or forecasts of the Company’s or its Subsidiaries’ revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates with respect to the revenue, earnings or other financial performance or results of operations of the Company or its Subsidiaries or any change in analyst recommendations, for any period, (g) any event, occurrence, fact, condition, change or effect relating to, or resulting from, taking any action consented to or requested by Parent, or (h) any event, occurrence, fact, condition, change or effect directly relating to, or resulting from, the execution, performance, announcement or pendency of this Agreement or the transactions contemplated hereby (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, licensees, distributors, partners or employees, the loss or departure of officers or other employees of the Company or its Subsidiaries and any pending or threatened Proceeding (as defined in Section 3.7) challenging this Agreement or the transactions contemplated hereby), or otherwise resulting from the pursuit of the consummation of the transactions contemplated hereby; provided, however, that events, occurrences, facts, conditions, changes or effects referred to in clauses (a), (c) and (e) above shall be taken into account in determining whether there has been, or there would reasonably be expected to be, a Company Material Adverse Effect if and only to the extent such event, occurrence, fact, condition, change or effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

Section 3.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, 5,000,000 shares of preferred stock, par value $0.001 per share and 100 shares of Class A Stock. As of the close of business on August 23, 2012, (i) 64,351,378 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock were outstanding, (iii) 100 shares of Class A Stock were issued and outstanding, (iv) an aggregate of 5,147,865 shares of Common Stock were issuable upon exercise of then outstanding Options (whether or not exercisable as of such date), and (v) 4,267,698 Restricted Stock Awards were outstanding. In addition to the shares of Common Stock referred to in clauses (i), (iv) and (v), as of the close of business on August 23, 2012, 3,096,091 shares of Common Stock were available for additional grants under the Company Stock Plans. All of the outstanding shares of Common Stock are validly issued and outstanding, fully paid and non assessable. Except as otherwise set forth in this Section 3.2, as of the date of this Agreement, the Company has no (i) outstanding stock or securities convertible into or exchangeable for any shares of its equity securities, or any outstanding rights to subscribe for or to purchase any shares of its equity securities, or any outstanding options for the purchase thereof, (ii) agreements providing for the issuance of any equity securities or any stock or securities convertible into or exchangeable for any equity securities of the Company or (iii) outstanding Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the date of this Agreement, the Company is not subject to any obligation to repurchase or otherwise acquire any shares of its equity securities or any convertible securities, rights or options of the type described in the preceding sentence (other than the acquisition of Options or Restricted Stock Awards upon the exercise, settlement or forfeiture thereof). From July 3, 2012 to the date of this Agreement, the Company has not (i) issued any shares of Common Stock except in connection with the conversion, exercise or settlement of any Options or Restricted Stock Awards or (ii) issued or granted any options, warrants or securities convertible into or exercisable for shares of its Common Stock.

(b) As of the date of this Agreement, all of the outstanding shares of capital stock or other equity securities of each Subsidiary of the Company are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any pledges, liens, charges, mortgages, encumbrances, rights of first refusal, rights of first offer, security interests, and other encumbrances of any kind or nature whatsoever (“Liens”) (other than Liens arising by operation of Law). As of the date of this Agreement, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other arrangements to which the Company or any of its Subsidiaries is a party (other than with the Company or any of its Subsidiaries) relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock or other equity securities of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding securities, instrument or agreement.

(c) The aggregate consideration payable under Article II of this Agreement (for this purpose, calculated as if there are no Dissenting Shares) (the “Aggregate Consideration”) as of the date of this Agreement shall not exceed $916,272,036.

(d) The Aggregate Consideration as of the Closing Date shall not exceed $917,247,036, which consists of (i) $837,542,914 with respect to holders of Common Stock (including shares to be purchased under the ESPP after the date hereof), (ii) $55,480,074 with respect to holders of Restricted Stock Awards, (iii) $24,224,048 respect to holders of Options, (iv) no amount in respect to holders of Class A Common Stock and (v) no amount in respect of Preferred Stock; provided, that the Company shall not be deemed to have breached this Section 3.2(d) (x) solely by virtue of proper exercises of Options or the vesting of Restricted Stock Awards outstanding as of the date of this Agreement in accordance with their terms, so long as the net effect of such exercises of Options does not increase the Aggregate Consideration, (y) if the Aggregate Consideration changes as a result of any action(s) taken by the Company permitted under Section 5.1 of this Agreement or otherwise consented to in writing by Parent or (z) to the extent there are changes to the relative portion of the Aggregate Consideration set forth in each of clauses (i), (ii), (iii) and (iv) of this Section 3.2(d), so long as such changes do not increase the Aggregate Consideration.

(e) The term “Indebtedness” shall mean, with respect to any Person, (a) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money; (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (iii) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with U.S. GAAP; (v) arising from cash/book overdrafts; (vi) under conditional sale or other title retention agreements; or (vii) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (b) any guarantee by that Person of any indebtedness of others described in the preceding clause (a); (c) the maximum liabilities of such Person under any “Off Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act); and (d) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond, or bankers’ acceptance.

Section 3.3 Authority; Non-Contravention.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Written Consent, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Written Consent. The only vote of the stockholders of the Company necessary to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock, voting separately. This Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this

Agreement by Parent and Sub, as applicable) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles. The Board of Directors of the Company has adopted this Agreement, approved the execution of this Agreement, approved and declared advisable the Merger, and resolved to recommend approval of this Agreement by the holders of shares of Common Stock and Class A Stock (subject to its right to change its recommendation if required by its fiduciary duties in accordance with this Agreement).

(b) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with, or result in any violation of, the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in any violation of organizational documents of any of the Subsidiaries of the Company, (iii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or trigger or change any rights or obligations (including any increase in payments owed), or give rise to a right of termination, cancellation or acceleration of any obligation (with or without notice or the lapse of time or both), including entitling any Person to claim any right to use or practice the Company Owned Intellectual Property or Company Products or cause the Company or any of its Subsidiaries to grant, or be obligated to grant, to any Person any additional or new rights or licenses to the Company Owned Intellectual Property or Company Products, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of any agreement, note, bond, mortgage, indenture, lease, permit, license or other contractual obligation (each a “Contract”) binding on the Company or any of its Subsidiaries or any of their properties or assets (each, a “Company Contract”), except for any such violation, breach, default or right of termination, cancellation or acceleration or Lien as to which requisite waivers or consents have been obtained or (iv) assuming that the Registrations and Consents set forth in Section 3.3(c) are duly and timely made or obtained and that the Written Consent (as defined in the Recitals) has been duly obtained, violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such violation, breach, default, right of termination, cancellation or acceleration or Lien that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the material transactions contemplated hereby.

(c) No registration, declaration or filing with (each, a “Registration”) or authorization, permit, consent or approval of (each, a “Consent”) of any transnational, domestic (federal, state, local or municipal) or foreign or supranational court, arbitrator, judicial body, tribunal, commission, governmental or quasi-governmental body, regulatory or administrative agency, department or official, including any other political subdivision thereof (each, a “Governmental Entity”) is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby, except for (i) compliance with applicable requirements and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) compliance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) or the rules of any national securities exchange, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iv) as may be required in connection with any Transfer Taxes described in Section 6.11, and (v) such other Consents or Registrations the failure of which to be obtained or made, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the material transactions contemplated hereby.

Section 3.4 SEC Documents.

(a) Since January 1, 2010, the Company has filed, or furnished to, the Securities and Exchange Commission (the “SEC”) all documents required to be filed or furnished by the Company under the Securities Act, or the Exchange Act (collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act. As of their respective dates, the Company SEC Documents complied (or with respect to Company SEC Documents filed after the date of this Agreement, will comply) as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as of their respective dates and except as amended or supplemented prior to the date hereof (or with respect to Company SEC Documents filed or furnished after the date hereof, except as amended or supplemented prior to the Closing Date), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Sub or their respective Subsidiaries for inclusion in any Company SEC Documents. Each of the audited consolidated financial statements of the Company (including, in each case, any notes thereto) included in the Company SEC Documents (collectively, the “Company Financial Statements”), comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments set forth therein that are not material in amount or nature).

(b) The Company has made available (including via the EDGAR system, as applicable) to Parent all material correspondence between the SEC on one hand, and the Company and any of its Subsidiaries on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company (as defined in Section 9.14), as of the date hereof, none of the Company SEC reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(c) Since January 1, 2012, neither the Company nor any of its Subsidiaries has incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities, obligations or contingencies which (i) are reflected in the Company Financial Statements or the notes thereto, (ii) were incurred in the ordinary course of business and consistent with past practices, (iii) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iv) have been discharged or paid in full prior to the date hereof, or (v) are of a nature not required to be reflected on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with U.S. GAAP consistently applied.

(d) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made the certifications required by Rules 13a-14 and 15d-14 promulgated under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” have the meanings ascribed to those terms under the Sarbanes-Oxley Act.

(e) To the Knowledge of the Company, since January 1, 2010 and prior to the date of this Agreement, no director or executive officer of the Company or any of its Subsidiaries has received any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its

Subsidiaries has engaged in questionable accounting or auditing practices. No current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation of the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, to the current Board of Directors or any committee thereof or to any current director or executive officer of the Company.

(f) The Company and its Subsidiaries have designed and maintained internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) to provide reasonable assurances (i) regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with the authorization of management and directors of the Company and such Subsidiaries, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s or its Subsidiaries’ assets that would have a material effect on the Company’s financial statements. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Since January 1, 2010, the Board of Directors of the Company and the Audit Committee of the Company have not received any oral or written notification from the Company’s auditors or any member of the Company’s accounting or legal staff of any “material weakness” in the Company’s internal control over financial reporting and there is no outstanding “significant deficiency” or “material weakness” that the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release No. 2007-005 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(g) Each Option and Restricted Stock Award was granted in compliance in all material respects with all applicable legal requirements and was recorded on the Company’s financial statements in accordance with U.S. GAAP consistently applied, and, with respect to Options, to the Knowledge of the Company, no such grant involved any “back dating” or “forward dating” with respect to the effective date of grant. Further, to the Knowledge of the Company, the Company has not granted any Options at an exercise price that represents a discount from the fair market value of the Company Common Stock underlying such Option on the date of grant and the Company has disclosed any re-pricing of Options in the Company Financial Statements (as defined in Section 3.4(a)).

Section 3.5 Information Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Information Statement (as defined in Section 6.1) at the time the Information Statement is mailed to stockholders of the Company will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub in writing expressly for inclusion in the Information Statement. The Information Statement shall comply in all material respects with the requirements of the Securities Act and the Exchange Act.

Section 3.6 Absence of Certain Events. From June 30, 2012 to the date of this Agreement, (i) the Company and its Subsidiaries have conducted their operations in all material respects in the ordinary course of business, (ii) there has not occurred any event that, individually or in the aggregate with all other events, had had, or would reasonably be expected to have, a Company Material Adverse Effect, and (iii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken after the date of this Agreement, would constitute a breach of Section 5.1.

Section 3.7 Litigation. There is no suit, action, arbitration, proceeding, claim, charge, regulatory or accrediting agency investigation or other proceeding seeking specific performance or money damages in excess of $1,000,000 (each, a “Proceeding”) pending or, to the Knowledge of the Company (as defined in Section 9.14), threatened against the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries; provided that no representation is made in this Section 3.7 as to matters relating to infringement, dilution, misappropriation or other violation of Intellectual Property rights (it being understood that all representations relating thereto are set forth in Section 3.13(d)). None of the Company or any of its Subsidiaries is subject to any writ, judgment, settlement agreement, injunction or decree that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is not currently any internal investigation or inquiry being conducted by the Company, the Board of Directors (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues, in each case that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 No Violation of Law. Neither the Company nor any of its Subsidiaries is, or since June 30, 2012 has been, in violation of any Law, except for violations which would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no material investigation or review by any Governmental Entity is pending or threatened against the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses in all material respects as presently conducted (collectively, the “Company Permits”), except for those the absence of which would not be reasonably expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is in violation of the terms of any Company Permit, except which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.8 does not relate to matters which are the subject of Section 3.9, Section 3.10, Section 3.11, Section 3.13, Section 3.22 or Section 3.23.

Section 3.9 Taxes.

(a)(i) the Company and its Subsidiaries have timely filed or have had timely filed on their behalf (taking into account extensions of time to file) all material Tax Returns required to be filed by them, and such Tax Returns are complete and accurate in all material respects, (ii) the Company and its Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and payable, except with respect to Taxes for which adequate reserves have been established in accordance with U.S. GAAP on the books and records of the Company or its Subsidiaries, (iii) the Company and its Subsidiaries have withheld or collected all material Taxes required to be withheld or collected, (iv) neither the Company nor any of its Subsidiaries have received any written notice of any pending or ongoing audit, deficiency, or claim with respect to material Taxes which remains unresolved, and (v) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay Taxes (other than Taxes not yet due and payable or Taxes for which adequate reserves have been established in accordance with U.S. GAAP on the books and records of the Company or its Subsidiaries).

(b) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity (other than the Company or any of its Subsidiaries) under which the Company or any of its Subsidiaries could have liability for Taxes after the Closing.

(c) For purposes of this Agreement: “Tax” means all federal, state, local and non-U.S. income, profits, gross receipts, customs duty, sales, unemployment, disability, use, property, withholding, excise, production, value added, occupancy taxes or other tax of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and “Tax Return” means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax.

(d) No written claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.

(e) None of the Company or its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f) None of the Company or its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G.

(g) Each contract, arrangement, or plan of any of the Company or its Subsidiaries that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A(d)(1)) is in documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder in all material respects. Except as set forth in Section 3.9(g) of the Disclosure Schedule, none of the Company or its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

Section 3.10 Employee Benefit Plans; ERISA.

(a) Section 3.10(a) of the Disclosure Schedule includes a complete list of (i) each material benefit or compensation plan, program, agreement, arrangement, contract or policy providing benefits to any U.S.-based current or former employee, officer, individual contractor or director of the Company or any of its Subsidiaries (A) that is sponsored or maintained or contributed to by the Company or any of its Subsidiaries, or (B) with respect to which the Company or any of its Subsidiaries has any material actual or contingent liability or obligation, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA and any bonus, incentive, retirement, pension, profit-sharing, equity or equity-based, deferred compensation, vacation, stock purchase, stock option, severance, retention, employment, change of control, medical or other material benefit or compensation plan, program, agreement, arrangement, contract or policy (collectively, the “Employee Benefit Plans”), (ii) each employment, severance and termination agreement pursuant to which the Company or any of its Subsidiaries has or would have any obligation to provide compensation and/or benefits in an amount or having a value in excess of $250,000 per year or $1,000,000 in the aggregate (each, a “Material Employment Agreement”) and (iii) each material benefit or compensation plan, program, agreement, arrangement, contract or policy providing retirement, death or disability or other compensation or benefits to employees of the Company or its Subsidiaries based outside of the United States other than mandatory social security arrangements (the “Foreign Plans”).

(b) With respect to each Employee Benefit Plan, the Company has delivered to Parent a true, correct and complete copy of (i) all plan documents and trust agreements or funding arrangements and insurance contracts, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, (iii) the current summary plan description, if any, (iv) the most recent actuarial report, if any, and (v) the most recent determination letter from the Internal Revenue Service (the “IRS”), if any. The Company has delivered to Parent a true, correct and complete copy of each Material Employment Agreement.

(c) The Company has received from the IRS, or has timely applied for, a current determination letter with respect to each Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and nothing has occurred that would reasonably be expected to adversely affect the qualification of such Employee Benefit Plan.

(d)(i) Each Employee Benefit Plan has been established, administered and maintained in all material respects, in accordance with its terms and the applicable provisions of ERISA, the Code and other applicable Laws, and (ii) neither the Company nor any of its Subsidiaries has engaged in any, and there has been no, “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan that could subject the Company or any of its Subsidiaries to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA or material liability for breach of fiduciary duty.

(e) All material contributions (including all employer contributions and employee salary reduction contributions) and material premium payments required to have been made under any of the Employee Benefit Plans have been made by the due date thereof and all material contributions and material premium payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date. There are no pending or, to the Knowledge of the Company, threatened litigation, claims, suits, audits, hearings, arbitrations, or disputes relating to any Employee Benefit Plan (other than routine claims for benefits).

(f) Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, is obligated to contribute to , or has any actual or contingent liability or obligation under or with respect to, (i) any plan or arrangement that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (ii) any plan or arrangement that is or was a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA, or (iii) a multiple employer plan within the meaning of Section 413(c) of the Code. Neither the Company nor any of its Subsidiaries has any actual or contingent liability or obligation in respect of or relating to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) solely by reason of its being treated at any time as a single employer with any other Person pursuant to Section 414 of the Code.

(g) Neither the Company nor any of its Subsidiaries has any obligations for, or liabilities with respect to, post-termination or retiree welfare or welfare-type benefits, except for benefits required to be provided under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law requiring continuation of health coverage and for which the beneficiary pays the entire premium cost.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) constitute an event under an Employee Benefit Plan that will result in increased benefits or compensation under such Employee Benefit Plan, or cause the accelerated vesting, funding or timing of delivery of, or increase the amount or value of, any payment, compensation or benefit to any current or former employee, officer, or contractor or director of the Company or any of its Subsidiaries.

(i) Each Foreign Plan has been maintained, funded and administered in all material respects in compliance with its terms and the requirements of applicable Laws, and each Foreign Plan which is required to be funded or book-reserved has been funded or book-reserved using reasonable actuarial assumptions.

(j) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, nor does the Company know of any activities or proceedings of any labor union to organize any such employees, (ii) within the past three (3) years there have been no, nor does the Company have any Knowledge of any threatened strikes, slowdowns, work stoppages, lockouts or material labor disputes, by or with respect to any employees of the Company or its Subsidiaries, and (iii) neither the Company nor any Subsidiary is engaged in any material unfair labor practice, as defined in the National Labor Relations Act or other applicable legal requirements.

(k) The Company is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws respecting employment and labor practices, including, without limitation, those applicable Laws relating to equal employment opportunity, employment discrimination and harassment, collective bargaining, immigration, layoffs, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours, occupational safety and health, and the withholding and payment of all required employment taxes, other than instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Environmental Matters.

(a) Except as would not result in a material liability, (i) the Company and its Subsidiaries are, and have been for the past five (5) years, in compliance with all applicable Environmental Laws (as defined in Section 3.11(b)), (ii) the Company has not received in the past five (5) years any notice, report or information regarding any violation of, or liability under any Environmental Laws and any such notice, report or other information received prior to such time has been fully settled and resolved without future obligation, (iii) there are no pending or, to the Knowledge of the Company, threatened, Proceedings under or pursuant to Environmental Laws against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person whose Environmental Liabilities (as defined in Section 3.11(b)) the Company or any of its Subsidiaries has or may have retained or assumed by contract or operation of Law, or involving any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries, (iv) the Company and its subsidiaries have not treated stored, disposed of, arranged for or permitted the disposal of, transported, handled, emitted, released, or exposed any Person to, any Hazardous Materials, or owned or operated any property or facility contaminated by any Hazardous Materials, in each case so as to give rise to any current or future liabilities pursuant to Environmental Laws, and (v) the Company and its Subsidiaries and, to the Knowledge of the Company, Persons whose Environmental Liabilities the Company or its Subsidiaries has or may have retained or assumed by contract or operation of Law are not subject to any Environmental Liabilities. To the Knowledge of the Company, the Company has furnished to Buyer all material environmental documents, including audits and reports, relating to the Company and its Subsidiaries or their past or current properties, facilities or operations, which are in their possession or under their reasonable control. The representations and warranties in this Section 3.11 constitute the sole representations and warranties of the Company concerning matters arising under Environmental Laws in this Agreement.

(b) For purposes of this Agreement, “Environmental Laws” means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct, in each case, concerning pollution, Hazardous Materials (as defined below) or protection of human health or safety, or the environment, and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (but solely as it relates to the exposure of Hazardous Materials) and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. For purposes of this Agreement, “Environmental Liabilities” with respect to any Person means any and all liabilities of or relating to such Person (including any entity which is, in whole or in part, a predecessor of such Person), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which

(i) arise under or relate to matters covered or regulated by, or for which liability is imposed under, Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. For purposes of this Agreement, “Hazardous Materials” means all substances defined in, regulated under or for which liability is imposed by Environmental Laws, including hazardous substances, Oils, Pollutants or Contaminants as defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, asbestos, mold, polychlorinated biphenyls and radioactive materials.

Section 3.12 Affiliate Transactions. There are not, and since January 1, 2012 there have not been, any transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons (as defined in Section 9.13) on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. To the Knowledge of the Company, no director, officer or Affiliate of the Company or any entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over the counter market and less than 5% of the stock of which is beneficially owned by any such Persons) is currently a party to or has any interest in (i) any partnership, joint venture, contract, arrangement or understanding with or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $250,000 per annum, (ii) any material agreement or contract for or relating to Indebtedness of the Company, or (iii) any material property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries. For purposes of this Agreement, the term “Affiliate” when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 3.13 Intellectual Property.

(a) For purposes of this Agreement:

(i) “Company Owned Intellectual Property” means all Intellectual Property owned, or purported to be owned, by the Company or any of its Subsidiaries, including all Company Registered Intellectual Property listed in Section 3.13(b) of the Disclosure Schedule.

(ii) “Company Products” means all Software products (including all Owned Software) and all services, including any of the foregoing currently in development, from which the Company or any of its Subsidiaries has derived within the three (3) years preceding the date hereof, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or provision thereof.

(iii) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (A) patents, patent applications, patent disclosures, and all reissues, divisions, extensions, provisionals, continuations and continuations-in-part thereof, (B) trademarks, service marks, trade dress, logos, trade names, and Internet websites and domain names, together with all goodwill associated with each of the foregoing, (C) works of authorship, copyrights, and mask works, (D) registrations and applications for registration for any of the foregoing in each of (A) through (C), (E) trade secrets and other proprietary information, including, without limitation, inventions, know-how, technology, designs, specifications, methods, databases and data collections, (F) Software, and (G) all other proprietary and intellectual property rights;

(iv) “Software” means all software, computer programs, operating systems, interfaces, firmware , modules, libraries, algorithms, routines and all source code and object code for the foregoing, and other components, and documentation for the forgoing;

(v) “Owned Software” means all Software for which rights to source code, object code and related documentation are owned or purported to be owned by the Company or any of its Subsidiaries; and

(vi) “Open Source Software” means (A) any Software that requires as a condition of use, modification or distribution that such Software or other Software incorporated into, linked with, derived from, based upon or distributed with such Software: (1) be disclosed, licensed or distributed in source code form, (2) be licensed for the purpose of making derivative works, and/or (3) be redistributable at no charge, and (B) without limiting the generality of the foregoing, any Software that is generally available to the public in source code form under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Library or Lesser Generally Public License (LGPL), the BSD License, the Mozilla Public License and the Apache License.

(vii) “OSS Modifications” means any modifications or derivatives of Open Source Software made by or on behalf of the Company or any of its Subsidiaries.

(b) Section 3.13(b) of the Disclosure Schedule sets forth a true and complete list of all registered and applied for Intellectual Property owned by the Company or its Subsidiaries (“Company Registered Intellectual Property”). The Company or its Subsidiaries own exclusively all right, title and interest in the Company Registered Intellectual Property, all registered Company Registered Intellectual Property is subsisting, in full force and effect, and enforceable, and, to the Knowledge of the Company, valid, and none of the Company Registered Intellectual Property has been misused, withdrawn, cancelled or abandoned.

(c) The Company and its Subsidiaries own exclusively or have a valid right to use, pursuant to a valid and enforceable agreement set forth in Section 3.13(g)(i) of the Disclosure Schedule, all Intellectual Property necessary for or used in the operation of the business of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted, free and clear of all Liens (provided, however, that the foregoing is not, and shall not be deemed to be or constitute, any representation or warranty of non-infringement, non-dilution, non-misappropriation or non-violation of any Intellectual Property rights of another Person, which representation and warranty is set forth in the first sentence of Section 3.13(d) below) and such Intellectual Property will continue to be owned exclusively by or to be available for use by the Company and its Subsidiaries immediately following the Closing on identical terms and conditions to those prior to the Closing.

(d) Neither the Company nor any Subsidiary nor the operation of their respective businesses nor the use of the Company products in accordance with their documentation infringes, dilutes, misappropriates or otherwise violates, or within the six (6) years preceding the date hereof, has infringed, diluted, misappropriated or otherwise violated, the Intellectual Property rights of any other Person, except for any of the foregoing which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.13(d) of the Disclosure Schedule, (i) within the six (6) years preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of any claim or assertion alleging (A) the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or such Subsidiary or (B) that the operation of any portion of the business of the Company or any Subsidiary infringes, dilutes, misappropriates or otherwise violates the Intellectual Property rights of any other Person (including any demand or request that the Company or any of its Subsidiaries license any rights from any Person), (ii) there have not been commenced within the six (6) years preceding the date hereof, there are not pending, and, to the Knowledge of the Company, there are not threatened, any Proceeding by any Person against the Company or any of its Subsidiaries alleging any of the foregoing, and (iii) within the six (6) years preceding the date hereof, neither the Company nor any Subsidiary has received any written notice of any claim or assertion made against any Person, who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company or such Subsidiary for any infringement, dilution, misappropriation or violation of any Intellectual Property of another Person. The Company Owned Intellectual Property is not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the ownership, use, validity or enforceability thereof.

(e) No person is engaging or has engaged within the six (6) years preceding the date hereof in any activity or is using or has used within the six (6) years preceding the date hereof any Intellectual Property that infringes, dilutes, misappropriates, or otherwise violates the Company Owned Intellectual Property in any respect, except for any of the foregoing which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company and its Subsidiaries take and have taken commercially reasonable actions to maintain, preserve and protect the Company Owned Intellectual Property, including the secrecy, confidentiality and value of trade secrets and other confidential information, and to protect any confidential information provided to them by any other Person under obligation of confidentiality. All Persons (including current or former employees, consultants and contractors) (i) who have had or currently have access to any confidential Company Owned Intellectual Property are bound by signed written agreements containing confidentiality obligations to the Company or one of its Subsidiaries, as the case may be, regarding the disclosure and protection of such Company Owned Intellectual Property, and (ii) who are or have been involved in the creation of Intellectual Property for the Company or any of its Subsidiaries, or otherwise who would have any rights in or to any Company Owned Intellectual Property, are bound by signed written agreements conveying a present grant of exclusive ownership of such Intellectual Property to the Company or such Subsidiary, without further payment being owed to any such Persons and without any restrictions or obligations on the Company’s or such Subsidiary’s ownership and use thereof. To the Knowledge of the Company, no such Persons are in violation of any term of any of the foregoing agreements.

(g) The Company has delivered or made available to Parent copies of and Section 3.13(g) of the Disclosure Schedule sets forth all agreements pursuant to which the Company or its Subsidiaries (i) licenses Intellectual Property owned by a third party, other than licenses of commercial off-the-shelf or shrink-wrap computer Software (A) not material to the functionality or provision of the Company Products or (B) used solely for the Company’s or such Subsidiary’s internal use and not material to the Company’s or such Subsidiary’s business operation, and, in the case of each of (A) and (B), for which the Company or such Subsidiary has not paid in either of the two one-year periods preceding the date hereof, or will not have to pay in the next twelve-month period following the date hereof, annual aggregate license, royalty, maintenance and support payments in excess of $50,000 (collectively, “IP Inbound Contracts”), and (ii) has licensed or transferred any rights in or to any Company Owned Intellectual Property to a third party, other than non-exclusive license agreements entered into between the Company or any of its Subsidiaries and its end-users in the ordinary course of business consistent with past practice under terms substantially similar to those contained in the standard form customer agreements (copies of which have been provided to Parent) (collectively, “IP Outbound Contracts”).

(h) The Company and its Subsidiaries possess the source code, object code, and internal technical documentation (including complete source code files) for all Owned Software (including the Owned Software embodied in the Company Products) currently offered or planned to be offered for license by, or which currently generates support or maintenance revenue for, the Company and its Subsidiaries. The Company or its Subsidiaries own exclusively the copyright to all Owned Software (including the Owned Software embodied in the Company Products). Except with respect to the source code escrow commitments set forth in Section 3.13(h) of the Disclosure Schedule, no Owned Software (including the Owned Software embodied in the Company Products) is subject to any obligation (whether present, contingent or otherwise) that would require the Company or its Subsidiaries to divulge, license or otherwise provide to any Person the source code for any such Owned Software.

(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, no Open Source Software or OSS Modifications forms part of or is or has been incorporated into, used in or distributed with any Owned Software (including the Owned Software embodied in the Company Products) in a manner that (i) would require the disclosure or distribution of any source code for such Owned Software or the licensing of such Owned Software for the purposes of making derivative works or impose restrictions on the consideration to be charged for the distribution of such Owned Software or (ii) would grant or purport to grant to any Person any rights to or immunities under any Company Owned Intellectual Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, where it has distributed Open Source Software or OSS Modifications, the Company or its Subsidiary has complied with the attribution and other requirements dictated by the licenses governing the use and distribution of such Open Source Software or OSS Modifications. Neither the Company nor any of its Subsidiaries has received any requests from any Person for disclosure of the source code for any Owned Software (including the Owned Software embodied in the Company Products) pursuant to a license governing Open Source Software. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable procedures to review the requirements associated with Open Source Software prior to the use thereof in connection with any Owned Software (including the Owned Software embodied in the Company Products).

(j) To the Knowledge of the Company, the Owned Software does not contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: disrupting or disabling the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed.

(k) The Company and its Subsidiaries have complied in all material respects with all applicable data protection and privacy Laws and with their respective internal security policies and privacy policies, relating to the use, collection, storage, disclosure and transfer of any personally identifiable information of third parties collected by the Company or any of its Subsidiaries. To the Knowledge of the Company, (i) in the two (2) years preceding the date hereof, there have not been any incidents of data security breaches or breaches of the foregoing, and (ii) there have not been any written complaints, written notices or legal proceedings or other written claims related to the same.

Section 3.14 Takeover Statutes. The Company has taken all action necessary such that the restrictions contained in Section 203 of the DGCL do not apply to the Merger, this Agreement and the transactions contemplated hereby. No other “fair price”, “moratorium”, “control share acquisition”, “business combination”, or other similar antitakeover statue or regulation enacted under state or federal laws in the United States is applicable to the transactions contemplated by this Agreement.

Section 3.15 Title to Properties; Assets/Services.

(a) Neither the Company nor its Subsidiaries owns fee title to any real property and has not owned title to any real property within the last five years of the date of this Agreement. The Company and its Subsidiaries have good and marketable (x) title to, (y) a leasehold interest, (z) license in or (aa) easement in, the real and personal properties as reflected in the most recent balance sheet included in the Company Financial Statements and the Disclosure Schedule, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet and the Disclosure Schedule, free and clear of all Liens of any nature whatsoever, except (i)(a) Liens for current Taxes, payments of which are not yet delinquent or Taxes for which adequate reserves have been established in accordance with U.S. GAAP on the books and records of the Company or its Subsidiaries, (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests arising in the ordinary course of business securing obligations that are not yet due and payable or that are being contested in good faith and by appropriate proceedings, (c) Liens imposed by applicable Law (other than Tax Law), (d) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (e) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, or (f) such imperfections in title and easements and encumbrances as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the operations of the Company or any of its Subsidiaries (in the manner presently carried on by the Company and its

Subsidiaries), and (ii) as would not reasonably be expected to have a Company Material Adverse Effect. Nothing in this Section 3.15 shall be construed as representations or warranties with respect to the title in or to Intellectual Property assets of the Company and its Subsidiaries which representations and warranties regarding title in or to Intellectual Property assets of the Company and its Subsidiaries are given in Section 3.13(c) above.

(b) Section 3.15(b) of the Disclosure Schedule sets forth the address of each property in which the Company or its Subsidiaries holds a leasehold or subleasehold estate or other right to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property which is used or intended to be used in the Company’s business (the “Leased Real Property”) and a true and complete list of all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (the “Leases”). The Company has delivered to Parent a true and complete copy of each such Lease document to the extent such Lease requires annual payments in excess of $1,000,000 (such Leases referred to as “Significant Leases”), and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Section 3.15(b) of the Disclosure Schedule and would not reasonably be expected to have a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Merger does not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) the Company’s or its Subsidiary’s, as applicable, possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; (iv) neither the Company nor its Subsidiary, as applicable, nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (v) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (vi) neither the Company nor its Subsidiary, as applicable, owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease; (vii) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any Subsidiary of the Company; (viii) neither the Company nor any Subsidiary of the Company has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property; and (ix) there are no liens or encumbrances on the estate or interest created by such estate.

(c) The Leased Real Property identified in the Disclosure Schedule and any such improvements to the Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the Company’s business.

Section 3.16 Material Contracts.

(a) Section 3.16(a) of the Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of each of the following Company Contracts, together with all amendments thereto: (i) each Company Contract that restricts in any material respect the ability of the Company or any of its Subsidiaries or any of the Company’s current or future Affiliates to sell products in or otherwise compete in any geographic area or line of business, market or distribute any product or hire any individual or group of individuals; (ii) the loss of which would have a Company Material Adverse Effect, (iii) that has aggregate future sums due from or to the Company or any of its Subsidiaries, taken as a whole, during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement in excess of $1,000,000 and which is not terminable without material penalty upon not more than 90 days’ notice to the counterparty, (iv) having the effect of providing that the consummation of the Merger or the execution, delivery or effectiveness of this Agreement will give rise under such contract to any increased or accelerated material rights of an employee of the Company or any of its Subsidiaries (including any change of control payment, special bonus, stay bonus, retention bonus, severance payment, or similar compensation that the Company or any of its Subsidiaries has agreed to pay and that becomes due and payable as a result of the consummation of the Merger or the other transactions contemplated hereby, whether due and payable prior to, at or after the Closing (including obligations that are contingent upon both the consummation of the Merger and the occurrence of another event or the passage of time (each, a “Change of Control Obligation”)), (v) involving any joint venture, partnership or similar arrangement; (vi) relating to Indebtedness except for any such agreement (A) with an aggregate outstanding principal amount not exceeding $1,000,000 or (B) between or among any of the Company and its Subsidiaries; (vii) the Material Employment Agreements; (viii) that is entered into in connection with the settlement or other resolution of any Proceeding under which the Company or any of its Subsidiaries has any continuing obligations, liabilities or restrictions that are material to the Company or such Subsidiary, or that involves payment by the Company or any of its Subsidiaries of more than $500,000; (ix) which provide for indemnification by the Company of any officer, director or employee of the Company; (x) containing “standstill” or similar provisions to which the Company is subject and restricted; (xi) the Significant Leases; (xii) that contains an agreement by the Company or any of its Subsidiaries to provide any Person with access to the source code for any Company Products or to provide for the source code for any Company Products to be put in escrow; (xiii) that provides for the development of any Company Products, independently or jointly, by or for the Company or any of its Subsidiaries; (xiv) pursuant to which the Company or any of its Subsidiaries obtains co-location or hosting services in connection with the hosted Company Products; (xv) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries; (xvi) relates to any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment or guarantee obligations; (xvii) entered into with any directors, executive officers (as such term is defined in the Exchange Act) or holder of more than 5% of the Common Stock or any of their Affiliates (other than the Company or any Company of its Subsidiaries) or immediate family members; (xviii) contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates; (xix) involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract; (xx) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets; and (xxi) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act). Each Company Contract (A) of the type described in Section 3.16(a) of the Disclosure Schedule, whether or not disclosed in response to this Section 3.16(a), or referred to in Section 3.16(b), whether or not provided or publicly filed, and (B) entered into after the date of this Agreement and of the type required to be described in Section 3.16(a) or referred to in Section 3.16(b), whether or not provided or publicly filed, if such Company Contract were in effect as of the date of this Agreement, together with each of the IP Inbound Contracts and IP Outbound Contracts, is referred to herein as a “Material Contract.”

(b) The Company has provided to Parent or publicly filed with the SEC true and complete copies of each Contract referred to in Section 3.16(a). To the Knowledge of the Company, each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries part thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would reasonably be expected to (i) constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel terminate or modify any Material Contract. Each Material Contract enforceable against the Company (or its Subsidiaries, as applicable) in accordance with its terms and, to the Knowledge of the Company, against each other party thereto.

Section 3.17 Government Contracts. For purposes of this Agreement, “Government Contracts” means, with respect to or related to the business of the Company, (i) any prime contract, subcontract, letter contract, purchase order or delivery order between the Company or any Affiliate of the Company and any (1) Governmental Entity, (2) any prime contractor performing under a prime Contract with a Governmental Entity, or (3) any subcontractor performing under a prime Contract with any Governmental Entity and (ii) all bids and proposals made by the Company which, if accepted, would lead to any of the foregoing. Except as set forth on Section 3.17 of the Disclosure Schedule, with respect to each Government Contract with an aggregate contract value in excess of $150,000: (i) to the Knowledge of the Company, the Company has complied in all material respects with the terms and conditions of such Government Contract and the requirements of all applicable Laws, (ii) to the Knowledge of the Company, all facts set forth in or acknowledged by the Company or any of its Subsidiaries in any certification, representation or disclosure statement submitted by the Company or any of its Subsidiaries with respect to any Government Contract were current, accurate and complete in all material respects as of the date indicated in such submission or as of such other date as required by the Government Contract, (iii) none of the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no current employee of the Company or any of its Subsidiaries, has been debarred or suspended from doing business with any Governmental Entity, or threatened with debarment or suspension by any Governmental Entity (or by the relevant contracting official of such entity), or been informed in writing that any actions by the Company or any of its Subsidiaries could result in debarment or suspension by any Governmental Entity, and, to the Knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, any of its Subsidiaries or any employee of the Company or any of its Subsidiaries, and (iv) no negative determination of responsibility has been issued or to the Knowledge of the Company, threatened against and provided to the Company or any of its Subsidiaries in writing in connection with any Government Contract.

Section 3.18 Opinion of Financial Advisor. The Company’s financial advisor, Greenhill & Co. (the “Company Financial Advisor”), has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date of this Agreement and subject to the matters and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. The Company will provide, solely for information purposes, a true, complete and correct copy of such opinion to Parent after receipt thereof in writing by the Company.

Section 3.19 Brokers and Finders. The Company has not entered into any Contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder’s fees, brokerage or agent commissions or other like payments in connection with the Merger, other than fees payable to the Company Financial Advisor and to Credit Suisse Securities (USA) LLC.

Section 3.20 Insurance. The Company Disclosure Schedule contains a list of all material insurance policies maintained by or on behalf of the Company and its Subsidiaries, together with the coverage afforded thereby. To the Knowledge of the Company, all such insurance policies with respect to the business and assets of the Company and its Subsidiaries are in full force and effect and will be maintained by the Company and its Subsidiaries in full force and effect as they apply to any matter, action or event relating to the Company or its Subsidiaries occurring through the Effective Time, and the Company and its Subsidiaries have not reached or exceeded their policy limits for any insurance policies in effect at any time during the past five (5) years. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach or default of any such insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute a material breach or default or permit termination or modification of any of such insurance policies. Since January 1, 2012, to the Knowledge of the Company, the Company has not received any written notice or any other written communication regarding any actual or threatened: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any material coverage, material reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of premiums payable with respect to any insurance policy.

Section 3.21 Written Consent. The delivery of the Written Consent will constitute the requisite stockholder action to adopt this Agreement under Section 251(c) of the DGCL and is the only approval of the stockholders of the Company necessary to adopt and consummate this Agreement.

Section 3.22 Anti-Bribery and Anti-Money Laundering Compliance.

(a) Neither the Company nor any of the Company’s Affiliates, nor, to the Knowledge of the Company, any agent acting at the direction of the Company or any of its Affiliates has, during all periods for which any applicable statute of limitations has not expired, knowingly provided, offered, gifted or promised, directly or indirectly, anything of value to any Government Official, political party or candidate for government office, nor knowingly provided or promised anything of value to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any Government Official, political party or candidate for government office, for the purpose of:

(i) influencing any act or decision of such official, party or candidate in his or her official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the benefit of the Company; or

(ii) inducing such official, party or candidate to use his or her influence with his or her government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person.

(b) To the Knowledge of the Company, the Company has been in compliance in all material respects and has, during all periods for which any applicable statute of limitations has not expired, complied with the applicable provisions of the U.S. Bank Secrecy Act and USA PATRIOT Act of 2001, as amended, and other applicable foreign laws and regulations relating to anti-money laundering and similar matters.

(c) The Company utilizes controls, procedures and an internal accounting controls system intended to provide reasonable assurances that violations of applicable anti-bribery or anti-money laundering laws or regulations will be prevented, detected and corrected.

(d) For purposes of this Agreement:

(i) “Government Official” shall mean any officer or employee of a Government Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

(ii) “Governmental Authority” shall mean any foreign, domestic, federal, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, court, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

Section 3.23 International Trade Matters. Except as may be set forth on the Disclosure Schedule:

(a) To the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable U.S. Customs & International Trade Laws in all material respects, and at no time in the last five (5) years has the Company or any Subsidiary committed any material violation of U.S. Customs & International Trade Laws, and there are no material unresolved questions or claims concerning any liability of the Company or any Subsidiary with respect to any such Laws.

(b) Without limiting the foregoing, during the last five (5) years, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any written notice that it is subject to any civil or criminal investigation, audit or any other inquiry involving or otherwise relating to any alleged or actual violation of U.S. Customs & International Trade Laws.

(c) During the last five (5) years, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any written notice that any products or materials imported by the Company or any Subsidiary, or on behalf of the Company or such Subsidiary where the Company or such Subsidiary is the importer of record, for which final liquidation has not yet occurred, is subject to or otherwise covered by an antidumping duty order or countervailing duty order that remains in effect or is subject to or otherwise covered by any pending antidumping or countervailing duty investigation by agencies of the United States government.

(d) To the Knowledge of the Company, neither the Company nor any Subsidiary nor any officer or director of the Company, nor any agent acting on behalf of the Company (i) is designated on any U.S. government list of persons prohibited to engage in any activity subject to any applicable U.S. Customs and International Trade Laws, including OFAC’s Specially Designated Nationals and Blocked Persons List, Commerce’s Denied Persons List, the Commerce Entity List, and the U.S. Department of State’s (“State Department”) Debarred List, (ii) nor participated in any unauthorized transaction involving any such designated person or entity, or any country that is subject to U.S. sanctions administered by OFAC, and (iii) nor participated in any export, re-export or transaction connected with any purpose prohibited by U.S. export control and economic sanctions laws, including, without limitation, support for international terrorism and nuclear, chemical or biological weapons proliferation’s Debarred List.

(e) For purposes of this Agreement:

(i) “U.S. Customs and International Trade Laws” shall mean any applicable domestic law, statute, order of a Governmental Authority, regulation, rule, permit, license, directive, ruling, order, decree, ordinance, award, or other decision or requirement, including any amendments, having the force or effect of law, of any arbitrator, court, government or government agency or instrumentality or other Governmental Authority, concerning the importation, exportation, reexportation, or deemed exportation of products, technical data, technology and/or services, and the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, reexportation or deemed exportation, including, but not limited to, the Tariff Act of 1930, as amended, and other laws, regulations, and programs administered or enforced by the U.S. Department of Commerce (“Commerce”), U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the embargoes and restrictions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); the antiboycott regulations administered by Commerce; and the antiboycott regulations administered by the U.S. Department of the Treasury.

Section 3.24 No Other Representations and Warranties. Except for the representations and warranties expressly contained in this Agreement, Parent and Sub acknowledge that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warrant with respect to the Company, any of its Subsidiaries or their respective businesses or any other matter or with respect to any other information provided or made available to Parent or Sub, and that all such representations and warranties, other than the representations and warranties of the Company expressly contained in this Agreement, are expressly disclaimed. Neither the Company nor any other Person makes any representation or warranty with respect to any such information, including any information, projections, forecasts, confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement, except that the foregoing limitations shall not (i) apply to the Company to the extent the Company makes the specific representations and warranties set forth in this Agreement, but always subject to the limitations and restricts contained herein, or (ii) preclude Parent or Sub from seeking any remedy for fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power. Each of Parent and Sub is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority necessary to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not reasonably be expected to prevent or materially delay consummation of the Merger. Prior to the date of this Agreement, Parent has made available to the Company a complete and correct copy of Parent’s and Sub’s organizational documents (which have not been amended since the date on which they were provided to the Company).

Section 4.2 Operations of Sub. All of the issued and outstanding capital stock of Sub is, and at the Effective Time will be, (i) validly issued and outstanding, fully paid and non-assessable and (ii) owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Sub was formed solely for the purpose of effecting the Merger. Sub has not conducted and will not conduct any business prior to the Effective Time and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.3 Authority; Non-Contravention.

(a) Each of Parent and Sub has the requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each of Parent and Sub, respectively. No vote or approval of the stockholders or equityholders of Parent is required in connection with the execution, delivery or performance by Parent and Sub of their obligations hereunder or for the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Sub, as applicable, and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles. The vote or consent of Parent as the sole stockholder of Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Sub necessary to approve this Agreement and the transactions contemplated hereby.

(b) The execution and delivery of this Agreement does not, and the consummation of the Merger and compliance with the provisions hereof will not, (i) conflict with, or result in any violation of, the organizational documents of Parent, (ii) conflict with, or result in any violation of the organization documents of any of Parent’s Subsidiaries, (iii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any material Contract to which Parent or any of its Subsidiaries is a party or by which their respective properties and assets are bound, except for any such violation, breach, default or right of termination, cancellation or acceleration or Lien as to which requisite waivers or consents have been obtained or (iv) assuming that the Registrations and Consents set forth in this Section 4.3(b) are duly and timely made or obtained, violate any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such conflict, violation, default, termination, cancellation, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent and/or Sub to perform their obligations hereunder or prevent or materially delay the consummation of the Merger or any of the other transactions contemplated hereby.

(c) No Registrations with, or Consents of, any Governmental Entity are required on the part of Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or are necessary for the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act, (ii) compliance with the provisions of Exchange Act and the Securities Act or the rules of any national securities exchange, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iv) such as may be required in connection with the Taxes described in Section 6.11, and (v) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent and Sub to perform their obligations hereunder or prevent or materially delay the consummation of the Merger or any of the transactions contemplated hereby.

Section 4.4 Information Statement. None of the information supplied or to be supplied by Parent or any of its Subsidiaries in writing specifically for inclusion or incorporation by reference in the Information Statement at the time the Information Statement is first mailed to stockholders of the Company will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives on its behalf which is contained or incorporated by reference in the Information Statement.

Section 4.5 Availability of Funds.

(a) Parent has provided the Company with true and complete copies of (a) the fully executed commitment letter, dated as of the date hereof, among Sub, Jefferies Finance LLC and Royal Bank of Canada (each, a “Commitment Party” and, together with such Commitment Party’s Affiliates, successors and assigns and each of their officers, directors, employees, affiliates, former, current or future equity holders, members, managers, general or limited partners, partners, controlling parties, advisors, agents and representatives of such Commitment Party and such Affiliates, the “Financing Parties”) (the “Debt Commitment Letter”), regarding the amounts set forth therein for the purposes of financing the Merger and the other transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”) and (b) the fully executed equity commitment letters, dated as of the date of this Agreement (the “Equity Commitment Letters” and together with the Debt Commitment Letter, the “Commitment Letters”), from each of the parties listed on Schedule 4.5 of the disclosure schedule delivered by Parent to the Company on the date of this Agreement, including any updates to Schedule 4.5 by Parent, in its sole discretion, for any additional syndications after the date hereof (the “Funding Parties”), regarding the proposed cash investments set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”).

(b) The Commitment Letters are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent and Sub and, to the Knowledge of Parent, of the other parties thereto, in accordance with the terms and conditions thereof, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’

rights generally and is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law). None of the Commitment Letters has been amended or modified prior to the date of this Agreement, and, as of the date hereof, the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect. There are no conditions precedent or other conditions, side agreements or other arrangements or understandings relating to the funding of the Financing or the terms thereof, other than the terms thereof set forth in the Commitment Letters and except for fee letters with respect to fees, market flex and related arrangements with respect to the Debt Financing (which documents do not relate to the aggregate amount of, conditionality of, or contain any conditions precedent to, the funding of the Debt Financing). Assuming the Commitment Letters are funded, Parent and Sub will have at and after the Effective Time funds sufficient to pay the aggregate Merger Consideration and to pay all fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby. As of the date hereof, no event has occurred or circumstance exists which would result in any breach or violation of or constitute a default (or an event or circumstance which with notice or lapse of time or both would become a default) by Parent or Sub under the Commitment Letters, and neither Parent nor Sub has any reason to believe that any of the conditions to the Commitment Letters will not be satisfied or that the Commitment Letters will not be available to Parent and Sub on the Closing Date. Parent has fully paid any and all commitment and other fees that have been incurred and are due and payable on or prior to the date hereof in connection with the Commitment Letters and has otherwise satisfied all of the other terms and conditions required to be satisfied pursuant to the terms of the Commitment Letters on or prior to the date hereof, and Parent will pay when due all other commitment fees arising under the Commitment Letters as and when they become payable. Parent and Sub acknowledge that Parent’s and Sub’s obligation to consummate the Merger is not contingent on Parent’s or Sub’s ability to obtain any financing prior to consummating the Merger.

(c) Notwithstanding anything in this Agreement to the contrary, after the date of this Agreement but prior to the Effective Time, any Debt Commitment Letter may be amended, supplemented, modified, or any provision thereof waived or superseded by written amendments to or agreements (in each case, whether by amendment, supplement, modification or superseding agreement, the “Alternative Commitment Letters”) replacing the existing Debt Commitment Letter, if and only if any such amendment, supplement, modification, waiver or replacement: (x) does not reduce (and could not have the effect of reducing) the aggregate amount of the Debt Financing to an amount that would cause Parent and Sub to not have sufficient funds to pay the aggregate Merger Consideration and to pay all fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby on the Effective Date and (y) does not impose and could not reasonably be expected to impose any new or additional conditions or otherwise expand, amend, or modify any of the conditions to the Debt Financing or that otherwise expands, amends or modifies any provisions in the Debt Commitment Letter or definitive documents relating thereto in a manner that does or could reasonably be expected to (A) delay or prevent or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the date of the Closing or (B) adversely impact the ability of Parent or Sub to enforce its rights against the other parties to the Debt Commitment Letters or definitive documents relating thereto (including, for the avoidance of doubt, where such risk of failure to fund results from the substitution of alternative lenders ; provided that, subject to compliance with the other provisions of this Section 4.5(c), Parent and Sub may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners and agents or to reallocate commitments or assign or reassign titles or roles to, or between or among, any entities party thereto). In such event, (i) the term “Debt Commitment Letter” as used herein shall be deemed to include the Debt Commitment Letters that are not so superseded at the time in question or that are amended, supplemented, modified, or superseded in accordance with this Section 4.5(c) and any Alternative Commitment Letters entered into in accordance with this Section 4.5(c) to the extent then in effect, and (ii) the term “Debt Financing” as used herein shall mean the debt financing contemplated by the Commitment Letters as amended, modified or superseded in accordance this Section 4.5(c). Parent shall (i) deliver to the Company a substantially complete, advance copy of any such amendment, supplement, modification, waiver or replacement at least 24 hours prior to execution (provided, that in no event shall such notice be delivered less than one Business Day prior to execution), and (ii) promptly deliver to the Company true, correct and complete copies of any such amendment, supplement, modification, waiver or replacement following execution.

Section 4.6 Litigation. There is no Proceeding pending or, to the Knowledge of Parent (as defined in Section 9.14), threatened against Parent or any of its Subsidiaries, which, individually or in the aggregate, would reasonably be expected to materially impair the ability of Parent or Sub to perform their obligations hereunder or prevent or materially delay the consummation of the Merger or any of the other transactions contemplated hereby. None of Parent or any of its Subsidiaries is subject to any writ, judgment, injunction or decree which, individually or in the aggregate, would reasonably be expected to materially impair the ability of Parent or Sub to consummate the Merger or any of the other transactions contemplated hereby.

Section 4.7 Brokers and Finders. No broker, investment banker or other person, other than the Company Financial Advisor is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

Section 4.8 Labor and Employment Matters. As of the date hereof, neither Parent nor Sub has: (a) entered into any employment agreement with any of the Company’s directors, officers or employees, (b) offered employment to any of the Company’s directors, officers or employees, (c) had discussions with any of the Company’s directors, officers or employees regarding the future terms of their employment after the Closing, or (d) sold, or offered to sell, any direct or indirect equity interest in the Company to any of the Company’s directors, officers or employees.

Section 4.9 Ownership of Shares. As of the date of this Agreement, none of Parent, Sub or their respective Affiliates owns (beneficially or of record) any shares of Common Stock, and none of Parent, Sub or their respective Affiliates is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

Section  4.10 Solvency. Assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger and (ii) the truth and accuracy of the representations and warranties in Article III hereof, after giving effect to the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration payable to the Securityholders pursuant to Article II, payment of all amounts required to be paid in connection with the consummation of the Merger and the other transactions contemplated hereby, and payment of all related fees and expenses, and assuming the Company is Solvent immediately prior to the Effective Time (giving effect to any obligations which may be accelerated as a result of consummation of the Merger and the other transactions contemplated hereby), each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.11 The Guaranty. In respect to the Guaranty, (a) the Guarantor has all limited partnership power and authority to execute, deliver and perform the Guaranty, (b) the execution, delivery and performance of the Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary limited partnership action, and no other proceedings or actions on the part of the Guarantor are necessary therefor, (c) the Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms, (d) the execution, delivery and performance by the Guarantor of the Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable Law, rule, regulation, decree, order or judgment binding on the Guarantor or its assets, or (iii) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which Guarantor is a party, and (e) the Guarantor has the financial capacity to pay and perform its obligations under the Guaranty, and all funds necessary for the Guarantor to fulfill its obligation under the Guaranty will be available to the Guarantor for so long as the Guaranty remains in effect.

Section 4.12 No Other Representations and Warranties. Except for the representations and warranties expressly contained in this Agreement, the Company acknowledges that neither Parent, Sub or any other Person on behalf of Parent or Sub makes any other express or implied representation or warrant with respect to Parent, any of its Subsidiaries or their respective businesses or any other matter or with respect to any other information provided or made available to the Company, and that all such representations and warranties, other than the representations and warranties of Parent and Sub expressly contained in this Agreement, are expressly disclaimed. Neither Parent, Sub nor any other Person makes any representation or warranty with respect to any such information, including any information, projections, forecasts, confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement, except that the foregoing limitations shall not (i) apply to Parent or Sub to the extent Parent or Sub makes the specific representations and warranties set forth in this Agreement, but always subject to the limitations and restricts contained herein, or (ii) preclude the Company from seeking any remedy for fraud.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section  5.1 Conduct of Business by the Company Pending the Merger. Except as otherwise expressly contemplated by this Agreement, as consented to in writing by Parent, as set forth in the Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement to the earlier to occur of (x) the date of the termination of this Agreement or (y) the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on their respective businesses in the ordinary course and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and vice presidents and preserve its relationships with customers, suppliers and others having significant business dealings with the Company or any of its Subsidiaries, and use its commercially reasonable efforts to preserve its relationships with its employees. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Disclosure Schedule or as required by applicable Law, the Company shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of Parent:

(a) (i) split, subdivide, reclassify, combine, adjust or amend the terms of any of its capital stock (including the Common Stock), (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any shares of capital stock (including the Common Stock), or (iii) repurchase, redeem or otherwise acquire any shares of capital stock (including the Common Stock) or any other securities convertible into or exchangeable or exercisable for any shares of capital stock; provided, however, that (A) the Company may acquire shares of Common Stock in connection with the surrender of shares of Common Stock by holders of Options in order to pay the exercise price thereof, (B) the Company may withhold shares of Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans, (C) the Company may acquire Options and Restricted Stock Awards upon their exercise, settlement or forfeiture, and (D) each wholly-owned Subsidiary of the Company may repurchase, redeem or otherwise acquire shares of its capital stock or other equity interests or securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests;

(b) issue, deliver, sell, grant, pledge, accelerate, transfer, convey, pledge, accelerate, encumber or dispose of any shares of the Company’s capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares; provided, however, that the Company may issue shares of Common Stock upon exercise of previously granted Options and/or vesting of previously granted Restricted Stock Awards and up to 75,000 shares of Common Stock pursuant to the ESPP in accordance with Section 2.7(d) of this Agreement;

(c) amend the certificate of incorporation or bylaws or other organizational documents of the Company or its Subsidiaries;

(d) merge or consolidate with any other Person, except for any such transactions between wholly-owned Subsidiaries of the Company or between the Company and any of its wholly-owned Subsidiaries;

(e) make any acquisition or agree to make any acquisition (by merger, consolidation, acquisition of equity interests or assets, or otherwise) of any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

(f) sell, lease, license, transfer or swap, mortgage, hypothecate or otherwise encumber (including securitization), or subject to any Lien other than a Permitted Lien, or otherwise dispose of, or agree to sell, lease license, transfer or swap, mortgage, hypothecate or otherwise encumber (including securitization), or subject to any Lien other than a Permitted Lien or otherwise dispose of, any assets of the Company or any of its Subsidiaries, except sales, dispositions or like-kind replacements of inventory or assets in the ordinary course of business consistent with past practice and pursuant to the exercise of the Company’s or such Subsidiary’s reasonable business judgment, or sub-leases of office space (not to exceed 5,000 sq. ft. and not including the Company’s corporate headquarters in Herndon, Virginia) that the Company or any of its Subsidiaries has vacated;

(g) (i) enter into any new real property leases, or (ii)(x) make any modifications to, (y) assign or sublease any portion of, or (z) terminate, any Lease or the Company’s or its Subsidiary’s, as applicable, interest in any Leased Real Property;

(h) except for inter-company borrowings between or among the Company and/or one or more of its Subsidiaries, incur, assume, guarantee or become obligated with respect to any additional Indebtedness including by way of an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing;

(i) except for (i) inter-company borrowings between or among the Company and/or one or more of its Subsidiaries, or (ii) other borrowings not in excess of $1 million in the aggregate, repurchase or repay any Indebtedness;

(j) except as may be required as a result of a change in regulatory accounting standards and practice or in U.S. GAAP, change any of the accounting principles or practices used by the Company that materially affect the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries;

(k) waive, settle or compromise any material pending or threatened suit, audit, action or claim, other than waivers, settlements or compromises that involve only the payment of monetary damages by the Company or any of its Subsidiaries, net of insurance, of no more than $250,000 individually and $500,000 in the aggregate;

(l) (i) except as contemplated by this Agreement, terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company Stock Plans, Employee Benefit Plans or employment agreements (or any plan or arrangement that would be a Company Stock Plan, Employee Benefit Plan or employment agreement if in existence on the date hereof), enter into any collective bargaining agreement with any labor organization or union, increase the salary, wage, bonus or other compensation of any directors or employee of the Company or any of its Subsidiaries except (A) with respect to employees with a designation or title that is below the level of “Senior Vice President,” increases in compensation in connection with annual performance and salary reviews or upon promotion not to exceed, in the aggregate, 4% of total compensation for such class of employees, (B) payment of annual or quarterly bonuses or non-material increases in benefits, in each case, in the ordinary course of business, (C) for grants of Options and Restricted Stock Awards as permitted under Section 5.1(b), or (D) for transaction bonuses payable to certain employees upon the Closing under the Transaction Bonus Plan in an aggregate amount not to exceed $2,600,000 or (E) to the extent required by applicable Law or by any of the Employee Benefit Plans, Company Stock Plans or employment agreements existing as of the date of this Agreement; (ii) incur any Change of Control Obligation (as defined in Section 3.16(a)) except as contemplated by this Agreement; (iii) hire any Person or promote any Person (A) to be an officer or an employee with a designation of “Vice President” or above, except to fill a vacancy in the ordinary course of business or (B) with an annual base salary in excess of $200,000, other than Persons hired (x) to replace employees who are no longer with the Company or its Subsidiaries, or (y) to fill vacancies created by employee promotions; or (iv) make or forgive any loan to employees or directors (other than making advances of reasonable travel and other business expenses in the ordinary course of business).

(m) make any material Tax election, change any material Tax accounting method or take any material position on any material Tax Return that is inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, amend any material Tax Returns, settle or compromise any material Tax liability, enter into any closing agreement or settle or compromise any claim or assessment with respect to a material amount of Taxes, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes;

(n) authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company;

(o) make or commit to any capital expenditures or any obligations or liabilities in respect thereof other than (x) leasehold improvements made to the Makati, Philippines facility, and (y) otherwise, in excess of $500,000 in the aggregate;

(p) modify, amend, or terminate any Material Contract or enter into any contract that would be a Material Contract if entered into prior to the date hereof, or waive or assign any of its rights or claims under a Material Contract or contract that would be a Material Contract if entered into prior to the date hereof, in each case except in the ordinary course of business consistent with past practice (including customer contracts);

(q) enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its Subsidiaries’ activities;

(r) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by applicable Law;

(s) fail to maintain and protect, or abandon, allow to lapse, expire or be cancelled any registration or application for registration for, material Company Owned Intellectual Property, or knowingly disclose to any

Person not an employee of, or consultant or advisor to, the Company or any of its Subsidiaries bound by a signed written agreement containing confidentiality obligations to the Company or such Subsidiary, or otherwise knowingly disclose any trade secret, process, or know-how not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice made under an existing contract or agreement containing confidentiality obligations for the benefit of the Company or its Subsidiary, as applicable;

(t) communicate with employees of the Company or any of its Subsidiaries regarding the future compensation, benefits or other treatment that they will receive following the Closing of the Merger, unless (i) any such communication is consistent with prior directives or documentation provided to the Company by Parent (in which case, Parent shall provide the Company with prior notice of, and the opportunity to review and comment upon, any such communication), (ii) any such communication addresses any employee’s right to receive Merger Consideration pursuant to Section 2.1 or any employee’s treatment of his or her equity awards under Section 2.7, or (iii) any such communication addresses any employee in their capacity as a Stockholder of the Company;

(u) take any action which the Company would reasonably expect to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

(v) terminate the employment of any executive officer of the Company, other than for good reason or for reasonable cause;

(w) enter into any new line of business outside of the existing business segments;

(x) implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state, or local law, regulation, or ordinance;

(y) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business consistent with past practice; or

(z) agree in writing, or otherwise, to take any of the foregoing actions.

Section 5.2 Control of the Company’s Operations. Without in any way limiting any party’s rights or obligations under this Agreement (including without limitation Section 5.1), the parties understand and agree that (i) nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Information Statement.

(a) As promptly as reasonably practicable following the date of this Agreement (and in any event within ten (10) days of the date of this Agreement), the Company shall, with the assistance (not to be unreasonably withheld, delayed, or conditioned) of Parent, prepare and file with the SEC a written information statement of the type contemplated by Rule 14e-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act and concerning the Written Consent, the Merger and the other transactions contemplated by this Agreement (the “Information Statement”). The Company shall provide Parent with a reasonable opportunity to review and comment on the Information Statement prior to filing. The Company shall use reasonable best efforts as promptly as reasonably practicable (and after consultation with, and the assistance of, Parent (not to be unreasonably withheld, delayed or conditioned)) to respond to any comments made by the SEC with respect to the Information Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on any responses to comments from the SEC on the Information Statement or any amendments or supplements to the Information Statement prior to the filing of such responses, amendments or supplements. The Company shall use reasonable best efforts to cause the Information Statement (substantially in the form last filed and/or cleared) to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and then to be mailed to the stockholders of the Company as promptly as practicable, and in any event within five (5) days after the latest of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement (the “SEC Clearance Date”).

(b) Parent shall use reasonable best efforts to cooperate with the Company in the preparation of the Information Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company the information relating to it and its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement or that is customarily included in information statements prepared in connection with transactions of the type contemplated by this Agreement.

(c) If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective Affiliates is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Information Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering this information shall, as promptly as reasonably practicable, notify the other parties to this Agreement and, to the extent required by Law, Parent and the Company shall cause an appropriate amendment or supplement describing this information, as promptly as reasonably practicable, to be filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

(d) Notwithstanding any Adverse Recommendation Change or the receipt of any Acquisition Proposal, the Company shall comply with its obligations under Section 6.1(a) and use its reasonable efforts to cause the Information Statement to be filed with the SEC in definitive form and then to be mailed to the stockholders of the Company as promptly as practicable.

Section 6.2 Directors’ and Officers’ Indemnification.

(a) From and after the Closing, Parent and the Surviving Corporation will, to the fullest extent permitted by applicable Law, honor all of the Company’s obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors, officers and employees of the Company and its Subsidiaries against all judgments, fines, losses, claims, damages and liabilities arising out of acts or omissions by any such individuals in their capacities as such for their service to the Company at and prior to the Effective Time to the maximum extent that such obligations of the Company and its Subsidiaries exist on the date of this Agreement, including the negotiation, execution, adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. Without limiting the foregoing, Parent and the Surviving Corporation and its Subsidiaries (and their successors) shall maintain for a period of not less than six (6) years from and after the Effective Time provisions in their certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s and its Subsidiaries’ former and current officers, directors, and employees (each, an “Indemnified Party”) that are no less favorable to those persons than the provisions of the certificate of incorporation, bylaws and other organizational documents of the Company and its Subsidiaries in effect as of the date hereof, and such provisions shall not be amended, repealed or otherwise modified in any manner adverse to such Indemnified Party, except as required by applicable Law or except to make such provisions more favorable to those persons. Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms each of the covenants contained in this Section 6.2.

(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect, without any lapse in coverage, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Corporation may purchase and substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the directors and officers than the current policies) for a claims-reporting or discovery period of at least such six (6) year period with respect to matters arising on or before the Effective Time; provided, however, that (i) in lieu of the purchase of such insurance by the Surviving Corporation, the Surviving Corporation may purchase a six (6) year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage effective for claims asserted for the full six (6) year period referred to above and (ii) during this period, Parent shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 300% of the current annual premium paid by the Company for its existing coverage.

(c) The Surviving Corporation and Parent shall pay all reasonable expenses, including reasonable attorneys’ fees and expenses that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.2 as such fees are incurred (but in no event less than monthly) upon the written request of any Indemnified Party.

(d) Each Indemnified Party shall, at the cost and expense of Parent, reasonably cooperate with Parent and the Surviving Corporation in the defense of any Proceeding for which indemnification may be sought pursuant to this Section 6.2 and shall furnish, at the cost and expense of Parent, or cause to be furnished records, documents, information and testimony, as may be reasonably requested by Parent in connection therewith.

(e) In the event of any Proceeding for which indemnification may be sought pursuant to this Section 6.2, at the Effective Time, Parent will have the right to control the defense thereof; provided, that any Indemnified Party may participate in such defense with counsel retained by such Indemnified Party reasonably satisfactory to Parent.

(f) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or bylaws or any other organizational documents of the Company or any of its Subsidiaries, any other indemnification arrangement in existence as of the date of this Agreement, the DGCL or otherwise. The provisions of this Section 6.2 shall survive the consummation of the Merger and are expressly intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and shall be binding on Parent, the Surviving Corporation and their respective successors and assigns.

(g) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of the consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume all of the obligations set forth in this Section 6.2.

Section 6.3 No Solicitation.

(a) Subject to Sections 6.3(b) and 6.3(e), (i) the Company and its Subsidiaries shall, and shall cause each of their respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) to, immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal, (ii) neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their respective Representatives to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any Acquisition Proposal, (B) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an Acquisition Proposal, (C) grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statute, or (D) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon this Agreement (an “Alternative Acquisition Agreement”) and (iii) neither the Board of Directors of the Company nor any committee thereof shall (A) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (B) fail to publicly recommend against any Acquisition Proposal to the extent the Acquisition Proposal remains outstanding, or (C) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act within ten Business Days after the commencement of such Acquisition Proposal (any action described in the foregoing clauses (A) through (C), an “Adverse Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Board of Directors that an Acquisition Proposal constitutes a Superior Proposal, (2) the disclosure by the Company of such determination or (3) the delivery by the Company of the notice required by the last sentence of this Section 6.3 shall constitute an Adverse Recommendation Change). In addition, and except as permitted by this Section 6.3, the Company and its Subsidiaries shall, and the Company shall instruct and cause its and its Subsidiaries’ Representatives to, cease immediately any existing discussions or negotiations regarding any Alternative Proposal. With respect to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with which such discussions or negotiations have been terminated, the Company shall use reasonable efforts to promptly require such Person or group to promptly return or destroy, in accordance with the terms of the applicable confidentiality agreement, any non-public information furnished by or on behalf of the Company.

(b) Notwithstanding Section 6.3(a), if on or prior to 5:00 p.m. New York City time on September 15, 2012, the Company or any of its Representatives has received a bona fide written Acquisition Proposal from an unaffiliated Third Party, which was not initiated or solicited in breach of this Section 6.3, then, on or prior to 11:59 p.m. (New York City time) on September 25, 2012, the Company, directly or indirectly through its Representatives, may (i) engage in negotiations or discussions with such Third Party and its Representatives and (ii) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement, provided that the Company shall make available to Parent any material non-public information relating to the Company or its Subsidiaries that is made available to such Third Party which was not previously made available to Parent prior to or substantially concurrently with the time it is made available to such Third Party; provided, however, that prior to taking any action described above in this Section 6.3(b), (A) the Board of Directors of the Company shall determine in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary duties to the holders of Company Stock under applicable Law and (B) the Board of Directors of the Company shall determine in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. Without modifying the generality of the foregoing, in making such determinations the Board of Directors of the Company shall take into consideration, among other factors: (x) whether such Third Party is reasonably likely to have adequate sources of financing or adequate funds to consummate such Acquisition Proposal and (y) whether such Third Party has given reasonable assurances that it will not propose obtaining financing or stockholder approval of such Third Party’s stockholders as a condition to its obligation to consummate such Acquisition Proposal. The Company shall provide any commercially sensitive non-public information to any competitor in connection with the actions contemplated by this Section 6.3(b) in a manner consistent with the Company’s past practice in dealing with the disclosure of such information in the context of competition sensitive Acquisition Proposals. The Company shall require any Person submitting an unsolicited Acquisition Proposal to provide a form of definitive agreement and, if they propose to use a revised version of this Agreement, that marks any proposed changes to the terms of this Agreement.

(c) Nothing contained in this Section 6.3 shall be deemed to prohibit the Company or its Board of Directors from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, the Company shall not effect or disclose pursuant to such rules or otherwise a position which constitutes an Adverse Recommendation Change unless specifically permitted by this Section 6.3.

(d) The Company shall notify Parent promptly (and, in any event, within 48 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, which notice shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and the Company shall keep Parent reasonably informed on a prompt basis of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any amendments thereto and any change in the Company’s intentions as previously notified) and shall provide copies of all correspondence and other written materials sent or provided to the Company or any of its Representatives relating to any such material developments, discussions or negotiations.

(e) The Board of Directors of the Company shall not (i) make an Adverse Recommendation Change in response to an Acquisition Proposal or (ii) terminate this Agreement pursuant to Section 8.1(f)) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, unless (A) the Board of Directors of the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, (B) the Board of Directors of the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be reasonably likely to violate its fiduciary obligations under applicable Law, (C) the Company shall have complied with its obligations under this Section 6.3 with respect to such Superior Proposal, (D) the Company promptly notifies Parent in writing, at least three Business Days before taking such action, of the determination of the Board of Directors of the Company that such Acquisition Proposal constitutes a Superior Proposal and of its intention to take such action, attaching the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making such Superior Proposal and, during such three Business Day period, the Company shall, and shall use its reasonable best efforts to cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, which adjustments shall be evidenced by an offer to amend this Agreement that would, upon the Company’s acceptance, be binding on Parent and Sub, and (if applicable) the Financing Commitment Letters and/or the Guaranty, so that such Acquisition Proposal would cease to constitute a Superior Proposal (it being understood and agreed that any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and a new three Business Day period under this Section 6.3(e)).

(f) The Company agrees that in the event any of its Representatives takes any action which, if taken by the Company, would constitute a breach of this Section 6.3, then the Company shall be deemed to be in breach of this Section 6.3.

(g) As used in this Agreement:

(i) “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (as defined in Section 6.4);

(ii) “Acquisition Proposal” means any bona fide inquiry proposal or offer from any Third Party relating to any (A) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Common Stock, (C) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of the outstanding Common Stock (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the transactions contemplated by this Agreement or (E) any other transaction the consummation of which would reasonably be expected to interfere with or prevent the Merger;

(iii) “Superior Proposal” means a bona fide, written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries that the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its financial advisor and outside legal counsel, and after taking into consideration, among other things, all of the material terms, conditions, impact and all material legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement, including financing, regulatory approvals, shareholder litigation, identity of the Third Party making the Acquisition Proposal (including whether stockholder approval of such Third Party is required), and breakup fee and expense reimbursement provisions, that such Acquisition Proposal would be, if consummated, more favorable to the holders of Company Stock (in their capacity as such) than the Merger (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.3(e));

(iv) “Takeover Statute” shall mean the provisions of Section 203 of the DGCL, a rights agreement or “poison pill” arrangement and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law; and

(v) “Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or the Company (or any of their respective Affiliates).

Section 6.4 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, (i) afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective employees, agents, properties, books, Contracts, commitments and records; provided, however, that (a) such access shall not unreasonably disrupt the Company’s operations, (b) such access will comply with all applicable Laws and all applicable real property leases regarding the premises and shall not include any intrusive testing or environmental sampling of any kind, and (c) no such access shall affect or be deemed to qualify, modify or limit any representation, warranty, covenant or agreement of the parties under this Agreement and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its Representatives may reasonably request. Upon request of Parent, a representative from the Company shall meet with representatives of Parent as soon as practicable after the close of every calendar month for a period beginning as of the date of this Agreement and ending at the Effective Time, to discuss the financial results of the Company for such calendar month. Notwithstanding anything to the contrary in this Section 6.4, the Company shall not be required to provide any access or information which (i) it reasonably believes it may not provide Parent or Sub by reason of applicable Law (including antitrust, security and/or privacy Laws), (ii) constitutes information protected by attorney/client privilege, (iii) upon the advice of the Company’s outside legal counsel would result in a breach of a Contract to which the Company or any of its Subsidiaries is bound, or (iv) is related to the Company’s sale process. The parties will use reasonable efforts, if legally permitted, to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information exchanged pursuant to this Section 6.4 shall be subject to the confidentiality agreement dated May 4, 2012 (the “Confidentiality Agreement”), between the Company and Thoma Bravo, LLC.

Section 6.5 Reasonable Best Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger. In furtherance of the foregoing, (i) the Company shall use commercially reasonable efforts to, and shall cause its Subsidiary Deltek Danmark A/S to use its commercially reasonable efforts to, obtain a written consent to the Merger and related transaction from the licensor under each of the contracts specified in Section 6.5(a) of the Disclosure Schedule, (ii) each of the parties shall use their reasonable best efforts to (a) the obtaining of all Consents and the making of all Registrations specified in Section 3.3(c) and Section 4.3(c) and the taking of all reasonable steps as may be necessary to obtain such Consents and to make such Registrations, (b) the obtaining of all other necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement; provided, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions taken by the Company expressly permitted under Section 6.3. Notwithstanding the foregoing, neither Parent or Sub, on the one hand, and the Company and its Subsidiaries, on the other hand, shall be obligated to amend or waive the provisions of any Contract, or to pay any consent or similar fees or payments unless such action is conditioned upon the consummation of the Merger. Without limiting the foregoing, none of the parties shall take or agree to take any action that would reasonably be expected to result in any of the conditions set forth in Article VII not being satisfied or to delay or prevent consummation of the Merger or the transactions contemplated by this Agreement.

(b) Without limiting the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to ten (10) days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Parent shall use its reasonable best efforts to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity with respect to the Merger so as to enable the consummation thereof as promptly as reasonably practicable and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. The Company shall agree if, and solely if, requested by Parent, to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, assets, properties, products, product lines, or rights of the Company or any of its Subsidiaries, or any interest therein; provided, however, that any such action shall be conditioned upon the consummation of the Merger and the transactions contemplated hereby. Each party shall (i) promptly notify the other party of any material communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing, (ii) to the extent practicable, not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Entity or members of their respective staffs on the other hand, with respect to this Agreement and the Merger or any filings, investigation or inquiry concerning this Agreement and the Merger.

Section 6.6 Benefit Plans.

(a) For the period beginning on the Effective Time and ending not less than twelve (12) months following the Effective Time, Parent agrees to cause the Surviving Corporation (i) to at least maintain the base salary or base wages and non-equity based target incentive compensation of the employees of the Company and its Subsidiaries in the United States (and, subject to the last sentence of this Section 6.6(a), outside of the United States) who are employed by the Company and its Subsidiaries immediately following the Closing Date and remain so employed during such period (the “Continuing Employees”), and (ii) to either (x) at least maintain the Employee Benefit Plans and Foreign Plans (in each case, other than equity-based benefits) in effect on the date of this Agreement or (y) to provide employee benefits (other than equity-based benefits) to Continuing Employees that are substantially comparable in the aggregate to those provided under the Employee Benefit Plans or Foreign Plans, as applicable, on the date of this Agreement, but excluding from such comparability requirement all equity-based compensation and benefits, change in control arrangements. With respect to any Continuing Employees based outside of the United States, the Surviving Corporation’s obligations under this Section 6.6(a) shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such employees are based.

(b) In addition to the agreement set forth in Section 6.6(a), from and after the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to honor the obligations of the Company and its Subsidiaries under the Employee Benefit Plans and the Material Employment Agreements in accordance with their respective terms (as in effect on the date of this Agreement), and the Company or the Surviving Corporation, as applicable, shall perform the obligations of the Company and its Subsidiaries under such Employee Benefit Plans and Material Employment Agreements, including, without limitation, the Company’s severance, retention, change in control and bonus plans and policies, provided that for purposes of this provision, the words “in an amount or having a value in excess of $250,000 per year or $1,000,000 in the aggregate” in the definition of Material Employment Agreement will not be given effect. In addition, the Surviving Corporation shall assume the obligations of the Company under all existing indemnification agreements between the Company and its directors, officers and employees.

(c) To the extent that Continuing Employees become eligible to participate in any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries (including any severance plan), then for purposes of determining eligibility to participate, vesting, and benefit computation (but not for purposes of early retirement subsidies or benefit accrual under a defined benefit pension plan or for any purpose under any equity-based plan or management incentive compensation arrangement), service with the Company or any of its Subsidiaries prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries to the same extent that such service was taken into account by the Company and its Subsidiaries under any analogous Employee Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation. In addition, Parent shall use commercially reasonable efforts to take such action as may be necessary so that all health benefit plans in which Continuing Employees are eligible to participate in the plan year in which the Effective Time occurs shall waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation by and coverage of such employees in the plan year in which the Effective Time occurs, and shall use commercially reasonable efforts to provide that any expenses, co-payments, and deductibles paid or incurred on or before the Effective Time by or on behalf of any such employees shall be taken into account under applicable Parent health benefit plans in the plan year in which the Effective Time occurs for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

(d) Nothing contained in this Section 6.6, express or implied, (i) is intended to confer upon any Person (including any Continuing Employee) any right to employment or continued employment or any particular term or condition of employment, or shall constitute an establishment of any benefit or compensation plan, program, agreement, contract or arrangement, (ii) shall be construed to limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, agreement, contract or arrangement at any time assumed, sponsored , maintained or contributed to by any of them, or (iii) is intended to confer upon any Person (including any Continuing Employee) any rights or remedies of any nature whatsoever (including any third-party beneficiary rights under this Agreement) under or by reason of this Section 6.6.

Section 6.7 Fees and Expenses.

(a) Except as otherwise provided by this Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) Company Termination Fee. Subject to Section 6.7(d), the Company agrees to pay Parent a fee equal to $32,100,000 (the “Company Termination Fee”) less the amount of any Parent Expenses previously paid to Parent pursuant to Section 6.7(f), if any, if:

(i) this Agreement is terminated by (x) Parent pursuant to Section 8.1(d) or (y) the Company pursuant to Section 8.1(f) (Superior Proposal) (the fee shall be payable at the time of termination); or

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(c) (Company Breach) or Section 8.1(e) (Information Statement) or by either Parent or the Company pursuant to Section 8.1(b)(i) (Termination Date), and, in all such cases, after the date hereof, an Acquisition Proposal (which, for purposes of this Section 6.7(b)(ii), shall have the meaning set forth in the definition of Acquisition Proposal contained in Section 6.3(g), except that all references to 20% shall be deemed references to “50%”) for the Company had been made publicly (other than by Parent or its Affiliates) and within twelve (12) months after such termination the Company has entered into a definitive agreement relating to an Acquisition Proposal for the Company (in each case, the fee shall be payable within two (2) Business Days after Company has entered into a definitive agreement relating to an Acquisition Proposal).

(c) Expense Reimbursement. In the event this Agreement is terminated pursuant to Section 8.1(c) (Company Breach) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 6.7(b), then the Company shall, following receipt of an invoice therefor, promptly (in any event within two (2) Business Days) pay up to $2,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing)

(the “Parent Expenses”), by wire transfer of same day funds to one or more accounts designated by Parent; provided, however, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 6.7(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 6.7(c); and provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 6.7(c) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 6.7(b) except to the extent set forth indicated in Section 6.7(b).

(d) Parent Termination Fee. In the event (A) the Company terminates this Agreement pursuant to Section 8.1(g) (Parent Breach) (but only if the failure to satisfy the condition specified therein results from an intentional breach by Parent or Sub of any of their respective representations, warranties, covenants or agreements contained herein) or (B) the Company terminates this Agreement pursuant to Section 8.1(i), Parent and Sub shall pay the Parent Termination Fee to the Company. Parent and Sub shall pay or cause to be paid the Parent Termination Fee to the Company promptly and in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by the Company. “Parent Termination Fee” means a fee equal to $59,600,000. Notwithstanding the foregoing, and without limiting the Company’s right to seek specific performance under Section 9.3(b) before demanding payment of the Parent Termination Fee, the Company’s right to receive the Parent Termination Fee pursuant to this Section 6.7(d) shall be of no further force or effect if the Company makes any demand or claim for damages suffered as a result of (i) the failure of the Merger to be consummated or (ii) a breach or failure to perform hereunder under the Equity Commitment Letters or otherwise in any suit, proceeding or other cause of action against any member of the Parent Group, other than for the payment of the Parent Termination Fee from Parent or the Guarantor. “Parent Group” shall mean, collectively, Parent, Sub, the Funding Parties, or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing. Parent has delivered the Guaranty to the Company in full support of the Parent Termination Fee payment obligation.

(e) The fee payable pursuant to this Section 6.7 shall be made by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 6.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 6.7, and, in order to obtain such payment, Parent or Sub commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for the fee set forth in this Section 6.7, the Company shall pay to Parent or Sub its reasonable documented costs and expenses (including reasonable attorneys’ fees) in connection with such suit.

(f) Parent and Sub agree that, except as provided in Section 9.3, in the event the payment provided for in Section 6.7(b) is paid to Parent, Sub or their designees, such payment shall be the sole and exclusive remedy of Parent and Sub against the Company and its Representatives for any loss or damage based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof or the transactions contemplated hereby and such remedy shall be limited to the aggregate of the sums stipulated in Section 6.7(b). If Parent becomes obligated to pay the Parent Termination Fee pursuant to Section 6.7(d), the Company agrees that its right to receive the Parent Termination Fee from Parent or from Guarantor pursuant to the Guaranty shall be the sole and exclusive remedy against Parent and the Parent Group and, upon payment of the Parent Termination Fee, neither Parent nor any member of the Parent Group shall have any liability or obligation to the Company relating to or arising out of this Agreement or the negotiation, execution or performance hereof or the transactions contemplated hereby. In no event shall the Company be required to pay to Parent more than one termination fee pursuant to Section 6.7(b). In no event shall Parent be required to pay the Company more than one Parent Termination Fee pursuant to Section 6.7(d).

Section 6.8 Public Announcements. The initial press release with respect to this Agreement, the Merger and the other transactions contemplated hereby shall be a joint release mutually agreed upon by the Company and Parent. Thereafter, Parent and Sub, on the one hand, and the Company, on the other hand, shall use reasonable efforts to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement and, unless it has made reasonable efforts to do the foregoing, shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section  6.9 Sub. Parent will take all action necessary (a) to cause Sub to perform its obligations under this Agreement to consummate the Merger on the terms and subject to the conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement.

Section 6.10 Financing; Cooperation.

(a) Each of Parent and Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing as soon as reasonably practicable on the terms and conditions described in the Commitment Letters, including using reasonable best efforts to (i) maintain in full force and effect the Commitment Letters, (ii) negotiate and enter into definitive agreements (including “market flex” terms and conditions) with respect thereto on the terms and conditions contained in the Debt Commitment Letter, (iii) comply with and satisfy all terms, covenants and conditions to funding set forth in the Debt Commitment Letter and any definitive documents related to the Financing and the Equity Commitment Letters at or prior to the Closing, (iv) enforce its rights under the Commitment Letters and (v) consummate the Financing at or prior to the Effective Time. Neither Parent nor Sub shall terminate any Commitment Letter or reduce the amount of the Financing available thereunder. Parent will furnish true, correct and complete copies of all such material definitive agreements relating the Financing to the Company promptly upon their execution if prior to the Effective Date.

(b) Parent shall keep the Company informed with respect to all material activity concerning the status of the Financing and shall give the Company prompt notice of any material adverse change with respect to such Financing. Without limiting the foregoing, Parent agrees to notify the Company promptly, and in any event within two (2) Business Days, if at any time (i) any of the Commitment Letters shall expire or be terminated for any reason, (ii) any financing source that is a party to any Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent on the terms set forth therein, (iii) any actual or potential breach, default, termination or repudiation by any party to the Commitment Letters or definitive agreements relating to the Commitment Letter or any material dispute or disagreement between or among the parties to the Commitment Letters or definitive agreements relating to the Commitment Letters with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, or (iv) for any reason Parent or Sub no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Commitment Letters on the terms or within the timing described therein. Parent shall not, and shall cause Sub not to, amend, supplement, waive or otherwise modify or replace, or agree to amend, supplement, waive or otherwise modify or replace, the Commitment Letters in any manner prohibited by Section 4.5(c). Upon any such amendment, supplement, waiver or modification or replacement of the Commitment Letters in accordance with Section 4.5(c) and this Section 6.10(b), the term “Commitment Letters” shall mean the Commitment Letters as so amended, supplemented or modified or replaced.

(c) The Company shall use its reasonable best efforts to, and shall cause each of its Subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the Debt Financing as may be reasonably requested in writing by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) participation in a reasonable number of meetings, due diligence sessions, lender presentations and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing (collectively, the “Offering Materials”) and the Company agrees that Parent and the Financing Parties shall be permitted to include any logos of the Company or any of its Subsidiaries in the Offering Materials, (iii) furnishing Parent and its debt financing sources (including the Financing Parties) with such pertinent and customary information regarding the Company and its Subsidiaries, including information required under “know your customer” and anti-money laundering rules and regulations, all financial statements and projections and other pertinent information required by the Debt Commitment Letter, in each case reasonably requested in writing by Parent (other than information for which the Company is dependent on information to be provided by Parent to the Company to prepare such financial statements or projections or other information unless such information is provided to the Company by Parent in a timely and reasonable fashion) (all such information in this clause (iii), the “Required Information”), (iv) obtaining legal opinions as reasonably requested in writing by Parent, (v) obtaining such consents, approvals and authorizations which shall be reasonably requested by Parent to permit pledging of collateral in connection with the Debt Financing and, (vi) executing and delivering any customary credit agreements, guarantee agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents, including a customary solvency certificate by the Chief Financial Officer of the Company (provided that (A) none of the letters, agreements, documents and certificates shall be executed and delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) none of the Company or any of its Subsidiaries or its representatives shall be required to pay (or agree to pay) any commitment or other fee, provide any indemnities or incur any liability in connection with the Debt Financing prior to the Effective Time and (D) no personal liability shall be imposed on the officers, directors, employees or agents involved), and (vii) obtaining the intellectual property assignment agreements relating to the Company Owned Intellectual Property set forth in Section 6.10(c)(vii) of the Disclosure Schedule, and making all necessary filings with governmental registration agencies to update ownership title in and to effectuate the release of any security interests granted in the Company Registered Intellectual Property. Notwithstanding the foregoing, if the Company in good faith reasonably believes that it has delivered the “Required Information” at the time required for the Debt Financing, it may deliver a notice to that effect, in which case receipt of such Required Information shall be deemed satisfied on the date of such notice unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information and, within five (5) Business Days after the delivery of such notice by the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information the Company has not delivered).

(d) If any portion of the Debt Financing becomes unavailable on the terms and conditions or within the timing contemplated in the Debt Commitment Letter or the Debt Commitment Letter shall be terminated or modified for any reason not in accordance with Section 4.5 (but without waiving any responsibility or liability for breach by Parent or Sub of such Section 4.5(c)) , Parent shall use its reasonable best efforts to arrange to obtain Alternative Commitment Letters from alternative lenders in an amount sufficient to consummate the Merger. The obligations under Sections 6.10(a) and (b) shall apply equally to any such Alternate Commitment Letters (including any new financing commitment). Parent shall keep Company informed on a current basis in reasonable detail of the status of its efforts to arrange the Alternate Commitment Letters and shall, upon request, provide true and complete copies of all documents related to the Alternate Commitment Letters to the Company.

Section 6.11 Transfer Taxes. Parent shall assume liability for and pay all sales, use, transfer, real property transfer, documentary, recording, gains, stock transfer and similar Taxes and fees, and any deficiency, interest or penalty asserted with respect thereof (collectively, “Transfer Taxes”) resulting from the transactions effected pursuant to this Agreement. The Company shall cooperate with Parent as to the filing of all necessary documentation and Tax Returns with respect to such Transfer Taxes.

Section 6.12 [Reserved].

Section 6.13 Section 16 Matters. Prior to the Effective Time, the Company shall be entitled to take all such steps as may reasonably be necessary and permitted to cause the transactions contemplated under this Agreement, including any dispositions of shares of Common Stock (including derivative securities with respect to such shares of Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company effective at the Effective Time.

Section 6.15 Litigation. In the event that any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the other transactions contemplated hereby (“Transaction Litigation”) is brought, against the Company and/or the members of the Board of Directors of the Company prior to the Effective Time, the Company shall promptly notify Parent thereof and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any Transaction Litigation, and the Company shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Transaction Litigation, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 6.16 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to enable the Surviving Corporation to de-list the Company’s securities from the Nasdaq Stock Market and de-register the Company’s securities under the Exchange Act as soon as practicable following the Effective Time.

Section 6.17 Share Acquisition Prohibition. Prior to the Closing, Parent and Sub shall not, directly or indirectly, purchase (or otherwise acquire beneficial ownership (as defined in the Exchange Act Rule 13d-3) or record ownership of) any shares of Common Stock or Class A Stock. Parent and Sub shall cause each of their respective Affiliates to comply with this Section 6.17 as if each such Affiliate was Parent and was party to this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Written Consent. The Company and Parent shall have received duly executed copies of the Written Consent.

(b) No Injunctions or Restraints. No U.S. federal or state court shall have issued or entered a temporary restraining order, preliminary or permanent injunction or other order that is in effect and that prohibits the consummation of the Merger.

(c) HSR Act. The waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

(d) Information Statement. The Information Statement shall have been delivered to Securityholders and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including, without limitation, Rule 14c-2 promulgated under the Exchange Act).

Section 7.2 Additional Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 3.2, 3.3 and the first sentence of 3.14 of this Agreement) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) on the date of this Agreement and at the Closing as though made on and as of the Closing Date (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Company Material Adverse Effect.

(ii) The representations and warranties of the Company set forth in Sections 3.2, 3.3 and the first sentence of 3.14 of this Agreement shall be true and correct in all respects on the date of this Agreement and at the Closing as though made on and as of the Closing Date (except (x) to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date and (y) solely with respect to Section 3.2(a), de minimis errors and Section 3.2(d)(i), (ii) and (iii), a net aggregate increase of up to $250,000).

(iii) Parent shall have received a certificate to the effect of clauses (i) and (ii) of this Section 7.2(a) signed on behalf of the Company by an executive officer of the Company.

(b) Performance of Obligations. The Company shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) Absence of Material Adverse Effect. Since June 30, 2012, there shall not have occurred any Company Material Adverse Effect and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(d) Company Reports. The Company shall have filed all Company SEC Documents required to contain financial statements and to be filed with the SEC prior to the Effective Time.

(e) Information Statement. The Information Statement shall have been mailed to the Company’s stockholders in accordance with Section 4.4 and 20 days shall have elapsed since the date of such mailing.

(f) Related Party Agreements. The Company shall have terminated the Contracts referenced in Section 3.12 of the Disclosure Schedule.

(g) Payoff Letters. The Company shall have delivered to Parent payoff letters with respect to Indebtedness of the Company and its Subsidiaries outstanding as of the Closing under the Credit Agreement and releases of all Liens securing such Indebtedness, conditioned only on the payment of the amounts described in such payoff letters. For purposes of this Agreement, “Credit Agreement” means that Second Amended and Restated Credit Agreement, dated as of November 3, 2010 as amended by Amendment No. 1 dated as of November 14, 2011 (and as further amended, supplemented or otherwise modified to date), by and among the Company, as the borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) on the date of this Agreement and at the Closing as though made on and as of the Closing Date (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Sub to consummate the Merger and the other transactions contemplated by this Agreement or to perform their obligations hereunder. The Company shall have received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub to such effect.

(b) Performance of Obligations. Parent and Sub shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied with by them under this Agreement at or prior to Closing, and the Company shall have received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub to such effect.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition precedent set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to comply with its obligations set forth in this Agreement to consummate and make effective the transactions provided for herein, as required by and subject to Section 6.5.

Section 7.5 Invoking Certain Provisions. If Parent and Sub wish to invoke any of the conditions set forth in Section 7.2 as a basis not to consummate the Merger, Parent or Sub, as applicable, will have the burden of proof to establish that such condition has not been satisfied. If the Company wishes to invoke any of the conditions set forth in Section 7.3 as a basis not to consummate the Merger, the Company will have the burden of proof to establish that such condition has not been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Written Consent:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Closing shall not have occurred on or before December 24, 2012 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(ii) if any U.S. federal or state court shall have issued or entered a permanent injunction or other order that is in effect preventing or prohibiting the consummation of the Merger and such injunction or order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 6.5) has been the primary cause of, or resulted in, such action;

(c) by Parent, if (i) the Company breaches or fails to perform any of its representations, warranties, covenants or obligations contained in this Agreement, in any case, as a result of which a condition set forth in Section 7.2(a) or Section 7.2(b) will not be able to be satisfied prior to or as of the Termination Date (provided that Parent or Sub is not then in material breach of any representation, warranty or covenant contained in this Agreement) and (ii) the Company has given Parent written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice;

(d) by Parent, if (x) there shall have been an Adverse Recommendation Change or (y) the Company shall have knowingly and willfully breached any of its obligations under Section 6.3 or (z) the Board of Directors of the Company shall have publicly withdrawn its approval of this Agreement or the Merger;

(e) by Parent, so long as the Company shall be in intentional breach of any of its obligations under Section 6.1;

(f) by the Company, on or prior to September 25, 2012, in order to enter into a definitive agreement for a Superior Proposal, provided that (i) the Superior Proposal did not result from a breach of Section 6.3 and (ii) the Company pays the Company Termination Fee to Parent prior to or concurrently with termination pursuant to this Section 8.1(f);

(g) by the Company, if (i) Parent or Sub breaches or fails to perform any of its representations, warranties, covenants or obligations contained in this Agreement, in any case, as a result of which a condition set forth in Section 7.3(a) or Section 7.3(b) will not be able to be satisfied prior to or as of the Termination Date or waived by the Company (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement) and (ii) the Company has given Parent written notice of such breach or failure, and such breach or failure has not been cured for thirty (30) days following receipt of such notice;

(h) by Parent, if the Written Consent, duly executed by the stockholders of the Company which beneficially own a number of shares of the Company Common Stock sufficient to adopt this Agreement under Section 251(c) of the DGCL, shall not have been delivered without delay to the Company after execution of this Agreement, and upon receipt of the Written Consent, the Company shall deliver a copy thereof to Parent; provided, however, that this Section 8.1(h) shall cease to have any force and effect upon receipt of the Written Consent by the Company; and

(i) by the Company, if (i) the conditions set forth in Sections 7.1 and 7.2 (other than conditions that by their nature are to be satisfied at the Closing), (ii) the Company has irrevocably confirmed by written notice to Parent that the conditions in Section 7.3 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied or that it is willing to waive any unsatisfied condition in Section 7.3, and (iii) the Merger shall not have been consummated within ten (10) Business Days after the delivery of such notice.

Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 6.4, Section 6.7, this Section 8.2 and Article IX, which provisions shall survive such termination, and provided that nothing in this Section 8.2 shall relieve any party from liability for any knowing and material breach hereof.

Section 8.3 Amendment. Subject to applicable Law, this Agreement may be amended by the parties at any time before or after receipt of the Written Consent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.4 Extension; Waiver. At any time prior to the Effective Time, any party may, but are not required to, (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to applicable Law, waive compliance with any of the agreements of any other party or conditions in favor of such party contained in this Agreement (provided that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time. None of the covenants or agreements of the parties in this Agreement shall survive the Effective Time, other than (a) the covenants and agreements of the parties contained in this Article IX and in Article II and in Section 6.2 and Section 6.6 and (b) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, which shall survive the consummation of the Merger until fully performed.

Section  9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile (upon confirmation of receipt), or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Company:

Deltek, Inc.

2291 Wood Oak Drive,

Herndon, Virginia 20171

Telephone:     (703) 734-8606

Facsimile:      (703) 738-1557

Attention:       Chairman

with copies to:

Deltek, Inc.

2291 Wood Oak Drive,

Herndon, Virginia 20171

Telephone:     (703) 734-8606

Facsimile:      (703) 880-0260

Attention:       General Counsel

and

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th St, NW

Washington, DC 20006

Telephone:     (202) 639-7000

Facsimile:      (202) 639-7003

Attention:       Brian Mangino, Esq.

       Richard Steinwurtzel, Esq.

If to Parent or Sub:

c/o Thoma Bravo, LLC

600 Montgomery Street, 32nd Floor

San Francisco, CA 94111

Telephone:     (415) 249-6708

Facsimile:      (415) 392-6480

Attention:       Holden Spaht

       A.J. Rohde

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Facsimile:      (312) 862-2200

Attention:       Gerald T. Nowak, P.C.

       Theodore A. Peto

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 9.2.

Section 9.3 Remedies.

(a) Remedies of Parent and Sub.

(i) Specific Performance. Prior to the valid termination of this Agreement pursuant to Article VIII, Parent and Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(ii) Company Termination Fee. Parent shall be entitled to payment of the Company Termination Fee if and when payable under Section 6.7(b) hereof.

(iii) Parent Expenses. Parent shall be entitled to reimbursement of Parent Expenses if and when payable under Section 6.7(c) hereof.

(iv) Termination. Parent and Sub shall be entitled to terminate this Agreement in accordance with Article VIII hereof.

(v) Damages. Other than in the case of fraud, in no event shall Parent, Sub or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages from the Company under this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Sub to payment of the Company Termination Fee or Parent Expenses as set forth in Sections 9.3(a)(ii) and (a)(iii) above.

(b) Remedies of the Company.

(i) Specific Performance—Closing. Prior to a valid termination of this Agreement pursuant to Article VIII hereof, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent’s and Sub’s obligations and rights to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent and Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) the Debt Financing (or, if an Alternative Commitment Letter is being used in accordance with this Agreement, such alternative financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has irrevocably confirmed in a written notice delivered to Parent and Parent’s sources of Debt Financing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 9.3(b). For the avoidance of doubt, while the Company may pursue both a grant of specific performance and the payment of the Parent Termination Fee, under no circumstances shall the Company be entitled to receive both a grant of specific performance and any other remedy (including payment of the Parent Termination Fee).
(ii) Specific Performance—Other Covenants. Prior to the valid termination of this Agreement pursuant to Article VIII and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the provisions of Section 9.3(b)(i)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Sub and to enforce specifically the terms and provisions hereof (including, but not limited to demanding Parent and Sub to use reasonable best efforts to obtain funding under the Debt Financing).

(iii) Parent Termination Fee. The Company shall be entitled to payment of the Parent Termination Fee if and when payable under Section 6.7(d) hereof.

(iv) Termination. The Company shall be entitled to terminate this Agreement in accordance with Article VIII hereof.

(v) Damages; Expenses. Other than in the case of fraud, in no event shall the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent or Sub under this Agreement other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 9.3(b)(iii) above. In addition, notwithstanding anything in this Agreement or the Debt Commitment Letter to the contrary, in no event shall the Financing Parties have any liability or obligation to the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons or assignees or Affiliates of any of the foregoing relating to or arising out of this Agreement or the Debt Commitment Letter or the transactions contemplated hereby, including the Debt Financing; provided that, notwithstanding the foregoing, nothing in this Section 9.3(b)(v) shall in any way limit or modify the rights and obligations of Parent, Sub or the Financing Parties under the Debt Commitment Letter or Parent’s or Sub’s obligations under this Agreement. In addition to the rights of Parent and Sub hereunder, Parent and Sub shall be entitled, at Parent and Sub’s sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement.

(c) Money Damages Not Adequate. The parties agree that irreparable damage would occur in the event that any of the provisions under this Agreement to which the right of specific performance is applicable were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Each party hereby agrees, solely to the extent specific performance is available to it under this Section 9.3, not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.3. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction sought in accordance with the terms of this Section 9.3.

(d) Sole Remedy. The parties hereto acknowledge and agree that the remedies provided for in this Section 9.3 shall be the parties’ sole and exclusive remedies for any breaches this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party or any of its representatives arising under or based upon any federal, state or local law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.

Section 9.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, immediately prior to or concurrent with the occurrence of the Closing, Parent and Sub may assign this Agreement (in whole but not in part) to Parent or any of its directly or indirectly wholly owned Affiliates and/or to any parties providing the Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing).

Section 9.5 Entire Agreement. This Agreement, the Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

Section 9.6 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of laws. Any action against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County, and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such action. Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action in any federal or state court located in the State of Delaware in New Castle County, (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum, and (iii) any claim that such court does not have jurisdiction with respect to such action. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support, or permit any of its Affiliates to bring or support, any claim, action, suit or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Parties in any way relating to this Agreement or the transactions contemplated hereby, including, but not limited to, any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the United States District Court for the Southern District of New York (and the appellate courts thereof), or, if jurisdiction is not available in the federal courts, the Supreme Court of the State of New York, County of New York, and that the provisions of Section 9.06(b) relating to the waiver of jury trial shall apply to any such action.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section  9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 9.8 Headings; Table of Contents and Interpretations. Headings of the Articles and Sections of this Agreement, and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires, (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning, (iii) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) when a reference is made in this Agreement to an Article, Section, paragraph or Schedule without reference to a document, such reference is to an Article, Section, paragraph or Schedule to this Agreement, (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions, (vi) the word “include”, “includes” or “including” when used in this Agreement will be deemed to include the words “without limitation”, unless otherwise specified, (vii) a reference to any party to this Agreement or any other agreement or document will include such party’s predecessors, successors and permitted assigns, (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted as of the date hereof, and all rules and regulations promulgated thereunder as of the date hereof, (ix) all accounting terms used and not defined herein have the respective meanings given to them under U.S. GAAP, (x) a reference to “ordinary course” or “ordinary course of business” when used herein will be deemed to mean “ordinary course of business consistent with past practices”, unless otherwise specified, and (xi) any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

Section 9.9 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, except for (i) from and after the Effective Time, the rights of Securityholders to receive the Merger Consideration pursuant to the provisions of Article II, (ii) the Indemnified Parties, which shall be intended third-party beneficiaries as specifically provided in Sections 6.2, and (iii) the Financing Parties (including any source of an Alternative Commitment Letter that has been obtained in accordance with Section 4.5), which shall be intended third parties beneficiaries of Section 9.3(b), Section 9.6, Section 9.9 and Section 9.16 and shall be entitled to enforce such provisions directly (and no amendment or modification to such provisions in respect to the Financing Parties (including any source of an Alternative Commitment Letter that has been obtained in accordance with, and satisfies the conditions of, Section 4.5) may be made without the prior consent of the Financing Parties (including any source of an Alternative Commitment Letter that has been obtained in accordance with, and satisfies the conditions of, Section 4.5)).

Section 9.10 Incorporation of Schedules. The Disclosure Schedule and the Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.12 Subsidiaries. For purposes of this Agreement, “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such person.

Section 9.13 Person. For purposes of this Agreement, “Person” or “person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

Section 9.14 Knowledge of the Company; Knowledge of Parent. For purposes of this Agreement, “Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of Michael Corkery, Holly Kortright, Kevin Parker, Deb Fitzgerald, Namita Dhallan and David Schwiesow. For purposes of this Agreement, “Knowledge of Parent” means the actual knowledge, after reasonable inquiry, of Holden Spaht and A.J. Rohde.

Section 9.15 Amendment; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section  9.16 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any party hereto, any Financing Party, or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 9.16 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

Section 9.17 Mutual Drafting. This Agreement shall be deemed to be the joint work product of Parent, Sub, and Company. Any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

PROJECT DIAMOND HOLDINGS CORPORATION

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

PROJECT DIAMOND MERGER CORP.

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Merger Agreement Signature Page]

DELTEK, INC.

By:	/s/ Kevin T. Parker
Name: Kevin T. Parker
Title: Chairman, CEO

[Merger Agreement Signature Page]

ANNEX B

EXECUTION VERSION

ANNEX B

WRITTEN CONSENT AND VOTING AGREEMENT

BY AND AMONG

PROJECT DIAMOND HOLDINGS CORPORATION,

NEW MOUNTAIN PARTNERS II, L.P.,

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.,

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.,

AND

DELTEK, INC.

DATED AS OF AUGUST 26, 2012

INDEX OF DEFINED TERMS

Page
Agreement	B-3
Company	B-3
Covered Shares	B-3
Encumbrance	B-4
Existing Shares	B-4
Merger	B-3
Merger Agreement	B-3
Merger Sub	B-3
Parent	B-3
Section 2.1(b) Matters	B-5
Stockholders	B-3
Transfer	B-4

WRITTEN CONSENT AND VOTING AGREEMENT

WRITTEN CONSENT AND VOTING AGREEMENT, dated as of August 26, 2012 (this “Agreement”), by and among Project Diamond Holdings Corporation, a corporation organized under the laws of Delaware (“Parent”), New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P., each, a Delaware limited partnership (the “Stockholders”), and Deltek, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Diamond Merger Corp., a newly-formed Delaware corporation that is wholly-owned by Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of the Common Stock of the Company, par value $0.001 per share (the “Company Stock”), will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, New Mountain Partners II, L.P. is the record and beneficial owner, in the aggregate, of 37,318,811 outstanding shares of the Company Stock, New Mountain Affiliated Investors II, L.P. is the record and beneficial owner, in the aggregate, of 648,306 outstanding shares of the Company Stock, and Allegheny New Mountain Partners, L.P. is the record and beneficial owner, in the aggregate, of 2,877,257 outstanding shares of the Company Stock;

WHEREAS, as a condition and material inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1.	Defined Terms.

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the Stockholders, the Stockholders’ Existing Shares, together with any shares of Company Stock or other voting capital stock of the Company and any shares of the Company Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Stock or other voting capital stock of the Company, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Existing Shares” means, with respect to each Stockholder, the number of shares of Company Stock beneficially owned and owned of record by the Stockholder, as set forth in the recitals.

“Expiration Date” means any date upon which the Merger Agreement is terminated in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, (ii) prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1.	Agreement to Vote.

(a) Each of the Stockholders hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement and subject to Section 2.1(d), such Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable, except as provided in Section 5.1, below.

(b) In addition, each of the Stockholders hereby irrevocably and unconditionally agrees that during the period beginning on the date hereof and ending on the earliest of (x) the Closing Date, (y) the Expiration Date, or (z) the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholders and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholders control the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholders control the right to vote (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Parent, submitted for the vote or written consent of stockholders, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (B) against any action or agreement submitted for the vote or written consent of stockholders that the Stockholders know is in opposition to the Merger or that the Stockholders know would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholders contained in this Agreement, and (C) against any Acquisition Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that the Stockholders know or reasonably suspect would impede, interfere with, delay, postpone, discourage, frustrate the purposes of, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholders of their obligations under this Agreement.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholders in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(d) The obligations of the Stockholders specified in Section 2.1(a) and Section 2.1(b) (other than Section 2.1(b)(ii)(A)) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof). The obligations of the Stockholders specified in Section 2.1(b)(ii)(A) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof); provided, however, that, solely with respect to the Stockholders’ obligations under Section 2.1(b)(ii)(A), in the event that (i) the Company has complied with its obligations under Section 6.3 of the Merger Agreement, (ii) the Board of Directors provides written notice to Parent prior to any execution or delivery of the Written Consent specifying that (A) there has been an Adverse Recommendation Change effected in accordance with Section 6.3 of the Merger Agreement and (B) Parent is entitled to enforce its remedies under Article VIII of the Merger Agreement, the Stockholders shall only be required to vote or execute a written consent with respect to shares of Class A Stock representing 100% of the total voting power of all outstanding shares of Class A Stock and with respect to Covered Shares representing in the aggregate 33% of the total voting power of all outstanding shares of Company Stock, and may vote or execute a written consent under Section 2.1(b)(ii)(A) with respect to the remaining Covered Shares in their sole discretion.

2.2. No Inconsistent Agreements. Each of the Stockholders hereby covenants and agrees that, except for this Agreement and the Written Consent and except as may be permitted by Section 4.3(b), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any of the matters described in Section 2.1(b)(ii) (the “Section 2.1(b) Matters“), (b) has not granted, and shall not grant at any time while this Agreement remains in effect (except to the extent permitted by Section 2.1(d)), a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(b) Matters and (c) has not taken and shall not take any action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing any of its obligations under this Agreement. Each of the Stockholders hereby represents that all proxies or powers of attorney given by such Stockholders prior to the execution of this Agreement in respect of the voting of each such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii), if any, are not irrevocable and each Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to each such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholders. Each Stockholder, as to itself only, hereby represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any manager or partner thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. The Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Stockholder. The Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. Except for the rights granted to Parent hereby, the Stockholder has and will have at all times through the Closing Date sole voting power to control the vote and consent as contemplated herein, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date.

(c) No Violation. The execution, delivery and performance of this Agreement by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or other comparable governing documents, as applicable, of the Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which the Stockholder is a party or by which it is bound or (iii) violate any Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by the Stockholder of any of its obligations hereunder.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or at the direction of the Stockholder.

(g) Reliance by Parent and Merger Sub. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders that nothing contained in this Agreement has caused or shall cause Parent to acquire Beneficial Ownership of the Covered Shares.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. During the term of this Agreement, each Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or knowingly take any other action, that violates or conflicts with the Stockholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) knowingly take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation.

(a) Except as set forth in this Section 4.3, each Stockholder hereby agrees that it shall, and shall direct its Representatives to, immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal. During the term of this Agreement and except as permitted by Section 4.3(b), each Stockholder agrees that it shall not, and it shall not authorize any of its Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any Acquisition Proposal to the Company, (ii) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, to any Third Party for the

purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an Acquisition Proposal, (iii) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon the Merger Agreement, or (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Stock in connection with any vote or other action on any of the Section 2.1(b) Matters, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate Section 2.1, or (v) agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 6.3(b) of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that (i) such Stockholder has not breached this Section 4.3 and (ii) such action by such Stockholder and its Affiliates and Representatives would be permitted to be taken by the Company pursuant to Section 6.3(b) of the Merger Agreement.

(c) For the purposes of this Section 4.3, the Company will be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) will be deemed not to be a Representative or Affiliate of any such Stockholder. For the avoidance of doubt, nothing in this Section 4.3 shall affect in any way the obligations of any Person (including the Company) under Section 6.3 of the Merger Agreement.

4.4. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Each Stockholder hereby agrees to notify Parent in writing (a) as promptly as practicable (and in any event within 24 hours following such acquisition by the Stockholder) of the number of any additional shares of Company Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof and (b) within three (3) Business Days after receipt of any Acquisition Proposal, and shall disclose the material terms of such Acquisition Proposal.

4.5. Waiver of Appraisal Rights. Each Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights (including under Section 262 of the Delaware General Corporation Law) that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.6. Letter of Transmittal and Delivery of Merger Consideration. Parent agrees to provide the Stockholders a copy of the letter of transmittal referenced in Section 2.2 of the Merger Agreement a reasonable time period prior to the anticipated Closing Date to allow the Stockholders to complete the letter of transmittal and provide such letter of transmittal to the Paying Agent prior to or on the Closing Date. Parent agrees to use reasonable best efforts to cause the Paying Agent to deliver by wire transfer of immediately available funds the Merger Consideration to which the Stockholders are entitled under the terms of the Merger Agreement on the same date as the Closing Date.

4.7. Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld or delayed) of the Stockholders, each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement the Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing Date, (iii) the delivery of written notice by Parent to the Stockholders of termination of this Agreement and (iv) the delivery of written notice of termination by the Stockholder to Parent, to the extent permitted under applicable Law, following any Fundamental Amendment effected without the prior consent of the Stockholder, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.1, Section 5.2 and Sections 5.4 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement. For the avoidance of doubt, in the event the Merger Agreement is terminated prior to the Effective Time, this Agreement and any consent executed pursuant hereto shall be deemed null and void and have no further effect. “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of a written amendment to, or written waiver by the Company, Parent and Merger Sub of any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration to include or substitute therefor a form other than cash.

5.2. Stop Transfer Order. In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by such Stockholder. The Company agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Company Stock. The Company agrees that, (i) if this Agreement is terminated in accordance with Section 5.1, then, promptly following the termination of this Agreement, or (ii) immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholder of the Merger Consideration), the Company will cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted.

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile (upon confirmation of receipt) if received prior to 5:00 p.m. New York Time on a Business Day or, if received after 5:00 p.m. New York Time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Stockholders:

New Mountain Partners II, L.P.

New Mountain Affiliated Investors II, L.P.

Allegheny New Mountain Partners, L.P.

787 Seventh Avenue, 49th Floor

New York, NY 10019

Facsimile: (212) 582-2277

Attention: Alok Singh

If to the Company:

Deltek, Inc.

2291 Wood Oak Drive

Herndon, Virginia 20171

Telephone: (703) 734-8606

Facsimile: (703) 738-1557

Attention: Chairman

with copies to:

Deltek, Inc.

2291 Wood Oak Drive

Herndon, Virginia 20171

Telephone: (703) 734-8606

Facsimile: (703) 738-1557

Attention: General Counsel

and

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th St, NW

Washington, DC 20006

Telephone: 202.639.7000

Facsimile: 202.639.7003

Attention:	Brian Mangino, Esq.
Richard Steinwurtzel, Esq.

If to Parent or Sub:

c/o Thoma Bravo, LLC

600 Montgomery Street, 32nd Floor

San Francisco, CA 94111

Telephone: 415-249-6708

Facsimile: (415) 392-6480

Attention:	Holden Spaht
A.J. Rohde

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention:	Gerald T. Nowak, P.C.
Theodore A. Peto

(b) A copy of all notices and other communications from Parent or Merger Sub to the Company (and vice versa) under the Merger Agreement shall be sent at the same time to the Stockholders at the above address, with a copy to its counsel at the above address, and the provisions of this Section 5.4 shall apply to such notices and communications; provided that no failure to provide such notice to a Stockholder shall relieve such Stockholder of its obligations under this Agreement.

5.5. Interpretation. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires, (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning, (iii) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) when a reference is made in this Agreement to an Article or Section without reference to a document, such reference is to an Article or Section of this Agreement, (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions, (vi) the word “include”, “includes” or “including” when used in this Agreement will be deemed to include the words “without limitation”, unless otherwise specified, (vii) a reference to any party to this Agreement or any other agreement or document will include such party’s predecessors, successors and permitted assigns, and (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted as of the date hereof, and all rules and regulations promulgated thereunder as of the date hereof.

5.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement and the Written Consent, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of laws. Any action against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County, and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such action. Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action in any federal or state court located in the State of Delaware in New Castle County, (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum, and (iii) any claim that such court does not have jurisdiction with respect to such action.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.9. Specific Performance. Each of the Stockholders hereby acknowledge and agree that Parent would suffer irreparable damage in the event that any of the obligations of the Stockholders in this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached by the Stockholders. Accordingly, the Stockholders agree that Parent shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and each of the Stockholders’ obligations hereunder (without posting of bond or other security). These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have at law or in equity.

5.10. Amendment; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.11. Severability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13. Stockholder Capacity. The restrictions and covenants of each Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by a Stockholder of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

[Signature Page to Written Consent and Voting Agreement]

PROJECT DIAMOND HOLDINGS CORPORATION

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Written Consent and Voting Agreement]

DELTEK, INC.

By:	/s/ Kevin T. Parker
Name: Kevin T. Parker
Title: Chairman, CEO

[Signature Page to Written Consent and Voting Agreement]

ANNEX C

ANNEX C

CONFIDENTIAL

August 26, 2012

Board of Directors

Deltek, Inc.

2291 Wood Oak Drive

Herndon, VA 20171

Members of the Board of Directors:

We understand that Deltek, Inc., a Delaware corporation (the “Company”), Project Diamond Holdings Corporation, a Delaware corporation (“Parent”) and Project Diamond Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent. In the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in treasury by the Company or by any of its subsidiaries, shares of Common Stock owned by Parent, Sub or any other wholly-owned subsidiary of Parent, and any Dissenting Company Shares (as such term is defined in the Merger Agreement), shall be converted into the right to receive an amount equal to $13.00 per share in cash (the “Consideration”), and shares of Class A Common Stock, par value $0.001 per share, will be cancelled without payment therefor. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We understand that Parent is an affiliate of Thoma Bravo, LLC. We also understand that New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “Principal Stockholders”) will enter into a written consent and voting agreement with Parent and the Company (the “Written Consent and Voting Agreement”) and may be entitled to transaction fees in connection with the Merger (the Principal Stockholders and their respective affiliates, collectively, the “Excluded Holders”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the holders of Common Stock (other than the Excluded Holders) (the “Unaffiliated Holders”) pursuant to the Merger Agreement is fair, from a financial point of view, to such Unaffiliated Holders. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Merger.

For purposes of the opinion set forth herein, we have:

1.	reviewed the draft of the Merger Agreement presented to the Board of Directors (the “Board”) of the Company at its meeting on August 26, 2012 and certain related documents, including the form of Written Consent and Voting Agreement;

2.	reviewed certain publicly available financial statements of the Company;

3.	reviewed certain other publicly available business and financial information relating to the Company that we deemed relevant;

4.	reviewed certain information, including financial forecasts and projections and other financial and operating data concerning the Company, prepared by the management of the Company, and discussed such information, including the financial forecasts and projections and other data, with senior executives of the Company;

5.	discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

6.	reviewed the historical market prices and trading activity for the Common Stock and analyzed its implied valuation multiples;

7.	compared the value of the Consideration with that received in certain publicly available transactions that we deemed relevant;

8.	compared the value of the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

9.	compared the value of the Consideration to the valuation derived by discounting future cash flows and a terminal value of the business at discount rates we deemed appropriate;

10.	compared the value of the Consideration to the valuation derived by performing a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company;

11.	participated in discussions and negotiations among representatives of the Company and its legal and financial advisors and representatives of Parent and its legal and financial advisors; and

12.	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company and other data with respect to the Company that have been furnished or otherwise provided to us, we have assumed that such forecasts, projections and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to those matters, and we have relied upon such forecasts, projections and other data to perform the analyses utilized in arriving at our opinion. We express no opinion with respect to such forecasts, projections and other data or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which we have further assumed will be identical in all material respects to the latest draft thereof we have reviewed, and without adverse waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on the Company or the Merger meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Company in connection with the Merger and will receive fees for rendering this opinion to the Board and for other services rendered in connection with the Merger, a portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion we have not been engaged by, performed any services for or received any compensation from the Company or any other parties to the Merger (other than (x) any amounts that were paid to us under the letter agreement pursuant to which we were retained as a financial advisor to the Company in connection with the Merger and (y) services performed for a controlled affiliate of the Principal Stockholders in connection with a potential transaction, for which we were paid a fee of $75,000 and reimbursed certain out-of-pocket expenses).

It is understood that this letter is for the information of the Board and is rendered to the Board in connection with its consideration of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to the stockholders of the Company in connection with the Merger. We are not expressing an opinion as to any aspect of the Merger, other than the fairness to the Unaffiliated Holders of Common Stock, from a financial point of view, of the Consideration to be received by them. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the Consideration to be received by the Unaffiliated Holders of the Common Stock of the Company in the Merger or with respect to the fairness of any such compensation. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Board as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should approve or take any other action in respect of the Merger at any meeting of the stockholders convened in connection with the Merger.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration to be received by the Unaffiliated Holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very best regards,

GREENHILL & CO., LLC

By:
Dhiren Shah
Managing Director

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b) (1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2011

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission File Number 001-33772

DELTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2291 Wood Oak Drive, Herndon, Virginia 20171	54-1252625
(State of Incorporation)	(Address of Principal Executive Offices) (Zip Code)	(IRS Employer Identification No.)

Registrant’s Telephone Number, Including Area Code: (703) 734-8606

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
common stock, par value $0.001 per share	The NASDAQ Global Select Market

Securities registered pursuant to Section 12(g) of the Act:

Not applicable

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of the common stock of the registrant held by non-affiliates (based on the last reported sale price of the registrant’s common stock on June 30, 2011 on the Nasdaq Global Select Market) was approximately $179.9 million.

The number of shares of the registrant’s common stock and Class A common stock outstanding on March 5, 2012 was 68,979,498 and 100, respectively.

Documents incorporated by reference: Portions of the Proxy Statement for the 2012 Annual Meeting of Stockholders of the registrant to be filed subsequently with the Securities and Exchange Commission are incorporated by reference into Part III of this Annual Report on Form 10-K.

DELTEK, INC.

i

CERTAIN DEFINITIONS

All references in this Annual Report on Form 10-K to “Deltek,” “Company,” “we,” “us” and “our” refer to Deltek, Inc. and its consolidated subsidiaries (unless the context otherwise indicates).

FORWARD-LOOKING INFORMATION

This Annual Report on Form 10-K contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook,” “believes,” “plans,” “intends,” “expects,” “goals,” “potential,” “continues,” “may,” “seeks,” “approximately,” “predicts,” “estimates,” “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including those described in Item 1A of Part I (Risk Factors). The forward-looking statements speak only as of the date of this Annual Report and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements after the date of this Annual Report. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof.

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PART I

Item 1.	Business

Company Overview

Deltek is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering (“A&E”) and construction firms, legal, accounting, marketing communications, consulting, research, non-profit and other project-focused services firms. Approximately 15,000 organizations and 1.9 million users across more than 80 countries around the world now utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

Our solutions portfolio, which includes solutions that we offer on a perpetual, term or software-as-a-service (“SaaS”) basis, includes:

•	Comprehensive, integrated financial management solutions that deliver project control, financial processing and accounting functions;

•	Business applications that enable employees across project-focused organizations to more effectively manage, measure and streamline business processes;

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Integrated program management (“IPM”) solutions that allow customers to plan and manage project costs and schedules, measure earned value, evaluate, select and prioritize projects based on strategic business objectives, and facilitate compliance with regulatory reporting requirements; and

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Business development and opportunity intelligence information and customer relationship management (“CRM”) solutions that help customers identify new opportunities, build stronger business relationships and manage their business development and capture management processes.

The Company is incorporated in Delaware and was founded in 1983. See Company Overview under Item 7, Management Discussion and Analysis, for additional information related to our business.

The Deltek Difference: Project-Focused Solutions for Government Contractors and Professional Services Firms

Generic enterprise resource planning (“ERP”) solutions provide organizations with the ability to streamline, automate and integrate different business processes. Generic ERP packages are generally limited to analyzing businesses in two dimensions - by account or by organization.

To successfully compete, project-focused organizations require a multi-dimensional view that provides visibility into all projects and how those projects impact all parts of their operations. Project-focused organizations also often operate in environments or industries that pose unique challenges for their managers, who are frequently required to maintain specific business processes and accounting methodologies to meet contract, audit or reporting requirements. Deltek’s solutions enable companies to connect the “project thread” in our customers’ business, delivering sophisticated, highly-integrated software solutions that provide organizations with end-to-end business visibility and insight across each stage of a project’s lifecycle.

Adapting, customizing and maintaining generic ERP software usually results in significantly higher deployment costs, longer implementation times and increased requirements for ongoing technical support. It can also result in missing or inaccurate metrics and the inability to manage key components of the business that are

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critical to driving better business performance for project-focused companies. As a result of its strong “project focus,” Deltek’s solutions are better able to effectively meet the needs of project-focused businesses. Deltek’s solutions recognize that the scope of projects varies significantly in length and complexity, can be difficult to forecast accurately and needs to be managed within the context of an organization’s complete portfolio of existing and potential projects. The “purpose-built” nature of Deltek’s solutions is important to our customers’ success and therefore drives strong customer retention.

Competitive Strengths

The key competitive strengths of Deltek’s enterprise software solutions for professional services firms and government contractors include:

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Superior Industry Focus and Value Proposition. Deltek software solutions offer a superior value proposition for government contractors and professional services firms because they are “purpose-built” for them and provide built-in project functionality that generic solutions cannot match in depth or value. Deltek’s modular software architecture also enables its products to be deployed as a comprehensive solution or as individual applications, providing its customers with the flexibility to select the features that are relevant to them. As a result, customers are able to install, operate and deploy our solutions more quickly and with less expense than implementing and customizing generic solutions.

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Depth and Breadth of our Solutions Footprint. We have developed an end-to-end set of solution capabilities designed specifically for government contractors and professional services firms. Deltek’s solutions manage the project lifecycle from business development to project or program management to financial management and planning.

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Deep Domain Expertise. For nearly three decades, Deltek’s exclusive focus on meeting the complex needs of project-focused firms has provided us with extensive knowledge and industry expertise. Our deep domain expertise enables us to deliver, implement, sell and support solutions that are tailored to the existing and future needs of our customers.

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Built-In Processes and Reporting. Our solutions are designed with built-in processes that enable project managers and business executives to accurately capture and measure specific project performance in detail with consistent application of business processes. Our applications also enable customers to seamlessly meet reporting requirements.

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Leading Market Position. Deltek has approximately 9,000 professional services customers that include four out of the top five largest global accounting and consulting firms, the top three marketing communications networks, and approximately 90 of the top 100 U.S. design firms. Deltek also has 98 of the top 100 Federal contractors as customers to its government contracting solutions and information solutions.

Our key competitive strengths in the information solutions market include the following, delivered through GovWin.com, the leading business development platform and community network focused on the government contracting industry:

•

Leading Market Intelligence and Contracting Opportunities. Through our GovWin IQ platform and our CRM solutions, we provide the industry’s leading opportunities database and enable our customers to identify and manage opportunities and win more business with Federal, state and local governments. GovWin IQ’s database contains more than 13,000 contracting opportunities valued at over $1 trillion.

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Customized Industry Research, Analysis and Consulting Services. GovWin Consulting is a personalized and targeted consulting service that assists customers with market assessments, prospect intelligence, market strategy, whitepapers and pipeline evaluation. Through deep market intelligence, tools and industry expertise, we can help customers develop strategies to find, bid and win more government business.

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•

Access to a Broad Universe of Top Teaming Partners. Through our active GovWin.com community, Deltek provides the industry’s leading network of nearly 35,000 members who collaborate together to identify potential teaming partners for doing business with federal, state or local governments.

Customer Benefits

Our comprehensive portfolio of software and information solutions delivers the following benefits to our customers:

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New Business Opportunity Development, Improved Win Rates and Increased Forecast Accuracy. Our solutions enable our customers’ business development and marketing teams to identify new business opportunities early, quickly differentiate their services, build stronger customer relationships, manage project pipelines, improve revenue forecasts, automate proposals and create accurate estimates for proposed services.

•

Improved Business Insight and Decision Making. Deltek solutions enable decision makers to analyze multiple facets of their project-based businesses in real-time and improve decision making by providing reporting, business intelligence, planning and analytical capabilities. They also enable customers to understand which projects are meeting objectives, empowering them to pursue those future opportunities that are the best fit.

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Improved Project Profitability and Resource Planning. Our solutions enable customers to better schedule, allocate, budget and forecast resource needs across multiple projects based on numerous factors, including required skill sets, location, availability and timing. As a result, project managers can validate proposed fees, determine resource availability and utilization, measure project performance and improve the profitability of their projects and their businesses.

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Streamlined Business Operations and Processes. Our solutions help organizations lower transaction processing costs, improve billing processes, improve cash flow and reduce administrative burdens on employees through the automation of a variety of key business processes, including time collection, expense management and employee self-service. Our solutions also help customers maintain specific business processes and accounting methodologies to meet contract, audit and reporting requirements.

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Highly-Specialized GSA/VA Schedule Consulting. Deltek’s Washington Management Group (“WMG”) offers companies looking to win more business with the government a full range of General Services Administration and Veterans Administration contract services that help customers understand where specific opportunities exist and optimize their success in the government marketplace. WMG consultants provide contract proposal preparation services, advisory services and consulting services to help customers win more business.

Deltek’s Enterprise Software Solutions and Information Solutions for Government Contractors

We offer a comprehensive set of enterprise software and information solutions to meet the needs of government contractors.

Our comprehensive enterprise software solutions portfolio helps customers manage their relationships and contacts and streamline and optimize their government contracting projects once they win the business. These solutions provide end-to-end management of the entire government contracting business development and project lifecycle from the time business opportunities are identified and won through to the time a project is invoiced and booked as revenue. These solutions span CRM, resource planning and project management, cost and schedule management and financial management and compliance.

In addition to Deltek’s enterprise software solutions for government contractors, our government contracting-focused information solutions provide the marketplace with comprehensive intelligence related to

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government spending, research and analysis, government contracting opportunities, industry trends and best practices for business development. This market intelligence allows companies doing business with the government, including seasoned government contractors and new entrants, to quickly identify contracting opportunities, better manage their business development and marketing activities, discover partnership and teaming opportunities, and capture the most profitable opportunities for their businesses.

Deltek’s current solutions portfolio for the government contracting industry is comprised of the following product families and solutions, each designed to meet the specific functionality and scalability requirements of project-focused government contractors. A number of these solutions are also used by professional services firms and other commercial project-focused organizations.

Product	Features and Functionality	Targeted Customers and Value Proposition
Deltek Costpoint

•    Provides a comprehensive and scalable financial management solution that tracks, manages and reports on key aspects of a project: planning, estimating, proposals, budgets, expenses, indirect costs, purchasing, billing, regulatory compliance and materials management.

•    Includes a portfolio of business applications that deliver specialized functionality such as time collection, expense management, employee self-service, business performance management and human capital management.

•    Sophisticated medium and large-scale project-focused organizations, particularly government contractors. Also may be used by commercial project-focused organizations.

•    Customers purchase Costpoint to manage complex project portfolios and to facilitate compliance with detailed regulatory requirements. The Costpoint product family includes a broad set of scalable, integrated applications that streamline project-focused business processes across multiple disciplines and geographic locations.

Deltek First Essentials

•    Provides a cost-effective, easy to use and comprehensive accounting and project management solution, with the option to leverage the power of hosted or “cloud” services.

•    Provides a full view of project and financial information, enabling firms to respond quickly and accurately to variations in plans and project projections.

•    Purpose-built for smaller to medium-sized government contractors, Deltek First Essentials allows them to maximize business performance and project profitability while allowing for reduced IT investment and operational costs.

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Product	Features and Functionality	Targeted Customers and Value Proposition
Deltek IPM

•    Provides an IPM Command center where customers can better plan, analyze and monitor their project success. Capabilities include complete, integrated project management and reporting tools that support many industry-standard third-party project scheduling tools.

•    IPM solutions include Deltek PM Compass, Deltek Cobra, Deltek MPM, Deltek Open Plan and Deltek wInsight. These systems enable customers to better manage project costs, measure earned value, analyze, consolidate and share data, and present a single-dashboard view of project budgets, actual costs and forecasts.

•    Government contractors and professional services firms of all sizes that manage complex project portfolios purchase our IPM solutions to help them select the right projects, allocate resources across projects, mitigate risks and ultimately complete projects on time and on budget.

•    Customers purchase integrated program management software for its ability to offer end-to-end capabilities in project selection, planning, risk assessment, resource balancing and earned value management reporting.

GovWin IQ and GovWin CRM

•    GovWin.com provides a full suite of business development solutions for contractors designed with one goal in mind: to help them win more business.

•    GovWin IQ’s database contains more than 13,000 contracting opportunities valued at more than $1 trillion. GovWin IQ also includes the industry’s leading market intelligence, research and analysis to help companies win more business.

•    GovWin CRM is designed specifically for government contractors. GovWin CRM provides a full range of proposal automation and opportunity management capabilities that enable government contractors to make faster, more concise bid decisions.

•    Government contractors of all sizes can join the GovWin community of nearly 35,000 members and subscribe to GovWin IQ to identify new business opportunities, access research, resources, and information to win more business, expand their teaming partner universe and increase project profitability.

•    GovWin CRM can be used by government contractors of all sizes. With GovWin CRM, customers can empower sales teams, improve contract win and retention performance, increase revenue, reduce sales and marketing costs and ultimately improve the handling of customer relationship management processes.

Deltek’s Solutions for Professional Services Firms

Deltek provides a broad portfolio of “purpose-built” project-based enterprise software solutions for professional services firms that help customers better manage and optimize their key projects and streamline their business processes. These solutions encompass resource planning, CRM, project management, cost and schedule management and financial management. The professional services firms targeted for these purpose-built

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solutions include A&E and construction firms, legal, accounting, marketing communications, consulting, research, non-profit and other project-focused services firms.

Deltek’s current solutions portfolio for the professional services market is comprised of the following product families and solutions, each designed to meet the specific functionality and scalability requirements of project-focused companies.

Product	Features and Functionality	Targeted Customers and Value Proposition
Deltek Maconomy

•    A purpose-built ERP solution to manage and streamline the key business processes of professional services organizations.

•    Offers fully-integrated client management, resource planning and resource management solutions, and financial management and human resources capabilities.

•    Professional services firms around the world leverage Deltek Maconomy, especially marketing communications firms, research and consulting firms, legal services firms, non-profits and accounting firms.

•    Enables professional services firms to increase business visibility and control and maximize project profitability.

Deltek Vision

•    A fully integrated ERP solution that spans project accounting, CRM, resource management, cost/schedule management and integrated financial management.

•    Provides decision makers with “one-click” access to real-time information across all business processes, allowing them to identify project trends and risks to facilitate decision making, improve business performance and maximize project profitability and resource use.

•    Professional services firms of all sizes, including architecture and engineering firms, information technology, design and management consulting firms.

•    Customers leverage Vision for its ability to automate end-to-end business processes for project-focused firms, its intuitive web-based interface and its special features, such as mobile device support and executive dashboards.

GovWin IQ for A&E Firms

•    Through our GovWin IQ database and market intelligence platform, Deltek provides architecture and engineering firms with information on more than 2,500 Federal government contracting opportunities valued at more than $200 billion. GovWin IQ for A&E firms also provides the industry’s leading market intelligence, research, analysis and consulting services to help companies win more government contracting business.

• A&E and construction customers of all sizes leverage our solution due to their ability to quickly identify new government business opportunities specifically targeted for the A&E market.

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Maintenance and Support

We receive maintenance services fees from customers for product support, upgrades and other customer services. Our technical support organization focuses on answering questions, resolving issues and helping keep our customers’ operations running efficiently. We offer technical support through in-person phone-based support and through 24x7 access to our web-based support tools. We offer three levels of support depending on our clients’ requirements.

Our Standard Support offering, Deltek Customer Care, is focused on organizations requiring traditional support assistance. Standard Support includes limited telephone product support, 24x7 access to our online knowledge base, and unlimited access to Customer Care Connect, our online customer portal that includes information on technical support, product notes and user feedback.

Our Premium Support offering is designed for enterprise organizations that require more frequent contact with support, providing round-the-clock coverage and enhanced telephone support. Premium Support includes all of the other benefits of our Standard Support offering.

Our Select Support offering is generally sold to mid-sized to large organizations with complex installations and infrastructures with more extensive needs, offering additional support services, including priority case handling with enhanced service levels, direct access to enhanced support, proactive case reviews and dedicated senior advisors who proactively manage a client’s support needs.

Our comprehensive support programs also include ongoing product development and software updates, which include minor enhancements, such as tax and other regulatory updates, as well as major updates such as new functionality and technology upgrades.

Consulting Services – Software Solutions

We employ services teams that provide a full range of consulting and technical services relating to our software solutions, from the early planning and design stages of an implementation to end-user training and after-implementation consulting services. Our services teams are comprised of application consultants, project managers and technical applications specialists who work closely with our customers to implement and maintain our software solutions. Our primary consulting services offerings may be categorized into the following activities:

•	Solution architecture services that align our applications and software solutions with our customers’ business processes and needs;

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Application implementation services for our products, including business process design, software installation and configuration, application security, data conversion, integration with legacy applications and project management;

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Technology architecture design and optimization services that allow for the configuration of our applications and related third-party software and hardware configuration in our customers’ specific technology environments; and

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After-implementation consulting services, including version upgrade consulting, system productivity review, industry best practice consulting, network/database maintenance services, acquisition integration support and long-term business system planning.

Through Deltek University, we also provide project team and end-user training for our customers and partners in the functionality, configuration, administration and use of our products, including classroom training at various internal facilities or at customer sites, as well as public seminars and webinars and self-paced, self-study e-learning modules.

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Consulting Services – Information Solutions

Deltek’s Information Solutions group provides a full range of consulting services to its members, helping our customers optimize their business development strategies within the marketplace and develop short-term and long-term plans for capturing new business opportunities. The primary consulting services offered by Deltek’s Information Solutions staff include:

•	Personalized research and analysis for customers tailored to identifying new business opportunities;

•	Strategic analysis and planning support to help customers identify the right projects to pursue, and develop the right sales and go-to-market strategies; and

•	GSA/VA Schedule consulting that provides contract proposal preparation services, advisory services and consulting services to help customers win more government business.

Our Business Strategy and Growth Opportunities

We plan to continue to focus on the following objectives to enhance our position as a leading provider of enterprise applications software and information solutions to project-focused organizations:

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Expanding Penetration of Established Markets. We believe that our strong brand recognition, expanding solutions set and market position within the project-focused solutions market, particularly among professional services firms internationally and government contractors domestically, provide us with significant opportunities to expand sales of our solutions within these markets to new customers with new and existing solutions and applications.

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Expanding Within Existing Customer Base. We have greatly expanded our solutions portfolio in recent years so that we offer a broader range of software solutions and information solutions that deliver more strategic value than ever to our clients. We have introduced these new products through internal development, acquisitions and partnering with third parties. We believe that our existing customers will continue to look to us as they seek to optimize their projects and business processes with new solutions.

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Growing Our Presence in New Markets. Our experience and success in attaining leadership status in project-focused service industries provides us with the opportunity to penetrate additional project-focused markets. We continue to develop additional solutions functionality and are investing in targeted sales and marketing activities and new licensing and technology platforms to grow in these new markets.

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Growing Internationally. We believe it is important to continue Deltek’s expansion outside the United States, as we believe project-focused organizations in international markets are currently underserved for the products we offer. We have significantly increased our international resources and capabilities to expand our international presence, especially through the acquisition of Maconomy A/S (“Maconomy”).

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Making Strategic Acquisitions. We have acquired a number of companies and products to broaden our solutions portfolio, expand our customer base, and provide us with new market opportunities. We plan to continue to pursue acquisitions that present a strong strategic fit with our existing solutions and are consistent with our overall growth strategy. We may target future acquisitions of firms of varying sizes that help us expand or add to our solutions and product functionality and/or further the capabilities and offerings of our services team.

Customers

Our solutions are used by organizations of various sizes, from small businesses to large global enterprises. As of December 31, 2011, approximately 15,000 organizations and 1.9 million users in more than 80 countries around the world, representing a wide range of industries, including professional services firms and government

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contractors, utilize our software and solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

In 2009, 2010 and 2011, no single customer accounted for 10% or more of our total revenue. From 2009 to 2011, the percentage of our license revenue generated from international customers increased from less than 10% to approximately 22%, while the percentage of our total revenues generated internationally increased from less than 6% to approximately 17%.

See Note 18, Segment Information, of our consolidated financial statements contained elsewhere in this Annual Report for additional information related to our revenue derived from international customers. See Item 2, Properties, for information related to our long-lived assets located in the United States and in foreign countries.

Sales and Marketing

We sell our products and services primarily through our own sales force. Our direct sales force consists of experienced software sales professionals located in our primary markets and is organized by market, product type or customer type. In 2011, our direct sales force generated approximately 90% of our software sales. Our information solutions products and consulting services are also sold through a direct sales force and serviced by account managers and consultants.

We complement our direct sales force with a network of alliance partners who resell certain of our products to specific customer segments and provide implementation services and support to our customers. These alliance partners primarily cover entry level markets or countries in which we do not have a direct sales force.

We engage in a variety of marketing activities, including market research, online marketing, public relations, product promotions and participation at industry conferences and trade shows, in order to generate additional revenue within key markets, optimize our market position, enhance lead generation, increase brand awareness and promote our new and existing products.

Partners and Alliances

An integral component of our sales and marketing strategy is to develop partnerships and alliances that better enable us to develop, market, sell and implement our software and solutions. Our existing alliances encompass a wide variety of technology companies, business services firms, value-added resellers, accounting firms, specialized consulting firms, software vendors, business process outsourcers and other service providers. These alliances enable us to:

•	Provide infrastructure technologies on which our products operate, including database, hardware and platform solutions;

•	Provide applications that leverage our customers’ existing information technology infrastructure;

•	Provide applications that complement and integrate with our products;

•	Promote wider acceptance and adoption of our solutions; and

•	Provide off-site hosting and/or managed infrastructure services.

Research and Development

Our research and development organization is structured to optimize our efforts around the design, development and release of our products. Specific disciplines within research and development include engineering, programming, quality assurance, product management, documentation, design and project management. Our research and development expenses were $63.3 million, $52.6 million and $43.4 million in 2011, 2010 and 2009, respectively.

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Technology

In the development of our software, we use broadly adopted, standards-based software technologies in order to create, maintain and enhance our project-focused solutions. Our developed solutions are generally both scalable and easily integrated into our customers’ existing information technology infrastructure. Our software design and engineering efforts are tailored to meet specific requirements of project-focused enterprises and provide the optimal experience for end users who interact with our software to accomplish their job requirements.

The specific architecture and platform for our principal products and solutions is as follows:

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The Deltek Costpoint application suite is designed to automate and manage complex project-focused business processes for mid-sized and larger government contractors. Built using Java, Enterprise Edition technology, Costpoint is a completely web-native solution and is highly configurable and modular, enabling our customers to support project-centric business processes and large workloads. Costpoint’s modular services-based architecture supports seamless integration of business applications which deliver specialized functionality, such as financial management, time collection, expense management, business performance management, employee self-service, project manufacturing and human capital management.

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Our Deltek First Essentials applications are delivered over the Internet through a “cloud-based” subscription service and have an architecture that enables the solution to be delivered to small and medium-sized government contractors in a flexible, low-cost manner. Deltek First Essentials products can be accessed using a web browser from any location, making them easy to use and requiring minimal information technology support or infrastructure.

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Our Deltek Maconomy solutions suite allows companies to manage people, projects and processes in professional services organizations. This solution is developed with a combination of Java, C/C++ and Microsoft platform technologies and is designed to be highly configurable and scalable to meet the industry-specific needs of professional services firms.

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The Deltek Vision solutions suite offers a full range of highly integrated applications, which incorporate critical business functions, including project accounting, customer relationship management, resource management, time and expense capture and billing. Vision is a web software application based on the latest Microsoft platform technologies, including Microsoft.NET and Microsoft SQL Server. Designed for businesses of all sizes, Vision is easy to install, learn and maintain with minimal information technology support.

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Our Deltek IPM solutions product line provides a comprehensive enterprise project management solution for our customers, including earned value management, cost and budgeting, scheduling and risk management throughout the project lifecycle. Generally built using Microsoft.NET and other web-based technologies, these solutions integrate with our own applications as well as third-party applications. This product line also includes a secure, web-based collaboration portal that provides the ability for team members to collaborate on a project.

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Our Information Solutions, which allow customers to find, capture and deliver on revenue-generating government contracting opportunities, are online networks and SaaS solutions developed with web technologies based on PHP, Java, Adobe and Microsoft platform technologies. They are designed to integrate with our application solutions to provide our customers an end-to-end solution to help win, manage and deliver projects. Because these solutions require minimal initial setup, they require minimal information technology support or infrastructure.

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Our products are designed for rapid deployment and integration with third-party technologies within a company’s enterprise, including application servers, security systems and portals. Our products also provide web services interfaces and support for service-oriented architectures to facilitate enhanced integration within the enterprise.

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Competition

The global enterprise applications market is extremely competitive. When competing for large enterprise customers, we face the greatest competition from much larger competitors such as Oracle and SAP. These larger vendors seek to influence customers’ purchase decisions by emphasizing their more comprehensive vertical product portfolios, greater global presence and more sophisticated and integrated product capabilities. In addition, these vendors may bundle their enterprise resource planning solutions with a broader set of software applications, including middleware and database applications, and may significantly discount their individual solutions as part of a potentially larger sale.

When competing for middle-market customers, we often face competition from vendors that provide industry-specific solutions or vendors that provide generic ERP solutions delivered as SaaS solutions. Middle-market customers are typically searching for industry-specific functionality, ease of deployment and a lower total cost of ownership with the ability to add functionality over time as their businesses continue to grow.

When competing in the small business segment, we face competition from certain providers of solutions aimed at smaller businesses and generic SaaS ERP providers. Customers in the small business segment typically are searching for solutions which provide out-of-the-box functionality that help automate business processes and improve operational efficiency. Although some of our competitors are larger organizations, that have greater marketing resources and offer a broader range of applications and infrastructure, we believe that we compete effectively on the basis of our superior value proposition for project-focused organizations, built-in compliance functionality, domain expertise, leading market position and highly referenceable customer base.

When competing in the market for government market information solutions, we face competition from a few vendors who also capture data and intelligence on federal, state and local government spending. However, we believe we differentiate ourselves based on the depth and breadth of our offerings, our nearly thirty years of experience analyzing the government contracting market and our ability to integrate our information solutions with other Deltek business development applications.

Intellectual Property

We rely upon a combination of copyright, trade secret, trademark and patent laws and non-disclosure and other contractual arrangements to protect our proprietary intellectual property rights under our license agreements. These measures may afford only limited protection of our intellectual property and proprietary rights associated with our software. We also enter into confidentiality and intellectual property assignment agreements with employees and consultants involved in product development. We routinely require our employees, customers and potential business partners to enter into confidentiality agreements before we disclose any sensitive aspects of our software, technology or business plans.

We also incorporate a number of third-party software products into our technology platforms pursuant to relevant licenses. We use third-party software, in certain cases, to meet the business requirements of our customers. We are not materially dependent upon these third-party software licenses, and we believe the licensed software is generally replaceable, by either licensing or purchasing similar software from another vendor or building the software functions ourselves.

Employees

As of December 31, 2011, we had more than 1,600 employees worldwide. Approximately 1,100 employees were located in the United States and 500 were located in other geographies. None of our employees are represented by a union or is a party to a collective bargaining agreement.

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Available Information

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports available on our website (http://investor.deltek.com), free of charge, as soon as reasonably practicable after we have electronically filed or furnished such materials to the Securities and Exchange Commission. These filings are also available on the Securities and Exchange Commission’s website (www.sec.gov).

Item 1A.	Risk Factors

Risks Related to Our Business

Our business is exposed to the risk that adverse U.S., European and global economic or financial conditions may reduce or defer the demand for project-based enterprise applications software and solutions.

The demand for project-based enterprise applications software and solutions historically has fluctuated based upon a variety of factors, including the business and financial condition of our customers and on economic and financial conditions that affect the key sectors in which our customers operate.

Economic downturns or unfavorable changes in the financial and credit markets in the United States, Europe and broader international markets, including economic recessions, could have an adverse effect on the operations, budgets and overall financial condition of our customers. For instance, the downgrade of the U.S. Government’s credit rating in August 2011 by Standard & Poor’s and any future downgrades of the U.S. Government’s credit rating, regardless of whether a default by the U.S. Government on its debt occurs, could create broader financial turmoil and uncertainty and affect the key sectors in which our customers operate. In addition, the downgrade in the credit ratings of European countries similar to the downgrades of the French credit rating in January 2012, could create additional financial uncertainty and affect the sectors in which our customers or potential customers operate.

As a result, our customers may reduce their overall spending on information technology, purchase fewer of our products or solutions, lengthen sales cycles, or delay, defer or cancel purchases of our products or solutions. Furthermore, our customers may be less able to timely finance or pay for the products which they have purchased or could be forced into a bankruptcy or restructuring process, which could limit our ability to recover amounts owed to us. If any of our customers cease operations or file for bankruptcy protection, our ability to recover amounts owed to us may be severely impaired.

In addition, the financial and overall condition of third-party solutions’ providers and resellers of our products and solutions may be affected by adverse conditions in the economy and the financial and credit markets, which may adversely affect the sale of our products or solutions. For the year ended December 31, 2011, resellers accounted for approximately 10% of our perpetual licenses revenue.

We cannot predict the impact, timing, strength or duration of any economic slowdown or subsequent economic recovery, or of any disruption in the financial and credit markets, whether as a result of uncertainty surrounding the U.S. Government or European debt or otherwise. If the challenges in the financial and credit markets or the downturn in the economy or the markets in which we operate persist or worsen from present levels, our business, financial condition, cash flow, and results of operations could be materially adversely affected.

Significant reductions in the Federal Government’s budget or changes in budgetary priorities of the Federal Government from one fiscal year to another could adversely affect our government contracting customers’ demand for our products and services and could therefore materially adversely affect our revenue.

Because we derive a substantial portion of our revenue from customers who contract with the Federal Government, we believe that the success and development of our business will continue to be affected by our

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customers’ successful participation in Federal Government contract programs. The funding of U.S. Government programs is generally subject to congressional budget authorization and annual appropriation processes and may be increased or decreased, whether on an overall basis or on a basis that could disproportionately impact our customers.

Changes in the size of the Federal Government’s budget or shifts in budgetary priorities from one fiscal year to another could therefore affect our financial performance. The impact, severity and duration of the current U.S. economic situation, the sweeping economic plans adopted by the Federal Government, and pressures on the overall size of the federal budget could adversely affect the total funding and/or funding for individual programs in which our customers participate. Federal Government spending may also be further limited by political and economic pressures related to the current size of the federal deficit and the overall size of the federal debt.

A significant decline in government expenditures, a shift of expenditures away from programs that our customers support or a change in Federal Government contracting policies could cause Federal Government agencies to reduce their purchases under contracts, exercise their right to terminate contracts at any time without penalty or not exercise options to renew contracts. Any such actions could affect our government contracting customers, which could cause our actual results to differ materially and adversely from those anticipated.

Among the factors that could seriously affect our Federal Government contracting customers are:

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changes in budgetary priorities could limit or delay Federal Government spending generally, or specific departments or agencies in particular, which may reduce demand for our software and information solutions and services from customers supporting those departments or agencies;

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the funding of some or all civilian agencies through continuing resolutions instead of budget appropriations could cause those agencies to modify their budgets or delay contract awards, which could cause our customers supporting those agencies to reduce or defer purchase of our software and information solutions and services;

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curtailment of the Federal Government’s use of information technology or professional services could impact our customers who provide information technology or professional services to the Federal Government; and

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the Federal Government’s decision to terminate existing contracts for convenience, or to not renew expiring contracts, could reduce demand for our software solutions and services from our customers whose contracts have been terminated or have not been renewed.

Any significant downsizing, consolidation or insolvency of our Federal Government contractor customers resulting from a government shutdown, budget reductions, loss of government contracts, delays in or uncertainties regarding the timing or amount of contract awards, changes in procurement policies or other similar procurement obstacles could materially adversely impact our customers’ demand for our products and services.

Our quarterly and annual operating results fluctuate, and as a result, we may fail to meet or exceed the expectations of securities analysts or investors, and our stock price could decline.

Historically, our operating results have varied from quarter to quarter and from year to year. Consequently, we believe that investors should not view our historical revenue and other operating results as an indicator of our future performance. A number of factors contribute to the variability in our revenue and other operating results, including the following:

•	global and domestic economic and financial conditions;

•	the number and timing of major customer contract wins, which tend to be unpredictable and which may disproportionately impact our perpetual licenses revenue and operating results;

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•	the higher concentration of our software license sales in the last quarter of each fiscal year, resulting in diminished predictability of our annual results;

•	the discretionary nature of our customers’ purchases, varying budget cycles and amounts available to fund purchases, resulting in varying demand for our products and services;

•	delays or deferrals by customers in the implementation of our products;

•	the level of product and price competition;

•	the length of our sales cycles;

•	the timing of recognition of deferred revenue;

•	any significant change in the number of customers renewing or terminating maintenance, subscription or term license agreements with us; and

•	our ability to deliver and market new software enhancements and products.

As a result of these and other factors, our operating results may fluctuate significantly from period to period and may not meet or exceed the expectations of securities analysts or investors. In that event, the price of our common stock could be adversely affected.

With the types of licensing vehicles we use to deliver our products to market, including subscription and on-demand pricing for our software and services, the recognition of revenue for the products and services we sell could be delayed from one period to another.

As we continue to vary the ways in which we deliver our products to the market, including expanded use of subscription, term and SaaS offerings, we may be required under existing accounting rules to defer the recognition of revenue from one period to another. This could be the case if, for example:

•	we sell a solution on a term or subscription basis;

•	the software transactions include both currently deliverable software products and software products that are under development or require other undeliverable elements;

•	a particular customer requires services that include significant modifications, customizations or complex interfaces that could delay product delivery or acceptance;

•	the software transactions involve customer acceptance criteria;

•	there are identified product-related issues, such as known defects;

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we sell subscription offerings in conjunction with perpetual licenses, and we are not able to separate recognition of the perpetual licenses revenue and must therefore recognize revenue ratably over the subscription term;

•	the software transactions involve payment terms that are longer than our standard payment terms, fees that depend upon future contingencies or include fixed-price deliverable elements; or

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we are unable to separate recognition of perpetual licenses revenue from maintenance or other services-related revenue, thereby requiring us to defer perpetual licenses revenue recognition until the services are provided.

Deferral of perpetual licenses revenue may result in significant timing differences between the completion of a sale and the actual recognition of the revenue related to that sale. In addition we generally recognize commission and other sales-related expenses associated with perpetual license sales at the time they are incurred. As a result, the revenue we recognize in a particular period may not be reflective of our actual success in selling our products and solutions in the market.

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Offering our products on a SaaS basis presents execution risks.

We offer a number of our products in a SaaS-based environment, and we expect to expand those offerings in the future. As more of our solutions are delivered as SaaS-based solutions, it is uncertain whether our strategies will generate the revenue required to be successful. Any significant costs we incur may reduce the operating margins we have previously achieved. Whether we are successful in this new business model depends on our execution in a number of areas, including ensuring that our SaaS-based offerings meet the performance, reliability and cost expectations of our customers and maintain the security of their data. If we are unable to execute on this strategy, our revenue or financial results may be materially adversely affected.

If we fail to price or market our products and services appropriately, our revenue and cash flow could be materially reduced.

We face significant competition across all of our product lines from a variety of sources, including larger multi-national software companies, smaller start-up organizations, point solution application providers, SaaS providers, specialized consulting organizations, systems integrators and internal information technology departments of existing or potential customers. Several competitors, such as Oracle and SAP, have significantly greater financial, technical and marketing resources than we have.

Some of our competitors have well-established relationships with our current and prospective customers and with major accounting and consulting firms that may prefer to recommend those competitors over us. Our competitors may also seek to influence some customers’ purchase decisions by offering more comprehensive horizontal product portfolios, superior global presence and more sophisticated multi-national product capabilities or better pricing terms.

If we do not successfully develop, price or market our products and solutions to fit multiple licensing models, our licenses revenue and cash flows could be adversely affected.

If we are unsuccessful in entering new market segments or further penetrating our existing market segments, our revenue or revenue growth could be materially adversely affected.

Our future results depend, in part, on our ability to successfully penetrate new markets, as well as to expand further into our existing markets. In order to grow our business, we may expand to other project-focused markets in which we may have less experience. Expanding into new markets requires both considerable investment and coordination of technical, support, sales, marketing and financial resources.

Our current or future products, solutions and services may not appeal to potential customers in new or existing markets. If we are unable to execute upon this element of our business strategy and expand into new markets or maintain and increase our market share in our existing markets, our revenue or revenue growth may be materially adversely affected.

While we continually add functionality to our existing products and solutions and add additional solutions through acquisitions to address the specific needs of both existing customers and new customers, we may be unsuccessful in developing appropriate or complete products, pursuing effective product development and marketing strategies, or integrating acquired products and solutions with our existing portfolio.

If we do not successfully address the potential risks associated with our current or future global operations, we could experience increased costs or our operating results could be materially adversely affected.

As of December 31, 2011, we had customers in more than 80 countries, and we have facilities or operations in Denmark, the Philippines, the United Kingdom, Sweden, Norway, the Netherlands, Belgium and Australia, in addition to our U.S. operations.

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Doing business internationally may involve additional potential risks and challenges, including:

•	managing international operations, including a global workforce, multiple languages for communication and diverse cultural conventions;

•	conforming our products to local business practices or standards, including developing multi-lingual compatible software;

•	developing brand awareness for our products;

•	competing with local and international software vendors;

•	disruptions in international communications resulting from damage to, or disruptions of, telecommunications links, gateways, cables or other systems;

•	potentially unstable political and economic conditions in countries in which we do business or maintain development operations;

•	potentially higher operating costs resulting from local laws, regulations and market conditions;

•	foreign currency controls and fluctuations resulting from intercompany balances or arrangements associated with our international operations;

•	compliance with frequently changing governmental laws and regulations;

•	seasonality in business activity specific to various markets that is different than our recent historical experience;

•	potentially longer sales and collections cycles in certain international markets;

•	potential restrictions on repatriation of earnings, including changes in the tax treatment of our international operations; and

•	potential restrictions on the export of technologies, such as data security and encryption.

These risks could increase our costs or adversely affect our operating results.

If we are not successful in expanding our international business, our revenue growth could be materially adversely affected.

We have customers in more than 80 countries and international markets that accounted for approximately 22% of our total perpetual licenses revenue for the year ended December 31, 2011. Nonetheless, our ability to accelerate our international expansion will require us to deliver additional product functionality and foreign language translations that are responsive to the needs of the international customers that we target. If we are unable to expand our qualified direct sales force, identify additional strategic alliance partners or negotiate favorable alliance terms, our international growth may be hampered. Our ability to expand internationally also is dependent on our ability to raise brand recognition for our products and services in international markets and successfully integrate acquired businesses. If we are unable to further our expansion into international markets, our revenue and profitability could be materially adversely affected. In addition, our planned international expansion will require significant attention from our management as well as additional management and other resources in these markets.

If our existing customers do not buy additional products or services from us, our revenue and revenue growth could be materially adversely affected.

Our continuing growth depends on the success of our efforts to maintain and increase sales to our existing customers. We have typically generated significant additional revenues from our installed customer base through the sale of additional new licenses or solutions, add-on applications, expansion of existing implementations and

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professional and maintenance services. We may be unsuccessful in maintaining or increasing sales to our existing customers for any number of reasons, including the failure of our customers to increase the size of their operations, our inability to deploy new applications and features for our existing products and solutions, and our inability to introduce new products, solutions and services that are responsive to the business needs of our customers. If we fail to generate additional business from our customers, our revenue and profitability could be materially adversely affected.

If we fail to forecast the timing of our revenues or expenses accurately, our operating results could be materially different than we forecast.

We evaluate various factors in our forecasting and planning processes, including historical trends, recent customer history, expectations of customer buying decisions, customer implementation schedules and plans, analyses by our sales and service teams, customer renewal rates, our assessment of economic and market conditions and many other factors. While these analyses may provide us with some guidance in business planning and expense management, these estimates are inherently imprecise and may not accurately predict the timing of our revenues or expenses. A variation in any or all of these factors, particularly in light of prevailing financial, economic and political conditions, could cause our results to be materially lower than forecasted.

If a significant number of our customers fail to renew or otherwise terminate their maintenance, subscription or term license agreements for our products or solutions, or if they are successful in renegotiating their agreements with us on terms that are unfavorable to us, our revenues and our operating results could be materially harmed.

Our customers contract with us for subscriptions and term licenses to use our products or solutions and for ongoing product maintenance and support services. Recurring revenues represent a significant portion of our total revenue.

Our maintenance, subscription and term licenses generally require customers to pay for services in advance. A customer may cancel its agreement prior to the beginning of the next scheduled period. At the end of a contract term, or at the time a customer has cancellation rights, a customer could seek a modification of its agreement terms, including modifications that could result in lower fees or our providing additional services without associated fee increases.

A customer may also elect to terminate its agreement and rely on its own or other third-party resources, or may replace our solutions with a competitor’s offerings. If a significant number of customers terminate or fail to renew their contracts with us, or if we are forced to offer pricing or other contract terms that are unfavorable to us, our revenues and operating results could be materially adversely affected.

If our investments in product development require greater resources than anticipated, our operating margins could be adversely affected.

We expect to continue to commit significant resources to maintain and improve our existing products, including acquired products, and to develop new products. For example, our product development expenses were approximately $63.3 million, or 19% of revenue in 2011 and approximately $52.6 million, or 19% of revenue in 2010. Our current and future product development efforts may require greater resources than we expect, or may not achieve the market acceptance that we expect and, as a result, we may not achieve margins that we anticipate. These risks are increased by the expansion of our licensing and delivery vehicles, including term and SaaS offerings through the “cloud”.

We may also be required to price our product enhancements, product features or new products at levels below those anticipated during the product development stage, which could result in lower revenues and margins for that product than we originally anticipated.

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We also may experience unforeseen or unavoidable delays in delivering product enhancements, product features or new products due to factors within or outside of our control. We may encounter unforeseen or unavoidable defects or quality control issues when developing product enhancements, product features or new products, which may require additional expenditures to resolve such issues and may affect the reputation our products have for quality and reliability. If we incur greater expenditures than we expect for our product development efforts, or if our products do not succeed, our revenues or margins could be materially adversely affected.

A breach in the security of our software could harm our reputation, result in a loss of current and potential customers, and subject us to material claims, which could materially harm our operating results and financial condition.

Fundamental to the use of enterprise application software, including our software, is the ability to securely process, collect, analyze, store and transmit information. As we begin to offer more services and solutions in a “cloud” environment, we will need to store and transmit more of our users’ and customers’ proprietary information.

Third parties may attempt to breach the security of our solutions, third party applications that our products interface with, as well as customer databases and actual data. In addition, security breaches may occur as a result of employee error, malfeasance or otherwise. Outside parties may also attempt to fraudulently induce employees, users or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.

If our security measures are breached, an unauthorized party may obtain access to our data or our users’ or customers’ data. In addition, cyber-attacks and similar acts could lead to interruptions and delays in customer processing or a loss or breach of a customer’s data. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web-based products and services we offer, and operate in more countries.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations.

Any security breaches for which we are, or are perceived to be, responsible, in whole or in part, could subject us to legal claims or legal proceedings, including regulatory investigations, which could harm our reputation and result in significant litigation costs and damage awards or settlement amounts. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could materially harm our operating results and financial condition. Security breaches also could cause us to lose current and potential customers, which could have an adverse effect on our business. Moreover, we might be required to expend significant financial and other resources to protect further against security breaches or to rectify problems caused by any security breach.

If we fail to adapt to changing technological and market trends or changing customer requirements, our market share could decline and our sales and profitability could be materially adversely affected.

Historically, the business application software market has been characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product lifecycles. The

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development of new technologically advanced software products is a complex and uncertain process requiring high levels of innovation, as well as accurate anticipation of technological and market trends.

Our future success will largely depend upon our ability to develop and introduce timely new products and product features and delivery vehicles in order to maintain or enhance our competitive position. The introduction of enhanced or new products and delivery vehicles requires us to manage the transition from, or integration with, older products and delivery vehicles in order to minimize disruption in sales of existing products and to manage the overall process in a cost-effective manner. If we do not successfully anticipate changing technological and market trends or changing customer requirements, and we fail to enhance or develop products or new delivery vehicles timely, effectively and in a cost-effective manner, our ability to retain or increase market share may be harmed, and our sales and profitability could be materially adversely affected.

Our software products are built upon and depend upon operating platforms and software developed and supplied by third parties. As a result, changes in the availability, features and price of, or support for, any of these third-party platforms or software, including as a result of the platforms or software being acquired by a competitor, could materially increase our costs, divert resources and materially adversely affect our competitive position and perpetual and term licenses revenue.

Our software products are built upon and depend upon operating platforms and software developed by third-party providers. We license from several software providers technologies that are incorporated into our products. Our software may also be integrated with third-party vendor products for the purpose of providing or enhancing necessary functionality.

If any of these operating platforms or software products ceases to be supported by its third-party provider, or if we lose any technology license for software that is incorporated into our products, including as a result of the platforms or software being acquired by a competitor, we may need to devote increased management and financial resources to migrate our software products to an alternative operating platform, identify and license equivalent technology or integrate our software products with an alternative third-party vendor product. In addition, if a provider enhances its product in a manner that prevents us from timely adapting our products to the enhancement, we may lose our competitive advantage, and our existing customers may migrate to a competitor’s product.

Third-party providers may also not remain in business, cooperate with us to support our software products or make their product available to us on commercially reasonable terms or provide an effective substitute product to us and our customers. Any of these adverse developments could materially increase our costs and materially adversely affect our competitive position and financial results.

If we lose access to, or fail to obtain, third-party software development tools on which our product development efforts depend, we may be unable to develop additional applications and functionality, and our ability to maintain our existing applications may be diminished, which may cause us to incur materially increased costs, reduced margins or lower revenue.

We license software development tools from third parties and use those tools in the development of our products. Consequently, we depend upon third parties’ abilities to deliver quality products, correct errors, support their current products, develop new and enhanced products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. If any of these third-party development tools become unavailable, if we are unable to maintain or renegotiate our licenses with third parties to use the required development tools, or if third-party developers fail to adequately support or enhance the tools, we may be forced to establish relationships with alternative third-party providers and to rewrite our products using different development tools.

We may be unable to obtain other development tools with comparable functionality from other third parties on reasonable terms or in a timely fashion. In addition, we may not be able to complete the development of our

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products using different development tools, or we may encounter substantial delays in doing so. If we do not adequately replace these software development tools in a timely manner, we may incur additional costs, which may materially reduce our margins or revenue.

If our products fail to perform properly due to undetected defects or similar problems, and if we fail to develop an enhancement to resolve any defect or other software problem, we could be subject to product liability, performance or warranty claims and incur material costs, which could damage our reputation, result in a potential loss of customer confidence and adversely impact our sales, revenue and operating results.

Our software applications are complex and, as a result, defects or other software problems may be found during development, product testing, implementation or deployment. In the past, we have encountered defects in our products as they are introduced or enhanced. If our software contains defects or other software problems:

•	we may not be paid;

•	a customer may bring a warranty claim against us;

•	a customer may bring a claim for their losses caused by our product failure;

•	we may face a delay or loss in the market acceptance of our products;

•	we may incur unexpected expenses and diversion of resources to remedy the problem;

•	our reputation and competitive position may be damaged; and

•	significant customer relations problems may result.

Our customers use our software together with software and hardware applications and products from other companies. As a result, when problems occur, it may be difficult to determine the cause of the problem, and our software, even when not the ultimate cause of the problem, may be misidentified as the source of the problem. The existence of defects or other software problems, even when our software is not the source of the problem, might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts for a lengthy time period, require extensive consulting resources, harm our reputation and cause significant customer relations problems.

If our products fail to perform properly, we may face liability claims notwithstanding that our standard customer agreements contain limitations of liability provisions. A material claim or lawsuit against us could result in significant legal expense, harm our reputation, damage our customer relations, divert management’s attention from our business and expose us to the payment of material damages or settlement amounts. In addition, interruption in the functionality of our products or other defects could cause us to lose new sales and materially adversely affect our license and maintenance services revenues and our operating results.

If we are not able to protect our intellectual property and other proprietary rights, we may not be able to compete effectively, and our financial results could be materially adversely affected.

Our success and ability to compete is dependent to a significant degree on our intellectual property, particularly our proprietary software and solutions. We rely on a combination of copyrights, trademarks, patents, trade secrets, confidentiality procedures and contractual provisions to establish and protect our rights in our software and other intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy, design around or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary.

Our competitors may independently develop software that is substantially equivalent or superior to our software. Furthermore, existing copyright law affords only limited protection for our software, and patent law protects only the unique features of our software. As a result, copyright and patent law may not fully protect such software in the event competitors independently develop products similar to ours.

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We take significant measures to protect our intellectual property. Despite these measures, unauthorized disclosure of some or all of our intellectual property could occur. Such unauthorized disclosure could potentially cause our intellectual property to lose legal protection and make it easier for third parties to compete with our solutions by copying their functionality, structure or operation.

In addition, the laws of some countries may not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary software and solutions against unauthorized third-party copying or use, which could adversely affect our competitive position and our financial results. Any litigation to protect our proprietary rights could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and could be unsuccessful, which could result in the loss of material intellectual property and other proprietary rights.

Potential future claims that we infringe upon third parties’ intellectual property rights could be costly and time-consuming to defend or settle or could result in the loss of significant products, any of which could materially adversely impact our revenue and operating results.

Third parties could claim that we have infringed upon their intellectual property rights. Such claims, whether or not they have merit, could be time consuming to defend, result in costly litigation, divert our management’s attention and resources from day-to-day operations or cause significant delays in our delivery or implementation of our products.

We could also be required to cease to develop, use or market infringing or allegedly infringing products, to develop non-infringing products or to obtain licenses to use infringing or allegedly infringing technology. We may not be able to develop alternative software or to obtain such licenses or, if a license is obtainable, we cannot be certain that the terms of such license would be commercially acceptable.

If a claim of infringement were threatened or brought against us, and if we were unable to license the infringing or allegedly infringing product or develop or license substitute software, or were required to license such software at a high royalty, our revenue and operating results could be materially adversely affected.

In addition, we agree, from time to time, to indemnify our customers against certain claims that our software infringes upon the intellectual property rights of others. We could incur substantial costs in defending our customers against such claims.

If we are not able to retain existing employees or hire qualified new employees, our business could suffer, and we may not be able to execute our business strategy.

Our business strategy and future success depends, in part, upon our ability to attract, train and retain highly skilled managerial, professional service, sales, development, marketing, finance, accounting, administrative and infrastructure-related personnel. The market for these highly skilled employees is generally competitive in the geographies in which we operate.

Our business could be adversely affected if we are unable to retain qualified employees or recruit qualified personnel in a timely fashion, or if we are required to incur unexpected increases in compensation costs to retain key employees or meet our hiring goals. If we are not able to retain and attract the personnel we require, it could be more difficult for us to sell and develop our products and services and execute our business strategy, which could lead to a material shortfall in our anticipated results. Furthermore, if we fail to manage these costs effectively, our operating results could be materially adversely affected.

The loss of key members of our senior management team could disrupt our business.

We believe that our success depends on the continuing contributions of the members of our senior management team. We rely on our executive officers and other key managers for the successful performance of

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our business. Although we have employment arrangements with several members of our senior management team, none of these arrangements prevents any of our employees from leaving us. The loss of the services of one or more of our executive officers or key managers, or difficulties transitioning responsibilities following the departure of a key member of senior management, could have an adverse effect on our operating results and financial condition.

Our indebtedness or an inability to borrow additional amounts could adversely affect our results of operations and financial condition and prevent us from fulfilling our financial obligations and business objectives.

As of December 31, 2011, we had approximately $169.0 million of outstanding principal amount of the term loans under our existing credit facility at interest rates which are subject to market fluctuation. These term loans mature in November 2016. Our existing credit facility also provides for a $30.0 million revolving credit facility maturing in November 2015. Our indebtedness and related obligations could have important future consequences to us, such as:

•

potentially limiting our ability to obtain additional financing or finance our existing debt to fund growth, working capital, capital expenditures or to meet existing debt service or other cash requirements;

•

exposing us to the risk of increased interest costs if the underlying interest rates rise significantly or if credit markets are affected by unfavorable domestic or global economic conditions, such as uncertainty over federal spending and debt limits;

•	potentially limiting our ability to invest operating cash flow in our business due to debt service requirements or other financial covenants; or

•	increasing our vulnerability to economic downturns and changing market conditions.

Our ability to meet our existing debt service obligations will depend on many factors, including prevailing financial and economic conditions, our past performance and our financial and operational outlook. In addition, although we amended our credit facility and have voluntarily prepaid approximately $35.0 million in term loans under our credit facility during the year ended December 31, 2011 and the first quarter of 2012, our ability to borrow additional funds or refinance our existing debt if desired or deemed necessary in light of then-existing business conditions could also depend on such factors. If we do not have enough cash to satisfy our debt service obligations, we may be required to refinance all or part of our existing debt, modify our debt structure, sell assets or reduce our spending. At any given time, we may not be able to refinance our debt or sell assets on terms acceptable to us or at all. If we are unable to do so, our business could be materially adversely affected.

If we are unable to comply with the covenants or restrictions contained in our credit facility, our lenders could declare all amounts outstanding under the credit facility to be due and payable, which could materially adversely affect our financial condition.

Since 2005, we have maintained a credit facility with a syndicate of lenders led by Credit Suisse. The credit facility is subject to covenants that, among other things, restrict both our and our subsidiaries’ ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, paying any dividends, create liens on assets, enter into sale-leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by us and engage in certain transactions with affiliates.

Under our credit facility, we are also required to comply with certain financial covenants related to capital expenditures, interest coverage and leverage ratios. While we have historically complied with our financial covenants, we may not be able to comply with these financial covenants in the future, which could cause all amounts outstanding under the credit facility to be due and payable, and which could limit our ability to meet ongoing or future capital needs. Our ability to comply with the covenants and restrictions under our credit facility

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may be adversely affected by economic, financial, industry or other conditions, some of which may be beyond our control.

The potential breach of any of the covenants or restrictions under our credit facility, unless cured within the applicable grace period, could result in a default that would permit the lenders to declare all amounts outstanding to be due and payable, together with accrued and unpaid interest, and foreclose on the assets that serve as security for our loans under our credit facility. In such an event, we may not have sufficient assets to repay such indebtedness. As a result, any default could have serious consequences for our financial condition.

We may be subject to integration and other risks from acquisition activities, which could materially impair our ability to realize the anticipated benefits of any acquisitions.

As part of our business strategy, we have acquired, and intend to continue to acquire, complementary businesses, technologies, product lines or services organizations. In July 2010, we completed our acquisition of Maconomy, an international provider of software solutions to professional services firms. In 2010 and 2011, we completed our acquisitions of INPUT, Inc. (“INPUT”) and The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”) which added industry-leading opportunity intelligence and business development capabilities to our comprehensive portfolio of government contracting solutions. These acquisitions added approximately 500 employees to our existing employee base and expanded our operations into five new countries—Denmark, Norway, Sweden, Belgium and the Netherlands. We may not realize the anticipated strategic or financial benefits of past or potential future acquisitions due to a variety of factors, including the following:

•	the potential difficulty in integrating acquired products and technology into our software applications, business strategy and operations;

•	the potential inability to achieve the desired revenue or cost synergies and benefits;

•

the potential difficulty in coordinating and integrating the sales, marketing, services, support and development activities of the acquired businesses, successfully cross selling products or services and managing the combined organizations;

•	the potential difficulty in retaining and motivating key employees of the acquired business, including as a result of cultural differences;

•	the potential difficulty and cost of establishing and integrating controls, procedures and policies;

•	the acquisition may result in unplanned disruptions to our ongoing business and may divert management from day-to-day operations due to a variety of factors, including integration issues;

•	the possibility that goodwill or other intangible assets may become impaired and will need to be written off in the future;

•	the possibility that purchase or other accounting rules will impact the timing or amount of recognized revenue, expenses or our balance sheet with respect to any acquired products or solutions;

•

the potential failure of the due diligence process to identify significant issues, including product quality, architecture and development issues or legal and financial contingencies (including ongoing maintenance or service contract concerns); and

•	the lack of legal protection for the intellectual property we acquire.

Catastrophic events may disrupt our business and could result in materially increased expenses, reduced revenues and profitability and impaired customer relationships.

We are a highly automated business and rely on our network infrastructure, enterprise applications and internal and external technology and infrastructure systems for our development, sales, marketing, support and

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operational activities. A disruption or failure of any or all of these systems could result from catastrophic events, whether climate related or otherwise, including major telecommunications failures, cyber-attacks, terrorist attacks, fires, earthquakes, storms or other severe weather conditions (especially with respect to our operations in Virginia and in the Philippines). A disruption or failure of any or all of these systems could cause system interruptions to our operations, including product development, sales-cycle or product implementation delays, as well as loss of data or other disruptions to our relationships with current or potential customers.

The disaster recovery plans and backup systems that we have in place may not be effective in addressing a catastrophic event that results in the destruction or disruption of any of our critical business or information technology and infrastructure systems. As a result of any of these events, we may not be able to conduct normal business operations and may be required to incur significant expenses in order to resume normal business operations. As a result, our revenues and profitability may be materially adversely affected.

Our revenues are partially dependent upon Federal Government contractors and their need for compliance with Federal Government contract accounting and reporting standards, as well as data privacy and security requirements. Our failure to anticipate or adapt timely to changes in those standards and requirements could cause us to lose government contractor customers and materially adversely affect our revenue generated from these customers.

We derive a significant portion of our revenues from Federal Government contractors. Our government contractor customers utilize our Costpoint, Deltek First Essentials, GCS Premier and our other enterprise project management applications to manage their contracts and projects with the Federal Government in a manner that accounts for expenditures in accordance with the Federal Government contracting accounting standards. These customers also have a requirement to maintain stringent data privacy and security safeguards.

As an example, a key function of our Costpoint application is to enable government contractors to enter, review and organize accounting data in a manner that is compliant with applicable laws and regulations and to clearly demonstrate compliance with those laws and regulations. If the Federal Government alters these compliance standards, or if there was any significant problem with the functionality of our software from a compliance or data security perspective, we may be required to modify or enhance our software products to satisfy any new or altered compliance standards. Our inability to effectively and efficiently modify our applications to resolve any compliance or data security issue could result in the loss of government contract customers and materially adversely impact our revenue from these customers.

Impairment of our goodwill or intangible assets may adversely impact our results of operations.

We have acquired several businesses which, in aggregate, have resulted in the recording of goodwill valued at approximately $175.8 million and other acquired intangible assets valued at approximately $55.0 million as of December 31, 2011. This represents a significant portion of the assets recorded on our balance sheet. Goodwill and indefinite-lived intangible assets are reviewed periodically for impairment. Other intangible assets that are deemed to have finite useful lives will continue to be amortized over their useful lives but are also reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

We performed tests for impairment of goodwill and intangible assets as of December 31, 2010 and recognized an impairment loss of $1.5 million in connection with trade names acquired from a prior acquisition whose carrying amount exceeded its fair value in 2010. There can be no assurance that additional charges to operations will not occur in the event of a future impairment. In addition, the decrease in the price of our stock that has occurred from time to time and may occur in the future may also affect whether we experience an impairment in future periods. If an impairment is deemed to exist in the future, we would be required to write down the recorded value of the goodwill or intangible assets to their then current estimated fair values. If a writedown were to occur, it could materially adversely impact our results of operations and our stock price.

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If we were to identify material weaknesses in our internal controls in the future, these material weaknesses may impede our ability to produce timely and accurate financial statements, result in inaccurate financial reporting or restatements of our financial statements, subject our stock to delisting and materially harm our business reputation and stock price.

As a public company, we are required to file annual and quarterly periodic reports containing our financial statements with the Securities and Exchange Commission (“SEC”) within prescribed time periods. As part of The NASDAQ Global Select Market (“NASDAQ”) listing requirements, we are also required to provide our periodic reports, or make them available, to our stockholders within prescribed time periods.

If we were to identify material weaknesses in our internal control in the future, including with respect to internal controls relating to companies that we have acquired or may acquire in the future, the required audit or review of our financial statements by our independent registered public accounting firm may be delayed. In addition, we may not be able to produce reliable financial statements, file our financial statements as part of a periodic report in a timely manner with the SEC or comply with NASDAQ listing requirements. If we are required to restate our financial statements in the future, any specific adjustment may cause our operating results and financial condition, as restated, on an overall basis to be materially impacted.

If these events were to occur, our common stock listing on NASDAQ could be suspended or terminated and, absent a waiver, we also would be in default under our credit agreement and our lenders could accelerate any obligation we have to them. We, or members of our management, could also be subject to investigation and sanction by the SEC and other regulatory authorities and to stockholder lawsuits. In addition, our stock price could decline materially, we could face significant unanticipated costs, management’s attention could be diverted and our business reputation could be materially harmed.

Risks Related to Ownership of Our Common Stock

Our stock price has been volatile and could continue to remain volatile for a variety of reasons, resulting in a substantial loss on your investment.

The stock markets generally have experienced extreme and unpredictable volatility, often unrelated to the operating performance of the individual companies whose securities are traded publicly. Broad market fluctuations and general economic and financial conditions may materially adversely affect the trading price of our common stock.

Significant price fluctuations in our common stock also could result from a variety of other factors, including:

•	actual or anticipated fluctuations in our operating results or financial condition;

•	our competitors’ announcements of significant contracts, acquisitions or strategic investments;

•	changes in our growth rates or our competitors’ growth rates;

•	conditions of the project-focused software industry;

•	securities analysts’ commentary about us or our industry;

•	the limited trading volume of our common stock; and

•	any other factor described in this “Risk Factors” section of this Annual Report.

In addition, if the market value of our common stock falls below the book value of our assets, we could be forced to recognize an impairment of our goodwill or other assets. If this were to occur, our operating results would be adversely affected and the price of our common stock could be negatively impacted.

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Future sales of our common stock by existing stockholders could cause our stock price to decline.

New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P. (collectively, the “New Mountain Funds”), our controlling stockholders, own approximately 60% of outstanding common stock. If the New Mountain Funds were to sell substantial amounts of our common stock in the public market or if the market perceives that our key stockholders may sell shares of our common stock, the market price of our common stock could decrease significantly.

The New Mountain Funds have the right, subject to certain conditions, to require us to register the sale of their shares under the federal securities laws. If this right is exercised, holders of other shares and, in certain circumstances, stock options may sell their shares alongside the New Mountain Funds, which could cause the market price of our common stock to decline. The majority of the shares of our common stock (and all shares of common stock underlying options outstanding under our 2005 Stock Option Plan and certain shares of common stock underlying options and restricted stock outstanding under our Amended and Restated 2007 Stock Award and Incentive Plan (the “2007 Plan”) are, directly or indirectly, subject to registration rights.

We have also filed registration statements with the SEC covering shares subject to options and restricted stock outstanding under our 2005 Stock Option Plan and 2007 Plan and shares reserved for issuance under our 2007 Plan and our Employee Stock Purchase Plan.

A decline in the trading price of our common stock due to the occurrence of any future sales might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities and may cause stockholders to lose part or all of their investment in our shares of common stock.

Our largest stockholders and their affiliates have substantial control over us, and this could limit other stockholders’ ability to influence the outcome of key transactions, including any change of control.

Our largest stockholders, the New Mountain Funds, own approximately 60% of our outstanding common stock and 100% of our Class A common stock. As a result of their significant ownership percentage, and as long as they own a majority of the outstanding shares of our Class A common stock and at least one-third of the outstanding shares of our common stock based on the rights conferred by an investor rights agreement, the New Mountain Funds are able to control all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other significant corporate transactions.

The New Mountain Funds are also entitled to collect a transaction fee, unless waived by them, on a transaction by transaction basis, equal to 2% of the transaction value of each significant transaction exceeding $25.0 million in value directly or indirectly involving us or any of our controlled affiliates, including acquisitions, dispositions, mergers or other similar transactions, debt, equity or other financing transactions, public or private offerings of our securities and joint ventures, partnerships and minority investments. Although in 2009 the New Mountain Funds waived their right to collect a transaction fee in connection with our stock rights offering and the amendment of our Credit Agreement, their right to collect transaction fees otherwise remains in effect and continues until the New Mountain Funds cease to beneficially own at least 15% of our outstanding common stock or a change of control of the Company occurs. In 2010, New Mountain Capital, L.L.C. received transaction fees of $1.6 million in connection with our acquisition of Maconomy and $1.2 million in connection with our acquisition of INPUT. New Mountain Capital, L.L.C. agreed to waive any transaction fee payable in connection with the Company’s acquisition of FedSources.

The New Mountain Funds may have interests that differ from other stockholders’ interests, and they may vote in a way with which other stockholders disagree and that may be adverse to their interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a

27

change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may adversely affect the market price of our common stock.

If we issue additional shares of our common stock, stockholders could experience dilution.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which there were 68,979,498 shares outstanding as of March 5, 2012. The issuance of additional shares of our common stock or securities convertible into shares of our common stock could result in dilution of other stockholders’ ownership interest in us. In addition, if we issue additional shares of our common stock at a price that is less than the fair value of our common stock, other stockholders could, depending on their participation in that issuance, also experience immediate dilution of the value of their shares relative to what their value would have been had our common stock been issued at fair value. This dilution could be substantial.

Our stockholders do not have the same protections available to other stockholders of NASDAQ-listed companies because we are a “controlled company” within the meaning of the NASDAQ’s standards and, as a result, qualify for, and may rely on, exemptions from several corporate governance requirements.

The New Mountain Funds control a majority of our outstanding common stock and have the ability to elect a majority of our Board. As a result, we are a “controlled company” within the meaning of the rules governing companies with stock quoted on NASDAQ. Under these rules, a company as to which an individual, a group or another company holds more than 50% of the voting power is considered a “controlled company” and is exempt from several corporate governance requirements, including requirements that:

•	a majority of the Board consists of independent directors;

•	compensation of officers be determined or recommended to the Board by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors; and

•	director nominees be selected or recommended for election by a majority of the independent directors or by a nominating committee that is composed entirely of independent directors.

We have availed ourselves of these exemptions. Accordingly, our stockholders do not have the same protections afforded to stockholders of other companies that are subject to all of NASDAQ’s corporate governance requirements as long as the New Mountain Funds own a majority of our outstanding common stock.

Anti-takeover provisions in our charter documents, Delaware law and our shareholders’ agreement could discourage, delay or prevent a change in control of our company and may adversely affect the trading price of our common stock.

We are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us (as a public company with common stock listed on NASDAQ) from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt;

•	provide the New Mountain Funds, through their stock ownership, with the ability to elect a majority of our directors if they beneficially own one-third or more of our common stock;

•	do not provide for cumulative voting;

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•	provide that vacancies on the Board, including newly created directorships, may be filled only by a majority vote of directors then in office (subject to the rights of the Class A stockholders);

•	limit the calling of special meetings of stockholders;

•	permit stockholder action by written consent if the New Mountain Funds and its affiliates own one-third or more of our common stock;

•	require supermajority stockholder voting to effect certain amendments to our certificate of incorporation; and

•

require stockholders to provide advance notice of new business proposals and director nominations under specific procedures. In addition, certain provisions of our shareholders’ agreement require that certain covered persons (as defined in the shareholders’ agreement) vote their shares of our common stock in favor of certain transactions in which the New Mountain Funds propose to sell all or any portion of their shares of our common stock, or in which we propose to sell or otherwise transfer for value all or substantially all of the stock, assets or business of the Company.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our corporate headquarters are located in Herndon, Virginia, where we lease approximately 158,000 square feet of space under a lease expiring in 2022. In addition, we maintain domestic offices in Massachusetts and in Washington, D.C. Internationally, our offices are located in the Philippines, the United Kingdom, Denmark, Norway, Sweden, the Netherlands and Belgium. As of the years ended December 31, 2011, 2010 and 2009, $51.6 million, $58.0 million and $4.0 million, respectively, of our total long-lived assets of $262.5 million, $237.7 million and $92.8 million, respectively, were held outside of the United States.

Our business is generally not likely to be materially impacted by severe weather or climate-related events. However, a severe weather or other event could result in property damage and disruption to our operations, including disruption of our technology and communications systems.

Item 3.	Legal Proceedings

We are involved in various legal proceedings from time to time that are incidental to the ordinary conduct of our business. Although the outcomes of legal proceedings are inherently difficult to predict, we are not currently involved in any legal proceeding in which the outcome, in our judgment based on information currently available, is likely to have a material adverse effect on our business or financial position.

Item 4.	Mine Safety Disclosure

None.

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PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Purchase of Equity Securities by the Issuer and Affiliated Purchasers

In August 2011, the Board approved a stock repurchase program under which we may repurchase up to $30 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate to us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. For the year ended December 31, 2011, 2,126,618 shares of common stock were repurchased under this program, which included 1,026,618 shares repurchased in the open market and 1,100,000 shares repurchased in a private transaction. There was $14.0 million remaining under the stock repurchase program available for future repurchases as of December 31, 2011.

The following table presents information regarding purchases made by Deltek of its common stock from October 1, 2011 until February 29, 2012:

Repurchase period	Total Number of Shares purchased	Average Price Paid per Share (1)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Dollar Value of Maximum Number of Shares That May Yet be Purchased Under the Plans or Programs
10/1/11-10/31/11	287,600	$6.64	287,600	$25,585,738
11/1/11-11/30/11	177,000	$7.70	177,000	$24,223,379
12/1/11-12/31/11	1,282,681	$7.96	1,282,681	$14,010,154
1/1/12-1/31/12	190,900	$10.17	190,900	$12,068,907
2/1/12-2/29/12	218,000	$10.31	218,000	$9,822,275

Total	2,156,181	$8.20	2,156,181

(1)	The average price paid per share includes a nominal amount paid for commissions.

Recent Sales of Unregistered Securities

None.

Common Stock Information

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “PROJ.”

The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by NASDAQ:

	High	Low
Year ended December 31, 2011:
Fourth Quarter	$10.07	$5.59
Third Quarter	7.85	5.70
Second Quarter	7.88	6.88
First Quarter	8.04	7.03
Year ended December 31, 2010:
Fourth Quarter	$8.67	$7.11
Third Quarter	8.51	7.06
Second Quarter	8.56	7.43
First Quarter	8.83	6.89

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There is no established public trading market for our Class A common stock. As of March 9, 2012, there were 74 stockholders of record of our common stock and three stockholders of record of our Class A common stock.

Our Class A common stock does not carry any general voting rights, dividend entitlement or liquidation preference, but it carries certain rights to designate up to a majority of the members of our board of directors. As a result of this stock ownership and other arrangements, we are deemed to be a “controlled company” under the rules established by NASDAQ and qualify for, and rely on, the “controlled company” exception to the board of directors and committee composition requirements regarding independence under the NASDAQ rules.

We did not pay cash dividends in 2011 or 2010, and we currently do not intend to pay cash dividends. Our investor rights agreement requires the prior written consent of our controlling stockholders, the New Mountain Funds, if we wish to pay or declare any dividend on our capital stock. Our credit agreement also restricts our ability to pay any cash dividends.

Equity Compensation Plan Information

The equity compensation plan information required under this Item is incorporated by reference to the information provided under the heading “Equity Compensation Plan Information” in our definitive proxy statement to be filed with the Securities and Exchange Commission no later than 120 days after the fiscal year ended December 31, 2011.

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Stock Performance Graph

The following graph compares the change in the cumulative total stockholder return on our common stock during the period from November 1, 2007 (the date of our initial public offering) through December 31, 2011, with the cumulative total return on the NASDAQ Computer Index and the NASDAQ Composite Index. The comparison assumes that $100 was invested on November 1, 2007 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Assumes $100 invested on November 1, 2007

Assumes dividends reinvested

Fiscal year ended December 31, 2011, 2010, 2009 and 2008

	11/1/2007	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
Deltek, Inc.	$100.00	$84.45	$25.85	$43.34	$40.45	$54.71
NASDAQ Computer Index	$100.00	$94.61	$52.16	$88.99	$105.32	$106.02
NASDAQ Composite Index	$100.00	$91.05	$56.28	$82.76	$96.29	$94.93

(1)	This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing by us under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Thomson Reuters, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.
(3)	The hypothetical investment in our common stock presented in the stock performance graph above is based on an assumed initial price of $17.95 per share, the closing price on November 1, 2007, the date of our initial public offering. The stock sold in our initial public offering was issued at a price to the public of $18.00 per share.

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Item 6.	Selected Financial Data

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements contained elsewhere in this Annual Report. The statement of operations data and the balance sheet data for the years presented in the table below are derived from, and are qualified by reference to, our audited consolidated financial statements.

During all the years presented in the table below, the Company made business acquisitions. These transactions could affect the comparability of the information presented.

	Year Ended December 31,
	2011	2010	2009	2008	2007
	(In thousands, except per share amounts)
REVENUES (a) (b):
Product revenues
Perpetual licenses	$62,772	$64,787	$58,907	$77,398	$87,118
Subscription and term licenses	39,170	5,258	—	—	—

Total product revenues	101,942	70,045	58,907	77,398	87,118
Maintenance and support services	158,822	135,350	125,545	115,658	102,903
Consulting services and other revenues	79,777	74,253	81,369	96,309	88,225

Total revenues	$340,541	$279,648	$265,821	$289,365	$278,246

Gross profit	$216,194	$176,528	$166,935	$180,899	$175,169

(Loss) income before income taxes	$(7,296)	$(2,279)	$31,791	$36,113	$37,996

Net (loss) income attributable to Deltek, Inc.	$(3,390)	$(4,922)	$21,396	$23,519	$22,519

Diluted (loss) earnings per share attributable to Deltek, Inc. (c)	$(0.05)	$(0.08)	$0.37	$0.49	$0.50

Shares used in diluted per share computation (c)	65,380	64,768	57,596	47,729	44,820
Total assets	$382,479	$392,967	$291,608	$193,272	$167,680

Long-term debt	$166,894	$195,897	$134,250	$182,661	$192,815

(a)	“Consulting services revenue” previously presented for prior periods has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the year ended December 31, 2010 presentation. The amounts previously presented in “Other revenues” has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the year ended December 31, 2010 presentation. A similar reclassification was made for prior periods for the related costs and combined in the line item “Cost of consulting services and other revenues” to conform to the current period presentation.
(b)	“Product revenues,” which is comprised of “Perpetual licenses” and “Subscription and term licenses,” is included in the statement of operations. “Software license fees” and “Subscription and recurring revenues” have been re-characterized as “Perpetual licenses” and “Subscription and term licenses,” respectively. Cost of revenues was conformed accordingly.
(c)	In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 260, Earnings Per Share, for the purpose of computing the diluted number of shares, the number of weighted average common shares outstanding prior to June 1, 2009 was retroactively adjusted by a factor of 1.08 to reflect the impact of the bonus element associated with the common stock rights offering that we completed in June 2009. Diluted earnings per share was computed based on the diluted weighted average shares as adjusted by the bonus element.

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Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with our consolidated financial statements and notes thereto which appear elsewhere in this Annual Report on Form 10-K. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those discussed under “Risk Factors” and elsewhere in this Annual Report on Form 10-K. In addition, our actual results reported in this Annual Report on Form 10-K may differ immaterially from our unaudited results which we may have published prior to this report.

All dollar amounts expressed as numbers in the tables (except per share amounts)

in this Item are in millions.

Certain tables may not calculate due to rounding.

Company Overview

Deltek is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering (“A&E”) and construction firms, legal, accounting, marketing communications, consulting, research, non-profit and other project-focused services firms. Approximately 15,000 organizations and 1.9 million users across more than 80 countries around the world now utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

As a leading provider of enterprise software and information solutions, our revenues are principally derived from the sale of enterprise licenses and subscriptions sales for our software offerings and subscriptions for our information solutions. A significant component of our revenue in recent years has been maintenance and support revenue that is related to the products we license on a perpetual basis. We also derive revenue from consulting, training and professional services we provide to assist customers with the implementation and use of our software and solutions or to assist customers with market assessments relating to the sale of products and services to the federal, state, and local governments.

Since our founding, we have acquired companies that broaden and complement the products, services and solutions we offer, expand our customer base and enable us to expand into new geographies and markets. The products and solutions of the acquired companies have provided our customers with additional functionality and value that complements the existing functionality of our legacy products. Our continued success depends on our ability to continue to expand our growth by selling new and additional products and solutions within our existing installed base of customers, selling to new customers in the current markets we serve and selling to new customers in new geographies and markets.

In 2011, we launched Deltek First Essentials, our solution for small to mid-sized contractors delivered on a software-as-a service (“SaaS”) basis, enabling government contractors to leverage a flexible, low-cost solution using a web browser from any location. Our Deltek First Essentials solutions include project accounting, time-keeping, budgeting and planning, reporting and business intelligence and analytics capabilities.

We also released Costpoint 7, the latest release of our world-class financial management platform built to meet the unique requirements of government contractors and other project-driven organizations. Costpoint 7 provides the foundation for improving the performance of project-based organizations - helping them win more business, increase project visibility and improve overall profitability.

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Following our acquisitions of The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”) in 2011 and INPUT, Inc. (“INPUT”) in 2010, we launched GovWin from Deltek, the essential source for contracting opportunity identification, information, teaming and intelligence solutions to help organizations better find, and win more government business. Nearly 35,000 member companies now rely on GovWin for business development solutions, including market opportunities and intelligence, research and analysis, customer relationship management, consulting services, teaming partner identification and more.

In 2011, we also continued our efforts to expand our global presence within the professional services market. Our Deltek Maconomy and Deltek Vision solutions are both offered around the globe, and our professional services solutions support multiple languages and currencies.

In 2011, our total revenues were $340.5 million and our cash from operations was $56.7 million. As a result of our strong performance and cash position, we announced a stock repurchase program in August 2011, pursuant to which we are authorized to repurchase up to $30 million of our outstanding shares of common stock. As of March 9, 2012, we had repurchased an aggregate of 2,561,918 shares of common stock in the open market and in privately negotiated transactions. In addition, during the course of 2011 and early 2012, we repaid approximately $35.0 million of term loans under our $230 million credit facility, leaving a principal amount of approximately $164.0 million outstanding as of March 9, 2012.

Management Perspective

Our management’s approach to decision making balances our need to achieve short-term financial and operational goals with the equally critical need to invest in our business to ensure our future growth. Furthermore, in our review of our financial condition and operating performance, we consider a variety of factors including, but not limited to, the following:

•	the growth rates of the individual components of our revenues (product-related revenue, maintenance and support revenue, and consulting revenue);

•	our ability to successfully penetrate new horizontal and vertical markets and broaden our geographic reach;

•	the extent to which we can sell new products, services and solutions to existing customers and sell upgrades to applications from legacy products in our current portfolio;

•	effective management of expenses and cost containment initiatives;

•	our ability to expand our products, services and solutions and our geographic reach through strategic acquisitions;

•	our win rate against competitors;

•	our cash flow from operations; and

•	the long-term success of our development and partnering efforts.

Each of the factors may be evaluated individually or collectively by our senior management team in evaluating our performance as we balance our short-term quarterly objectives and our longer-term strategic goals and objectives.

Our total revenue for the year ended December 31, 2011 increased by $60.9 million to $340.5 million, as compared to $279.6 million for the year ended December 31, 2010. The increase in our total revenue included increases in our product revenue and maintenance and support revenue and reflected the positive results from our recent acquisitions of Maconomy A/S (“Maconomy”), INPUT and FedSources. We believe that our market-

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leading products and solutions and our expanded licensing models have given us a more compelling platform for expanding our business in the future.

While the current economic outlook remains challenging, our acquisition of Maconomy in 2010 has given us the necessary footprint to be able to offer our Deltek Vision and Deltek Maconomy solutions to meet the various needs of professional services firms in the broader domestic and international professional services marketplace. At the same time, our government contracting solutions stand out as uniquely meeting the needs of government contractors, of all sizes, particularly with the high level of scrutiny and visibility of government contracting spending and the need to ensure that government projects are successfully completed on time and on budget.

In the fourth quarter of 2011, we recorded a net operating profit of $3.0 million as compared to a net operating loss of $7.9 million for the three months ended December 31, 2010. We believe that our positive operating results are a direct result of our concentrated effort to drive new revenue opportunities while at the same time managing operating expenses and achieving operational synergies from our recent acquisitions.

Our product revenue (perpetual licenses, term licenses and subscription revenue) increased 12% to $28.9 million for the three months ended December 31, 2011, as compared to the three months ended December 31, 2010. This reflects the successful strategic initiatives we have undertaken over the last two years, including our expansion into new vertical markets and geographies, an expanded solutions portfolio and a shift to add new revenue streams to our business by embracing cloud-based solutions and subscription pricing models.

While we expect that our perpetual licenses revenues will continue to account for a significant amount of our product revenue, we have seen positive results from our efforts to increase our sale of software licenses on a non-perpetual basis to meet the varying needs of our broad customer base. Our subscription revenue has also continued to increase, as our combined information solutions offerings make us the only company that can deliver solutions across the broad spectrum of government contracting requirements and all facets of these customers’ businesses. Our subscription and term licenses revenue was $11.5 million for the three months ended December 31, 2011, as compared to $10.9 million for the three months ended September 30, 2011, and $5.0 million for the three months ended December 31, 2010. As a result, the license revenue we recognize in any particular quarter may no longer be indicative of our overall success in the market, as there may be significant amounts of revenue that we are required to defer to future periods.

Our maintenance and support services revenue increased 13% for the three months ended December 31, 2011 to $40.7 million as compared to $36.1 million for the three months ended December 31, 2010. We believe our strong maintenance and support services revenue reflects our continued success in providing products and solutions that meet our customers’ needs. We expect revenue from maintenance services to remain a significant source of our total revenue as a result of additional sales of software products and solutions in the future, high customer retention rates and the importance of our solutions to our customers’ operations. However, revenue from maintenance and support services may also be impacted in future periods as we increase our sale of software solutions on a term, subscription or SaaS basis, as the associated maintenance and support for those services are included in the product-related revenue streams.

Our consulting services and other revenues for the three months ended December 31, 2011 decreased by $6.4 million to $17.8 million as compared to $24.2 million for the three months ended December 31, 2010. This was largely a result of the completion of several large implementations in the prior-year period that were not replicated in the fourth quarter of 2011. In addition, while we believe that continued growth in sales of our perpetual software products will positively impact our consulting services revenue in 2012, our consulting services revenue has also been impacted by increased sales of our term, subscription and SaaS offerings, which do not require the same level of consulting services as our perpetual license products. In addition, we have also begun partnering with systems integrators for certain large implementation opportunities, where the system integrator will perform the majority of the implementation work and as a result receive the resulting revenues.

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In 2011, we initiated plans to restructure our operations in certain areas to realign our cost structure and resources and to take advantage of operational efficiencies following our recent acquisitions. These plans resulted in associated restructuring charges in 2011 as we integrated our business and invested in key strategic objectives. We will continue to proactively manage our business to control operating expenses in a way that will allow us to maximize near-term opportunities while maintaining the flexibility needed to achieve our longer-term strategic goals.

Critical Accounting Policies and Estimates

In presenting our financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions. Our future estimates may change if the underlying assumptions change. Actual results may differ significantly from these estimates.

For further information on our critical and other significant accounting policies, see Note 1, Organization and Summary of Significant Accounting Policies, of our consolidated financial statements contained in Item 8 of this Annual Report on Form 10-K. We believe that the critical accounting policies listed below involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our consolidated financial statements.

•	Revenue Recognition;

•	Stock-Based Compensation;

•	Income Taxes;

•	Allowances for Doubtful Accounts Receivable;

•	Valuation of Purchased Intangible Assets and Acquired Deferred Revenue; and

•	Impairment of Identifiable Intangible and Other Long-Lived Assets and Goodwill.

Revenue Recognition

The Company’s revenues are generated primarily from four sources: licensing of software products, subscriptions (including access to market intelligence, analysis and business development related services), providing maintenance and support for those products, and providing consulting services related to those products. The Company recognizes revenue in accordance with ASC 985-605, Software-Revenue Recognition, and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. Where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual licenses, term licenses and services revenue together in accordance with ASC 605-35, Revenue Recognition-Construction-Type and Certain Production-Type Contracts (“ASC 605-35”).

Under its perpetual software license agreements, the Company recognizes revenue upon execution of a signed agreement and delivery of the software provided that the arrangement fees are fixed or determinable, collection of the resulting receivable is probable, and vendor-specific objective evidence (“VSOE”) of fair value exists to allow the allocation of a portion of the total fee to any undelivered elements of the arrangement. In the event that VSOE does not exist for any undelivered element, the entire arrangement fee is recognized over the longer of the services, subscription, or maintenance period.

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If VSOE exists to allow the allocation of a portion of the total fee to undelivered elements of the arrangement, the residual amount in the arrangement allocated to perpetual licenses is recognized as revenue when all of the following are met:

•	Persuasive evidence of an arrangement exists. It is our practice to require a signed contract or an accepted purchase order for existing customers.

•

Delivery has occurred. We deliver software by secure electronic means or physical delivery. Both means of delivery transfer title and risk to the customer. Shipping terms are generally FOB shipping point.

•

The fees from software license sale is fixed or determinable. We recognize revenue for the perpetual license component of multiple element arrangements only when VSOE of fair value of any undelivered elements is known, any uncertainties surrounding customer acceptance are resolved and there are no refund, return, or cancellation rights associated with the delivered elements. Fees from perpetual license sales are generally considered fixed or determinable when payment terms are within the Company’s standard payment terms for given products.

•	Collectibility is probable. Amounts receivable must be collectible. For license arrangements that do not meet our collectibility standards, revenue is recognized as cash is received.

The Company’s software license agreements generally do not include customer acceptance provisions; if acceptance provisions are provided, delivery is deemed to occur upon acceptance.

Perpetual and term license revenues from resellers are recognized using a sell-through model whereby the Company recognizes revenue when evidence of a sales arrangement exists between reseller and end-user.

The Company’s standard payment terms for its perpetual license agreements are generally within 180 days. The Company considers the perpetual software license fee to be fixed or determinable unless the fee is subject to refund or adjustment, or is not payable within the Company’s standard payment terms. Perpetual license revenue from arrangements with payment terms extending beyond 180 days has generally been viewed as outside the Company’s standard payment terms and is recognized as payments become due and payable if the Company is unable to demonstrate a history of collecting under similar payment terms with similar arrangements.

The Company also sells its software products under term license agreements, including our SaaS offerings. Term licenses offer the customer rights to software and related maintenance and support for a specific fixed period of time, usually between 12 and 36 months. In some cases implementation services are also included in the initial period fee. Hosting services may also be included in the fee. Customers generally prepay for these term licenses, and these prepayments are recorded as deferred revenue and revenue is recognized over the contractual period of the term license.

Subscription revenues, including access to market intelligence analysis and business development services, generally provide customers with access to the Company’s Information Solutions products (previously known as the GovWin and INPUT networks) for a fixed period of time, usually one year. Customers generally prepay for these subscription offerings, and these prepayments are recorded as deferred revenue and revenue is recognized over the term of the subscription.

Sales taxes and other taxes collected from customers and remitted to governmental authorities are presented on a net basis and, as such, are excluded from revenues.

Maintenance and support services include unspecified periodic software upgrades or enhancements, bug fixes and phone support for perpetual software licenses. Initial annual maintenance and support are sold as a consistent percentage of the software price. Customers generally prepay for maintenance, and these prepayments are recorded as deferred revenue and revenue is recognized ratably over the term of the maintenance period.

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The Company’s consulting services consist primarily of implementation services, training, and design services. Consulting services are also regularly sold separately from other elements, generally on a time-and-materials basis. Other revenue mainly includes fees collected for the Company’s annual user conference.

Consulting services are generally not essential to the functionality of the Company’s software and are usually completed in three to six months, though larger implementations may take longer. The Company generally recognizes revenues for these services as they are performed. In the case of software arrangements where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual license and services revenue together in accordance with ASC 605-35. Direct costs related to these arrangements are deferred and expensed as the related revenue is recognized.

Implementation, installation and other consulting services are generally billed based upon hourly rates, plus reimbursable out-of-pocket expenses and related administrative fees. Revenue on these arrangements is recognized based on hours actually incurred at the contract billing rates, plus out-of-pocket expenses. Implementation, installation and other consulting services revenue under fixed-fee arrangements is generally recognized as the services are performed if the Company has the ability to demonstrate it can reasonably estimate percentage of completion.

The Company generally sells training services at a fixed rate for each specific training session at a per-attendee price, and revenue is recognized when the customer attends the training. The Company also sells training on a time-and-materials basis. In situations where customers pay for services in advance of the services being rendered, the related prepayment is recorded as deferred revenue and recognized as revenue when the services are performed.

For sales arrangements involving multiple elements, where perpetual software licenses are sold together with maintenance and support, consulting, training, or subscription offerings, the Company recognizes revenue using the residual method. The residual accounting method is used since VSOE has not been established for the perpetual license element as it is not typically sold on a standalone basis. Using this method, the Company first allocates revenue to the undelivered elements on the basis of VSOE. The difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue for the delivered elements, which is usually the perpetual software license component. The Company has established VSOE for standard offerings of maintenance and support and consulting services based on the price charged when these elements are sold on a standalone basis.

For maintenance and support agreements, VSOE is generally based upon historical renewal rates.

For consulting services and training sold as part of a multiple element sales arrangement, VSOE is based upon the prices charged for those services when sold separately. For sales arrangements that require the Company to deliver future specified products or services for which VSOE of fair value is not available, the entire arrangement is deferred until VSOE is available or delivery has occurred. For income statement classification purposes revenue is allocated first to the undelivered element based on VSOE. Any remaining arrangement fee is then allocated to the software license.

In cases where perpetual licenses and other elements are sold in combination with subscription offerings or term licenses, all revenue is recognized ratably over the longest period of performance for the undelivered elements once the Company has commenced delivery of all elements. For income statement classification purposes revenue is allocated based on VSOE for maintenance, training, and consulting services. For subscription offerings and term licenses, VSOE has not yet been established, and revenue is therefore allocated to the undelivered subscription or term license based on the contractually stated renewal rate. Under the residual method, any remaining arrangement fee is allocated to the perpetual software license.

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Stock-Based Compensation

ASC 718, Compensation-Stock Compensation (“ASC 718”), requires that the cost of awards of equity instruments offered in exchange for employee services, including employee stock options, restricted stock awards, and employee stock purchases under our Employee Stock Purchase Plan (“ESPP”), are measured based on the fair value of the award on the measurement date of grant. We determine the fair value of options granted and employee stock purchases using the Black-Scholes-Merton option pricing model and recognize the cost over the period during which an employee is required to provide service in exchange for the award, generally the vesting period, net of estimated forfeitures, in the case of options. The fair value of restricted stock awards is based on the closing price of our common stock on the date of grant and is recognized as expense (net of estimated forfeitures) over the requisite service period of the awards or in a few cases when performance conditions have been satisfied.

In accordance with ASC 718, we recorded $13.4 million, $12.2 million and $10.6 million in stock-based compensation expense for the years ended December 31, 2011, 2010 and 2009, respectively. The compensation expense recorded for the years ended December 31, 2011, 2010 and 2009 related to stock options, restricted stock awards and the ESPP.

The key assumptions used by management in the Black-Scholes-Merton option-pricing model include the fair value of our common stock at the grant date, which is also used to determine the option exercise price, the expected life of the option, the expected volatility of our common stock over the life of the option and the risk-free interest rate. In determining the amount of stock-based compensation to record, management must also estimate expected forfeitures of stock options over the expected life of the options.

Because we do not have significant history associated with our stock options in order to determine the expected volatility of our options, we calculated expected volatility as of each grant date using an implied volatility method based in part on reported data for a peer group of publicly traded software companies for which historical information was available, as well as our volatility since the date of our initial public offering. We will continue to use peer group volatility information until sufficient historical volatility of our common stock is available to measure expected volatility for future option grants.

The average expected life of our stock options was determined according to the “SEC simplified method” as described in SAB No. 107, Share-Based Payment, which is the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve rates with the remaining term equal to the expected life assumed at the date of grant. Forfeitures were estimated based on our historical analysis of actual stock option forfeitures and employee turnover. An increase or decrease by 5% in the forfeiture rate would not have a material effect on our financial statements.

Income Taxes

Our income tax provision (benefit) is computed on the pretax income (loss) of the consolidated entities located within each taxing jurisdiction based on current tax law in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We regularly review the deferred tax assets for recoverability and have established a valuation allowance when it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. We assess the recoverability of the deferred tax assets and the need for a valuation allowance on an ongoing basis. In making this assessment, we are required to consider all available positive and negative evidence to determine

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whether, based on such evidence, it is more likely than not that some portion, or all, of the net deferred assets will be realized in future periods.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. As a result, we recognize tax liabilities based on estimates of whether additional taxes and interest will be due. These tax liabilities are recognized when, despite our belief that our tax return positions are supportable, we believe that certain positions may not be fully sustained upon review by tax authorities. We believe that our accruals for tax liabilities are adequate for all open audit years based on its assessment of many factors including past experience and interpretations of tax law. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact income tax expense in the period in which such determination is made.

We calculate our current and deferred tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed during the subsequent year. Adjustments based on filed returns are generally recorded in the period when the tax returns are filed and the global tax implications are known.

Our effective tax rate includes the impact of certain undistributed foreign earnings for which no U.S. taxes have been provided because such earnings are planned to be indefinitely reinvested outside the United States. Remittances of foreign earnings to the U.S. are planned based on projected cash flow, working capital and investment needs of foreign and domestic operations. Based on these assumptions, we estimate the amount that will be distributed to the United States and provide U.S. federal taxes on these amounts. Material changes in our estimates could impact our effective tax rate.

Allowances for Doubtful Accounts Receivable

We maintain allowances for doubtful accounts and sales allowances to provide adequate provision for potential losses from collecting less than full payment on our accounts receivable. We record provisions for sales allowances, which generally result from credits issued to customers in conjunction with cancellations of maintenance agreements or billing adjustments, as a reduction to revenues. We record provisions for bad debt, or credit losses, as a general and administrative expense in our income statement. We base these provisions on a review of our accounts receivable aging, individual overdue accounts, historical write-offs and adjustments of customer accounts due to service or other issues and an assessment of the general economic environment.

Valuation of Purchased Intangible Assets and Acquired Deferred Revenue

We allocate the purchase price paid in a business combination to the assets acquired, including intangible assets, and liabilities assumed at their estimated fair values. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair value based upon assumptions and estimates we believe to be reasonable. These estimates are based upon a number of factors, including historical experience, market conditions and management projections. Critical estimates in valuing certain of the intangible assets include, but are not limited to, historical and projected customer retention rates, anticipated growth in revenue from the acquired customer and product base and the expected use of the acquired assets.

We amortize acquired intangible assets using either accelerated or straight-line methods depending upon which best approximates the proportion of future cash flows estimated to be generated in each period over the estimated useful life of the specific asset. Management must estimate the expected life and future cash flows from the acquired asset, both of which are inherently uncertain and unpredictable. Changes in the assumptions used in developing these estimates could have a material impact on the amortization expense recorded in our

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financial statements. Unanticipated events and circumstances may occur which may affect the accuracy or validity of our assumptions and estimates.

As an example, for all of the acquisitions made during the years 2007 through 2011, we are amortizing the customer relationship intangible assets on an accelerated method using lives of four to ten years. The use of an accelerated method was based upon our estimates of the projected cash flows from the assets and the proportion of those cash flows received over the estimated life and evaluated on annual basis to ensure continued appropriateness. Had we used a straight-line method of amortization, amortization expense for 2011 would have been approximately $1.4 million less than the amount recorded. If we were to continue to use the same accelerated method, but reduce the estimated useful lives of those assets by one year, total amortization expense would have been higher by $0.8 million for 2011.

We amortize acquired technology from our acquisitions using either an accelerated or a straight-line method over one to five years. If we had used a straight-line method of amortization expense for 2011, amortization expense for 2011 would have been approximately $1.4 million less than current amortization expense. If the useful lives for those assets were reduced by one year using the same accelerated method, amortization expense for 2011 would have been approximately $6.2 million which is $0.8 million higher than the current year expense.

As a component of our acquisitions, we acquired maintenance and subscription obligations (and the associated deferred revenue) with our acquisitions. We valued acquired deferred revenue based on estimates of the cost of providing solution support services plus a reasonable profit margin. Upon each acquisition, the acquired deferred revenue balances were recorded at an average of 45% of their book value on the date of acquisition. This reduced deferred revenue amount is recognized as revenue over the remaining contractual period of the obligation, generally no more than three years from the date of acquisition. Changes in the estimates used in determining these valuations could result in more or less revenue being recorded.

Impairment of Identifiable Intangible and Other Long-Lived Assets and Goodwill

We review identifiable intangible and other long-lived assets for impairment in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”) whenever events or changes in circumstances indicate the carrying amount may be impaired or unrecoverable.

We assess the impairment of goodwill and indefinite-lived intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”). Accordingly, we test our goodwill and indefinite-lived intangible assets for impairment annually at December 31 or whenever events or changes in circumstances indicate an impairment may have occurred. The impairment test for goodwill compares the fair value of the reporting unit with its carrying amount. If the carrying amount exceeds its fair value, impairment is indicated. The impairment is measured as the excess of the recorded goodwill over its fair value.

The impairment test for indefinite-lived intangible assets compares the fair value of an indefinite-lived intangible asset with its carrying amount. If the fair value of the indefinite-lived intangible asset is less than its carrying amount, an impairment is measured as the excess of the carrying amount over the fair market value.

Factors that indicate the carrying amount of goodwill, identifiable intangible assets or other long-lived assets that may not be recoverable include under-performance relative to historical or projected operating results, significant changes or limitations in the manner of our use of the acquired assets, changes in our business strategy, adverse market conditions, changes in applicable laws or regulations and a variety of other factors and circumstances.

We determine the recoverability of our long-lived assets by comparing the carrying amount of the asset to our current estimates of net future undiscounted cash flows that the asset is expected to generate (or fair market value). If we determine that the carrying value of a long-lived asset may not be recoverable, an impairment charge is recognized, as an operating expense, equal to the amount by which the carrying amount exceeds the fair market value of the asset in the period the determination is made.

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Results of Operations

The following table sets forth our statements of operations including dollar and percentage of change from the prior periods indicated:

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
REVENUES:
Product revenues (2)
Perpetual licenses (2)	$62.8	$64.8	$58.9	$(2.0)	(3)	$5.9	10
Subscription and term licenses (2)	39.2	5.3	—	33.9	Not relevant	5.3	100

Total product revenues	102.0	70.1	58.9	31.9	46	11.2	19
Maintenance and support services	158.8	135.3	125.5	23.5	17	9.8	8
Consulting services and other revenues (1)	79.8	74.2	81.4	5.6	8	(7.2)	(9)

Total revenues	340.6	279.6	265.8	61.0	22	13.8	5

COST OF REVENUES:
Cost of product revenues (2)
Cost of perpetual licenses (2)	6.6	6.2	5.9	0.4	6	0.3	6
Cost of subscription and term licenses (2)	20.1	4.3	—	15.8	Not relevant	4.3	100

Cost of product revenues	26.7	10.5	5.9	16.2	153	4.6	79
Cost of maintenance and support services	25.1	25.6	22.5	(0.5)	(2)	3.1	14
Cost of consulting services and other revenues (1)	72.6	67.0	70.5	5.6	8	(3.5)	(5)

Total cost of revenues	124.4	103.1	98.9	21.3	21	4.2	4

GROSS PROFIT	216.2	176.5	166.9	39.7	22	9.6	6

OPERATING EXPENSES:
Research and development	63.3	52.6	43.4	10.7	20	9.2	21
Sales and marketing	86.6	62.4	44.8	24.2	39	17.6	39
General and administrative	50.0	50.3	35.5	(0.3)	(1)	14.8	42
Restructuring charge	12.2	1.6	3.9	10.6	Not relevant	(2.3)	(59)

Total operating expenses	212.1	166.9	127.6	45.2	27	39.3	31

INCOME FROM OPERATIONS	4.1	9.6	39.3	(5.5)	(57)	(29.7)	(76)
Interest income	0.2	0.1	0.1	0.1	147	—	—
Interest expense	(11.3)	(10.2)	(7.6)	(1.1)	11	(2.6)	34
Other (expense) income, net	(0.3)	—	—	(0.3)	(100)	—	—
Loss on extinguishment of debt	—	(1.8)	—	1.8	(100)	(1.8)	100

(LOSS) INCOME BEFORE INCOME TAXES	(7.3)	(2.3)	31.8	(5.0)	220	(34.1)	(107)
Income tax (benefit) expense	(3.9)	2.8	10.4	(6.7)	(239)	(7.6)	(73)

NET (LOSS) INCOME	(3.4)	(5.1)	21.4	1.7	(33)	(26.5)	(124)
Net loss attributable to noncontrolling interests	—	0.2	—	(0.2)	(100)	0.2	100

NET (LOSS) INCOME ATTRIBUTABLE TO DELTEK, INC.	$(3.4)	$(4.9)	$21.4	$1.5	(31)	$(26.3)	(123)

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(1)	“Consulting services revenue” previously presented for prior periods has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the year ended December 31, 2010 presentation. The amounts previously presented in “Other revenues” has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the ended December 31, 2010 presentation. A similar reclassification was made for prior periods for the related costs and combined in the line item “Cost of consulting services and other revenues” to conform to the current period presentation.
(2)	“Product revenues,” which is comprised of “Perpetual licenses” and “Subscription and term licenses,” is included in the statement of operations. “Software license fees” and “Subscription and recurring revenues” have been re-characterized as “Perpetual licenses” and “Subscription and term licenses,” respectively. Cost of revenues has been conformed accordingly.

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
REVENUES:
Product revenues
Perpetual licenses	$62.8	$64.8	$58.9	$(2.0)	(3)	$5.9	10
Subscription and term licenses	39.2	5.3	—	33.9	Not relevant	5.3	100

Total product revenues	102.0	70.1	58.9	31.9	46	11.2	19
Maintenance and support services	158.8	135.3	125.5	23.5	17	9.8	8
Consulting services and other revenues	79.8	74.2	81.4	5.6	8	(7.2)	(9)

Total revenues	$340.6	$279.6	$265.8	$61.0	22	$13.8	5

Product Revenues

Our product revenues are derived from software applications and information solutions. Our solutions portfolio includes offerings on a perpetual, term, and SaaS basis.

Our software applications are generally licensed to end-user customers under perpetual and term license agreements. We sell our software applications to end-user customers mainly through our direct sales force, as well as indirectly through our network of alliance partners and resellers. The timing of the sales cycle for our products varies in length based upon a variety of factors, including the size of the customer, the product being sold and whether the customer is a new or existing customer. While price is an important consideration, we primarily compete on product features, functionality and the needs of our customers within our served markets.

Our subscription revenue, including SaaS, and term revenue are comprised of fees derived from arrangements in which the Company’s customers subscribe to information solutions and to certain software products and other services.

For the year ended December 31, 2011, our product revenues increased by $31.9 million to $102.0 million as compared to $70.1 million for the year ended December 31, 2010. The increase in product revenues was primarily attributable to the continued demand for our subscription offerings resulting from our acquisitions of INPUT and FedSources and an increase in our term and SaaS product offerings.

For the year ended December 31, 2010, our product revenues increased by $11.2 million to $70.1 million as compared to $58.9 million for the year ended December 31, 2009. The increase in product revenues was primarily from the continued development of our information solutions offerings resulting from our acquisition of INPUT and from increased professional services revenue associated with our acquisition of Maconomy.

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Perpetual Licenses

Perpetual license revenues decreased $2.0 million, or 3%, to $62.8 million for the year ended December 31, 2011 as compared to 2010. The decrease was primarily due to a $9.9 million decline in the sale of our government contracting software solutions on a perpetual basis, as a number of products previously offered as perpetual licenses were offered on a subscription or term basis during 2011. The decrease was largely offset by an increase of $7.9 million in perpetual license revenue relating to strong sales of our Maconomy and Vision solutions for professional services customers. We believe the increase in our subscription-based offerings will continue in the future.

Perpetual license revenues increased $5.9 million, or 10%, to $64.8 million for the year ended December 31, 2010 compared to 2009. Our 2010 revenue included $4.8 million in revenue attributable to our acquisition of Maconomy in July 2010. In addition, for the year ended December 31, 2010, license fee revenues from our government software contracting solutions increased $2.6 million compared to the prior year.

Subscription and Term Licenses

Subscription and term license revenues were $39.2 million and $5.3 million for the years ended December 31, 2011 and 2010, respectively. These revenues were primarily attributable to the products and services we added to our portfolio with the acquisition of INPUT in October 2010 and FedSources in March 2011, as well as revenues from software solutions sold on a subscription or term basis. We believe that our subscription and term license revenues, driven by an increasing number of product solutions sold on a subscription, term or SaaS basis, will account for a significant component of our total revenue in future quarters.

Maintenance and Support Services

Our maintenance and support revenues are comprised of fees derived for product support, upgrades and other customer services. We receive fees from new maintenance contracts associated with new software license sales and annual renewals of existing maintenance contracts. These contracts offer our customers the ability to obtain online, telephone and web-based support, as well as unspecified periodic upgrades or enhancements, bug fixes and phone support for perpetual software licenses.

In 2011, maintenance and support revenues increased $23.5 million, or 17%, to $158.8 million as compared to 2010. The year-over-year increase was due to the full year impact of our Maconomy acquisition and also reflects strong renewal rates and a higher installed customer base from our other solutions. We expect that maintenance revenues will continue to be a significant source of revenue throughout 2012, given our high maintenance and support retention rate and our stable base of customers.

In 2010, maintenance and support revenues increased $9.8 million, or 8%, to $135.3 million as compared to 2009. The increase was primarily a result of strong renewal rates, a higher install base and the addition of support revenues from the acquisition of Maconomy beginning in July 2010.

Consulting Services and Other Revenues

Our consulting services revenues are generated from software implementation and related project management and data conversions, as well as training, education and other consulting services associated with our software applications and Information Solutions and have typically been provided on a time-and-materials basis. Our other revenues consist primarily of fees collected for our annual user conference.

Consulting services and other revenues increased $5.6 million, or 8%, to $79.8 million for the year ended December 31, 2011 as compared to 2010. This increase was largely attributable to the consulting revenue associated with a full year of consulting revenues from the acquisition of Maconomy and the acquisition of FedSources in March 2011.

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Consulting services and other revenues decreased $7.2 million, or 9%, to $74.2 million for the year ended December 31, 2010 compared to 2009. This was primarily the result of a $16.1 million decline in software implementation consulting services attributable to the impact of some large implementation projects that came to a successful conclusion early in 2010 that were not repeated. These revenue decreases were offset by $9.3 million of partial-year consulting services revenues associated with our acquisition of Maconomy.

Cost of Revenues

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
COST OF REVENUES:
Cost of product revenues
Cost of perpetual licenses	$6.6	$6.2	$5.9	$0.4	6	$0.3	6
Cost of subscription and term licenses	20.1	4.3	—	15.8	Not relevant	4.3	100

Total cost of product revenues	26.7	10.5	5.9	16.2	153	4.6	79
Cost of maintenance and support services	25.1	25.6	22.5	(0.5)	(2)	3.1	14
Cost of consulting services and other revenues	72.6	67.0	70.5	5.6	8	(3.5)	(5)

Total cost of revenues	$124.4	$103.1	$98.9	$21.3	21	$4.2	4

Cost of Perpetual Licenses

Our cost of perpetual licenses consists of third-party software royalties, costs of product fulfillment, amortization of acquired technology and amortization of capitalized software.

Cost of perpetual licenses increased by $0.4 million, or 6%, to $6.6 million for the year ended December 31, 2011 as compared to 2010. This was primarily attributable to the full-year effect of the amortization of $1.4 million for purchased intangible assets, and was partially offset by a $1.0 million decrease in third-party software royalties from lower sales of the associated products for which a royalty payment applied.

Cost of perpetual licenses increased by $0.3 million, or 6%, to $6.2 million for the year ended December 31, 2010 as compared to 2009. This was primarily attributable to a $0.9 million increase in the amortization of purchased intangible assets and was offset by a $0.6 million decrease in the amortization of capitalized software related to our professional services products.

Cost of Subscription and Term Licenses

Our cost of subscription and term licenses are comprised of compensation expenses, and facility and other expenses incurred in providing subscription services, as well as the amortization of acquired intangible assets. These costs are primarily attributable to the products and services we added to our portfolio with the acquisitions of INPUT in October 2010 and FedSources in March 2011. There were no costs of subscription and term licenses prior to fiscal year 2010.

Cost of subscription and term licenses was $20.1 million and $4.3 million for the years ended December 31, 2011 and 2010, respectively. In 2011, the increase in costs was attributable to a full year of labor and labor related costs primarily associated with the acquisitions of INPUT and FedSources, which drove the formulation of our Information Solutions product suite. As a result of these acquisitions, the amortization of purchased intangibles increased year over year. In 2010, the costs were primarily attributable to labor and related benefits and amortization of purchased intangible assets from the addition of the INPUT business as well as our costs associated with our software applications being sold on a subscription or term basis.

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Cost of Maintenance and Support Services

Our cost of maintenance and support services is primarily comprised of compensation expenses and third-party contractor expenses, as well as facilities and other expenses incurred in providing support to our customers.

Cost of maintenance services was $25.1 million for the year ended December 31, 2011, a decrease of $0.5 million, or 2%, as compared to 2010. The reduction in costs was attributable to a decrease in labor and related benefits, as well as facility expenses from lower headcount year over year and an increase in our use of resources in the Philippines.

Cost of maintenance services was $25.6 million for the year ended December 31, 2010, an increase of $3.1 million, or 14%, as compared to 2009. This increase was attributable to increases in labor and related benefits and other employee related expenses from increased headcount primarily from the Maconomy acquisition in July 2010.

Cost of Consulting Services and Other Revenues

Our cost of consulting services is comprised of the compensation expenses for services-related employees as well as third-party contractor expenses, travel and reimbursable expenses and classroom rentals. Cost of consulting services also includes an allocation of our facilities and other costs incurred for providing implementation, training and other consulting services to our customers. Our cost of other revenues primarily includes costs associated with our annual user conference.

Cost of consulting services and other revenues was $72.6 million for the year ended December 31, 2011, an increase of $5.6 million, or 8%, as compared to 2010. The primary drivers were increased headcount and labor and related benefits from a full year of results from our Maconomy acquisition. We expect to see a decline in our cost of consulting services as we see an increase in our subscription-based revenues for some of our offerings.

Cost of consulting services and other revenues was $67.0 million for the year ended December 31, 2010, a decrease of $3.5 million, or 5%, as compared to 2009. The decrease was mainly attributable to a decline in labor and related benefits from lower headcount associated with our legacy offerings and was offset by an increase from partial year results from our Maconomy acquisition.

Operating Expenses

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
OPERATING EXPENSES:
Research and development	$63.3	$52.6	$43.4	$10.7	20	$9.2	21
Sales and marketing	86.6	62.4	44.8	24.2	39	17.6	39
General and administrative	50.0	50.3	35.5	(0.3)	(1)	14.8	42
Restructuring charge	12.2	1.6	3.9	10.6	Not relevant	(2.3)	(59)

Total operating expenses	$212.1	$166.9	$127.6	$45.2	27	$39.3	31

Research and Development

Our product development expenses consist primarily of compensation expenses, third-party contractor expenses and other expenses associated with the design, development and testing of our software applications.

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Research and development expenses increased by $10.7 million, or 20%, to $63.3 million for the year ended December 31, 2011 as compared to 2010. The increase resulted from higher labor and related benefits attributable to a full year of costs from the Maconomy and INPUT acquisitions and partial year costs relating to our FedSources acquisition.

Research and development expenses increased by $9.2 million, or 21%, to $52.6 million for the year ended December 31, 2010 as compared to 2009. The principal driver of the year-over-year increase was higher labor costs and related benefits from increased headcount mainly attributable to our acquisition of Maconomy and INPUT.

Sales and Marketing

Our sales and marketing expenses consist primarily of salaries and related costs, commissions paid to our sales team and the cost of marketing programs (including our demand generation efforts, advertising, events, marketing and corporate communications, field marketing and product marketing) and other expenses associated with our sales and marketing activities. Sales and marketing expenses also include amortization expense for acquired intangible assets associated with customer relationships.

Sales and marketing expenses increased $24.2 million, or 39%, to $86.6 million for the year ended December 31, 2011, as compared to 2010. The increase resulted mainly from $13.5 million in increased labor and related benefits from increased headcount, higher sales commissions of $4.7 million from sales growth attributable to our Information Solution products, as well as a full year of costs from the sales and marketing efforts from our acquisition of Maconomy and INPUT. In addition, there was an increase in the amortization of purchased intangibles from these recent acquisitions of $5.4 million.

Sales and marketing expenses increased by $17.6 million, or 39%, to $62.4 million for the year ended December 31, 2010 as compared to 2009. The increase mainly resulted from higher labor and related benefits and other employee related costs of $11.1 million primarily from an increase in headcount attributable to our Maconomy and INPUT acquisitions, $1.5 million from the amortization of purchased intangibles, and $1.5 million from a trade name impairment in 2010.

General and Administrative

Our general and administrative expenses consist primarily of salaries and related costs for general corporate functions, including executive, finance, accounting, legal and human resources. General and administrative costs also include New Mountain Capital advisory fees, insurance premiums, third-party legal fees, other professional services fees, facilities and other expenses associated with our administrative activities which include acquisition-related costs.

General and administrative expenses decreased by $0.3 million, or 1%, to $50.0 million for the year ended December 31, 2011 as compared to 2010. The decrease resulted from a $6.6 million decline in acquisition related expenses and related fees to New Mountain Capital that was largely offset by a $6.3 million increase in labor and labor related benefits and other employee related costs and due to the full year impact of the acquisitions of Maconomy and INPUT.

General and administrative expenses increased by $14.8 million, or 42%, to $50.3 million for the year ended December 31, 2010 as compared to 2009. The increase primarily resulted from $7.8 million in acquisition-related expenses from the Maconomy and INPUT acquisitions and related fees to New Mountain Capital, and $7.6 million in increased labor and related benefits and other employee costs resulting primarily from increased headcount from the Maconomy and INPUT acquisitions. These increases were offset by decreased bad debt expense of $1.1 million from improved collections.

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Restructuring Charge

In 2011, we initiated two plans to restructure our operations in certain areas to realign the cost structure and resources and to take advantage of operational efficiencies following the recent acquisitions. The total estimated restructuring costs associated with each plan are estimated to range from $10.0 million to $11.0 million for the plan initiated the first quarter of 2011 and $3.0 million to $4.0 million for the plan initiated in the second quarter of 2011, consisting primarily of employee severance expenses and facilities obligations.

As a result of this restructuring, we recorded a restructuring charge in the year ended December 31, 2011 of $7.5 million for severance and benefits costs for the reduction in headcount of approximately 180 employees. The Company also incurred a restructuring charge in 2011 of $4.7 million for the closure of four additional office locations and the relinquishment of space at two office locations. We expect to incur approximately $3.0 million in remaining estimated expenses pursuant to these restructuring plans by the end of 2012. Any changes to the estimate of executing this restructuring plan will be reflected in our future results of operations. See Item 8, Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 16, Restructuring Charge.

Certain restructuring plans were implemented in 2010 to realign the Company’s cost structure and to reduce redundancies associated with acquisitions. These plans included a reduction of headcount which resulted in $0.9 million in aggregate restructuring charges for severance and severance-related costs. In addition, the Company recorded a restructuring charge of $0.7 million for the consolidation of offices associated with the Maconomy acquisition.

Certain restructuring plans were implemented in 2009 to realign the Company’s cost structure and to allow for increased investment in its key strategic objectives. These plans included a reduction of headcount which resulted in $3.1 million in aggregate restructuring charges for severance and severance-related costs. In addition, the Company recorded a restructuring charge of $0.7 million for the consolidation of one facility and for the closure of two office locations.

Interest Income

Interest income in all periods reflects interest earned on our invested cash balances. Interest income increased $0.1 million to $0.2 million for the year ended December 31, 2011 as compared to the same period in 2010. Interest income remained relatively flat at $0.1 million for the year ended December 31, 2010 as compared to 2009.

Interest Expense

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
Interest expense	$11.3	$10.2	$7.6	$1.1	11	$2.6	34

Interest expense increased $1.1 million to $11.3 million for the year ended December 31, 2011 as compared to 2010. This was primarily attributable to an increase in the average debt outstanding of approximately $16.8 million for the year ended December 31, 2011 as compared to 2010. The increased debt is attributed to the amendment to our credit agreement in November 2010. The effective interest rate remained relatively flat at 6% for the year ended December 31, 2011 and 2010.

Interest expense increased $2.6 million for the year ended December 31, 2010 as compared to 2009. The increase was attributed to an increase in the effective interest rate from 4.1% in 2009 to 6.1% in 2010.

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Loss on Extinguishment of Debt

A loss on extinguishment of debt of $1.8 million was recognized for the year ended December 31, 2010 from the amendment of the Company’s credit facility in November 2010.

Income Taxes

	Year Ended December 31,			2011 versus 2010		2010 versus 2009
	2011	2010	2009	Change	% Change	Change	% Change
	(dollars in millions)
Income tax (benefit) expense	$(3.9)	$2.8	$10.4	$(6.7)	(239)	$(7.6)	(73)

Income tax expense for the year ended December 31, 2011 decreased $6.7 million to a $3.9 million benefit compared to $2.8 million of expense for the year ended December 31, 2010. As a percentage of pre-tax income, income tax (benefit) was 53.5% and income tax expense was (123.8)% for the years ended December 31, 2011 and 2010, respectively. The income tax benefit for 2011 was lower than the income tax expense for 2010 primarily due to lower pre-tax income, and an increased amount of tax credits available to offset taxable income of $0.4 million.

Income tax expense for the year ended December 31, 2010 decreased $7.6 million to $2.8 million compared to $10.4 million for the year ended December 31, 2009. As a percentage of pre-tax income, income tax expense was (123.8)% and 32.7% for the year ended December 31, 2010 and 2009, respectively. The income tax expense for 2010 is lower than the income tax expense for 2009 due primarily to lower pre-tax income, and is offset by the non-deductibility of certain transaction related costs of approximately $5.8 million.

For further details of our Income Taxes; see Item 8, Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 11, Income Taxes.

Credit Agreement

We have maintained a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”) since 2005. In August 2009, we amended the Credit Agreement. As a result of the amendment, we extended the maturity of $129.4 million of term loans to April 22, 2013. In addition, the expiration of $22.5 million of our $30.0 million revolving credit facility (no amounts were outstanding) was also extended to April 22, 2013.

In November 2010, we amended and extended the Credit Agreement, providing for $230.0 million in aggregate borrowings, consisting of $200 million in secured term loans maturing in November 2016 and a $30.0 million secured revolving credit facility maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding (approximately $146.8 million) were prepaid in full out of proceeds from the new term loans. The remaining proceeds of $48.1 million, less debt issuance costs of approximately $5.1 million, were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1%, or $2.0 million, which, along with the deferred debt issuance costs, will be amortized over the term of the loan using the effective interest method. The original issue debt discount was included in the $5.1 million of debt issuance costs noted above.

After the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, we paid an interest rate equal to the British Banker’s Association Interest Settlement Rates for dollar deposits (the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable

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Percentage was either 4.00% or 3.75% in the Credit Agreement. Interest rates prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%, depending on the type of borrowing.

In November 2011, we further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the Applicable Percentage was increased by 25 basis points to 4.25%. Concurrent with this amendment, we satisfied certain conditions under the Credit Agreement that reduced the Applicable Percentage to 4.00%. We paid approximately $290,000 in fees in connection with this amendment of which approximately $240,000 will be amortized to interest expense over the remaining term of the Credit Agreement using the effective interest method with the remaining costs expensed as incurred.

We pay a fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. At the time of the 2010 amendment, the Credit Agreement required us to make principal payments of $0.5 million per quarter through September 2016, with the remaining balance due in November 2016 before any prepayments were made. For the year ended December 31, 2011, we made voluntary prepayments of $30.0 million. The prepayments were applied first against the scheduled debt payments through June 2012, and second, ratably against the next scheduled debt payments in the amortization schedule. Through principal payments and the application of voluntary principal prepayments, we have fully satisfied the $3.0 million of mandatory principal repayment that is due through June 2012.

As of December 31, 2011 and December 31, 2010, the outstanding principal amount of the term loans was $169.0 million and $199.5 million, respectively, excluding the reduction of the unamortized debt discount of $1.6 million at December 31, 2011. There were no borrowings outstanding under the revolving credit facility.

All loans under the Credit Agreement are collateralized by substantially all of our assets (including our domestic subsidiaries’ assets) and require us to comply with certain financial covenants. There were no material modifications to our debt covenants under the Credit Agreement, except that the fixed charge coverage ratio covenant was replaced by a maximum capital expenditures covenant. Other covenants require us to maintain defined minimum levels of interest coverage and provide for a limitation on our leverage ratio.

The following table summarizes the significant financial covenants under the Credit Agreement (adjusted EBITDA below is based on the terms of the Credit Agreement):

		As of December 31, 2011		Most Restrictive Required Level
Covenant Requirement	Calculation	Required Level	Actual Level
Minimum Interest Coverage	Cumulative adjusted EBITDA for the prior four quarters/consolidated interest expense	Greater than 3.00 to 1.00	7.03	Greater than 3.00 to 1.00

Capital Expenditure	Fiscal year capital expenditure not to exceed required level	Less than $18.0 million	$12.0 million	$10.0 million in 2012

Leverage Coverage	Total debt/cumulative adjusted EBITDA for the prior four quarters	Less than 3.25 to 1.00	2.36	2.50 to 1.00 effective January 1, 2014

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The Credit Agreement also requires us to comply with non-financial covenants that restrict or limit certain corporate activities by us and our subsidiaries, including our ability to incur additional indebtedness, guarantee obligations, or create liens on our assets, enter into sale and leaseback transactions, engage in mergers or consolidations, or paying any cash dividends.

Based on our current and expected performance, we believe we will continue to satisfy the financial covenants of the Credit Agreement for the foreseeable future.

As of December 31, 2011, we were in compliance with all covenants under the Credit Agreement; see Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 9, Debt.

The Credit Agreement requires mandatory prepayments of the term loans from our annual excess cash flow and from the net proceeds of certain asset sales or equity issuances. We did not make an annual excess cash flow payment in the first quarter of 2011, due to the permitted acquisitions that occurred during 2010, and there were no other required mandatory prepayments during the year ended December 31, 2011. During the first quarter of 2010, we made a scheduled principal payment of $0.3 million and a contractually required principal prepayment of $26.7 million from our 2009 annual excess cash flow. We will not make an excess cash flow payment under the Credit Agreement in 2012, due to the voluntary prepayments made in 2011. The Credit Agreement also requires us to prepay a portion of the term loans from the net proceeds of certain equity issuances so that our leverage ratio (as defined in the Credit Agreement) is less than 3.00, on or before December 31, 2011, or 2.75, if anytime thereafter.

We incurred approximately $3.1 million of debt issuance costs in connection with the 2010 amendment of the Credit Agreement, of which $2.5 million will be amortized to interest expense over the term of the Credit Agreement using the effective interest method and $0.6 million was expensed as a loss on extinguishment of debt in the consolidated statements of operations. Of the approximately $1.9 million of previously deferred debt issuance costs as of November 3, 2010, $1.1 million was expensed as a loss on extinguishment of debt and the remaining amount will be amortized over the term of the Credit Agreement.

See discussion below in Contractual Obligations and Commitments for our future scheduled principal payments under the Credit Agreement.

Liquidity and Capital Resources

Overview of Liquidity

Our primary operating cash requirements include the payment of salaries, incentive compensation and related benefits and other headcount-related costs, as well as the costs of office facilities and information technology systems. We fund these requirements through cash collections from our customers for the purchase of our software, subscriptions, consulting services and maintenance services. Amounts due from customers for software license, subscriptions and maintenance services are generally billed in advance of the contract period.

The cost of our acquisitions has been financed with available cash flow and, to a very limited extent, credit facility borrowings.

Historically, our cash flows have been subject to variability from year-to-year, primarily as a result of one-time or infrequent events. These events have included acquisitions and the repayment of indebtedness. We expect that our future growth will continue to require additional working capital. Although such future working capital requirements are difficult to forecast based on our current estimates of revenues and expenses, we believe that anticipated cash flows from operations and available sources of funds (including $30.0 million of available borrowings under our revolving credit facility at December 31, 2011) will provide sufficient liquidity for us to fund our business and meet our obligations for the next 12 months. Amendments to the Credit Agreement have also provided us with greater financial flexibility by extending our debt repayment requirements over a longer term.

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For the year ended December 31, 2011, we made voluntary prepayments of $30.0 million on the Credit Agreement. The prepayments were applied first against the scheduled debt payments through June 2012, and second, ratably against the next scheduled debt payments in the amortization schedule. We may continue to prepay debt in the future.

We also believe that our aggregate cash balance of $35.2 million as of December 31, 2011, coupled with anticipated cash flows from operations and available sources of funds (including available borrowings under our revolving credit facility), will be sufficient to cover the payments due over the near term under the Credit Agreement.

In August 2011, our Board of Directors (the “Board”) approved a stock repurchase program under which we may repurchase up to $30 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate by us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time.

During the year ended December 31, 2011, we repurchased 2,126,618 shares of Deltek common stock, for a total cost of $16.0 million. The repurchases were funded by cash flows from operations. There was $14.0 million remaining under the stock repurchase program available for future repurchases as of December 31, 2011.

In June 2009, we completed our common stock rights offering, which was fully subscribed by our stockholders, resulting in the issuance of 20 million shares of common stock. Net proceeds after deducting fees and offering expenses were approximately $58.2 million. We used approximately $3.1 million to prepay indebtedness under our credit agreement and used the remaining net proceeds from the rights offering for additional working capital, strategic investments and acquisitions, reduction of indebtedness or general corporate purposes.

In the future, however, we may require additional liquidity to fund our operations, debt repayment obligations, strategic investments and acquisitions, and stock repurchases, which could entail raising additional funds or modifying the terms of our Credit Agreement.

Analysis of Cash Flows

As of December 31, 2011 and 2010, we had cash and cash equivalents totaling $35.2 million and $76.6 million, respectively.

Cash provided by operating activities was $56.7 million, $63.0 million and $59.8 million, for years ended December 31, 2011, 2010, and 2009, respectively. Cash provided by operating activities is primarily derived from net income, as adjusted for non-cash items such as depreciation and amortization expense, stock-based compensation expense, and changes in operating assets and liabilities. The decrease in cash provided by operating activities in 2011 was primarily from a decrease in cash provided from deferred revenue of $27.7 million due to the prior year increase in deferred revenue from the acquisition of Maconomy and INPUT and the transition to annual maintenance billing in 2010. This was partially offset by an increase of $10.1 million in depreciation and amortization of property and equipment from the new headquarters facility, a full year of amortization of purchased intangibles, and increased other long-term liabilities of $11.9 million from deferred rent for the new headquarters facility. The increase in cash provided by operating activities in 2010 from 2009 was attributed to an increase in deferred revenue of $22.8 million primarily from the transition to annual maintenance billing offset by a decrease in net income of $26.5 million.

Net cash used in investing activities was $50.8 million, $136.7 million and $7.9 million for the years ended December 31, 2011, 2010 and 2009, respectively. Investing activities include the acquisition of property and

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equipment, and net expenditures for business combinations and asset acquisitions. For 2011, we used funds of $30.1 million for business acquisitions, net of cash acquired primarily relating to the FedSources purchase, and $19.9 million to purchase property and equipment primarily relating to our new facilities for both domestic and foreign operations. In 2010, we used funds of $136.7 million primarily for the acquisition of Maconomy, INPUT and S.I.R.A., Inc. (“S.I.R.A.”). In 2009, we used funds of $7.9 million of which $5.4 million related to the acquisition of mySBX Corporation.

Cash used in financing activities was $47.3 million for the year ended December 31, 2011. Cash provided by financing activities was $16.4 million and $44.9 million for the years ended December 31, 2010 and 2009, respectively. We used $30.6 million in 2011 for debt repayment and $16.0 million for the purchases of common stock under our stock repurchase program. In 2010, cash provided by financing activities was primarily related to proceeds from the amendment of our Credit Agreement of $198.0 million offset by $179.5 million in debt repayments primarily attributed to the repayment of prior outstanding amounts under the Credit Agreement. In 2009, cash provided by financing activities related to net proceeds received from our rights offering of $58.2 million, offset by debt repayment and prepayment of $13.9 million.

Impact of Seasonality

Fluctuations in our quarterly revenues historically reflect, in part, seasonal fluctuations driven by our customers’ procurement cycles for our products. However, as a result of the current economic environment, changes in how we sell our offerings, and the new products that we offer, past seasonality may not be indicative of current or future seasonality.

Contractual Obligations and Commitments

We have various contractual obligations and commercial commitments. Our material capital commitments consist of term loan related debt obligations and commitments under facilities and operating leases. We rarely enter into binding purchase commitments. The following table summarizes our existing contractual obligations and contractual commitments as of December 31, 2011:

	Payments Due By December 31,
Contractual Obligations	Total	2012	2013	2014	2015	2016	Thereafter
	(dollars in thousands)
Term loans	$169,000	$860	$1,720	$1,720	$1,720	$162,980	$—
Estimated interest payments on term loans	44,820	9,444	9,340	9,244	9,148	7,644	—
Operating leases	77,296	10,456	8,841	7,985	7,812	6,913	35,289
Capital leases	261	87	45	44	44	41	—
Other long term liabilities	2,221	924	1,297	—	—	—	—

Total	$293,598	$21,771	$21,243	$18,993	$18,724	$177,578	$35,289

Following the voluntary prepayments of $30.0 million made during 2011, our scheduled repayments on the outstanding amount of the term loans are $0.9 million for 2012, approximately $1.7 million per year for the years 2013 through 2015 and approximately $163.0 million due in 2016 for a total of $169.0 million. However, the amount and timing of these scheduled payments could vary based on the required mandatory prepayments from our annual excess cash flow, voluntary prepayments and mandatory prepayments from the net proceeds of certain asset sales or equity issuances as defined in the Credit Agreement. The Credit Agreement included an original issuance debt discount of 1%, or $2.0 million which is a reduction to the face value of the term loans of $169.0 million, at December 31, 2011, which will be amortized over the term of the loan using the effective interest method. Therefore, the amount outstanding on the consolidated balance sheet at December 31, 2011 of $167.4 million is net of the unamortized debt discount of $1.6 million at December 31, 2011.

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Currently, we pay an interest rate on the term loans equal to the LIBO rate plus 4.00%, with a LIBO rate floor of 1.50%. Based on the LIBO rate floor in place under the Credit Agreement and the prevailing LIBO interest rate being less than 1%, we have estimated the interest payments in the above table at a rate equal to the minimum rate of 5.50%.

The amount included in other long term liabilities represents the contingent consideration liability from our acquisition of S.I.R.A. in March 2010, which is based on meeting license sales over a three-year period not to exceed a maximum earn out amount of $3.3 million. Our current forecasts indicate that the maximum earn out payments will be achieved.

The above table does not include approximately $3.2 million of long-term income tax liabilities recorded in accordance with ASC 740-10, because we are unable to reasonably estimate the timing of these potential future payments.

Off-Balance Sheet Arrangements

As of December 31, 2011, we had no off-balance sheet arrangements.

Indemnification

We provide limited indemnification to our customers against intellectual property infringement claims made by third parties arising from the use of our software products. Due to the established nature of our primary software products and the lack of intellectual property infringement claims in the past, we cannot estimate the fair value nor determine the total nominal amount of the indemnification, if any. Estimated losses for such indemnification are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. We have secured copyright and trademark registrations for our software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. We also have intellectual property infringement indemnification from our third-party partners whose technology may be embedded or otherwise bundled with our software products. We generally consider the probability of an unfavorable outcome in an intellectual property infringement case to be relatively low. We have not encountered material costs as a result of such obligations and have not accrued any liabilities related to such indemnifications.

Recently Adopted Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”), and ASU 2009-14, Certain Revenue Arrangements That Include Software Elements (“ASU 2009-14”), on revenue recognition, both of which became effective beginning January 1, 2011. The provisions in the accounting standards could have been adopted prospectively to new or materially modified arrangements beginning on the effective date or retrospectively for all periods presented. We elected to adopt the standards prospectively.

ASU 2009-13 provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009-13 does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor specific objective evidence if available, third-party evidence if vendor specific objective evidence is not available, or estimated selling price if neither vendor specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. ASU 2009-13 also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price.

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Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under ASU 2009-13. Currently we do not have multiple-deliverable arrangements that would be included in the scope of ASU 2009-13; we plan to implement the provisions in ASU 2009-13 when it is appropriate based upon our selling arrangements.

ASU 2009-14 excludes tangible products containing software components and non-software components that function together to deliver the product’s essential functionality from the scope of ASC 985-605, Software-Revenue Recognition and provides guidance on how to allocate arrangement consideration to deliverables in an arrangement that includes both tangible products and software. The adoption of ASU 2009-14 did not have an impact on our consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”) which requires new disclosures concerning transfers into and out of Level 1 and Level 2 of the fair value measurement hierarchy and a roll forward of the activity of assets and liabilities measured in Level 3 of the hierarchy. In addition, ASU 2010-06 clarifies existing disclosure requirements to require fair value measurement disclosures for each class of assets and liabilities and disclosure regarding the valuation techniques and inputs used to measure Level 2 or Level 3 fair value measurements on a recurring and nonrecurring basis. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the roll forward of activity for Level 3 fair value measurements, which was effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material impact our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (“ASU 2010-28”), which addresses how to apply Step 1 of the goodwill impairment test when a reporting unit has a zero or negative carrying amount. ASU 2010-28 requires for those reporting units with a zero or negative carrying amount to perform Step 2 of the impairment test if qualitative factors indicate that it is more likely than not that an impairment of goodwill exists. ASU 2010-28 is effective for annual and interim periods beginning after December 15, 2010. The adoption of ASU 2010-28 did not have a material impact on our consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29 (“ASU 2010-29”), Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. ASC 805-10-50, Business Combinations, requires disclosure of supplemental pro forma information of the revenue and earnings of the combined entity for a business combination that occurred during the reporting period. ASU 2010-29 clarifies the time period in which the acquisition date occurred for pro forma purposes. Specifically for comparative financial statements, the pro forma revenue and earnings of the combined entity are presented as though the acquisition date for a business combination that occurred during the current reporting period had been at the beginning of the comparable prior annual reporting period. ASU 2010-29 is effective prospectively for business combinations occurring in fiscal years beginning after December 15, 2010, with early adoption permitted. We applied this guidance in the current year in our pro forma disclosures for our acquisitions of Maconomy and INPUT.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is mainly the result of the joint efforts by the FASB and the International Accounting Standards Board to develop a single, converged fair value framework on how to measure fair value and common disclosure requirements for fair value measurements. ASU 2011-04 amends various fair value guidance, such as specifying that the concepts of highest and best use and valuation premise in a fair value measurement are relevant only

56

when measuring the fair value of nonfinancial assets, and prohibits the use of blockage factors and control premiums when measuring fair value. In addition, ASU 2011-04 expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10, Fair Value Measurements and Disclosures. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. The adoption is not expected to have a material impact on our financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”) which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income. The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. We do not expect the adoption of ASU 2011-05 to have a material impact on our consolidated financial statements, but we do expect the adoption to change our presentation of other comprehensive income in our financial statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required. ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We did not early adopt the provisions in ASU 2011-08 and do not expect the adoption of ASU 2011-08 in January 2012 to have a material impact on our consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

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Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our outstanding debt and cash and cash equivalents consisting primarily of funds held in money market accounts on a short-term basis with no withdrawal restrictions. At December 31, 2011, we had $35.2 million in cash and cash equivalents. Our interest expense associated with our term loans and revolving credit facility can vary with market rates. As of December 31, 2011, we had approximately $169.0 million of the principal amount in debt outstanding, which was effectively set at a fixed rate at December 31, 2011 due to the LIBO rate floor established of 1.5% in the Credit Agreement and the LIBO rate at December 31, 2011 being below the established floor. However, an increase in the LIBO rate above the LIBO rate floor subsequent to December 31, 2011 could cause our fixed rate debt to become variable and our interest expense to vary.

We cannot predict market fluctuations in interest rates and their impact on our possible variable rate debt, or whether fixed-rate long-term debt will be available to us at favorable rates, if at all. Consequently, future results may differ materially from the discussion above.

Based on the investment interest rate and our cash and cash equivalents balance as of December 31, 2011, a hypothetical 1% decrease in interest rates would have an insignificant impact on our earnings and cash flows on an annual basis. We do not currently use derivative financial instruments in our investment portfolio.

Foreign Currency Exchange Risk

The majority of our operations are transacted in U.S. dollars. However, since a growing portion of our operations consists of activities outside of the United States, we have transactions in other currencies, primarily in the Danish krone, the British pound, the Philippine peso, the Australian dollar, the Swedish krona, the Norwegian kroner and the Euro. As our international operations continue to grow, we may choose to use foreign currency forward and option contracts to manage our exposure to foreign currency exchange fluctuations. Currently, we do not have any such contracts in place, nor did we have any such contracts during 2011, 2010 or 2009. To date, the foreign currency exchange fluctuations have not had a significant impact on our operating results and cash flows given the scope of our international presence. A hypothetical 10% increase or decrease in foreign currency exchange rates from the rates used to translate our foreign operations financial statements would have impacted our net income by less than $1.7 million for the year ended December 31, 2011. Our net assets at December 31, 2011 would have been impacted by less than $8.1 million from a hypothetical 10% increase or decrease in the foreign currency exchange rates used to translate our financial position at December 31, 2011.

Item 8.	Financial Statements and Supplementary Data

Our consolidated financial statements, together with the related notes and the report of independent registered public accounting firm, are set forth on the pages indicated in Item 15 of this Annual Report on Form 10-K.

Item 9.	Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the

58

“Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, our Chief Financial Officer, and our Principal Accounting Officer, as appropriate, to allow for timely decisions regarding required financial disclosures.

Our management evaluated, with the participation of our Chief Executive Officer, our Chief Financial Officer and our Principal Accounting Officer, the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rules 13a-15(e) or 15d-15(e) as of December 31, 2011. Based on this evaluation, our Chief Executive Officer, our Chief Financial Officer, and our Principal Accounting Officer concluded that our disclosure controls and procedures were effective as of December 31, 2011.

Our management’s report on internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(e) or 15(d)-15(f)) and the independent registered public accounting firm’s related audit report on the effectiveness of our internal control over financial reporting are included in this Item 9A of this Annual Report on Form 10-K.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended December 31, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Our management is required to assess the effectiveness of our internal control over financial reporting as of the end of the fiscal year and to report, based on that assessment, whether our internal control over financial reporting is effective.

Our internal control over financial reporting is a process designed under the supervision of our Chief Executive Officer, our Chief Financial Officer, and our Principal Accounting Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States, and that receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in any control system, internal control over financial reporting may not prevent or detect misstatements due to human error, or the improper circumvention or overriding of internal controls. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may change over time.

59

As of December 31, 2011, management conducted an assessment of the effectiveness of our internal control over financial reporting based on the framework established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has determined that our internal control over financial reporting as of December 31, 2011 was effective.

The effectiveness of our internal control over financial reporting as of December 31, 2011 has been audited by Deloitte & Touche LLP, our independent registered public accounting firm, which also audited our consolidated financial statements included in this Annual Report on Form 10-K.

60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Stockholders of

Deltek, Inc.

Herndon, Virginia

We have audited the internal control over financial reporting of Deltek, Inc. and its subsidiaries (the “Company”) as of December 31, 2011, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2011 of the Company and our report dated March 14, 2012 expressed an unqualified opinion on those financial statements.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 14, 2012

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Item 9B.	Other Information

None.

PART III

Certain information required by Part III is omitted from this Annual Report as we intend to file our definitive Proxy Statement for the 2012 Annual Meeting of Stockholders (the “2012 Proxy Statement”), pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, no later than 120 days after the end of the fiscal year covered by this Annual Report and certain information included in the 2012 Proxy Statement is incorporated herein by reference.

Item 10.	Directors, Executive Officers and Corporate Governance

The information required by this Item is incorporated herein by reference to the information provided under the headings “Executive Officers of the Company,” “Election of Directors,” “Section 16(a) Beneficial Ownership Reporting Compliance” and “Corporate Governance” in the 2012 Proxy Statement.

Item 11.	Executive Compensation

The information required by this Item is incorporated herein by reference to the information provided under the headings “Executive and Director Compensation,” “Executive and Director Compensation—Compensation Committee Report” and “Corporate Governance—Board Meetings and Committees—Compensation Committee Interlocks and Insider Participation” in the 2012 Proxy Statement.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this Item is incorporated herein by reference to the information provided under the headings “Ownership of Securities” and “Executive and Director Compensation” in the 2012 Proxy Statement.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by this Item is incorporated herein by reference to the information provided under the headings “Related Party Transactions” and “Corporate Governance” in the 2012 Proxy Statement.

Item 14.	Principal Accountant Fees and Services

The information required by this Item is incorporated herein by reference to the information provided under the heading “Principal Accounting Fees and Services” in the 2012 Proxy Statement.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)	Consolidated Financial Statements

1.	Consolidated Financial Statements. The consolidated financial statements as listed in the accompanying “Index to Consolidated Financial Information” are filed as part of this Annual Report.

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2.	Consolidated Financial Statement Schedules. Schedules have been omitted because they are not applicable or are not required or the information required to be set forth in those schedules is included in the consolidated financial statements or related notes.

All other schedules not listed in the accompanying index have been omitted as they are either not required or not applicable, or the required information is included in the consolidated financial statements or the notes thereto.

(b)	Exhibits

The exhibits listed in the Index to Exhibits are filed as part of this Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELTEK, INC.

By:	/s/ KEVIN T. PARKER
Name:	Kevin T. Parker
Title:	Chairman, President and Chief Executive Officer

Date: March 15, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/S/ KEVIN T. PARKER Kevin T. Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 15, 2012

/S/ MICHAEL P. CORKERY Michael P. Corkery	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 15, 2012

/S/ MICHAEL KRONE Michael Krone	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	March 15, 2012

/S/ ALOK SINGH Alok Singh	Lead Director	March 8, 2012

/S/ NANCI E. CALDWELL Nanci E. Caldwell	Director	March 15, 2012

/S/ EDWARD R. GRUBB Edward R. Grubb	Director	March 14, 2012

/S/ JOSEPH M. KAMPF Joseph M. Kampf	Director	March 15, 2012

/S/ STEVEN B. KLINSKY Steven B. Klinsky	Director	March 8, 2012

/S/ THOMAS M. MANLEY Thomas M. Manley	Director	March 8, 2012

/S/ ALBERT A. NOTINI Albert A. Notini	Director	March 15, 2012

/S/ JANET R. PERNA Janet R. Perna	Director	March 15, 2012

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Item 15 (a) 1—INDEX TO CONSOLIDATED FINANCIAL INFORMATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Stockholders of

Deltek, Inc.

Herndon, Virginia

We have audited the accompanying consolidated balance sheets of Deltek, Inc. and its subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Deltek, Inc. and its subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 14, 2012 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 14, 2012

F-2

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,243	$76,619
Accounts receivable, net of allowance of $1,714 and $1,600 at December 31, 2011 and December 31, 2010, respectively	58,899	57,915
Deferred income taxes	5,383	1,731
Prepaid expenses and other current assets	10,760	8,799
Income taxes receivable	—	2,475

TOTAL CURRENT ASSETS	110,285	147,539
PROPERTY AND EQUIPMENT, NET	25,620	12,916
LONG-TERM DEFERRED INCOME TAXES	9,653	7,288
INTANGIBLE ASSETS, NET	54,994	67,473
GOODWILL	175,771	152,961
OTHER ASSETS	6,156	4,790

TOTAL ASSETS	$382,479	$392,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$528	$1,659
Accounts payable and accrued expenses	45,420	47,195
Deferred revenues	104,835	87,888
Income taxes payable	465	—

TOTAL CURRENT LIABILITIES	151,248	136,742
LONG-TERM DEBT	166,894	195,897
OTHER TAX LIABILITIES	3,214	2,553
OTHER LONG-TERM LIABILITIES	18,180	6,389

TOTAL LIABILITIES	339,536	341,581
COMMITMENTS AND CONTINGENCIES (NOTE 17)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at December 31, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 70,398,889 issued and 68,272,271 outstanding at December 31, 2011 and 68,794,774 shares issued and outstanding at December 31, 2010	70	69
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at December 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	273,496	261,837
Accumulated deficit	(216,821)	(213,431)
Accumulated other comprehensive income	2,188	2,911
Treasury stock, at cost— 2,126,618 shares at December 31, 2011	(15,990)	—

TOTAL STOCKHOLDERS’ EQUITY	42,943	51,386

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$382,479	$392,967

See accompanying notes to consolidated financial statements.

F-3

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2011	2010	2009
REVENUES:
Product Revenues
Perpetual licenses	$62,772	$64,787	$58,907
Subscription and term licenses	39,170	5,258	—

Total product revenues	101,942	70,045	58,907
Maintenance and support services	158,822	135,350	125,545
Consulting services and other revenues	79,777	74,253	81,369

Total revenues	340,541	279,648	265,821

COST OF REVENUES:
Cost of product revenues
Cost of perpetual licenses	6,604	6,234	5,873
Cost of subscription and term licenses	20,086	4,301	—

Total cost of product revenues	26,690	10,535	5,873
Cost of maintenance and support services	25,041	25,594	22,463
Cost of consulting services and other revenues	72,616	66,991	70,550

Total cost of revenues	124,347	103,120	98,886

GROSS PROFIT	216,194	176,528	166,935

OPERATING EXPENSES:
Research and development	63,263	52,591	43,486
Sales and marketing	86,620	62,382	44,784
General and administrative	50,011	50,371	35,494
Restructuring charge	12,191	1,590	3,866

Total operating expenses	212,085	166,934	127,630

INCOME FROM OPERATIONS	4,109	9,594	39,305
Interest income	153	62	46
Interest expense	(11,282)	(10,182)	(7,603)
Other (expense) income, net	(276)	(9)	43
Loss on extinguishment of debt	—	(1,744)	—

(LOSS) INCOME BEFORE INCOME TAXES	(7,296)	(2,279)	31,791
Income tax (benefit) expense	(3,906)	2,821	10,395

NET (LOSS) INCOME	(3,390)	(5,100)	21,396
Net loss attributable to noncontrolling interests	—	178	—

NET (LOSS) INCOME ATTRIBUTABLE TO DELTEK, INC.	$(3,390)	$(4,922)	$21,396

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO DELTEK, INC. (a)
Basic	$(0.05)	$(0.08)	$0.38

Diluted	$(0.05)	$(0.08)	$0.37

COMMON SHARES AND EQUIVALENTS OUTSTANDING (a)
Basic weighted average shares	65,380,259	64,768,467	56,777,552

Diluted weighted average shares	65,380,259	64,768,467	57,596,326

(a)	In accordance with FASB Accounting Standards Codification (ASC) 260, Earnings Per Share, for the purpose of computing the basic and diluted number of shares, the number of weighted average common shares outstanding prior to June 1, 2009 was retroactively adjusted by a factor of 1.08 to reflect the impact of the bonus element associated with the common stock rights offering that was completed in June 2009. See Note 13, (Loss) Earnings Per Share, for additional information.

See accompanying notes to consolidated financial statements.

F-4

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,390)	$(5,100)	$21,396
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for doubtful accounts	767	324	2,267
Depreciation and amortization	25,592	15,515	10,547
Amortization of debt issuance costs and original issue discount	988	1,045	962
Loss on extinguishment of debt	—	1,744	—
Impairment of assets	—	1,933	—
Stock-based compensation expense	12,613	11,941	8,675
Employee stock purchase plan expense	264	273	1,896
Restructuring charge, net	2,170	537	932
Loss (Gain) on disposal of fixed assets	189	(9)	42
Other noncash activity	431	(124)	—
Deferred income taxes	(7,494)	(5,752)	(3,556)
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	84	(4,397)	3,273
Prepaid expenses and other assets	(4,120)	3,474	(4,154)
Accounts payable and accrued expenses	5	3,122	(2,846)
Income taxes payable/receivable	3,313	(2,061)	1,939
Excess tax benefit from stock awards	(164)	(641)	(80)
Other tax liabilities	716	669	868
Other long-term liabilities	11,165	(715)	(824)
Deferred revenues	13,574	41,261	18,439

Net Cash Provided by Operating Activities	56,703	63,039	59,776

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(25,664)	—	—
Acquisition of Maconomy A/S, net of cash acquired	(1,629)	(66,303)	—
Acquisition of INPUT, Inc., net of cash acquired	(1,740)	(59,374)	—
Acquisition of assets of S.I.R.A., Inc., net of cash acquired	(1,039)	(6,109)	—
Acquisition of mySBX, net of cash acquired	—	—	(5,369)
Purchase of property and equipment	(19,949)	(4,925)	(2,368)
Capitalized software development costs	(732)	—	(150)

Net Cash Used in Investing Activities	(50,753)	(136,711)	(7,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	—	—	58,228
Proceeds from exercise of stock options	935	1,129	887
Excess tax benefit from stock awards	164	641	80
Proceeds from issuance of stock under employee stock purchase plan	745	791	2,015
Shares withheld for minimum tax withholding on vested restricted stock awards	(2,388)	(1,537)	(123)
Proceeds from issuance of debt, net of original issuance discount	—	198,000	—
Payments for deferred financing costs	(241)	(3,077)	(2,336)
Purchase of treasury stock	(15,990)	—	—
Repayment of debt	(30,553)	(179,483)	(13,858)

Net Cash (Used in) Provided by Financing Activities	(47,328)	16,464	44,893

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	2	1,191	66

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(41,376)	(56,017)	96,848
CASH AND CASH EQUIVALENTS—Beginning of period	76,619	132,636	35,788

CASH AND CASH EQUIVALENTS—End of period	$35,243	$76,619	$132,636

See accompanying notes to consolidated financial statements.

F-5

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash activity during the current period:
Stock issued for acquisitions	$—	$—	$1,454

Accrued liability for acquisition of business	$1,329	$6,749	$—

Receivable for future exercises of stock options in acquisition of business	$—	$633	$—

Accrued liability for purchases of property and equipment	$—	$678	$44

Capital lease obligation for equipment	$118	$—	$—

Cash paid (received) during the period for:
Interest	$8,583	$8,806	$6,961

Income taxes, net	$(277)	$10,039	$11,238

See accompanying notes to consolidated financial statements.

F-6

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share data)

	Preferred Stock		Common Stock		Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Deficit) Income	Treasury Stock		Total Deltek, Inc.’s Stockholders’ (Deficit) Equity	Non controlling Interests
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount
Balance at December 31, 2008	—	$—	43,474,220	$43	100	$—	$177,249	$(229,905)	$(1,197)	—	$—	$(53,810)	$—

Net income	—	—	—	—	—	—	—	21,396	—	—	—	21,396	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	522	—	—	522	—

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	21,918	—
Issuance of common stock in connection with rights offering, net of issuance costs	—	—	20,000,000	20	—	—	58,208	—	—	—	—	58,228	—
Stock issued for acquisitions	—	—	247,038	—	—	—	1,454	—	—	—	—	1,454	—
Issuance of common stock under the employee stock purchase plan	—	—	635,855	1	—	—	2,014	—	—	—	—	2,015	—
Stock options exercised	—	—	245,750	—	—	—	887	—	—	—	—	887	—
Issuance of restricted stock awards, net of forfeitures of 73,652	—	—	1,707,848	2	—	—	(2)	—	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	80	—	—	—	—	80	—
Tax deficiency from other stock option activity	—	—	—	—	—	—	(541)	—	—	—	—	(541)	—
Stock compensation	—	—	—	—	—	—	10,547	—	—	—	—	10,547	—
Exchange of liability for restricted stock	—	—	—	—	—	—	25	—	—	—	—	25	—
Payment of income tax withheld on vested restricted stock awards	—	—	(18,296)	—	—	—	(123)	—	—	—	—	(123)	—

Balance at December 31, 2009	—	$—	66,292,415	$66	100	$—	$249,798	$(208,509)	$(675)	—	$—	$40,680	$—

Net loss	—	—	—	—	—	—	—	(4,922)	—	—	—	(4,922)	(178)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	3,586	—	—	3,586	118

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(1,336)	(60)
Issuance of common stock under the employee stock purchase plan	—	—	123,283	—	—	—	791	—	—	—	—	791	—
Stock options exercised	—	—	274,851	1	—	—	1,128	—	—	—	—	1,129	—
Issuance of restricted stock awards, net of forfeitures of 213,941	—	—	2,308,059	2	—	—	(2)	—	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	641	—	—	—	—	641	—
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(951)	—	—	—	—	(951)	—
Stock compensation	—	—	—	—	—	—	12,239	—	—	—	—	12,239	—
Purchase of noncontrolling interests in business acquisition	—	—	—	—	—	—	—	—	—	—	—	—	3,235
Increase ownership of noncontrolling interests, net of loss	—	—	—	—	—	—	(322)	—	—	—	—	(322)	(3,175)
Exchange of liability for restricted stock	—	—	—	—	—	—	52	—	—	—	—	52	—
Shares withheld for minimum tax withholding on vested restricted stock awards	—	—	(203,834)	—	—	—	(1,537)	—	—	—	—	(1,537)	—

Balance at December 31, 2010	—	$—	68,794,774	$69	100	$—	$261,837	$(213,431)	$2,911	—	$—	$51,386	$—

F-7

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share data)

	Preferred Stock		Common Stock		Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Deficit) Income	Treasury Stock		Total Deltek, Inc.’s Stockholders’ (Deficit) Equity	Non controlling Interests
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount
Net loss	—	—	—	—	—	—	—	(3,390)	—	—	—	(3,390)	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(723)	—	—	(723)	—

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	(4,113)	—
Issuance of common stock under the employee stock purchase plan	—	—	119,655	—	—	—	745			—	—	745	—
Stock options exercised	—	—	229,024	—	—	—	935	—	—	—	—	935	—
Issuance of restricted stock awards, net of forfeitures of 505,982	—	—	1,598,218	1	—	—	(1)	—	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	164	—	—	—	—	164	—
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(1,108)	—	—	—	—	(1,108)	—
Stock compensation	—	—	—	—	—	—	13,397	—	—	—	—	13,397	—
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	2,126,618	(15,990)	(15,990)	—
Exchange of liability for restricted stock	—	—	—	—	—	—	14	—	—	—	—	14	—
Reclassification adjustment	—	—	—	—	—	—	(99)	—	—	—	—	(99)	—
Shares withheld for minimum tax withholding on vested restricted stock awards	—	—	(342,782)	—	—	—	(2,388)	—	—	—	—	(2,388)	—

Balance at December 31, 2011	—	$—	70,398,889	$70	100	$—	$273,496	$(216,821)	$2,188	2,126,618	$(15,990)	$42,943	$—

See accompanying notes to consolidated financial statements.

F-8

DELTEK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Deltek, Inc. (“Deltek” or the “Company”) is a leading provider of enterprise software and information solutions for government contractors and professional services firms. Deltek’s solutions provide research and identify business opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects for its customers. Deltek’s solutions provide its customers with actionable insight – providing enhanced visibility and control into business processes and operations and enabling them to succeed in delivering their projects and business goals. The Company is incorporated in Delaware and was founded in 1983.

Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

“Product revenues”, which is comprised of “Perpetual licenses” and “Subscription and term licenses” is included in the consolidated statement of operations. “Software license fees” and “Subscription and recurring revenues” for the prior periods presented have been re-characterized as “Perpetual licenses” and “Subscription and term licenses,” respectively, to conform to the current period presentation. The Cost of Revenues for the prior periods presented was reclassified accordingly.

“Consulting services revenue” previously presented for year ended December 31, 2009 has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the presentation for year ended December 31, 2010. The amounts previously presented in “Other revenues” has been reclassified and included with the revenues in the line item for “Consulting services and other revenues” to conform to the presentation for the year ended December 31, 2010. A similar reclassification was made for the related costs and combined in the line item “Cost of consulting services and other revenues”.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Areas of the financial statements where estimates may have the most significant effect include the allowance for doubtful accounts receivable and sales allowances, lives of tangible and intangible assets, impairment of long-lived and other assets, realization of deferred tax assets, accrued liabilities, stock-based compensation, revenue recognition, valuation of acquired deferred revenue, goodwill and intangible assets, and provisions for income taxes. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are generated primarily from four sources: licensing of software products, subscriptions (including access to market intelligence, analysis and business development related services), providing maintenance and support for those products, and providing consulting services related to those products. The Company recognizes revenue in accordance with ASC 985-605, Software-Revenue Recognition,

F-9

and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. Where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual licenses, term licenses and services revenue together in accordance with ASC 605-35, Revenue Recognition-Construction-Type and Certain Production-Type Contracts (“ASC 605-35”).

Under its perpetual software license agreements, the Company recognizes revenue upon execution of a signed agreement and delivery of the software provided that the arrangement fees are fixed or determinable, collection of the resulting receivable is probable, and vendor-specific objective evidence (“VSOE”) of fair value exists to allow the allocation of a portion of the total fee to any undelivered elements of the arrangement. In the event that VSOE does not exist for any undelivered element, the entire arrangement fee is recognized over the longer of the services, subscription, or maintenance period.

If VSOE exists to allow the allocation of a portion of the total fee to undelivered elements of the arrangement, the residual amount in the arrangement allocated to perpetual licenses is recognized as revenue when all of the following are met:

•	Persuasive evidence of an arrangement exists. It is our practice to require a signed contract or an accepted purchase order for existing customers.

•

Delivery has occurred. We deliver software by secure electronic means or physical delivery. Both means of delivery transfer title and risk to the customer. Shipping terms are generally FOB shipping point.

•

The fees from software license sale is fixed or determinable. We recognize revenue for the perpetual license component of multiple element arrangements only when VSOE of fair value of any undelivered elements is known, any uncertainties surrounding customer acceptance are resolved and there are no refund, return, or cancellation rights associated with the delivered elements. Fees from perpetual license sales are generally considered fixed or determinable when payment terms are within the Company’s standard payment terms for given products.

•	Collectibility is probable. Amounts receivable must be collectible. For license arrangements that do not meet our collectibility standards, revenue is recognized as cash is received.

The Company’s software license agreements generally do not include customer acceptance provisions; if acceptance provisions are provided, delivery is deemed to occur upon acceptance.

Perpetual and term license revenues from resellers are recognized using a sell-through model whereby the Company recognizes revenue when evidence of a sales arrangement exists between reseller and end-user.

The Company’s standard payment terms for its perpetual license agreements are generally within 180 days. The Company considers the perpetual software license fee to be fixed or determinable unless the fee is subject to refund or adjustment, or is not payable within the Company’s standard payment terms. Perpetual license revenue from arrangements with payment terms extending beyond 180 days has generally been viewed as outside the Company’s standard payment terms and is recognized as payments become due and payable if the Company is unable to demonstrate a history of collecting under similar payment terms with similar arrangements.

The Company also sells its software products under term license agreements, including our software-as-a-service (“SaaS”) offerings. Term licenses offer the customer rights to software and related maintenance and support for a specific fixed period of time, usually between 12 and 36 months. In some cases implementation services are also included in the initial period fee. Hosting services may also be included in the fee. Customers generally prepay for these term licenses, and these prepayments are recorded as deferred revenue and revenue is recognized over the contractual period of the term license.

F-10

Subscription revenues, including access to market intelligence analysis and business development services, generally provide customers with access to the Company’s Information Solutions products (previously known as the GovWin and INPUT networks) for a fixed period of time, usually one year. Customers generally prepay for these subscription offerings, and these prepayments are recorded as deferred revenue and revenue is recognized over the term of the subscription.

Sales taxes and other taxes collected from customers and remitted to governmental authorities are presented on a net basis and, as such, are excluded from revenues.

Maintenance and support services include unspecified periodic software upgrades or enhancements, bug fixes and phone support for perpetual software licenses. Initial annual maintenance and support are sold as a consistent percentage of the software price. Customers generally prepay for maintenance, and these prepayments are recorded as deferred revenue and revenue is recognized ratably over the term of the maintenance period.

The Company’s consulting services consist primarily of implementation services, training, and design services. Consulting services are also regularly sold separately from other elements, generally on a time-and-materials basis. Other revenue mainly includes fees collected for the Company’s annual user conference.

Consulting services are generally not essential to the functionality of the Company’s software and are usually completed in three to six months, though larger implementations may take longer. The Company generally recognizes revenues for these services as they are performed. In the case of software arrangements where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual license and services revenue together in accordance with ASC 605-35. Direct costs related to these arrangements are deferred and expensed as the related revenue is recognized.

Implementation, installation and other consulting services are generally billed based upon hourly rates, plus reimbursable out-of-pocket expenses and related administrative fees. Revenue on these arrangements is recognized based on hours actually incurred at the contract billing rates, plus out-of-pocket expenses. Implementation, installation and other consulting services revenue under fixed-fee arrangements is generally recognized as the services are performed if the Company has the ability to demonstrate it can reasonably estimate percentage of completion.

The Company generally sells training services at a fixed rate for each specific training session at a per-attendee price, and revenue is recognized when the customer attends the training. The Company also sells training on a time-and-materials basis. In situations where customers pay for services in advance of the services being rendered, the related prepayment is recorded as deferred revenue and recognized as revenue when the services are performed.

For sales arrangements involving multiple elements, where perpetual software licenses are sold together with maintenance and support, consulting, training, or subscription offerings, the Company recognizes revenue using the residual method. The residual accounting method is used since VSOE has not been established for the perpetual license element as it is not typically sold on a standalone basis. Using this method, the Company first allocates revenue to the undelivered elements on the basis of VSOE. The difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue for the delivered elements, which is usually the perpetual software license component. The Company has established VSOE for standard offerings of maintenance and support and consulting services based on the price charged when these elements are sold on a standalone basis.

For maintenance and support agreements, VSOE is generally based upon historical renewal rates.

F-11

For consulting services and training sold as part of a multiple element sales arrangement, VSOE is based upon the prices charged for those services when sold separately. For sales arrangements that require the Company to deliver future specified products or services for which VSOE of fair value is not available, the entire arrangement is deferred until VSOE is available or delivery has occurred. For income statement classification purposes revenue is allocated first to the undelivered element based on VSOE. Any remaining arrangement fee is then allocated to the software license.

In cases where perpetual licenses and other elements are sold in combination with subscription offerings or term licenses, all revenue is recognized ratably over the longest period of performance for the undelivered elements once the Company has commenced delivery of all elements. For income statement classification purposes revenue is allocated based on VSOE for maintenance, training, and consulting services. For subscription offerings and term licenses, VSOE has not yet been established, and revenue is therefore allocated to the undelivered subscription or term license based on the contractually stated renewal rate. Under the residual method, any remaining arrangement fee is allocated to the perpetual software license.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company’s cash equivalents primarily include funds held in money market accounts on a short-term basis.

The Company’s cash and cash equivalents (in thousands) are as follows:

	Year Ended December 31,
	2011	2010
Cash	$31,678	$10,036
Money Market Fund Investments	3,565	66,583

Total Cash and Cash Equivalents	$35,243	$76,619

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of amounts due to the Company arising from normal business activities. The Company maintains an allowance for estimated losses resulting from the expected failure of some of its customers to make required payments (or “credit losses”) and a sales allowance for customer maintenance cancellations and consulting services adjustments. The provision for sales allowances are charged against the related revenue items and provision for doubtful accounts (credit losses) are recorded in “General and Administrative” expense. The Company estimates uncollectible amounts for both sales allowances and credit losses based upon historical trends, age of customer receivable balances, and evaluation of specific customer receivable activity.

Prepaid Expenses and Other Current Assets

Prepaid and other current assets primarily consist of prepaid fees for third-party software, prepaid maintenance for internal use software, prepaid costs associated with the Company’s annual user conference, deferred commissions and other assets. Commission expense related to subscription orders is deferred and recognized ratably over the subscription term and is included in “Sales and Marketing” expense in the Company’s consolidated statements of operations.

Concentrations of Credit Risk

Financial instruments that could subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. At December 31, 2011 the Company’s cash

F-12

equivalents were invested in a money market fund that invests primarily in a portfolio of short-term U.S. Treasury securities. These investments include repurchase agreements collateralized fully by U.S. Treasury securities. As a result, the risk of non-performance of the money market fund is very low. The investments have a net asset value equal to $1.00 with no withdrawal restrictions, and there are no investments in auction rate securities. In addition, the money market fund has not experienced a decline in value and its net asset value has historically not dropped below $1.00. The credit risk with respect to accounts receivable is diversified due to the large number of entities comprising the Company’s customer base and credit losses have generally been within the Company’s estimates.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years for equipment and furniture, three to five years for computer equipment, and three to five years for software. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term, generally five to ten years.

Foreign Currency Translation and Transactions

The Company’s consolidated financial statements are translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. For all operations outside the United States, assets and liabilities are translated in U.S. Dollars at the current rates of exchange in effect at the balance sheet date. Income and expense items are translated at the average exchange rate that prevailed during the period. The resulting translation adjustments are recorded in “Accumulated Other Comprehensive Income,” a separate component of stockholders equity. Foreign currency transactions are denominated in a currency other than a subsidiary’s functional currency. A change in the exchange rates between a subsidiary’s functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is reported by the Company as a foreign currency transaction gain (loss) and is recorded in “Other (Expense) Income, Net.”

Software Development Costs

Software development costs incurred subsequent to establishing technological feasibility and until general release of the software products are capitalized in accordance with ASC 985-20, Software—Cost of Software to be Sold, Leased or Marketed when the development efforts between technological feasibility and general release are significant. Certain development efforts include the preparation of a detailed program design, which is the basis for establishing technological feasibility. Other efforts do not involve creation of a detailed program design, and therefore technological feasibility is not established until a working model of the software is developed.

Amortization of capitalized development costs begins once the products are available for general release. Amortization is determined on a product-by-product basis calculated using the straight-line method over the estimated economic life of the product, which is generally four years. At December 31, 2011 and 2010 the amount of unamortized capital software development costs was $798,000 and $265,000, respectively, and is reflected as “Other Assets” in the consolidated balance sheets. Software development costs of $732,000 and $150,000 were capitalized for the fiscal years 2011 and 2009, respectively. No costs were capitalized for fiscal year 2010. Amortization of capitalized software for the years ended December 31, 2011, 2010 and 2009 was $198,000, $353,000, and $971,000, respectively. All other research and development costs are expensed as incurred.

In addition, the Company capitalizes costs incurred in connection with developing or obtaining internal use software in accordance with ASC 350-40, Internal- Use Software between the periods after the planning stage and up to the point when the software is ready for its intended use, if such costs are significant. Costs incurred relating to planning and post-implementation phases of development are expensed as incurred. Capitalized costs

F-13

are included in “Property and Equipment, net” and were $1.8 million and $1.3 million for the years ended December 31, 2011 and 2010, respectively. The capitalized costs are being amortized on a straight-line basis over an estimated useful life of no more than five years.

Income Taxes

Income taxes are accounted for in accordance with ASC 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse. In addition, in accordance with ASC 740, a valuation allowance is required to be recognized if it is believed more likely than not that a deferred tax asset will not be fully realized. ASC 740 prescribes a recognition threshold of more likely than not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order for those positions to be recognized in the financial statements. The Company continually reviews tax laws, regulations and related guidance in order to properly record any liabilities resulting from uncertain tax positions.

Goodwill and Other Intangible Assets

The Company allocates the purchase price paid in a purchase business combination to the assets acquired, including intangible assets, and the liabilities assumed at estimated fair values considering a number of factors, including relying in part on the use of an independent appraisal.

In estimating the fair value of acquired deferred revenue, the Company considers the direct cost of fulfilling the legal performance obligations associated with the liability, plus a normal profit margin. The Company amortizes its intangible assets using an accelerated or straight-line method which best approximates the proportion of the future cash flows estimated to be generated in each period over the estimated useful life of the applicable asset and evaluated on an annual basis to ensure continued appropriateness.

Acquired intangible assets are being amortized over the following periods:

Membership development	10 years
Research database	5-10 years
Customer relationships - Maintenance and License	4–10 years
Technology	1-5 years
Acquired project management process	5 years
Trade names	2-10 years–indefinite life

In accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill and other indefinite-lived intangible assets are not amortized, but instead tested for impairment at least annually. Additionally, other indefinite-lived intangible assets are not being amortized until such time that the useful life is determined to no longer be indefinite in accordance with ASC 350. The Company performs its annual impairment tests as of December 31st of each year.

No impairment of goodwill was recorded based upon this test as of December 31, 2011, 2010, or 2009, as the Company determined that the fair value of these assets exceeded their carrying value. The annual test performed on indefinite-lived intangible assets for December 31, 2010 and coinciding with the Company’s rebranding strategy, resulted in an impairment charge of $1.5 million, for the excess of the carrying amount of the asset over its fair value, on trade names acquired from a business acquisition; see Note 6, Goodwill And Other Intangible Assets, for further details. No impairment on indefinite-lived intangible assets was recorded based on this test as of December 31, 2011 and 2009, as the Company determined that the fair value of these assets exceeded their carrying value.

In accordance with ASC 360, Property, Plant and Equipment (“ASC 360”), the Company reviews its long-lived assets, including property and equipment and intangible assets subject to amortization, for impairment

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whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There have been no impairment charges on long-lived assets for the years ended December 31, 2011, 2010, and 2009.

Fair Value Measurements

ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value and expands required disclosures about fair value measurements. As of December 31, 2011 and 2010, the Company measured its money market funds at fair value based on quoted prices that are equivalent to par value (Level 1). The Company did not have any assets measured at fair value on a recurring basis using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3), or any liabilities measured at fair value as prescribed by ASC 820-10.

The Company’s nonfinancial assets measured at fair value on a nonrecurring basis include goodwill, indefinite-lived intangible assets, and long-lived tangible assets including property and equipment. The valuation methods used to determine fair value require a significant degree of management judgment to determine the key assumptions which include projected revenues, royalty rates and appropriate discount rates. As such, the Company classifies nonfinancial assets subjected to nonrecurring fair value adjustments at Level 3 measurements. The Company adjusted, during the measurement period, the fair value of intangible assets acquired in the acquisition of INPUT, Inc. in October 2010 using an income approach valuation technique applied by the Relief from Royalty Method; see Note 2, Business Acquisitions, for further details. At December 31, 2010 certain intangible assets were impaired and written down to their fair value; see Note 6, Goodwill and Other Intangible Assets.

Financial instruments are defined as cash, evidence of an ownership interest in an entity or contracts that impose an obligation to deliver cash, or other financial instruments to a third-party. Cash and cash equivalents, which are primarily cash and funds held in money-market accounts on a short-term basis, are carried at fair market value. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity term of these instruments. The carrying value of the Company’s debt is reported in the financial statements at cost.

Although there is no active public market for the debt, the Company has determined that the carrying value of its debt, which includes a debt discount, approximates fair value as a result of the Company’s recent debt refinancing at current market rates (See Note 9, Debt) as well as the fact that the debt contains a variable interest rate component; however, at December 31, 2011 the interest rate was fixed due to the interest rate floor in place under the Company’s credit agreement in conjunction with the prevailing interest rates. The estimated fair value of the Company’s debt at December 31, 2011 and December 31, 2010 was $167.4 million and $197.6 million, respectively. The Company’s policy with respect to derivative financial instruments is to record them at fair value with changes in value recognized in earnings during the period of change. At December 31, 2011 and 2010, the Company had no derivative financial instruments.

Debt Issuance Costs

Costs incurred in connection with securing the Company’s credit facility and debentures are capitalized and recorded as “Prepaid Expenses and Other Current Assets” and “Other Assets” on the consolidated balance sheets. The debt issuance costs are amortized and reflected in “Interest Expense” over the respective lives of the loans using the effective interest method.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that the cost of awards of equity instruments offered in exchange

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for employee services, including employee stock options, restricted stock awards, and employee stock purchases under the Company’s Employee Stock Purchase Plan (“ESPP”), are measured based on the fair value of the award on the measurement date of grant. The Company determines the fair value of options granted using the Black-Scholes-Merton option pricing model and recognizes the cost over the period during which an employee is required to provide service in exchange for the award, generally the vesting period, net of estimated forfeitures. The fair value for employee stock purchases under the ESPP plan also utilizes the Black-Scholes-Merton option pricing model to determine fair value. The fair value of restricted stock awards is based on the closing price of the Company’s common stock on the date of grant and is recognized as expense over the requisite service period of the awards or in a few cases when performance conditions have been satisfied, net of estimated forfeitures.

Rights Offering

In May 2009, the Company issued non-transferable subscription rights to the Company’s stockholders of record to subscribe for 20 million shares of the Company’s common stock on a pro rata basis at a subscription price of $3.00 per share. Stockholders received one right for each share of common stock owned on the record date, April 14, 2009. Based on the number of shares outstanding on the record date, the rights offering entitled each stockholder to purchase 0.4522 shares of common stock at the subscription price. On May 27, 2009, the subscription period expired and the rights offering was fully subscribed by participating stockholders of the Company, resulting in the issuance of 20 million shares of common stock on June 1, 2009. Net proceeds from the offering after deducting fees and offering expenses were $58.2 million. In accordance with the provisions of the credit agreement, the Company used $3.1 million to prepay indebtedness. See Note 9, Debt, for additional details regarding the mandatory prepayment and Note 13, (Loss) Earnings Per Share, for additional details regarding the rights offering.

Recently Adopted Accounting Pronouncements

In October 2009, the Financial Accountings Standards Board (“FASB”) issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”), and ASU 2009-14, Certain Revenue Arrangements That Include Software Elements (“ASU 2009-14”), on revenue recognition, both of which became effective for the Company beginning January 1, 2011. The provisions in the accounting standards could have been adopted prospectively to new or materially modified arrangements beginning on the effective date or retrospectively for all periods presented. The Company elected to adopt the standards prospectively.

ASU 2009-13 provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009-13 does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor specific objective evidence if available, third-party evidence if vendor specific objective evidence is not available, or estimated selling price if neither vendor specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. ASU 2009-13 also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under ASU 2009-13. Currently the Company does not have multiple-deliverable arrangements that would be included in the scope of ASU 2009-13; the Company plans to implement the provisions in ASU 2009-13 when it is appropriate based upon the Company’s selling arrangements.

ASU 2009-14 excludes tangible products containing software components and non-software components that function together to deliver the product’s essential functionality from the scope of ASC 985-605 , Software-

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Revenue Recognition and provides guidance on how to allocate arrangement consideration to deliverables in an arrangement that includes both tangible products and software. The adoption of ASU 2009-14 did not have an impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”) which requires new disclosures concerning transfers into and out of Level 1 and Level 2 of the fair value measurement hierarchy and a roll forward of the activity of assets and liabilities measured in Level 3 of the hierarchy. In addition, ASU 2010-06 clarifies existing disclosure requirements to require fair value measurement disclosures for each class of assets and liabilities and disclosure regarding the valuation techniques and inputs used to measure Level 2 or Level 3 fair value measurements on a recurring and nonrecurring basis. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the roll forward of activity for Level 3 fair value measurements, which was effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (“ASU 2010-28”), which addresses how to apply Step 1 of the goodwill impairment test when a reporting unit has a zero or negative carrying amount. ASU 2010-28 requires for those reporting units with a zero or negative carrying amount to perform Step 2 of the impairment test if qualitative factors indicate that it is more likely than not that an impairment of goodwill exists. ASU 2010-28 is effective for annual and interim periods beginning after December 15, 2010. The adoption of ASU 2010-28 did not have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29 (“ASU 2010-29”), Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. ASC 805-10-50, Business Combinations, requires disclosure of supplemental pro forma information of the revenue and earnings of the combined entity for a business combination that occurred during the reporting period. ASU 2010-29 clarifies the time period in which the acquisition date occurred for pro forma purposes. Specifically for comparative financial statements, the pro forma revenue and earnings of the combined entity are presented as though the acquisition date for a business combination that occurred during the current reporting period had been at the beginning of the comparable prior annual reporting period. ASU 2010-29 is effective prospectively for business combinations occurring in fiscal years beginning after December 15, 2010, with early adoption permitted. The Company applied this guidance in the current year in the pro forma disclosures for the acquisitions of Maconomy A/S and INPUT, Inc.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is mainly the result of the joint efforts by the FASB and the International Accounting Standards Board to develop a single, converged fair value framework on how to measure fair value and common disclosure requirements for fair value measurements. ASU 2011-04 amends various fair value guidance, such as specifying that the concepts of highest and best use and valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets, and prohibits the use of blockage factors and control premiums when measuring fair value. In addition, ASU 2011-04 expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. The adoption is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

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In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”) which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income. The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements, but does expect the adoption to change the Company’s presentation of other comprehensive income in the financial statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required. ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company did not early adopt the provisions in ASU 2011-08 and does not expect the adoption of ASU 2011-08 in January 2012 to have a material impact on its consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

2. BUSINESS ACQUISITIONS

The Washington Management Group, Inc.

On March 31, 2011, the Company acquired 100% of the outstanding stock of The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”). FedSources offers leading market intelligence and consulting services necessary to identify, qualify, and win government business, as well as comprehensive GSA schedule consulting. The results of FedSources have been included in the Company’s consolidated financial statements from April 1, 2011 to December 31, 2011 and were not material to the overall consolidated results of the Company.

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The aggregate purchase price that the Company paid for FedSources is as follows (in thousands):

Amount
Cash paid	$26,000
Contingent consideration	600
Accrual for additional purchase consideration	729

27,329
Less: Cash acquired	(336)

Total purchase price	$26,993

The contingent consideration of $0.6 million represents the fair value of the potential earn out payment of $5.0 million based on an estimate of revenue realization at the end of a five-year period. The purchase price accrual represents a working capital balance sheet adjustment of $229,000 upon the closing of the acquisition, as well as indemnification for agreed upon tax elections regarding the sale of FedSources in the amount of $500,000. As of December 31, 2011, the Company and the seller finalized the working capital calculation after completing the review of the closing balance sheet for FedSources. In addition, for the year ended December 31, 2011 approximately $274,000 was incurred for acquisition-related costs and integration costs which are included in “General and Administrative” expenses in the consolidated statement of operations.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, including subsequent adjustments (in thousands):

Accounts receivable	$1,286
Deferred tax asset	185
Prepaid expenses and other assets	85
Property and equipment	470
Intangible assets	5,880
Goodwill	23,246
Accounts payable and accrued expenses	(598)
Deferred revenues	(3,015)
Current income taxes payable	(238)
Noncurrent deferred tax liability	(218)
Other long-term liabilities	(90)

Total purchase price	$26,993

The components and the useful lives of the intangible assets listed in the above table as of the acquisition date, including subsequent adjustments, are as follows (in thousands):

	Amount	Life
Technology	$690	1 year
Trade names	740	5 -10 years
Research database	1,400	5 years
Customer relationships	3,050	10 years

Total intangible assets	$5,880

Technology is being amortized using an accelerated amortization method over one year and the related amortization expense in the Company’s consolidated statement of operations is included in “Cost of Subscription and Term Licenses”. The research database is being amortized using an accelerated amortization method over five years and the related amortization expense is included in “Cost of Subscription and Term Licenses”. The

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trade names and customer relationships are being amortized using an accelerated amortization method over five to ten years and the related amortization expense is included in “Sales and Marketing” expense. The weighted average useful life of the intangible assets is estimated at 7.3 years.

The goodwill associated with the transaction is primarily due to the benefits to the Company resulting from the combination with FedSources. The goodwill and identified intangibles recorded in this transaction are deductible for tax purposes.

INPUT, Inc.

On October 1, 2010, the Company acquired 100% of the ownership interests in INPUT, Inc. (“INPUT”), a company whose services enable companies to identify and develop new business opportunities with federal, state and local governments and other public sector organizations. The results of INPUT have been included in the financial statements since the acquisition date.

The aggregate purchase price that the Company paid for INPUT is as follows (in thousands):

Cash paid	$61,786
Less: cash acquired	(672)

Total purchase price	$61,114

For the year ended December 31, 2011, approximately $65,000 was incurred for acquisition-related costs and integration costs, which are included in “General and Administrative” expenses in the consolidated statement of operations. For the year ended December 31, 2010, approximately $1.6 million was incurred for acquisition-related costs and integration costs which were included in “General and Administrative” expenses in the consolidated statement of operations.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition, including subsequent adjustments. During the measurement period that ended on September 30, 2011, net adjustments of $2.1 million were made to the fair values of the assets acquired and liabilities assumed with a corresponding adjustment to goodwill. Our consolidated balance sheet at December 31, 2010 was retrospectively adjusted to reflect these adjustments as required by ASC 805, Business Combinations (“ASC 805”). No further adjustments have been made to the purchase price allocation since September 30, 2011.

	Initial valuation at December 31, 2010	Adjustments	Final valuation at December 31, 2011
	(in thousands)
Accounts receivable	$2,746	$—	$2,746
Prepaid expenses and other assets	206	—	206
Income taxes receivable	539	(22)	517
Property and equipment	697	—	697
Intangible assets	29,430	(1,610)	27,820
Goodwill	45,763	2,062	47,825
Non-current deferred tax asset	201	2,478	2,679
Other assets	107	—	107
Accounts payable and accrued expenses	(2,144)	21	(2,123)
Deferred revenues	(5,186)	—	(5,186)
Deferred tax liability	(5,869)	(2,674)	(8,543)
Non-current deferred tax liabilities	(5,949)	596	(5,353)
Other long-term liabilities	(278)	—	(278)

Total purchase price	$60,263	$851	$61,114

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The components and the useful lives of the intangible assets listed in the above table as of the acquisition date, including subsequent adjustments, are as follows (in thousands):

	Amount	Life
Technology	$1,760	4 years
Trade names	2,070	5 years
Research database	11,940	10 years
Customer relationships	12,050	7 Years

Total intangible assets	$27,820

Acquired technology is being amortized using an accelerated amortization method over four years and the related amortization expense in the Company’s consolidated statement of operations is included in “Cost of Subscription and Term Licenses”. The research database is being amortized using an accelerated amortization method over ten years and the related amortization expense is included in “Cost of Subscription and Term Licenses”. The customer relationships and trade name are being amortized using an accelerated amortization method over seven and five years, respectively, and the related amortization expense is included in “Sales and Marketing” expense. The weighted average useful life of the intangible assets is estimated at 7.9 years.

In accordance with ASC 805, the Company made the following adjustments to goodwill retrospectively to the date of acquisition:

i) The Company decreased the value of the INPUT trade name by $1.6 million, while increasing goodwill by this amount, due to the finalization of a study of the trade name and the ensuing plan around the Company’s use of the INPUT trade name. With respect to the finalization of the study, the useful life of the trade name changed from an indefinite life to 5 years;

ii) In connection with the reduction in the value of the INPUT trade name, the Company reduced the deferred tax liability created at the time of acquisition by $0.6 million (representing the difference between the financial statement and tax basis of the acquired intangible assets) and made a corresponding decrease to goodwill;

iii) The Company recorded a $2.6 million deferred tax liability in connection with the difference between the financial statement and tax basis of purchased deferred revenue, and made a corresponding increase to goodwill by the same amount;

iv) The Company recorded an additional $2.5 million deferred tax asset for tax benefits generated from net operating losses that were finalized as part of INPUT’s September 30, 2010 tax return, reducing goodwill by this same amount; and

v) The Company recorded additional purchase consideration of $950,000 upon finalizing INPUT’s net working capital calculation after completing a review of INPUT’s closing balance sheet, and made a corresponding increase to goodwill.

The goodwill is primarily due to the benefits to the Company and INPUT resulting from the combination. The combination provides multiple benefits for both companies such as expanding the product offerings of the Company. INPUT’s web-based database is a strong complement to the Company’s established government contracting base. The goodwill recorded in this transaction is not deductible for tax purposes.

Maconomy A/S

On June 3, 2010, the Company commenced a tender offer for 100% of the stock of Maconomy A/S (“Maconomy”). Maconomy is an international provider of software solutions and services for professional services firms. On July 6, 2010, having concluded that all of the terms of the tender offer had been satisfied, the Company announced that the purchase of the tendered shares would be completed on July 9, 2010. The tender offer was at an offering price of Danish Krone (“DKK”) 20.50 per share or approximately $3.40 per share at June 3, 2010.

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The purchase price for Maconomy was $67.6 million as of December 31, 2010, which includes $10.2 million of cash paid for shares purchased prior to the completion of the tender offer that were classified as “available-for-sale securities” at June 30, 2010. As of December 31, 2010 the Company owned 100% of the outstanding shares of Maconomy. For the year ended December 31, 2011, approximately $1.0 million was incurred for acquisition-related costs and integration costs. These costs are included in the consolidated statements of operations in expenses for “General and Administrative”, “Sales and Marketing” and “Cost of consulting services and other revenues” of $539,000, $318,000 and $185,000, respectively. For the year ended December 31, 2010, approximately $6.5 million was incurred for acquisition-related costs and integration costs. These costs are included in the consolidated statements of operations in expenses for “General and Administrative”, “Sales and Marketing” and “Cost of consulting services and other revenues” of $6.1 million, $226,000 and $166,000, respectively.

The Company recorded non-controlling interests as of July 9, 2010, of $3.2 million for the 5% of the outstanding shares of Maconomy not purchased by the Company. The amount was determined based on the fair value of the net assets of Maconomy. The Company initiated a mandatory redemption procedure to acquire all remaining shares of Maconomy (approximately 0.5 million shares) for DKK 20.50 per share. In the third quarter of 2010, the Company purchased approximately 3% of the non-controlling interests for $1.8 million. In the fourth quarter of 2010, the Company acquired the remaining outstanding 2% of the non-controlling interest for $1.6 million. There are no remaining non-controlling interests as of December 31, 2010. In February and September 2011, the Company acquired approximately 75,000 and 509,000 shares, respectively, of Maconomy upon the exercise of employee warrants or stock options that became exercisable at that time and paid approximately $1.6 million, net of the proceeds received from the employees for the exercise price.

The following table summarizes the purchase price of Maconomy (in thousands):

Cash paid for common stock	$74,787
Cash paid for common stock issued pursuant to stock options/warrants exercised	4,058
Fair value accretion on liability for stock options/warrants purchased	(80)
Gain on common stock purchased prior to the acquisition	307
Loss on foreign currency	(338)
Additional paid in capital from noncontrolling interests	(242)
Cash acquired	(10,926)

Total purchase price	$67,566

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$7,926
Prepaid expenses and other assets	1,078
Income taxes receivable	232
Property and equipment	924
Long-term deferred income taxes	13,166
Other assets	284
Intangible assets	32,230
Goodwill	33,824
Accounts payable and accrued expenses	(10,065)
Deferred revenues	(1,832)
Non-current deferred tax liabilities	(9,887)
Other long-term liabilities	(314)

Total purchase price	$67,566

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The components and the useful lives of the intangible assets listed in the above table as of the acquisition date are as follows (in thousands):

	Amount	Life
Customer Relationships - Maintenance	$15,371	10 years
Technology	9,419	5 years
Trade Names	3,940	Indefinite Lived
Customer Relationships - License	3,399	4 years
In-process research and development	101	—

Total Intangible Assests	$32,230

Technology is being amortized using an accelerated amortization method over five years and the related amortization expense in the Company’s consolidated statement of operations is included in “Cost of Perpetual Licenses”. The maintenance and license customer relationships are being amortized using an accelerated amortization method over ten years and four years, respectively, and the related amortization expenses are included in “Sales and Marketing” expense. The in-process research and development will be amortized over its useful life to “Cost of Perpetual Licenses” when it has reached technological feasibility. The weighted average useful life of the intangible assets is estimated at 7.6 years.

The goodwill is primarily due to the benefits to the Company and Maconomy resulting from the combination. The combination provides multiple benefits for both companies such as expanding the Company’s geographic reach. Maconomy’s large presence in Europe is an ideal complement to the Company’s strong position in the U.S. market. Maconomy’s professional services markets are a strong complement to the Company’s established project-focused vertical markets. The goodwill recorded in this transaction is not deductible for tax purposes.

The results of the Maconomy business have been included in the Company’s consolidated financial statements since the date of acquisition.

Assets of S.I.R.A., Inc.

In March 2010, the Company acquired the budgeting, forecasting and resource planning business of S.I.R.A., Inc. (“S.I.R.A.”).

The aggregate purchase price was $8.9 million, including a cash payment of $6.1 million and contingent consideration of $2.8 million to be paid over a three-year period based on license sales. In April 2011, the Company paid $1.0 million for the first year’s contingent consideration and the remaining contingent consideration was remeasured at fair value through earnings and is valued at $2.1 million as of December 31, 2011. The maximum earn out potential is not to exceed $3.3 million.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$118
Property and equipment	8
Intangible assets	2,611
Goodwill	6,267
Accounts payable and accrued expenses	(18)
Deferred revenue	(58)

Total purchase price	$8,928

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The components and the useful lives of the intangible assets listed in the above table as of the acquisition date are as follows (in thousands):

	Amount	Life
Customer relationships	$354	10 years
Technology	2,257	4 years

	$2,611

The customer relationships are being amortized using an accelerated amortization method over ten years and the related amortization expense in the Company’s consolidated statement of operations is included in “Sales and Marketing” expense. Technology is being amortized using an accelerated amortization method over four years and the related amortization expense is included in “Cost of Subscription and Term Licenses” expense. The weighted average amortization period for the intangibles is 4.8 years. The goodwill recorded in this transaction is deductible for tax purposes.

mySBX

In December 2009, the Company acquired 100% of the outstanding common stock of mySBX Corporation (“mySBX”), which is now known as GovWin, a Deltek network. GovWin is our online community that provides market intelligence that allows companies doing business with the government, including seasoned government contractors and new entrants, to identify contracting opportunities, more effectively manage their business development and marketing activities, discover partnership and teaming opportunities and solutions, and capture the most profitable opportunities for their businesses. The results of operations of mySBX have been included in the consolidated financial statements since the acquisition date.

The aggregate purchase price was $6.8 million and included cash payments of $5.4 million and common stock issued of $1.4 million.

Under the terms of the purchase agreement, the Company paid $95,000 of mySBX acquisition costs which were expensed as incurred. In addition, there is a retention arrangement with one of the former mySBX stockholders, pursuant to which the stockholder will receive up to 67,496 shares of restricted stock if the individual is employed on the one-year and two-year anniversaries of the acquisition. The restricted stock is being expensed as the requisite services are provided. As of December 31, 2011, this retention arrangement was satisfied and the restriction on the shares was removed. The acquisition did not result in any contingent consideration.

The following table summarizes the fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$18
Intangible assets	791
Goodwill	6,062
Deferred tax assets	903
Accounts payable	(594)
Accrued expenses	(41)
Deferred revenue	(5)
Deferred tax liability	(312)

Total purchase price	$6,822

F-24

The components and useful lives of the intangible assets listed in the above table as of the acquisition date are as follows (in thousands):

	Amount	Life
Tradename and trademarks	$25	2 years
Technology	458	4 years
Membership development	136	10 years
Customer relationships	172	10 years

	$791

The customer relationships and member community are being amortized using an accelerated amortization method over ten years and the expense is included in “Sales and Marketing” expense in the Company’s consolidated statement of operations. Tradename and trademarks are being amortized using a straight-line method of amortization over two years and the expense is included in “General and Administrative” expense. Technology is being amortized using an accelerated amortization method over four years and the expense is included in “Cost of Subscription and Term Licenses” expense. The weighted average amortization period for the intangibles is 6.3 years. The goodwill recorded in this transaction is not deductible for tax purposes.

Pro forma Financial Information (unaudited)

The following unaudited pro forma summary presents consolidated information of the Company as if the acquisitions of INPUT and Maconomy had occurred on January 1, 2009 (in thousands). The acquisitions of FedSources, S.I.R.A and mySBX are not included in the pro forma summary as their financial position and results of operations were not significant to the Company’s consolidated financial position or results of operations. The pro forma financial information gives effect to the Company’s acquisitions of INPUT and Maconomy by the application of the pro forma adjustments to the historical consolidated financial statements of the Company. Such unaudited pro forma financial information is based on the historical financial statements of the Company and the acquired businesses and certain adjustments, which the Company believes to be reasonable based on current available information, to give effect to these transactions. Pro forma adjustments were made from January 1, 2009 up to the date of each acquisition with the actual results reflected thereafter in the pro forma financial information.

The unaudited pro forma condensed consolidated financial data does not purport to represent what the Company’s results of operations actually would have been if the acquisition of INPUT and Maconomy had occurred on January 1, 2009, or what such results will be for any future periods. The actual results in the periods following each acquisition date (October 1, 2010 for INPUT and July 9, 2010 for Maconomy), may differ significantly from that reflected in the unaudited pro forma condensed consolidated financial data for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial data and the actual amounts.

The financial information of Maconomy has been extracted from the historical financial statements of Maconomy, which were prepared in Danish Krone (DKK) and prepared in accordance with International Financial Reporting Standards as adopted by the IASB (“IFRS”), which is a method of accounting different from GAAP. The financial information of INPUT has been extracted from their historical financial statements and was prepared in accordance with GAAP.

Unaudited adjustments have been made to present the Maconomy IFRS information under GAAP and adjusting the results of each acquired business to reflect additional amortization expense that would have been incurred assuming the fair value adjustments to intangible assets had been applied from January 1, 2009, as well as additional pro forma adjustments, to give effect to these transactions occurring on January 1, 2009. After

F-25

application of GAAP adjustments for Maconomy, the DKK amounts were translated to U.S. Dollars using the average exchange rate from January 1, 2009 up to the date of acquisition (in thousands):

	Year Ended December 31,
	2010	2009
	(unaudited)
Revenue	$322,542	$330,005
Income from operations	8,438	20,209
Net (loss) income	(6,630)	2,376

For purposes of these pro forma financial statements, the common stock rights offering that the Company completed in June 2009 was given effect as if it occurred on January 1, 2009. The Company also assumed pro forma borrowings on the term loans of approximately $43.3 million on January 1, 2009, which were in addition to the historical debt outstanding on such date in order to consummate these acquisitions. On a pro forma basis, the proceeds from the rights offering and the additional borrowings combined with the available cash on January 1, 2009 were used to finance the acquisitions. The pro forma financial statements were adjusted in the second quarter of 2011 to reflect the change in the useful life of INPUT’s trade name from an indefinite life to five years.

3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010
Accounts receivable–billed	$55,022	$56,064
Accounts receivable–unbilled	5,591	3,451
Allowance for doubtful accounts and sales allowances	(1,714)	(1,600)

Total	$58,899	$57,915

Activity in the allowance for doubtful accounts for the fiscal years ended December 31, 2011, 2010 and 2009 was as follows (in thousands):

	Year Ended December 31,
	2011	2010	2009
Allowance for doubtful accounts
Beginning balance	$1,600	$2,658	$2,195
Provision for doubtful accounts–sales allowances	291	458	1,331
Provision for doubtful accounts–credit losses	476	(134)	936
Foreign currency translation adjustments	(7)	55	1
Charges against allowance	(646)	(1,437)	(1,805)

Ending balance	$1,714	$1,600	$2,658

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4. PROPERTY AND EQUIPMENT

The components of “Property and Equipment, Net”, including equipment under capital lease obligations, consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010
Furniture and equipment	$7,709	$5,800
Computer equipment	15,048	14,989
Software	12,450	10,994
Leasehold improvements	13,928	6,084

Total	49,135	37,867
Less–accumulated depreciation and amortization	(23,515)	(24,951)

Property and equipment, net	$25,620	$12,916

Depreciation and amortization expense for the years ended December 31, 2011, 2010, and 2009 was $7.1 million, $5.9 million, and $5.1 million, respectively. The depreciation and amortization expense includes amortization of assets held under capital leases for 2011 and 2010.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010
Prepaid software maintenance and royalties	$4,558	$2,783
Prepaid conferences and events	286	213
Prepaid rent	868	1,241
Deferred commissions	2,523	888
Debt issuance costs	625	586
Prepaid insurance	747	911
Others	1,153	2,177

Total	$10,760	$8,799

6. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The value of goodwill is primarily derived from the Company’s acquisitions beginning with the acquisition of certain assets of A/E Management and the acquisition of Semaphore Inc. in 2000 to the acquisition of FedSources in March 2011. The Company amortized goodwill until January 1, 2002. In accordance with ASC 350, the Company discontinued amortization of its goodwill beginning January 1, 2002. Per the guidelines of ASC 350, the Company performed tests for goodwill impairment as of December 31, 2011, 2010, and 2009 and determined that there was no impairment of goodwill as the Company assessed its fair value and determined the fair value exceeded the carrying value.

F-27

The following table represents the balance and changes in goodwill for the years ended December 31, 2011 and 2010 (in thousands):

Balance as of January 1, 2010	$63,910
Acquisition of INPUT	47,825
Acquisition of Maconomy	33,824
Acquisition of S.I.R.A., Inc.’s assets	6,267
Foreign currency translation adjustments	1,135

Balance as of December 31, 2010	$152,961
Acquisition of WMG	23,246
Foreign currency translation adjustments	(436)

Balance as of December 31, 2011	$175,771

Other Intangible Assets

The following tables set forth information for intangible assets subject to amortization and for intangible assets not subject to amortization (in thousands):

	As of December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized Intangible Assets
Customer relationships – maintenance & license	$55,476	$(27,562)	$27,914
Technology	23,741	(16,458)	7,283
Tradename and non-compete	3,280	(941)	2,339
Research database	13,340	(3,009)	10,331
Foreign currency translation adjustments	(494)	552	58

Total	$95,343	$(47,418)	$47,925
Unamortized Intangible Assets
Tradename	$7,053	$—	$7,053
In process R&D	107	—	107
Foreign currency translation adjustments	(91)	—	(91)

Total	$102,412	$(47,418)	$54,994

	As of December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized Intangible Assets
Customer relationships – maintenance & license	$51,238	$(17,644)	$33,594
Technology	22,546	(11,016)	11,530
Tradename and non-compete	470	(335)	135
Research database	11,940	(543)	11,397
Foreign currency translation adjustments	1,693	(106)	1,587

Total	$87,887	$(29,644)	$58,243
Unamortized Intangible Assets
Tradename	$8,916	$—	$8,916
In process R&D	101	—	101
Foreign currency translation adjustments	213	—	213

Total	$97,117	$(29,644)	$67,473

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Amortization expense related to intangible assets acquired in business combinations is allocated to cost of revenues or operating expenses on the statement of operations based on the revenue stream to which the asset contributes. Amortization expense consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010	2009
Included in cost of revenues:
Cost of perpetual licenses	$3,300	$1,788	$853
Cost of subscription and term licenses	4,500	1,628	10
Cost of consulting services and other revenues	78	78	78

Total included in cost of revenues	7,878	3,494	941
Included in operating expenses:	10,448	5,760	3,539

Total	$18,326	$9,254	$4,480

As of December 31, 2011, the estimated future amortization expense is summarized in the table below as follows (in thousands):

Years Ending December 31,
2012	$14,617
2013	11,052
2014	7,949
2015	5,359
2016	3,562
Thereafter	5,386

Total	$47,925

We assess the impairment of indefinite-lived intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”). Accordingly, we test our indefinite-lived intangible assets for impairment annually at December 31 or whenever events or changes in circumstances indicate an impairment may have occurred. The impairment test for indefinite-lived intangible assets compares the fair value of an indefinite-lived intangible asset with its carrying amount. If the fair value of the indefinite-lived intangible asset is less than its carrying amount, an impairment is measured as the excess of the carrying amount over the fair market value. There had been no impairment charges on indefinite-lived intangible assets recorded based on these tests for the years ended December 31, 2011 and 2009. As a result of the annual impairment test performed for the year ended December 31, 2010 on the Company’s indefinite-lived intangible assets and coinciding with the Company’s rebranding strategy during that year, an impairment loss of $1.5 million was recognized for the year ended December 31, 2010 on tradenames acquired from the acquisition of WST, Inc. (“Welcom”) in 2006 whose carrying amount exceeded fair value. Fair value was determined by the relief from royalty approach which is a variation of the income approach. The intangible asset impairment charge is included in “Sales and Marketing” in the accompanying consolidated statements of operations. Also resulting from the rebranding analysis for the year ended December 31, 2010, the Company determined that one tradename from the Welcom acquisition no longer had an indefinite useful life and therefore the carrying amount of this tradename at December 31, 2010 of approximately $124,000 will be amortized over its useful life of three years beginning on January 1, 2011.

In accordance with ASC 360, the Company reviews its long-lived assets, including property and equipment and intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There have been no impairment charges on long-lived assets for the years ended December 31, 2011, 2010 and 2009.

F-29

7. DEFERRED REVENUES

The Company has deferred revenues related to perpetual licenses, subscription and term licenses, maintenance and support services and consulting services and other revenues. Deferred subscription and term licenses, deferred maintenance and support services, and deferred consulting services generally result when the Company has received payment for subscriptions, maintenance and support, or services that have not been delivered. The related revenues are deferred and recognized over the subscription period, maintenance and support period, or as the services are delivered. Deferred perpetual licenses revenues generally result when one or more software products included in a multiple-element arrangement have not been delivered or if certain other revenue recognition conditions are not met.

The current portion of deferred revenues consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010
Deferred perpetual licenses	$2,973	$1,551
Deferred subscription and term licenses	21,370	11,787
Deferred maintenance and support services	78,065	72,511
Deferred consulting services and other revenues	2,427	2,039

Total	$104,835	$87,888

At December 31, 2011, the balance in deferred subscription and term licenses increased over the prior year due to the company’s transition towards more term based licenses and subscription product offerings as well as the acquired deferred subscription revenue from the acquisition of FedSources. Additionally the deferred perpetual license balance increased over the prior year due to a greater number of perpetual licenses deferred when sold as part of a multiple element transaction containing a term license or subscription element.

The Company had $1.4 million of deferred maintenance and support services, $781,000 of deferred perpetual licenses, and $550,000 of deferred subscription and term licenses at December 31, 2011 included in “Other Long-Term Liabilities.” At December 31, 2010, “Other Long-Term Liabilities” included $1.7 million of deferred maintenance and support services and $287,000 of deferred subscription and term licenses.

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010
Accrued wages and other employee benefits	$20,226	$20,112
Accrued bonuses and commissions	7,105	7,708
Accrued acquisition purchase price and related expenses	1,655	4,754
Accounts payable	4,865	3,719
Accrued royalty expenses, cost of perpetual licenses	915	1,168
Accrued subcontractor expenses, cost of consulting services	148	1,162
Deferred rent	973	540
Refunds payable	2,860	840
Other accrued expenses	6,673	7,192

Total	$45,420	$47,195

F-30

9. DEBT

The following table summarizes the Company’s long-term debt at December 31, 2011 and 2010 (in thousands):

	Year Ended December 31,
	2011	2010
Term loans-2010 Credit Agreement (less unamortized debt discount of $1.6 million and $1.9 million at December 31, 2011 and 2010, respectively, amortized at an effective rate of approximately 6.2% and 5.9% for 2011 and 2010, respectively)	$167,422	$197,556
Less: current maturities	528	1,659

Long-term debt	$166,894	$195,897

The Company maintains a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”). In August 2009, the Company amended the Credit Agreement. As a result of the amendment, the Company extended the maturity of $129.4 million of term loans to April 22, 2013. The remaining $50.2 million of the term loans outstanding (the non-extended portion) was set to mature on April 22, 2011. In addition, the expiration of $22.5 million of the Company’s $30.0 million revolving credit facility (no amounts were outstanding) was also extended to April 22, 2013. The remaining $7.5 million of the revolving credit facility expired in April 2010.

In November 2010, the Company amended and extended the Credit Agreement, providing for $230.0 million in borrowings, consisting of $200.0 million in secured term loans maturing in November 2016 and a secured revolving credit facility of $30.0 million maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding of $146.8 million, except for approximately $805,000 in letters of credit that remained outstanding, was prepaid in full out of proceeds from the Credit Agreement. The remainder of the proceeds of $48.1 million, less debt issuance costs of approximately $5.1 million, from the Credit Agreement were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1%, or $2.0 million, which will be amortized over the term of the loan using the effective interest method and was included in the $5.1 million of debt issuance costs noted above.

After the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, the Company paid an interest rate equal to the British Banker’s Association Interest Settlement Rates for dollar deposits (the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable Percentage was either 4.00% or 3.75% in the Credit Agreement. The Company amended the Credit Agreement in November 2011, see below, and the current Applicable Percentage is either 4.25% or 4.00%. Depending on the type of borrowing, interest rates for the term loans prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%.

The Company pays an annual fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. At the time of the 2010 amendment, the Credit Agreement required the Company to make principal payments of $0.5 million per quarter through September 2016, with the remaining balance due in November 2016 before any prepayments were made. In addition, the Credit Agreement continues to require mandatory prepayments of the term loans from annual excess cash flow, as defined in the Credit Agreement, and from the net proceeds of certain asset sales or equity issuances. For the year ended December 31, 2011, no mandatory principal prepayment was required to be made under the Credit Agreement. In the first quarter of 2010, the Company made a mandatory principal prepayment of $26.7 million under the Credit Agreement from the Company’s 2009 annual excess cash flow which was applied pro rata against the outstanding balances of the non-extended and extended term loans.

F-31

For the year ended December 31, 2011, the Company made voluntary prepayments of $30.0 million. The prepayments were applied first against the scheduled debt payments through June 2012, and second, ratably against the next scheduled debt payments in the amortization schedule.

In accordance with the guidance in ASC 470-50, Debt-modifications and Extinguishments, the Credit Agreement was accounted for as either a debt modification or an extinguishment of debt based on the analysis of the present value of the change in cash flows for the syndicated debt of the Credit Agreement. In 2010, the Company paid approximately $3.1 million of debt issuance costs in connection with the amendment of the Credit Agreement, of which $2.5 million will be amortized to interest expense over the term of the Credit Agreement using the effective interest method for the debt modification and $0.6 million was expensed as a loss on extinguishment of debt on the consolidated statements of operations. Of the approximate $1.9 million of previously deferred debt issuance costs as of November 2010, approximately $1.1 million was expensed as a loss on extinguishment of debt and the remaining amount in connection with the debt modification will be amortized over the term of the Credit Agreement.

In November 2011, the Company further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the interest rate the Company will pay for both the term loans and the revolving credit facility was increased by 25 basis points to 4.25%. Concurrent with this amendment, the Company satisfied certain conditions under the Credit Agreement that reduced the Applicable Percentage to 4.00%. The Company paid approximately $290,000 in fees in connection with this amendment of which approximately $240,000 will be amortized to interest expense over the remaining term of the modified Credit Agreement using the effective interest method with the remaining costs expensed as incurred.

The following table summarizes future principal payments on the Credit Agreement as of December 31, 2011 after the voluntary prepayments were made (in thousands):

Principal Payment
2012	$860
2013	1,720
2014	1,720
2015	1,720
2016	162,980
Thereafter	—

Total principal payments	169,000
Less: unamortized debt discount	1,578

Net debt	$167,422

The loans require the compliance with certain financial covenants. There were no material modifications to the debt covenants under the Credit Agreement, except that the fixed charge coverage ratio covenant was replaced by a maximum capital expenditures covenant under the Credit Agreement. The Company has determined that it is in compliance with this new capital expenditures covenant in that the covenant would exclude approximately $8.7 million of tenant improvement allowances obtained from the landlord for its new corporate headquarters. These non-cash tenant allowances are included as investing activities in the accompanying consolidated statements of cash flows for the year ended December 31, 2011. On this basis, the Company is in compliance with all financial covenants as of December 31, 2011. All loans under the Credit Agreement are collateralized by substantially all of the Company’s assets (including the Company’s domestic subsidiaries’ assets).

The Credit Agreement also requires the Company to comply with non-financial covenants that restrict or limit certain corporate activities, including incurring additional indebtedness, guaranteeing obligations, creating liens on assets, entering into sale and leaseback transactions, engaging in certain mergers or consolidations, or

F-32

paying any cash dividends. The Company was in compliance with all non-financial covenants as of December 31, 2011.

As of December 31, 2011, the outstanding principal amount of the term loans was $169.0 million, with interest at 5.5%. As of December 31, 2010, the outstanding amount of the term loans was $199.5 million with interest at 5.5%. The aggregate annual weighted average interest rate was 5.56% for both 2011 and 2010.

There were no borrowings under the revolving credit facility at December 31, 2011 and December 31, 2010. At December 31, 2010, the Company was contingently liable under open standby letters of credit and bank guarantees issued by the Company’s banks in favor of third parties that primarily related to real estate lease obligations. These instruments reduced the Company’s available borrowings under the revolving credit facility and totaled $0.8 million at December 31, 2010. At December 31, 2011, the Company had no open standby letters of credit and bank guarantees as those outstanding reached maturity and were not extended.

At December 31, 2011 and December 31, 2010, the current portion of the unamortized debt issuance costs of $625,000 and $586,000, respectively, is reflected as “Prepaid Expenses and Other Current Assets” in the consolidated balance sheets. The noncurrent portion of the unamortized debt issuance costs for those same periods of $2.1 million and $2.6 million, respectively, is reflected as “Other Assets” in the consolidated balance sheets. The debt issuance costs related to the Credit Agreement of $2.7 million are being amortized and reflected in “Interest Expense” over the term of the agreement, as well as a portion of the previously deferred debt issuance costs that existed at the time of the Credit Agreement amendment. Prior to the amendment in 2010, these costs were being amortized over the modified term of the amended Credit Agreement in 2009 (including previously deferred debt issuance costs that existed at the time of the amendment in August 2009). The debt issuance costs are accelerated to the extent that any prepayment is made on the term loans.

The unamortized original issuance discount of $1.6 million at December 31, 2011 is being amortized and reflected in “Interest Expense” over the term of the loan using the effective interest method. For the years ended December 31, 2011 and 2010, amortization expense related to the debt discount was approximately $367,000 and $55,000, respectively, which is included in the amortization costs noted below.

During the years ended December 31, 2011, 2010 and 2009, costs of $988,000, $1.0 million and $962,000 respectively, were amortized and reflected in “Interest Expense.” Of the amount amortized for the years ended December 31, 2011, 2010 and 2009, $62,000, $60,000 and $98,000, respectively, was from accelerated amortization resulting from voluntary prepayments in 2011, mandatory prepayments from the annual excess cash flow provision in the Credit Agreement for 2010 and 2009 and from the completion of the rights offering in the second quarter of 2009.

10. EMPLOYEE BENEFITS

401(k) Plan—The Company has a 401(k) plan covering all eligible U.S. employees. Employees are eligible to participate on their first day of employment, but are not eligible for the Company contribution until the first month following three full months of employment. Company contributions vest ratably over three years. The Board of Directors approved a discretionary contribution of 4% of eligible compensation for 2009 for all U.S. employees. The contribution for 2009 was suspended starting with the second quarter of 2009 and remained suspended until October 1, 2010 at which time the matching contribution for U.S. employees is 50% of the first $5,000 of employee contributions, up to a maximum annual match of $2,500. INPUT employees remained on their legacy 401(k) plan from the date of acquisition and became eligible for the Company’s 401(k) plan beginning January 1, 2011. In addition, the Company sponsors certain defined contribution and benefit pension plans that are offered by our foreign subsidiaries that are not considered material for the years ended December 31, 2011, 2010 and 2009.

The Company’s contribution expense from all plans for 2011, 2010 and 2009 was approximately $3.1 million, $1.5 million, and $1.1 million, respectively.

F-33

11. INCOME TAXES

For financial reporting purposes, (loss) income before income taxes includes the following components (in thousands):

	Year Ended December 31,
	2011	2010	2009
Domestic	$(5,055)	$3,949	$29,964
Foreign	(2,241)	(6,228)	1,827

	$(7,296)	$(2,279)	$31,791

The provision for income taxes consisted of the following (in thousands):

	Year Ended December 31,
	2011	2010	2009
Current provision (benefit):
Federal	$856	$7,200	$10,920
State	727	1,208	2,850
Foreign	2,005	165	181

Total current provision	$3,588	$8,573	$13,951

Deferred provision (benefit):
Federal	(4,482)	(4,843)	(3,391)
State	(1,098)	(300)	(468)
Foreign	(1,914)	(609)	303

Total deferred benefit	(7,494)	(5,752)	(3,556)

Provision (benefit) for income taxes	$(3,906)	$2,821	$10,395

The reported expense or benefit for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 35% to the (loss) income before income taxes as follows (in thousands):

	Year Ended December 31,
	2011		2010		2009
Expense at statutory rate	$(2,554)	35.0%	$(798)	35.0%	$11,127	35.0%
Change resulting from:
Transaction costs	(1,071)	14.7	2,038	(89.5)	—	—
Research and development tax credit	(953)	13.1	(570)	25.0	(799)	(2.5)
State taxes, net of federal benefit	(705)	9.7	753	(33.0)	1,212	3.8
Non-deductible items	672	(9.2)	82	(3.6)	(749)	(2.3)
Foreign tax rate differential	581	(8.0)	531	(23.3)	258	0.8
Compensation related expense	413	(5.7)	146	(6.4)	616	1.9
Foreign tax credit	(400)	5.5	(301)	13.2	(913)	(2.9)
Change in valuation allowance	193	(2.7)	—	—	—	—
Domestic production activities deduction	(153)	2.1	(549)	24.1	(712)	(2.2)
Other	71	(1.0)	81	(3.6)	355	1.1
Deferred revenue	—	—	719	(31.5)	—	—
Software development	—	—	689	(30.2)	—	—

Total	$(3,906)	53.5%	$2,821	(123.8)%	$10,395	32.7%

F-34

The following table summarizes the significant components of the Company’s deferred tax assets and liabilities for 2011 and 2010 (in thousands):

	Year Ended December 31,
	2011	2010
Deferred tax assets:
Employee compensation and benefits	$14,071	$12,922
Net operating loss carryforwards	12,623	14,178
Deferred rent	5,697	894
Deferred revenue	2,156	—
Software development costs	1,871	1,069
Foreign tax credit	1,779	1,379
Deductible goodwill and purchased intangible assets	1,472	2,203
Allowances and other accrued liabilities	490	552
Other	35	17
Basis difference in fixed assets	—	135

Total deferred tax assets	$40,194	$33,349

Deferred tax liabilities:
Acquired intangibles	$(15,807)	$(20,207)
Basis difference in fixed assets	(6,893)	—
Prepaid expenses	(350)	(556)
Other	(63)	(116)
Deferred revenue	—	(1,531)

Total deferred tax liabilities	(23,113)	(22,410)

Net deferred tax asset before allowance	17,081	10,939
Valuation allowance	(2,045)	(1,920)

Net deferred tax asset	$15,036	$9,019

U.S. income taxes and foreign withholding taxes have not been provided on undistributed earnings of non-U.S. subsidiaries because such earnings are considered to be reinvested indefinitely outside the U.S., and it is not practicable to estimate the amount of tax that may be payable upon distribution.

Deferred tax assets are reduced by a valuation allowance if the Company believes it is more likely than not that some portion or the entire deferred tax asset will not be realized. In 2010, the Company established a $1.9 million valuation allowance in purchase accounting, which was increased by $0.1 million in the current year. Any subsequent reduction of the portion of the valuation allowance that was established in purchase accounting will be recorded in the provision for income taxes after the close of the related measurement period. The amount of deferred tax assets considered realizable is subject to adjustment in future periods if estimates of future taxable income change.

At December 31, 2011, the Company had domestic net operating loss carryforwards of approximately $15.4 million expiring in various years between 2019 and 2030. The Company had foreign net operating loss carryforwards of approximately $25.1 million that expire at various times beginning in 2011 and some of which are not currently subject to expiration. The Company had tax credit carryforwards of $1.8 million expiring in various years between 2017 and 2021.

F-35

A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest and penalties, is as follows (in thousands):

	2011	2010	2009
Balance at January 1	$2,330	$1,692	$849
Increases for tax positions taken during prior period	—	—	457
Increases for tax positions taken during current period	612	638	386

Balance at December 31	$2,942	$2,330	$1,692

At December 31, 2011, 2010 and 2009, the Company had $2.9 million, $2.3 million and $1.7 million of unrecognized tax benefits, respectively, which if recognized, would affect the Company’s effective tax rate. Unrecognized tax benefits are included in “Other Tax Liabilities” on the Company’s consolidated balance sheet. Interest and penalties related to uncertain tax positions are recorded as part of the provision for income taxes. During the years ended December 31, 2011, 2010 and 2009 the Company included approximately $49,000, $44,000 and $24,000, respectively, of interest on uncertain tax positions in the provision for income taxes. At December 31, 2011, and 2010, accrued interest and penalties on uncertain tax positions were $272,000 and $223,000, respectively.

The Company believes it is reasonably possible that unrecognized tax benefits for certain non deductible expenses and tax credits could decrease (whether by payment, release, or a combination of both) in the next twelve months by as much as $1.0 million. Subsequent to the adoption of ASC 805 on January 1, 2009, liabilities settled for lesser amounts will primarily affect income tax expense in the period of reversal.

The Company files income tax returns, including returns for its subsidiaries with federal, state, local and foreign jurisdictions. With few exceptions, the Company is no longer subject to examination for the years before 2006. Currently, the Company is under audit in Virginia, Denmark and the Philippines for tax periods ending December 31, 2010, 2009, 2008, 2007 and 2006.

12. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company’s Board of Directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the terms and rights of the preferred stock. Such actions by the Board of Directors could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of the Company or make removal of management more difficult.

Common Stock—In November 2007, the Company completed an initial public offering consisting of 9,000,000 shares of common stock for $18.00 per share. The total shares sold in the offering included 5,990,525 shares sold by selling stockholders and 3,009,475 shares sold by the Company.

In May 2009, the Company issued non-transferable subscription rights to the Company’s stockholders of record to subscribe for 20 million shares of the Company’s common stock on a pro rata basis at a subscription price of $3.00 per share. Stockholders received one right for each share of common stock owned on the record date, April 14, 2009. Based on the number of shares outstanding on the record date, the rights offering entitled each stockholder to purchase 0.4522 shares of common stock at the subscription price. On May 27, 2009, the subscription period expired and the rights offering was fully subscribed by participating stockholders of the Company, resulting in the issuance of 20 million shares of common stock on June 1, 2009.

Treasury Stock —In August 2011, the Board approved a stock repurchase program under which the Company may repurchase up to $30 million of Deltek common stock. The Board authorization permits the Company to repurchase stock at times and prices considered appropriate by the Company depending upon share

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price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. For the year ended December 31, 2011, shares of common stock repurchased in the open market under this program totaled 1,026,618 and 1,100,000 shares were repurchased in a private transaction with the former principal shareholders of the Company for an aggregate amount repurchased of 2,126,618 shares. The total cost of the shares repurchased was $16.0 million plus a nominal amount of commissions (weighted average price of $7.52 per share including commissions). There was $14.0 million remaining under the stock repurchase program available for future repurchases at December 31, 2011.

The shares of stock repurchased have been classified as treasury stock and accounted for using the cost method. The repurchased shares were excluded from the computation of earnings per share. The Company has not retired any shares held in treasury during the year ended December 31, 2011.

Changes in Capital Stock—In April 2007, in conjunction with the Company’s conversion from a Virginia to a Delaware corporation, the Company authorized additional shares of capital stock to include a total of 200,000,000 shares, par value $0.001 per share of common stock, 100 shares, par value $0.001 per share Class A Common Stock and 5,000,000 shares, par value $0.001 per share of preferred stock. At the effective date of the conversion, each of the 100 shares of Series A Preferred Stock outstanding just prior to the conversion, was converted into 100 shares of Class A Common Stock.

13. (LOSS) EARNINGS PER SHARE

Net (loss) income per share is computed under the provisions of ASC 260, Earnings Per Share (“ASC 260”). Basic (loss) earnings per share is computed using net (loss) income and the weighted average number of common shares outstanding. Diluted (loss) earnings per share reflect the weighted average number of common shares outstanding plus any potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of shares issuable upon the exercise of stock options, restricted stock and shares from the ESPP.

The following table sets forth the computation of basic and diluted net (loss) income per share (dollars in thousands, except share and per share data):

	Year Ended December 31,
	2011	2010	2009
Basic (loss) earnings per share computation:
Net (loss) income attributable to Deltek, Inc. (A)	$(3,390)	$(4,922)	$21,396

Weighted average common shares–basic (B)	65,380,259	64,768,467	56,777,552

Basic net (loss) income per share attributable to Deltek, Inc. (A/B)	$(0.05)	$(0.08)	$0.38

Diluted (loss) earnings per share computation:
Net (loss) income attributable to Deltek, Inc. (A)	$(3,390)	$(4,922)	$21,396

Shares computation:
Weighted average common shares–basic	65,380,259	64,768,467	56,777,552
Effect of dilutive stock options, restricted stock, and ESPP	—	—	818,774

Weighted average common shares–diluted (C)	65,380,259	64,768,467	57,596,326

Diluted net (loss) income per share attributable to Deltek, Inc. (A/C)	$(0.05)	$(0.08)	$0.37

In June 2009, the Company completed its common stock rights offering, as a result of which the Company issued 20 million shares of the Company’s common stock at a subscription price of $3.00 per share. In

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accordance with ASC 260, a rights offering where the exercise price at issuance is less than the fair value of the stock is considered to include a bonus element, requiring an adjustment to the prior period number of shares outstanding used to compute basic and diluted earnings per share. In accordance with ASC 260, the weighted average common shares outstanding used in the computation of basic and diluted earnings per share was retroactively increased by an adjustment factor of 1.08 for all periods prior to the period in which the rights offering was completed.

For the years ended December 31, 2011 and 2010, outstanding equity awards for common stock of 9,937,879 and 9,828,425 equity awards, respectively, were excluded in the computation of diluted (loss) income per share because their effect would have been anti-dilutive due to the net loss during that year. For the year ended December 31, 2009, outstanding equity awards for common stock of 5,383,001 equity awards, were excluded in the computation of diluted income (loss) per share because their effect would have been anti-dilutive. These excluded equity awards for common stock related to potentially dilutive securities primarily associated with stock options granted by the Company pursuant to its equity plans.

14. STOCK-BASED COMPENSATION

Stock Incentive Plans

The Company has historically granted equity awards to directors and employees under two separate equity plans.

The Company’s 2005 Stock Option Plan (the “2005 Plan”) authorized the Company to grant options to purchase up to 6,310,000 shares of common stock to directors and employees. Option grants under the 2005 Plan ceased upon the approval of the Company’s 2007 Stock Incentive and Award Plan (the “2007 Plan”).

In April 2007, the Company’s Board of Directors (the “Board”) approved the 2007 Plan, which allowed the Company to grant up to 1,840,000 new stock incentive awards or options, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalent rights, performance units, performance shares, performance-based restricted stock, share awards, phantom stock and cash incentive awards. The aggregate number of shares reserved and available for grant and issuance pursuant to the 2007 Plan increases automatically each January 1 in an amount equal to 3% of the total number of shares of the Company’s common stock outstanding on December 31 of the immediately preceding calendar year, unless otherwise reduced by the Board of Directors. In addition, in August 2010, the Board and shareholders approved the amendment and restatement of the 2007 Plan to, among other things, increase the numbers of shares reserved and available for issuance under the 2007 Plan by 1,140,000 shares. Grants issued under the plan may be from either authorized but unissued shares or issued shares from equity awards which have been forfeited or withheld by the Company upon vesting for payment of the employee’s tax withholding obligations and returned to the plan as shares available for future issuance.

Upon adoption of ASC 718, the Company selected the Black-Scholes-Merton option-pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The fair value of stock option awards is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The fair value of the Company’s stock on the date of grant was determined by the Company’s Board of Directors or, subsequent to December 2006, the Compensation Committee (or its authorized member(s)) prior to the Company’s stock becoming publicly traded in November 2007. Expected volatility was calculated as of each grant date based on reported data for a peer group of publicly traded companies for which historical information was available, as well as the Company’s volatility since the date of its initial public offering. The Company will continue to use peer group volatility information, until historical volatility of the Company is relevant, to measure expected volatility for future option grants. The average expected life was determined under the simplified calculation as provided by the SEC’s Staff Accounting

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Bulletin No. 107, Share-Based Payment, which is the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve rates with the remaining term equal to the expected life assumed at the date of grant. Forfeitures are estimated based on the Company’s historical analysis of employee attrition.

Stock options and restricted stock awards are granted at the discretion of the Board of Directors or the Compensation Committee (or its authorized member(s)) and expire either 4 years or 10 years from the date of the grant. Options generally vest over either a two- or four-year vesting period based upon required service conditions. Certain options granted to the Board of Directors vest over one year. No options have vesting provisions tied to performance or market conditions. The Company calculates the pool of additional paid-in capital associated with excess tax benefits using the “simplified method”. At December 31, 2011, there were 1,604,836 equity awards available for future grant. Under the provisions of the 2005 Plan, each option holder was required to execute a stockholders’ agreement prior to being deemed the holder of, or having rights with respect to, any shares of the Company’s common stock. Stockholders who were a party to the stockholders’ agreement are entitled to participate proportionately in an offering of common stock by New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P. (collectively, the “New Mountain Funds”). Stockholders could only sell in conjunction with an offering or sale by New Mountain Funds and not at any other time.

Under the provisions of the 2007 Plan, the Company’s Chief Executive Officer was only able to sell shares of common stock in conjunction with a sale of shares by New Mountain Funds (and up to the same proportion as New Mountain Funds) until New Mountain Funds owns less than 15% of the Company’s outstanding capital stock. This restriction was waived with respect to the February 2009 equity grant made to the Chief Executive Officer.

Under the provisions of the 2007 Plan, executives, senior vice presidents and holders of 100,000 or more shares of common stock or options were only permitted to sell shares of common stock in conjunction with a sale of shares by New Mountain Funds (and up to the same proportion as New Mountain Funds) until New Mountain Funds owns less than 15% of the Company’s outstanding capital stock. In addition, these individuals were required by New Mountain Funds to participate in such a sale and to vote in favor of such a transaction if stockholder approval is required.

As of October 30, 2009, New Mountain Funds and the Company waived the remaining selling restrictions imposed by the stockholders’ agreements applicable to the 2005 Plan and 2007 Plan for all current and former employees of the Company other than the Company’s Chief Executive Officer. Additionally, as of December 15, 2009, these restrictions were also waived for the Company’s Chief Executive Officer and certain members of the Board of Directors.

The weighted average assumptions used in the Black-Scholes-Merton option-pricing model were as follows:

	Year Ended December 31,
	2011	2010	2009
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	65.8%	80.5%	69.5%
Risk-free interest rate	2.4%	1.3%	2.3%
Expected life (in years)	6.1	3.5	6.2

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The following table presents the stock-based compensation expense for stock options, restricted stock and ESPP included in the related financial statement line items (in thousands):

	Year Ended December 31,
	2011	2010	2009
Included in cost of revenues:
Cost of perpetual licenses	$17	$10	$—
Cost of subscription and term licenses	255	40	—
Cost of maintenance and support services	1,091	946	661
Cost of consulting services and other revenues	1,531	1,300	2,002

Total included in cost of revenues	2,894	2,296	2,663
Included in operating expenses:
Research and development	2,630	2,775	2,339
Sales and marketing	2,819	2,817	2,054
General and administrative	4,534	4,326	3,515
Restructuring charge	547	—	—

Total included in operating expenses	10,530	9,918	7,908

Total pre-tax compensation expense	$13,424	$12,214	$10,571

Estimated tax benefit	5,209	4,812	4,165

Compensation expense, net of tax	$8,215	$7,402	$6,406

Stock Options

The following table summarizes the activity of all the Company’s stock option plans from January 1, 2009 to December 31, 2011:

	Number of Options	Weighted Average Exercise Price	Aggregrate Intrinsic Value (in thousands)
Options outstanding at January 1, 2009	6,737,859	$9.21
Options granted	159,450	3.93
Options forfeited	(626,374)	11.26
Options exercised	(245,750)	3.61	$376

Options outstanding at December 31, 2009	6,025,185	9.08
Options granted	1,245,000	7.83
Options forfeited	(781,639)	11.94
Options exercised	(274,851)	4.11	$1,043

Options outstanding at December 31, 2010	6,213,695	8.69
Options granted	310,000	7.32
Options forfeited	(507,984)	11.84
Options exercised	(229,024)	4.08	$806

Options outstanding at December 31, 2011	5,786,687	$8.52	$14,507

The weighted average grant date fair value of all options granted was $4.50, $4.29, and $2.51 for the years ended December 31, 2011, 2010 and 2009, respectively, as determined under the Black-Scholes-Merton valuation model. The total cash received for options exercised was approximately $935,000, $1.1 million and $887,000 during 2011, 2010 and 2009, respectively. For the years ended December 31, 2011, 2010 and 2009, total recognized tax benefits from the exercise of stock options were $304,000, $411,000 and $148,000,

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respectively. The intrinsic value for stock options exercised in the above table is calculated as the difference between the market value on the date of exercise and the exercise price of the shares. The stock options exercised during 2011, 2010 and 2009 were issued from previously authorized common stock.

Stock option compensation expense for the years ended December 31, 2011, 2010 and 2009 was $4.4 million, $5.6 million and $6.7 million, respectively. As of December 31, 2011, compensation cost related to nonvested stock options not yet recognized in the income statement was $2.5 million and expected to be recognized over an average period of 1.58 years. Option grants that vested during the years ended December 31, 2011, 2010 and 2009 had a combined fair value of $5.7 million, $5.7 million, and $7.9 million, respectively.

The following table summarizes stock option vesting activity for the year ended December 31, 2011:

	Number of Options	Weighted Average Grant Date Fair Value
Nonvested stock options as of December 31, 2010	1,993,519	$5.06
Options granted	310,000	4.50
Options forfeited	(128,684)	5.27
Options vested	(1,062,384)	5.39

Nonvested stock options as of December 31, 2011	1,112,451	$4.56

The following table summarizes information regarding stock options exercisable and stock options vested and expected to vest as of December 31, 2011 (in thousands, except share data):

	Stock Options Exercisable	Stock Options Vested and Expected to Vest
Stock options outstanding	4,674,236	5,713,791
Weighted average exercise price	$8.64	$8.54
Aggregate intrinsic value	$12,176	$14,339
Weighted average remaining contractual life (in years)	4.55	4.78

Restricted Stock

During the year ended December 31, 2011 the company issued 2,104,200 shares of restricted stock. The weighted average aggregate grant date fair value was $13.9 million and is recognized as expense on a straight-line basis over the requisite service period of the awards or in a few cases when performance conditions have been satisfied. Restricted stock awards vest over either a two- or four-year vesting period. The Company’s restricted stock awards are accounted for as equity awards. The grant date fair value is based on the closing price of the Company’s common stock on the date of grant.

Restricted stock awards are considered outstanding at the time of grant as the shares are issued and the stock holders are entitled to voting rights. Dividend payments are deferred until the requisite service period has lapsed; additionally, any deferred dividends will be forfeited if the award shares are forfeited by the grantee. Unvested restricted stock awards are not considered outstanding in the computation of basic earnings per share.

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Restricted stock activity for the period from January 1, 2009 to December 31, 2011 is as follows:

	Number of shares	Weighted Average Fair Value	Weighted Average Remaining Vesting Term (in years)
Nonvested shares as of January 1, 2009	285,650	$6.93	3.60
Granted	1,781,500	6.22
Forfeited	(73,652)	5.05
Vested	(69,836)	6.98

Nonvested shares as of December 31, 2009	1,923,662	6.34	3.13
Granted	2,522,000	8.11
Forfeited	(213,941)	6.89
Vested	(616,991)	5.92

Nonvested shares as of December 31, 2010	3,614,730	7.62	3.19
Granted	2,104,200	6.62
Forfeited	(505,982)	7.64
Vested	(1,061,756)	7.05
Nonvested shares as of December 31, 2011	4,151,192	$7.25	2.73

Shares vested and expected to vest as of December 31, 2011	3,465,546	$7.28

Restricted stock compensation expense for the years ended December 31, 2011, 2010 and 2009 was $8.8 million, $6.3 million, and $1.9 million, respectively. As of December 31, 2011, there was $20.0 million of unrecorded compensation cost for restricted stock not yet recognized in the income statement. The intrinsic value of the restricted stock awards outstanding at December 31, 2011 is $40.8 million calculated as the market value of the Company’s stock on December 31, 2011.

Upon each vesting period of the restricted stock awards, employees are subject to minimum tax withholding obligations. The 2007 Plan allows the Company, at the employee’s election, to withhold a sufficient number of shares due to the employee to satisfy the employee’s minimum tax withholding obligations. For the years ended December 31, 2011, 2010 and 2009 the Company had withheld 342,782, 203,834 and 18,296 shares, respectively, of common stock at a value of $2.4 million, $1.5 million and $123,000, respectively. Pursuant to the terms of the 2007 Plan, the shares withheld were returned to the 2007 Plan reserve for future issuance and, accordingly, the Company’s issued and outstanding common stock and additional paid-in capital were reduced to reflect this adjustment.

Employee Stock Purchase Program

In April 2007, the Company’s Board of Directors adopted the ESPP to provide eligible employees an opportunity to purchase up to 750,000 shares of the Company’s common stock through accumulated payroll deductions. In February 2010, the number of shares that employees could purchase under the ESPP was increased to 1,500,000 in the aggregate. The ESPP was effective when the Company completed an initial public offering of its common stock. Employees contribute to the plan during six-month offering periods that begin on March 1 and September 1 of each year. The per share price of common stock purchased pursuant to the ESPP shall be 90% of the fair market value of a share of common stock on (i) the first day of an offering period, or (ii) the date of purchase (i.e. the last day of the offering period), whichever is lower.

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Compensation expense for the ESPP is recognized in accordance with ASC 718. The weighted average assumptions used in the Black-Scholes-Merton option-pricing model were as follows:

	Year Ended December 31,
	2011	2010	2009
Weighted average fair value	$1.99	$2.28	$3.28
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	67.0%	67.7%	69.1%
Risk-free interest rate	0.09%	0.21%	0.33%
Expected life (in years)	0.45	0.51	0.21

ESPP compensation expense for the years ended December 31, 2011, 2010 and 2009 was $264,000, $273,000 and $1.9 million, respectively. As of December 31, 2011, there was approximately $51,000 of unrecorded compensation cost for the ESPP not yet recognized in the income statement which is expected to be recognized in the first quarter of 2012. The Company recognized $1,000, $23,000 and $80,000 in tax benefits related to the ESPP for the years ended December 31, 2011, 2010 and 2009, respectively. A total of 119,655 shares, 123,283 shares, and 635,855 shares were issued under the plan in the years ended December 31, 2011, 2010 and 2009, respectively. As of December 31, 2011 there were 538,471 shares available under the plan.

15. RELATED PARTY TRANSACTIONS

New Mountain Capital, L.L.C., our majority shareholder, is entitled to receive transaction fees equal to 2% of the transaction value of each significant transaction directly or indirectly involving the Company or any of its controlled affiliates, including, but not limited to, acquisitions, dispositions, mergers, or other similar transactions, debt, equity or other financing transactions, public or private offerings of the Company’s securities and joint ventures, partnerships and minority investments. Transaction fees are payable upon the consummation of a significant transaction. No fee is payable for a transaction with a value of less than $25.0 million.

There were no related party transactions with New Mountain Capital, L.L.C. during the year ended December 31, 2011. In connection with the Company’s acquisition of FedSources in March 2011, New Mountain Capital, L.L.C. agreed to waive any transaction fee payable for this transaction.

In connection with the acquisitions of Maconomy in July 2010 and INPUT in October 2010, the Company paid $1.6 million and $1.2 million, respectively, in transaction fees to New Mountain Capital, L.L.C. in the fourth quarter of 2010. In connection with the Company’s amended and extended Credit Agreement in November 2010, New Mountain Capital, L.L.C. agreed to waive any transaction fee payable.

For the year ended December 31, 2009, New Mountain Capital, L.L.C. agreed to waive any transaction fee payable in connection with the amendment of the Company’s Credit Agreement in August 2009. New Mountain Capital, L.L.C. also waived any transaction fee payable in relation to the common stock rights offering in June 2009. Thus, the Company did not incur any transactions fees for the year ended December 31, 2009.

In December 2011, as part of the Company’s stock repurchase program, the Company purchased 1,100,000 shares in a private transaction with the former principal shareholders of the Company for a total cost of $8.6 million.

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16. RESTRUCTURING CHARGE

The following table represents the restructuring liability balance at December 31, 2011 (in thousands):

	Year Ended December 31, 2011
	Beginning Balance	Charges and Adjustments to Charges	Cash Payments	Non-cash reductions	Total Remaining Liability
2009 and 2010 Plans
Severance and benefits	$—	$—	$—	$—	$—
Facilities	749	(18)	(427)	(109)	195

Total 2009 and 2010 Plans	$749	$(18)	$(427)	$(109)	$195

2011 Plans
Q1 2011 Plan
Severance and benefits	$—	$5,561	$(4,768)	$(406)	$387
Facilities	—	3,103	(1,897)	—	1,206

Total Q1 2011 Plan	$—	$8,664	$(6,665)	$(406)	$1,593

Q2 2011 Plan
Severance and benefits	$—	$1,900	$(1,729)	$—	$171
Facilities	—	1,645	(1,645)	—	—

Total Q2 2011 Plan	$—	$3,545	$(3,374)	$—	$171

Total
Severance and benefits	$—	$7,461	$(6,497)	$(406)	$558
Facilities	749	4,730	(3,969)	(109)	1,401

	$749	$12,191	$(10,466)	$(515)	$1,959

2011 Restructuring Activity

During the first and second quarters of 2011, the Company initiated plans to restructure certain of its operations to realign the cost structure and resources and to take advantage of operational efficiencies following the completion of its recent acquisitions. The total estimated restructuring costs for 2011 associated with each plan are estimated to range from $10 million to $11 million for the plan initiated in the first quarter (“Q1 2011 Plan”) and from $3 million to $4 million for the plan initiated in the second quarter (“Q2 2011 Plan”) consisting primarily of employee severance expenses and facilities obligations. The restructuring costs will be recorded in “Restructuring Charge”.

As a result of the Q1 2011 Plan, the Company recorded a restructuring charge of $5.6 million for the year ended December 31, 2011 for severance and benefits costs for the reduction in headcount of approximately 100 employees. As of December 31, 2011, the Company has a remaining severance and benefits liability of $387,000 with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the consolidated balance sheet.

As part of the Q1 2011 Plan, the Company incurred a restructuring charge of $3.1 million for the year ended December 31, 2011 for the closure of three office locations and the relinquishment of space at two office locations. The remaining facility liability for this plan of $1.2 million as of December 31, 2011 is reflected as “Accounts Payable and Accrued Expenses” in the consolidated balance sheet.

As a result of the Q2 2011 Plan, the Company recorded restructuring charges of $1.9 million for severance and benefits costs for the reduction in headcount of approximately 80 employees for the year ended

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December 31, 2011. Additionally, the Company incurred a restructuring charge for the year ended December 31, 2011 of $1.6 million for the closure of one office location as a result of an acquisition. As of December 31, 2011, the Company has a remaining severance and benefits liability of $171,000 with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the consolidated balance sheet.

For the Q1 2011 Plan, liabilities for severance and benefit costs are expected to be paid by the end of the first quarter of 2012 and facility costs are expected to be paid by the end of 2012. The Company expects to incur the remaining estimated expenses of approximately $1.5 million to $2.5 million for the Q1 2011 Plan by the end of 2012.

For the Q2 2011 Plan, liabilities for severance and benefit costs are expected to be fully paid by the end of the first quarter of 2012 and all facility costs have been paid in full as of December 31, 2011. The Company expects to incur the remaining estimated expenses up to $500,000 for the Q2 2011 Plan by the end of 2012.

Any changes to the estimate of executing these restructuring plans will be reflected in the Company’s future results of operations.

2010 Restructuring Activity

During the first and fourth quarters of 2010, the Company implemented restructuring plans to eliminate certain positions in order to realign the cost structure, take advantage of acquisition synergies, and to allow for increased investment in several areas.

As a result of the first quarter plan (“Q1 2010 Plan”), the Company recorded a restructuring charge of $936,000 for the year ended December 31, 2010 for severance and benefits costs for the reduction in headcount of approximately 25 employees. As of December 31, 2010, the severance and benefits liability recorded for the Q1 2010 Plan had been fully paid.

As part of the Q1 2010 Plan, the Company incurred a restructuring charge of $97,000 for the year ended December 31, 2010 for the closure of an office location. This amount was fully paid as of December 31, 2010.

As a result of the fourth quarter plan (“Q4 2010 Plan”) in connection with the Company’s acquisition of Maconomy, the Company consolidated duplicate office facilities into one location. The Company ceased using the duplicate facility in 2010. As a result of these actions, a restructuring charge was recorded for approximately $740,000 for the year ended December 31, 2010 which included an early lease termination charge and a provision to write-down leasehold improvements and furniture and equipment.

At December 31, 2011 the remaining liability for the Q4 2010 Plan is $195,000 which is expected to be paid by the end of the first quarter of 2013. This amount is reflected as “Accounts Payable and Accrued Expenses” of $157,000 and “Other Long-Term Liabilities” of $38,000 in the consolidated balance sheet.

2009 Restructuring Activity

The Company implemented discrete restructuring plans in each quarter of 2009. These restructuring plans were to eliminate certain positions to realign the Company’s cost structure, to create a virtual workforce and to allow for increased investment in its key strategic objectives.

During 2009, the restructuring plans included a reduction of headcount of approximately 100 employees. As a result of these plans, the Company recorded a restructuring charge of $3.1 million for severance and severance-related costs in its consolidated statement of operations for the year ended December 31, 2009. As of December 31, 2010, the severance and benefits liability recorded for the 2009 restructuring activity has been fully paid.

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During 2009, the restructuring plans included the consolidation of one office location and the closure of two office locations. As a result of these plans, the Company recorded a restructuring charge of $737,000 for facilities in its consolidated statement of operations for the year ended December 31, 2009. As of December 31, 2009, the Company had a remaining facility liability of $470,000, which has been fully paid as of December 31, 2011.

17. COMMITMENTS AND CONTINGENCIES

Capital Leases—The Company leases certain office equipment under agreements accounted for as capital leases as well as one of our international subsidiaries financed certain leasehold improvements accounted for as a capital lease. Assets recorded as capital leases in the consolidated balance sheets aggregated $306,000 and $285,000 at December 31, 2011 and 2010, respectively. Accumulated depreciation of assets under capital lease obligations totaled $157,000 and $203,000 at December 31, 2011 and 2010, respectively.

Office Space Leases—The Company leases office space under operating leases, a number of which contain renewal options, early termination clauses and escalation clauses, expiring at various dates through 2022. In the fourth quarter of 2010, the Company entered into a new Corporate headquarters lease for approximately 158,000 square feet of office space at a new location in Herndon, Virginia. The lease term of the new lease for accounting purposes began in May 2011 and expires in August 2022. The lease term on the Company’s former headquarters ended in December 2011. Rent expense was approximately $12.7 million, net of sublease income of $150,000, $8.2 million, net of sublease income of $117,000, and $7.2 million for the years ended December 31, 2011, 2010 and 2009, respectively.

As of December 31, 2011, the future minimum lease payments under operating and capital leases are summarized in the table below as follows (in thousands):

	Operating	Capital
Years Ending December 31,
2012	$10,456	$87
2013	8,841	45
2014	7,985	44
2015	7,812	44
2016	6,913	41
Thereafter	35,289	—

Total	$77,296	$261

Less: Interest		(102)

Present value of minimum lease payments		$159
Less: current maturities		(54)

Non current capital lease obligation		$105

Total future minimum lease payments in the table above have not been reduced by $67,000 of sublease rentals to be received in the future under non-cancelable subleases.

In accordance with ASC 840, Leases, the Company recognizes its rent expense on a straight-line basis over the life of the respective lease arrangement regardless of when the payments are due resulting in a deferred rent liability mainly from escalating base rents. In addition, the Company accounts for leasehold improvements that are funded by landlord incentives or allowances as a leasehold improvement asset amortized over the shorter of the useful life of the asset or the lease term and the incentives are recorded as a deferred rent liability amortized as a reduction to rent expense over the lease term. At December 31, 2011 and 2010, the long term deferred rent liability was $13.5 million and $2.3 million, respectively, and is reflected as “Other Long-Term Liabilities” in the consolidated balance sheets.

F-46

Other Matters—The Company is involved in claims and legal proceedings arising from normal business operations. The Company does not expect these matters, individually or in the aggregate, to have a material impact on the Company’s financial condition, results of operations or cash flows.

At December 31, 2010, the Company was contingently liable under open standby letters of credit and bank guarantees issued under the Credit Agreement (see Note 9, Debt) by the Company’s banks in favor of third parties. These letters of credit and bank guarantees primarily related to real estate lease obligations and totaled $805,000 at December 31, 2010. These instruments had not been drawn on by third parties at December 31, 2010. At December 31, 2011, the Company had no open standby letters of credit and bank guarantees as those outstanding reached maturity and were not extended.

Guarantees—The Company provides limited indemnifications to customers against intellectual property infringement claims made by third parties arising from the use of the Company’s software products. Estimated losses for such indemnifications are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. The Company does not believe that it currently has any material financial exposure with respect to the indemnification provided to customers. However, due to the lack of indemnification claims from customers, the Company cannot estimate the fair value nor determine the total nominal amount of the indemnifications, if any.

The Company has secured copyright registrations for its own software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. The company is provided intellectual property infringement indemnificatio1ns from its third-party partners whose technology may be embedded or otherwise bundled with the Company’s software products. Therefore, the Company considers the probability of an unfavorable outcome in an intellectual property infringement case relatively low. The Company has not encountered material costs as a result of such obligations and has not accrued any liabilities related to such indemnifications.

Product Warranty—The Company’s standard license agreements generally include a one-year warranty period for software products that are sold on a perpetual or term basis. The Company provides for the estimated cost of product warranties based on specific warranty claims, if (i) it is probable that a liability exists and (ii) the amount can be reasonably estimated. To date, the Company has not had any material costs associated with these warranties.

18. SEGMENT INFORMATION

The Company operates as one reportable segment as the Company’s principal business activity relates to selling project-based software, information solutions and implementation and support services. The Company’s chief operating decision maker, the Chief Executive Officer, evaluates the performance of the Company as one unit based upon consolidated revenue and operating costs.

The Company’s products and services are sold in the United States, and are also sold through direct and indirect sales channels outside the United States, primarily in Canada, South Africa, the United Kingdom, Denmark, Sweden, Norway, the Netherlands, France and Australia.

For the year end December 31, 2011, approximately 22% of the Company’s perpetual and term license revenues were generated from sales outside of the United States. Approximately 12% and less than 10% of the Company’s perpetual and term license revenues were generated from sales outside of the United States for the years ended December 31, 2010 and 2009, respectively.

F-47

For the year end December 31, 2011, approximately 17% of the Company’s total revenues were generated from sales outside of the United States. Approximately 11% and less than 6% of the Company’s total revenues were generated from sales outside of the United States for the years ended December 31, 2010 and 2009, respectively.

No country outside of the United States accounted for 10% or more of the Company’s revenue for the years ended December 31, 2011, 2010 and 2009. No single customer accounted for 10% or more of the Company’s revenue for the years ended December 31, 2011, 2010 and 2009.

As of December 31, 2011 and 2010, the Company had $51.6 million and $58.0 million, respectively, of long-lived assets held outside of the United States.

19.	SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (unaudited)

Summarized quarterly supplemental consolidated financial information for 2011 and 2010 are as follows (in thousands, except per share amounts):

	Quarter Ended,
	March 31	June 30	September 30	December 31
2011
Total revenues	$79,978	$87,968	$85,190	$87,405
Gross profit	$49,601	$52,970	$55,342	$58,281
Net (loss) income	$(6,551)	$(2,955)	$3,115	$3,001
Basic (loss) income per share	$(0.10)	$(0.05)	$0.05	$0.05
Shares used in basic per share computation	65,343	65,538	65,613	65,029
Diluted (loss) income per share	$(0.10)	$(0.05)	$0.05	$0.05
Shares used in diluted per share computation	65,343	65,538	66,748	66,567

2010
Total revenues	$63,804	$64,468	$65,232	$86,144
Gross profit	$42,087	$41,007	$41,727	$51,707
Net income (loss) attributable to Deltek, Inc.	$4,166	$2,910	$(4,067)	$(7,931)
Basic income (loss) per share	$0.06	$0.04	$(0.06)	$(0.12)
Shares used in basic per share computation	64,440	64,674	64,874	65,078
Diluted income (loss) per share	$0.06	$0.04	$(0.06)	$(0.12)
Shares used in diluted per share computation	65,717	66,046	64,874	65,078

(a)	No cash dividends have been declared or paid in any period presented.
(b)	The quarters ended March 31, 2011, September 30, 2010 and December 31, 2010 include the impacts for the acquisitions of FedSources, Maconomy and INPUT. These accounting impacts primarily include the amortization of acquired intangibles, deferred revenue fair value adjustments and acquisition-related expenses.

F-48

INDEX TO EXHIBITS

Exhibit Number	Description of Documents

2.1	Recapitalization Agreement, effective as of December 23, 2004, by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative, as amended March 14, 2005 and April 21, 2005 (incorporated by reference to Exhibits 2.1, 2.2 and 2.3 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

2.2	Advisory Agreement, dated as of April 22, 2005, between Deltek Systems, Inc. and New Mountain Capital, L.L.C. (incorporated by reference to Exhibit 2.4 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

2.3	Advisory Fee Waiver Letter, dated as of September 26, 2007, between Deltek, Inc. and New Mountain Capital, L.L.C (incorporated by reference to Exhibit 2.5 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on October 15, 2007)

3.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

3.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

4.3	Investor Rights Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc., New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and the persons listed on the signature pages thereto, as amended August 10, 2007 (incorporated by reference to Exhibit 4.3 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007 and Exhibit 4.6 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

4.4	Management Rights Letters, dated April 22, 2005, between New Mountain Partners II, L.P. and Deltek Systems, Inc. and between Allegheny New Mountain Partners, L.P. and Deltek Systems, Inc. (incorporated by reference to Exhibits 4.4 and 4.5 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.1	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.2	Form of Joinder Agreement to Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.3	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.4	Form of 2005 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

F-49

Exhibit Number	Description of Documents

9.5	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.6	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

9.7	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

9.8	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

9.9	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.1	Summary of Employee Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on October 15, 2007)

10.2	Amended and Restated 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on August 27, 2010)

10.3	Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.3 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.4	Deltek, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 from the Registrant’s Registration Statement on Form S-8 (333-165099) filed on February 26, 2010)

10.5	Employment Agreement between Kevin T. Parker and Deltek Systems, Inc., dated June 16, 2005, as amended April 7, 2007 (incorporated by reference to Exhibit 10.6 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007 and Exhibit 10.68 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.6	Employment Offer Letter between David R. Schwiesow and Deltek Systems, Inc., dated May 8, 2006, as amended May 2, 2007 (incorporated by reference to Exhibit 10.12 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007 and Exhibit 10.76 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.7	Employment Offer Letter between Carolyn J. Parent and Deltek Systems, Inc., dated February 8, 2006 (incorporated by reference to Exhibit 10.25 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.8	Employment Offer Letter between Holly C. Kortright and Deltek Systems, Inc., dated September 25, 2006, as amended May 2, 2007 (incorporated by reference to Exhibit 10.29 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007 and Exhibit 10.74 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.9	Form of Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.32 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.10	Form of Director Stock Option Agreement (four-year-vesting) issued under the Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.41 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.11	Form of Amendment to Director Stock Option Agreement (incorporated by reference to Exhibit 10.42 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

F-50

Exhibit Number	Description of Documents

10.12	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (one-year vesting) (incorporated by reference to Exhibit 10.43 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.13	Form of Stock Option Agreements for Director (four-year vesting) and Employee issued pursuant to the Deltek, Inc. 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 10.84 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.14	Form of Director Stock Option Agreement (one-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 10.15 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

10.15	Form of Officer Stock Option Agreement issued pursuant to the Deltek, Inc. 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 10.16 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

10.16	Form of Officer Restricted Stock Agreement (four-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 10.17 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

10.17	Form of Officer Restricted Stock Agreement (two-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 10.18 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

10.18	Form of Director Restricted Stock Agreement (one-year vesting) issued pursuant to the Deltek, Inc. Amended and Restated 2007 Stock and Incentive Award Plan (incorporated by reference to Exhibit 4.19 from the Registrant’s Registration Statement on Form S-8 (Commission File Number 333-180031) filed on March 9, 2012)

10.19	Non-Competition Agreement, dated as of February 8, 2006, between Carolyn J. Parent and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.44 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.20	Non-Competition Agreement, dated as of April 22, 2005, between Kenneth E. deLaski and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.45 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.21	Non-Competition Agreement, dated as of April 22, 2005, between Donald deLaski and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.46 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.22	Form of Share Price Adjustment Agreement (incorporated by reference to Exhibit 10.51 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.23	Second Amendment and Restatement Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on November 8, 2010)

10.24	Second Amended and Restated Credit Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (incorporated by reference to Exhibit 99.2 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on November 8, 2010)

F-51

Exhibit Number	Description of Documents

10.25	Amendment No. 1, dated as of November 14, 2011, to the Second Amended and Restated Credit Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on November 16, 2011)

10.26	Guarantee and Collateral Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the subsidiaries of Deltek Systems, Inc. signatories thereto and Credit Suisse First Boston, as collateral agent (incorporated by reference to Exhibit 10.59 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.27	Supplement No. 1 to Guarantee and Collateral Agreement, dated as of October 3, 2005, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.60 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.28	Supplement No. 2 to Guarantee and Collateral Agreement, dated as of March 17, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse First Boston as collateral agent (incorporated by reference to Exhibit 10.61 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.29	Supplement No. 3 to Guarantee and Collateral Agreement, dated as of July 24, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.62 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.30	Supplement No. 4 to Guarantee and Collateral Agreement, dated as of November 3, 2010, among Deltek, Inc., the subsidiary guarantors signatory thereto and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 10.28 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 16, 2011)

10.31	Subsidiary Trademark Security Agreement, dated as of July 21, 2006 between C/S Solutions, Inc. as subsidiary guarantor and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.64 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.32	Subsidiary Trademark Security Agreement, dated as of May 1, 2006 between WST Corporation as subsidiary guarantor and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.65 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.33	Subsidiary Trademark Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.66 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.34	Trademark Security Agreement, dated as of November 3, 2010 between Deltek, Inc. and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 99.3 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on November 8, 2010)

10.35	Subsidiary Copyright Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.67 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on May 8, 2007)

10.36	Copyright Security Agreement, dated as of November 3, 2010 between Deltek, Inc., and Credit Suisse AG, as collateral agent (incorporated by reference to Exhibit 99.4 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on November 8, 2010)

F-52

Exhibit Number	Description of Documents

10.37	Employment Letter Agreement between Richard P. Lowrey and Deltek, Inc., dated May 2, 2007 (incorporated by reference to Exhibit 10.70 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.38	Employment Letter Agreement between Carolyn J. Parent and Deltek, Inc., dated May 2, 2007 (incorporated by reference to Exhibit 10.72 from the Registrant’s Registration Statement on Form S-1 (333-142737) filed on August 21, 2007)

10.39	Employment Offer Letter between Garland T. Hall and Deltek, Inc., dated September 18, 2008 (incorporated by reference to Exhibit 10.91 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 13, 2009)

10.40	Transaction Fee Waiver Letter, dated as of April 24, 2009, between Deltek, Inc. and New Mountain Capital, L.L.C. (incorporated by reference to Exhibit 10.93 from the Registrant’s Registration Statement on Form S-3 (333-158388) filed on April 30, 2009)

10.41	Letter Agreement, dated as of April 28, 2009, between Deltek, Inc. and New Mountain Capital, L.L.C. (incorporated by reference to Exhibit 10.94 from the Registrant’s Registration Statement on Form S-3 (333-158388) filed on April 30, 2009)

10.42	Employment Letter, dated May 5, 2008 between Deltek, Inc. and Mark Wabschall (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on August 4, 2009)

10.43	Separation Agreement and Release, dated July 29, 2009 between Deltek, Inc. and Mark Wabschall (incorporated by reference to Exhibit 99.2 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on August 4, 2009)

10.44	Employment Letter, dated June 27, 2008, between Deltek, Inc. and Michael Krone (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on August 5, 2009)

10.45	Form of Executive Officer Waiver Agreement to Shareholders’ Agreement entered into among Deltek, Inc., New Mountain Capital and each Executive Officer of Deltek, Inc. (incorporated by reference to Exhibit 10.98 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on August 7, 2009)

10.46	Waiver Letter Agreement, dated August 6, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 10.99 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on August 7, 2009)

10.47	Donald deLaski Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on October 30, 2009)

10.48	Executive Officer Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.2 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on October 30, 2009)

10.49	Former Employee and other Stockholder Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.3 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on October 30, 2009)

10.50	Employment Letter, dated August 10, 2009, between Deltek, Inc. and James Dellamore (incorporated by reference to Exhibit 10.105 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on November 6, 2009)

F-53

Exhibit Number	Description of Documents

10.51	Employment Letter, dated September 30, 2009, between Deltek, Inc. and Deborah Fitzgerald (incorporated by reference to Exhibit 10.106 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on November 6, 2009)

10.52	Employment Letter, dated December 10, 2009, between Deltek, Inc. and Michael Corkery (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on December 17, 2009)

10.53	Kevin Parker Waiver Letter Agreement, dated December 15, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on December 15, 2009)

10.54	Directors Waiver Letter Agreement, dated December 15, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.2 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on December 15, 2009)

10.55	Amendment dated December 15, 2009, to the Former Employee and other Stockholder Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.3 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on December 15, 2009)

10.56	Employment Letter, dated April 27, 2010, between Deltek, Inc. and Namita Dhallan (incorporated by reference to Exhibit 10.53 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on August 9, 2010)

10.57	Donald deLaski Waiver Letter Agreement, dated May 21, 2010, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on May 27, 2010)

10.58	Employment Letter, dated August 24, 2010, between Deltek, Inc. and Kevin Iaquinto (incorporated by reference to Exhibit 10.55 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on November 9, 2010)

10.59	Agreement and Plan of Merger dated September 24, 2010 by and among INPUT, Inc., Deltek, Inc. Deltek Holdings, LLC and Peter A. Cunningham, as Stockholders’ Representative (incorporated by reference to Exhibit 2.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on September 30, 2010)

10.60	deLaski Waiver Letter Agreement, dated October 1, 2010, between Deltek, Inc. and New Mountain Capital (incorporated by reference to Exhibit 99.1 from the Registrant’s Current Report on Form 8-K (Commission File Number 001-33772) filed on October 7, 2010)

10.61	Services Agreement dated April 29, 2005, between Hugo Dorph and Maconomy A/S (incorporated by reference to Exhibit 10.59 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 16, 2011)

10.62	Addendem to Services Agreement dated February 24, 2010, between Hugo Dorph and Maconomy A/S (incorporated by reference to Exhibit 10.60 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 16, 2011)

10.63	Secondment Agreement dated December 17, 2010, between Hugo Dorph and Deltek, Inc. (incorporated by reference to Exhibit 10.61 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 16, 2011)

10.64	Employment Letter, dated January 17, 2011, between Deltek, Inc. and Catherine Morales (incorporated by reference to Exhibit 10.62 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 16, 2011)

F-54

Exhibit Number	Description of Documents

10.65	Separation and Release Agreement, dated March 30, 2011, between Deltek, Inc. and Carolyn Parent (incorporated by reference to Exhibit 10.63 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on May 5, 2011)

10.66	Separation and Release Agreement, dated April 7, 2011, between Deltek, Inc. and Richard Lowrey (incorporated by reference to Exhibit 10.64 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on May 5, 2011)

10.67	Employment Letter, dated July 11, 2011, between Deltek, Inc. and Tom Mazich (incorporated by reference to Exhibit 10.65 from the Registrant’s Quarterly Report on Form 10-Q (Commission File Number 001-33772) filed on August 9, 2011)

10.68	Separation and Release Agreement, dated February 1, 2011, between Deltek, Inc. and Hugo Dorph **

10.69	Service Agreement dated December 18, 2008, between Claus Thorsgaard and Maconomy A/S **

10.70	Addendum to Service Agreement dated February 24, 2010, between Claus Thorsgaard and Maconomy A/S **

10.71	Secondment Agreement dated December 17, 2010, between Claus Thorsgaard and Deltek, Inc. **

14.1	Deltek, Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 from the Registrant’s Annual Report on Form 10-K (Commission File Number 001-33772) filed on March 12, 2010)

21.1	Subsidiaries of Deltek, Inc.**

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm **

31.1	Certification of Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 **

31.2	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 **

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 **

101 **	The following financial statements from Deltek, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 15, 2012, formatted in XBRL: (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Cash Flows, (iv) Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive (Loss) Income, and (v) Notes to Consolidated Financial Statements.

**	Filed herewith
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

F-55

NOTICE OF

2012 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2012

To Deltek Stockholders:

This is to notify you that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Deltek, Inc., a Delaware corporation (“Deltek” or the “Company”), will be held on Thursday, May 24, 2012, at 8:30 a.m., Eastern Time, at Deltek’s principal executive offices located at 2291 Wood Oak Drive, Herndon, Virginia 20171, for the following purposes:

1.	To elect nine directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as Deltek’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

We are furnishing proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice of Availability of Proxy Materials (“Notice of Materials”). The Notice of Materials contains instructions on how to access proxy materials and vote your shares via the Internet or telephone or, if you prefer, to request a printed set of proxy materials, including the proxy statement for the Annual Meeting, our 2011 Annual Report on Form 10-K and a form of proxy card, at no additional cost to you.

The preceding items of business are more fully described in our proxy statement relating to the Annual Meeting. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Only stockholders of record at the close of business on April 2, 2012 are entitled to notice of, and to vote at, the Annual Meeting. The Notice of Materials, our proxy materials and our 2011 Annual Report on Form 10-K are being made available to stockholders via the Internet on or about April 12, 2012.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2012 Annual Meeting and Procedural Matters.”

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

Thank you for your ongoing support of Deltek.

Sincerely,

Kevin T. Parker
Chairman, President and Chief Executive Officer

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND PROCEDURAL MATTERS	1
Why am I receiving a Notice of Availability of Proxy Materials?	1
May I attend the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
What is the difference between holding shares as a stockholder of record or as a beneficial owner?	1
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	2
How many shares must be present or represented to conduct business at the Annual Meeting?	3
What proposals will be voted on at the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
How are votes counted?	3
How does the Board of Directors recommend that I vote?	4
Do any stockholders have the ability to significantly impact the results of the matters to be voted on?	4
What happens if additional matters are presented at the Annual Meeting and I have given my proxy?	4
May I change my vote?	4
What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?	5
What should I do if I receive more than one set of proxy materials?	5
Is my vote confidential?	5
Who will serve as the inspector of election?	5
Where can I find the voting results of the Annual Meeting?	5
Who will bear the cost of soliciting votes for the Annual Meeting?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5
How may I obtain a separate set of proxy materials or the 2011 Annual Report on Form 10-K?	6
EXECUTIVE OFFICERS OF THE COMPANY	7
PROPOSAL ONE—ELECTION OF DIRECTORS	10
General	10
Information Regarding the Nominees for Director	11
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
General	15
Principal Accounting Fees and Services	15
Pre-Approval of Audit and Non-Audit Services	16
CORPORATE GOVERNANCE	17
Leadership Structure and Composition of the Board of Directors	17
The Role of the Board of Directors in Risk Oversight	18
Board Meetings and Committees	18
Audit Committee	19
Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	20

DELTEK, INC.

2291 Wood Oak Drive

Herndon, Virginia 20171

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

ABOUT THE 2012 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving a Notice of Availability of Proxy Materials?

A:	The Board of Directors of Deltek, Inc. is making available to you the Notice of Availability of Proxy Materials (the “Notice of Materials”), the proxy statement relating to our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and our 2011 Annual Report on Form 10-K (the “2011 Annual Report”) in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, May 24, 2012, at 8:30 a.m., Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. The Notice of Materials, our proxy statement and proxy card (collectively, the “proxy materials”) and our 2011 Annual Report are being made available to you via the Internet on or about April 12, 2012.

The Annual Meeting will be held at Deltek’s principal executive offices, located at 2291 Wood Oak Drive, Herndon, Virginia, 20171. The telephone number at that location is (703) 734-8606 or 800-456-2009.

All holders of record at the close of business on the Record Date (as described below) are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	May I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 2, 2012 (the “Record Date”). You must bring photo identification for entrance to the Annual Meeting. You also must bring proof that you were a stockholder of record or a beneficial owner as of April 2, 2012. The meeting will begin promptly at 8:30 a.m., Eastern Time, and you should leave ample time for the check-in procedures.

Q:	Who is entitled to vote at the Annual Meeting?

A:	You may vote your shares of Deltek common stock if you owned your shares at the close of business on the Record Date. As of April 2, 2012, there were 68,962,905 shares of Deltek common stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of common stock you hold as of the Record Date on all matters presented.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Deltek’s transfer agent, Computershare Trust Company, N.A., you are considered to be the “stockholder of record” with respect to those shares, and these proxy materials are being made available directly to you by Deltek. As the stockholder of record, you have the right to grant your voting proxy directly to Deltek or to a third party, or to vote by Internet, phone or mail as described below or you may vote in person at the Annual Meeting. Deltek has made available a proxy card for you to use.

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If your shares are held by a brokerage account or by another nominee, you are considered to be the “beneficial owner” of shares held in “street name,” and the proxy materials are being made available to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has made available or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are a beneficial owner of shares, your broker may have authority to vote shares for routine matters (including the ratification of the appointment of the independent registered public accounting firm) in the absence of voting instructions from the beneficial owner. You should be aware that in the absence of instructions from the beneficial owner, your broker will not have the authority to vote for the election of directors (which is considered a non-routine matter).

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your voting instructions or, if applicable, your proxy card, as described below, so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by mail, on the Internet or by telephone. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By Internet—Stockholders of record of Deltek common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Materials until 12:00 a.m., Eastern Time, on May 24, 2012. Most Deltek stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of Deltek common stock who live in the United States or Canada and who have requested a printed copy of the proxy materials may submit proxies by following the “Vote by Telephone” instructions on the proxy card until 12:00 a.m., Eastern Time, on May 24, 2012. Most Deltek stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

By mail—Stockholders of record of Deltek common stock who received their proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

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Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (i) are present in person at the Annual Meeting or (ii) have properly submitted a proxy.

Under the Delaware General Corporation Law, which is the state in which Deltek is incorporated, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of instructions from the beneficial owner, a broker will not have discretionary voting power to vote for the election of directors (which is considered a non-routine matter).

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals scheduled to be voted on at the Annual Meeting are:

•	The election of the nine directors named in the proxy statement to serve for the ensuing year and until their successors are duly elected and qualified (Proposal No. 1);

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2); and

•	To transact such other business as may properly come before the meeting or any adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	Election of Directors (Proposal No. 1)—Because this is an uncontested election, a nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

Ratification of Independent Registered Public Accounting Firm (Proposal No. 2)—The affirmative vote of a majority of the voting power of our issued and outstanding stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Other Business to be Transacted—The affirmative vote of a majority of the voting power of our issued and outstanding stock present and entitled to vote at the Annual Meeting is required to approve any other business transacted at the meeting or any adjournment.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal No. 1). A nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Therefore, abstentions or broker non-votes will not affect the outcome of the election. The Board of Directors expects a director to tender his or her resignation if the director fails to receive the required number of votes for re-election. The Board of Directors will then act on an expedited basis to determine whether or not to accept the director’s resignation in accordance with our majority voting policy. See “Proposal One—Election of Directors—General.”

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2). Abstentions have the same effect as a vote against this proposal. However, broker non-votes have no effect and, therefore, are not included in the tabulation of the voting results on this proposal.

3

All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated on the completed proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the nine nominees for election as directors (Proposal No. 1); and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2).

Q:	Do any stockholders have the ability to significantly impact the results of the matters to be voted on?

A:	As of March 15, 2012, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (the “New Mountain Funds”) collectively owned approximately 60% of our common stock and are able to control all matters requiring stockholder approval, including the election of directors, as long as they continue to collectively own a majority of the outstanding shares of our common stock on the date of the respective annual meeting. New Mountain Capital Partners II, L.P. and certain stockholders referred to as the “deLaski stockholders” also have the right, pursuant to an investor rights agreement, to designate a certain number of directors. The New Mountain Funds and the deLaski stockholders are required to take action to effect the terms of the investor rights agreement, including voting for the election of the directors nominated by the other party. We are also required to take all necessary or desirable action within our control to cause the individuals designated by New Mountain Partners II, L.P. and the deLaski stockholders to be elected as directors.

Q:	What happens if additional matters are presented at the Annual Meeting and I have given my proxy?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxy holders, David Schwiesow and Salman Ahmad, or either of them, will have discretion to vote on those matters in accordance with their best judgment. As described below, Deltek’s bylaws specify the only business that may be conducted at an annual meeting. As a result, Deltek does not anticipate that any other matters will be properly raised at the Annual Meeting.

Q:	May I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Deltek’s Corporate Secretary at Deltek, Inc., 2291 Wood Oak Drive, Herndon, VA 20171 that is received prior to your shares being voted or (3) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

4

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:	Subject to any rules your broker, trustee or nominee may have, you may attend the Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy unless you specifically so request. If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one Notice of Materials. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Materials. Please follow the voting instructions in each Notice of Materials that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Deltek or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation.

Q:	Who will serve as the inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting, and we will publish final results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the date of completion of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Deltek is making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not receive additional compensation but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

You are responsible for Internet access charges you may incur for accessing the proxy materials. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

5

For inclusion in Deltek’s proxy materials—Stockholders of record may present proper proposals for inclusion in Deltek’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Deltek’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2013 annual meeting of stockholders, stockholder proposals must be received by Deltek’s Corporate Secretary no later than December 13, 2012, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC.

To be brought before the annual meeting—Deltek’s bylaws also establish an advance notice procedure for stockholders of record who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by the Board of Directors or any stockholder entitled to vote who has delivered written notice to Deltek’s Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. Deltek’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to Deltek’s Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is generally defined as the date that is 90 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2013 annual meeting of stockholders is February 23, 2013.

If a stockholder who has notified Deltek of his or her intention to present a proposal at an annual meeting does not appear, in person or by proxy, to present his or her proposal at such meeting or is no longer a stockholder of record on the record date applicable to such meeting, Deltek will not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Deltek’s Corporate Secretary at our principal executive offices. All notices of proposals by stockholders, whether or not included in Deltek’s proxy materials, must be sent to Deltek’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2011 Annual Report on Form 10-K?

A:	If you share an address with another stockholder, each stockholder may not receive a separate Notice of Materials. Stockholders who do not receive a separate Notice of Materials and want to receive a separate copy may request a separate copy of, or stockholders may request additional copies of, our Notice of Materials, proxy materials and 2011 Annual Report on Form 10-K by following the “Obtaining a Copy of the Proxy Materials” instructions on the Notice of Materials, by calling (703) 885-9768 or by writing to Deltek, Inc., Attention: Office of the General Counsel, 2291 Wood Oak Drive, Herndon, VA 20171. Stockholders who share an address and receive multiple copies of our Notice of Materials may also request that they only be sent a single copy by following the instructions above.

Stockholders may obtain additional printed copies of our Annual Report on Form 10-K, as filed with the SEC, without charge by mailing a request to Deltek, Inc., Attention: Office of the General Counsel, 2291 Wood Oak Drive, Herndon, VA 20171.

We are able to distribute our proxy materials to stockholders in a fast and efficient manner via the Internet. You may elect to view all proxy materials on the Internet or to receive all proxy materials by mail. To make an election regarding how to receive these materials going forward, please log on to www.envisionreports.com/PROJ and follow the instructions on the screen to select your delivery preferences.

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information concerning our executive officers as of April 5, 2012.

Name	Age	Position(s)
Kevin T. Parker	52	Chairman of the Board, President and Chief Executive Officer

Michael P. Corkery	49	Executive Vice President, Chief Financial Officer and Treasurer

Namita S. Dhallan	45	Executive Vice President, Product Strategy and Engineering

Deborah K. Fitzgerald	40	Senior Vice President and Chief Information Officer

Garland T. Hall	51	Executive Vice President, Customer Care

Kevin F. Iaquinto	43	Senior Vice President and Chief Marketing Officer

Holly C. Kortright	45	Senior Vice President, Human Resources

Michael L. Krone	43	Senior Vice President, Corporate Controller and Assistant Treasurer

Thomas Mazich	55	Executive Vice President and General Manager, GovCon

Catherine P. Morales	62	Executive Vice President and General Manager, Information Solutions

David R. Schwiesow	61	Senior Vice President, General Counsel and Secretary

Claus Thorsgaard	42	Executive Vice President and General Manager, Professional Services

Kevin T. Parker has served as our President and Chief Executive Officer since June 2005 and as Chairman of the Board since April 2006. Prior to joining Deltek, Mr. Parker served as Co-President and Chief Financial Officer of PeopleSoft, Inc., an enterprise applications software company, from October 2004 to December 2004, and as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004. Prior to January 2002, Mr. Parker held various positions, including Senior Vice President and Chief Financial Officer of PeopleSoft, Senior Vice President and Chief Financial Officer of Aspect Communications Corporation, a customer relationship management software company, and Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. He currently serves on the boards of directors of Polycom, Inc. and Camber Corporation. Mr. Parker received his B.S. in Accounting from Clarkson University, where he serves on the board of trustees.

Michael P. Corkery has served as our Executive Vice President, Chief Financial Officer and Treasurer since January 2010. From November 2007 to December 2009, Mr. Corkery served as Executive Vice President and Chief Financial Officer of ICO Global Communications, a global satellite communications company, and from February 2009 to December 2009, also served as acting Chief Executive Officer. From January 2006 to November 2007, Mr. Corkery was the Chief Financial Officer of Current Group, LLC, a company providing smart grid solutions to utility companies worldwide. From August 2002 to August 2005, Mr. Corkery served as Vice President, Operations Finance at Nextel Communications. Mr. Corkery received his B.S. in Accounting from St. Bonaventure University.

Namita S. Dhallan has served as our Executive Vice President, Product Strategy and Engineering since May 2010. From July 2006 to May 2010, Ms. Dhallan served as the Chief Product Officer and Group Vice President of Product Management of JDA Software Group, a leading supply chain solutions provider. From August 1995 to July 2006, Ms. Dhallan held several positions at Manugistics, Inc., a provider of demand and supply chain solutions, including serving as its Vice President of Product Management from 2005 to 2006 and its Vice President of Product Development from 2004 to 2005. Ms. Dhallan received her B.S. in Computer Science from the University of Maryland.

7

Deborah K. Fitzgerald has served as our Senior Vice President and Chief Information Officer since November 2009. Previously, Ms. Fitzgerald served in several capacities at VeriSign, a provider of Internet infrastructure services, including from November 2008 to October 2009, as Vice President of Information Technologies, from September 2007 to November 2008, as Vice President of Product Development and Shared Services, and from November 2005 to September 2007, as Director of Product Development. Ms. Fitzgerald was Director, Professional Services at Open Text, a provider of Enterprise Content Management software, from 2003 to November 2005. Ms. Fitzgerald received her B.S. in Computer Science and Business from Alma College.

Garland T. Hall has served as our Executive Vice President, Customer Care since June 2011. He was Senior Vice President, Customer Care (previously Global Support) from October 2008 to June 2011. Prior to joining Deltek, Mr. Hall served as Chief Customer Officer of Enterprise DB, a provider of enterprise-class database products and services, from 2006 to September 2008. From 2005 to 2006, Mr. Hall served as Vice President of Strategic Alliances for Composite Software, a data services company. From 2001 to 2004, Mr. Hall was Chief Customer Officer at webMethods, Inc., a provider of business integration and optimization software. Mr. Hall received his B.S. in Clinical Psychology from Liberty University.

Kevin F. Iaquinto has served as our Senior Vice President and Chief Marketing Officer since September 2010. From 2007 to 2010, Mr. Iaquinto served as Senior Vice President of Global Marketing for Software AG, a business process improvement company. From 2005 to 2007, Mr. Iaquinto served as Vice President of Corporate Marketing for webMethods, Inc., a provider of business integration and optimization software, and from 2004 to 2005, he served as Senior Director of Global Marketing Communications for Manugistics, Inc., a provider of demand and supply chain solutions. Mr. Iaquinto received his B.A. in Government from Franklin and Marshall College.

Holly C. Kortright has served as our Senior Vice President, Human Resources since October 2006. From March 2006 to October 2006, Ms. Kortright was Vice President of Human Resources for Capital One Financial Corporation, a global diversified financial services provider. From August 1999 through March 2006, she held various positions at Capital One, including Director of Human Resources, Director of Leadership Development and Senior Management Development Consultant. Ms. Kortright received her B.S. in Industrial Engineering from Lehigh University and her M.B.A. from Indiana University.

Michael L. Krone has served as Senior Vice President and Corporate Controller since July 2009. He also has been our Assistant Treasurer since February 2009, and he joined Deltek as Vice President, Finance and Corporate Controller in August 2008. Mr. Krone has also been designated as our principal accounting officer since August 2009. From August 2007 to July 2008, Mr. Krone provided independent financial consulting services. Mr. Krone served as Vice President of Finance and Chief Accounting Officer at webMethods, Inc., a provider of business integration and optimization software, from June 2006 to August 2007. Prior to joining webMethods, Mr. Krone served as Public Services Industry Controller at BearingPoint, Inc., a management and technology consulting firm, from March 2004 to June 2006. Mr. Krone received his B.S. in Accounting from Shepherd University.

Thomas Mazich has served as our Executive Vice President and General Manager, GovCon since August 2011. From September 2008 to August 2011, Mr. Mazich served as the President of Mabec, LLC, an information technology professional services company that he co-founded. From July 2005 to September 2008, Mr. Mazich served as the Vice President and General Manager of SAS Institute and President of SAS Federal LLC (a subsidiary of SAS Institute), a provider of business analytics software and services. Mr. Mazich attended the University of Pennsylvania, Wharton School of Business, majoring in Management and Economics.

Catherine P. Morales has served as our Executive Vice President and General Manager, Information Solutions since March 2011. From September 2006 to February 2011, Ms. Morales was employed by Reed Elsevier, where she served as Senior Vice President of Elsevier Science & Technology, Government Segments, a global provider of scientific information, and as Senior Vice President of LexisNexis, Government and Academic

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Markets, a leading global provider of workflow solutions for professionals in the legal, risk management, corporate, government, law enforcement, accounting and academic markets. Prior to that, from July 1992 to September 2006, she served as Vice President of CGI (formerly American Management Systems), a provider of end-to-end information technology services and business process services. Ms. Morales received her B.A. in English Literature from the University of Missouri – St. Louis, an M.L.S. from UCLA and her M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

David R. Schwiesow has served as our Senior Vice President and General Counsel since May 2006. From December 2000 to May 2006, Mr. Schwiesow, at different times, served as Deputy General Counsel, Managing Director and Vice President of BearingPoint, Inc., a management and technology consulting firm. Prior to December 2000, Mr. Schwiesow served as Vice President and Associate General Counsel for The Rouse Company. He received his B.S. in Economics from The Wharton School of the University of Pennsylvania and his J.D. from Stanford Law School.

Claus Thorsgaard has served as our Executive Vice President and General Manager, Professional Services since January 2012. From July 2010 to January 2012, Mr. Thorsgaard served as our Senior Vice President and Chief Operating Officer of our Professional Services business unit. From June 2007 to July 2010, Mr. Thorsgaard was the Chief Operating Officer of Deltek Danmark A/S (formerly Maconomy A/S), a global supplier of business solutions for professional services organizations. Maconomy A/S was acquired by us in July 2010 and is now known as Deltek Danmark A/S. From December 2005 to June 2007, Mr. Thorsgaard worked as the Sales and Marketing Director for Siemens Business Services A/S, a subsidiary of Siemens AG. He received a Bachelor’s degree in Economics and Business from Roskilde University and a Master’s degree in Managerial Accounting from Copenhagen Business School.

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PROPOSAL ONE

ELECTION OF DIRECTORS

General

Deltek’s Board of Directors currently has nine authorized directors. The Board of Directors has selected nine nominees for election to the Board of Directors at the Annual Meeting. All nine of the nominees were elected as directors at our 2011 Annual Meeting of Stockholders held on May 26, 2011. Each nominee has consented to be nominated as a director and has agreed to serve if elected.

Because this is an uncontested election, a majority of the votes cast is required for the election of directors, meaning that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee.

In accordance with our Majority Voting Policy, the Board of Directors will nominate for election or re-election as a director only candidates who agree to tender promptly following the annual meeting at which he or she is elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) acceptance by the Board of Directors of such resignation. In addition, the Board of Directors will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board of Directors.

If an incumbent director fails to receive the required vote for re-election, the Board of Directors will act on an expedited basis to determine whether or not to accept the director’s resignation. Any director who tenders his or her resignation pursuant to this Majority Voting Policy may not participate in any decision by the Board of Directors regarding such resignation.

Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting of stockholders, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

As of March 15, 2012, the New Mountain Funds owned approximately 60% of our common stock and 100% of our outstanding Class A common stock and are able to control all other matters requiring stockholder approval, including any transaction subject to stockholder approval. In addition, pursuant to agreements with certain stockholders (including an investor rights agreement), the New Mountain Funds are entitled to designate a majority of the members of the Board of Directors as long as they collectively own a majority of the outstanding shares of our Class A common stock and at least one-third of the outstanding shares of our common stock. The Class A common stock does not otherwise carry any general voting rights, dividend entitlement or liquidation preference. The New Mountain Funds have designated Steven B. Klinsky and Alok Singh for election as directors. The deLaski stockholders have designated Edward R. Grubb for election as a director. We are required to take the necessary action within our control to cause the designated individuals to be elected as members of our Board of Directors. See “Related Party Transactions—Investor Rights Agreement.”

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Information Regarding the Nominees for Director

All of our directors have demonstrated business experience and acumen and a commitment of service to our Board of Directors. Our directors also possess significant executive leadership experience, knowledge and expertise derived from their service as executives of various businesses and, in many instances, as members of the boards of directors of other public and/or private companies. In their conduct, we believe our directors have displayed integrity, honesty and adherence to high ethical standards.

In evaluating each director’s qualifications, we consider a variety of experience and qualifications, including:

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Management Experience. We believe that directors who have experience in senior management positions at public or private companies possess the leadership, knowledge and experience to serve as a director of a public company. Directors with this type of experience also provide valuable insight into the management and oversight of our Company.

•

Director Experience. We believe that directors who have experience as directors of other companies possess additional insight into the oversight of our management and operations and the proper functioning of a board of directors. In addition, directors who also have experience serving as directors of other publicly-traded companies have added expertise in understanding the particular rigors of being a public company.

•	Finance Experience. We believe that directors with a background in finance or prior financial experience play a key role in the oversight of our operational and financial performance.

•

Industry Experience. We believe that directors with prior software or other technology industry experience are better able to understand the industry in which we operate and the particular market conditions and challenges faced in our industry.

•

Experience with Deltek. Many of our current directors have served on our Board of Directors or as an executive of Deltek for several years. We believe this continuity of service is useful in understanding our historical performance and improves our Board’s oversight of the strategic direction of our Company.

There are no family relationships among any of Deltek’s directors, director nominees or executive officers.

Set forth below is each director nominee’s biographical information and a description of the nature of each director nominee’s experience and qualifications that led to the conclusion that the director nominee should continue to serve as a director of the Company.

Name	Age	Position
Kevin T. Parker	52	Chairman of the Board, Chief Executive Officer and President
Alok Singh (1)	58	Lead Director
Nanci E. Caldwell (1)(2)	54	Director
Edward R. Grubb	54	Director
Joseph M. Kampf (1)	67	Director
Steven B. Klinsky	55	Director
Thomas M. Manley (2)	53	Director
Albert A. Notini	55	Director
Janet R. Perna (2)	63	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

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Kevin T. Parker has served as our President and Chief Executive Officer since June 2005 and as Chairman of the Board since April 2006. Prior to joining Deltek, Mr. Parker served as Co-President and Chief Financial Officer of PeopleSoft, Inc., an enterprise applications software company, from October 2004 to December 2004, and as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004. Prior to January 2002, Mr. Parker held various positions, including Senior Vice President and Chief Financial Officer of PeopleSoft, Senior Vice President and Chief Financial Officer of Aspect Communications Corporation, a customer relationship management software company, and Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. He currently serves on the boards of directors of Polycom, Inc. and Camber Corporation. Mr. Parker received his B.S. in Accounting from Clarkson University, where he also serves on the board of trustees.

Mr. Parker brings to our Board of Directors extensive senior management, finance and industry experience, in addition to having served on our Board of Directors since 2006. In particular, having served both as our President and Chief Executive Officer and previously as Co-President and Chief Financial Officer of PeopleSoft, Mr. Parker possesses the operational, financial, strategic and governance experience needed to make significant contributions to our Board of Directors.

Alok Singh has served as a director since April 2005 and as Lead Director since April 2006. Mr. Singh’s duties as Lead Director are to assist the Chairman of the Board in establishing the agenda for meetings of the Board of Directors, to preside, in the absence of the Chairman of the Board, at meetings consisting solely of the non-executive members of the Board of Directors and to act as a liaison between the Board of Directors and stockholders or other third parties who request direct communications with the Board of Directors. Mr. Singh is a Managing Director of New Mountain Capital, a private equity investment firm based in New York. Prior to joining New Mountain Capital in September 2002, Mr. Singh served as a Partner and Managing Director of Bankers Trust. He also established and led the Corporate Financial Advisory Group for the Americas for Barclays Capital. Mr. Singh is non-executive Chairman of Overland Solutions, Inc. and Chairman of the Board of RedPrairie Corporation, lead director of Camber Corporation, Ikaria Holdings, Inc. and Stroz Friedberg LLC, and serves on the boards of directors of Avantor Performance Materials Holdings, Inc., EverBank Financial Corporation and Validus Holdings, Ltd. Mr. Singh received both his B.A. in Economics and History and his M.B.A. in Finance from New York University.

Mr. Singh brings to our Board of Directors significant financial and senior management experience, having served as an executive at both a private equity investment firm and several investment banks. Mr. Singh’s experience as a lead director or director at other companies also enables him to understand the role of the Board of Directors in the oversight of our Company. In addition, Mr. Singh has served as our Lead Director since prior to our initial public offering and has been a director since 2005.

Nanci E. Caldwell has served as a director since August 2005. Ms. Caldwell has been a technology consultant since January 2005. From April 2001 to December 2004, Ms. Caldwell worked at PeopleSoft, Inc., serving as Senior Vice President and Chief Marketing Officer from April 2001 to January 2002, and as Executive Vice President and Chief Marketing Officer from January 2002 to December 2004. Prior to joining PeopleSoft in 2001, Ms. Caldwell held various senior management positions at Hewlett-Packard Company. Ms. Caldwell serves on the boards of directors of Citrix Systems, Inc., RedPrairie Corporation and Tibco Software, Inc. Ms. Caldwell received her B.A. in Psychology from Queen’s University, Kingston, Canada, and completed the University of Western Ontario’s Executive Marketing Management Program.

Ms. Caldwell has been involved in the technology industry for many years and has particular experience with software companies. In addition to her industry experience, Ms. Caldwell’s experience as a senior officer at PeopleSoft and Hewlett Packard provides her with the management experience to assist in the oversight of our operations and strategic objectives. She has served on the boards of directors of a number of companies, including software companies, such as Citrix Systems and Tibco Software. Ms. Caldwell has also been involved with Deltek since 2005 and is familiar with our operations and history.

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Edward R. Grubb has served as a director since May 2010. Mr. Grubb has been a private investor since 2002. From 2000 to 2002, Mr. Grubb was President and Chief Executive Officer of Control Risks Group LLC, a subsidiary of Control Risks Group Limited, an international political risk and crisis management firm. Prior to that, Mr. Grubb spent 18 years with Control Risks Group Limited and held various senior management positions. Mr. Grubb received his B.A. in Oriental Studies from the University of Cambridge in Cambridge, England and is currently enrolled in the post-graduate Philosophy program at Catholic University.

Mr. Grubb’s senior management experience, including as President and Chief Executive Officer of Control Risks Group LLC, gives him the management background to provide oversight of our operations and strategic initiatives. In addition, Mr. Grubb’s experience in risk and crisis management provides our Board of Directors with an additional dimension in the oversight of a growing international company. As a member of the deLaski family, Mr. Grubb is familiar with Deltek, our history and our operations.

Joseph M. Kampf has served as a director since April 2006. Mr. Kampf has served as Chairman and Chief Executive Officer of CoVant Management, Inc., a technology investment company, since July 2006. From 1996 until June 2006, Mr. Kampf served as President and Chief Executive Officer of Anteon International Corporation, an information technology and engineering service company. Prior to 1996, Mr. Kampf served as a senior partner of Avenac Corporation, a consulting firm providing management and strategic planning advice to middle market companies. He served as Chairman of the Professional Services Council from 2003 to 2004 and as a member of its Executive Committee. Mr. Kampf serves on the board of directors of CoVant Management, Inc., CoVant Management Partners, LLC, CoVant Technologies, LLC, A-T Solutions, Inc., A-T Solutions Holdings Inc., A-T Solutions Corporate Holdings, Inc. and Innovative Technology Solutions Inc. Mr. Kampf previously served on the board of directors of Anteon International Corporation. He received his B.A. in Economics from the University of North Carolina, Chapel Hill.

Mr. Kampf provides our Board of Directors with valuable insight into the management and oversight of a technology company, having served as the Chief Executive Officer of a technology investment company since 2006 and as the Chief Executive Officer of a major public technology company prior to that. In addition to his industry and executive experience, Mr. Kampf has experience providing strategic advice to growing companies. He also has served on the boards of directors of several technology companies, including Anteon International and CoVant Technologies. This background, along with his familiarity with our Company, allows Mr. Kampf to make important contributions to our Board of Directors.

Steven B. Klinsky has served as a director since April 2005. Mr. Klinsky is a Managing Director of New Mountain Capital and has served as its Founder and Chief Executive Officer since its inception in 1999. Prior to 1999, Mr. Klinsky served as a General Partner and an Associate Partner with Forstmann Little & Co. and co-founded Goldman, Sachs & Co.’s Leveraged Buyout Group. He serves on the boards of directors of New Mountain Finance Corporation, Overland Solutions, Inc., Inmar, Inc., SNL Financial LC, Victory Education Partners, RedPrairie Corporation, IRI Group Holdings, Inc. and Avantor Performance Materials Holdings, Inc. Mr. Klinsky previously served on the board of directors of National Medical Health Card Systems, Inc. Mr. Klinsky received his B.A. in Economics and Political Philosophy from the University of Michigan. He received his M.B.A. from Harvard Business School and his J.D. from Harvard Law School.

Mr. Klinsky’s experience in investment banking and private equity investment gives him the financial experience necessary to understand and offer guidance regarding our financial performance. In addition, his experience as the Chief Executive Officer of New Mountain Capital provides Mr. Klinsky with an understanding of the essential elements for the management of a company. Finally, Mr. Klinsky’s legal background provides him with additional insight into balancing the risks and benefits associated with various strategic objectives. Mr. Klinsky has served on our Board of Directors since 2005 and is the Founder of New Mountain Funds, our controlling stockholders.

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Thomas M. Manley has served as a director since August 2008. Mr. Manley has been a private investor since April 2009. From July 2008 to April 2009, Mr. Manley served as Chief Financial Officer of Avaya Inc., a leading global provider of business communications applications, systems and services. From August 2001 to July 2008, Mr. Manley was the Chief Financial Officer and Senior Vice President of Administration for Cognos, Inc. (an IBM company), a leader in business intelligence and performance management solutions. Prior to August 2001, Mr. Manley spent 18 years with Nortel Networks and held various positions, including Chief Financial Officer for the High Performance Optical Component Solutions Group. He serves on the board of directors of DragonWave Inc. and RedPrairie Corporation. Mr. Manley received his B.S. in Engineering from Carleton University in Ottawa, Canada and his M.B.A. from Queen’s University in Kingston, Canada.

As a senior finance executive for several large public and private companies, Mr. Manley possesses significant finance experience that qualifies him to serve as a director of our Company and as the Chairman of our Audit Committee. In addition to being a financial expert, Mr. Manley is familiar with the software and technology industries, having served as a senior executive at Avaya, Cognos and Nortel Networks. This experience as a senior executive also gives Mr. Manley the management background necessary for the oversight of our financial and operational performance.

Albert A. Notini has served as a director since August 2005. Mr. Notini has served as a Senior Advisor to New Mountain Capital since August 2007. From August 2007 to June 2011, he served as Chairman and Chief Executive Officer of Apptis, Inc., a provider of information technology solutions and services. Prior to August 2007, he served as President and Chief Operating Officer and as a member of the board of directors of Sonus Networks, Inc., a voice infrastructure product provider, since April 2004. From May 2000 to March 2004, Mr. Notini served as the Chief Financial Officer and a member of the board of directors of Manufacturers’ Services Limited, a global electronics and supply chain services company. Prior to May 2000, Mr. Notini served as Executive Vice President of information technology services provider Getronics NV, following its acquisition of technology services provider Wang Global, Inc., where Mr. Notini had served as Executive Vice President of Corporate Development and Administration and General Counsel. Mr. Notini serves on the boards of directors of Camber Corporation, Iron Bow Technologies, LLC and Valet Waste Holdings, Inc. Mr. Notini previously served on the board of directors of Sonus Networks. He received his A.B. from Boston College, his M.A. from Boston University and his J.D. from Boston College Law School.

Having served as a senior executive, including as the Chief Executive Officer and Chief Operating Officer at several technology companies, Mr. Notini possesses management, industry and financial experience that is valuable for the oversight of a public software company. Mr. Notini has served as the Chief Executive Officer of an information technology solutions company, the Chief Operating Officer of a public company, a Chief Financial Officer and was previously a member of the boards of directors of several public and private companies. He is very familiar with our business and operations, having served as a director since 2005 and as a member of our Audit Committee until 2008.

Janet R. Perna has served as a director since June 2006. Ms. Perna has been a private investor since January 2006. She served as General Manager of Information Management for IBM’s Software Group from November 1996 until January 2006. Prior to November 1996, she held various executive positions within the IBM Software Group. Ms. Perna serves on the boards of directors of Varicent Software Incorporated and RedPrairie Corporation. Ms. Perna previously served on the board of directors of Cognos, Inc., which was acquired by IBM in 2007. She also serves on the Foundation Board of the State University of New York at Oneonta, where she received her B.S. degree in Mathematics.

Ms. Perna brings to Deltek unique insight into the management of a software company, having been a General Manager for IBM’s software group for almost 10 years. In addition, Ms. Perna has served as a member of the board of directors of other software companies, including Flexera Software, Varicent Software and RedPrarie Corporation. This combination of experiences allows Ms. Perna to contribute to the oversight of our management and its corporate strategy.

See “Corporate Governance” and “Executive and Director Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Deloitte & Touche LLP as Deltek’s independent registered public accounting firm for the fiscal year ending December 31, 2012, which will include an audit of the full-year financial statements and of the effectiveness of Deltek’s internal control over financial reporting. Deloitte & Touche LLP has audited Deltek’s financial statements since fiscal year 2004. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Deltek and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS DELTEK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Deltek by Deloitte & Touche LLP for the years ended December 31, 2010 and December 31, 2011.

	2010	2011
Audit Fees (1)	$1,740,024	$1,830,305
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	6,000	6,000

Total	$1,746,024	$1,836,305

(1)	Audit fees include audits of consolidated financial statements, quarterly reviews, statutory audits, reviews of registration statement filings, comment letters, comfort letters, consents and correspondence related to SEC filings.
(2)	There were no fees billed to us by the Deloitte entities for audit-related services for the years ended December 31, 2010 and December 31, 2011.
(3)	There were no fees billed to us by the Deloitte entities for tax services for the years ended December 31, 2010 and December 31, 2011.
(4)	All other fees for the years ended December 31, 2010 and December 31, 2011 include the purchase of accounting-related research software. We did not engage the Deloitte entities for any services other than those listed above during 2011.

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Pre-Approval of Audit and Non-Audit Services

Deltek’s Audit Committee Charter requires that the Audit Committee approve in advance any significant audit or non-audit engagement or relationship between the Company and its independent auditor, which is not prohibited by law, and approve the fees for such services. Deltek’s Audit Committee Charter is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

All significant Deloitte & Touche LLP services and fees in fiscal year 2010 and fiscal year 2011 were pre-approved by the Audit Committee.

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CORPORATE GOVERNANCE

Leadership Structure and Composition of the Board of Directors

Board Leadership

Our Board of Directors is led by Kevin Parker, who has served as our President and Chief Executive Officer since 2005 and as Chairman of our Board of Directors since 2006. In addition, Alok Singh serves as our Lead Director and works closely with Mr. Parker to promote effective governance in managing the affairs of our Board of Directors in its oversight of our Company. Mr. Singh is active in multiple facets of the business, including reviewing the operational, financial and strategic performance of the Company. In addition, as Lead Director, Mr. Singh works closely with Mr. Parker and our senior management on key strategic initiatives, such as the amendment of our existing credit facility, as well as our acquisition activities.

We believe that having our President and Chief Executive Officer also serve as Chairman of the Board of Directors, together with an independent Audit Committee and a Compensation Committee that includes a subcommittee composed of independent members, currently provides the most appropriate leadership structure for us. As President and Chief Executive Officer, Mr. Parker possesses in-depth knowledge and experience regarding our performance and strategy that he applies in serving as Chairman of the Board of Directors. Our Board of Directors and the committees of the Board of Directors are composed of experienced directors who possess the insight, experience and sound business judgment necessary for the oversight of our operations, risks, performance and strategy. In addition to his duties as President and Chief Executive Officer, as Chairman of our Board of Directors, Mr. Parker, in conjunction with our Lead Director:

•	presides over executive sessions of the Board of Directors;

•	serves as a conduit for the consideration of the views, concerns or other matters raised by our directors;

•	provides topics for inclusion on the Board of Directors’ meeting agendas; and

•	works with the Compensation Committee and senior management on performance assessments of senior management and on matters relating to succession planning.

Board Composition

Our Board of Directors currently consists of nine members, eight of whom are non-management members. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The Board of Directors has determined that Ms. Caldwell, Ms. Perna, Mr. Kampf and Mr. Manley meet the independence requirements under the applicable listing standards of the NASDAQ Global Select Market (“NASDAQ”).

Messrs. Klinsky and Singh, each a Managing Director of New Mountain Capital, L.L.C., were appointed to our Board of Directors pursuant to an investor rights agreement under which New Mountain Partners II, L.P. has a right to designate a certain number of the members of our Board of Directors (ranging from a majority of the Board of Directors to one director, depending on the collective stock ownership percentage of the New Mountain Funds). Mr. Grubb was appointed to our Board of Directors pursuant to the investor rights agreement under which the deLaski stockholders, who include Kenneth E. deLaski, have a right to designate a certain number of the members of our Board of Directors (either two directors or one director, depending on their stock ownership percentage). See “Related Party Transactions.”

As more than 50% of our voting power is held by the New Mountain Funds, we are deemed to be a “controlled company” under the rules established by NASDAQ, and qualify for, and rely on, the “controlled company” exception to the board of directors and committee composition requirements. Pursuant to this exception, we are exempt from the rule that requires our Board of Directors to be comprised of a majority of “independent directors” and our Compensation Committee to be comprised solely of “independent directors,” as

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defined under NASDAQ rules. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and NASDAQ rules, which require that our Audit Committee be composed of at least three members, each of whom is independent. See “Related Party Transactions.”

The Role of the Board of Directors in Risk Oversight

We believe that effective risk management is necessary for the success of our business. In addition, our Board of Directors believes that it is critical that controls and procedures are established and followed so that risks and challenges can be understood, balanced and managed. Our management team is responsible for designing and implementing appropriate controls and procedures to mitigate risks and for reporting to our Board of Directors on those processes and how those risks have been managed. Our Board of Directors, both directly and through its committees, is responsible for oversight of management’s risk functions.

Our Audit Committee actively monitors the processes by which management assesses and manages risks. Our Chief Financial Officer, our General Counsel and our third-party internal audit provider meet regularly with our Audit Committee and with our independent registered public accounting firm to discuss matters relating to risk management. The Board of Directors and the Audit Committee receive periodic reports from senior management detailing the key risks and challenges facing the Company, whether financial, operational, legal, reputational or otherwise. Those reports include a description of the steps taken to mitigate any such risks and the internal plan for future mitigation of those risks. The Board of Directors and the Audit Committee review and discuss these reports with our senior management and monitor any plans for mitigation of identified risks in the future.

In addition, our General Counsel provides a quarterly report to our Audit Committee and our Board of Directors with regard to any material legal matters. Similarly, our third-party internal audit provider provides a quarterly report to our Audit Committee with respect to our internal audit process and our testing of our controls for purposes of compliance with Section 404 of Sarbanes-Oxley. Our Board of Directors and Audit Committee also receive periodic reports and updates from our senior management detailing our financial and operational performance, the principal factors underlying those results and our expectations with respect to future challenges and results.

Board Meetings and Committees

During the 2011 fiscal year, the Board of Directors held five meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

Our Board of Directors has established an Audit Committee and a Compensation Committee. The members of each committee are appointed by the Board of Directors and serve until their successor is elected and qualified, unless they are earlier removed or resign.

As a controlled company, we are not required under the applicable NASDAQ listing standards to have a standing nominating committee. The functions of evaluating and selecting directors have been performed by our Board of Directors as a whole. The Board of Directors has not adopted a formal written charter or policy addressing the process for the nomination of directors and does not have a formal policy on Board diversity. Our Board of Directors, however, is committed to maintaining a Board of Directors that is diverse in experience and background. We are also party to an investor rights agreement with certain of our stockholders that provides the New Mountain Funds and the deLaski stockholders the right to designate a certain number of members of the Board of Directors. See “Related Party Transactions.”

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We do not have a policy regarding the consideration of director candidates recommended by stockholders. Our Board of Directors does not believe that such a policy is necessary because, as described above, our controlling stockholders are entitled to designate a certain number of members of the Board of Directors. Our Board of Directors believes that our controlling stockholders will designate candidates that have the leadership, knowledge and experience to serve as a director of a large public company. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth under the heading “Questions and Answers About the 2012 Annual Meeting and Procedural Matters.”

Audit Committee

We have an Audit Committee consisting of Ms. Caldwell, Ms. Perna and Mr. Manley. Mr. Manley chairs the committee, and the Board of Directors has determined that Mr. Manley satisfies the applicable requirements as an “audit committee financial expert” as defined in Item 407 of Regulation S-K. In addition, the Board of Directors has determined that Ms. Caldwell, Ms. Perna and Mr. Manley meet the independence requirements under the applicable listing standards of NASDAQ, including meeting the definition of “independent director” set forth in NASDAQ Rule 5605(a)(2) and the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

During 2011, our Audit Committee was comprised of Ms. Caldwell, Ms. Perna and Mr. Manley. No other person served as a member of the Audit Committee during 2011.

The Audit Committee assists our Board of Directors in fulfilling its responsibility to stockholders, the investment community and governmental agencies that regulate our activities in its oversight of, among other things:

•	the integrity of our financial reporting process and financial statements and systems of internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s selection, qualifications and independence and performance; and

•	the performance of our internal audit function.

The Audit Committee may study or investigate any matter of interest or concern that the committee determines is appropriate and may retain outside legal, accounting or other advisors for this purpose.

The Audit Committee held 10 meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.” The Audit Committee confirms on an annual basis that it has reviewed and reassessed the adequacy of its charter.

The Audit Committee Report is included in this proxy statement on page 64.

Compensation Committee

We have a Compensation Committee consisting of Ms. Caldwell and Messrs. Kampf and Singh. Mr. Singh chairs the committee. The Board of Directors has determined that Ms. Caldwell and Mr. Kampf meet the independence requirements under the applicable listing standards of NASDAQ. Mr. Singh does not meet the independence requirements under the applicable listing standards of NASDAQ.

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The purpose of the Compensation Committee is to, among other things:

•

discharge the responsibilities of our Board of Directors relating to compensation of our officers and certain employees, including our incentive compensation and equity-based plans, policies and programs; and

•

review the compensation discussion and analysis to be included in our filings with the SEC, discuss the compensation discussion and analysis with management as desired and approve a report of the committee for inclusion in our Annual Report on Form 10-K or our annual proxy statement.

The Compensation Committee has a subcommittee consisting of Ms. Caldwell and Mr. Kampf for purposes of addressing the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and Section 16 of the Exchange Act.

The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

During 2011, our Compensation Committee was comprised of Ms. Caldwell and Messrs. Kampf and Singh. No other person served as a member of the Compensation Committee during 2011.

The Compensation Committee Report is included in this proxy statement on page 46.

Compensation Committee Interlocks and Insider Participation

During 2011, our Board of Directors or our Compensation Committee determined the compensation of our executive officers. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Attendance at Annual Meetings of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board of Directors at Deltek’s annual meeting of stockholders. One member of our Board of Directors attended our 2011 Annual Meeting of Stockholders.

Contacting the Board of Directors

Deltek has adopted a Policy Regarding Communications from Stockholders to enable stockholders to submit communications to the Board of Directors or individual members of the Board of Directors. These communications may be submitted, addressed to the Board of Directors or the individual member, as appropriate, in either of the following ways:

•	by mail:

Deltek, Inc.

Attn: General Counsel/Board of Directors

2291 Wood Oak Drive

Herndon, VA 20171

•	by Internet:

www.ethicspoint.com (click on “File a New Report” and enter “Deltek” as the Organization Name)

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Stockholders may submit their communications to the Board of Directors or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Confidential—To be opened only by the Chairman of the Audit Committee or Appropriate Director.”

The Policy Regarding Communications from Stockholders is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.”

Risk Assessment of Compensation Policies and Practices

Our Compensation Committee actively oversees our compensation policies and practices, including ensuring that our policies are designed to attract and retain talented professionals without encouraging excessive risk taking. Our Compensation Committee believes that our compensation policies are consistent with our operational goals and do not contain material elements that would excessively increase our exposure to risk.

Compensation Committee Consultant

Our Compensation Committee has the authority to retain and terminate advisors and consultants and to approve the terms of their engagement with us. The Compensation Committee retained the services of Pearl Meyer & Partners (“Pearl Meyer”), an independent third party compensation consulting services firm, to assist in the evaluation of our executive compensation program in 2011. The scope and nature of Pearl Meyer’s services were determined by the Compensation Committee. Similar to prior years, in 2011, Pearl Meyer was asked to provide the Compensation Committee with:

•	a summary of observations and considerations for our executive compensation program;

•	a competitive assessment of base salary, short-term and long-term total compensation targets, including with respect to cash and incentive compensation;

•	financial performance comparisons with respect to our peer group; and

•	equity analysis and comparisons with respect to our peer group.

The services provided by Pearl Meyer were limited in scope as described above. Pearl Meyer does not provide any services to us or our management other than the services provided to the Compensation Committee as described above.

Code of Business Conduct and Ethics

Deltek has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on Deltek’s website at http://www.deltek.com—“Investors”—“Corporate Governance.” Deltek will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or NASDAQ.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee has overall responsibility for the compensation program for our executive officers. Members of the Compensation Committee are appointed by our Board of Directors. Currently, the Compensation Committee consists of three members of the Board of Directors, none of whom are executive officers of the Company.

The main objective of our Compensation Committee with respect to executive compensation is to provide a competitive total compensation package that will attract and retain key personnel who will act and think like owners of the Company. The Compensation Committee expects our executive officers to focus on increasing Stockholder value in the short and long term by thinking strategically, achieving key financial and operating results and mitigating risks.

Our executive compensation program is intended to focus on the following principal elements:

•	base salary, which is designed to provide financial stability, recognize immediate contributions and compensate for significant responsibility;

•	variable compensation, which is designed to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance; and

•

equity compensation, in the form of restricted stock and/or stock options, which is intended to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent.

A detailed description of these components is provided below.

Our named executive officers as of December 31, 2011 were Kevin T. Parker (Chairman of the Board, President and Chief Executive Officer), Michael P. Corkery (Executive Vice President, Chief Financial Officer and Treasurer), Namita S. Dhallan (Executive Vice President, Product Strategy and Engineering), Garland T. Hall (Executive Vice President, Customer Care) and Hugo Dorph (Executive Vice President and General Manager, Professional Services). Effective February 1, 2012, Mr. Dorph resigned as Executive Vice President and General Manager, Professional Services.

Carolyn J. Parent served as our Executive Vice President and General Manager, GovCon until April 1, 2011. SEC rules require that, based on the level of her 2011 compensation, Ms. Parent be considered a named executive officer and her compensation information be included in the discussion below.

2011 Executive Compensation

Our 2011 executive compensation program was based on benchmarking each executive’s individual compensation components against our peer group’s base salary, variable compensation and equity components for similar positions, subject to modifications to reflect their relative individual performance and contribution to our success. During 2011, our Compensation Committee retained Pearl Meyer, an independent third party compensation consulting services firm, to assist in the evaluation of our executive compensation program.

As part of the executive compensation program, our outside compensation consultant was asked to provide:

•	summary observations and considerations for our executive compensation program;

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•	a competitive assessment of base salary and short-term and long-term total compensation targets, including with respect to cash and incentive compensation;

•	financial performance comparisons with respect to our peer group; and

•	equity analyses and comparisons with respect to our peer group.

We supplement information provided to the Compensation Committee by our outside compensation consultant with data from market surveys that focus on the technology, software and consulting industries and which provide market-specific information.

Since the 2011 executive compensation had been determined prior to the 2011 annual meeting of stockholders, the result of the 2011 stockholder advisory vote on executive compensation necessarily was not considered when the Compensation Committee established the 2011 executive compensation. However, the 2011 stockholder advisory vote on executive compensation approved the Company’s 2010 executive compensation by an affirmative vote of more than 90%. The Compensation Committee may consider the 2011 stockholder advisory vote on executive compensation in the future.

The Company will hold the next stockholder advisory vote on executive compensation at the Company’s 2014 annual meeting of stockholders and the next advisory stockholder vote regarding the frequency of stockholder advisory votes on executive compensation at the Company’s 2017 annual meeting of stockholders.

Compensation Philosophy

So that each of our executives is fully engaged and motivated, the Compensation Committee has determined that executive compensation should be clearly linked to personal contribution and performance and be market competitive. As a result, our executive compensation program has been designed to achieve the following objectives:

•	the total compensation for each of our executives should remain competitive with the compensation for similar positions within our identified peer group; and

•	executive compensation goals should be aligned with our overall financial, strategic and operational goals.

These elements of compensation, and the Compensation Committee’s decisions regarding those elements, are intended to provide an appropriate balance between fixed and variable compensation, short-term and long-term performance horizons and cash and equity compensation.

We expect our compensation programs to allow us to attract, retain and motivate executives who:

•	think and act like owners;

•	focus on strategic objectives;

•	achieve key financial and operating results; and

•	create stockholder value.

We use base salary, variable compensation and equity to compensate each of our named executives.

•	Base salary is utilized to provide financial stability, recognize immediate contributions and compensate for significant responsibility.

•	Variable compensation is leveraged to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance.

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•	Equity is utilized to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent.

We do not have pre-defined specific ratios in determining the base salary, variable compensation and equity components of compensation nor do we have pre-defined specific allocations between cash and non-cash compensation. Rather, we seek to benchmark each executive’s individual compensation component against our peer group’s base salary, bonus and equity components for similar positions. In order to attract and retain executives in the markets where we compete for talent, we have targeted the 50th to 75th percentiles as the appropriate benchmark for each component of compensation, depending on the contribution and performance of the executive. As a direct result, our total cash compensation (base salary and variable compensation) and equity compensation is targeted to be above average relative to the identified peer group.

The evaluation of base salary, variable compensation and equity goals is done by the Compensation Committee, in the case of our Chief Executive Officer, and by the Compensation Committee with the involvement of our Chief Executive Officer, in the case of the other executives. Our Chief Executive Officer meets regularly with the Compensation Committee to discuss executive compensation matters and reviews his recommendations with the Chairman of the Compensation Committee or with the Compensation Committee. Our Chief Executive Officer, the Chairman of the Compensation Committee and the Compensation Committee may seek input from others, including third-party compensation consultants, and may take other steps they consider to be necessary or appropriate in determining the appropriate compensation components for our executives.

The Compensation Committee has the discretion to modify individual compensation components for our executives, including after reviewing our Chief Executive Officer’s recommendations.

Our compensation philosophy and decisions related to executive compensation apply equally to all of our named executive officers, so there are no material differences in our compensation philosophy for different named executive officers. Any material differences in compensation levels among our executives generally reflect differences in compensation levels among executives in the peer group since we benchmark each element of each executive’s individual compensation against the same elements of compensation for similar positions in our peer group, as well as differences in the relative performance or contribution of each of our executives.

Our Compensation Committee, with the assistance of Pearl Meyer, determined our peer group for 2011, which consisted of the following 15 software and technology companies: Advent Software, Inc., Ariba Inc., Blackbaud, Inc., Blackboard Inc., Commvault Systems, Inc., Ebix, Inc., Epicor Software Corporation, JDA Software Group, Inc., Manhattan Associates, Inc., Microstrategy Incorporated, RightNow Technologies, Inc., S1 Corporation, Tyler Technologies, Inc., The Ultimate Software Group, Inc. and Websense, Inc.

This peer group is evaluated by the Compensation Committee annually to ensure that we are using the appropriate companies for benchmarking purposes.

Base Salaries

We utilize base salary as the principal means of providing compensation to our executive officers for performing the essential elements of their jobs. We believe that our base salaries are competitive with respect to our peer group and are set at levels that allow us to attract and retain executives in the markets where we compete for talent.

Incentive Compensation

Our named executive officers participate in our Employee Incentive Compensation Program (“EICP”), along with all employees not covered by another variable compensation plan (sales or consulting).

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The EICP provides variable compensation and is designed to reward employees for their efforts in helping us achieve certain financial, operational and strategic goals. This program provides a direct and measurable way to align the employee’s goals with our corporate objectives of increasing revenue and profit and creating stockholder value. Achievement of the goals requires a high level of performance.

The EICP provides monetary compensation based on the level of achievement of quarterly Company financial and individual objectives. On an annual basis, the target payout as a percentage of an executive’s base salary is recommended by our Chief Executive Officer based on a review of competitive market data and with input from the Senior Vice President of Human Resources. The Chairman of the Compensation Committee or, in the case of the named executive officers, the whole Compensation Committee, reviews the recommendations of the Chief Executive Officer. Target variable compensation is generally a pre-established percentage of an executive’s base salary, depending on the specific position and responsibilities for each executive.

Our Chief Executive Officer reviews each quarter’s financial results with the Chairman of the Compensation Committee and provides a recommendation for payout based on Company performance against the established quarterly objectives and other significant achievements. The Chairman of the Compensation Committee or the Compensation Committee, as a whole, approves the final payout percentage for the EICP program.

Once the final overall payout percentage for the quarter has been established, the individual payment to our Chief Executive Officer is determined by the Chairman of the Compensation Committee, based on a review of the Company’s performance for the quarter, and subsequently reported to the Compensation Committee and the Board of Directors.

Payments to our executive officers, other than our Chief Executive Officer, are based on a quarterly evaluation of executive performance by our Chief Executive Officer and a review of that evaluation with the Chairman of the Compensation Committee. The Chairman of the Compensation Committee approves the payment award after having considered whether any proposed payouts should be adjusted upward or downward. The Chairman of the Compensation Committee and the Compensation Committee have the discretion to modify a payout in the event that either disagrees with our Chief Executive Officer’s evaluations. Our other executives are generally not significantly involved in this process.

Plan Structure

The 2011 EICP target payout ranged between 50% to 125% of annual base salary for each of our named executive officers, depending on the specific position and responsibilities for each executive. Generally, the target percentage was a function of the ability of the executive, depending on the executive’s responsibilities, to affect our financial performance. As a result, the EICP targets as a percentage of annual base salary during 2011 were 56%, 50%, and 62% for Messrs. Corkery, Hall and Dorph, respectively, and 62% for Ms. Dhallan. Mr. Parker’s EICP target was 125% of his 2011 annual base salary; this higher percentage for his bonus potential is typical for the Chief Executive Officer of a software company. Mr. Parker’s EICP target payout was increased from 2010 to 2011, which reflects the Compensation Committee’s desire to further incentivize Mr. Parker to continue to grow the business. The EICP amounts are earned and paid quarterly based on quarterly performance against our financial goals and individual objectives and other significant achievements. Quarterly EICP payments are earned ratably. In addition, payments may be increased to reward significant personal contributions to our performance and to assure that the total EICP payments for a year properly reflect the executive’s contribution to our full-year financial and other results.

The quarterly EICP payout is calculated based on two components: Company performance against specific financial targets relating to revenue, EBITDA and EBITDA margin and individual performance against identified quarterly goals and objectives.

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In 2011, Mr. Parker approved the individual goals and objectives for each named executive officer. Mr. Parker’s goals, which relate to our financial performance and our strategic objectives, are set annually and reviewed by the Chairman of the Compensation Committee.

Company Performance: The EICP is funded based on achievement of quarterly financial goals relating to revenue, EBITDA and our EBITDA margin performance as a percentage of revenue. The revenue and EBITDA goals are weighted equally. The resulting amount is then adjusted upward or downward based on the performance of our EBITDA margin against our target. The 2011 EICP goals were total revenue of approximately $367 million, EBITDA of approximately $70 million and EBITDA margin of 19%.

We believe that our EICP financial targets for 2011 (based on our corporate revenue, EBITDA and EBITDA margin performance as a percentage of revenue) were set at challenging levels that required superior performance on our part in that they required us to achieve strong revenue and EBITDA growth and to carefully control costs to meet the EBITDA margin goals. We established financial targets, however, that would be attainable if we had what we, at the time, considered to be a successful year. For 2011, the EICP goals were partially achieved, resulting in only a partial payout under the EICP.

EBITDA for purposes of the EICP calculation is earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges and impairment of certain intangible assets.

Personal Performance: Performance against individual goals is used in determining the individual quarterly EICP payout for all executive officers except our Chief Executive Officer, whose incentive payout relates solely to our financial performance, subject to further adjustment by the Compensation Committee. For example, an executive with 90% personal performance against his or her goals would have a multiplier of 90% of his or her individual EICP target compensation opportunity (subject to the Company performance multiplier based on our achievement of quarterly financial goals). Individual goals are established quarterly. Due to differences in roles and responsibilities among executives, individual goals vary from executive to executive. For example, individual goals for an executive in a sales function may include the achievement of certain sales or revenue goals, while individual goals for other executives may include the completion of certain initiatives, projects or transactions.

For 2011, the primary individual performance goals considered by our Compensation Committee, and by our Chief Executive Officer in making payout recommendations to our Compensation Committee, were as follows:

•

for Mr. Corkery, his efforts to lead the operational and financial integration of certain recent acquisitions, his role in creating and executing an annual operating plan, his efforts related to amending the Company’s credit facility, his role in managing the quarterly earnings release process and his contributions to developing our shared services model in the Philippines;

•

for Ms. Dhallan, her contributions to the launching of our Costpoint 7.0, Deltek Mobile Strategy and Deltek First Essentials solutions, her efforts to deliver an integrated information solutions product roadmap and her ability to achieve revenue goals;

•

for Mr. Dorph, his role in implementing sales improvement processes, his efforts to realign and reorganize the North American professional services organization and his contributions to achieve profitability and revenue goals for the professional services team; and

•

for Mr. Hall, his contributions to improving the profitability of each service offering, his efforts in expanding premium service offerings, his ability to achieve revenue targets and his leadership in the expansion of our customer care capabilities in the Philippines.

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During 2011, Mr. Corkery’s performance ratings ranged from 99.3% to 101%, Ms. Dhallan’s performance ratings ranged from 98% to 103%, Mr. Dorph’s performance ratings ranged from 90% to 100% and Mr. Hall’s performance ratings ranged from 98% to 103.5%. It is possible under the EICP plan for an executive to receive a partial payment because the executive has reached his or her individual objectives even though the Company as a whole has failed to meet its financial objectives (or vice versa). Furthermore, our Compensation Committee and Chief Executive Officer retain the discretion to increase or decrease any payouts under the EICP in connection with the review of performance of an executive against the Company’s financial goals and his or her personal goals.

Quarterly EICP Payout Calculation: As indicated above, the calculation of an executive’s quarterly variable compensation is based on the product of both Company performance against objectives and individual performance against quarterly goals. Accordingly, EICP payouts are not based on a weighted average of each target element.

The quarterly EICP calculation is as follows:

Quarterly	X	Company	X	Personal	=	Quarterly Payout
Target		Performance		Performance

•	Quarterly Target = EICP quarterly target opportunity for each executive;

•	Company Performance = The Company’s achievement against revenue, EBITDA and EBITDA margin goals; and

•	Personal Performance = Achievement of executive’s individual quarterly goals.

As illustrated in the above calculation, the amount of payout may increase or decrease based on our Board of Directors’ assessment of our financial results, including our EBITDA margin performance, as well as individual performance.

Timeline

The EICP is a calendar-year program with payouts made on a quarterly basis.

2011 EICP Payouts

Our Compensation Committee awarded payouts for performance during the year ended December 31, 2011 based upon our achievement against the revenue and EBITDA performance goals established in our 2011 internal financial budget and forecast.

Based on our actual achievement level of approximately 93% of budgeted revenue, 85% of budgeted EBITDA, and 92% of budgeted EBITDA margin, and adjusting payouts to recognize individual performance and contribution to our 2011 financial, operational and strategic performance, Mr. Parker received a total payout for 2011 of $610,969 (107% of his base salary, with a target EICP payout of 125% of his base salary), Mr. Corkery received a total payout for 2011 of $155,689 (43% of his base salary, with a target EICP payout of 56% of his base salary), Ms. Dhallan received a total payout in 2011 of $146,095 (45% of her base salary, with a target EICP payout of 62% of her base salary), Mr. Dorph received a total payout in 2011 of $192,315 (53% of his base salary, with a target EICP payout of 62% of his base salary) and Mr. Hall received a total payout in 2011 of $109,300 (36% of his base salary, with a target EICP payout of 50% of his base salary).

Ms. Parent received a total EICP payout for 2011 of $213,352. Ms. Parent’s EICP payout for 2011 was contractually agreed to pursuant to the terms of her Separation Agreement and Release, and as a result, it was not based on specific individual performance goals. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

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Code Section 162(m)

Section 162(m) of the Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and to the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its stockholders which may or may not qualify for tax deductibility.

Equity

We use equity awards in the form of restricted stock and stock options as a means of incentivizing and aligning executive behavior to increase stockholder value, to foster a long-term commitment to us and our stockholders and as a means of attracting and retaining executives.

A number of factors are considered when determining the size of all equity grants, including labor market conditions, executive performance and a review of the executive’s overall compensation package. Initial equity grants are designed to attract experienced executives with established records of success and significant public company experience. Subsequent grants of stock options or restricted stock, including the grants made to our executive officers in January 2011, are designed to ensure that equity compensation remains competitive within our peer group and that we incentivize and retain the executive officers who are critical to our success. The January 2011 grants were designed to ensure that the executives received an annual grant that is consistent with grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. We do not have any stock ownership requirements or objectives for our executives.

In April 2007, we implemented our 2007 Stock Incentive and Award Plan (the “2007 Plan”) that provides for the potential award of various equity instruments, including stock options, restricted stock, stock appreciation rights and dividend equivalent rights. Our 2007 Plan was approved by the Compensation Committee and our stockholders. An amendment and restatement of the 2007 Plan was approved by our Board of Directors and a majority of our stockholders in August 2010. The equity awards for 2010 described in this section were made pursuant to our 2007 Plan. Prior to the adoption of the 2007 Plan, equity awards were granted pursuant to our 2005 Stock Option Plan (the “2005 Plan”).

All option awards under our 2005 Plan and 2007 Plan to our named executive officers vest ratably at 25% per year and have a 10-year maximum term, with a strike price set at the fair market value on the date of grant. Vesting occurs on each anniversary date of the grant, except for the initial grant, which generally vests on each anniversary date of employment. The portion of an option under our 2005 Plan that is vested must be exercised within 180 days after the date of termination of an executive. The portion of an option under our 2007 Plan that is vested must be exercised within 45 days after the date of termination of an executive.

Restricted stock awards made in 2008, 2010 and 2011 to our named executive officers under our 2007 Plan vest ratably at 25% per year, with vesting occurring on each anniversary of the date of grant. Restricted stock awards made in 2009 to our named executive officers vested ratably at 50% per year. The restricted stock awards made prior to 2010 were originally subject to selling restrictions set forth in a shareholders’ agreement. See “Related Party Transactions—Shareholders’ Agreements.”

Benefits

Our executives also participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan.

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Our executives have the opportunity to participate in our health and welfare benefit programs, which include a group medical program, a group dental program, a vision program, life insurance, disability insurance and flexible spending accounts. These benefits are the same as those offered to all other U.S.-based employees. Through our benefit programs, each of our named executive officers received group term life insurance equivalent to 100% of their annual base salary. While provided as a benefit, the cost of the group term life insurance is included in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements and Arrangements

We have entered into employment agreements or arrangements with our named executive officers. These employment agreements or arrangements are currently in effect, except with respect to Ms. Parent, who ceased to serve as an executive officer effective April 1, 2011, and Mr. Dorph, who ceased to serve as an executive officer effective February 1, 2012. The employment agreements or arrangements provide for severance benefits and establish a non-competition obligation. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

2011 Executive Compensation Overview

The following base salary and bonus potential were in effect in 2011:

Executive	2011 Annual Salary	Annual Variable Compensation Opportunity
Kevin T. Parker	$570,000	$712,500
Michael P. Corkery	$360,000	$200,000
Namita S. Dhallan	$325,000	$200,000
Hugo Dorph	$360,000	$224,470
Garland T. Hall	$300,000	$150,000

In June 2011, Mr. Hall’s 2011 base salary was increased from $270,000 to $300,000 in connection with his promotion to Executive Vice President, Customer Care.

The Compensation Committee also reviewed the equity holdings of each executive officer and provided a grant of restricted stock in January 2011. The January 2011 grants were designed to ensure that the executives received an annual grant that is consistent with the grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. As a result, the following grants were made:

Executive	Restricted Stock Granted in January 2011
Kevin T. Parker	150,000
Michael P. Corkery	50,000
Namita S. Dhallan	50,000
Hugo Dorph	80,000
Garland T. Hall	35,000

In January 2011, Mr. Parker was also granted options to acquire 200,000 shares of our common stock at an exercise price of $7.35 per share. The options vest ratably over a four-year period.

In addition, on June 15, 2011, Mr. Hall was granted 25,000 shares of restricted stock in connection with his promotion to Executive Vice President, Customer Care.

The terms of Ms. Parent’s Separation Agreement and Release were based on an annual base salary of $360,000 and an annual variable compensation opportunity of $224,470. The Separation Agreement and Release reflected that the grant of 40,000 shares of restricted common stock to Ms. Parent in January 2011 would remain

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in effect and continue to vest until April 2012. See “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

Executive Compensation

The following tables and narrative set forth information concerning the compensation paid to, awarded to or earned by our named executive officers in 2011.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers with respect to 2011 and, as applicable, 2010 and 2009:

Name and Principal Position	Year	Salary ($)		Bonus ($)			Equity Awards (1)($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation (2)($)			Total ($)
Kevin T. Parker Chairman of the Board, President and Chief Executive Officer	2011 2010 2009	$ $ $	568,333 530,000 530,000		— — —		$ $ $	2,005,993 3,137,786 588,000	$ $ $	610,969 406,075 450,125	$ $ $	3,294 1,919 7,246	(3)	$ $ $	3,188,589 4,075,780 1,575,371

Michael P. Corkery Executive Vice President, Chief Financial Officer and Treasurer	2011 2010	$ $	359,583 332,765	$	— 92,500		$ $	367,500 487,800	$ $	155,689 45,603	$ $	3,059 1,613	(4)	$ $	885,831 960,281

Namita S. Dhallan Executive Vice President, Product Strategy and Engineering	2011		$325,000		—			$367,500		$146,095		$490	(5)		$839,085

Hugo Dorph Executive Vice President and General Manager, Professional Services (10)	2011		$345,000		$626,873	(6)		$588,000		$192,315		$363,888	(7)		$2,116,076

Garland T. Hall Executive Vice President, Customer Care	2011		$285,417		—			$431,750		$109,300		$3,153	(8)		$829,620

Carolyn J. Parent	2011		$89,896		—			$294,000		—		$507,358	(9)		$891,254
Executive Vice President and General Manager, GovCon (11)	2010		$325,000		—			$785,650		$130,683		$331			$1,241,664
	2009		$325,000		—			$160,720		$192,963		$6,193			$684,876

(1)	Reflects the grant date fair value of equity awards granted during 2011 and, as applicable, 2010 and 2009, calculated in a manner consistent with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(2)	Includes our contributions to our 401(k) plan and group life insurance contributions on behalf of the named executive officers, in addition to other items for Messrs. Parker, Corkery, Dorph and Hall and Misses. Dhallan and Parent identified in footnotes (3) to (5) and (7) to (9).
(3)	For 2011, the compensation for Mr. Parker includes $794 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(4)	For 2011, the compensation for Mr. Corkery includes $559 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(5)	For 2011, the compensation for Ms. Dhallan includes $490 of group life insurance contributions.

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(6)	This amount represents a loyalty bonus paid to Mr. Dorph in July 2011 for his continued service following the Company’s acquisition of Maconomy A/S in 2010.
(7)	For 2011, the compensation for Mr. Dorph includes $537 of group life insurance contributions, $2,500 of 401(k) employer contributions, $88,676 of tax gross-up payments, $62,177 of relocation expenses, $61,077 of expenses to lease a personal residence for Mr. Dorph in the United States, $28,931 of expenses to lease two automobiles in the United States, $38,907 of dependent education expenses, $33,000 paid to Mr. Dorph for contribution to his personal retirement savings in Denmark, as well as payments for utilities for Mr. Dorph’s leased residence in the United States, travel expenses for Mr. Dorph and his family, incidental expenses related to his relocation to the United States, temporary living expenses for Mr. Dorph and his family in the United States, financial planning advice expenses and tax preparation costs. Certain travel expenses reported within this column were converted to U.S. dollars using a rate of 5.4757 Danish Krone per dollar, calculated as of January 31, 2011.
(8)	For 2011, the compensation for Mr. Hall includes $653 of group life insurance contributions and $2,500 of 401(k) employer contributions.
(9)	For 2011, the compensation for Ms. Parent includes $483,040 payable pursuant to the terms of her Separation Agreement and Release, $15,000 for outplacement services, $8,775 for accrued vacation and $543 of group life insurance contributions.
(10)	Mr. Dorph ceased serving as Executive Vice President and General Manager, Professional Services on February 1, 2012.
(11)	Ms. Parent ceased serving as Executive Vice President and General Manager, GovCon on April 1, 2011.

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Grants of Plan-Based Awards for Year Ended December 31, 2011

The following table sets forth each grant of plan-based awards to our named executive officers with respect to 2011.

Name	Grant Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Restricted Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards (2)
Kevin T. Parker	EICP			$712,500
	Restricted Stock	01/04/2011	12/10/2010			150,000		$—	$1,102,500
	Options	01/04/2011	12/10/2010				200,000	$7.35	$903,493

Michael P. Corkery	EICP			$200,000
	Restricted Stock	01/04/2011	12/10/2010			50,000		$—	$367,500

Namita S. Dhallan	EICP			$200,000
	Restricted Stock	01/04/2011	12/10/2010			50,000		$—	$367,500

Hugo Dorph	EICP			$224,470
	Restricted Stock	01/04/2011	12/10/2010			80,000		$—	$588,000

Garland T. Hall	EICP			$150,000
	Restricted Stock	01/04/2011	12/10/2010			35,000		$—	$257,250
	Restricted Stock	06/15/2011	06/15/2011			25,000		$—	$174,500

Carolyn J. Parent	EICP			$224,470	(3)
	Restricted Stock	01/04/2011	12/10/2010			40,000		$—	$294,000

(1)	There are no thresholds or maximum payouts under the EICP. The information provided relates to the targets that were in effect during 2011. See “Executive and Director Compensation—Compensation Discussion and Analysis—Incentive Compensation.”
(2)	Reflects the grant date fair value of equity awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(3)	At the time of Ms. Parent’s Separation Agreement and Release, Ms. Parent’s target EICP payout was established at $224,470.

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Incentive and Benefit Plans

2005 Stock Option Plan

Our Board of Directors adopted our 2005 Plan on July 20, 2005. In connection with the reincorporation and name change of Deltek Systems, Inc., a Virginia corporation, to Deltek, Inc., a Delaware corporation, which occurred on April 10, 2007, the options to acquire Deltek Systems, Inc. common stock became options to acquire Deltek, Inc. common stock on the same terms, for the same number of shares and at the same exercise price as applied to the options prior to the reincorporation. The converted options are subject to our 2005 Plan (as amended and restated in connection with the reincorporation) and to the related stock option agreements.

The 2005 Plan provides for the grant of options to purchase shares of our common stock to employees, directors and consultants of the Company or our subsidiaries. These options are not intended to, and do not, qualify as incentive stock options. Prior to the establishment of our Compensation Committee, the 2005 Plan was administered by our Board of Directors. The 2005 Plan is now administered by the Compensation Committee of our Board of Directors, and the Compensation Committee sets the terms and conditions of the options.

The 2005 Plan provides that the Compensation Committee has the authority to adjust the maximum number of shares of common stock issuable under the 2005 Plan, the number of shares covered by outstanding options, the applicable exercise price of an existing option and any other terms of an outstanding option as a result of any change in the number of shares of common stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction. The 2005 Plan also gives our Board of Directors the right to amend or terminate the 2005 Plan, except that, to the extent necessary under any applicable law, no amendment will be effective unless approved by our stockholders. In addition, no amendment may adversely affect the rights of any optionee without the optionee’s consent. Notwithstanding the foregoing sentence, an amendment to increase the number of shares of common stock available for issuance under the 2005 Plan will not be deemed to adversely affect any optionee. The 2005 Plan was approved by our stockholders.

The form of stock option agreement provides that options generally vest and become exercisable in equal installments on each of the first four anniversaries of the grant date. Options granted under the 2005 Plan have a maximum term of 10 years from the date of grant, unless terminated earlier. For a discussion regarding vesting of options upon a change of control and the effect of a termination of an optionee’s employment, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control.”

Under the 2005 Plan, each optionee was required to execute a shareholders’ agreement, among other conditions, prior to being deemed the holder of, or having any rights with respect to, any shares of our common stock. In accordance with the shareholders’ agreement, stockholders who were a party to the agreement were entitled to participate proportionately in an offering of common stock by the New Mountain Funds. If the number of shares of our common stock which the optionee is entitled to sell in this offering exceeds the number of shares of common stock held by the optionee, any options held by the optionee (including unvested options) may be exercised to the extent of the excess. A stockholder may choose any combination of shares and options (if vested) in determining the securities the stockholder will sell in the public or private offering. Any unvested options may only be exercised to the extent there is an amount of securities that such stockholder may sell that has not been covered by shares or vested options. See “Related Party Transactions.”

Prior to the adoption of our 2007 Plan (described in more detail below), a total of 6,310,000 shares of common stock issuable upon exercise of options were authorized under the 2005 Plan. As of December 31, 2011, options to purchase a total of 3,161,146 shares of common stock were issued and outstanding under the 2005 Plan. No further grants were made under the 2005 Plan after April 11, 2007. Subsequent equity grants have been made under our 2007 Plan. See “Executive and Director Compensation—Incentive and Benefit Plans—Amended and Restated 2007 Stock Incentive and Award Plan.”

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Unless otherwise set forth in a stock option agreement, our 2005 Plan and the form of stock option agreement state that all unvested options will terminate upon the termination of an optionee’s employment for any reason. In addition, the form of stock option agreement provides that vested options may be exercised during the 180-day period following termination, but in no event after the expiration of the term of the options. Any portion of vested options not exercised during this 180-day period will terminate and be of no further force and effect. If an optionee’s employment is terminated by us for cause, the options held by the optionee will immediately terminate, regardless of vesting.

The 2005 Plan provides that in the event of the liquidation or dissolution of our Company or a merger or consolidation of our Company, and unless otherwise provided in a stock option agreement, all options issued under the 2005 Plan will continue in effect in accordance with their respective terms, except that following such transactions:

•	each outstanding option will be treated as provided for in the operative plan or agreement entered into in connection with the transaction; or

•

if not so provided in the 2005 Plan or agreement entered into in connection with the transaction, each optionee will be entitled to receive upon exercise of any outstanding option, the same number and kind of stock, securities, cash, property or other consideration that each holder of our common stock was entitled to receive in the transaction. Any consideration received will remain subject to all of the conditions applicable to the options prior to the transaction.

In addition, the 2005 Plan provides that, upon the merger or consolidation of our Company, liquidation of our Company or sale to a third party of all or substantially all of our assets or the sale to a third party of our common stock (other than through a public offering) in which the New Mountain Funds cease to beneficially own any of our voting securities, the 2005 Plan and the unexercised portion of any outstanding options will terminate, unless continuation or substitution of the option is provided for in writing in connection with the transaction.

The form of stock option agreement also contains the provisions described in the prior two paragraphs. In addition, the form stock option agreement, together with our shareholders’ agreement, provides that, if the New Mountain Funds sell any of their shares of our common stock to a third party (including in the case of a total sale of their common stock to a third party), optionees are entitled to sell, and may be required to sell, the same percentage of the shares of our common stock as the New Mountain Funds sell. Any options held by an optionee may be exercised to the extent of the excess, if any, of:

•	the number of shares with respect to which the optionee is entitled to, or is being required to, participate in the sale; over

•	the number of shares previously issued to the optionee upon exercise of any options held by the optionee that have not been previously disposed of.

If the sale is not consummated, any options held by the optionee will be exercisable thereafter only to the extent they would have been exercisable if notice of the sale had not been given. The form of stock option agreement provides that the options would continue in effect in accordance with their terms in the event of a total sale by the New Mountain Funds of their common stock to a third party if provided for in writing in connection with the transaction.

The form of stock option agreement under the 2005 Plan prohibits each optionee from:

•	disclosing or furnishing to any other person any confidential or proprietary information about us or any of our affiliates;

•

directly or indirectly soliciting for employment any of our employees or any employee of any of our affiliates at any time before the second anniversary of the optionee’s termination of employment; and

•	selling, transferring, assigning, exchanging, pledging, encumbering or otherwise disposing of any option.

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The form of stock option agreement also provides that, at our discretion, we will be entitled to terminate the options, or any unexercised portion of the options, held by the optionee if any optionee:

•

engages in any prohibited disclosure (or breaches the holder’s obligations under any non-disclosure or non-use of confidential information provision contained in any employment agreement to which the optionee is a party), prohibited solicitation (or breaches any non-solicitation obligations under any employment agreement to which the optionee is a party) or prohibited transfer of the holder’s options;

•	owns, manages or is employed by any of our competitors or is a competitor of the Company in an individual capacity; or

•	is convicted of a felony against us or our affiliates.

With respect to the treatment of outstanding options upon an optionee’s termination of employment or a change in control of us, the options held by our named executive officers are subject to additional or different terms than those summarized above. See “Change in Control and Potential Payments Upon Termination or Change in Control.”

Amended and Restated 2007 Stock Incentive and Award Plan

Our Board of Directors adopted our 2007 Plan in April 2007, and our stockholders have approved it. The 2007 Plan authorized the initial issuance of 1,840,000 shares of our common stock. The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and stock options which do not so qualify, restricted stock and performance-based restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares, cash incentive awards, phantom stock awards and share awards. Directors, officers, employees, including future employees who have received written offers of employment, and consultants and advisors to us and our subsidiaries (each an eligible individual) may receive grants under the 2007 Plan. The 2007 Plan is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code as currently in effect, and the conditions for exemptions from short-swing profit recovery rules under Rule 16b-3 under the Exchange Act. In August 2010, our Board of Directors and a majority of our stockholders approved the amendment and restatement of the 2007 Plan to, among other things: (i) increase the maximum number of shares of our common stock that may be issued under the 2007 Plan by 1,140,000 shares, (ii) extend the term of the 2007 Plan by three years to August 12, 2020, (iii) revise specified per-participant limitations on awards that may be granted under the 2007 Plan and (iv) make other technical changes to the 2007 Plan to provide for updates in applicable law. The amendment and restatement to the 2007 Plan became effective on September 20, 2010.

The 2007 Plan requires that a committee of at least two members of the Board of Directors administer the 2007 Plan. The committee may consist of the entire Board of Directors, but:

•

if the committee consists of less than the entire Board of Directors, then with respect to any option or award granted to an eligible individual who is subject to Section 16 of the Exchange Act, the committee must consist of at least two directors, each of whom must be a “non-employee director” for purposes of Section 16 of the Exchange Act; and

•

if needed for any option or award to qualify as performance-based compensation, the committee must consist of at least two directors, each of whom must be an outside director for purposes of Section 162(m) of the Code.

The Compensation Committee currently administers the 2007 Plan and has appointed a subcommittee to satisfy the requirements of Section 16 of the Exchange Act and Section 162(m) of the Code described above. Generally, the committee (and if appropriate, the subcommittee) or, pursuant to delegated authority, the Chairman of the committee and, with respect to certain positions, one more committee member, have the right to grant options and other awards to eligible individuals and to determine the terms and conditions of options and awards, including the vesting schedule and exercise price of options and awards.

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Until the termination of the 2007 Plan, the number of shares available for issuance is increased annually on January 1st of each year, in an amount equal to 3% of the total number of our shares of common stock issued and outstanding as of December 31st of the immediately preceding calendar year. Accordingly, on January 1, 2009, 2010 and 2011, the number of shares available for issuance under the 2007 Plan was increased by 1,304,747, 1,988,762, and 2,064,083 shares, respectively. Our Board of Directors has the discretion to reduce the amount of the annual increase in any particular year. The number of shares available for issuance under the 2007 Plan is subject to adjustment in the event of any change in capitalization affecting our outstanding common stock. No more than 7,500,000 shares may be issued under incentive stock options or other awards granted under the 2007 Plan. On and after September 20, 2010, the effective date of the amendment and restatement of the 2007 Plan:

•

the number of shares that may be made the subject of options and stock appreciation rights granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award);

•

the number of shares that may be made the subject of performance shares or performance-based restricted stock granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award);

•	the dollar amount of cash that may be made the subject of performance units granted to an eligible individual in any calendar year may not exceed $1,500,000; and

•	the dollar amount of cash that may be made the subject of cash incentive awards granted to an eligible individual in any calendar year may not exceed $5,000,000.

Two exceptions to the limitations described above may apply. First, the specified limits double with respect to options and awards granted to an eligible individual during the calendar year in which the individual first commences service with us. Second, the specified limits, which are stated on a calendar-year basis, will be multiplied by the number of calendar years over which the applicable performance cycle spans, in whole or in part, when applied to performance-based awards such as performance shares, performance-based restricted stock, performance units and cash incentive awards.

In the event of certain transactions involving our common stock, including a merger or consolidation, the 2007 Plan and the options and awards issued under the 2007 Plan will continue in effect in accordance with their respective terms, except that following these transactions either:

•	each outstanding option or award will be treated as provided for in the agreement entered into in connection with the transaction; or

•

if not so provided in the agreement, each optionee or grantee will be entitled to receive in respect of each share of common stock subject to any outstanding option or award, upon exercise of an option or payment or transfer in respect of any award, the same consideration that each holder of a share of common stock was entitled to receive in the transaction, provided, however, that unless otherwise determined by the committee, the consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to the transaction. In addition, in the event of a change in ownership or effective control of us, the committee may provide, in an agreement evidencing the grant of an option or award or at any time thereafter, that options or awards may become vested and exercisable and may become free of restrictions, to the extent of all or any portion of the option or award.

The 2007 Plan will automatically terminate on August 12, 2020, unless terminated earlier by our Board of Directors. Generally, our Board of Directors and the Compensation Committee may terminate, amend, modify or suspend the 2007 Plan at any time, except that no such action may impair and adversely affect the rights under any award previously granted to a participant without the participant’s consent, and no material modification to performance goals and targets under the 2007 Plan may be made without stockholder approval. All options and

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awards made under the 2007 Plan prior to termination of the 2007 Plan will remain in effect until the options and awards have been satisfied or terminated in accordance with the 2007 Plan and the terms of the applicable agreements.

Certain holders of stock options, restricted stock or other awards under the 2007 Plan are subject to a shareholders’ agreement. See “Related Party Transactions.”

Employee Incentive Compensation Program

The Company’s named executive officers participate in our EICP. The EICP provides monetary compensation that is generally a pre-established percentage of an executive’s base salary. The 2011 EICP target variable compensation ranged between 50% and 125% of annual base salary for each of our named executive officers. The EICP amounts are earned and paid quarterly and are calculated based on two components: Company performance against specific financial targets and personal performance against identified quarterly goals and objectives. Pursuant to the terms of Mr. Dorph’s secondment agreement, Mr. Dorph was guaranteed that his quarterly payout for the first two quarters of 2011 would be a minimum of 100% of his target payout. See “Executive and Director Compensation—Compensation Discussion and Analysis—Incentive Compensation—Plan Structure.”

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (“ESPP”) is designed to enable eligible employees to periodically purchase shares of our common stock at a discount from the fair market value of our common stock on the date of purchase. Our executive officers and directors are not eligible to participate in our ESPP.

Outstanding Equity Awards at December 31, 2011

Option Awards

The following table sets forth outstanding stock option awards for each of our named executive officers at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Vesting Commencement Date	Option Expiration Date
Kevin T. Parker	671,145	—	$3.61	06/27/2005	07/19/2015
	69,250	—	$7.22	06/27/2005	07/19/2015
	160,000	—	$13.10	03/15/2007	03/14/2017
	158,673	52,892	$12.98	02/22/2008	02/21/2018
	50,000	150,000	$8.27	01/04/2010	01/03/2020
	—	200,000	$7.35	01/04/2011	01/03/2021
Michael P. Corkery	—	—	—	—	—
Namita S. Dhallan	—	—	—	—	—
Hugo Dorph	—	—	—	—	—
Garland T. Hall	75,000	25,000	$6.17	10/01/2008	09/30/2018
Carolyn J. Parent	101,709	—	$7.91	03/01/2006	03/08/2016
	14,623	—	$11.48	03/01/2006	12/03/2016
	100,000	—	$13.10	03/15/2007	03/14/2017
	26,250	8,750	$12.98	02/22/2008	02/21/2018

(1)	All stock options granted to the named executive officers vest 25% on each anniversary of the vesting commencement date.

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Restricted Stock Awards

The following table sets forth outstanding unvested restricted stock awards for each of our named executive officers at December 31, 2011.

Name	Number of Shares of Restricted Stock (Unvested)	Market Value of Shares of Restricted Stock (Unvested) (1)	Grant Date (2)
Kevin T. Parker	187,500	$1,841,250	01/04/2010
	150,000	$1,473,000	01/04/2011
Michael P. Corkery	45,000	$441,900	01/05/2010
	50,000	$491,000	01/04/2011
Namita S. Dhallan	45,000	$441,900	05/24/2010
	50,000	$491,000	01/04/2011
Hugo Dorph	80,000	$785,600	01/04/2011
Garland T. Hall	42,750	$419,805	01/04/2010
	35,000	$343,700	01/04/2011
	25,000	$245,500	06/15/2011
Carolyn J. Parent	4,750	$46,645	02/22/2008
	71,250	$699,675	01/04/2010
	40,000	$392,800	01/04/2011

(1)	The market value of the restricted stock awards represents that product of the closing price of the Company’s common stock as of December 30, 2011 (the last trading day of 2011), which was $9.82, and the number of shares underlying such award.
(2)	Restricted stock granted in 2008, 2010 and 2011 vests 25% on each anniversary of the grant date.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011, none of our named executive officers exercised any stock options or realized value on the exercise of stock options. During the fiscal year ended December 31, 2011, our named executive officers had the following restricted stock grants vest:

Name	Number of Shares of Restricted Stock (Vested)	Value Realized on Vesting	Grant Date
Kevin T. Parker	75,000	$570,750	02/19/2009
	62,500	$459,375	01/04/2010
Michael P. Corkery	15,000	$110,850	01/05/2010
Namita S. Dhallan	15,000	$109,050	05/24/2010
Hugo Dorph	—	—	—
Garland T. Hall	20,500	$156,005	02/18/2009
	14,250	$104,738	01/04/2010
Carolyn J. Parent	4,750	$34,580	02/22/2008
	20,500	$156,005	02/18/2009
	23,750	$174,563	01/04/2010

Change in Control and Potential Payments Upon Termination or Change in Control

For purposes of our change in control policy, a “change in control” will occur if:

•

any third party not affiliated with the New Mountain Funds or any of their affiliates, but excluding Kenneth E. deLaski and persons and entities related to him, owns, directly or indirectly, more of our voting capital stock than the New Mountain Funds or any of their affiliates own; or

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•	a third party not affiliated with the New Mountain Funds or any of their affiliates has or obtains the right to elect a majority of our Board of Directors.

Kevin T. Parker

Under Mr. Parker’s amended employment agreement, if we terminate Mr. Parker’s employment without “cause” or give a notice of non-renewal of the agreement or if Mr. Parker terminates his employment for “good reason” (as such terms are defined below), Mr. Parker will be entitled to receive as severance two years’ salary continuation at his then-current base salary rate, a lump sum payment equal to two times his target annual variable compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If Mr. Parker’s employment is terminated due to his death or disability, he will receive as severance, salary continuation at his then-current base salary rate for 12 months, a lump sum payment equal to two times his target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If we terminate Mr. Parker’s employment for “cause,” Mr. Parker will be entitled to receive only accrued base salary and benefits as of the date of termination, and his outstanding option awards, whether exercisable or unexercisable, will immediately terminate.

Upon a change of control or in the event that Mr. Parker’s employment is terminated due to his death or disability, Mr. Parker’s stock option agreement provides that the unvested stock options held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable in full.

Upon a change of control or in the event that Mr. Parker’s employment is terminated due to his death or disability, Mr. Parker’s restricted stock agreement provides that the restricted stock held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of Mr. Parker’s amended employment agreement, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Parker’s part that causes material damage to us; or

•	Mr. Parker’s breach of a material term of his employment agreement that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a reduction, without Mr. Parker’s written consent, in the nature and scope of Mr. Parker’s authorities, powers, functions or duties that is not cured within 60 days after written notice to us (which reduction will be assumed if Mr. Parker no longer serves as our sole Chief Executive Officer and a voting member of our Board of Directors);

•

a reduction, without Mr. Parker’s written consent, in Mr. Parker’s compensation (including base salary or target cash incentive compensation opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Mr. Parker’s residence or more than 120% (in miles) of Mr. Parker’s prior commute, whichever is greater and which is required without Mr. Parker’s prior written consent; or

•	our material breach of any material terms of Mr. Parker’s employment or Mr. Parker’s employment agreement that is not cured within 30 days after written notice to us.

Mr. Parker’s employment agreement automatically extends each year for an additional one-year term unless either party gives notice of non-renewal to the other party at least six months prior to the expiration of the relevant period.

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If any payments or distributions due to Mr. Parker in connection with a change in control of us, including by reason of his termination of employment, would be subject to the excise tax imposed by Section 4999 of the Code, we will provide Mr. Parker with a gross-up payment so that he will be made whole for any excise tax imposed on the payments or distributions resulting from the change in control.

Mr. Parker is bound by obligations of confidentiality during the term of his employment and thereafter. Mr. Parker’s employment agreement contains non-solicitation provisions that apply during the term of Mr. Parker’s employment and for a period of 12 months following termination of his employment for any reason. A restrictive covenant relating to non-competition applies during the term of Mr. Parker’s employment and for a period of 12 months thereafter, if Mr. Parker is terminated for any reason prior to a change in control, or for six months thereafter, if Mr. Parker is terminated for any reason on or after a change in control.

Michael P. Corkery

If the employment of Mr. Corkery is terminated prior to a change in control either by us without “cause” or by the executive for “good reason” (as such terms are defined below), Mr. Corkery will receive as severance six months’ salary continuation at his then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Mr. Corkery is terminated either by us or our successor without “cause” or by Mr. Corkery for “good reason,” he will receive as severance 18 months’ salary continuation at his then-current base salary rate, a lump sum payment equal to one and one-half times his target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

If Mr. Corkery’s employment is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination.

Mr. Corkery’s restricted stock agreement provides that in the event that Mr. Corkery’s employment is terminated due to his death or disability, the restricted stock held by Mr. Corkery will become fully vested. Mr. Corkery’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Corkery for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Corkery will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of Mr. Corkery’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Corkery’s part that causes material damage to us;

•	Mr. Corkery’s material violation of his non-competition agreement; or

•	Mr. Corkery’s breach of a material term of his employment letter that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a material reduction, without Mr. Corkery’s written consent, in the nature and scope of Mr. Corkery’s authorities, powers, functions or duties that is not cured within 30 days after written notice to us (which reduction will be assumed if Mr. Corkery no longer serves as our sole chief financial officer or if we cease to be a public company) that is not cured within 30 days after written notice to us;

•	a reduction, without Mr. Corkery’s written consent, in Mr. Corkery’s compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

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•

an office relocation resulting in a commute that is more than 75 miles from Mr. Corkery’s residence or more than 120% (in miles) of Mr. Corkery’s prior commute, whichever is greater, and which is required without Mr. Corkery’s prior written consent; or

•	our material breach of Mr. Corkery’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Mr. Corkery in connection with a change in control of us would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Corkery will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Mr. Corkery.

Mr. Corkery has entered into a non-competition agreement with us as a condition to his employment. Under the non-competition agreement, Mr. Corkery is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also requires him to abide by restrictive covenants relating to non-solicitation and non-competition during the term of his employment and for a period of 12 months following termination of his employment.

Namita S. Dhallan

If the employment of Ms. Dhallan is terminated prior to a change in control either by us without “cause” or by Ms. Dhallan for “good reason” (as such terms are defined below), she will receive as severance six months’ salary continuation at her then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Ms. Dhallan is terminated either by us or our successor without “cause” or by Ms. Dhallan for “good reason,” Ms. Dhallan will receive as severance 18 months’ salary continuation at her then-current base salary rate, a lump sum payment equal to one and one-half times her target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

Ms. Dhallan’s restricted stock agreement provides that in the event that Ms. Dhallan’s employment is terminated due to her death or disability, the restricted stock held by Ms. Dhallan will become fully vested. Ms. Dhallan’s restricted stock agreement also provides that if her employment is terminated by us or our successor without “cause” or by Ms. Dhallan for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Ms. Dhallan will immediately be accelerated and deemed to be vested and exercisable in full.

If Ms. Dhallan’s employment is terminated by us for “cause,” she will be entitled to receive only accrued base salary and benefits as of the date of termination.

For purposes of the Ms. Dhallan’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Ms. Dhallan’s part that causes material damage to us;

•	Ms. Dhallan’s material violation of her non-competition agreement; or

•	Ms. Dhallan’s breach of a material term of her employment letter that is not cured within 30 days after written notice to her.

“Good reason” is defined as:

•	a material reduction, without Ms. Dhallan’s written consent, in the nature and scope of her authorities, powers, functions or duties that is not cured within 30 days after written notice to us;

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•	a reduction, without Ms. Dhallan’s written consent, in her compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Ms. Dhallan’s residence or more than 120% (in miles) of her prior commute, whichever is greater, and which is required without Ms. Dhallan’s prior written consent; or

•	our material breach of Ms. Dhallan’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Ms. Dhallan in connection with a change of control of us would be subject to the excise tax imposed by Section 4999 of the Code, Ms. Dhallan will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Ms. Dhallan.

Ms. Dhallan has entered into a non-competition agreement with us as a condition of her employment. Under the non-competition agreement, she is bound by obligations of confidentiality during the term of her employment and thereafter. The non-competition agreement also requires Ms. Dhallan to abide by restrictive covenants relating to non-solicitation and non-competition during the term of her employment and for a period of 12 months following termination of her employment.

Garland T. Hall

If the employment of Mr. Hall is terminated prior to a change in control either by us without “cause” or by Mr. Hall for “good reason” (as such terms are defined below), he will receive as severance six months’ salary continuation at Mr. Hall’s then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of Mr. Hall is terminated either by us or our successor without “cause” or by Mr. Hall for “good reason,” he will receive as severance 18 months’ salary continuation at his then-current base salary rate, a lump sum payment equal to one and one-half times Mr. Hall’s target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

Mr. Hall’s restricted stock agreement provides that in the event that Mr. Hall’s employment is terminated due to his death or disability, the restricted stock held by Mr. Hall will become fully vested. Mr. Hall’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Hall for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Hall will immediately be accelerated and deemed to be vested and exercisable in full.

If the employment of Mr. Hall is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination, and his outstanding option awards, whether exercisable or unexercisable, will immediately terminate.

For purposes of the Mr. Hall’s employment letter, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Hall’s part that causes material damage to us;

•	Mr. Hall’s material violation of his non-competition agreement; or

•	Mr. Hall’s breach of a material term of his employment letter that is not cured within 30 days after written notice to him.

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“Good reason” is defined as:

•

a material reduction, without Mr. Hall’s written consent, in the nature and scope of his authorities, powers, functions or duties that is not cured within 30 days after written notice to us (provided, however, that neither a change in the executive’s reporting responsibilities nor our ceasing to be a publicly registered company will automatically constitute “good reason” unless, as a result thereof, there is a material reduction, without the executive’s consent, of the nature and scope of the executive’s authorities, powers, functions or duties);

•	a reduction, without Mr. Hall’s written consent, in his compensation (including base salary or target bonus opportunity) that is not cured within 30 days after written notice to us;

•

an office relocation resulting in a commute that is more than 75 miles from Mr. Hall’s residence or more than 120% (in miles) of his prior commute, whichever is greater, and which is required without Mr. Hall’s prior written consent; or

•	our material breach of Mr. Hall’s employment letter that is not cured within 30 days after written notice to us.

If any payments or distributions due to Mr. Hall in connection with a change of control of us would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Hall will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to Mr. Hall.

Mr. Hall has entered into a non-competition agreement with us as a condition of his employment. Under the non-competition agreement, he is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also requires Mr. Hall to abide by restrictive covenants relating to non-solicitation and non-competition during the term of his employment and for a period of 12 months following termination of his employment.

Hugo Dorph

If the employment of Mr. Dorph is terminated without “cause” (as defined below), Mr. Dorph will be entitled to a 90 day notice period and an additional 12 months notice pay. Mr. Dorph will also be entitled to: (i) reimbursement for actual and reasonable expenses, capped at a certain level, related to his repatriation to Denmark following such termination; (ii) reimbursement for certain living allowances for a 90-day period; and (iii) Deltek’s assumption of lease payments related to Mr. Dorph’s leased home and automobiles in the United States. If Mr. Dorph’s employment terminates due to his death, his family will receive an amount equal to six months of his then current salary.

Mr. Dorph’s restricted stock agreement provides that in the event that Mr. Dorph’s employment is terminated due to his death or disability, the restricted stock held by Mr. Dorph will become fully vested. Mr. Dorph’s restricted stock agreement also provides that if his employment is terminated by us or our successor without “cause” or by Mr. Dorph for “good reason” on the date of or within 18 months following a change in control, the restricted stock held by Mr. Dorph will immediately be accelerated and deemed to be vested and exercisable in full.

If the employment of Mr. Dorph is terminated by us for “cause,” he will be entitled to receive only accrued base salary and benefits as of the date of termination.

For the purposes of Mr. Dorph’s secondment agreement, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Dorph’s part that causes material damage to us;

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•	Mr. Dorph’s material violation of his non-competition agreement; or

•	Mr. Dorph’s breach of a material term of his secondment agreement that is not cured within 30 days after written notice to him.

On February 1, 2012, we entered into a Separation Agreement and Release with Mr. Dorph, pursuant to which he ceased serving as Executive Vice President and General Manager, Professional Services but will remain a Deltek employee until June 15, 2012, at which point his secondment and employment will terminate. The Separation Agreement and Release provides that until then, Mr. Dorph will continue to receive salary and bonus payments and expatriate allowances. In addition, on June 15, 2012, Mr. Dorph will receive a lump sum payment of $592,000, a lump sum payment in an amount equal to the greater of (i) the fair market value of 20,000 shares of Deltek common stock on February 1, 2012 or (ii) the fair market value of 20,000 shares of Deltek common stock on April 30, 2012, and payment for any accrued and untaken vacation pay. Deltek will also pay for Mr. Dorph’s repatriation expenses (capped at certain levels) and will assume certain lease payments related to Mr. Dorph’s leased home and automobiles in the United States. As part of the Separation Agreement and Release, Mr. Dorph waived all rights to any severance payments and other benefits upon termination of his employment which were provided in his earlier employment agreements with the Company.

As a condition of his Separation and Release Agreement, Mr. Dorph entered into a non-competition agreement with us. Under the non-competition agreement, Mr. Dorph is bound by obligations of confidentiality during the term of his employment and thereafter. The non-competition agreement also required Mr. Dorph to abide by restrictive covenants relating to non-solicitation and non-competition until May 1, 2013.

Carolyn J. Parent

On March 30, 2011, we entered into a Separation Agreement and Release with Ms. Parent, pursuant to which she resigned as Executive Vice President and General Manager, GovCon, effective April 1, 2011, and agreed to provide transitional services to the Company until April 1, 2012. Under terms of the Separation Agreement and Release, as long as Ms. Parent complied with the terms of the agreement and a related non-competition agreement, she was entitled to payments equivalent to 12 months of her then current salary, nine months of her target bonus, continuation of medical benefits for 12 months at active-employee rates, payment for accrued and untaken vacation pay and outplacement services (capped at a certain level). In addition, Ms. Parent was entitled to continued vesting of her options and restricted stock until April 1, 2012. As part of the Separation Agreement and Release, Ms. Parent waived all rights to any severance payments and other benefits upon termination of her employment which were provided in her earlier employment agreements with the Company.

As a condition of her Separation and Release Agreement, Ms. Parent entered into a non-competition agreement with us. Under the non-competition agreement, Ms. Parent is bound by obligations of confidentiality during the term of her employment and thereafter. The non-competition agreement also required Ms. Parent to abide by restrictive covenants relating to non-solicitation and non-competition until April 1, 2012.

Except as described above, employment for our executive officers is “at will” and for no set term.

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Payments Upon Termination or Change in Control

The following table sets forth information concerning the payments that would be received by each named executive officer, with the exception of Ms. Parent, upon a termination of employment (including by reason of death or disability) or a change in control. The table assumes:

•	the termination and/or change in control took place on December 31, 2011; and

•

all options were cancelled in exchange for the right to receive, for each share subject to the option, the excess of $9.82 (the fair market value of our common stock on December 30, 2011, the last trading day in 2011) over the exercise price of the option.

Name	Benefit	Termination Without Cause or for Good Reason		Termination Upon Death or Disability	Termination for Cause	Termination Immediately following a Change in Control Without Cause or for Good Reason		Change in Control
Kevin T. Parker	Severance Payment	$2,565,000		$1,995,000	$—	$2,565,000		$—
	Payment for Equity
	—Vested Equity	$5,831,516		$5,831,516	$1,406,155	$5,831,516		$5,831,516
	—Unvested Equity	—		$4,040,750	—	$4,040,750		$4,040,750
	Continued Medical	$24,516		$24,516	—	$24,516		—

	Total	$8,421,032		$11,891,782	$1,406,155	$12,461,782		$9,872,266

Michael P. Corkery	Severance Payment	$180,000		$—	$—	$840,000		$—
	Payment for Equity
	—Vested Equity	$147,300		$147,300	$147,300	$147,300		$147,300
	—Unvested Equity	—		$932,900	—	$932,900		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$343,644		$1,080,200	$147,300	$1,944,716		$147,300

Namita S. Dhallan	Severance Payment	$162,500		$—	$—	$787,500		$—
	Payment for Equity
	—Vested Equity	—		—	—	—		—
	—Unvested Equity	—		$932,900	—	$932,900		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$178,844		$932,900	$—	$1,744,916		$—

Hugo Dorph	Severance Payment	$803,646		$180,000	$—	$803,646		$—
	Payment for Equity
	—Vested Equity	—		—	—	—		—
	—Unvested Equity	—		$785,600	—	$785,600		—
	Continued Medical	$20,430		—	—	$20,430		—
	Additional Allowances	$207,774	(1)	—	—	$207,774	(1)	—

	Total	$1,031,850		$965,600	$—	$1,817,450		$—

Garland T. Hall	Severance Payment	$150,000		$—	$—	$675,000		$—
	Payment for Equity
	—Vested Equity	$273,750		$273,750	—	$273,750		$273,750
	—Unvested Equity	—		$1,100,255	—	$1,100,255		—
	Continued Medical	$16,344		—	—	$24,516		—

	Total	$440,094		$1,374,005	$—	$2,073,521		$273,750

(1)	This amount includes approximately $104,595 of anticipated repatriation expenses for Mr. Dorph, approximately $31,767 of living allowance expenses that the Company would provide to Mr. Dorph for 90 days following his termination and approximately $71,412 of expenses for the assumption of car and housing leases, assuming that the Company would be responsible for payments through the terms of such leases.

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In addition, Mr. Parker would be entitled to the payments set forth above in the column “Termination Without Cause or for Good Reason” if his employment were terminated by us upon expiration of his term of employment after giving notice that his term would not be extended.

On March 30, 2011, we entered into a Separation Agreement and Release with Ms. Parent, as described above. As of December 31, 2011, Ms. Parent would be entitled to receive $94,086, equal to three months of remaining salary and medical benefits payable to her, provided she remained in compliance with the terms of the Separation Agreement and Release. In addition, as of December 31, 2011, Ms. Parent had vested outstanding equity that would have been valued at $371,820.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liabilities arising from:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of any law;

•	authorizing illegal dividends or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that we will fully indemnify any person who was or is a party, or is threatened to be made a party, or is involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the person is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by the person in connection with the action, suit or proceeding. Delaware law also provides that indemnification permitted under law is not to be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

We are authorized to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained liability insurance for our officers and directors.

Compensation Committee Report

The Compensation Committee oversees Deltek’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Alok Singh (Chair)

Nanci E. Caldwell

Joseph M. Kampf

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Compensation of Directors

Compensation for 2011

The following table provides information concerning the compensation paid by us to each of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1)(2)(3)	Option Awards ($) (4)(5)(6)	Total ($)
Nanci E. Caldwell	$60,000	$120,600	$45,368	$225,968
Edward R. Grubb	$50,000	$120,600	$45,368	$215,968
Joseph M. Kampf	$55,000	$120,600	$45,368	$220,968
Steven B. Klinsky	—	—	—	—
Thomas M. Manley	$70,000	$120,600	$45,368	$235,968
Albert A. Notini	$50,000	$120,600	$45,368	$215,968
Janet R. Perna	$55,000	$120,600	$45,368	$220,968
Alok Singh	—	—	—	—

(1)	Reflects the grant date fair value of restricted stock awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.
(2)	In 2011, each of our non-employee directors who is not affiliated with New Mountain Capital received the following restricted stock awards, all of which vest 100% on the one-year anniversary of the restricted stock grant date.

Name	Grant Date	Number of Shares	Grant Date Fair Value ($) (a)
Nanci E. Caldwell	08/16/2011	20,000	$120,600
Edward R. Grubb	08/16/2011	20,000	$120,600
Joseph M. Kampf	08/16/2011	20,000	$120,600
Thomas M. Manley	08/16/2011	20,000	$120,600
Albert A. Notini	08/16/2011	20,000	$120,600
Janet R. Perna	08/16/2011	20,000	$120,600

(a)	Reflects the grant date fair value of restricted stock awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

(3)	As of December 31, 2011, each of our non-employee directors who is not affiliated with New Mountain Capital had an aggregate of 20,000 shares of restricted stock outstanding.
(4)	Reflects the grant date fair value of option awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

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(5)	In 2011, each of our non-employee directors who is not affiliated with New Mountain Capital received the following options to purchase shares of our common stock, all of which vest 100% on the one-year anniversary of the option grant date.

Name	Grant Date	Number of Shares	Exercise Price Per Share ($)	Grant Date Fair Value ($) (a)
Nanci E. Caldwell	01/03/2011	10,000	$7.38	$45,368
Edward R. Grubb	01/03/2011	10,000	$7.38	$45,368
Joseph M. Kampf	01/03/2011	10,000	$7.38	$45,368
Thomas M. Manley	01/03/2011	10,000	$7.38	$45,368
Albert A. Notini	01/03/2011	10,000	$7.38	$45,368
Janet R. Perna	01/03/2011	10,000	$7.38	$45,368

(a)	Reflects the grant date fair value of option awards granted during 2011, calculated in a manner consistent with ASC 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2012.

(6)	As of December 31, 2011, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Nanci E. Caldwell	92,700
Edward R. Grubb	30,000
Joseph M. Kampf	100,735
Steven B. Klinsky	—
Thomas M. Manley	50,000
Albert A. Notini	92,700
Janet R. Perna	86,921
Alok Singh	—

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The following table sets forth the outstanding equity awards held by non-employee directors at December 31, 2011:

Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Restricted Stock Unvested (#)	Number of Shares of Restricted Stock Vested (#)	Exercise Price ($)	Vesting Schedule
Nanci E. Caldwell	Stock Option	08/02/2005	27,700	0			3.61	25% per year beginning on 08/02/2006
	Stock Option	02/21/2007	20,000	0			13.10	25% per year beginning on 02/21/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 8/16/2012

Edward R. Grubb	Stock Option	05/28/2010	5,000	15,000			7.98	25% per year beginning on 05/28/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Joseph M. Kampf	Stock Option	06/02/2006	37,700	0			9.00	25% per year beginning on 06/02/2007
	Stock Option	12/04/2006	10,535	0			11.48	25% per year beginning on 06/02/2007
	Stock Option	01/19/2007	7,500	0			12.24	25% per year beginning on 01/19/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Thomas M. Manley	Stock Option	08/13/2008	15,000	5,000			7.40	25% per year beginning on 08/13/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Albert A. Notini	Stock Option	08/02/2005	27,700	0			3.61	25% per year beginning on 08/02/2006
	Stock Option	02/21/2007	20,000	0			13.10	25% per year beginning on 02/21/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

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Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Restricted Stock Unvested (#)	Number of Shares of Restricted Stock Vested (#)	Exercise Price ($)	Vesting Schedule
Janet R. Perna	Stock Option	06/02/2006	28,386	0			9.00	25% per year beginning on 06/02/2007
	Stock Option	12/04/2006	10,535	0			11.48	25% per year beginning on 06/02/2007
	Stock Option	01/19/2007	3,000	0			12.24	25% per year beginning on 01/19/2008
	Stock Option	02/21/2007	7,500	0			13.10	100% on 02/21/2008
	Stock Option	01/01/2008	7,500	0			15.23	100% on 01/01/2009
	Stock Option	01/02/2009	7,500	0			4.86	100% on 01/02/2010
	Stock Option	05/04/2009	2,500	0			3.70	100% on 05/04/2010
	Stock Option	01/04/2010	10,000	0			8.27	100% on 01/04/2011
	Stock Option	01/03/2011	0	10,000			7.38	100% on 01/03/2012
	Restricted Stock	08/16/2011			20,000	—	—	100% on 08/16/2012

Standard Director Compensation Arrangements

In 2011, each director who is neither an officer nor an employee of us and is not affiliated with New Mountain Capital will receive an annual retainer of $50,000 and an annual retainer of $5,000 for service on each committee. An annual retainer of $10,000 is payable to the Compensation Committee chair in lieu of the $5,000 committee fee. An annual retainer of $20,000 is payable to the Audit Committee chair in lieu of the $5,000 committee fee. All retainers are paid quarterly and in cash. Our Lead Director, who is a managing director of New Mountain Capital, does not receive a fee for his service as Lead Director.

Equity Compensation

Since 2007, our new non-employee directors who are not affiliated with New Mountain Capital have received an initial grant of 20,000 options that vest 25% per year upon their initial election as directors. In January 2011, our directors received an annual stock option grant of 10,000 options that vest 100% on the first anniversary of the date of grant. Options granted have a per share exercise price equal to the fair value of a share of our common stock underlying our options at the time of grant.

In addition, in August 2011, each director who was neither an officer nor an employee of us and was not affiliated with New Mountain Capital received a special grant of 20,000 shares of restricted stock.

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Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants, rights and shares of restricted stock granted to employees and directors, as well as the number of securities remaining available for future issuance, under Deltek’s equity compensation plans as of December 31, 2011. No warrants or rights have been granted under our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (6) (#)
Equity compensation plans approved by security holders (1)	5,786,687	(1)	8.52	(2)	1,604,836	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—

Total	5,786,687	(1)	8.52	(2)	1,604,836	(3)(4)(5)

(1)	Includes 3,161,146 securities to be issued upon exercise of outstanding options under the 2005 Plan and 2,625,541 securities to be issued upon exercise of outstanding options under the 2007 Plan as of December 31, 2011. Excludes 4,151,192 restricted shares granted under outstanding stock awards under the 2007 Plan as of December 31, 2011.
(2)	The weighted-average exercise price does not take into account 4,151,192 shares of restricted stock issued under outstanding stock awards under the 2007 Plan, which have no exercise price.
(3)	No further securities could be issued under our 2005 Plan after April 11, 2007.
(4)	Includes 1,604,836 securities remaining available for future issuance as of December 31, 2011 under the 2007 Plan.
(5)	Excludes 538,471 shares available for future issuance as of December 31, 2011 under our ESPP.
(6)	The 2007 Plan provides that the aggregate number of shares reserved and available for grant and issuance is increased on January 1 of each year commencing on January 1, 2009 by 3% of the total number of our shares of common stock outstanding on December 31 of the previous year.

For a description of the 2005 Plan and the 2007 Plan, see “Executive and Director Compensation—Incentive and Benefit Plans.”

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RELATED PARTY TRANSACTIONS

Advisory Agreement

On April 22, 2005, we entered into an advisory agreement with New Mountain Capital, L.L.C. (“New Mountain Capital”) pursuant to which New Mountain Capital was engaged to provide management, financial and investment banking services to us on a non-exclusive basis. New Mountain Capital was to receive $500,000 annually as an advisory fee for these services (payable quarterly in advance) and, separately, is entitled to receive a transaction fee, on a transaction by transaction basis, equal to 2% of the transaction value of each significant transaction directly or indirectly involving us or any of our controlled affiliates, including acquisitions, dispositions, mergers or other similar transactions, debt, equity or other financing transactions, public or private offerings of our securities and joint ventures, partnerships and minority investments. In 2007, New Mountain Capital agreed to waive its advisory fee for the third quarter of 2007 and for subsequent quarters. Transaction fees are payable upon the consummation of a transaction with a value of $25 million or more. In connection with the Company’s acquisition of The Washington Management Group, Inc. in March 2011, New Mountain Capital agreed to waive any transaction fee payable for this transaction.

Under the advisory agreement, we are required to pay directly or reimburse New Mountain Capital for its out-of-pocket expenses incurred in connection with the services provided under the agreement. In 2011, we did not pay any amounts for expense reimbursements arising under the advisory agreement.

The advisory agreement terminates when, among other things, the New Mountain Funds cease to beneficially own at least 15% of our outstanding common stock or a change of control occurs, which will generally occur:

•	upon the consolidation, merger or other business combination of us into another person;

•	upon the sale, lease, transfer or other disposition of all or substantially all of our assets;

•

upon any transaction or series of related transactions in which the holders of our voting capital immediately prior to the transaction do not continue to hold more than 40% of the combined voting power of the voting securities of the surviving entity having the power to vote with respect to the election of directors; or

•

when the directors who were members of our Board of Directors at the close of business on April 22, 2005 (or any new director who has been approved by a vote of at least a majority of those directors) cease to constitute a majority of the members of our Board of Directors.

Investor Rights Agreement

On April 22, 2005, we entered into an investor rights agreement with the New Mountain Funds and certain other persons, including the deLaski stockholders, and on August 10, 2007, we amended the investor rights agreement. The investor rights agreement contains a voting agreement that provides, among other things, that the New Mountain Funds and the deLaski stockholders will be entitled to designate a certain number of members of the Board of Directors and that we are required to take the necessary action within our control to cause the designated individuals to be elected as members of our Board of Directors. Further, at each stockholder meeting at which directors are to be elected, the New Mountain Funds, and any assignee of the New Mountain Funds, and the deLaski stockholders are required to take all necessary and desirable action to effect the terms of the voting agreement, including with respect to the election of directors.

Two of our current directors, Messrs. Klinsky and Singh, were appointed by New Mountain Partners and Allegheny New Mountain, and one of our current directors, Mr. Grubb, was appointed by the deLaski stockholders, pursuant to the investor rights agreement. The rights granted in the investor rights agreement to New Mountain Partners, Allegheny New Mountain and the deLaski stockholders to appoint directors are subject

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to reduction and elimination as the stock ownership percentages of the New Mountain Funds or the deLaski stockholders, as applicable, decline. So long as New Mountain Partners owns a majority of the outstanding shares of our Class A common stock and beneficially owns one-third or more of the outstanding shares of our common stock, it has the right to designate at a least a majority of our Board of Directors, provided that:

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than one-third, but at least 15% of the outstanding shares of our common stock, New Mountain Partners will be entitled to elect three of the members of our Board of Directors;

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than 15% but at least 5% of the outstanding shares of our common stock, New Mountain Partners will be entitled to elect two of the members of our Board of Directors; and

•

if the New Mountain Funds (including any transferee of the New Mountain Funds) beneficially own less than 5% of the outstanding shares of our common stock, then so long as the New Mountain Funds beneficially own any shares of our common stock, New Mountain Partners will be entitled to elect at least one member of our Board of Directors.

Notwithstanding the foregoing, as long as New Mountain Partners has the right to designate more than one director, and Allegheny New Mountain owns any shares of our Class A common stock, Allegheny New Mountain has the right to designate one director to our Board of Directors in lieu of the director being designated by New Mountain Partners.

In addition, as long as the deLaski stockholders beneficially own at least 15% of our outstanding common stock, they have the right to designate two members of our Board of Directors. If the deLaski stockholders beneficially own less than 15% but at least 5% of our outstanding common stock, they have the right to designate one member of our Board of Directors. Any members designated by the deLaski stockholders must be reasonably acceptable to the New Mountain Funds.

If any member of our Board of Directors designated by New Mountain Partners, Allegheny New Mountain or the deLaski stockholders ceases to serve as a director for any reason, the resulting vacancy will be filled by the person or entity entitled to designate the director (provided that the person or entity still has the right to designate a director as described above). In addition, the New Mountain Funds and the deLaski stockholders will not vote in favor of the removal of any designated director unless the person or entity having the right to designate the director to our Board of Directors recommends his or her removal. In such case, the New Mountain Funds and the deLaski stockholders are required to vote in favor of the director’s removal.

The voting agreement with respect to the election of directors and vacancies and removals of directors requires that our certificate of incorporation and bylaws provide for indemnification of, advancement of expenses to and limitation of personal liability to the directors of our Board of Directors. Under this agreement, we are not permitted to amend, repeal or modify in a manner adverse to our directors any provision of our certificate of incorporation until at least six years following the date that New Mountain Partners, Allegheny New Mountain and the deLaski stockholders are no longer entitled to designate directors to our Board of Directors.

Under the investor rights agreement, the prior written consent of the New Mountain Funds is required upon the occurrence of certain events. We cannot, without the prior written consent of the New Mountain Funds, take certain actions, including actions to:

•	consolidate or merge with any other person, sell or transfer all or substantially all of our assets to another person or enter into any other similar business combination transaction;

•

enter into any transaction with any stockholder holding more than 1% of our outstanding common stock, director, officer or employee unless the transaction is determined by a majority of our Board of Directors to be fair and reasonable and is approved by a majority of disinterested directors;

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•	change significantly the scope or nature of our business;

•

incur indebtedness of more than $10 million (other than indebtedness incurred under our current credit agreement as in effect on April 22, 2005 or under any amendment to, or refinancing of, our credit agreement, provided that the prior consent of the New Mountain Funds to any amendment or refinancing is obtained);

•	sell, lease, transfer or otherwise dispose of any asset or group of assets with a book value or fair market value of $10 million or more;

•	purchase, acquire or obtain any capital shares or other proprietary interest in any entity or related entity;

•	purchase, acquire or obtain any business or assets of another person having a value in excess of $5 million;

•	pay or declare a dividend or distribution on any shares of our capital stock (other than dividends on our common stock payable in additional shares of common stock);

•

issue, sell, offer for sale or solicit offers to buy any shares of our common stock or any convertible or non-convertible securities other than granting of options under our stock option plan, which grants have been approved by our Board of Directors (or a Board of Directors committee) inclusive of at least one director appointed by the New Mountain Funds or pursuant to a stock dividend or upon any stock split or other subdivision or combination of shares of our capital stock;

•	increase the number of directors of our Board of Directors to more than eight directors;

•	amend, repeal or change any provision of our certificate of incorporation or bylaws in any manner adverse to the New Mountain Funds or any assignee of the New Mountain Funds;

•	become a party to any agreement which restricts our ability to perform the investor rights agreement or the shareholders’ agreement;

•	change our independent auditors (other than to a “Big 4” accounting firm);

•

grant any severance or termination pay to any of our executive officers except payments made pursuant to pre-existing written agreements, in the ordinary course of business consistent with past practice or as determined by counsel to be required by law;

•	enter into, amend or modify any contract that would purport to apply to the New Mountain Funds;

•	remove, replace or establish the level of compensation payable to any of our executive officers, except in the ordinary course of business consistent with past practice; and

•	agree or otherwise commit to do any of the foregoing (unless the commitment is conditioned on obtaining the approval of the New Mountain Funds).

The prior written consent of the deLaski stockholders is required to amend, repeal or change any provision of the advisory agreement, described below, and to enter into any transaction with any stockholder holding more than 1% of our common stock, any director, officer or employee of the Company, or any affiliate of the foregoing unless the transaction is determined to be fair and reasonable and is either approved by a majority of the disinterested members of the Board of Directors or is on terms at least as favorable to us as the terms that would be available from an independent third party on an arm’s-length basis.

The approval rights of the New Mountain Funds under the investor rights agreement terminate when the New Mountain Funds and any assignee of the New Mountain Funds beneficially owns less than 15% of the shares of our outstanding common stock. The deLaski approval rights terminate at the time the number of shares beneficially owned by the deLaski stockholders constitutes less than 52.8% of the number of shares of common stock owned by them on April 22, 2005.

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The investor rights agreement provides certain registration rights which, among other things:

•

allow the New Mountain Funds and any assignee of the New Mountain Funds to require that we effect the registration under the Securities Act of 1933 of all or a part of the shares of our common stock held by them up to four times;

•

allow the New Mountain Funds and any assignee of the New Mountain Funds the right to include certain shares of our common stock held by them in any registration statement filed by us with respect to any offering of our equity securities; and

•

restrict our ability to grant a holder or prospective holder of our securities demand or incidental registration rights, unless the rights are subordinate to the rights granted to the New Mountain Funds and any assignee of the New Mountain Funds.

The investor rights agreement contains indemnification provisions in favor of the stockholders that are party to the agreement and each control person of the stockholders against any losses arising out of the registration of our securities. We will reimburse these persons for any reasonable legal or other fees or expenses incurred in connection with investigating or defending any loss. We will not be liable to any of these persons if the loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to us by or on behalf of the person.

Shareholders’ Agreements

The following stockholders have been required to execute a shareholders’ agreement with respect to the shares of our common stock held by them:

•	stockholders who purchased shares from us prior to our initial public offering, including stockholders who were or are our directors, officers or employees;

•	stockholders who acquired shares pursuant to our 2005 Plan; and

•	stockholders who acquired shares pursuant to our 2007 Plan and were “covered persons” as described below.

We refer to these agreements collectively as the “shareholders’ agreements.” Shares of our common stock acquired pursuant to the ESPP are not subject to the shareholders’ agreements, and certain provisions under the shareholders’ agreements have been waived, as described in more detail below.

Under the shareholders’ agreements, stockholders who hold shares of our common stock immediately prior to our initial public offering and stockholders who held shares of our common stock acquired pursuant to the exercise of options acquired under our 2005 Plan were prohibited from selling, transferring, assigning or otherwise disposing of the shares of our common stock held by them, except for certain permitted transfers to family members and entities related to the stockholder or family member. As described below, these provisions have been waived in order to permit our directors, officers and employees as well as the deLaski stockholders to sell our common stock prior to a contemporaneous sale by the New Mountain Funds.

“Tag Along” Rights: Under the shareholders’ agreements, each stockholder party to the agreement may participate proportionately in any private sale or public offering of common stock by the New Mountain Funds of their shares of our common stock. Each stockholder may sell in the private sale or public offering up to the same percentage of the stockholder’s shares of our common stock as the New Mountain Funds sell in the private sale or public offering, determined based on the aggregate number of shares of common stock owned and the aggregate number of shares of common stock being sold by the New Mountain Funds (assuming conversion, exchange or exercise of all convertible securities held by the New Mountain Funds and the stockholders, including vested and unvested options). If the number of shares which a stockholder is entitled to sell exceeds the

55

number of shares of common stock held by the stockholder, any options held by the stockholder (including unvested options) may be exercised to the extent of the excess. A stockholder may choose any combination of shares and options (if vested) in determining the securities the stockholder will sell in the public or private offering. Any unvested options may only be exercised to the extent there is an amount of securities that such stockholder may sell that has not been covered by shares or vested options. In lieu of permitting the stockholder to exercise any vested or unvested options to enable a stockholder to participate in the public offering of shares owned by the New Mountain Funds, we may, at our option, cause the options and the shares underlying the options to be registered, thereby permitting the stockholder to sell these shares at a later date.

“Drag Along” Sale Requirements: The shareholders’ agreements, as amended, also provided that if a stockholder party to the shareholders’ agreements was a “covered person” and if the New Mountain Funds propose to sell all or any portion of their shares of common stock in a bona fide arm’s-length transaction (by merger or otherwise) or if we propose to sell or otherwise transfer for value all or substantially all of our stock, assets or business:

•

the New Mountain Funds, at their option, could require in the case of a sale of stock by them, that each covered person (as defined in the shareholders’ agreements) sell their shares proportionate to the New Mountain Funds and waive any appraisal rights in connection with the sale transaction; and

•

if stockholder approval of the transaction was required and our stockholders were entitled to vote on the transaction, each covered person was required to vote all of their shares in favor of the transaction.

For purposes of the shareholders’ agreements, “covered person” included:

•	each of our current or former executive officers;

•	any other current or former officer who is or was employed by us at the Senior Vice President level or higher; or

•	any other stockholder who beneficially owns at least 100,000 shares of our common stock (including shares owned by any permitted transferee under the shareholders’ agreements).

The sale of shares of our common stock by the covered persons upon exercise by the New Mountain Funds of these rights would be for the same per share consideration and on substantially the same terms and conditions as the sale of shares owned by the New Mountain Funds. The consideration may be adjusted, as needed, if the covered persons and the New Mountain Funds were selling different types of capital stock, except that there would be no adjustment in the consideration per share if the New Mountain Funds are also selling their shares of Class A common stock. If the consideration consists of securities and the sale would require either a registration statement under the Securities Act or the preparation of a disclosure statement pursuant to Regulation D under the Securities Act (or similar provision under state securities laws) and the registration statement or disclosure statement is not otherwise being prepared, then, at the option of the New Mountain Funds, the covered persons could receive, in lieu of securities, the fair market value of the securities in cash.

On August 6, 2009, we and the New Mountain Funds waived the selling restrictions imposed by the shareholders’ agreements for all employees other than our Chief Executive Officer. On October 30, 2009, we and the New Mountain Funds waived the “drag-along” sale requirements disclosed above imposed by our initial shareholders’ agreement for all employees other than our Chief Executive Officer. On December 15, 2009, we and the New Mountain Funds executed waivers that (i) waived the selling restrictions and the “drag-along” sale requirements imposed by the shareholders’ agreements on our Chief Executive Officer and the trust to which our Chief Executive Officer has previously contributed shares of our common stock, (ii) waived the “drag-along” sale requirements imposed by the shareholders’ agreements entered into pursuant to our 2007 Plan for all officers of the Company and for Nanci Caldwell, Joseph Kampf, Thomas Manley, Albert Notini and Janet Perna, each of whom are directors of the Company, and (iii) waived the selling restrictions and the “drag-along” sale

56

requirements imposed by the director shareholders’ agreements to which Ms. Caldwell, Mr. Kampf, Mr. Notini and Ms. Perna are parties. In addition, on October 1, 2010, we and the New Mountain Funds waived certain selling restrictions imposed by the shareholders’ agreement on each of the deLaski stockholders. Under the terms of this waiver, no more than 50,000 shares may be sold in the aggregate by the deLaski stockholders in a single day, and no more than 150,000 shares may be sold in the aggregate by the deLaski stockholders in a single week, except for block trades that occur at prices that are within 10% of the most recent market trade. All other terms of the shareholders’ agreement for the deLaski stockholders remain in full force and effect.

Repurchase Rights Upon Termination: The shareholders’ agreements (other than those agreements entered into by our directors or by stockholders who have acquired shares through the exercise of options granted under our 2007 Plan) provides that, upon termination of an employee stockholder’s employment (other than Mr. Parker’s employment, whose rights under his joinder agreement are described below), we have the right to purchase for a period of six months all or any portion of the shares of our common stock held by the employee or acquired by the employee after the date of termination upon the exercise of any stock options held by the employee. If the employee was terminated by us for cause, the purchase price per share of the employee’s common stock would be equal to the lesser of 90% of the stockholder’s cost of their shares of common stock and the fair market value of the stockholder’s common stock. If an employee was terminated by us for any reason other than cause or if the employee’s employment with us terminated by reason of death, permanent disability or adjudicated incompetency, the purchase price per share of the employee’s common stock would be equal to the fair market value of the stockholder’s common stock. The fair market value of any shares repurchased by us would equal the average of the daily closing prices of our common stock on the 20 consecutive trading days immediately prior to the employee’s termination or, if the shares were not publicly listed or traded, would be determined by our Board of Directors in good faith.

Prohibited Activities: The shareholders’ agreements prohibit stockholders party to the agreement (other than those agreements entered into by our directors or by stockholders who have acquired shares through the exercise of options granted under our 2007 Plan) from engaging in certain prohibited activities. Under the shareholders’ agreements, these stockholders may not:

•

disclose or furnish to any other person confidential or proprietary information, defined as any non-public information acquired in the course of the stockholder’s employment with us, if applicable, that is reasonably likely to have competitive value to us, any of our affiliates or any competitor, excluding information that has become public other than as a result of breach by the stockholder of the shareholders’ agreements; or

•	directly or indirectly solicit for employment any of our employees or employees of any of our affiliates (in the case of employee stockholders only).

We can purchase all or any portion of the shares of our common stock then held by a stockholder who is party to the shareholders’ agreements if:

•	a stockholder engaged in any of the prohibited activities described above (if applicable);

•

an employee stockholder at any time prior to the second anniversary of the employee’s termination, owned, managed or was employed by any of our competitors or was a competitor of the Company in an individual capacity or engaged in any other competitive activity (including breaching any non-competition obligations under any non-competition agreement or employee agreement to which the stockholder is a party); or

•	a stockholder was convicted of a felony against us or any of our affiliates.

If we exercised this right, the purchase price per share of the stockholder’s common stock would be equal to the lesser of 90% of the stockholder’s cost of their shares of common stock and the fair market value of the stockholder’s common stock.

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Under the shareholders’ agreements, from and after the date the New Mountain Funds and any assignee of the New Mountain Funds ceases to beneficially own shares of our common stock representing at least 15% of the total number of votes that may be cast in the general election of directors of the Company:

•

all other provisions of the agreements regarding the rights and restrictions on our common stock terminate, including the repurchase provisions upon termination of employment or in the event of certain prohibited activities (applicable to all stockholders party to the agreement other than director stockholders);

•

any shares of common stock owned by current stockholders or holders of shares acquired upon exercise of options granted under our 2005 Plan may be sold, transferred or assigned free of the restrictions contained in the agreements applicable to them; and

•

the stockholders party to the agreements will not be entitled to any of the rights contained in the agreements, except for those rights of current stockholders or holders of shares acquired upon exercise of options granted under our 2005 Plan relating to their participation in private sales and public offerings by the New Mountain Funds.

Kevin T. Parker Joinder Agreement to Shareholders’ Agreement

Under Mr. Parker’s joinder agreement, if Mr. Parker’s employment is terminated, the period in which we are able to purchase shares of common stock owned by him is limited to two months after his termination (as opposed to six months for all other employees). In addition, in determining the purchase price for the shares of common stock owned by Mr. Parker, the fair market value of the shares of common stock owned by him will equal the average of the daily closing prices of our common stock on the 20 consecutive trading days immediately prior to his termination or, if the shares are not publicly listed or traded, will be determined by the mutual agreement of us and Mr. Parker or, in the absence of mutual agreement, by an investment banker or other third party valuation firm (or, in the absence of mutual agreement, by the American Arbitration Association). Under Mr. Parker’s employment agreement, we are required to maintain an effective registration statement covering the resale of shares purchased by Mr. Parker or ensure that we satisfy the requirements of Rule 144 of the Securities Act so that Rule 144 is available for Mr. Parker to sell his shares.

Employment Arrangements with Executive Officers

In December 2010, we entered into an executive secondment agreement with Claus Thorsgaard, our Executive Vice President and General Manager, Professional Services. Mr. Thorsgaard’s secondment commenced on December 1, 2010 and will continue through December 31, 2012. During the term of his secondment with us, Mr. Thorsgaard’s service agreement with Deltek Danmark A/S (formerly Maconomy A/S) is suspended. Mr. Thorsgaard’s secondment agreement provides that Deltek will pay him an annual base salary of Danish Krone (“DKK”) 1,640,450 and a target annual bonus of DKK 1,005,550, which will be payable in U.S. dollars. The performance-based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The minimum quarterly bonus for the first two quarters under Mr. Thorsgaard’s secondment agreement was guaranteed to be 100% of his target payout. Mr. Thorsgaard will also receive a Company-paid pension contribution equivalent to 10% of his base salary and any individual bonus paid to him during the term of his secondment. In addition, Mr. Thorsgaard will receive certain other benefits, including relocation assistance, that are typical for foreign executives seconded to the United States. Mr. Thorsgaard’s employment with us is at will. If his secondment is terminated by him or by us or at the expiration of the term of his secondment, Mr. Thorsgaard’s employment with Deltek Danmark A/S will resume. If both Mr. Thorsgaard’s secondment and his employment with Deltek Danmark A/S are terminated by us without cause, Mr. Thorsgaard will be entitled to 90 days’ notice under his secondment agreement and an additional 12 months’ notice pay consistent with the terms of his Danish service agreement.

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In January 2011, we entered into an employment letter agreement with Catherine P. Morales, our Executive Vice President and General Manager, Information Solutions. Ms. Morales’ employment agreement provides that Deltek will pay her an annual base salary of $310,000 and a target annual bonus of $140,000. The performance- based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The quarterly bonus for the first two quarters after Ms. Morales’ start date was guaranteed to be 100% of her target payout. In connection with the commencement of her employment with us, Ms. Morales received 60,000 shares of our restricted common stock, which vest in 25% increments annually over four years. She is also entitled to participate in our standard benefit plans and programs for employees. Ms. Morales’ employment agreement has no set term, and employment under it is at will.

In July 2011, we entered into an employment letter agreement with Thomas Mazich, our Executive Vice President and General Manager, GovCon. Mr. Mazich’s employment agreement provides that Deltek will pay him an annual base salary of $325,000 and a target annual bonus of $175,000. The performance-based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The minimum quarterly bonus for the first two quarters after Mr. Mazich’s start date was guaranteed to be 100% of his target payout. In connection with the commencement of his employment with us, Mr. Mazich received 60,000 shares of our restricted common stock, which vest in 25% increments annually over four years. He is also entitled to participate in our standard benefit plans and programs for employees. Mr. Mazich’s employment agreement has no set term, and employment under it is at will.

For a description of Mr. Dorph’s Separation Agreement and Release, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control—Hugo Dorph.”

For a description of Ms. Parent’s Separation Agreement and Release, see “Executive and Director Compensation—Change in Control and Potential Payments Upon Termination or Change in Control—Carolyn J. Parent.”

Stock Repurchase from deLaski Stockholders

In December 2011, as part of the Company’s publicly-announced stock repurchase program, the Company purchased 1,100,000 shares of Company common stock in a private transaction with entities that are controlled by certain of the deLaski stockholders (the founders of our Company who remain 5% holders of our common stock), for a total cost of $8.6 million.

Policies and Procedures for Review and Approval of Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy for the review, approval or ratification of related person transactions in accordance with applicable rules and regulations of the SEC and NASDAQ. Under this policy, related person transactions, which are defined for purposes of the policy as any transaction in which we are a participant and any of our directors, nominees for director, executive officers, employees, stockholders holding more than five percent of our common stock or members of their immediate families (other than immediate family members of employees who are not executive officers) have a direct or indirect interest, must be reviewed and approved or ratified.

The policy provides that management must bring to the Audit Committee for review and approval each proposed related person transaction in which the amount involved exceeds $25,000 (other than related person transactions involving compensation matters or employees who are not executive officers). After appropriate review, the Audit Committee will approve a related person transaction if it is in the best interests of us and our stockholders. Management must also bring to the Audit Committee for its review and approval any proposed

59

material modification to any previously approved related person transaction. If it is not practical for the Audit Committee to review in advance a particular related person transaction or material modification, management must bring to the Audit Committee for its ratification the related person transaction or modification and make those changes as the Audit Committee may require. Related person transactions with employees that are not executive officers and related person transactions with other related persons in which the amount involved is less than $25,000 are required to be approved by our general counsel or his designee.

All related person transactions involving compensation matters relating to a director, nominee for director or executive officer will be approved by the Compensation Committee and, as necessary, any independent subcommittee of the Compensation Committee.

Loans or advances to employees are generally prohibited under the policy and must be approved by the Chief Executive Officer and otherwise be made in accordance with the policy and applicable laws or regulations, including those of the SEC and NASDAQ. In addition, we are prohibited from hiring as employees any immediate family member of our directors or executive officers.

Under the policy, no further approvals are required for any of our obligations arising under existing agreements at the time of our initial public offering. In addition, related person transactions with New Mountain Capital or its affiliates, the deLaski stockholders or any of our directors or executive officers resulting from the agreements entered into in connection with our recapitalization (including, without limitation, by virtue of the joinder of a related person to, or execution by a related person of, these agreements subsequent to the recapitalization) are not considered related person transactions requiring review and approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC and provide us with copies. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from Deltek’s records. Based on information available to us, and written representations from certain of our executive officers and directors, we believe that all applicable Section 16(a) filing requirements were met except that, due to an administrative error on the part of our employees preparing these reports, a report on Form 4 relating to the surrender of 644 shares of vested restricted stock and the grant of 8,000 shares of restricted stock by Mr. Krone was filed one day late during the 2011 fiscal year.

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OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Deltek’s common stock (as of March 15, 2012, unless otherwise indicated) for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our named executive officers; and

•	all directors, director nominees and current executive officers of Deltek as a group.

Each of our stockholders who was a stockholder prior to our initial public offering is a party to a shareholders’ agreement with us. Pursuant to these agreements if, among other things, the New Mountain Funds propose to sell all, or any portion of their shares of our common stock in a transaction and if stockholder approval is required for the transactions, certain of our stockholders are required to vote their shares of our common stock in favor of the transaction. There is also an investor rights agreement among certain stockholders listed below requiring them to vote for director nominees nominated by the New Mountain Funds and by the deLaski stockholders under certain circumstances. Accordingly, certain of these persons may be deemed to be members of a group, and, as of March 15, 2012, the New Mountain Funds would be deemed to beneficially own all of the shares of common stock beneficially held by these persons for purposes of Section 13 of the Exchange Act, or approximately 44,310,790 shares of common stock (approximately 64.2% of the dispositive power of our common stock). The table below represents the number of shares owned by each disclosed stockholder but without taking into account that certain stockholders may be part of a group under the shareholders’ agreements.

For a description of the shareholder and investor rights agreements and any other material relationships with the New Mountain Funds, see “Related Party Transactions.”

	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders, Directors and Officers (1) 5% Stockholders:
New Mountain Partners II, L.P. (3)(4)	37,318,811	54.1%
New Mountain Affiliated Investors II, L.P. (3)(4)	648,306	*
Allegheny New Mountain Partners, L.P. (3)(4)	2,877,257	4.2%
Kenneth E. deLaski (5)	3,044,491	4.4%
Brown Brothers Harriman and Co. (6)	9,536,792	13.8%
Non-Employee Directors:
Nanci E. Caldwell (7)	153,677	*
Edward R. Grubb (8)	354,420	*
Joseph M. Kampf (9)	179,730	*
Steven B. Klinsky (3)(4)	40,844,374	59.2%
Thomas M. Manley (10)	82,330	*
Albert A. Notini (11)	140,342	*
Janet R. Perna (12)	130,361	*
Alok Singh (3)(4)	—	—
Named Executive Officers:
Kevin T. Parker (13)	2,123,581	3.0%
Michael P. Corkery	190,736	*
Namita S. Dhallan	150,191	*
Hugo Dorph	73,560	*
Garland T. Hall (14)	229,924	*
Carolyn J. Parent (15)	362,307	*
All directors and current executive officers as a group (20 persons) (16)	5,181,169	7.3%

*	Represents less than 1% of total shares issued and outstanding.

61

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Deltek, Inc., 2291 Wood Oak Drive, Herndon, Virginia 20171.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2012, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 68,989,020 shares of common stock outstanding on March 15, 2012.
(3)

The general partner of each of New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. is New Mountain Investments II, L.L.C., a Delaware limited liability company, and the manager of each of the New Mountain Funds is New Mountain Capital, L.L.C., a Delaware limited liability company. Steven B. Klinsky is the managing member of, and Alok Singh is a member of, New Mountain Investments II, L.L.C., and Mr. Klinsky is the sole member and Chief Executive Officer of, and Mr. Singh is a managing director of New Mountain Capital, L.L.C. New Mountain Investments II, L.L.C. has decision making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Funds. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Funds. Mr. Klinsky, as the managing member of New Mountain Investments II, L.L.C., has voting and investment power over the shares held by New Mountain Investments II, L.L.C. Because New Mountain Investments II, L.L.C. has decision making power over the New Mountain Funds, and New Mountain Capital, L.L.C. has voting power over the shares of portfolio investments of the New Mountain Funds, Mr. Klinsky may be deemed to beneficially own the shares that the funds hold of record or may be deemed to beneficially own. Messrs. Klinsky and Singh, New Mountain Partners II, L.L.C. and New Mountain Capital, L.L.C. expressly disclaim beneficial ownership of these shares. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th Floor, New York, New York 10019.

(4)	New Mountain Partners, New Mountain Affiliated and Allegheny New Mountain collectively own all of the issued and outstanding shares of our Class A common stock.
(5)	Shares beneficially owned by Mr. deLaski include (i) shares held by a trust of which he is the beneficiary and (ii) shares held by the Vibrant Village Foundation, of which Mr. deLaski is the sole stockholder. Mr. deLaski exercises voting and/or dispositive power over these shares. Mr. deLaski is our former Chief Executive Officer and a former director of the Company.
(6)	Beneficial ownership is based on a Schedule 13G that was filed on February 3, 2012, with the SEC by Brown Brothers Harriman & Co., 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch. Brown Brothers Harriman and Co. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. 1818 Masters Partners, Ltd. beneficially owns 9,536,792 shares of common stock, for which it has shared voting and dispositive power as to all 9,536,792 shares. Richard H. Witmer beneficially owns 9,536,792 shares of common stock, for which he has sole voting and dispositive power as to 133,772 shares and shared voting and dispositive power as to 9,403,020 shares. Timothy E. Hartch beneficially owns 9,403,020 shares of common stock, for which he has shared voting and dispositive power. Brown Brothers Harriman & Co., through Richard H. Witmer and Timothy E. Hartch, has voting power (including the power to vote or to direct the vote) and investment power (including the power to dispose or to direct the disposition) with respect to all investments of 1818 Masters Partners, Ltd. The address of Brown Brothers Harriman & Co. on behalf of itself and 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch is 140 Broadway, New York, New York 10005.
(7)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Caldwell is a member of our Board of Directors.
(8)

Includes options to acquire 15,000 shares of our common stock which are exercisable within 60 days of March 15, 2012, 81,760 shares held jointly by Mr. Grubb and his wife, Kathleen deLaski, 40,000 shares

62

held in Ms. deLaski’s name alone and 185,330 shares held by trusts for the benefit of certain deLaski family members. Ms. deLaski, as trustee over these trusts, exercises voting and/or dispositive power over these shares. Ms. deLaski is a former member of our Board of Directors and is the sister of Kenneth E. deLaski and daughter of Donald deLaski. Mr. Grubb is a member of our Board of Directors.
(9)	Includes options to acquire 100,735 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Kampf is a member of our Board of Directors.
(10)	Includes options to acquire 50,000 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Manley is a member of our Board of Directors.
(11)	Includes options to acquire 92,700 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Notini is a member of our Board of Directors.
(12)	Includes options to acquire 86,921 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Perna is a member of our Board of Directors.
(13)	Includes 78,947 shares held by the Kevin T. Parker Family Trust (2007). Mr. Parker’s spouse is the trustee of this trust. Also includes options to acquire 1,261,960 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Parker is Chairman of the Board, President and Chief Executive Officer of Deltek.
(14)	Includes options to acquire 75,000 shares of our common stock which are exercisable within 60 days of March 15, 2012. Mr. Hall is the Executive Vice President, Customer Care of Deltek.
(15)	Includes options to acquire 241,332 shares of our common stock which are exercisable within 60 days of March 15, 2012. Ms. Parent was our Executive Vice President and General Manager, GovCon prior to her resignation effective April 1, 2011.
(16)	Includes options to acquire 2,172,540 shares of our common stock which are exercisable within 60 days of March 15, 2012. Excludes shares held of record by the New Mountain Funds. See footnote 3 above. Therefore, these shares are counted only once in the total shares beneficially owned by all directors and executive officers as a group.

63

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Deltek’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Deltek is responsible for establishing and maintaining internal controls and for preparing Deltek’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Deltek’s management and with Deloitte & Touche LLP, Deltek’s independent registered public accounting firm;

•

Discussed with Deloitte & Touche LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed Deloitte & Touche LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Deltek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Thomas M. Manley (Chair)

Nanci E. Caldwell

Janet R. Perna

OTHER MATTERS

Deltek knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxy holders, David Schwiesow and Salman Ahmad, or either of them, intend to vote on those matters in accordance with their best judgment as to the best interests of the Company.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by Internet or by telephone as instructed in the proxy materials or request, execute and return, within the time period specified in the proxy materials, a proxy card.

THE BOARD OF DIRECTORS

Herndon, Virginia
April 5, 2012

64

ANNEX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number 001-33772

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2291 Wood Oak Drive, Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 734-8606

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of shares of common stock, par value $0.001 per share, and Class A common stock, par value $0.001 per share, of the registrant outstanding as of April 30, 2012 was 68,671,037 and 100, respectively.

i

PART I

FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,629	$35,243
Accounts receivable, net of allowance of $2,000 and $1,714 at March 31, 2012 and December 31, 2011, respectively	57,431	58,899
Deferred income taxes	4,305	5,383
Prepaid expenses and other current assets	12,863	10,760

TOTAL CURRENT ASSETS	110,228	110,285

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $24,551 and $23,515 at March 31, 2012 and December 31, 2011, respectively	27,076	25,620
LONG-TERM DEFERRED INCOME TAXES	11,071	9,653
INTANGIBLE ASSETS, NET	51,537	54,994
GOODWILL	176,475	175,771
OTHER ASSETS	5,807	6,156

TOTAL ASSETS	$382,194	$382,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$70	$528
Accounts payable and accrued expenses	44,413	45,420
Deferred revenues	119,257	104,835
Income taxes payable	392	465

TOTAL CURRENT LIABILITIES	164,132	151,248

LONG-TERM DEBT	152,468	166,894
OTHER TAX LIABILITIES	3,234	3,214
OTHER LONG-TERM LIABILITIES	17,842	18,180

TOTAL LIABILITIES	337,676	339,536
COMMITMENTS AND CONTINGENCIES (NOTE 11)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at March 31, 2012 or December 31, 2011	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 71,514,478 issued and 68,940,405 outstanding at March 31, 2012 and 70,398,889 issued and 68,272,271 outstanding at December 31, 2011	72	70
Class A common stock, $0.001 par value— authorized, 100 shares; issued and outstanding, 100 shares at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	278,003	273,496
Accumulated deficit	(217,112)	(216,821)
Accumulated other comprehensive income	4,135	2,188
Treasury Stock, at cost—2,574,073 and 2,126,618 shares at March 31, 2012 and December 31, 2011, respectively	(20,580)	(15,990)

TOTAL STOCKHOLDERS’ EQUITY	44,518	42,943

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$382,194	$382,479

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
REVENUES:
Product revenues	$25,055	$21,590
Maintenance and support services	41,227	38,173
Consulting services and other revenues	16,438	20,215

Total revenues	82,720	79,978

COST OF REVENUES:
Cost of product revenues	6,823	5,675
Cost of maintenance and support services	6,227	6,980
Cost of consulting services and other revenues	16,691	17,722

Total cost of revenues	29,741	30,377

GROSS PROFIT	52,979	49,601

OPERATING EXPENSES:
Research and development	15,790	17,561
Sales and marketing	21,226	22,242
General and administrative	12,007	13,659
Restructuring charge	1,525	3,205

Total operating expenses	50,548	56,667

INCOME (LOSS) FROM OPERATIONS	2,431	(7,066)

Interest income	25	33
Interest expense	(2,654)	(2,985)
Other income (expense), net	35	(265)

LOSS BEFORE INCOME TAXES	(163)	(10,283)
Income tax expense (benefit)	128	(3,732)

NET LOSS	$(291)	$(6,551)

LOSS PER SHARE
Basic	$(0.00)	$(0.10)

Diluted	$(0.00)	$(0.10)

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,240	65,343

Diluted weighted average shares	64,240	65,343

See accompanying notes to condensed consolidated financial statements.

2

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Net loss	$(291)	$(6,551)
Foreign currency translation adjustments, net of income tax benefit (expense) of $0 and $0, respectively	1,947	3,914

Other comprehensive income	1,947	3,914

Comprehensive income (loss)	$1,656	$(2,637)

See accompanying notes to condensed consolidated financial statements.

3

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(291)	$(6,551)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for doubtful accounts	579	314
Depreciation and amortization	5,934	6,315
Amortization of debt issuance costs and original issue discount	309	232
Stock-based compensation expense	3,502	3,386
Employee stock purchase plan expense	83	51
Restructuring charge, net	583	2,254
(Gain) Loss on disposal of fixed assets	(3)	12
Other noncash activity	43	74
Deferred income taxes	(596)	(5,097)

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	1,304	3,413
Prepaid expenses and other assets	(1,795)	(3,282)
Accounts payable and accrued expenses	(1,300)	6
Income taxes receivable/payable	332	892
Excess tax benefit from stock awards	(468)	(208)
Other tax liabilities	18	156
Other long-term liabilities	(99)	770
Deferred revenues	14,160	17,833

Net Cash Provided by Operating Activities	22,295	20,570

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(729)	(25,664)
Acquisition of Maconomy A/S	—	(168)
Purchase of property and equipment	(3,094)	(1,841)
Capitalized software development costs	(140)	—

Net Cash Used in Investing Activities	(3,963)	(27,673)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,537	94
Excess tax benefit from stock awards	468	208
Proceeds from issuance of stock under employee stock purchase plan	474	358
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,391)	(1,050)
Purchase of treasury stock	(4,590)	—
Repayment of debt	(15,021)	(516)

Net Cash Used in Financing Activities	(18,523)	(906)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	577	1,249

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	386	(6,760)

CASH AND CASH EQUIVALENTS—Beginning of period	35,243	76,619

CASH AND CASH EQUIVALENTS—End of period	$35,629	$69,859

See accompanying notes to condensed consolidated financial statements.

4

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash activity during the current period:
Accrued liability for purchases of property and equipment	$—	$187

Accrued liability for acquisition of businesses	$—	$274

Cash paid during the period for:
Interest	$2,521	$2,743

Income taxes, net	$260	$129

See accompanying notes to condensed consolidated financial statements.

5

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands, except share data)

(unaudited)

									Accumulated Other Comprehensive Income			Total Shareholders’
	Preferred Stock		Common Stock		Class A Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount	Equity
Balance at December 31, 2010	—	$—	68,794,774	$69	100	$—	$261,837	$(213,431)	$2,911	—	$—	$51,386

Net loss	—	—	—	—	—	—	—	(3,390)	—	—	—	(3,390)
Other comprehensive income									(723)			(723)
Issuance of common stock under the employee stock purchase plan	—	—	119,655	—	—	—	745	—	—	—	—	745
Stock options exercised	—	—	229,024	—	—	—	935	—	—	—	—	935
Issuance of restricted stock awards, net of forfeitures of 505,982	—	—	1,598,218	1	—	—	(1)	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	164	—	—	—	—	164
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(1,108)	—	—	—	—	(1,108)
Stock compensation	—	—	—	—	—	—	13,397	—	—	—	—	13,397
Exchange of liability for restricted stock	—	—	—	—	—	—	14	—	—	—	—	14
Reclassification adjustment	—	—	—	—	—	—	(99)	—	—	—	—	(99)
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	2,126,618	(15,990)	(15,990)
Shares withheld for minimum tax withholding on
vested restricted stock awards	—	—	(342,782)	—	—	—	(2,388)	—	—	—	—	(2,388)

Balance at December 31, 2011	—	$—	70,398,889	$70	100	$—	$273,496	$(216,821)	$2,188	2,126,618	$(15,990)	$42,943

Net loss	—	—	—	—	—	—		(291)	—	—	—	(291)
Other comprehensive income	—	—	—	—	—	—		—	1,947	—	—	1,947
Issuance of common stock under the employee stock purchase plan	—	—	82,528	—	—	—	474	—	—	—	—	474
Stock options exercised	—	—	247,671	1	—	—	1,536	—	—	—	—	1,537
Issuance of restricted stock awards, net of forfeitures of 65,708	—	—	925,992	1	—	—	(1)	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	468	—	—	—	—	468
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(304)	—	—	—	—	(304)
Stock compensation	—	—	—	—	—	—	3,725	—	—	—	—	3,725
Purchase of treasury stock	—	—	—	—	—	—		—		447,455	(4,590)	(4,590)
Shares withheld for minimum tax withholding on vested restricted stock awards	—	—	(140,602)	—	—	—	(1,391)	—	—	—	—	(1,391)

Balance at March 31, 2012	—	$—	71,514,478	$72	100	$—	$278,003	$(217,112)	$4,135	2,574,073	$(20,580)	$44,518

See accompanying notes to condensed consolidated financial statements.

6

DELTEK, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

March 31, 2012

1. ORGANIZATION

Organization

Deltek, Inc. (“Deltek” or the “Company”) is a leading provider of enterprise software and information solutions for government contractors and professional services firms. Deltek’s solutions enable customers to research and identify business opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects for its customers. Deltek’s solutions provide its customers with actionable insight – providing enhanced visibility and control into business processes and operations and enabling them to succeed in delivering their projects and business goals. The Company is incorporated in Delaware and was founded in 1983.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The December 31, 2011 condensed consolidated balance sheet included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes otherwise required by GAAP.

The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position, the Company’s results of operations and its cash flows for the interim periods. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2012 or for any other periods.

Principles of Consolidation

The condensed consolidated financial statements are prepared in accordance with GAAP and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Areas of the financial statements where estimates may have the most significant effect include the allowance for doubtful accounts receivable and sales allowances, lives of tangible and intangible assets, impairment of long-lived and other assets, realization of deferred tax assets, accrued liabilities, stock-based compensation, revenue recognition, valuation of acquired deferred revenue, goodwill and intangible assets, and provisions for income taxes. Actual results could differ from those estimates.

7

Revenue Recognition

The Company’s revenues are generated primarily from four sources: licensing of software products, subscriptions (including access to our information solutions offerings), providing maintenance and support for those products, and providing consulting services related to those products. The Company recognizes revenue in accordance with ASC 985-605, Software-Revenue Recognition, and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. Where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual licenses, term licenses and services revenue together in accordance with ASC 605-35, Revenue Recognition-Construction-Type and Certain Production-Type Contracts (“ASC 605-35”).

Under its perpetual software license agreements, the Company recognizes revenue upon execution of a signed agreement and delivery of the software provided that the arrangement fees are fixed or determinable, collection of the resulting receivable is probable, and vendor-specific objective evidence (“VSOE”) of fair value exists to allow the allocation of a portion of the total fee to any undelivered elements of the arrangement. In the event that VSOE does not exist for any undelivered element, the entire arrangement fee is recognized over the longer of the services, subscription, or maintenance period.

If VSOE exists to allow the allocation of a portion of the total fee to undelivered elements of the arrangement, the residual amount in the arrangement allocated to perpetual licenses is recognized as revenue when all of the following are met:

•	Persuasive evidence of an arrangement exists. It is our practice to require a signed contract or an accepted purchase order for existing customers.

•

Delivery has occurred. We deliver software by secure electronic means or physical delivery. Both means of delivery transfer title and risk to the customer. Shipping terms are generally FOB shipping point.

•

The fees from software license sale is fixed or determinable. We recognize revenue for the perpetual license component of multiple element arrangements only when VSOE of fair value of any undelivered elements is known, any uncertainties surrounding customer acceptance are resolved and there are no refund, return, or cancellation rights associated with the delivered elements. Fees from perpetual license sales are generally considered fixed or determinable when payment terms are within the Company’s standard payment terms for given products.

•	Collectibility is probable. Amounts receivable must be collectible. For license arrangements that do not meet our collectibility standards, revenue is recognized as cash is received.

The Company’s software license agreements generally do not include customer acceptance provisions; if acceptance provisions are provided, delivery is deemed to occur upon acceptance.

Perpetual and term license revenues from resellers are recognized using a sell-through model whereby the Company recognizes revenue when evidence of a sales arrangement exists between reseller and end-user.

The Company’s standard payment terms for its perpetual license agreements are generally within 180 days. The Company considers the perpetual software license fee to be fixed or determinable unless the fee is subject to refund or adjustment, or is not payable within the Company’s standard payment terms. Perpetual license revenue from arrangements with payment terms extending beyond 180 days has generally been viewed as outside the Company’s standard payment terms and is recognized as payments become due and payable if the Company is unable to demonstrate a history of collecting under similar payment terms with similar arrangements.

The Company also sells its software products under term license agreements, including our software-as-a-service (“SaaS”) offerings. Term licenses offer the customer rights to software and related

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maintenance and support for a specific fixed period of time, usually between 12 and 36 months. In some cases, implementation services are also included in the initial period fee. Hosting services may also be included in the fee. Customers generally prepay for these term licenses, and these prepayments are recorded as deferred revenue and revenue is recognized over the contractual period of the term license.

Subscription revenues, including access to our information solutions offerings, generally provide customers with access to the Company’s Information Solutions products for a fixed period of time, usually one year. Customers generally prepay for these subscription offerings, and these prepayments are recorded as deferred revenue and revenue is recognized over the term of the subscription.

Sales taxes and other taxes collected from customers and remitted to governmental authorities are presented on a net basis and, as such, are excluded from revenues.

Maintenance and support services include unspecified periodic software upgrades or enhancements, bug fixes and phone support for perpetual software licenses. Initial annual maintenance and support are sold as a consistent percentage of the software price. Customers generally prepay for maintenance, and these prepayments are recorded as deferred revenue and revenue is recognized ratably over the term of the maintenance period.

The Company’s consulting services consist primarily of implementation services, training, and design services. Consulting services are also regularly sold separately from other elements, generally on a time-and-materials basis. Other revenues mainly includes fees collected for the Company’s annual user conference.

Consulting services are generally not essential to the functionality of the Company’s software and are usually completed in three to six months, though larger implementations may take longer. The Company generally recognizes revenues for these services as they are performed. In the case of software arrangements where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual license and services revenue together in accordance with ASC 605-35. Direct costs related to these arrangements are deferred and expensed as the related revenue is recognized.

Implementation, installation and other consulting services are generally billed based upon hourly rates, plus reimbursable out-of-pocket expenses and related administrative fees. Revenue on these arrangements is recognized based on hours actually incurred at the contract billing rates, plus out-of-pocket expenses. Implementation, installation and other consulting services revenue under fixed-fee arrangements is generally recognized as the services are performed if the Company has the ability to demonstrate it can reasonably estimate percentage of completion.

The Company generally sells training services at a fixed rate for each specific training session at a per-attendee price, and revenue is recognized when the customer attends the training. The Company also sells training on a time-and-materials basis. In situations where customers pay for services in advance of the services being rendered, the related prepayment is recorded as deferred revenue and recognized as revenue when the services are performed.

For sales arrangements where perpetual software licenses are sold together with maintenance and support, consulting, training, or subscription offerings, the Company recognizes revenue using the residual method. The residual accounting method is used since VSOE has not been established for the perpetual license element as it is not typically sold on a standalone basis. Using this method, the Company first allocates revenue to the undelivered elements on the basis of VSOE. The difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue for the delivered elements, which is usually the perpetual software license component. The Company has established VSOE for standard offerings of maintenance and support and consulting services based on the price charged when these elements are sold on a standalone basis.

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In cases where perpetual licenses and other elements are sold in combination with term licenses, all revenue is recognized ratably over the longest period of performance for the undelivered elements once the Company has commenced delivery of all elements. For income statement classification purposes, revenue is allocated based on VSOE for maintenance, training and consulting services. For term licenses, VSOE has not yet been established, and revenue is therefore allocated to the undelivered term license based on the contractually stated renewal rate. Under the residual method, any remaining arrangement fee is allocated to the perpetual software license.

For maintenance and support agreements, VSOE is generally based upon historical renewal rates.

For consulting services and training sold as part of a multiple element sales arrangement, VSOE is based upon the prices charged for those services when sold separately. For sales arrangements that require the Company to deliver future specified products or services for which VSOE of fair value is not available, the entire arrangement is deferred until VSOE is available or delivery has occurred. For income statement classification purposes revenue is allocated first to the undelivered element based on VSOE. Any remaining arrangement fee is then allocated to the software license.

Product revenues and Costs of product revenues in the condensed consolidated statements of operations are comprised of the following sources of revenues and their associated costs of revenues (in thousands):

	Three Months Ended March 31,
	2012	2011
PRODUCT REVENUES
Perpetual licenses	$12,968	$14,560
Subscriptions and term licenses	12,087	7,030

Total product revenues	$25,055	$21,590

COST OF PRODUCT REVENUES
Cost of perpetual licenses	$1,332	$1,701
Cost of subscriptions and term licenses	5,491	3,974

Total cost of product revenues	$6,823	$5,675

Fair Value Measurements

ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value and expands required disclosures about fair value measurements. As of March 31, 2012 and December 31, 2011, the Company measured its money market funds at fair value based on quoted prices that are equivalent to par value (Level 1). The Company did not have any assets measured at fair value on a recurring basis using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3), or any liabilities measured at fair value as prescribed by ASC 820-10.

The Company’s nonfinancial assets measured at fair value on a nonrecurring basis include goodwill, indefinite-lived intangible assets, and long-lived tangible assets including property and equipment (See Note 5, Goodwill and Other Intangible Assets). The valuation methods used to determine fair value require a significant degree of management judgment to determine the key assumptions which include projected revenues, royalty rates and appropriate discount rates. As such, the Company classifies nonfinancial assets subjected to nonrecurring fair value adjustments as Level 3 measurements. At March 31, 2012, the Company did not have any adjustments to nonfinancial assets measured at fair value on a nonrecurring basis.

Financial instruments are defined as cash, evidence of an ownership interest in an entity or contracts that impose an obligation to deliver cash, or other financial instruments to a third party. Cash and cash equivalents,

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which are primarily cash and funds held in money market accounts on a short-term basis, are carried at fair market value. At March 31, 2012, the Company’s cash equivalents were invested in a money market fund that invests primarily in a portfolio of short-term U.S. Treasury securities.

These investments include repurchase agreements collateralized fully by U.S. Treasury securities. As a result, the risk of non-performance of the money market fund is very low. The investments have a net asset value equal to $1.00 with no withdrawal restrictions, and there are no investments in auction rate securities. In addition, the money market fund has not experienced a decline in value and its net asset value has historically not dropped below $1.00. The Company’s cash and cash equivalents at March 31, 2012 consisted of $408,000 in money market investments and $35.2 million in cash. The Company’s cash and cash equivalents at December 31, 2011 consisted of $3.5 million in money market investments and $31.7 million in cash.

The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity term of these instruments. The carrying value of the Company’s debt is reported in the financial statements at cost. Although there is no active public market for the debt, the Company has determined that the carrying value of its debt, which includes an original issue discount, approximates fair value as a result of the Company’s recent amendment to the Credit Agreement in 2011 at current market rates (See Note 6, Debt). In addition, the debt contains a variable interest rate component, though, based on prevailing market rates at March 31, 2012, the interest rate was fixed due to the interest rate floor in the Company’s credit agreement. The estimated fair value of the Company’s debt at March 31, 2012 and December 31, 2011 was $152.5 million and $167.4 million, respectively. The estimated fair value has been determined based on interest rates available for debt with terms and maturities similar to the Company’s existing debt arrangements, and is classified as Level 2 within the fair value hierarchy.

As of March 31, 2012 and December 31, 2011, the Company had no derivative financial instruments. The Company’s policy with respect to derivative financial instruments is to record them at fair value with changes in value recognized in earnings during the period of change.

Recently Adopted Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is mainly the result of the joint efforts by the FASB and the International Accounting Standards Board to develop a single, converged fair value framework on how to measure fair value and common disclosure requirements for fair value measurements. ASU 2011-04 amends various fair value guidance, such as specifying that the concept of highest and best use and the concept of valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets. This guidance also prohibits the use of blockage factors and control premiums when measuring fair value.

In addition, ASU 2011-04 expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. Although the adoption of ASU 2011-04 did not have a material impact, it did change the Company’s disclosures for fair value.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”) which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The

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first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income.

The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. The Company adopted ASU 2011-05 on January 1, 2012 and elected to present OCI in two consecutive statements. See the unaudited Condensed Consolidated Statement of Comprehensive Income (Loss).

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required.

ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company did not early adopt the provisions in ASU 2011-08 and will evaluate the standard when performing its future goodwill impairment tests, which are performed annually as of December 31 of each year.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

Recent Accounting Pronouncements

During the quarter ended March 31, 2012, there were no other new accounting pronouncements or updates to recently issued accounting pronouncements that would affect the Company’s financial position, results of operations or cash flows.

3. ACQUISITIONS

The Washington Management Group, Inc.

On March 31, 2011, the Company acquired 100% of the outstanding stock of The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”).

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FedSources offers leading market intelligence and consulting services necessary to identify, qualify, and win government business, as well as comprehensive GSA schedule consulting. The results of FedSources have been included in the Company’s condensed consolidated financial statements since April 1, 2011 and were not material to the overall consolidated results of the Company.

The aggregate purchase price that the Company paid for FedSources is as follows (in thousands):

Amounts
Cash paid	$26,729
Contingent Consideration	600

27,329
Less: Cash acquired	(336)

Total purchase price	$26,993

The contingent consideration of $0.6 million represents the fair value at the date of acquisition of the potential earn out payment of $5.0 million based on an estimate of revenue realization at the end of a five-year period. At March 31, 2012 and December 31, 2011 the fair value of the contingent consideration remained unchanged at $0.6 million, respectively. For the three months ended March 31, 2011, approximately $274,000 was incurred for acquisition-related costs and integration costs, which are included in “General and Administrative” expenses in the condensed consolidated statement of operations. There were no acquisition-related costs and integration costs incurred for the three months ended March 31, 2012.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition, including subsequent adjustments (in thousands):

Accounts receivable	$1,286
Deferred tax asset	185
Prepaid expenses and other assets	85
Property and equipment	470
Intangible assets	5,880
Goodwill	23,246
Accounts payable and accrued expenses	(598)
Deferred revenues	(3,015)
Current income taxes payable	(238)
Noncurrent deferred tax liability	(218)
Other long-term liabilities	(90)

Total purchase price	$26,993

The components and the useful lives of the intangible assets listed in the above table as of the acquisition date, including subsequent adjustments, are as follows (in thousands):

	Amount	Life
Technology	$690	1 year
Trade names	740	5 -10 years
Research database	1,400	5 years
Customer relationships	3,050	10 years

Total intangible assets	$5,880

Technology was amortized using an accelerated amortization method over one year and the related amortization expense in the Company’s condensed consolidated statement of operations was included in “Cost of

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Product Revenues”. The research database is being amortized using an accelerated amortization method over five years and the related amortization expense is included in “Cost of Product Revenues”. The trade names and customer relationships are being amortized using an accelerated amortization method over five to ten years and the related amortization expense is included in “Sales and Marketing” expense. The weighted average useful life of the intangible assets is estimated at 7.3 years.

The goodwill associated with the transaction is primarily due to the benefits to the Company resulting from the combination with FedSources. The goodwill and identified intangibles recorded in this transaction are deductible for tax purposes.

4. LOSS PER SHARE

Net loss per share is computed under the provisions of ASC 260, Earnings Per Share (“ASC 260”). Basic loss per share is computed using net loss and the weighted average number of common shares outstanding. Diluted loss per share reflects the weighted average number of common shares outstanding plus any potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of shares issuable upon the exercise of stock options, unvested restricted stock and shares from the Employee Stock Purchase Plan (“ESPP”).

The following table sets forth the computation of basic and diluted net loss per share (dollars in thousands, except share and per share data):

	Three Months Ended March 31,
	2012	2011
Basic loss per share computation:
Net loss (A)	$(291)	$(6,551)

Weighted average common shares–basic (B)	64,240,410	65,342,506

Basic net loss per share (A/B)	$(0.00)	$(0.10)

Diluted loss per share computation:

Net loss (A)	$(291)	$(6,551)

Shares computation:
Weighted average common shares–basic	64,240,410	65,342,506
Effect of dilutive stock options, restricted stock, and ESPP	—	—

Weighted average common shares–diluted (C)	64,240,410	65,342,506

Diluted net loss per share (A/C)	$(0.00)	$(0.10)

For the three months ended March 31, 2012 and 2011, all outstanding common stock equivalents, or 10,176,233 and 10,185,859 equity awards, respectively, were excluded in the computation of diluted loss per share because their effect would have been anti-dilutive due to the net loss during the period. These excluded equity awards for common stock related to potentially dilutive securities associated primarily with stock options and restricted stock awards granted by the Company pursuant to its equity plans.

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5. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following table represents the balance and changes in goodwill for the three months ended March 31, 2012 (in thousands):

Balance as of January 1, 2012	$175,771
Foreign currency translation adjustment	704

Balance as of March 31, 2012	$176,475

The Company performed an annual impairment test for goodwill as of December 31, 2011 and determined that there was no impairment of goodwill, as the Company’s fair value was assessed and it was determined the fair value exceeded the carrying value. There have been no events or changes in circumstances that have occurred during the three months ended March 31, 2012 that indicate that there has been an impairment of goodwill.

Other Intangible Assets

The following tables set forth information for intangible assets subject to amortization and for intangible assets not subject to amortization (in thousands):

	As of March 31, 2012
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Amortized Intangible Assets

Customer relationships-maintenance and license	$55,193	$(29,406)	$25,787
Technology	23,530	(17,366)	6,164
Trade names and non-compete	3,280	(1,177)	2,103
Research database	13,340	(3,615)	9,725
Foreign currency translation adjustments	925	(358)	567

Total	$96,268	$(51,922)	$44,346

Unamortized Intangible Assets

Trade names	$6,964	$—	$6,964
In process research & development	105	—	105
Foreign currency translation adjustments	122	—	122

Total	$103,459	$(51,922)	$51,537

	As of December 31, 2011
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Amortized Intangible Assets

Customer relationships-maintenance and license	$55,476	$(27,562)	$27,914
Technology	23,741	(16,458)	7,283
Trade names and non-compete	3,280	(941)	2,339
Research database	13,340	(3,009)	10,331
Foreign currency translation adjustments	(494)	552	58

Total	$95,343	$(47,418)	$47,925

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	As of December 31, 2011
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

Unamortized Intangible Assets

Trade names	$7,053	$—	$7,053
In process research & development	107	—	107
Foreign currency translation adjustments	(91)	—	(91)

Total	$102,412	$(47,418)	$54,994

Amortization expense related to intangible assets acquired in business combinations is allocated to cost of revenues or operating expenses on the statements of operations based on the revenue stream to which the asset contributes. The following table summarizes amortization expense for the three months ended March 31, 2012 and 2011 (in thousands):

	Three Months Ended March 31,
	2012	2011
Included in cost of revenues:
Cost of product revenues	$1,764	$1,871
Cost of consulting services and other revenues	19	20

Total included in cost of revenues	1,783	1,891
Included in operating expenses	2,362	2,486

Total	$4,145	$4,377

The following table summarizes the estimated future amortization expense for the remaining nine months of 2012 and years thereafter (in thousands):

Years Ending December 31,
2012 (remaining)	$10,623
2013	11,188
2014	8,046
2015	5,422
2016	3,605
Thereafter	5,462

Total	$44,346

In accordance with ASC 360, Property, Plant, and Equipment, the Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There were no impairment charges for the three months ended March 31, 2012 or 2011.

6. DEBT

The Company maintains a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”).

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In November 2010, the Company amended and extended the Credit Agreement, providing for $230.0 million in borrowings, consisting of $200.0 million in secured term loans maturing in November 2016 and a secured revolving credit facility of $30.0 million maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding, totaling $146.8 million but excluding approximately $805,000 in letters of credit that remained outstanding after the 2010 amendment, were prepaid in full out of proceeds from the Credit Agreement. The remaining of $48.1 million of proceeds from the 2010 amendment, less debt issuance costs of approximately $5.1 million, were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1%, or $2.0 million, which will be amortized over the term of the loan using the effective interest method and was included in the $5.1 million of debt issuance costs noted above.

Under the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, the interest rate for amounts outstanding was equal to the British Banker’s Association Interest Settlement Rates for dollar deposits (the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable Percentage was either 4.00% or 3.75% in the Credit Agreement. Depending on the type of borrowing, interest rates for the term loans prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%.

In November 2011, the Company further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the interest rate the Company will pay for both the term loans and the revolving credit facility was increased by 25 basis points to 4.25%. The Company paid approximately $290,000 in fees in connection with this amendment of which approximately $240,000 will be amortized to interest expense over the remaining term of the modified Credit Agreement using the effective interest method with the remaining costs expensed as incurred.

The Company pays an annual fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. The Credit Agreement requires the Company to make principal payments of $0.5 million per quarter through September 2016, with the remaining balance due in November 2016 before any prepayments were made. In addition, the Credit Agreement continues to require mandatory prepayments of the term loans from annual excess cash flow, as defined in the Credit Agreement, and from the net proceeds of certain asset sales or equity issuances. In the first quarter of 2012, there were no mandatory principal prepayments required under the Credit Agreement.

For the three months ended March 31, 2012, the Company made voluntary prepayments of $15.0 million. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule.

As of March 31, 2012, the outstanding principal amount of the term loans was $154.0 million, with interest at 5.75%. As of December 31, 2011, the outstanding amount of the term loans was $169.0 million with interest at 5.5%. There were no borrowings under the revolving credit facility at March 31, 2012 and December 31, 2011.

The following table summarizes future principal payments on the Credit Agreement as of March 31, 2012 after the voluntary prepayments were made (in thousands):

Principal Payment
2012 (remaining)	$—
2013	1,575
2014	1,575
2015	1,576
2016	149,274

Total principal payments	154,000
Less: unamortized debt discount	(1,462)

Net debt	$152,538

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The loans require compliance with certain financial covenants. There were no material modifications to the debt covenants under the Credit Agreement from the 2010 amendment, except that the fixed charge coverage ratio covenant was replaced by a maximum capital annual expenditures covenant under the Credit Agreement. The Company was in compliance with all financial covenants as of March 31, 2012.

All loans under the Credit Agreement are collateralized by substantially all of the Company’s assets (including the Company’s domestic subsidiaries’ assets).

The Credit Agreement also requires the Company to comply with non-financial covenants that restrict or limit certain corporate activities, including incurring additional indebtedness, guaranteeing obligations, creating liens on assets, entering into sale and leaseback transactions, engaging in certain mergers or consolidations, or paying any cash dividends. The Company was in compliance with all non-financial covenants as of March 31, 2012.

7. INCOME TAXES

In accordance with ASC 740, Income Taxes (“ASC 740”), the income tax provision for interim periods is based on the estimated annual effective tax rate for the full fiscal year. The estimated effective tax rate is subject to adjustment in subsequent quarterly periods as the estimates are refined. The Company’s effective tax rate for the three months ended March 31, 2012 and 2011 was (78.7%) and 36.3%, respectively. For the period ending March 31, 2012, the Company’s effective tax rate differs from the tax benefit computed at the U.S. federal statutory income tax rate primarily due to the disallowance of tax benefits associated with foreign loss companies.

The Company’s net deferred tax assets were $15.4 million and $15.0 million as of March 31, 2012 and December 31, 2011. The Company believes it is more likely than not that the net deferred tax assets will be realized in the foreseeable future. Realization of the Company’s net deferred tax assets is dependent upon the Company generating sufficient taxable income in future years in appropriate tax jurisdictions in order to obtain tax benefits from the reversal of temporary differences, net operating loss carryforwards, and tax credit carryforwards. The amount of net deferred tax assets considered realizable is subject to adjustment in future periods if estimates of future taxable income change.

The Company files income tax returns, including returns for its subsidiaries, with federal, state, local and foreign jurisdictions. With few exceptions, the Company is no longer subject to examination for the years before 2007. Currently, the Company is under audit in the Philippines for tax periods ended December 31, 2009 and 2008.

8. STOCK-BASED COMPENSATION

Stock Incentive Plans

The Company has historically granted equity awards to directors and employees under two separate equity plans.

The Company’s 2005 Stock Option Plan (the “2005 Plan”) authorized the Company to grant options to purchase up to 6,310,000 shares of common stock to directors and employees. Option grants under the 2005 Plan ceased upon the approval of the Company’s 2007 Stock Incentive and Award Plan (the “2007 Plan”).

In April 2007, the Company’s Board of Directors (the “Board”) and shareholders approved the 2007 Plan, which allowed the Company to grant up to 1,840,000 new stock incentive awards or options, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalent rights, performance units, performance shares, performance-based restricted stock, share awards, phantom stock and

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cash incentive awards. The aggregate number of shares reserved and available for grant and issuance pursuant to the 2007 Plan increases automatically each January 1 in an amount equal to 3% of the total number of shares of the Company’s common stock outstanding on December 31 of the immediately preceding calendar year, unless otherwise reduced by the Board.

In addition, in August 2010, the Board and shareholders approved the amendment and restatement of the 2007 Plan to, among other things, increase the number of shares reserved and available for issuance under the 2007 Plan by 1,140,000 shares. Grants issued under the 2007 Plan may be from either authorized but unissued shares or issued shares from equity awards which have been forfeited or withheld by the Company upon vesting for payment of the employee’s tax withholding obligations and returned to the plan as shares available for future issuance.

The following table presents the stock-based compensation expense for stock options, restricted stock and ESPP shares (as described below) included in the related financial statement line items (in thousands):

	Three Months Ended March 31,
	2012	2011
Included in cost of revenues:
Cost of consulting services and other revenues	$359	$439
Cost of maintenance and support services	331	272
Cost of product revenues	98	51

Total included in cost of revenues	788	762
Included in operating expenses:
Research and development	592	728
Sales and marketing	739	806
General and administrative	1,466	1,141
Restructuring charge	—	313

Total included in operating expenses	2,797	2,988

Total	$3,585	$3,750

Stock Options

During the three months ended March 31, 2012, options to purchase 125,000 shares of common stock were granted, with a weighted average grant date fair value of $6.12 as determined under the Black-Scholes-Merton valuation model. During the three months ended March 31, 2012, options were exercised at an aggregate intrinsic value of $1.1 million. The intrinsic value for stock options exercised is calculated as the difference between the market value on the date of exercise and the exercise price of the shares. The stock options exercised during the period were issued from previously authorized common stock.

The weighted average assumptions used in the Black-Scholes-Merton option-pricing model are as follows:

	Three Months Ended March 31,
	2012	2011
Dividend yield	0.0%	0.0%
Expected volatility	69.3%	65.8%
Risk-free interest rate	1.1%	2.4%
Expected life (in years)	6.1	6.1

Stock option compensation expense for the three months ended March 31, 2012 and 2011 was $0.7 million and $1.4 million, respectively. As of March 31, 2012, compensation cost related to unvested stock options not yet

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recognized in the income statement was $2.3 million and is expected to be recognized over an average period of 2.1 years.

Restricted Stock

During the three months ended March 31, 2012, the Company issued 991,650 shares of restricted stock at a weighted average grant date fair value of $9.90. The grant date fair value is based on the closing price of the Company’s common stock on the date of grant.

Restricted stock awards are considered outstanding at the time of grant as the shares are issued and the stockholders are entitled to voting rights. Dividend payments are deferred until the requisite service period has lapsed; additionally, any deferred dividends will be forfeited if the award shares are forfeited by the grantee. Unvested restricted stock awards are not considered outstanding in the computation of basic earnings per share. The Company’s credit agreement and shareholder’s agreement with New Mountain Capital restrict the payment of dividends.

Restricted stock compensation expense for the three months ended March 31, 2012 and 2011 was $2.8 million and $2.3 million, respectively. As of March 31, 2012, compensation cost related to unvested shares not yet recognized in the income statement was $25.0 million and is expected to be recognized over an average period of 2.8 years.

Upon each vesting of the restricted stock awards, employees are subject to minimum tax withholding obligations. The 2007 Plan allows the Company, at the employee’s election, to withhold a sufficient number of shares due to the employee to satisfy the employee’s minimum tax withholding obligations. During the three months ended March 31, 2012, the Company withheld 140,602 shares of common stock at a value of approximately $1.4 million. Pursuant to the terms of the 2007 Plan, the shares withheld were returned to the 2007 Plan reserve for future issuance and, accordingly, the Company’s issued and outstanding common stock and additional paid-in capital were reduced to reflect this adjustment.

Employee Stock Purchase Program

In April 2007, the Board established the ESPP to provide eligible employees an opportunity to purchase up to 750,000 shares of the Company’s common stock through accumulated payroll deductions. In February 2010, the number of shares that employees could purchase under the ESPP was increased to 1,500,000 in the aggregate. Employees may contribute to the plan during six-month offering periods that begin on March 1 and September 1 of each year. The per share price of common stock purchased pursuant to the ESPP is equal to 90% of the fair market value of a share of common stock on (i) the first day of an offering period, or (ii) the date of purchase (i.e. the last day of the offering period), whichever is lower.

ESPP compensation expense for the three months ended March 31, 2012 and 2011 was $83,000 and $51,000, respectively. During the three months ended March 31, 2012, a total of 82,528 shares were issued under the ESPP and, as of March 31, 2012, there were 455,943 shares available under the ESPP.

9. RELATED-PARTY TRANSACTIONS

New Mountain Capital, L.L.C., our majority shareholder, is entitled to receive transaction fees equal to 2% of the transaction value of each significant transaction directly or indirectly involving the Company or any of its controlled affiliates, including, but not limited to, acquisitions, dispositions, mergers, or other similar transactions, debt, equity or other financing transactions, public or private offerings of the Company’s securities and joint ventures, partnerships and minority investments. Transaction fees are payable upon the consummation of a significant transaction. No fee is payable for a transaction with a value of less than $25.0 million. There were no related party transactions during the three months ended March 31, 2012 or 2011. In connection with the Company’s acquisition of FedSources in March 2011, New Mountain Capital, L.L.C. agreed to waive any transaction fee payable for this transaction.

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10. RESTRUCTURING CHARGES

The following table represents the restructuring liability balance at March 31, 2012 (in thousands):

	Three Months Ended March 31, 2012
	Beginning Balance	Charges and Adjustments to Charges	Cash Payments	Non-cash reductions	Total Remaining Liability
2010 Plans
Severance and benefits	$—	$—	$—	$—	$—
Facilities	195	—	(39)	—	156

Total 2010 Plans	$195	$—	$(39)	$—	$156

2011 Plans
Q1 2011 Plan
Severance and benefits	$387	$1,473	$(600)	$(140)	$1,120
Facilities	1,206	27	(182)	—	1,051

Total Q1 2011 Plan	$1,593	$1,500	$(782)	$(140)	$2,171

Q2 2011 Plan
Severance and benefits	$171	$(8)	$(127)	$—	$36
Facilities	—	33	(33)	—	—

Total Q2 2011 Plan	$171	$25	$(160)	$—	$36

Total
Severance and benefits	$558	$1,465	$(727)	$(140)	$1,156
Facilities	1,401	60	(254)	—	1,207

	$1,959	$1,525	$(981)	$(140)	$2,363

2012 and 2011 Restructuring Activity

During the first and second quarters of 2011, the Company initiated plans to restructure certain of its operations to realign the cost structure and resources and to take advantage of operational efficiencies following the completion of its acquisitions in 2011 and 2010. The total estimated restructuring costs associated with the 2011 plans are estimated to range from $10 million to $11 million for the plan initiated in the first quarter of 2011 (“Q1 2011 Plan”) and from $3 million to $4 million for the plan initiated in the second quarter of 2011 (“Q2 2011 Plan”) consisting primarily of employee severance expenses and facilities obligations. The restructuring costs will be recorded in “Restructuring Charge” in the Company’s condensed consolidated statement of operations.

As a result of the Q1 2011 Plan, the Company recorded a restructuring charge of $1.5 million for the three months ended March 31, 2012 for severance and benefits costs for the reduction in headcount of approximately 10 employees. In the first quarter of 2011, the Company recorded a restructuring charge for the Q1 2011 Plan of $3.2 million for severance and benefits costs for the reduction in headcount of approximately 60 employees. As of March 31, 2012, the Company has a remaining severance and benefits liability of $1.1 million with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

As part of the Q1 2011 Plan, the Company incurred a restructuring charge of $27,000 for the three months ended March 31, 2012 for costs related to office closures in 2011. The remaining facility liability for this plan of $1.1 million as of March 31, 2012 is reflected as “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

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As a result of the Q2 2011 Plan, the Company recorded a restructuring benefit of $8,000 for the three months ended March 31, 2012 for severance and benefits costs resulting from a change in the estimate based on actual costs incurred. As part of the Q2 2011 Plan, the Company incurred a restructuring charge of $33,000 for the three months ended March 31, 2012 for costs related to office closures in 2011. As of March 31, 2012, the Company has a remaining severance and benefits liability of $36,000 with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

For the Q1 2011 Plan, liabilities at March 31, 2012 for severance and benefit costs are expected to be paid by the end of the second quarter of 2012 and facility costs are expected to be paid by the end of 2012. The Company expects to incur the remaining estimated expenses up to $850,000 for the Q1 2011 Plan by the end of 2012.

For the Q2 2011 Plan, liabilities at March 31, 2012 for severance and benefit costs are expected to be fully paid by the end of the second quarter of 2012. The Company expects to incur the remaining estimated expenses up to $450,000 for the Q2 2011 Plan by the end of 2012.

Any changes to the estimate of executing these restructuring plans will be reflected in the Company’s future results of operations.

2010 Restructuring Activities

Facilities

As a result of the fourth quarter plan (“Q4 2010 Plan”) in connection with the Company’s acquisition of Maconomy A/S in July 2010, the Company consolidated duplicate office facilities into one location. The Company ceased using the duplicate facility in October 2010. As a result of these actions, a restructuring charge was recorded for approximately $740,000 in the fourth quarter of 2010 which included an early lease termination charge and a provision to write down leasehold improvements and furniture and equipment.

As of March 31, 2012, the Company has a remaining facility liability for the Q4 2010 Plan of $156,000 relating to the office consolidation, which is expected to be fully paid by the end of the first quarter of 2013. This amount is reflected as “Accounts Payable and Accrued Expenses” in the Company’s condensed consolidated balance sheet.

11. COMMITMENTS AND CONTINGENCIES

The Company is involved from time to time in claims and legal proceedings arising from normal business operations. The Company does not expect these matters, individually or in the aggregate, to have a material impact on the Company’s financial condition, results of operations or cash flows.

Guarantees

The Company provides limited indemnification to customers against intellectual property infringement claims made by third parties arising from the use of the Company’s software products. Estimated losses for such indemnifications are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. The Company does not believe that it currently has any material financial exposure with respect to the indemnification provided to customers. However, due to the lack of indemnification claims from customers, the Company cannot estimate the fair value nor determine the total nominal amount of the indemnifications, if any.

The Company has secured copyright registrations for its own software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. The Company is provided intellectual

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property infringement indemnification from its third-party partners whose technology may be embedded or otherwise bundled with the Company’s software products. Therefore, the Company considers the probability of an unfavorable outcome in an intellectual property infringement case relatively low. The Company has not encountered material costs as a result of such obligations and has not accrued any liabilities related to such indemnifications.

Product Warranties

The Company’s standard license agreements generally include a one-year warranty period for software products that are sold on a perpetual or term basis. The Company provides for the estimated cost of product warranties based on specific warranty claims, if (i) it is probable that a liability exists and (ii) amount can be reasonably estimated. To date, the Company has not had any material costs associated with these warranties.

12. SEGMENT INFORMATION

The Company operates as one reportable segment as the Company’s principal business activity relates to selling project-based software, information solutions and implementation and support services. The Company’s chief operating decision maker, the Chief Executive Officer, evaluates the performance of the Company as one unit based upon consolidated revenue and operating costs.

The Company’s products and services are sold in the United States, and are also sold through direct and indirect sales channels outside the United States.

For the three months ended March 31, 2012 and 2011, approximately 17% and 21%, respectively, of the Company’s total revenues were generated from sales outside of the United States.

No country outside of the United States accounted for 10% or more of the Company’s revenue for the three months ended March 31, 2012 and 2011. No single customer accounted for 10% or more of the Company’s revenue for the three months ended March 31, 2012 and 2011.

As of March 31, 2012 and December 31, 2011, the Company had $51.2 million and $51.6 million, respectively, of long-lived assets held outside of the United States.

13. STOCKHOLDER’S EQUITY

In August 2011, the Board approved a stock repurchase program under which the Company may repurchase up to $30 million of Deltek common stock. The Board authorization permits the Company to repurchase stock at times and prices considered appropriate by the Company depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. During the three months ended March 31, 2012, shares of common stock repurchased in the open market under this program totaled 447,455 at a total cost of $4.6 million plus a nominal amount of commissions (weighted average price of $10.26 per share including commissions). There was $9.4 million remaining under the stock repurchase program available for future repurchases at March 31, 2012.

The shares of stock repurchased have been classified as treasury stock and accounted for using the cost method. The repurchased shares were excluded from the computation of earnings per share. The Company has not retired any shares held in treasury during the three months ended March 31, 2012.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with, and provides period to period comparisons based on, our interim condensed consolidated financial statements and notes thereto which appear elsewhere in this Quarterly Report on Form 10-Q. In addition, our actual results reported in this Quarterly Report on Form 10-Q may differ immaterially from our unaudited results which we may have publicly disclosed prior to this report.

This section and other parts of this Quarterly Report on Form 10-Q contain forward-looking statements, within the meaning of the federal securities laws, that involve substantial risks and uncertainties about our business and prospects. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook,” “believes,” “plans,” “intends,” “expects,” “goals,” “potential,” “continues,” “may,” “seeks,” “approximately,” “predicts,” “estimates,” “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control.

Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including those described in this Quarterly Report on Form 10-Q. The forward-looking statements speak only as of the date of this Quarterly Report and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Quarterly Report. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, financings, securities offerings or business combinations that may be announced or closed after the date hereof. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (refer to Part II, Item 1A).

All dollar amounts expressed as numbers in tables (except per share amounts) in this MD&A are in millions. Certain tables may not calculate due to rounding.

Company Overview

Deltek is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering (“A&E”) and construction firms, legal, accounting, marketing communications, consulting, research and other project-focused services firms. Approximately 15,000 organizations and 2 million users across more than 80 countries around the world utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

As a leading provider of enterprise software and information solutions, our revenues are principally derived from the sale of enterprise licenses and subscriptions sales for our software offerings and subscriptions for our information solutions. A significant component of our revenue in recent years has been maintenance and support revenue that is related to the products we license on a perpetual basis. We also derive revenue from consulting,

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training and professional services we provide to assist customers with the implementation and use of our software and solutions or to assist customers with market assessments relating to the sale of products and services to federal, state and local governments.

Since our founding, we have acquired companies and businesses to broaden and complement the products, services and solutions we offer, to expand our customer base and to expand into new geographies and markets. This has allowed us to provide our customers with additional functionality and value that complements the functionality of our legacy products. Our continued success depends on our ability to sell new and additional products and solutions within our existing installed base of customers, sell to new customers in the current markets we serve and sell to new customers in new geographies and markets.

Our total revenues for the three months ended March 31, 2012 increased by $2.7 million to $82.7 million as compared to $80.0 million for the three months ended March 31, 2011. The increase in our total revenue included increases in our product revenues and maintenance and support revenue.

Management Perspective

Our senior management’s approach to decision-making balances our need to achieve short-term financial and operational goals with the equally critical need to invest in our business for future growth. In our review of our financial condition and operating performance, we consider a variety of factors including, but not limited to, the following:

•	the growth rates of the individual components of our revenues (product-related revenue, maintenance and support revenue, and consulting revenue);

•	our ability to successfully penetrate new horizontal and vertical markets and broaden our geographic reach;

•	the extent to which we can sell new products, services and solutions to existing customers and sell upgrades to applications from legacy products in our current portfolio;

•	effective management of expenses and cost containment initiatives;

•	our ability to expand our products, services and solutions and our geographic reach through strategic acquisitions;

•	our win rate against competitors;

•	our cash flow from operations; and

•	the long-term success of our development and partnering efforts.

Each of the factors may be evaluated individually or collectively by our senior management team in evaluating our performance as we balance our short-term quarterly objectives and our longer-term strategic goals and objectives.

In the first quarter of 2012, we recorded a net loss of $0.3 million as compared to a net loss of $6.6 million for the three months ended March 31, 2011. We believe that our improved operating results are a direct result of our concentrated effort to drive new revenue opportunities while at the same time managing operating expenses and achieving the operational synergies we expected from our acquisitions in 2010 and 2011.

Our product revenues consist of revenues derived from licenses of our software applications and subscriptions to our information solutions products. Product revenues increased 16% to $25.1 million for the three months ended March 31, 2012, compared to $21.6 million for the three months ended March 31, 2011. This reflects the successful strategic initiatives we have undertaken over the last two years, including our expansion

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into new vertical markets and geographies, an expanded solutions portfolio and a shift to add new revenue streams to our business by embracing cloud-based solutions and subscription pricing models.

We generally license our software applications to customers on a perpetual, term or software-as-a-service (“SaaS”) basis. While we expect that our perpetual licenses revenues will continue to account for a significant amount of our product revenues, we have seen positive results from our efforts to increase our sale of software licenses on a term or SaaS basis to meet the varying needs of our broad customer base. Subscription revenues from our information solutions offerings has continued to increase, as our combined information solutions offerings make us uniquely able to deliver solutions across the broad spectrum of government contracting requirements and all facets of these customers’ businesses. Our subscription and term licenses revenue was $12.1 million for the three months ended March 31, 2012, compared to $7.0 million for the three months ended March 31, 2011. Given the diversity in how we license our products to customers, the product revenues we recognize in any particular quarter may no longer be indicative of our overall success in the market, as there may be significant amounts of revenue that we are required to defer to future periods and recognize ratably over the period of performance. See Item 1 – Financial Statements (unaudited) – Notes to Condensed Consolidated Financial Statements (unaudited) – Note 2, Summary of Significant Accounting Policies.

Our maintenance and support services revenue increased 8% for the three months ended March 31, 2012 to $41.2 million as compared to $38.2 million for the three months ended March 31, 2011. We believe our strong maintenance and support services revenue reflects our continued success in providing products and solutions that meet our customers’ needs. We expect revenue from maintenance services to remain a significant source of our total revenue as a result of additional sales of software products and solutions in the future, high customer retention rates and the importance of our solutions to our customers’ operations. Revenue from maintenance and support services may be impacted in future periods as we increase our sale of software solutions on a term or SaaS basis, as the associated maintenance and support for those services are included in the product-related revenue streams.

Our consulting services and other revenues for the three months ended March 31, 2012 decreased by $3.8 million to $16.4 million as compared to $20.2 million for the three months ended March 31, 2011. Our consulting services revenue may decline in future periods as we see an increase in sales of our term and SaaS offerings, which do not require the same level of consulting services as our perpetual license products. In addition, we have also been partnering with systems integrators for certain large implementation opportunities, where the systems integrator typically performs the majority of the implementation work related to the licensing of our products.

As we continue to expand our business and invest in key strategic objectives, we will continue to proactively manage our business to control operating expenses in a way that will allow us to maximize near-term opportunities while maintaining the flexibility needed to achieve our longer-term strategic goals.

Critical Accounting Policies and Estimates

In presenting our financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions. Our future estimates may change if the underlying assumptions change. Actual results may differ significantly from these estimates.

For further information on our critical and other significant accounting policies, see our Annual Report on Form 10-K for the year ended December 31, 2011. We believe that the following critical accounting policies

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involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our condensed consolidated financial statements:

•	Revenue Recognition;

•	Stock-Based Compensation;

•	Income Taxes;

•	Allowances for Doubtful Accounts Receivable;

•	Valuation of Purchased Intangible Assets and Acquired Deferred Revenue; and

•	Impairment of Identifiable Intangible and Other Long-Lived Assets and Goodwill.

Results of Operations

The following table sets forth our statements of operations including dollar and percentage of change from the prior periods indicated:

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
REVENUES:
Product revenues	$25.1	$21.6	$3.5	16
Maintenance and support services	41.2	38.2	3.0	8
Consulting services and other revenues	16.4	20.2	(3.8)	(19)

Total revenues	82.7	80.0	2.7	3

COST OF REVENUES:
Cost of product revenues	6.8	5.7	1.1	20
Cost of maintenance and support services	6.2	7.0	(0.8)	(11)
Cost of consulting services and other revenues	16.7	17.7	(1.0)	(6)

Total cost of revenues	29.7	30.4	(0.7)	(2)

GROSS PROFIT	53.0	49.6	3.4	7

OPERATING EXPENSES:
Research and development	15.8	17.6	(1.8)	(10)
Sales and marketing	21.2	22.2	(1.0)	(5)
General and administrative	12.0	13.7	(1.7)	(12)
Restructuring charge	1.5	3.2	(1.7)	(52)

Total operating expenses	50.5	56.7	(6.2)	(11)

INCOME (LOSS) FROM OPERATIONS	2.5	(7.1)	9.6	(134)

Interest income	—	—	—	—
Interest expense	(2.7)	(3.0)	0.3	(11)
Other income (expense), net	—	(0.2)	0.2	100

LOSS BEFORE INCOME TAXES	(0.2)	(10.3)	10.1	(98)
Income tax expense (benefit)	0.1	(3.7)	3.8	(103)

NET LOSS	$(0.3)	$(6.6)	$6.3	(96)

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Revenues

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
REVENUES:
Product revenues
Perpetual licenses	$13.0	$14.6	$(1.6)	(11)
Subscriptions and term licenses	12.1	7.0	5.1	72

Total product revenues	25.1	21.6	3.5	16
Maintenance and support services	41.2	38.2	3.0	8
Consulting services and other revenues	16.4	20.2	(3.8)	(19)

Total revenues	$82.7	$80.0	$2.7	3

Product Revenues

Our product revenues are derived from software applications and information solutions.

We sell our software applications to end-user customers mainly through our direct sales force, as well as indirectly through our network of alliance partners and resellers. The timing of the sales cycle for our products varies in length based upon a variety of factors, including the size of the customer, the product being sold and whether the customer is a new or existing customer. While price is an important consideration, we primarily compete on product features, functionality and the needs of our customers within our served markets.

Our information solutions offerings are fee-based arrangements in which the customer subscribes to market intelligence analysis and business development services delivered through GovWin.com. Our services provide customers access to our information solutions products for a fixed period of time, usually one year, and customers generally prepay for these offerings. We sell our information solutions offerings primarily through our direct sales force. These offerings are sold on a standalone basis and in combination with software applications.

For the three months ended March 31, 2012, our product revenues increased by $3.5 million to $25.1 million, compared to $21.6 million for the three months ended March 31, 2011. The increase in product revenues was driven by the continued demand from our software applications and information solutions, particularly as we expand our offering to include term and SaaS products.

Perpetual Licenses

Perpetual license revenues decreased $1.6 million, or 11%, to $13.0 million for the three months ended March 31, 2012, compared to the three months ended March 31, 2011. The decrease was primarily a result of a large transaction with a professional services customer in the first quarter of 2011 that was not replicated in the first quarter of 2012 and a decrease in some of our perpetual license sales of government contracting solutions as we see increased sales of these products under a term or SaaS based model. We experienced strong overall demand for our government contracting and professional services solutions. The addition of other licensing vehicles to our product offerings may also result in the deferral of perpetual license revenue to future periods.

Subscription and Term Licenses

Subscription and term license revenues increased $5.1 million, or 72%, to $12.1 million for the three months ended March 31, 2012, compared to $7.0 million for the three months ended March 31, 2011. The revenue growth was primarily attributable to the growth in our subscription services, mainly from sales of our GovWin

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IQ products and the purchase accounting effects impacting our 2011 results. We have also seen an increase in the number of software applications sold on a term or SaaS basis, and we expect that this will account for an increasing component of our total revenue in future quarters. Our term or SaaS basis revenue may include revenue associated with licensing, maintenance and consulting services related to those offerings.

Maintenance and Support Services

Our maintenance and support revenues are comprised of fees derived for product support, upgrades and other customer support. We receive fees from new maintenance contracts associated with new software license sales and annual renewals of existing maintenance contracts. These contracts offer our customers the ability to obtain online, telephone and web-based support, as well as unspecified periodic upgrades or enhancements and bug fixes for perpetual software licenses.

Maintenance and support revenues increased $3.0 million, or 8%, to $41.2 million for the three months ended March 31, 2012 as compared to 2011. The increase was due to strong renewal rates and increased installed revenue base. We expect that maintenance and support revenues will continue to be a significant source of revenue throughout 2012, given our high maintenance and support retention rate, our stable base of customers and further sales of perpetual licenses. At the same time, revenue from maintenance and support services may be impacted in future periods as we increase our sale of software solutions on a term or SaaS basis, as the associated maintenance and support for those services are included in the product-related revenue streams.

Consulting and Other Revenues

Our consulting services revenues are generated from software implementation and related project management and data conversions, as well as training, education and other consulting services associated with our software applications and information solutions and have typically been provided on a time-and-materials basis. Our other revenues consist primarily of fees collected for our annual user conference.

Consulting services and other revenues decreased $3.8 million, or 19%, to $16.4 million for the three months ended March 31, 2012 as compared to 2011. This decrease was largely attributable to a decline in consulting services provided to customers and a decrease in the sale of our solutions offered on a perpetual basis. We may see a decline in our consulting services as we see an increase in our subscription-based revenues for some of our offerings reflecting consulting services provided to software applications licensed on a term, or SaaS basis.

Cost of Revenues

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
COST OF REVENUES:
Cost of product revenues
Cost of perpetual licenses	$1.3	$1.7	$(0.4)	(22)
Cost of subscriptions and term licenses	5.5	4.0	1.5	38

Total cost of product revenues	6.8	5.7	1.1	20
Cost of maintenance and support services	6.2	7.0	(0.8)	(11)
Cost of consulting services and other revenues	16.7	17.7	(1.0)	(6)

Total cost of revenues	$29.7	$30.4	$(0.7)	(2)

Cost of Perpetual Licenses

Our cost of perpetual licenses consists of third-party software royalties, costs of product fulfillment, amortization of acquired technology, and amortization of capitalized software.

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Cost of perpetual licenses decreased by $0.4 million, or 22%, to $1.3 million for the three months ended March 31, 2012 as compared to 2011. The decrease was primarily attributable to amortization of $0.2 million for purchased intangible assets and $0.1 million in third-party software royalties resulting from lower sales of products for which a royalty payment would apply.

Cost of Subscription and Term Licenses

Our cost of subscription and term licenses is comprised of compensation expenses, and facility and other expenses incurred in providing subscription services and term licenses, as well as the amortization of acquired intangible assets.

Cost of subscription and term licenses increased by $1.5 million, or 38%, to $5.5 million for the three months ended March 31, 2012 compared to $4.0 million for the three months ended March 31, 2011. The increase was attributable to increased labor and labor-related costs from the growth of our information solutions business including a full quarter of costs associated with the acquisition of The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”).

Cost of Maintenance and Support Services

Our cost of maintenance and support services is primarily comprised of compensation expenses and third-party contractor expenses, as well as facilities and other expenses incurred in providing support to our customers.

Cost of maintenance services was $6.2 million for the three months ended March 31, 2012, a decrease of $0.8 million, or 11%, as compared to 2011. The reduction in costs was attributable to a decrease in labor and labor related benefits, as well as facility expenses from lower headcount year over year and an increase in our use of resources in the Philippines.

Cost of Consulting Services and Other Revenues

Our cost of consulting services is comprised of the compensation expenses for services-related employees as well as third-party contractor expenses, travel and reimbursable expenses and classroom rentals. Cost of consulting services also includes an allocation of our facilities and other costs incurred for providing implementation, training and other consulting services to our customers. Our cost of other revenues primarily includes costs associated with our annual user conference.

Cost of consulting services and other revenues was $16.7 million for the three months ended March 31, 2012, a decrease of $1.0 million, or 6%, as compared to 2011. The decrease was primarily due to labor and related benefits of $0.6 million from lower headcount and third-party costs of $0.4 million driven by a decline in consulting services provided to customers.

Operating Expenses

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
OPERATING EXPENSES:
Research and development	$15.8	$17.6	$(1.8)	(10)
Sales and marketing	21.2	22.2	(1.0)	(5)
General and administrative	12.0	13.7	(1.7)	(12)
Restructuring charge	1.5	3.2	(1.7)	(52)

Total operating expenses	$50.5	$56.7	$(6.2)	(11)

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Research and Development

Our product development expenses consist primarily of compensation expenses, third-party contractor expenses, and other expenses associated with the design, development and testing of our software applications and information solutions.

Research and development expenses decreased by $1.8 million, or 10%, to $15.8 million for the three months ended March 31, 2012 as compared to 2011. The decrease in research and development expenses was from lower labor and labor-related benefits and other employee-related costs of $0.9 million due to the savings from our restructuring efforts in 2011 and from capitalized software development costs of $0.6 million to support new release development.

Sales and Marketing

Our sales and marketing expenses consist primarily of salaries and related costs, commissions paid to our sales team and the cost of marketing programs (including our demand generation efforts, advertising, events, marketing and corporate communications, field marketing and product marketing) and other expenses associated with our sales and marketing activities. Sales and marketing expenses also include amortization expense for acquired intangible assets associated with customer relationships.

Sales and marketing expenses decreased $1.0 million, or 5%, to $21.2 million for the three months ended March 31, 2012, as compared to 2011. The decrease resulted mainly from $1.5 million in labor and labor-related benefits, but was offset by higher sales commissions of $0.6 million resulting from sales growth relating primarily to our information solutions products.

General and Administrative

Our general and administrative expenses consist primarily of salaries and related costs for general corporate activities, including executive, finance, accounting, legal and human resources. General and administrative costs also include insurance premiums, third-party legal fees, other professional services fees, facilities and other expenses associated with our administrative activities which include acquisition-related costs and New Mountain Capital advisory fees.

General and administrative expenses decreased by $1.7 million, or 12%, to $12.0 million for the three months ended March 31, 2012 as compared to 2011. The decrease resulted from a decline in labor and labor-related benefits and other employee related costs of $0.9 million resulting from lower headcount in the first quarter of 2012 and a $0.7 million decline in acquisition related expenses and related fees.

Restructuring Charge

In 2011, we initiated two plans to restructure our operations in certain areas to realign the cost structure and resources and to take advantage of operational efficiencies following the 2010 and 2011 acquisitions. The total estimated restructuring costs associated with each plan are estimated to range from $10 million to $11 million for the plan initiated in the first quarter of 2011 and $3 million to $4 million for the plan initiated in the second quarter of 2011, consisting primarily of employee severance expenses and facilities obligations.

As a result of this restructuring, we recorded a charge in the first three months of 2012 of $1.5 million for severance and benefits costs for the reduction in headcount of approximately 10 employees. For the three months ended March 31, 2011, we recorded a restructuring charge of $3.2 million for severance and benefits costs for the reduction in headcount of approximately 60 employees. We expect to incur the remaining approximately $1.3 million of expenses pursuant to these restructuring plans through the remaining part of 2012. Any changes to the estimate of executing this restructuring plan will be reflected in our future results of operations. See Item 1 – Financial Statements (unaudited) – Notes to Condensed Consolidated Financial Statements (unaudited) – Note 10, Restructuring Charges.

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Interest Income

Interest income reflects interest earned on our invested cash balances. Interest income remained relatively flat during the three months ended March 31, 2012, when compared with the three months ended March 31, 2011.

Interest Expense

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
Interest expense	$2.7	$3.0	$(0.3)	11

Interest expense decreased $0.3 million to $2.7 million for the three months ended March 31, 2012 compared to the three months ended March 31, 2011. This was primarily attributed to a decrease in the average debt outstanding of approximately $160.0 million and $197.0 million for the three months ended March 31, 2012, as compared to 2011. The effective interest rate remained relatively flat at 6.6% and 6.1% for the three months ended March 31, 2012 and 2011, respectively.

Income Taxes

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(dollars in millions)
Income tax expense (benefit)	$0.1	$(3.7)	$3.8	(103)

Income tax expense for the three months ended March 31, 2012 increased $3.8 million to a $0.1 million expense compared to a $3.7 million benefit for the three months ended March 31, 2011. As a percentage of pre-tax income, the income tax expense in the current year was (78.7%) and the income tax benefit in the prior year was 36.3% for the three months ended March 31, 2012 and 2011, respectively.

The variation in the customary relationship between income tax benefit and pre-tax accounting loss for the three months ended March 31, 2012 is due primarily to the disallowance of tax benefits associated with certain of our subsidiaries historic pre-tax book income losses.

Credit Agreement

We have maintained a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”) since 2005.

In November 2010, we amended and extended the Credit Agreement, providing for $230.0 million in aggregate borrowings, consisting of $200.0 million in secured term loans maturing in November 2016 and a $30.0 million secured revolving credit facility maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding (approximately $146.8 million) were prepaid in full out of proceeds from the new term loans. The remaining proceeds of $48.1 million, less debt issuance costs of approximately $5.1 million, were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1%, or $2.0 million, which, along with the deferred debt issuance costs, will be amortized over the term of the loan using the effective interest method. The original issue debt discount was included in the $5.1 million of debt issuance costs noted above.

After the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, we paid an interest rate equal to the British Banker’s Association Interest Settlement Rates for dollar deposits

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(the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable Percentage was either 4.00% or 3.75% in the Credit Agreement. Interest rates prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%, depending on the type of borrowing.

In November 2011, we further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the Applicable Percentage was increased by 25 basis points to 4.25%. We paid approximately $290,000 in fees in connection with this amendment, of which approximately $240,000 will be amortized to interest expense over the remaining term of the Credit Agreement using the effective interest method, with the remaining costs expensed as incurred.

We pay a fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. At the time of the 2010 amendment, the Credit Agreement required us to make principal payments of $0.5 million per quarter through September 2016, with the remaining balance due in November 2016 before any prepayments were made. For the three months ended March 31, 2012, we made voluntary prepayments of $15.0 million. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule.

As of March 31, 2012 and December 31, 2011, the outstanding principal amount of the term loans was $154.0 million and $169.0 million, respectively, excluding the reduction of the unamortized debt discount of $1.5 million at March 31, 2012. There were no borrowings outstanding under the revolving credit facility.

All loans under the Credit Agreement are collateralized by substantially all of our assets (including our domestic subsidiaries’ assets) and require us to comply with certain financial covenants. There were no material modifications to our debt covenants under the Credit Agreement from the 2010 amendment, except that the fixed charge coverage ratio covenant was replaced by a maximum annual capital expenditures covenant. Other covenants require us to maintain defined minimum levels of interest coverage and provide for a limitation on our leverage ratio.

The following table summarizes the significant financial covenants under the Credit Agreement (adjusted EBITDA below is based on the terms of the Credit Agreement):

		As of March 31, 2012		Most Restrictive
Covenant Requirement	Calculation	Required Level	Actual Level	Required Level

Minimum Interest Coverage	Cumulative adjusted EBITDA for the prior four quarters/consolidated interest expense	Greater than 3.00 to 1.00	7.14	Greater than 3.00 to 1.00

Capital Expenditure	Fiscal year capital expenditure not to exceed required level	No more than $10.0 million	$3.2 million	$10.0 million in 2012

Leverage Coverage	Total debt/cumulative adjusted EBITDA for the prior four quarters	Less than 3.25 to 1.00	2.20	2.50 to 1.00 effective January 1, 2014

The Credit Agreement also requires us to comply with non-financial covenants that restrict or limit certain corporate activities by us and our subsidiaries, including our ability to incur additional indebtedness, guarantee obligations, or create liens on our assets, enter into sale and leaseback transactions, engage in mergers or consolidations, or pay any cash dividends.

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Based on our current and expected performance, we believe we will continue to satisfy the financial covenants of the Credit Agreement for the foreseeable future.

As of March 31, 2012, we were in compliance with all covenants under the Credit Agreement.

The Credit Agreement requires mandatory prepayments of the term loans from our annual excess cash flow and from the net proceeds of certain asset sales or equity issuances. We did not make an annual excess cash flow payment in the first quarter of 2012, due to the voluntary prepayments made in 2011. During the first quarter of 2011, we made a scheduled principal payment of $0.5 million. We did not make an annual excess cash flow payment in the first quarter of 2011, due to the permitted acquisitions that occurred during 2010. The Credit Agreement also requires us to prepay a portion of the term loans from the net proceeds of certain equity issuances so that our leverage ratio (as defined in the Credit Agreement) is less than 3.00, on or before December 31, 2011, or 2.75, if anytime thereafter.

Liquidity and Capital Resources

Overview of Liquidity

Our primary operating cash requirements include the payment of salaries, incentive compensation and related benefits, and other headcount-related costs as well as the costs of office facilities and information technology systems. We fund these requirements through cash collections from our customers for the purchase of our software, subscriptions, consulting services and maintenance services. Amounts due from customers for software licenses, subscriptions and maintenance and support services are generally billed in advance of the contract period.

The cost of our acquisitions has been financed with available cash flow and, to a very limited extent, credit facility borrowings.

Historically, our cash flows have been subject to variability from year-to-year, primarily as a result of one-time or infrequent events. These events have included acquisitions and the repayment of indebtedness. We expect that our future growth will continue to require additional working capital. Although such future working capital requirements are difficult to forecast, based on our current estimates of revenues and expenses, we believe that anticipated cash flows from operations and available sources of funds (including $30.0 million of available borrowings under our revolving credit facility at March 31, 2012) will provide sufficient liquidity for us to fund our business and meet our obligations for the next 12 months. Amendments to the Credit Agreement have also provided us with greater financial flexibility by extending our debt repayment requirements over a longer term.

For the three months ended March 31, 2012, we made voluntary prepayments of $15.0 million on the Credit Agreement. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule. We may continue to prepay debt in the future.

In August 2011, our Board of Directors (the “Board”) approved a stock repurchase program under which we may repurchase up to $30 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate by us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time.

During the three months ended March 31, 2012, we repurchased 447,455 shares of Deltek common stock, for a total cost of $4.6 million, plus a nominal amount of commissions (weighted average price of $10.26 per share including commissions). The repurchases were funded by cash flows from operations. There was $9.4 million remaining under the stock repurchase program available for future repurchases as of March 31, 2012.

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We also believe that our aggregate cash balance of $35.6 million as of March 31, 2012, coupled with anticipated cash flows from operations and available sources of funds (including available borrowings under our revolving credit facility), will be sufficient to cover the payments due over the near term under the Credit Agreement.

In the future, however, we may require additional liquidity to fund our operations, debt repayment obligations, strategic investments and acquisitions, and stock repurchases, which could entail raising additional funds or modifying the terms of our Credit Agreement.

Analysis of Cash Flows

As of March 31, 2012 and March 31, 2011, we had cash and cash equivalents totaling $35.6 million and $69.8 million, respectively.

Cash provided by operating activities was $22.3 million and $20.6 million, for the three months ended March 31, 2012 and 2011, respectively. Cash provided by operating activities is primarily derived from net income, as adjusted for non-cash items such as depreciation and amortization expense, stock-based compensation expense, and changes in operating assets and liabilities. The increase in cash provided by operating activities in 2012 resulted from a decrease in our net loss of $6.3 million and an increase from deferred income taxes of $4.5 million. This increase was partially offset by a decrease from accounts receivable of $2.1 million and deferred revenue of $3.7 million due to an increase in subscription and term revenue billings and annual maintenance billing in 2012 from a higher revenue base.

Net cash used in investing activities was $4.0 million and $27.7 million for the three months ended March 31, 2012 and 2011, respectively. Investing activities include the acquisition of property and equipment, and net expenditures for business combinations and asset acquisitions. In 2011, we used funds of $25.8 million for business acquisitions, net of cash acquired primarily relating to the FedSources purchase as compared to $0.7 million in 2012. In addition, we used $3.0 million, or $1.3 million more, in 2012 than in 2011 to purchase property and equipment primarily relating to our new headquarter facilities.

Cash used in financing activities was $18.5 million and $0.9 million for the three months ended March 31, 2012 and 2011, respectively. We used $15.0 million in 2012 for debt repayment and $4.6 million for the purchases of common stock under our stock repurchase program.

Impact of Seasonality

Fluctuations in our quarterly revenues historically reflect, in part, seasonal fluctuations driven by our customers’ procurement cycles for our products. However, as a result of the current economic environment, changes in how we sell our offerings, and the new products that we offer, past seasonality may not be indicative of current or future seasonality.

Off-Balance Sheet Arrangements

As of March 31, 2012, we had no off-balance sheet arrangements.

Indemnification

We provide limited indemnification to our customers against intellectual property infringement claims made by third parties arising from the use of our software products. Due to the established nature of our primary software products and the lack of intellectual property infringement claims in the past, we cannot estimate the fair value nor determine the total nominal amount of the indemnification, if any. Estimated losses for such indemnification are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. We have

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secured copyright and trademark registrations for our software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. We also have intellectual property infringement indemnification from our third-party partners whose technology may be embedded or otherwise bundled with our software products. We generally consider the probability of an unfavorable outcome in an intellectual property infringement case to be relatively low. We have not encountered material costs as a result of such obligations and have not accrued any liabilities related to such indemnifications.

Recently Adopted Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is mainly the result of the joint efforts by the FASB and the International Accounting Standards Board to develop a single, converged fair value framework on how to measure fair value and common disclosure requirements for fair value measurements. ASU 2011-04 amends various fair value guidance, such as specifying that the concept of highest and best use and the concept of valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets. This guidance also prohibits the use of blockage factors and control premiums when measuring fair value.

In addition, ASU 2011-04 expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. Although the adoption of ASU 2011-04 did not have a material impact, it did change our disclosures for fair value.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”) which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income.

The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. We adopted ASU 2011-05 on January 1, 2012 and elected to present OCI in two consecutive statements. See the unaudited Condensed Consolidated Statement of Comprehensive Income (Loss).

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative

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assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required.

ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We did not early adopt the provisions in ASU 2011-08 and will evaluate the standard when performing our future goodwill impairment tests, which are performed annually as of December 31 of each year.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

Recent Accounting Pronouncements

During the quarter ended March 31, 2012, there were no other new accounting pronouncements or updates to recently issued accounting pronouncements that would affect our financial position, results of operations or cash flows.

Item 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our outstanding debt and cash and cash equivalents consisting primarily of funds held in money market accounts on a short-term basis with no withdrawal restrictions. At March 31, 2012, we had $35.6 million in cash and cash equivalents. Our interest expense associated with our term loans and revolving credit facility can vary with market rates. As of March 31, 2012, we had approximately $154.0 million of the principal amount in debt outstanding, which was effectively set at a fixed rate at March 31, 2012, due to the LIBO rate floor established of 1.5% in the Credit Agreement and the LIBO rate at March 31, 2012 being below the established floor. However, an increase in the LIBO rate above the 1.5% LIBO rate floor subsequent to March 31, 2012 could cause our fixed rate debt to become variable and our interest expense to vary.

We cannot predict market fluctuations in interest rates and their impact on our possible variable rate debt, or whether fixed-rate long-term debt will be available to us at favorable rates, if at all. Consequently, future results may differ materially from the discussion above.

Based on the investment interest rate and our cash and cash equivalents balance as of March 31, 2012, a hypothetical 1% increase or decrease in interest rates would have an insignificant impact on our earnings and cash flows on an annual basis. We do not currently use derivative financial instruments in our investment portfolio.

Foreign Currency Exchange Risk

The majority of our operations are transacted in U.S. Dollars. However, since a growing portion of our operations consists of activities outside of the United States, we have transactions in other currencies, primarily

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in the Danish krone, the British pound, the Philippine peso, the Australian dollar, the Swedish krona, the Norwegian kroner and the Euro. As our international operations continue to grow, we may choose to use foreign currency forward and option contracts to manage our exposure to foreign currency exchange fluctuations. Currently, we do not have any such contracts in place, nor did we have any such contracts during 2011. To date, the foreign currency exchange fluctuations have not had a significant impact on our operating results and cash flows given the scope of our international presence. A hypothetical 10% increase or decrease in foreign currency exchange rates from the rates used to translate our foreign operations financial statements would have impacted our net loss by less than $400,000 for the three months ended March 31, 2012. Our net assets at March 31, 2012 would have been impacted by less than $8.1 million from a hypothetical 10% increase or decrease in the foreign currency exchange rates used to translate our financial position at March 31, 2012.

Item 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management evaluated, with the participation of our Chief Executive Officer and our Chief Financial Officer, the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures are effective.

Our management maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic reports pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow for timely decisions regarding required financial disclosures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended March 31, 2012 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II

OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

We are involved in various legal proceedings from time to time that are incidental to the ordinary conduct of our business. Although the outcomes of legal proceedings are inherently difficult to predict, we are not currently involved in any legal proceeding in which the outcome, in our judgment based on information currently available, is likely to have a material adverse effect on our business or financial position.

Item 1A.	RISK FACTORS

Risks Related to Our Business

Our business is exposed to the risk that adverse U.S., European and global economic or financial conditions may reduce or defer the demand for project-based enterprise applications software and solutions.

The demand for project-based enterprise applications software and solutions historically has fluctuated based upon a variety of factors, including the business and financial condition of our customers and on economic and financial conditions that affect the key sectors in which our customers operate.

Economic downturns or unfavorable changes in the financial and credit markets in the United States, Europe and broader international markets, including economic recessions, could have an adverse effect on the operations, budgets and overall financial condition of our customers. For instance, the downgrade of the U.S. Government’s credit rating in August 2011 by Standard & Poor’s and any future downgrades of the U.S. Government’s credit rating, regardless of whether a default by the U.S. Government on its debt occurs, could create broader financial turmoil and uncertainty and affect the key sectors in which our customers operate. In addition, the downgrade in the credit ratings of European countries, similar to the downgrades of the French credit rating in January 2012, could create additional financial uncertainty and affect the sectors in which our customers or potential customers operate.

As a result, our customers may reduce their overall spending on information technology, purchase fewer of our products or solutions, lengthen sales cycles, or delay, defer or cancel purchases of our products or solutions. Furthermore, our customers may be less able to timely finance or pay for the products which they have purchased or could be forced into a bankruptcy or restructuring process, which could limit our ability to recover amounts owed to us. If any of our customers cease operations or file for bankruptcy protection, our ability to recover amounts owed to us may be severely impaired.

In addition, the financial and overall condition of third-party solutions’ providers and resellers of our products and solutions may be affected by adverse conditions in the economy and the financial and credit markets, which may adversely affect the sale of our products or solutions. For the three months ended March 31, 2012, resellers accounted for approximately 12% of our perpetual licenses revenue.

We cannot predict the impact, timing, strength or duration of any economic slowdown or subsequent economic recovery, or of any disruption in the financial and credit markets, whether as a result of uncertainty surrounding the U.S. Government or European debt or otherwise. If the challenges in the financial and credit markets or the downturn in the economy or the markets in which we operate persist or worsen from present levels, our business, financial condition, cash flow, and results of operations could be materially adversely affected.

Significant reductions in the Federal Government’s budget or changes in budgetary priorities of the Federal Government from one fiscal year to another could adversely affect our government contracting customers’ demand for our products and services and could therefore materially adversely affect our revenue.

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Because we derive a substantial portion of our revenue from customers who contract with the Federal Government, we believe that the success and development of our business will continue to be affected by our customers’ successful participation in Federal Government contract programs. The funding of U.S. Government programs is generally subject to congressional budget authorization and annual appropriation processes and may be increased or decreased, whether on an overall basis or on a basis that could disproportionately impact our customers.

Changes in the size of the Federal Government’s budget or shifts in budgetary priorities from one fiscal year to another may impact our financial results. The impact, severity and duration of the current U.S. economic situation, the sweeping economic plans adopted by the Federal Government, and pressures on the overall size of the federal budget could adversely affect the total funding and/or funding for individual programs in which our customers participate. Federal Government spending may also be further limited by political and economic pressures related to the current size of the federal deficit and the overall size of the federal debt.

A significant decline in government expenditures, a shift of expenditures away from programs that our customers support or a change in Federal Government contracting policies could cause Federal Government agencies to reduce their purchases under contracts, exercise their right to terminate contracts at any time without penalty or not exercise options to renew contracts. Any such actions could affect our government contracting customers, which could cause our actual results to differ materially and adversely from those anticipated.

Among the factors that could seriously affect our Federal Government contracting customers are:

•

changes in budgetary priorities could limit or delay Federal Government spending generally, or specific departments or agencies in particular, which may reduce demand for our software and information solutions and services from customers supporting those departments or agencies;

•

the funding of some or all civilian agencies through continuing resolutions instead of budget appropriations could cause those agencies to modify their budgets or delay contract awards, which could cause our customers supporting those agencies to reduce or defer purchase of our software and information solutions and services;

•

curtailment of the Federal Government’s use of information technology or professional services could impact our customers who provide information technology or professional services to the Federal Government; and

•

the Federal Government’s decision to terminate existing contracts for convenience, or to not renew expiring contracts, could reduce demand for our software solutions and services from our customers whose contracts have been terminated or have not been renewed.

Any significant downsizing, consolidation or insolvency of our Federal Government contractor customers resulting from a government shutdown, budget reductions, loss of government contracts, delays in or uncertainties regarding the timing or amount of contract awards, changes in procurement policies or other similar procurement obstacles could materially adversely impact our customers’ demand for our products and services.

Our quarterly and annual operating results fluctuate, and as a result, we may fail to meet or exceed the expectations of securities analysts or our stockholders, and our stock price could decline.

Historically, our operating results have varied from quarter to quarter and from year to year. Consequently, we believe that investors should not view our historical revenue and other operating results as an indicator of our future performance. A number of factors contribute to the variability in our revenue and other operating results, including the following:

•	global and domestic economic and financial conditions;

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•	the number and timing of major customer contract wins, which tend to be unpredictable and which may disproportionately impact our perpetual licenses revenue and operating results;

•	the higher concentration of our software license sales in the last quarter of each fiscal year, resulting in diminished predictability of our annual results;

•	the discretionary nature of our customers’ purchases, varying budget cycles and amounts available to fund purchases, resulting in varying demand for our products and services;

•	delays or deferrals by customers in the implementation of our products;

•	the level of product and price competition;

•	the length of our sales cycles;

•	the timing of recognition of deferred revenue;

•	any significant change in the number of customers renewing or terminating maintenance, subscription or term license agreements with us; and

•	our ability to deliver and market new software enhancements and products.

As a result of these and other factors, our operating results may fluctuate significantly from period to period and may not meet or exceed the expectations of securities analysts or investors. In that event, the price of our common stock could be adversely affected.

As we expand our product offerings and the licensing alternatives for our software solutions, our recognition of product revenues may be deferred to future periods.

As we continue to expand our product offerings to the market, including expanded use of subscription, term and SaaS offerings, we may be required to defer the recognition of revenue from one period to another. This could be the case if, for example:

•	we sell a solution on a term or subscription basis;

•	we sell perpetual licenses in conjunction with subscription offerings and may not be able to separate the recognition of the perpetual license revenue; or

•	we sell perpetual licenses in conjunction with maintenance and other related services and are unable to separate the recognition of perpetual license revenue;

In addition, we may be required to defer the recognition of revenue from one period to another if, for example:

•	the sale of our software solutions include both currently deliverable software products and software products that are under development or require other undeliverable elements;

•	the sale of our software solutions requires services that include significant modifications, customizations or acceptance criteria that could delay product delivery or acceptance;

•	there are identified product-related issues, such as known defects; or

•	the sale of our software solutions involve non-standard payment terms, fixed-price deliverable elements or other contingencies.

Deferral of product revenues may result in timing differences between the completion of a sale and the actual recognition of the revenue related to that sale. In addition we generally recognize commission and other sales-related expenses associated with product revenues over the same period that the related revenue is recognized. As a result, the revenue we recognize in a particular period may not be reflective of our actual success in selling our products and solutions in the market.

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Offering our products on a SaaS basis presents execution risks.

We offer a number of our products in a SaaS-based environment, and we expect to expand those offerings in the future. As more of our solutions are delivered as SaaS-based solutions, it is uncertain whether our strategies will generate the revenue required to be successful. Any significant costs we incur may reduce the operating margins we have previously achieved. Whether we are successful in this new business model depends on our execution in a number of areas, including ensuring that our SaaS-based offerings meet the performance, reliability and cost expectations of our customers and maintain the security of their data. If we are unable to execute on this strategy, our revenue or financial results may be materially adversely affected.

If we fail to price or market our products and services appropriately, our revenue and cash flow could be materially reduced.

We face significant competition across all of our product lines from a variety of sources, including larger multi-national software companies, smaller start-up organizations, point solution application providers, SaaS providers, specialized consulting organizations, systems integrators and internal information technology departments of existing or potential customers. Several competitors, such as Oracle and SAP, have significantly greater financial, technical and marketing resources than we have.

Some of our competitors have well-established relationships with our current and prospective customers and with major accounting and consulting firms that may prefer to recommend those competitors over us. Our competitors may also seek to influence some customers’ purchase decisions by offering more comprehensive horizontal product portfolios, superior global presence and more sophisticated multi-national product capabilities or better pricing terms.

If we do not successfully develop, price or market our products and solutions to fit multiple licensing models, our licenses revenue and cash flows could be adversely affected.

If we are unsuccessful in entering new market segments or further penetrating our existing market segments, our revenue or revenue growth could be materially adversely affected.

Our future results depend, in part, on our ability to successfully penetrate new markets, as well as to expand further into our existing markets. In order to grow our business, we may expand to other project-focused markets in which we may have less experience. Expanding into new markets requires both considerable investment and coordination of technical, support, sales, marketing and financial resources.

Our current or future products, solutions and services may not appeal to potential customers in new or existing markets. If we are unable to execute upon this element of our business strategy and expand into new markets or maintain and increase our market share in our existing markets, our revenue or revenue growth may be materially adversely affected.

While we continually add functionality to our existing products and solutions and add additional solutions through acquisitions to address the specific needs of both existing customers and new customers, we may be unsuccessful in developing appropriate or complete products, pursuing effective product development and marketing strategies, or integrating acquired products and solutions with our existing portfolio.

If we do not successfully address the potential risks associated with our current or future global operations, we could experience increased costs or our operating results could be materially adversely affected.

As of March 31, 2012, we had customers in more than 80 countries, and we have facilities or operations in Denmark, the Philippines, the United Kingdom, Sweden, Norway, the Netherlands, Belgium, Germany, Dubai, and Australia, in addition to our U.S. operations.

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Doing business internationally may involve additional potential risks and challenges, including:

•	managing international operations, including a global workforce, multiple languages for communication and diverse cultural conventions;

•	conforming our products to local business practices or standards, including developing multi-lingual compatible software;

•	developing brand awareness for our products;

•	competing with local and international software vendors;

•	disruptions in international communications resulting from damage to, or disruptions of, telecommunications links, gateways, cables or other systems;

•	potentially unstable political and economic conditions in countries in which we do business or maintain development operations;

•	potentially higher operating costs resulting from local laws, regulations and market conditions;

•	foreign currency controls and fluctuations resulting from intercompany balances or arrangements associated with our international operations;

•	compliance with frequently changing governmental laws and regulations;

•	seasonality in business activity specific to various markets that is different than our recent historical experience;

•	potentially longer sales and collections cycles in certain international markets;

•	potential restrictions on repatriation of earnings, including changes in the tax treatment of our international operations; and

•	potential restrictions on the export of technologies, such as data security and encryption.

These risks could increase our costs or adversely affect our operating results.

If we are not successful in expanding our international business, our revenue growth could be materially adversely affected.

Our ability to accelerate our international expansion will require us to deliver additional product functionality and foreign language translations that are responsive to the needs of the international customers that we target. If we are unable to expand our qualified direct sales force, identify additional strategic alliance partners or negotiate favorable alliance terms, our international growth may be hampered. Our ability to expand internationally also is dependent on our ability to raise brand recognition for our products and services in international markets and successfully integrate acquired businesses. If we are unable to further our expansion into international markets, our revenue and profitability could be materially adversely affected. In addition, our planned international expansion will require significant attention from our management as well as additional management and other resources in these markets.

If our existing customers do not buy additional products or services from us, our revenue and revenue growth could be materially adversely affected.

Our continuing growth depends on the success of our efforts to maintain and increase sales to our existing customers. We have typically generated significant additional revenues from our installed customer base through the sale of additional new licenses or solutions, add-on applications, expansion of existing implementations and professional and maintenance services. We may be unsuccessful in maintaining or increasing sales to our existing customers for any number of reasons, including the failure of our customers to increase the size of their

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operations, our inability to deploy new applications and features for our existing products and solutions, and our inability to introduce new products, solutions and services that are responsive to the business needs of our customers. If we fail to generate additional business from our customers, our revenue and profitability could be materially adversely affected.

If we fail to forecast the timing of our revenues or expenses accurately, our operating results could be materially different than we forecast.

We evaluate various factors in our forecasting and planning processes, including historical trends, recent customer history, expectations of customer buying decisions, customer implementation schedules and plans, analyses by our sales and service teams, customer renewal rates, our assessment of economic and market conditions and many other factors. While these analyses may provide us with some guidance in business planning and expense management, these estimates are inherently imprecise and may not accurately predict the timing of our revenues or expenses. A variation in any or all of these factors, particularly in light of prevailing financial, economic and political conditions, could cause our results to be materially lower than forecasted.

If a significant number of our customers fail to renew or otherwise terminate their maintenance, subscription or term license agreements for our products or solutions, or if they are successful in renegotiating their agreements with us on terms that are unfavorable to us, our revenues and our operating results could be materially harmed.

Our customers contract with us for subscriptions and term licenses to use our products or solutions and for ongoing product maintenance and support services. Recurring revenues represent a significant portion of our total revenue.

Our maintenance, subscription and term licenses generally require customers to pay for services in advance. A customer may cancel its agreement prior to the beginning of the next scheduled period. At the end of a contract term, or at the time a customer has cancellation rights, a customer could seek a modification of its agreement terms, including modifications that could result in lower fees or our providing additional services without associated fee increases.

A customer may also elect to terminate its agreement and rely on its own or other third-party resources, or may replace our solutions with a competitor’s offerings. If a significant number of customers terminate or fail to renew their contracts with us, or if we are forced to offer pricing or other contract terms that are unfavorable to us, our revenues and operating results could be materially adversely affected.

If our investments in product development require greater resources than anticipated, our operating margins could be adversely affected.

We expect to continue to commit significant resources to maintain and improve our existing products, including acquired products, and to develop new products. For example, our product development expenses were approximately $15.8 million, or 19% of revenue for the three months ended March 31, 2012 and approximately $17.6 million, or 22% of revenue for the three months ended March 31, 2011. Our current and future product development efforts may require greater resources than we expect, or may not achieve the market acceptance that we expect and, as a result, we may not achieve margins that we anticipate. These risks are increased by the expansion of our licensing and delivery vehicles, including term and SaaS offerings through the “cloud”.

We may also be required to price our product enhancements, product features or new products at levels below those anticipated during the product development stage, which could result in lower revenues and margins for that product than we originally anticipated.

We also may experience unforeseen or unavoidable delays in delivering product enhancements, product features or new products due to factors within or outside of our control. We may encounter unforeseen or

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unavoidable defects or quality control issues when developing product enhancements, product features or new products, which may require additional expenditures to resolve such issues and may affect the reputation our products have for quality and reliability. If we incur greater expenditures than we expect for our product development efforts, or if our products do not succeed, our revenues or margins could be materially adversely affected.

A breach in the security of our software could harm our reputation, result in a loss of current and potential customers, and subject us to material claims, which could materially harm our operating results and financial condition.

Fundamental to the use of enterprise application software, including our software, is the ability to securely process, collect, analyze, store and transmit information. As we begin to offer more services and solutions in a “cloud” environment, we will need to store and transmit more of our users’ and customers’ proprietary information.

Third parties may attempt to breach the security of our solutions, third party applications that our products interface with, as well as customer databases and actual data. In addition, security breaches may occur as a result of employee error, malfeasance or otherwise. Outside parties may also attempt to fraudulently induce employees, users or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.

If our security measures are breached, an unauthorized party may obtain access to our data or our users’ or customers’ data. In addition, cyber-attacks and similar acts could lead to interruptions and delays in customer processing or a loss or breach of a customer’s data. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web-based products and services we offer, and operate in more countries.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations.

Any security breaches for which we are, or are perceived to be, responsible, in whole or in part, could subject us to legal claims or legal proceedings, including regulatory investigations, which could harm our reputation and result in significant litigation costs and damage awards or settlement amounts. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could materially harm our operating results and financial condition. Security breaches also could cause us to lose current and potential customers, which could have an adverse effect on our business. Moreover, we might be required to expend significant financial and other resources to protect further against security breaches or to rectify problems caused by any security breach.

If we fail to adapt to changing technological and market trends or changing customer requirements, our market share could decline and our sales and profitability could be materially adversely affected.

Historically, the business application software market has been characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product lifecycles. The development of new technologically advanced software products is a complex and uncertain process requiring high levels of innovation, as well as accurate anticipation of technological and market trends.

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Our future success will largely depend upon our ability to develop and introduce timely new products and product features and delivery vehicles in order to maintain or enhance our competitive position. The introduction of enhanced or new products and delivery vehicles requires us to manage the transition from, or integration with, older products and delivery vehicles in order to minimize disruption in sales of existing products and to manage the overall process in a cost-effective manner.

If we do not successfully anticipate changing technological and market trends or changing customer requirements, and we fail to enhance or develop products or new delivery vehicles timely, effectively and in a cost-effective manner, our ability to retain or increase market share may be harmed, and our sales and profitability could be materially adversely affected.

Our software products are built upon and depend upon operating platforms and software developed and supplied by third parties. As a result, changes in the availability, features and price of, or support for, any of these third-party platforms or software, including as a result of the platforms or software being acquired by a competitor, could materially increase our costs, divert resources and materially adversely affect our competitive position and perpetual and term licenses revenue.

Our software products are built upon and depend upon operating platforms and software developed by third-party providers. We license from several software providers technologies that are incorporated into our products. Our software may also be integrated with third-party vendor products for the purpose of providing or enhancing necessary functionality.

If any of these operating platforms or software products ceases to be supported by its third-party provider, or if we lose any technology license for software that is incorporated into our products, including as a result of the platforms or software being acquired by a competitor, we may need to devote increased management and financial resources to migrate our software products to an alternative operating platform, identify and license equivalent technology or integrate our software products with an alternative third-party vendor product. In addition, if a provider enhances its product in a manner that prevents us from timely adapting our products to the enhancement, we may lose our competitive advantage, and our existing customers may migrate to a competitor’s product.

Third-party providers may also not remain in business, cooperate with us to support our software products or make their product available to us on commercially reasonable terms or provide an effective substitute product to us and our customers. Any of these adverse developments could materially increase our costs and materially adversely affect our competitive position and financial results.

If we lose access to, or fail to obtain, third-party software development tools on which our product development efforts depend, we may be unable to develop additional applications and functionality, and our ability to maintain our existing applications may be diminished, which may cause us to incur materially increased costs, reduced margins or lower revenue.

We license software development tools from third parties and use those tools in the development of our products. Consequently, we depend upon third parties’ abilities to deliver quality products, correct errors, support their current products, develop new and enhanced products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. If any of these third-party development tools become unavailable, if we are unable to maintain or renegotiate our licenses with third parties to use the required development tools, or if third-party developers fail to adequately support or enhance the tools, we may be forced to establish relationships with alternative third-party providers and to rewrite our products using different development tools.

We may be unable to obtain other development tools with comparable functionality from other third parties on reasonable terms or in a timely fashion. In addition, we may not be able to complete the development of our

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products using different development tools, or we may encounter substantial delays in doing so. If we do not adequately replace these software development tools in a timely manner, we may incur additional costs, which may materially reduce our margins or revenue.

If our products fail to perform properly due to undetected defects or similar problems, and if we fail to develop an enhancement to resolve any defect or other software problem, we could be subject to product liability, performance or warranty claims and incur material costs, which could damage our reputation, result in a potential loss of customer confidence and adversely impact our sales, revenue and operating results.

Our software applications are complex and, as a result, defects or other software problems may be found during development, product testing, implementation or deployment. In the past, we have encountered defects in our products as they are introduced or enhanced. If our software contains defects or other software problems:

•	we may not be paid;

•	a customer may bring a warranty claim against us;

•	a customer may bring a claim for their losses caused by our product failure;

•	we may face a delay or loss in the market acceptance of our products;

•	we may incur unexpected expenses and diversion of resources to remedy the problem;

•	our reputation and competitive position may be damaged; and

•	significant customer relations problems may result.

Our customers use our software together with software and hardware applications and products from other companies. As a result, when problems occur, it may be difficult to determine the cause of the problem, and our software, even when not the ultimate cause of the problem, may be misidentified as the source of the problem. The existence of defects or other software problems, even when our software is not the source of the problem, might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts for a lengthy time period, require extensive consulting resources, harm our reputation and cause significant customer relations problems.

If our products fail to perform properly, we may face liability claims notwithstanding that our standard customer agreements contain limitations of liability provisions. A material claim or lawsuit against us could result in significant legal expense, harm our reputation, damage our customer relations, divert management’s attention from our business and expose us to the payment of material damages or settlement amounts. In addition, interruption in the functionality of our products or other defects could cause us to lose new sales and materially adversely affect our license and maintenance services revenues and our operating results.

If we are not able to protect our intellectual property and other proprietary rights, we may not be able to compete effectively, and our financial results could be materially adversely affected.

Our success and ability to compete is dependent to a significant degree on our intellectual property, particularly our proprietary software and solutions. We rely on a combination of copyrights, trademarks, patents, trade secrets, confidentiality procedures and contractual provisions to establish and protect our rights in our software and other intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy, design around or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary.

Our competitors may independently develop software that is substantially equivalent or superior to our software. Furthermore, existing copyright law affords only limited protection for our software, and patent law protects only the unique features of our software. As a result, copyright and patent law may not fully protect such software in the event competitors independently develop products similar to ours.

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We take significant measures to protect our intellectual property. Despite these measures, unauthorized disclosure of some or all of our intellectual property could occur. Such unauthorized disclosure could potentially cause our intellectual property to lose legal protection and make it easier for third parties to compete with our solutions by copying their functionality, structure or operation.

In addition, the laws of some countries may not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary software and solutions against unauthorized third-party copying or use, which could adversely affect our competitive position and our financial results. Any litigation to protect our proprietary rights could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and could be unsuccessful, which could result in the loss of material intellectual property and other proprietary rights.

Potential future claims that we infringe upon third parties’ intellectual property rights could be costly and time-consuming to defend or settle or could result in the loss of significant products, any of which could materially adversely impact our revenue and operating results.

Third parties could claim that we have infringed upon their intellectual property rights. Such claims, whether or not they have merit, could be time consuming to defend, result in costly litigation, divert our management’s attention and resources from day-to-day operations or cause significant delays in our delivery or implementation of our products.

We could also be required to cease to develop, use or market infringing or allegedly infringing products, to develop non-infringing products or to obtain licenses to use infringing or allegedly infringing technology. We may not be able to develop alternative software or to obtain such licenses or, if a license is obtainable, we cannot be certain that the terms of such license would be commercially acceptable.

If a claim of infringement were threatened or brought against us, and if we were unable to license the infringing or allegedly infringing product or develop or license substitute software, or were required to license such software at a high royalty, our revenue and operating results could be materially adversely affected.

In addition, we agree, from time to time, to indemnify our customers against certain claims that our software infringes upon the intellectual property rights of others. We could incur substantial costs in defending our customers against such claims.

If we are not able to retain existing employees or hire qualified new employees, our business could suffer, and we may not be able to execute our business strategy.

Our business strategy and future success depends, in part, upon our ability to attract, train and retain highly skilled managerial, professional service, sales, development, marketing, finance, accounting, administrative and infrastructure-related personnel. The market for these highly skilled employees is generally competitive in the geographies in which we operate.

Our business could be adversely affected if we are unable to retain qualified employees or recruit qualified personnel in a timely fashion, or if we are required to incur unexpected increases in compensation costs to retain key employees or meet our hiring goals. If we are not able to retain and attract the personnel we require, it could be more difficult for us to sell and develop our products and services and execute our business strategy, which could lead to a material shortfall in our anticipated results. Furthermore, if we fail to manage these costs effectively, our operating results could be materially adversely affected.

The loss of key members of our senior management team could disrupt our business.

We believe that our success depends on the continuing contributions of the members of our senior management team. We rely on our executive officers and other key managers for the successful performance of

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our business. Although we have employment arrangements with several members of our senior management team, none of these arrangements prevents any of our employees from leaving us. The loss of the services of one or more of our executive officers or key managers, or difficulties transitioning responsibilities following the departure of a key member of senior management, could have an adverse effect on our operating results and financial condition.

Our indebtedness or an inability to borrow additional amounts could adversely affect our results of operations and financial condition and prevent us from fulfilling our financial obligations and business objectives.

As of March 31, 2012, we had approximately $154.0 million of outstanding principal amount of the term loans under our existing credit facility at interest rates which are subject to market fluctuation. These term loans mature in November 2016. Our existing credit facility also provides for a $30.0 million revolving credit facility maturing in November 2015. Our indebtedness and related obligations could have important future consequences to us, such as:

•

potentially limiting our ability to obtain additional financing or finance our existing debt to fund growth, working capital, capital expenditures or to meet existing debt service or other cash requirements;

•

exposing us to the risk of increased interest costs if the underlying interest rates rise significantly or if credit markets are affected by unfavorable domestic or global economic conditions, such as uncertainty over federal spending and debt limits;

•	potentially limiting our ability to invest operating cash flow in our business due to debt service requirements or other financial covenants; or

•	increasing our vulnerability to economic downturns and changing market conditions.

Our ability to meet our existing debt service obligations will depend on many factors, including prevailing financial and economic conditions, our past performance and our financial and operational outlook. In addition, although we amended our credit facility and have voluntarily prepaid approximately $15.0 million in term loans under our credit facility during the three months ended March 31, 2012, our ability to borrow additional funds or refinance our existing debt if desired or deemed necessary in light of then-existing business conditions could also depend on such factors. If we do not have enough cash to satisfy our debt service obligations, we may be required to refinance all or part of our existing debt, modify our debt structure, sell assets or reduce our spending. At any given time, we may not be able to refinance our debt or sell assets on terms acceptable to us or at all. If we are unable to do so, our business could be materially adversely affected.

If we are unable to comply with the covenants or restrictions contained in our credit facility, our lenders could declare all amounts outstanding under the credit facility to be due and payable, which could materially adversely affect our financial condition.

Since 2005, we have maintained a credit facility with a syndicate of lenders led by Credit Suisse. The credit facility is subject to covenants that, among other things, restrict both our and our subsidiaries’ ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, paying any dividends, create liens on assets, enter into sale-leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by us and engage in certain transactions with affiliates.

Under our credit facility, we are also required to comply with certain financial covenants related to capital expenditures, interest coverage and leverage ratios. While we have historically complied with our financial covenants, we may not be able to comply with these financial covenants in the future, which could cause all amounts outstanding under the credit facility to be due and payable, and which could limit our ability to meet ongoing or future capital needs. Our ability to comply with the covenants and restrictions under our credit facility may be adversely affected by economic, financial, industry or other conditions, some of which may be beyond our control.

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The potential breach of any of the covenants or restrictions under our credit facility, unless cured within the applicable grace period, could result in a default that would permit the lenders to declare all amounts outstanding to be due and payable, together with accrued and unpaid interest, and foreclose on the assets that serve as security for our loans under our credit facility. In such an event, we may not have sufficient assets to repay such indebtedness. As a result, any default could have serious consequences for our financial condition.

We may be subject to integration and other risks from acquisition activities, which could materially impair our ability to realize the anticipated benefits of any acquisitions.

As part of our business strategy, we have acquired, and intend to continue to acquire, complementary businesses, technologies, product lines or services organizations. In July 2010, we completed our acquisition of Maconomy A/S (“Maconomy”), an international provider of software solutions to professional services firms. In 2010 and 2011, we completed our acquisitions of INPUT, Inc. (“INPUT”) and FedSources which added industry-leading opportunity intelligence and business development capabilities to our comprehensive portfolio of government contracting solutions. These acquisitions added approximately 500 employees to our existing employee base and expanded our operations into five new countries—Denmark, Norway, Sweden, Belgium and the Netherlands. We may not realize the anticipated strategic or financial benefits of past or potential future acquisitions due to a variety of factors, including the following:

•	the potential difficulty in integrating acquired products and technology into our software applications, business strategy and operations;

•	the potential inability to achieve the desired revenue or cost synergies and benefits;

•

the potential difficulty in coordinating and integrating the sales, marketing, services, support and development activities of the acquired businesses, successfully cross selling products or services and managing the combined organizations;

•	the potential difficulty in retaining and motivating key employees of the acquired business, including as a result of cultural differences;

•	the potential difficulty and cost of establishing and integrating controls, procedures and policies;

•	the acquisition may result in unplanned disruptions to our ongoing business and may divert management from day-to-day operations due to a variety of factors, including integration issues;

•	the possibility that goodwill or other intangible assets may become impaired and will need to be written off in the future;

•	the possibility that purchase or other accounting rules will impact the timing or amount of recognized revenue, expenses or our balance sheet with respect to any acquired products or solutions;

•

the potential failure of the due diligence process to identify significant issues, including product quality, architecture and development issues or legal and financial contingencies (including ongoing maintenance or service contract concerns); and

•	the lack of legal protection for the intellectual property we acquire.

Catastrophic events may disrupt our business and could result in materially increased expenses, reduced revenues and profitability and impaired customer relationships.

We are a highly automated business and rely on our network infrastructure, enterprise applications and internal and external technology and infrastructure systems for our development, sales, marketing, support and operational activities. A disruption or failure of any or all of these systems could result from catastrophic events, whether climate related or otherwise, including major telecommunications failures, cyber-attacks, terrorist attacks, fires, earthquakes, storms or other severe weather conditions (especially with respect to our operations in Virginia and in the Philippines). A disruption or failure of any or all of these systems could cause system

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interruptions to our operations, including product development, sales-cycle or product implementation delays, as well as loss of data or other disruptions to our relationships with current or potential customers.

The disaster recovery plans and backup systems that we have in place may not be effective in addressing a catastrophic event that results in the destruction or disruption of any of our critical business or information technology and infrastructure systems. As a result of any of these events, we may not be able to conduct normal business operations and may be required to incur significant expenses in order to resume normal business operations. As a result, our revenues and profitability may be materially adversely affected.

Our revenues are partially dependent upon Federal Government contractors and their need for compliance with Federal Government contract accounting and reporting standards, as well as data privacy and security requirements. Our failure to anticipate or adapt timely to changes in those standards and requirements could cause us to lose government contractor customers and materially adversely affect our revenue generated from these customers.

We derive a significant portion of our revenues from Federal Government contractors. Our government contractor customers utilize our Costpoint, Deltek First Essentials, GCS Premier and our other enterprise project management applications to manage their contracts and projects with the Federal Government in a manner that accounts for expenditures in accordance with the Federal Government contracting accounting standards. These customers also have a requirement to maintain stringent data privacy and security safeguards.

As an example, a key function of our Costpoint application is to enable government contractors to enter, review and organize accounting data in a manner that is compliant with applicable laws and regulations and to clearly demonstrate compliance with those laws and regulations. If the Federal Government alters these compliance standards, or if there was any significant problem with the functionality of our software from a compliance or data security perspective, we may be required to modify or enhance our software products to satisfy any new or altered compliance standards. Our inability to effectively and efficiently modify our applications to resolve any compliance or data security issue could result in the loss of government contract customers and materially adversely impact our revenue from these customers.

Impairment of our goodwill or intangible assets may adversely impact our results of operations.

We have acquired several businesses which, in aggregate, have resulted in the recording of goodwill valued at approximately $176.5 million and other acquired intangible assets valued at approximately $51.5 million as of March 31, 2012. This represents a significant portion of the assets recorded on our balance sheet. Goodwill and indefinite-lived intangible assets are reviewed periodically for impairment. Other intangible assets that are deemed to have finite useful lives will continue to be amortized over their useful lives but are also reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

In the past, we have recognized an impairment loss in connection with trade names acquired from prior acquisitions whose carrying amount exceeded its fair value. There can be no assurance that additional charges to operations will not occur in the event of a future impairment. In addition, the decrease in the price of our stock that has occurred from time to time and may occur in the future may also affect whether we experience an impairment in future periods. If an impairment is deemed to exist in the future, we would be required to write down the recorded value of the goodwill or intangible assets to their then current estimated fair values. If a writedown were to occur, it could materially adversely impact our results of operations and our stock price.

If we were to identify material weaknesses in our internal controls in the future, these material weaknesses may impede our ability to produce timely and accurate financial statements, result in inaccurate financial reporting or restatements of our financial statements, subject our stock to delisting and materially harm our business reputation and stock price.

As a public company, we are required to file annual and quarterly periodic reports containing our financial statements with the Securities and Exchange Commission (“SEC”) within prescribed time periods. As part of The

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NASDAQ Global Select Market (“NASDAQ”) listing requirements, we are also required to provide our periodic reports, or make them available, to our stockholders within prescribed time periods.

If we were to identify material weaknesses in our internal control in the future, including with respect to internal controls relating to companies that we have acquired or may acquire in the future, the required audit or review of our financial statements by our independent registered public accounting firm may be delayed. In addition, we may not be able to produce reliable financial statements, file our financial statements as part of a periodic report in a timely manner with the SEC or comply with NASDAQ listing requirements. If we are required to restate our financial statements in the future, any specific adjustment may cause our operating results and financial condition, as restated, on an overall basis to be materially impacted.

If these events were to occur, our common stock listing on NASDAQ could be suspended or terminated and, absent a waiver, we also would be in default under our credit agreement and our lenders could accelerate any obligation we have to them. We, or members of our management, could also be subject to investigation and sanction by the SEC and other regulatory authorities and to stockholder lawsuits. In addition, our stock price could decline materially, we could face significant unanticipated costs, management’s attention could be diverted and our business reputation could be materially harmed.

Risks Related to Ownership of Our Common Stock

Our stock price has been volatile and could continue to remain volatile for a variety of reasons, resulting in a substantial loss on your investment.

The stock markets generally have experienced extreme and unpredictable volatility, often unrelated to the operating performance of the individual companies whose securities are traded publicly. Broad market fluctuations and general economic and financial conditions may materially adversely affect the trading price of our common stock.

Significant price fluctuations in our common stock also could result from a variety of other factors, including:

•	actual or anticipated fluctuations in our operating results or financial condition;

•	our competitors’ announcements of significant contracts, acquisitions or strategic investments;

•	changes in our growth rates or our competitors’ growth rates;

•	conditions of the project-focused software industry;

•	securities analysts’ commentary about us or our industry;

•	the limited trading volume of our common stock; and

•	any other factor described in this “Risk Factors” section of this Annual Report.

In addition, if the market value of our common stock falls below the book value of our assets, we could be forced to recognize an impairment of our goodwill or other assets. If this were to occur, our operating results would be adversely affected and the price of our common stock could be negatively impacted.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P. (collectively, the “New Mountain Funds”), our controlling stockholders, own approximately 60% of outstanding common stock. If the New Mountain Funds were to sell substantial amounts of our common stock in the public market or if the market perceives that our key stockholders may sell shares of our common stock, the market price of our common stock could decrease significantly.

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The New Mountain Funds have the right, subject to certain conditions, to require us to register the sale of their shares under the federal securities laws. If this right is exercised, holders of other shares and, in certain circumstances, stock options may sell their shares alongside the New Mountain Funds, which could cause the market price of our common stock to decline. The majority of the shares of our common stock (and all shares of common stock underlying options outstanding under our 2005 Stock Option Plan and certain shares of common stock underlying options and restricted stock outstanding under our Amended and Restated 2007 Stock Award and Incentive Plan (the “2007 Plan”) are, directly or indirectly, subject to registration rights.

We have also filed registration statements with the SEC covering shares subject to options and restricted stock outstanding under our 2005 Stock Option Plan and 2007 Plan and shares reserved for issuance under our 2007 Plan and our Employee Stock Purchase Plan.

A decline in the trading price of our common stock due to the occurrence of any future sales might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities and may cause stockholders to lose part or all of their investment in our shares of common stock.

Our largest stockholders and their affiliates have substantial control over us, and this could limit other stockholders’ ability to influence the outcome of key transactions, including any change of control.

Our largest stockholders, the New Mountain Funds, own approximately 60% of our outstanding common stock and 100% of our Class A common stock. As a result of their significant ownership percentage, and as long as they own a majority of the outstanding shares of our Class A common stock and at least one-third of the outstanding shares of our common stock based on the rights conferred by an investor rights agreement, the New Mountain Funds are able to control all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other significant corporate transactions.

The New Mountain Funds are also entitled to collect a transaction fee, unless waived by them, on a transaction by transaction basis, equal to 2% of the transaction value of each significant transaction exceeding $25.0 million in value directly or indirectly involving us or any of our controlled affiliates, including acquisitions, dispositions, mergers or other similar transactions, debt, equity or other financing transactions, public or private offerings of our securities and joint ventures, partnerships and minority investments.

In 2009, the New Mountain Funds waived their right to collect a transaction fee in connection with our stock rights offering and the amendment of our Credit Agreement. Their right to collect transaction fees otherwise remains in effect and continues until the New Mountain Funds cease to beneficially own at least 15% of our outstanding common stock or a change of control of the Company occurs.

The New Mountain Funds may have interests that differ from other stockholders’ interests, and they may vote in a way with which other stockholders disagree and that may be adverse to their interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may adversely affect the market price of our common stock.

If we issue additional shares of our common stock, stockholders could experience dilution.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which there were 68,671,037 shares outstanding as of April 30, 2012. The issuance of additional shares of our common stock or securities convertible into shares of our common stock could result in dilution of other stockholders’ ownership interest in us. In addition, if we issue additional shares of our common stock at a price that is less than the fair value of our common stock, other stockholders could, depending on their participation in that issuance, also experience immediate dilution of the value of their shares relative to what their value would have been had our common stock been issued at fair value. This dilution could be substantial.

53

Our stockholders do not have the same protections available to other stockholders of NASDAQ-listed companies because we are a “controlled company” within the meaning of the NASDAQ’s standards and, as a result, qualify for, and may rely on, exemptions from several corporate governance requirements.

The New Mountain Funds control a majority of our outstanding common stock and have the ability to elect a majority of our Board. As a result, we are a “controlled company” within the meaning of the rules governing companies with stock quoted on NASDAQ. Under these rules, a company as to which an individual, a group or another company holds more than 50% of the voting power is considered a “controlled company” and is exempt from several corporate governance requirements, including requirements that:

•	a majority of the Board consists of independent directors;

•	compensation of officers be determined or recommended to the Board by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors; and

•	director nominees be selected or recommended for election by a majority of the independent directors or by a nominating committee that is composed entirely of independent directors.

We have availed ourselves of these exemptions. Accordingly, our stockholders do not have the same protections afforded to stockholders of other companies that are subject to all of NASDAQ’s corporate governance requirements as long as the New Mountain Funds own a majority of our outstanding common stock.

Anti-takeover provisions in our charter documents, Delaware law and our shareholders’ agreement could discourage, delay or prevent a change in control of our company and may adversely affect the trading price of our common stock.

We are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us (as a public company with common stock listed on NASDAQ) from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt;

•	provide the New Mountain Funds, through their stock ownership, with the ability to elect a majority of our directors if they beneficially own one-third or more of our common stock;

•	do not provide for cumulative voting;

•	provide that vacancies on the Board, including newly created directorships, may be filled only by a majority vote of directors then in office (subject to the rights of the Class A stockholders);

•	limit the calling of special meetings of stockholders;

•	permit stockholder action by written consent if the New Mountain Funds and its affiliates own one-third or more of our common stock;

•	require supermajority stockholder voting to effect certain amendments to our certificate of incorporation; and

•

require stockholders to provide advance notice of new business proposals and director nominations under specific procedures. In addition, certain provisions of our shareholders’ agreement require that certain covered persons (as defined in the shareholders’ agreement) vote their shares of our common stock in favor of certain transactions in which the New Mountain Funds propose to sell all or any portion of their shares of our common stock, or in which we propose to sell or otherwise transfer for value all or substantially all of the stock, assets or business of the Company.

54

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a) Sales of Unregistered Securities

None.

(b) Use of Proceeds from Public Offering of Common Stock

Not applicable.

(c) Purchases of Equity Securities by the Issuer and Affiliated Purchasers

The following table presents information regarding purchases made by Deltek of its common stock:

Repurchase period	Total Number of Shares purchased	Average Price Paid per Share (2)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs (1)	Dollar Value of Maximum Number of Shares That May Yet be Purchased Under the Plans or Programs
1/1/12 - 1/31/12	190,900	$10.17	190,900	$12,068,907
2/1/12 - 2/29/12	218,000	$10.31	218,000	$9,822,275
3/1/12 - 3/31/12	38,555	$10.44	38,555	$9,419,719
4/1/12 - 4/30/12	129,918	$10.33	129,918	$8,077,364

Total	577,373	$10.28	577,373

(1)

On August 18, 2011, we announced that our Board had approved a stock repurchase program under which we may repurchase up to $30 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate by us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. As of March 31, 2012, we had repurchased an aggregate of 2,574,073 shares of common stock under this program, which included 1,474,073 shares repurchased in the open market and 1,100,000 shares repurchased in a private transaction.

(2)	The average price paid per share includes a nominal amount paid for commissions.

Item 3.	DEFAULTS UPON SENIOR SECURITIES

None.

Item 4.	MINE SAFETY DISCLOSURES

None.

Item 5.	OTHER INFORMATION

None.

55

Item 6.	EXHIBITS

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws of Deltek, Inc. (2)

4.1	Form of specimen common stock certificate. (1)

31.1*	Certification of Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101 **	The following financial statements from Deltek, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 10, 2012, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statements of Cash Flows, (iv) Condensed Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive (Loss) Income, and (v) Notes to Condensed Consolidated Financial Statements.

*	Filed herewith.
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
(1)	Incorporated by reference to exhibit of same number filed with the Registrant’s Registration Statement on Form S-1 (No. 333-142737) on May 8, 2007.
(2)	Incorporated by reference to exhibit of same number filed on March 12, 2010 with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

56

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTEK, INC.

Dated: May 10, 2012	By:	/s/ KEVIN T. PARKER
Kevin T. Parker
Chairman, President and Chief Executive Officer (Principal Executive Officer)

DELTEK, INC.

Dated: May 10, 2012	By:	/s/ MICHAEL P. CORKERY
Michael P. Corkery
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: May 10, 2012	By:	/s/ MICHAEL L. KRONE
Michael L. Krone
Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)

57

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws of Deltek, Inc. (2)

4.1	Form of specimen common stock certificate. (1)

31.1*	Certification of Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101 **	The following financial statements from Deltek, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 10, 2012, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statements of Cash Flows, (iv) Condensed Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive (Loss) Income, and (v) Notes to Condensed Consolidated Financial Statements.

*	Filed herewith.
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
(1)	Incorporated by reference to exhibit of same number filed with the Registrant’s Registration Statement on Form S-1 (No. 333-142737) on May 8, 2007.
(2)	Incorporated by reference to exhibit of same number filed on March 12, 2010 with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

58

ANNEX G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number 001-33772

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2291 Wood Oak Drive, Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 734-8606

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of shares of common stock, par value $0.001 per share, and Class A common stock, par value $0.001 per share, of the registrant outstanding as of July 31, 2012 was 68,464,867 and 100, respectively.

PART I

FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS

DELTEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,090	$35,243
Accounts receivable, net of allowance of $1,644 and $1,714 at June 30, 2012 and December 31, 2011, respectively	58,280	58,899
Deferred income taxes	6,146	5,383
Prepaid expenses and other current assets	12,031	10,760

TOTAL CURRENT ASSETS	116,547	110,285

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $26,933 and $23,515 at June 30, 2012 and December 31, 2011, respectively	26,769	25,620
LONG-TERM DEFERRED INCOME TAXES	9,951	9,653
INTANGIBLE ASSETS, NET	46,556	54,994
GOODWILL	174,872	175,771
OTHER ASSETS	5,907	6,156

TOTAL ASSETS	$380,602	$382,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$464	$528
Accounts payable and accrued expenses	41,194	45,420
Deferred revenues	120,183	104,835
Income taxes payable	2,409	465

TOTAL CURRENT LIABILITIES	164,250	151,248

LONG-TERM DEBT	152,155	166,894
OTHER TAX LIABILITIES	3,453	3,214
OTHER LONG-TERM LIABILITIES	16,202	18,180

TOTAL LIABILITIES	336,060	339,536
COMMITMENTS AND CONTINGENCIES (NOTE 11)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at June 30, 2012 or December 31, 2011	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 71,321,475 issued and 68,356,977 outstanding at June 30, 2012 and 70,398,889 issued and 68,272,271 outstanding at December 31, 2011	71	70
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at June 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	281,538	273,496
Accumulated deficit	(212,872)	(216,821)
Accumulated other comprehensive income	401	2,188
Treasury Stock, at cost—2,964,498 and 2,126,618 shares at June 30, 2012 and December 31, 2011, respectively	(24,596)	(15,990)

TOTAL STOCKHOLDERS’ EQUITY	44,542	42,943

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$380,602	$382,479

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUES:
Product revenues	$28,440	$24,788	$53,495	$46,378
Maintenance and support services	41,533	39,387	82,760	77,560
Consulting services and other revenues	16,046	23,793	32,484	44,008

Total revenues	86,019	87,968	168,739	167,946

COST OF REVENUES:
Cost of product revenues	6,673	7,002	13,496	12,677
Cost of maintenance and support services	6,073	6,274	12,300	13,254
Cost of consulting services and other revenues	14,964	21,722	31,655	39,444

Total cost of revenues	27,710	34,998	57,451	65,375

GROSS PROFIT	58,309	52,970	111,288	102,571

OPERATING EXPENSES:
Research and development	15,495	15,725	31,285	33,286
Sales and marketing	22,300	22,593	43,526	44,835
General and administrative	11,186	12,898	23,193	26,557
Restructuring charge	528	3,617	2,053	6,822

Total operating expenses	49,509	54,833	100,057	111,500

INCOME (LOSS) FROM OPERATIONS	8,800	(1,863)	11,231	(8,929)
Interest income	45	34	70	67
Interest expense	(2,595)	(2,894)	(5,249)	(5,879)
Other income (expense), net	254	4	289	(261)

INCOME (LOSS) BEFORE INCOME TAXES	6,504	(4,719)	6,341	(15,002)
Income tax expense (benefit)	2,264	(1,764)	2,392	(5,496)

NET INCOME (LOSS)	$4,240	$(2,955)	$3,949	$(9,506)

EARNINGS (LOSS) PER SHARE
Basic	$0.07	$(0.05)	$0.06	$(0.15)

Diluted	$0.06	$(0.05)	$0.06	$(0.15)

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,110	65,538	64,175	65,441

Diluted weighted average shares	66,575	65,538	66,576	65,441

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
NET INCOME (LOSS)	$4,240	$(2,955)	$3,949	$(9,506)
Foreign currency translation adjustments, net of income tax benefit (expense) of $0 and $0, respectively	(3,734)	1,517	(1,787)	5,431

Other comprehensive (loss) income	(3,734)	1,517	(1,787)	5,431

COMPREHENSIVE INCOME (LOSS)	$506	$(1,438)	$2,162	$(4,075)

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2012	2011
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES :
Net income (loss)	$3,949	$(9,506)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for doubtful accounts	864	433
Depreciation and amortization	11,560	13,274
Amortization of debt issuance costs and original issue discount	544	508
Stock-based compensation expense	7,084	6,229
Employee stock purchase plan expense	181	115
Restructuring charge, net	486	3,340
(Gain) Loss on disposal of fixed assets	(4)	11
Other noncash activity	(226)	132
Deferred income taxes	(1,717)	(6,530)

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(476)	5,922
Prepaid expenses and other assets	(1,382)	(1,678)
Accounts payable and accrued expenses	(3,748)	(1,811)
Income taxes receivable/payable	2,432	765
Excess tax benefit from stock awards	(549)	(246)
Other tax liabilities	238	363
Other long-term liabilities	(383)	2,256
Deferred revenues	15,489	15,817

Net Cash Provided by Operating Activities	34,342	29,394

CASH FLOWS FROM INVESTING ACTIVITIES :
Acquisition of WMG, Inc., net of cash acquired	(729)	(25,664)
Acquisition of Maconomy A/S	—	(168)
Acquisition of assets of S.I.R.A., Inc.	(1,304)	(1,039)
Purchase of property and equipment	(4,545)	(6,477)
Capitalized software development costs	(140)	—

Net Cash Used in Investing Activities	(6,718)	(33,348)

CASH FLOWS FROM FINANCING ACTIVITIES :
Proceeds from exercise of stock options	1,870	337
Excess tax benefit from stock awards	549	246
Proceeds from issuance of stock under employee stock purchase plan	474	358
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,604)	(1,182)
Purchase of treasury stock	(8,606)	—
Repayment of debt	(15,026)	(25,524)

Net Cash Used in Financing Activities	(22,343)	(25,765)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND
CASH EQUIVALENTS	(434)	1,558

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,847	(28,161)

CASH AND CASH EQUIVALENTS––Beginning of period	35,243	76,619

CASH AND CASH EQUIVALENTS––End of period	$40,090	$48,458

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(in thousands)

	Six Months Ended June 30,
	2012	2011
	(unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash activity during the current period:
Accrued liability for purchases of property and equipment	$—	$206

Accrued liability for acquisition of businesses	$—	$791

Cash paid (received) during the period for:
Interest	$4,724	$5,345

Income taxes, net	$1,320	$(274)

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands, except share data)

(unaudited)

	Preferred Stock		Common Stock		Class A Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Treasury Stock		Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount
Balance at December 31, 2010	—	$—	68,794,774	$69	100	$—	$261,837	$(213,431)	$2,911	—	$—	$51,386

Net loss	—	—	—	—	—	—	—	(3,390)	—	—	—	(3,390)
Other comprehensive income									(723)			(723)
Issuance of common stock under the employee stock purchase plan	—	—	119,655	—	—	—	745	—	—	—	—	745
Stock options exercised	—	—	229,024	—	—	—	935	—	—	—	—	935
Issuance of restricted stock awards, net of forfeitures of 505,982	—	—	1,598,218	1	—	—	(1)	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	164	—	—	—	—	164
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(1,108)	—	—	—	—	(1,108)
Stock compensation	—	—	—	—	—	—	13,397	—	—	—	—	13,397
Exchange of liability for restricted stock	—	—	—	—	—	—	14	—	—	—	—	14
Reclassification adjustment	—	—	—	—	—	—	(99)	—	—	—	—	(99)
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	2,126,618	(15,990)	(15,990)
Shares withheld for minimum tax withholding on vested restricted stock awards	—	—	(342,782)	—	—	—	(2,388)	—	—	—	—	(2,388)

Balance at December 31, 2011	—	$—	70,398,889	$70	100	$—	$273,496	$(216,821)	$2,188	2,126,618	$(15,990)	$42,943

DELTEK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY, continued

(in thousands, except share data)

(unaudited)

	Preferred Stock		Common Stock		Class A Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Treasury Stock		Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount
Net income	—	—	—	—	—	—	—	3,949	—	—	—	3,949
Other comprehensive loss	—	—	—	—	—	—	—	—	(1,787)	—	—	(1,787)
Issuance of common stock under the employee stock purchase plan	—	—	82,528	—	—	—	474	—	—	—	—	474
Stock options exercised	—	—	293,671	—	—	—	1,870	—	—	—	—	1,870
Issuance of restricted stock awards, net of forfeitures of 319,544	—	—	707,106	1	—	—	(1)	—	—	—	—	—
Tax benefit from stock awards	—	—	—	—	—	—	549	—	—	—	—	549
Tax deficiency from other stock awards activity	—	—	—	—	—	—	(550)	—	—	—	—	(550)
Stock compensation	—	—	—	—	—	—	7,304	—	—	—	—	7,304
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	837,880	(8,606)	(8,606)
Shares withheld for minimum tax withholding on vested restricted stock awards	—	—	(160,719)	—	—	—	(1,604)	—	—	—	—	(1,604)

Balance at June 30, 2012	—	$—	71,321,475	$71	100	$—	$281,538	$(212,872)	$401	2,964,498	$(24,596)	$44,542

See accompanying notes to condensed consolidated financial statements.

DELTEK, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

June 30, 2012

1. ORGANIZATION

Organization

Deltek, Inc. (“Deltek” or the “Company”) is a leading provider of enterprise software and information solutions for government contractors and professional services firms. Deltek’s solutions enable customers to research and identify business opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects for its customers. Deltek’s solutions provide its customers with actionable insight – providing enhanced visibility and control into business processes and operations and enabling them to succeed in delivering their projects and business goals. The Company is incorporated in Delaware and was founded in 1983.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The December 31, 2011 condensed consolidated balance sheet included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes otherwise required by GAAP.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position, the Company’s results of operations, the Company’s statement of comprehensive income (loss) and its cash flows for the interim periods. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2012 or for any other periods.

Principles of Consolidation

The condensed consolidated financial statements are prepared in accordance with GAAP and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Areas of the financial statements where estimates may have the most significant effect include the allowance for doubtful accounts receivable and sales allowances, lives of tangible and intangible assets, impairment of long-lived and other assets, realization of deferred tax assets, accrued liabilities, stock-based compensation, revenue recognition, valuation of acquired deferred revenue, goodwill and intangible assets, and provisions for income taxes. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are generated primarily from four sources: licensing of software products, subscriptions (including access to our information solutions offerings), providing maintenance and support for those products, and providing consulting services related to those products. The Company recognizes revenue in accordance with ASC 985-605, Software-Revenue Recognition, and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. Where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual licenses, term licenses and services revenue together in accordance with ASC 605-35, Revenue Recognition-Construction-Type and Certain Production-Type Contracts (“ASC 605-35”).

Under its perpetual software license agreements, the Company recognizes revenue upon execution of a signed agreement and delivery of the software provided that the arrangement fees are fixed or determinable, collection of the resulting receivable is probable, and vendor-specific objective evidence (“VSOE”) of fair value exists to allow the allocation of a portion of the total fee to any undelivered elements of the arrangement. In the event that VSOE does not exist for any undelivered element, the entire arrangement fee is recognized over the longer of the services, subscription, or maintenance period.

If VSOE exists to allow the allocation of a portion of the total fee to undelivered elements of the arrangement, the residual amount in the arrangement allocated to perpetual licenses is recognized as revenue when all of the following are met:

•	Persuasive evidence of an arrangement exists. It is our practice to require a signed contract or an accepted purchase order for existing customers.

•

Delivery has occurred. We deliver software by secure electronic means or physical delivery. Both means of delivery transfer title and risk to the customer. Shipping terms are generally FOB shipping point.

•

The fees from software license sale is fixed or determinable. We recognize revenue for the perpetual license component of multiple element arrangements only when VSOE of fair value of any undelivered elements is known, any uncertainties surrounding customer acceptance are resolved and there are no refund, return, or cancellation rights associated with the delivered elements. Fees from perpetual license sales are generally considered fixed or determinable when payment terms are within the Company’s standard payment terms for given products.

•	Collectibility is probable. Amounts receivable must be collectible. For license arrangements that do not meet our collectibility standards, revenue is recognized as cash is received.

The Company’s software license agreements generally do not include customer acceptance provisions; if acceptance provisions are provided, delivery is deemed to occur upon acceptance.

Perpetual and term license revenues from resellers are recognized using a sell-through model whereby the Company recognizes revenue when evidence of a sales arrangement exists between reseller and end-user.

The Company’s standard payment terms for its perpetual license agreements are generally within 180 days. The Company considers the perpetual software license fee to be fixed or determinable unless the fee is subject to refund or adjustment, or is not payable within the Company’s standard payment terms. Perpetual license revenue from arrangements with payment terms extending beyond 180 days has generally been viewed as outside the Company’s standard payment terms and is recognized as payments become due and payable if the Company is unable to demonstrate a history of collecting under similar payment terms with similar arrangements.

The Company also sells its software products under term license agreements, including our software-as-a-service (“SaaS”) offerings. Term licenses offer the customer rights to software and related maintenance and support for a specific fixed period of time, usually between 12 and 36 months. In some cases, implementation services are also included in the initial period fee. Hosting services may also be included in the fee. Customers generally prepay for these term licenses, and these prepayments are recorded as deferred revenue and revenue is recognized over the contractual period of the term license.

Subscription revenues, including access to our information solutions offerings, generally provide customers with access to the Company’s Information Solutions products for a fixed period of time, usually one year. Customers generally prepay for these subscription offerings, and these prepayments are recorded as deferred revenue and revenue is recognized over the term of the subscription.

Sales taxes and other taxes collected from customers and remitted to governmental authorities are presented on a net basis and, as such, are excluded from revenues.

Maintenance and support services include unspecified periodic software upgrades or enhancements, bug fixes and phone support for perpetual software licenses. Initial annual maintenance and support are sold as a consistent percentage of the software price. Customers generally prepay for maintenance, and these prepayments are recorded as deferred revenue and revenue is recognized ratably over the term of the maintenance period.

The Company’s consulting services consist primarily of implementation services, training, and design services. Consulting services are also regularly sold separately from other elements, generally on a time-and-materials basis. Other revenues mainly include fees collected for the Company’s annual user conference.

Consulting services are generally not essential to the functionality of the Company’s software and are usually completed in three to six months, though larger implementations may take longer. The Company generally recognizes revenues for these services as they are performed. In the case of software arrangements where services are essential to the software functionality or the services carry a significant degree of risk or unique acceptance criteria, the Company recognizes the perpetual license and services revenue together in accordance with ASC 605-35. Direct costs related to these arrangements are deferred and expensed as the related revenue is recognized.

Implementation, installation and other consulting services are generally billed based upon hourly rates, plus reimbursable out-of-pocket expenses and related administrative fees. Revenue on these arrangements is recognized based on hours actually incurred at the contract billing rates, plus out-of-pocket expenses. Implementation, installation and other consulting services revenue under fixed-fee arrangements is generally recognized as the services are performed if the Company has the ability to demonstrate it can reasonably estimate the percentage of completion.

The Company generally sells training services at a fixed rate for each specific training session at a per-attendee price, and revenue is recognized when the customer attends the training. The Company also sells training on a time-and-materials basis. In situations where customers pay for services in advance of the services being rendered, the related prepayment is recorded as deferred revenue and recognized as revenue when the services are performed.

For sales arrangements where perpetual software licenses are sold together with maintenance and support, consulting, training, or subscription offerings, the Company recognizes revenue using the residual method. The residual accounting method is used since VSOE has not been established for the perpetual license element as it is not typically sold on a standalone basis. Using this method, the Company first allocates revenue to the undelivered elements on the basis of VSOE. The difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue for the delivered elements, which is usually the perpetual software license component. The Company has established VSOE for standard offerings of maintenance and support and consulting services based on the price charged when these elements are sold on a standalone basis.

In cases where perpetual licenses and other elements are sold in combination with term licenses, all revenue is recognized ratably over the longest period of performance for the undelivered elements once the Company has commenced delivery of all elements. For income statement classification purposes, revenue is allocated based on VSOE for maintenance, training and consulting services. For term licenses, VSOE has not yet been established, and revenue is therefore allocated to the undelivered term license based on the contractually stated renewal rate. Under the residual method, any remaining arrangement fee is allocated to the perpetual software license.

For maintenance and support agreements, VSOE is based upon historical renewal rates.

For consulting services and training sold as part of a multiple element sales arrangement, VSOE is based upon the prices charged for those services when sold separately. For sales arrangements that require the Company to deliver future specified products or services for which VSOE of fair value is not available, the entire arrangement is deferred until VSOE is available or delivery has occurred. For income statement classification purposes revenue is allocated first to the undelivered element based on VSOE. Any remaining arrangement fee is then allocated to the software license.

Product revenues and Costs of product revenues in the condensed consolidated statements of operations are comprised of the following sources of revenues and their associated costs of revenues (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
PRODUCT REVENUES
Perpetual licenses	$15,976	$15,020	$28,944	$29,580
Subscriptions and term licenses	12,464	9,768	24,551	16,798

Total product revenues	$28,440	$24,788	$53,495	$46,378

COST OF PRODUCT REVENUES
Cost of perpetual licenses	$1,701	$1,862	$3,033	$3,563
Cost of subscriptions and term licenses	4,972	5,140	10,463	9,114

Total cost of product revenues	$6,673	$7,002	$13,496	$12,677

Fair Value Measurements

ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value and expands required disclosures about fair value measurements. As of June 30, 2012 and December 31, 2011, the Company measured its money market funds at fair value based on quoted prices that are equivalent to par value (Level 1). The Company did not have any assets measured at fair value on a recurring basis using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3). At June 30, 2012, the Company re-measured the fair value of the contingent consideration from an acquisition (See Note 3, Acquisitions) resulting in a fair value adjustment of $0.3 million recorded as a reduction to the contingent consideration and a corresponding benefit in the Company’s condensed consolidated statement of operations. The fair value was determined using a valuation method that required a significant degree of management judgment to determine the key assumptions which include projected revenues and appropriate discount rates. As such, the Company classified the fair value adjustment as a Level 3 measurement within the fair value hierarchy.

The Company’s nonfinancial assets measured at fair value on a nonrecurring basis include goodwill, indefinite-lived intangible assets, and long-lived tangible assets including property and equipment (See Note 5, Goodwill and Other Intangible Assets). The valuation methods used to determine fair value require a significant degree of management judgment to determine the key assumptions which include projected revenues, royalty rates and appropriate discount rates. As such, the Company classifies nonfinancial assets subjected to nonrecurring fair value adjustments as Level 3 measurements. At June 30, 2012, the Company did not have any adjustments to non-financial assets measured at fair value on a nonrecurring basis.

Financial instruments are defined as cash, evidence of an ownership interest in an entity or contracts that impose an obligation to deliver cash, or other financial instruments to a third party. Cash and cash equivalents, which are primarily cash and funds held in money market accounts on a short-term basis, are carried at fair market value. At June 30, 2012, the Company’s cash equivalents were invested in a money market fund that invests primarily in a portfolio of short-term U.S. Treasury securities.

The money market fund investments include repurchase agreements collateralized fully by U.S. Treasury securities. As a result, the risk of non-performance of the money market fund is very low. The investments have a net asset value equal to $1.00 with no withdrawal restrictions, and there are no investments in auction rate securities. In addition, the money market fund has not experienced a decline in value and its net asset value has historically not dropped below $1.00. The Company’s cash and cash equivalents at June 30, 2012 consisted of $6.4 million in money market investments and $33.7 million in cash. The Company’s cash and cash equivalents at December 31, 2011 consisted of $3.5 million in money market investments and $31.7 million in cash.

The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity term of these instruments. The carrying value of the Company’s debt is reported in the financial statements at cost. Although there is no active public market for the debt, the Company has determined that the carrying value of its debt, which includes an original issue discount, approximates fair value based on an analysis of interest rates in effect at the time of our 2011 amendment to the Credit Agreement (defined below), current market interest rates and limited private trading of the debt. In addition, the debt contains a variable interest rate component, although, based on prevailing market rates at June 30, 2012 and at the time of our 2011 amendment to the Credit Agreement, the interest rate was fixed due to the interest rate floor under the terms of the Company’s Credit Agreement. The estimated fair value of the Company’s debt at June 30, 2012 and December 31, 2011 was $152.6 million and $167.4 million, respectively. The estimated fair value has been determined based on interest rates available for debt with terms and maturities similar to the Company’s existing debt arrangements, and is classified as Level 2 within the fair value hierarchy.

As of June 30, 2012 and December 31, 2011, the Company had no derivative financial instruments. The Company’s policy with respect to derivative financial instruments is to record them at fair value with changes in value recognized in earnings during the period of change.

Recently Adopted Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). The guidance clarifies how a principal market is determined, amends the application of the concepts of “highest and best use” and “valuation premise” to apply only to the fair value measurements of nonfinancial assets and extends the prohibition on blockage factors and control premiums to all three levels of the fair value hierarchy.

ASU 2011-04 also expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. Although the adoption of ASU 2011-04 did not have a material impact, it did change the Company’s disclosures for fair value.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income.

The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. The Company adopted ASU 2011-05 on January 1, 2012 and elected to present OCI in two consecutive statements. See the unaudited Condensed Consolidated Statement of Comprehensive Income (Loss).

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required.

ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company did not early adopt the provisions in ASU 2011-08 and will evaluate the standard when performing its future goodwill impairment tests, which are performed annually as of December 31 of each year.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The guidance allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.

ASU 2012-02 allows companies the option to first assess qualitatively whether it is more likely than not that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. Companies can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets or choose to only perform the quantitative impairment test for any indefinite-lived intangible in any period.

ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company is in the process of evaluating the guidance and the impact it will have on its consolidated financial statements.

3. ACQUISITIONS

The Washington Management Group, Inc.

On March 31, 2011, the Company acquired 100% of the outstanding stock of The Washington Management Group, Inc., including its FedSources and FedSources Consulting businesses (collectively, “FedSources”). FedSources offers leading market intelligence and consulting services necessary to identify, qualify, and win government business, as well as comprehensive GSA schedule consulting. The results of FedSources have been included in the Company’s condensed consolidated financial statements since April 1, 2011 and were not material to the overall consolidated results of the Company.

The aggregate purchase price that the Company paid for FedSources is as follows (in thousands):

Amounts
Cash paid	$26,729
Contingent Consideration	600

27,329
Less: Cash acquired	(336)

Total purchase price	$26,993

The contingent consideration of $0.6 million represents the fair value at the date of acquisition of the potential earn-out payment of $5.0 million based on an estimate of revenue realization at the end of a five-year period. At June 30, 2012 and December 31, 2011, the fair value of the contingent consideration was $0.3 million and $0.6 million, respectively. For the six months ended June 30, 2011, approximately $274,000 was incurred for acquisition-related costs and integration costs, respectively, which are included in “General and Administrative” expenses in the condensed consolidated statement of operations. There were no acquisition-related costs and integration costs incurred for the three and six months ended June 30, 2012.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition, including subsequent adjustments (in thousands):

Accounts receivable	$1,286
Deferred tax asset	185
Prepaid expenses and other assets	85
Property and equipment	470
Intangible assets	5,880
Goodwill	23,246
Accounts payable and accrued expenses	(598)
Deferred revenues	(3,015)
Current income taxes payable	(238)
Noncurrent deferred tax liability	(218)
Other long-term liabilities	(90)

Total purchase price	$26,993

The components and the useful lives of the intangible assets listed in the above table as of the acquisition date, including subsequent adjustments, are as follows (in thousands):

	Amount	Life
Technology	$690	1 year
Trade names	740	5, 10 years
Research database	1,400	5 years
Customer relationships	3,050	10 years

Total intangible assets	$5,880

Technology was amortized using an accelerated amortization method over one year, and the related amortization expense in the Company’s condensed consolidated statement of operations was included in “Cost of Product Revenues”. The research database is being amortized using an accelerated amortization method over five years, and the related amortization expense is included in “Cost of Product Revenues”. The trade names and customer relationships are being amortized using an accelerated amortization method over five or 10 years, and the related amortization expense is included in “Sales and Marketing” expense. The weighted average useful life of the intangible assets is estimated at 7.3 years.

The goodwill associated with the transaction is primarily due to the benefits to the Company resulting from the combination with FedSources. The goodwill and identified intangibles recorded in this transaction are deductible for tax purposes.

4. EARNINGS (LOSS) PER SHARE

Net earnings (loss) per share is computed under the provisions of ASC 260, Earnings Per Share (“ASC 260”). Basic earnings (loss) per share is computed using net earnings (loss) and the weighted average number of common shares outstanding. Diluted earnings (loss) per share reflects the weighted average number of common shares outstanding plus any potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of shares issuable upon the exercise of stock options, unvested restricted stock and shares from the Employee Stock Purchase Plan (“ESPP”).

The following table sets forth the computation of basic and diluted net earnings (loss) per share (dollars in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Basic earnings (loss) per share computation:
Net earnings (loss) (A)	$4,240	$(2,955)	$3,949	$(9,506)

Weighted average common shares–basic (B)	64,110,358	65,537,693	64,175,384	65,440,638

Basic net earnings (loss) per share (A/B)	$0.07	$(0.05)	$0.06	$(0.15)

Diluted earning (loss) per share computation:
Net earning (loss) (A)	$4,240	$(2,955)	$3,949	$(9,506)

Shares computation:
Weighted average common shares–basic	64,110,358	65,537,693	64,175,384	65,440,638
Effect of dilutive stock options, restricted stock, and ESPP	2,464,666	—	2,400,968	—

Weighted average common shares–diluted (C)	66,575,024	65,537,693	66,576,352	65,440,638

Diluted net earnings (loss) per share (A/C)	$0.06	$(0.05)	$0.06	$(0.15)

For the three and six months ended June 30, 2012, outstanding equity awards for common stock equivalents, or 1,945,921 and 2,050,921 of equity awards, respectively, were excluded in the computation of diluted earnings (loss) per share because their effect would have been anti-dilutive. For the three and six months ended June 30, 2011, all outstanding common stock equivalents, or 9,900,148 equity awards, were excluded in the computation of diluted earnings (loss) per share because their effect would have been anti-dilutive due to the net loss during the prior period. These excluded equity awards for common stock related to potentially dilutive securities associated primarily with stock options and restricted stock awards granted by the Company pursuant to its equity plans.

5. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following table represents the balance and changes in goodwill for the six months ended June 30, 2012 (in thousands):

Balance as of January 1, 2012	$175,771
Foreign currency translation adjustment	(899)

Balance as of June 30, 2012	$174,872

The Company performed an annual impairment test for goodwill as of December 31, 2011 and determined that there was no impairment of goodwill, as the Company’s fair value was assessed and it was determined the fair value exceeded the carrying value. There have been no events or changes in circumstances that have occurred during the six months ended June 30, 2012 that would indicate that there has been an impairment of goodwill.

Other Intangible Assets

The following tables set forth information for intangible assets subject to amortization and for intangible assets not subject to amortization (in thousands):

	As of June 30, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized Intangible Assets
Customer relationships-maintenance and license	$55,193	$(31,493)	$23,700
Technology	23,530	(18,296)	5,234
Trade names and non-compete	3,280	(1,397)	1,883
Research database	13,340	(4,196)	9,144
Foreign currency translation adjustments	(680)	366	(314)

Total amortized intangible assets	$94,663	$(55,016)	$39,647
Unamortized Intangible Assets
Trade names	$6,964	$—	$6,964
In process research & development	105	—	105
Foreign currency translation adjustments	(160)	—	(160)

Total unamortized intangible assets	$6,909	—	6,909

Total Intangible Assets	$101,572	$(55,016)	$46,556

	As of December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized Intangible Assets
Customer relationships-maintenance and license	$55,476	$(27,562)	$27,914
Technology	23,741	(16,458)	7,283
Trade names and non-compete	3,280	(941)	2,339
Research database	13,340	(3,009)	10,331
Foreign currency translation adjustments	(494)	552	58

Total amortized intangible assets	$95,343	$(47,418)	$47,925
Unamortized Intangible Assets
Trade names	$7,053	$—	$7,053
In process research & development	107	—	107
Foreign currency translation adjustments	(91)	—	(91)

Total unamortized intangible assets	$7,069	$—	7,069

Total Intangible Assets	$102,412	$(47,418)	$54,994

Amortization expense related to intangible assets acquired in business combinations is allocated to cost of revenues or operating expenses on the statements of operations based on the revenue stream to which the asset contributes. The following table summarizes amortization expense for the three and six months ended June 30, 2012 and 2011 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Included in cost of revenues:
Cost of product revenues	$1,512	$2,141	$3,276	$4,013
Cost of consulting services and other revenues	—	19	19	39

Total included in cost of revenues	1,512	2,160	3,295	4,052
Included in operating expenses	2,307	2,737	4,669	5,223

Total	$3,819	$4,897	$7,964	$9,275

The following table summarizes the estimated future amortization expense for the remaining six months of 2012 and years thereafter (in thousands):

Years Ending December 31,
2012 (remaining)	$6,614
2013	10,946
2014	7,878
2015	5,320
2016	3,541
2017	2,440
Thereafter	2,908

Total	$39,647

In accordance with ASC 360, Property, Plant, and Equipment, the Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There were no impairment charges for the six months ended June 30, 2012 or 2011.

6. DEBT

The Company maintains a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”).

In November 2010, the Company amended and extended the Credit Agreement, providing for $230.0 million in borrowings, consisting of $200.0 million in secured term loans maturing in November 2016 and a secured revolving credit facility of $30.0 million maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding, totaling $146.8 million, but excluding approximately $805,000 in letters of credit that remained outstanding after the 2010 amendment, were prepaid in full out of proceeds from the Credit Agreement. The remaining $48.1 million of proceeds from the 2010 amendment, less debt issuance costs of approximately $5.1 million, were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1.00%, or $2.0 million, which is being amortized over the term of the loan using the effective interest method and was included in the $5.1 million of debt issuance costs noted above.

Under the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, the interest rate for amounts outstanding was equal to the British Banker’s Association Interest

Settlement Rates for dollar deposits (the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable Percentage was either 4.00% or 3.75% based on financial performance criteria set forth in the Credit Agreement. Depending on the type of borrowing, interest rates for the term loans prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%.

In November 2011, the Company further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the Applicable Percentage for both the term loans and the revolving credit facility was increased by 25 basis points to either 4.00% or 4.25%. The Company paid approximately $290,000 in fees in connection with this amendment of which approximately $240,000 is being amortized to interest expense over the remaining term of the modified Credit Agreement using the effective interest method, with the remaining costs expensed as incurred.

The Company pays an annual fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. Prior to any prepayments made (see below), the Credit Agreement required the Company to make principal payments of $0.5 million per quarter through September 2016, with the remaining balance due in November 2016. In addition, the Credit Agreement continues to require mandatory prepayments of the term loans from annual excess cash flow, as defined in the Credit Agreement, and from the net proceeds of certain asset sales or equity issuances. In the first half of 2012, there were no mandatory principal prepayments required under the Credit Agreement.

For the six months ended June 30, 2012, the Company made voluntary prepayments of $15.0 million to reduce amounts outstanding under the Credit Agreement. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule.

As of June 30, 2012, the outstanding principal amount of the term loans was $154.0 million, with interest at 5.50%. As of December 31, 2011, the outstanding amount of the term loans was $169.0 million with interest at 5.50%. There were no borrowings under the revolving credit facility at June 30, 2012 and December 31, 2011.

The following table summarizes future principal payments on the Credit Agreement as of June 30, 2012 after the voluntary prepayments were made (in thousands):

Principal Payment
2012 (remaining)	$—
2013	1,575
2014	1,575
2015	1,576
2016	149,274

Total principal payments	154,000
Less: unamortized debt discount	(1,381)

Net debt	$152,619

All loans under the Credit Agreement are collateralized by substantially all of the Company’s assets (including the Company’s domestic subsidiaries’ assets).

The loans require compliance with certain financial covenants. There were no material modifications to the debt covenants under the Credit Agreement from the 2010 amendment, except that the fixed charge coverage ratio covenant was replaced by a maximum annual capital expenditures covenant under the Credit Agreement.

The Credit Agreement also requires the Company to comply with other covenants that restrict or limit certain corporate activities, including incurring additional indebtedness, guaranteeing obligations, creating liens on assets, entering into sale and leaseback transactions, engaging in certain mergers or consolidations, or paying any cash dividends.

The Company was in compliance with all covenants under the Credit Agreement as of June 30, 2012.

7. INCOME TAXES

In accordance with ASC 740, Income Taxes (“ASC 740”), the income tax provision for interim periods is based on the estimated annual effective tax rate for the full fiscal year. The estimated effective tax rate is subject to adjustment in subsequent quarterly periods as the estimates are refined. The Company’s effective tax rate for the six months ended June 30, 2012 and 2011 was 37.7% and 36.6%, respectively. The Company’s effective tax rate differs from the tax benefit computed at the U.S. federal statutory income tax rate primarily due to the disallowance of tax benefits associated with foreign loss companies.

The Company’s net deferred tax assets were $16.1 and $15.0 million as of June 30, 2012 and December 31, 2011, respectively. The Company believes it is more likely than not that the net deferred tax assets will be realized in the foreseeable future. Realization of the Company’s net deferred tax assets is dependent upon the Company generating sufficient taxable income in future years in appropriate tax jurisdictions in order to obtain tax benefits from the reversal of temporary differences, net operating loss carryforwards, and tax credit carryforwards. The amount of net deferred tax assets considered realizable is subject to adjustment in future periods if estimates of future taxable income change.

The Company files income tax returns, including returns for its subsidiaries, with federal, state, local and foreign jurisdictions. With few exceptions, the Company is no longer subject to examination for the years before 2007. Currently, the Company is under audit in the Philippines for tax periods ending December 31, 2009 and 2008.

8. STOCK-BASED COMPENSATION

Stock Incentive Plans

The Company has historically granted equity awards to directors and employees under two separate equity plans.

The Company’s 2005 Stock Option Plan (the “2005 Plan”) authorized the Company to grant options to purchase up to 6,310,000 shares of common stock to directors and employees. Option grants under the 2005 Plan ceased upon the approval of the Company’s 2007 Stock Incentive and Award Plan (the “2007 Plan”).

In April 2007, the Company’s Board of Directors (the “Board”) and shareholders approved the 2007 Plan, which allowed the Company to grant up to 1,840,000 new stock incentive awards or options, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalent rights, performance units, performance shares, performance-based restricted stock, share awards, phantom stock and cash incentive awards. The aggregate number of shares reserved and available for grant and issuance pursuant to the 2007 Plan increases automatically each January 1 in an amount equal to 3% of the total number of shares of the Company’s common stock outstanding on December 31 of the immediately preceding calendar year, unless otherwise reduced by the Board.

In addition, in August 2010, the Board and shareholders approved the amendment and restatement of the 2007 Plan to, among other things, increase the number of shares reserved and available for issuance under the 2007 Plan by 1,140,000 shares. Grants issued under the 2007 Plan may be from either authorized but unissued shares or issued shares from equity awards which have been forfeited or withheld by the Company upon vesting for payment of the employee’s tax withholding obligations and returned to the plan as shares available for future issuance.

The following table presents the stock-based compensation expense for stock options, restricted stock and ESPP shares (as described below) included in the related financial statement line items (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Included in cost of revenues:
Cost of consulting services and other revenues	$364	$242	$723	$681
Cost of maintenance and support services	360	259	691	531
Cost of product revenues	105	46	203	97

Total included in cost of revenues	829	547	1,617	1,309
Included in operating expenses:
Research and development	593	637	1,185	1,365
Sales and marketing	745	719	1,484	1,525
General and administrative	1,513	1,004	2,979	2,145
Restructuring charge	—	234	—	547

Total included in operating expenses	2,851	2,594	5,648	5,582

Total	$3,680	$3,141	$7,265	$6,891

Stock Options

During the six months ended June 30, 2012, options to purchase 125,000 shares of common stock were granted, with a weighted average grant date fair value of $6.12 as determined under the Black-Scholes-Merton valuation model. During the six months ended June 30, 2012, options were exercised at an aggregate intrinsic value of $1.2 million. The intrinsic value for stock options exercised is calculated as the difference between the market value on the date of exercise and the exercise price of the shares. The stock options exercised during the period were issued from previously authorized common stock.

The weighted average assumptions used in the Black-Scholes-Merton option-pricing model are as follows:

	Six Months Ended June 30,
	2012	2011
Dividend yield	0.0%	0.0%
Expected volatility	69.3%	65.8%
Risk-free interest rate	1.1%	2.4%
Expected life (in years)	6.1	6.1

Stock option compensation expense for the three months ended June 30, 2012 and 2011 was $0.7 million and $1.1 million, respectively. Stock option compensation expense for the six months ended June 30, 2012 and 2011 was $1.4 million and $2.5 million, respectively. As of June 30, 2012, compensation cost related to unvested stock options not yet recognized in the income statement was $1.7 million and is expected to be recognized over an average period of 2.3 years.

Restricted Stock

During the six months ended June 30, 2012, the Company issued 1,026,650 shares of restricted stock at a weighted average grant date fair value of $9.92. The grant date fair value is based on the closing price of the Company’s common stock on the date of grant.

Restricted stock awards are considered outstanding at the time of grant as the shares are issued and the stockholders are entitled to voting rights. Dividend payments are deferred until the requisite service period has lapsed; additionally, any deferred dividends will be forfeited if the award shares are forfeited by the grantee. Unvested restricted stock awards are not considered outstanding in the computation of basic earnings per share. The Company’s Credit Agreement and shareholder’s agreement with New Mountain Capital restrict the payment of dividends.

Restricted stock compensation expense for the three months ended June 30, 2012 and 2011 was $2.9 million and $2.0 million, respectively. Restricted stock compensation expense for the six months ended June 30, 2012 and 2011 was $5.7 million and $4.3 million, respectively. As of June 30, 2012, compensation cost related to unvested shares not yet recognized in the income statement was $21.7 million and is expected to be recognized over an average period of 2.7 years.

Upon each vesting of the restricted stock awards, employees are subject to minimum tax withholding obligations. The 2007 Plan allows the Company, at the employee’s election, to withhold a sufficient number of shares due to the employee to satisfy the employee’s minimum tax withholding obligations. During the six months ended June 30, 2012, the Company withheld 160,719 shares of common stock at a value of approximately $1.6 million. Pursuant to the terms of the 2007 Plan, the shares withheld were returned to the 2007 Plan reserve for future issuance and, accordingly, the Company’s issued and outstanding common stock and additional paid-in capital were reduced to reflect this adjustment.

Employee Stock Purchase Program

In April 2007, the Board established the ESPP to provide eligible employees an opportunity to purchase up to 750,000 shares of the Company’s common stock through accumulated payroll deductions. In February 2010, the number of shares that employees could purchase under the ESPP was increased to 1,500,000 in the aggregate. Employees may contribute to the plan during six-month offering periods that begin on March 1 and September 1 of each year. The per share price of common stock purchased pursuant to the ESPP is equal to 90% of the fair market value of a share of common stock on (i) the first day of an offering period, or (ii) the date of purchase (i.e. the last day of the offering period), whichever is lower.

ESPP compensation expense for the three months ended June 30, 2012 and 2011 was $98,000 and $64,000, respectively. ESPP compensation expense for the six months ended June 30, 2012 and 2011 was $181,000 and $115,000, respectively. During the six months ended June 30, 2012, a total of 82,528 shares were issued under the ESPP and, as of June 30, 2012, there were 455,943 shares available under the ESPP.

9. RELATED-PARTY TRANSACTIONS

New Mountain Capital, L.L.C., our majority shareholder, is entitled to receive transaction fees equal to 2% of the transaction value of each significant transaction directly or indirectly involving the Company or any of its controlled affiliates, including, but not limited to, acquisitions, dispositions, mergers, or other similar transactions, debt, equity or other financing transactions, public or private offerings of the Company’s securities and joint ventures, partnerships and minority investments. Transaction fees are payable upon the consummation of a significant transaction. No fee is payable for a transaction with a value of less than $25.0 million. There were no related party transactions during the six months ended June 30, 2012 or 2011. In connection with the Company’s acquisition of FedSources in March 2011, New Mountain Capital, L.L.C. agreed to waive any transaction fee payable for this transaction.

10. RESTRUCTURING CHARGES

The following table represents the restructuring liability balance at June 30, 2012 (in thousands):

	Six Months Ended June 30, 2012
	Beginning Balance	Charges and Adjustments to Charges	Cash Payments	Non-cash Reductions	Total Remaining Liability
2010 Plans
Severance and benefits	$—	$—	$—	$—	$—
Facilities	195	—	(79)	—	116

Total 2010 Plans	$195	$—	$(79)	$—	$116

2011 Plans
Q1 2011 Plan
Severance and benefits	$387	$2,030	$(1,913)	$(27)	$477
Facilities	1,206	27	(529)	—	704

Total Q1 2011 Plan	$1,593	$2,057	$(2,442)	$(27)	$1,181

Q2 2011 Plan
Severance and benefits	$171	$(37)	$(127)	$—	$7
Facilities	—	33	(33)	—	—

Total Q2 2011 Plan	$171	$(4)	$(160)	$—	$7

Total
Severance and benefits	$558	$1,993	$(2,040)	$(27)	$484
Facilities	1,401	60	(641)	—	820

	$1,959	$2,053	$(2,681)	$(27)	$1,304

2012 and 2011 Restructuring Activity

During the first and second quarters of 2011, the Company initiated plans to restructure certain of its operations to realign its cost structure and resources and to take advantage of operational efficiencies following the completion of its acquisitions in 2011 and 2010. The total restructuring costs associated with the 2011 plans were estimated to range from $10 million to $11 million for the plan initiated in the first quarter of 2011 (“Q1 2011 Plan”), and from $3 million to $4 million for the plan initiated in the second quarter of 2011 (“Q2 2011 Plan”), consisting primarily of employee severance expenses and facilities obligations. The restructuring costs are being recorded in “Restructuring Charge” in the Company’s condensed consolidated statement of operations.

As a result of the Q1 2011 Plan, the Company recorded a restructuring charge in the first and second quarters of 2012 of $1.5 million and $528,000, respectively, for severance and benefits costs for the reduction in headcount of approximately 10 employees in each quarter. In the first and second quarters of 2011, the Company recorded a restructuring charge for the Q1 2011 Plan of $3.2 million and $2.3 million, respectively, for severance and benefits costs for the reduction in headcount of approximately 60 and 30 employees, respectively. As of June 30, 2012, the Company has a remaining severance and benefits liability of $477,000 with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

As part of the Q1 2011 Plan, the Company incurred a restructuring charge of $27,000 in the first quarter of 2012 for costs related to office closures in 2011. In the second quarter of 2011, the Company incurred a restructuring charge of $507,000 with respect to this plan for the closure of one office location and the relinquishment of space at one office location. The remaining facility liability for this plan of $704,000 as of June 30, 2012 is reflected as “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

As a result of the Q2 2011 Plan, the Company recorded a restructuring benefit in the first and second quarters of 2012 of $(8,000) and $(29,000), respectively, for severance and benefits costs resulting from a change in the estimate based on actual costs incurred. As part of the Q2 2011 Plan, the Company incurred a restructuring charge of $831,000 in the second quarter of 2011 for severance and benefits costs for the reduction in headcount of approximately 45 employees. Additionally as part of the Q2 2011 Plan, the Company incurred a restructuring charge in the first quarter of 2012 of $33,000 for costs related to office closures in 2011. As of June 30, 2012, the Company has a remaining severance and benefits liability of $7,000 with respect to this plan, which is reflected in “Accounts Payable and Accrued Expenses” in the condensed consolidated balance sheet.

For the Q1 2011 Plan, liabilities at June 30, 2012 for severance and benefit costs are expected to be fully paid by the end of the third quarter of 2012 and facility costs are expected to be paid by the end of 2012. The Company expects to incur the remaining estimated expenses up to $300,000 for the Q1 2011 Plan by the end of 2012.

For the Q2 2011 Plan, liabilities at June 30, 2012 for severance and benefit costs are expected to be fully paid by the end of the third quarter of 2012. The Company expects to incur the remaining estimated expenses up to $500,000 for the Q2 2011 Plan by the end of 2012.

Any changes to the estimate of executing these restructuring plans will be reflected in the Company’s future results of operations.

2010 Restructuring Activities

Facilities

As a result of the fourth quarter plan (“Q4 2010 Plan”) in connection with the Company’s acquisition of Maconomy A/S in July 2010, the Company consolidated duplicate office facilities into one location. The Company ceased using the duplicate facility in October 2010. As a result of these actions, a restructuring charge was recorded for approximately $740,000 in the fourth quarter of 2010, which included an early lease termination charge and a provision to write down leasehold improvements and furniture and equipment.

As of June 30, 2012, the Company has a remaining facility liability for the Q4 2010 Plan of $116,000 relating to this office consolidation, which is expected to be fully paid by the end of the first quarter of 2013. This amount is reflected as “Accounts Payable and Accrued Expenses” in the Company’s condensed consolidated balance sheet.

11. COMMITMENTS AND CONTINGENCIES

The Company is involved from time to time in claims and legal proceedings incidental to the ordinary conduct of its business operations. With respect to pending legal proceedings, we are currently unable to estimate the reasonably possible loss, if any, or range of loss, if any. As any particular proceeding develops, we may be able to estimate a reasonably possible loss or range of loss for the matter. Our evaluation of our loss contingencies involves subjective assessments, assumptions and judgments, and actual losses incurred in future periods may differ significantly from our estimates (if any). Accordingly, although any estimate or any adverse resolution may occur and negatively affect our consolidated financial statements in the relevant fiscal period of resolution, based upon information currently available to the Company we are not currently involved in any legal proceeding in which the outcome is likely to have a material adverse effect on our business or financial position in our view. The results of any legal proceeding, however, cannot be predicted with certainty.

Guarantees

The Company provides limited indemnification to customers against intellectual property infringement claims made by third parties arising from the use of the Company’s software products. Estimated losses for such indemnifications are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. The Company does not believe that it currently has any material financial exposure with respect to the indemnification provided to customers. However, due to the lack of indemnification claims from customers, the Company cannot estimate the fair value nor determine the total nominal amount of the indemnifications, if any.

The Company has secured copyright registrations for its own software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. The Company is provided intellectual property infringement indemnification from its third-party partners whose technology may be embedded or otherwise bundled with the Company’s software products. Therefore, the Company considers the probability of an unfavorable outcome in an intellectual property infringement case relatively low. The Company has not encountered material costs as a result of such obligations and has not accrued any liabilities related to such indemnifications.

Product Warranties

The Company’s standard license agreements generally include a one-year warranty period for software products that are sold on a perpetual or term basis. The Company provides for the estimated cost of product warranties based on specific warranty claims, if (i) it is probable that a liability exists and (ii) amount can be reasonably estimated. To date, the Company has not had any material costs associated with these warranties.

12. SEGMENT INFORMATION

The Company operates as one reportable segment as the Company’s principal business activity relates to selling project-based software, information solutions and implementation and support services. The Company’s chief operating decision maker, the Chief Executive Officer, evaluates the performance of the Company as one unit based upon consolidated revenue and operating costs.

The Company’s products and services are sold in the United States, and are also sold through direct and indirect sales channels outside the United States.

For the three and six months ended June 30, 2012, approximately 17% and 17%, respectively, of the Company’s total revenues were generated from sales outside of the United States. For the three and six months ended June 30, 2011, approximately 18% and 20%, respectively, of the Company’s total revenues were generated from sales outside of the United States.

No country outside of the United States accounted for 10% or more of the Company’s revenue for the three and six months ended June 30, 2012 and 2011. No single customer accounted for 10% or more of the Company’s revenue for the three and six months ended June 30, 2012 and 2011.

As of June 30, 2012 and December 31, 2011, the Company had $57.5 million and $51.6 million, respectively, of long-lived assets held outside of the United States.

13. STOCKHOLDER’S EQUITY

Treasury Stock—In August 2011, the Board approved a stock repurchase program that is designed to comply with Rules 10b-18 and 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) under which the Company may repurchase up to $30.0 million of Deltek common stock. The Board authorization permits the Company to repurchase stock at times and prices considered appropriate by the Company depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. During the six months ended June 30, 2012, shares of common stock repurchased in the open market under this program totaled 837,880 at a total cost of $8.6 million plus a nominal amount of commissions (weighted average price of $10.27 per share including commissions). There was $5.4 million remaining under the stock repurchase program available for future repurchases at June 30, 2012.

The shares of stock repurchased have been classified as treasury stock and accounted for using the cost method. The repurchased shares were excluded from the computation of earnings per share. The Company has not retired any shares held in treasury during the six months ended June 30, 2012.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with, and provides period to period comparisons based on, our interim condensed consolidated financial statements and notes thereto which appear elsewhere in this Quarterly Report on Form 10-Q. This MD&A should also be read in conjunction with (and as an update to) the more comprehensive Annual Report on Form 10-K for the year ended December 31, 2011. In addition, our actual results reported in this Quarterly Report on Form 10-Q may differ immaterially from our unaudited results which we may have publicly disclosed prior to this report.

This section and other parts of this Quarterly Report on Form 10-Q contain forward-looking statements, within the meaning of the federal securities laws, that involve substantial risks and uncertainties about our business and prospects. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook,” “believes,” “plans,” “intends,” “expects,” “goals,” “potential,” “continues,” “may,” “seeks,” “approximately,” “predicts,” “estimates,” “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control.

Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including those described in this Quarterly Report on Form 10-Q. The forward-looking statements speak only as of the date of this Quarterly Report and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Quarterly Report. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, financings, securities offerings or business combinations that may be announced or closed after the date hereof. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (refer to Part II, Item 1A).

All dollar amounts expressed as numbers in tables (except per share amounts) in this MD&A are in millions. Certain tables may not calculate due to rounding.

Company Overview

Deltek is a leading provider of enterprise software and information solutions designed and developed specifically for project-focused organizations in the professional services and government contracting markets. Our broad portfolio of software and information solutions are “purpose-built” for businesses that plan, forecast and otherwise manage their business processes based on projects. Our government contracting market consists of large, mid-sized and small government contractors, including aerospace and defense firms and information technology services providers. Our professional services market includes architecture and engineering (“A&E”) and construction firms, legal, accounting, marketing communications, consulting, research and other project-focused services firms. Approximately 15,000 organizations and 2 million users across more than 80 countries around the world utilize Deltek’s solutions to identify new opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects.

As a leading provider of enterprise software and information solutions, our revenues are principally derived from the sale of enterprise licenses and subscriptions sales for our software offerings and subscriptions for our information solutions. A significant component of our revenue in recent years has been maintenance and support revenue that is related to the products we license on a perpetual basis. We also derive revenue from consulting, training and professional services we provide to assist customers with the implementation and use of our software and solutions or to assist customers with market assessments relating to the sale of products and services to federal, state and local governments.

Since our founding, we have acquired companies and businesses to broaden and complement the products, services and solutions we offer, to expand our customer base and to expand into new geographies and markets. This has allowed us to provide our customers with additional functionality and value that complements the functionality of our legacy products. Our continued success depends on our ability to sell new and additional products and solutions within our existing installed base of customers, sell to new customers in the current markets we serve and sell to new customers in new geographies and markets.

Our total revenue for the three months ended June 30, 2012 was $86.0 million, as compared to $88.0 million for the three months ended June 30, 2011. Our revenue for the three months ended June 30, 2011 included $3.5 million related to our annual user conference, which will be held in the fourth quarter this year. Our total revenue for the three months ended June 30, 2012 otherwise reflected increases in product-related revenue and maintenance and support revenue as compared to the three months ended June 30, 2011.

Management Perspective

Our senior management’s approach to decision-making balances our need to achieve short-term financial and operational goals with the equally critical need to invest in our business for future growth. In our review of our financial condition and operating performance, we consider a variety of factors including, but not limited to, the following:

•	our expectations for the individual components of our revenues (product-related revenue, maintenance and support revenue, and consulting revenue);

•	our ability to successfully penetrate new horizontal and vertical markets and broaden our geographic reach;

•	the extent to which we can sell new products, services and solutions to existing customers and sell upgrades to applications from legacy products in our current portfolio;

•	effective management of expenses and cost containment initiatives;

•	our ability to expand our products, services and solutions and our geographic reach through strategic acquisitions;

•	our win rate against competitors;

•	our cash flow from operations; and

•	the long-term success of our development and partnering efforts.

Each of the factors may be evaluated individually or collectively by our senior management team in evaluating our performance as we balance our short-term quarterly objectives and our longer-term strategic goals and objectives.

For the three months ended June 30, 2012, we recorded net income of $4.2 million as compared to a net loss of $3.0 million for the three months ended June 30, 2011. We believe that our improved operating results are a continuing result of our concentrated effort to drive new revenue opportunities while at the same time managing operating expenses and aligning our resources to achieve the operational synergies we expected from our acquisitions in 2010 and 2011.

Our product revenues consist of revenues derived from the licensing of our software applications and subscriptions to our information solutions products. Product revenues increased 15% to $28.4 million for the three months ended June 30, 2012, compared to $24.8 million for the three months ended June 30, 2011. This reflects the successful strategic initiatives we have undertaken over the last two years, expanding into new markets, broadening our solutions portfolio and offering cloud-based solutions and subscription pricing models.

We license our software applications to customers on a perpetual, term or software-as-a-service (“SaaS”) basis. While we expect that our perpetual license revenues will continue to account for a significant amount of our product revenues, we have seen positive results from our efforts to increase our sale of software licenses on a term or SaaS basis to meet the varying needs of our broad customer base.

Subscription revenues from our information solutions offerings have continued to increase, as our combined information solutions offerings make us uniquely able to deliver solutions across the broad spectrum of government contracting requirements and all facets of these customers’ businesses. Our subscription and term licenses revenue was $12.5 million for the three months ended June 30, 2012, compared to $9.8 million for the three months ended June 30, 2011. For the three months ended June 30, 2012, 44% of our product revenues consisted of revenue associated with subscriptions and term licenses, as compared to 39% for the three months ended June 30, 2011.

Given the various ways in which we license our products to customers, the product revenues we recognize in any particular quarter may be less significant as an indicator of our overall success in the market, as there may be significant amounts of revenue that we are required to defer to future periods and recognize ratably over the period of performance. See Item 1 – Financial Statements (unaudited) – Notes to Condensed Consolidated Financial Statements (unaudited) – Note 2, Summary of Significant Accounting Policies.

Our maintenance and support services revenue increased 5.0% for the three months ended June 30, 2012 to $41.6 million as compared to $39.4 million for the three months ended June 30, 2011. We believe our strong maintenance and support services revenue reflects our continuing success in providing products and solutions that meet our customers’ current and future needs. We expect revenue from maintenance services to remain a significant source of our total revenue as a result of additional sales of software products and solutions in the future, high customer retention rates and the importance of our solutions to our customers’ operations. Growth in revenue from maintenance services may be impacted by our increased sales of our solutions offered on a SaaS or term basis, since the revenue for those sales includes associated maintenance services.

Our consulting services and other revenues for the three months ended June 30, 2012 was $16.0 million as compared to $23.8 million for the three months ended June 30, 2011. A significant portion of the decrease in revenue is the result of moving our annual user conference and associated revenue to the fourth quarter of 2012. Historically, that event took place in the second quarter. In addition, consulting services revenue decreased due to fewer customer implementations and an increase in sales of our solutions offered on a SaaS or term basis.

Our consulting services revenue may decline in future periods as we see a continued increase in sales of our term and SaaS offerings, where related services are recognized as subscription and term revenues and do not require the same level of consulting services as our perpetual license products. We have also been expanding our partnerships with systems integrators for certain large implementation opportunities, where the systems integrator typically performs the majority of the work related to the implementation of our products.

Critical Accounting Policies and Estimates

In presenting our financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an ongoing basis, we reconsider and evaluate our estimates and assumptions. Our future estimates may change if the underlying assumptions change. Actual results may differ significantly from these estimates.

For further information on our critical and other significant accounting policies, see our Annual Report on Form 10-K for the year ended December 31, 2011. We believe that the following critical accounting policies involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our condensed consolidated financial statements:

•	Revenue Recognition;

•	Stock-Based Compensation;

•	Income Taxes;

•	Allowances for Doubtful Accounts Receivable;

•	Valuation of Purchased Intangible Assets and Acquired Deferred Revenue; and

•	Impairment of Identifiable Intangible and Other Long-Lived Assets and Goodwill.

Results of Operations

The following table sets forth our statements of operations including dollar and percentage of change from the prior periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
REVENUES :
Product revenues	$28.4	$24.8	$3.6	15	$53.5	$46.4	$7.1	15
Maintenance and support services	41.6	39.4	2.2	5	82.8	77.6	5.2	7
Consulting services and other revenues	16.0	23.8	(7.8)	(33)	32.4	44.0	(11.6)	(26)

Total revenues	86.0	88.0	(2.0)	(2)	168.7	168.0	0.7	0

COST OF REVENUES :
Cost of product revenues	6.7	7.0	(0.3)	(5)	13.5	12.7	0.8	6
Cost of maintenance and support services	6.1	6.3	(0.2)	(3)	12.3	13.3	(1.0)	(7)
Cost of consulting services and other revenues	14.9	21.7	(6.8)	(31)	31.6	39.4	(7.8)	(20)

Total cost of revenues	27.7	35.0	(7.3)	(21)	57.4	65.4	(8.0)	(12)

GROSS PROFIT	58.3	53.0	5.3	10	111.3	102.6	8.7	8

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
OPERATING EXPENSES :
Research and development	15.5	15.8	(0.3)	(1)	31.3	33.3	(2.0)	(6)
Sales and marketing	22.3	22.6	(0.3)	(1)	43.5	44.8	(1.3)	(3)
General and administrative	11.2	12.9	(1.7)	(13)	23.2	26.6	(3.4)	(13)
Restructuring charge	0.5	3.6	(3.1)	(85)	2.1	6.8	(4.7)	(70)

Total operating expenses	49.5	54.9	(5.4)	(10)	100.1	111.5	(11.4)	(10)

INCOME (LOSS) FROM OPERATIONS	8.8	(1.9)	10.7	(573)	11.2	(8.9)	20.1	(226)
Interest income	—	—	—	—	—	0.1	(0.1)	(100)
Interest expense	(2.6)	(2.9)	0.3	(10)	(5.2)	(5.9)	0.7	(11)
Other income (expense), net	0.3	—	0.3	100	0.3	(0.3)	0.6	(210)

LOSS BEFORE INCOME TAXES	6.5	(4.8)	11.3	(238)	6.3	(15.0)	21.3	(142)
Income tax expense (benefit)	2.3	(1.8)	4.1	(228)	2.4	(5.5)	7.9	(144)

NET LOSS	$4.2	$(3.0)	$7.2	(243)	$3.9	$(9.5)	$13.4	(142)

Revenues

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
REVENUES :
Product revenues
Perpetual licenses	$15.9	$15.0	$0.9	6	$28.9	$29.6	$(0.7)	(2)
Subscriptions and term licenses	12.5	9.8	2.7	28	24.6	16.8	7.8	46

Total product revenues	28.4	24.8	3.6	15	53.5	46.4	7.1	15
Maintenance and support services	41.6	39.4	2.2	5	82.8	77.6	5.2	7
Consulting services and other revenues	16.0	23.8	(7.8)	(33)	32.4	44.0	(11.6)	(26)

Total revenues	$86.0	$88.0	$(2.0)	(2)	$168.7	$168.0	$0.7	0

Product Revenues

Our product revenues are derived from software applications and information solutions.

We sell our software applications to end-user customers mainly through our direct sales force, as well as indirectly through our network of alliance partners and resellers. The timing of the sales cycle for our products varies significantly in length based upon a variety of factors, including the size of the customer, the product being sold and whether the customer is a new or existing customer. While price is an important consideration, we primarily compete on product features, functionality and the needs of our customers within our served markets.

        Our information solutions offerings are fee-based arrangements in which the customer subscribes to market intelligence analysis and business development services delivered through GovWin.com. Our services provide customers access to our information solutions products for a fixed period of time, usually one year, and customers generally prepay for these offerings. We sell our information solutions offerings primarily through our direct sales force. These offerings are sold on a standalone basis and in combination with software applications.

For the three months ended June 30, 2012, our product revenues increased by $3.6 million to $28.4 million, compared to $24.8 million for the three months ended June 30, 2011. For the six months ended June 30, 2012, our product revenues increased by $7.1 million to $53.5 million, compared to $46.4 million for the six months ended June 30, 2011. Our product revenues during these periods reflect continued demand for our solutions offered on a perpetual basis as well as our success in offering our solutions on a SaaS or term basis.

Perpetual Licenses

Perpetual license revenues increased $0.9 million, or 6%, to $15.9 million for the three months ended June 30, 2012, as compared to the three months ended June 30, 2011. The increase was primarily due to the increased sale of our government contracting software solutions.

Perpetual license revenues decreased $0.7 million, or 2%, to $28.9 million for the six months ended June 30, 2012, as compared to the six months ended June 30, 2011. The decrease was primarily a result of two large transactions with professional services customers in the first six months of 2011 that were not replicated in 2012.

As we experience strong overall demand for our government contracting and professional services solutions, the addition of other licensing vehicles to our product offerings may result in the deferral of perpetual license revenue to future periods.

Subscription and Term Licenses

Subscription and term license revenues increased $2.7 million, or 28%, to $12.5 million for the three months ended June 30, 2012, compared to $9.8 million for the three months ended June 30, 2011 and increased $7.8 million, or 46%, to $24.6 million for the six months ended June 30, 2012, compared to $16.8 million for the six months ended June 30, 2011. The revenue growth was primarily attributable to the growth in new sales and renewals of our GovWin IQ products, acquisition of The Washington Management Group, Inc., including its FedSources business (collectively, “FedSources”) that was acquired in March 2011, and the purchase accounting effects of the acquisitions we made in 2010 and 2011 impacting our 2011 results. In addition, term license revenue grew year-over-year as a result of our success in selling our software applications on a term or SaaS basis.

We expect the term and SaaS offerings to account for an increasing component of our total revenue in future quarters. Our term or SaaS basis revenue may include revenue associated with licensing, maintenance and consulting services related to those offerings.

Maintenance and Support Services

Our maintenance and support revenues are comprised of fees derived for product support, upgrades and other customer support. We receive fees from new maintenance contracts associated with new software license sales and annual renewals of existing maintenance contracts. These contracts offer our customers the ability to obtain online, telephone and web-based support, as well as unspecified periodic upgrades or enhancements and bug fixes for perpetual software licenses.

Maintenance and support revenues increased $2.2 million, or 5%, to $41.6 million for the three months ended June 30, 2012 as compared to 2011 and increased $5.2 million, or 7%, to $82.8 million for the six months ended June 30, 2012 as compared to 2011. The increase in both time periods was due to strong renewal rates and increased installed revenue base. We expect that maintenance and support revenues will continue to be a significant source of revenue throughout 2012, given our high maintenance and support retention rate, our stable base of customers and further sales of our solutions offered on a perpetual basis. At the same time, revenue from maintenance and support services may be impacted in future periods as we increase our sale of software solutions offered on a term or SaaS basis, as the associated maintenance and support for those services are included in the product-related revenue streams.

Consulting and Other Revenues

Our consulting services revenues are generated from software implementation and related project management, as well as training, education and other consulting services associated with our software applications and information solutions and have typically been provided on a time-and-materials basis. Our other revenues consist primarily of fees collected for our annual user conference.

Consulting services and other revenues decreased $7.8 million, or 33%, to $16.0 million for the three months ended June 30, 2012 as compared to 2011 and decreased $11.6 million, or 26%, to $32.4 million for the six months ended June 30, 2012 as compared to 2011. The decreases reflect our annual user conference taking place in the fourth quarter this year, as described above, and is also attributable to a decline in consulting services from fewer customer implementations provided to our customers on solutions offered on a perpetual basis and expanded partnerships with system integrators. We may continue to see a decline in our consulting services as we see an increase in our subscription-based revenues for some of our offerings reflecting consulting services provided to software applications licensed on a term or SaaS basis.

Cost of Revenues

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
COST OF REVENUES :
Cost of product revenues
Cost of perpetual licenses	$1.7	$1.9	$(0.2)	(9)	$3.0	$3.6	$(0.6)	(15)
Cost of subscriptions and term licenses	5.0	5.1	(0.1)	(3)	10.5	9.1	1.4	15

Total cost of product revenues	6.7	7.0	(0.3)	(5)	13.5	12.7	0.8	6
Cost of maintenance and support services	6.1	6.3	(0.2)	(3)	12.3	13.3	(1.0)	(7)
Cost of consulting services and other revenues	14.9	21.7	(6.8)	(31)	31.6	39.4	(7.8)	(20)

Total cost of revenues	$27.7	$35.0	$(7.3)	(21)	$57.4	$65.4	$(8.0)	(12)

Cost of Perpetual Licenses

Our cost of perpetual licenses consists of third-party software royalties, costs of product fulfillment, amortization of acquired technology, and amortization of capitalized software.

Cost of perpetual licenses decreased by $0.2 million, or 9%, to $1.7 million for the three months ended June 30, 2012 as compared to 2011 and decreased by $0.6 million, or 15%, to $3.0 million for the six months ended June 30, 2012 as compared to 2011. The decreases were primarily attributable to amortization for purchased intangible assets.

Cost of Subscription and Term Licenses

Our cost of subscription and term licenses is comprised of compensation expenses, and facility and other expenses incurred in providing subscription services and term licenses, as well as the amortization of acquired intangible assets.

Cost of subscription and term licenses decreased by $0.1 million, or 3%, to $5.0 million for the three months ended June 30, 2012 as compared to $5.1 million for the three months ended June 30, 2011. The decrease was attributable to a decrease in labor and labor-related costs from synergies related to our subscription-based offerings offset by an increase in costs related to the expansion of our SaaS and term license offerings.

Cost of subscription and term licenses increased by $1.4 million, or 15%, to $10.5 million for the six months ended June 30, 2012 as compared to $9.1 million for the six months ended June 30, 2011. The increase was attributable to increased labor and labor-related costs from our information solutions business including additional head count costs associated with FedSources that was acquired in March 2011.

Cost of Maintenance and Support Services

Our cost of maintenance and support services is primarily comprised of compensation expenses and third-party contractor expenses, as well as facility and other expenses incurred in providing support to our customers.

Cost of maintenance services was $6.1 million for the three months ended June 30, 2012, a decrease of $0.2 million, or 3%, as compared to 2011. The reduction in costs was attributable to lower facility expenses from lower headcount year-over-year and an increase in our use of lower-cost resources in the Philippines.

Cost of maintenance services was $12.3 million for the six months ended June 30, 2012, a decrease of $1.0 million, or 7%, as compared to 2011. The reduction in costs was attributable to a decrease in labor and other employee-related costs from lower headcount year-over-year and an increase in our use of lower-cost resources in the Philippines.

Cost of Consulting Services and Other Revenues

Our cost of consulting services is comprised of the compensation expenses for services-related employees as well as third-party contractor expenses, travel and reimbursable expenses and classroom rentals. Cost of consulting services also includes an allocation of our facility and other costs incurred for providing implementation, training and other consulting services to our customers. Our cost of other revenues primarily includes costs associated with our annual user conference.

Cost of consulting services and other revenues was $14.9 million for the three months ended June 30, 2012, a decrease of $6.8 million, or 31%, as compared to 2011. Cost of consulting services and other revenues was $31.6 million for the six months ended June 30, 2012, a decrease of $7.8 million, or 20%, as compared to 2011. The decreases were partially due to $4.2 million of expenses that were reflected in our results for the three and six months ended June 30, 2011, but were not replicated in the three and six months ended June 30, 2012, because our annual user conference is being held in the fourth quarter this year. In addition, labor and related benefits declined from lower headcount driven by a decline in consulting services provided to customers.

Operating Expenses

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
OPERATING EXPENSES:
Research and development	$15.5	$15.8	$(0.3)	(1)	$31.3	$33.3	$(2.0)	(6)
Sales and Marketing	22.3	22.6	(0.3)	(1)	43.5	44.8	(1.3)	(3)
General and administrative	11.2	12.9	(1.7)	(13)	23.2	26.6	(3.4)	(13)
Restructuring charge	0.5	3.6	(3.1)	(85)	2.1	6.8	(4.7)	(70)

Total operating expenses	$49.5	$54.9	$(5.4)	(10)	$100.1	$111.5	$(11.4)	(10)

Research and Development

Our product development expenses consist primarily of compensation expenses, third-party contractor expenses, and other expenses associated with the design, development and testing of our software applications and information solutions.

Research and development expenses decreased by $0.3 million, or 1%, to $15.5 million for the three months ended June 30, 2012 as compared to 2011. The decrease in research and development expenses was a result of lower facility and travel related expense, but was largely offset by an increase in labor and labor-related benefits and third party costs to support new product development.

Research and development expenses decreased by $2.0 million, or 6%, to $31.3 million for the six months ended June 30, 2012 as compared to 2011. The decrease was primarily due to capitalized software development costs and lower facility related expenses.

Sales and Marketing

Our sales and marketing expenses consist primarily of salaries and related costs, commissions paid to our sales team and the cost of marketing programs (including our demand generation efforts, advertising, events, marketing and corporate communications, field marketing and product marketing) and other expenses associated with our sales and marketing activities. Sales and marketing expenses also include amortization expense for acquired intangible assets associated with customer relationships.

Sales and marketing expenses decreased $0.3 million, or 1%, to $22.3 million for the three months ended June 30, 2012, as compared to 2011 and decreased by $1.3 million, or 3%, to $43.5 million for the six months ended June 30, 2012, as compared to 2011. The decrease resulted mainly from a decrease in labor and labor-related benefits and lower amortization of acquired intangible assets. The decline in costs offset by an increase in sales commissions resulting from sales growth relating primarily to our information solutions products and SaaS and term software application offerings.

General and Administrative

Our general and administrative expenses consist primarily of salaries and related costs for general corporate activities, including executive, finance, accounting, legal and human resources. General and administrative costs also include insurance premiums, third-party legal fees, other professional services fees, facility and other expenses associated with our administrative activities which include acquisition-related costs and New Mountain Capital advisory fees.

General and administrative expenses decreased by $1.7 million, or 13%, to $11.2 million for the three months ended June 30, 2012 as compared to 2011 and decreased by $3.4 million, or 13%, to $23.2 million for the six months ended June 30, 2012 as compared to 2011. The decreases resulted from a decline in labor and labor-related benefits and other employee-related costs from lower headcount and lower acquisition-related expenses and related fees.

Restructuring Charge

In 2011, we initiated two plans to restructure our operations in certain areas to realign the cost structure and resources and to take advantage of operational efficiencies following the 2010 and 2011 acquisitions. The total restructuring costs associated with each plan were estimated to range from $10 million to $11 million for the plan initiated in the first quarter of 2011 and $3 million to $4 million for the plan initiated in the second quarter of 2011, consisting primarily of employee severance expenses and facilities obligations.

As a result of this restructuring, we recorded a charge in the first six months of 2012 of $2.1 million for severance and benefits costs for the reduction in headcount of approximately 20 employees. For the six months ended June 30, 2011, we recorded a restructuring charge of $6.3 million for severance and benefits costs for the reduction in headcount of approximately 135 employees and $0.5 million for facility costs related to office closures. We expect to incur the remaining approximately $0.8 million of expenses pursuant to these restructuring plans through the remainder of 2012. Any changes to the estimate of executing this restructuring plan will be reflected in our future results of operations. See Item 1 – Financial Statements (unaudited) – Notes to Condensed Consolidated Financial Statements (unaudited) – Note 10, Restructuring Charges.

Interest Income

Interest income reflects interest earned on our invested cash balances. Interest income remained relatively flat during the three and six months ended June 30, 2012, when compared with the three and six months ended June 30, 2011.

Interest Expense

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
Interest expense	$2.6	$2.9	$(0.3)	(10)	$5.2	$5.9	$(0.7)	(11)

Interest expense decreased $0.3 million to $2.6 million for the three months ended June 30, 2012 compared to the three months ended June 30, 2011. This was primarily attributed to a decrease in the average debt outstanding from approximately $184.7 million for the three months ended June 30, 2011 to $152.6 million for the three months ended June 30, 2012. The effective interest rate remained relatively flat at 6.8% and 6.3% for the three months ended June 30, 2012 and 2011, respectively.

Interest expense decreased $0.7 million to $5.2 million for the six months ended June 30, 2012 compared to the six months ended June 30, 2011. This was primarily attributed to a decrease in the average debt outstanding of approximately $160.0 million and $184.9 million for the six months ended June 30, 2012, as compared to the six months ended June 30, 2011. The effective interest rate remained relatively flat at 6.6% and 6.3% for the six months ended June 30, 2012 and 2011, respectively.

Income Taxes

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(dollars in millions)				(dollars in millions)
Income tax expense (benefit)	$2.3	$(1.8)	$4.1	(228)	$2.4	$(5.5)	$7.9	(144)

Income tax expense for the three months ended June 30, 2012 increased $4.1 million to a $2.3 million expense compared to $1.8 million benefit for the three months ended June 30, 2011. As a percentage of pre-tax income, income tax expense was 34.8% and 37.4% for the three months ended June 30, 2012 and 2011, respectively.

The effective tax rate for the three months ended June 30, 2012 is lower than the statutory federal rate of 35% primarily due to the recognition of a discrete income tax benefit from the release of $0.2 million of valuation allowances in the period.

Income tax expense for the six months ended June 30, 2012 increased $7.9 million to a $2.4 million expense compared to $5.5 million benefit for the six months ended June 30, 2011. As a percentage of pre-tax income, income tax expense was 37.7% and 36.6% for the six months ended June 30, 2012 and 2011, respectively. The income tax expense for 2012 is higher than the income tax expense for 2011 due primarily to the increase in pre-tax income for the period.

During the three months ended June 30, 2012, the Company established an additional liability of approximately $0.2 million associated with certain deductible expenses, tax credits and associated interest on prior period ASC 740-10 adjustments.

Credit Agreement

We have maintained a credit agreement with a syndicate of lenders led by Credit Suisse (the “Credit Agreement”) since 2005.

In November 2010, we amended and extended the Credit Agreement, providing for $230.0 million in aggregate borrowings, consisting of $200.0 million in secured term loans maturing in November 2016 and a $30.0 million secured revolving credit facility maturing in November 2015. The new revolving credit facility was undrawn at closing. All prior amounts outstanding (approximately $146.8 million) were prepaid in full out of proceeds from the new term loans. The remaining proceeds of $48.1 million, less debt issuance costs of approximately $5.1 million, were used for general corporate purposes. The amendment resulted in an original issuance debt discount of 1%, or $2.0 million, which, along with the deferred debt issuance costs, are being amortized over the term of the loan using the effective interest method. The original issue debt discount was included in the $5.1 million of debt issuance costs noted above.

After the 2010 amendment to the Credit Agreement, for both the term loans and the revolving credit facility, we paid an interest rate equal to the British Banker’s Association Interest Settlement Rates for dollar deposits (the “LIBO rate”) plus 4.00% (the “Applicable Percentage”), with a LIBO rate floor of 1.50%. The Applicable Percentage was either 4.00% or 3.75% based on financial performance criteria set forth in the Credit Agreement. Interest rates prior to the 2010 amendment were either 2.25% or 4.25% above the LIBO rate and contained a LIBO rate floor of 2.00% and the rate for the revolving credit facility was 2.50% or 1.50%, depending on the type of borrowing.

In November 2011, we further amended the Credit Agreement with respect to certain non-financial covenants. As a result of this amendment, the Applicable Percentage was increased by 25 basis points to either 4.00% or 4.25%. We paid approximately $290,000 in fees in connection with this amendment, of which approximately $240,000 are being amortized to interest expense over the remaining term of the Credit Agreement using the effective interest method, with the remaining costs expensed as incurred.

We pay a fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015. At the time of the 2010 amendment, the Credit Agreement required us to make principal payments of $0.5 million per quarter through September 2016, before any prepayments were made, with the remaining balance due in November 2016. For the six months ended June 30, 2012, we made voluntary prepayments of $15.0 million. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule.

As of June 30, 2012 and December 31, 2011, the outstanding principal amount of the term loans was $154.0 million and $169.0 million, respectively, excluding the reduction of the unamortized debt discount of $1.4 million at June 30, 2012. There were no borrowings outstanding under the revolving credit facility.

All loans under the Credit Agreement are collateralized by substantially all of our assets (including our domestic subsidiaries’ assets) and require us to comply with certain financial covenants. There were no material modifications to our debt covenants under the Credit Agreement from the 2010 amendment, except that the fixed charge coverage ratio covenant was replaced by a maximum annual capital expenditures covenant. Other covenants require us to maintain defined minimum levels of interest coverage and provide for a limitation on our leverage ratio.

The following table summarizes the significant financial covenants under the Credit Agreement (adjusted EBITDA below is based on the terms of the Credit Agreement):

		As of June 30, 2012		Most Restrictive Required Level
Covenant Requirement	Calculation	Required Level	Actual Level

Minimum Interest Coverage	Cumulative adjusted EBITDA for the prior four quarters/consolidated interest expense	Greater than 3.00 to 1.00	7.33	Greater than 3.00 to 1.00

Capital Expenditure	Fiscal year capital expenditure not to exceed required level	No more than $10.0 million	$4.7 million	$10.0 million in 2012

Leverage Coverage	Total debt/cumulative adjusted EBITDA for the prior four quarters	Less than 3.25 to 1.00	2.20	2.50 to 1.00 effective January 1, 2014

The Credit Agreement also requires us to comply with non-financial covenants that restrict or limit certain corporate activities by us and our subsidiaries, including our ability to incur additional indebtedness, guarantee obligations, or create liens on our assets, enter into sale and leaseback transactions, engage in mergers or consolidations, or pay any cash dividends.

Based on our current and expected performance, we believe we will continue to satisfy the financial covenants of the Credit Agreement for the foreseeable future.

As of June 30, 2012, we were in compliance with all covenants under the Credit Agreement.

The Credit Agreement requires mandatory prepayments of the term loans from our annual excess cash flow and from the net proceeds of certain asset sales or equity issuances. We did not make an annual excess cash flow payment in the first quarter of 2012 due to the voluntary prepayments made in 2011 and there were no other required mandatory prepayments during the first half of 2012. We did not make an annual excess cash flow payment in the first quarter of 2011 due to the permitted acquisitions that occurred during 2010 and there were no other required mandatory prepayments during the first half of 2011. The Credit Agreement also requires us to prepay a portion of the term loans from the net proceeds of certain equity issuances so that our leverage ratio (as defined in the Credit Agreement) is less than 3.00, on or before December 31, 2011, or 2.75, if anytime thereafter.

Liquidity and Capital Resources

Overview of Liquidity

Our primary operating cash requirements include the payment of salaries, incentive compensation and related benefits, and other headcount-related costs as well as the costs of office facilities and information technology systems. We fund these requirements through cash collections from our customers for the purchase of our software, subscriptions, consulting services and maintenance services. Amounts due from customers for software licenses, subscriptions and maintenance and support services are generally billed in advance of the contract period.

The cost of our acquisitions has been financed with available cash flow and, to a very limited extent, credit facility borrowings.

Historically, our cash flows have been subject to variability from year to year, primarily as a result of one-time or infrequent events. These events have included acquisitions and the repayment of indebtedness. We expect that our future growth will continue to require additional working capital. Although such future working capital requirements are difficult to forecast, based on our current estimates of revenues and expenses, we believe that anticipated cash flows from operations and available sources of funds (including $30.0 million of available borrowings under our revolving credit facility at June 30, 2012) will provide sufficient liquidity for us to fund our business and meet our obligations for the next twelve months.

For the six months ended June 30, 2012, we made voluntary prepayments of $15.0 million on the Credit Agreement. The prepayments were applied first against the scheduled debt payments until March 2013, and second, ratably against the next scheduled debt payments in the amortization schedule. We may continue to prepay debt in the future.

In August 2011, our Board approved a stock repurchase program under which we may repurchase up to $30.0 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate by us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time.

During the six months ended June 30, 2012, we repurchased 837,880 shares of Deltek common stock, for a total cost of $8.6 million, plus a nominal amount of commissions (weighted average price of $10.27 per share including commissions). The repurchases were funded by cash flows from operations. There was $5.4 million remaining under the stock repurchase program available for future repurchases as of June 30, 2012.

We also believe that our aggregate cash balance of $40.1 million as of June 30, 2012, coupled with anticipated cash flows from operations and available sources of funds (including available borrowings under our revolving credit facility), will be sufficient to cover the payments due over the near term under the Credit Agreement.

In the future, however, we may require additional liquidity to fund our operations, debt repayment obligations, strategic investments and acquisitions, and stock repurchases, which could entail raising additional funds or modifying the terms of our Credit Agreement.

Analysis of Cash Flows

As of June 30, 2012 and June 30, 2011, we had cash and cash equivalents totaling $40.1 million and $48.5 million, respectively.

Cash provided by operating activities was $34.3 million and $29.4 million, for the six months ended June 30, 2012 and 2011, respectively. Cash provided by operating activities is primarily derived from net income, as adjusted for non-cash items such as depreciation and amortization expense, stock-based compensation expense, and changes in operating assets and liabilities. The increase in cash provided by operating activities in 2012 resulted from an increase in net income of $13.5 million and an increase in deferred income taxes of $4.8 million. This increase was partially offset by a decrease in accounts receivable of $6.4 million due mainly to an increase in subscription and term revenue billings, other long-term liabilities of $2.6 million, and a decline in restructuring charges, net of $2.9 million.

Net cash used in investing activities was $6.7 million and $33.3 million for the six months ended June 30, 2012 and 2011, respectively. Investing activities include the acquisition of property and equipment, and net expenditures for business combinations and asset acquisitions. In 2011, we used funds of $26.9 million for business acquisitions, net of cash acquired primarily relating to the FedSources purchase as compared to $2.0 million in 2012. In addition, we used $4.5 million, or $1.9 million less, in 2012 than in 2011 to purchase property and equipment primarily relating to our new headquarter facilities.

Cash used in financing activities was $22.3 million and $25.8 million for the six months ended June 30, 2012 and 2011, respectively. We used $15.0 million in 2012 for debt repayment and $8.6 million for the purchases of common stock under our stock repurchase program.

Impact of Seasonality

Fluctuations in our quarterly revenues historically reflect, in part, seasonal fluctuations driven by our customers’ procurement cycles for our products. However, as a result of the current economic environment, changes in how we sell our offerings, and the new products that we offer, past seasonality may not be indicative of current or future seasonality.

Off-Balance Sheet Arrangements

As of June 30, 2012, we had no off-balance sheet arrangements.

Indemnification

We provide limited indemnification to our customers against intellectual property infringement claims made by third parties arising from the use of our software products. Due to the established nature of our primary software products and the lack of intellectual property infringement claims in the past, we cannot estimate the fair value nor determine the total nominal amount of the indemnification, if any. Estimated losses for such indemnification are evaluated under ASC 450, Contingencies, as interpreted by ASC 460, Guarantees. We have secured copyright and trademark registrations for our software products with the U.S. Patent and Trademark Office and with applicable European trademark offices. We also have intellectual property infringement indemnification from our third-party partners whose technology may be embedded or otherwise bundled with our software products. We generally consider the probability of an unfavorable outcome in an intellectual property infringement case to be relatively low. We have not encountered material costs as a result of such obligations and have not accrued any liabilities related to such indemnifications.

Recently Adopted Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). The guidance clarifies how a principal market is determined, amends the application of the concepts of “highest and best use” and “valuation premise” to apply only to the fair value measurements of nonfinancial assets and extends the prohibition on blockage factors and control premiums to all three levels of the fair value hierarchy.

ASU 2011-04 also expands disclosure requirements particularly for Level 3 inputs and requires disclosure of the level in the fair value hierarchy of items that are not measured at fair value in the statement of financial position but whose fair value must be disclosed. For many of the requirements, the FASB does not intend for the amendments in this Update to result in a change in the application of the requirements in ASC 820-10. Certain amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective prospectively for interim and annual periods beginning after December 15, 2011. Although the adoption of ASU 2011-04 did not have a material impact, it did change our disclosures for fair value.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which changes the manner in which comprehensive income is presented in the financial statements. The guidance in ASU 2011-05 removes the current option to report other comprehensive income (“OCI”) and its components in the statement of changes in equity and requires entities to report this information in one of two options. The first option is to present this information in a single continuous statement of comprehensive income starting with the components of net income and total net income followed by the components of OCI, total OCI, and total comprehensive income.

The second option is to report two consecutive statements; the first statement would report the components of net income and total net income in a statement of income followed by a statement of OCI that includes the components of OCI, total OCI and total comprehensive income. The statement of OCI would begin with net income. ASU 2011-05 does not change what is required to be reported in other comprehensive income or impact the computation of earnings per share. ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with the application of ASU 2011-05 applied retrospectively for all periods presented in the financial statements. We adopted ASU 2011-05 on January 1, 2012 and elected to present OCI in two consecutive statements. See the unaudited Condensed Consolidated Statement of Comprehensive Income (Loss).

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08 the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. In this case, the quantitative impairment test is required.

ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount (Step 1). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We did not early adopt the provisions in ASU 2011-08 and will evaluate the standard when performing our future goodwill impairment tests, which are performed annually as of December 31 of each year.

In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers indefinitely the guidance in ASU 2011-05 prescribing that reclassification adjustments from OCI to be measured and presented by income statement line item in net income and also in other comprehensive income. Companies will continue to comply with the existing requirements for presenting reclassification adjustments in either OCI or disclosing the reclassification adjustments in the footnotes to the financial statements.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The guidance allows companies to perform a "qualitative" assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.

ASU 2012-02 allows companies the option to first assess qualitatively whether it is more likely than not that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test.

An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. Companies can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets or choose to only perform the quantitative impairment test for any indefinite-lived intangible in any period.

ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. We are in the process of evaluating the guidance and the impact it will have on our consolidated financial statements.

Item 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our outstanding debt and cash and cash equivalents consisting primarily of funds held in money market accounts on a short-term basis with no withdrawal restrictions. At June 30, 2012, we had $40.1 million in cash and cash equivalents. Our interest expense associated with our term loans and revolving credit facility can vary with market rates. As of June 30, 2012, we had approximately $154.0 million of principal amount in debt outstanding, which was effectively set at a fixed rate at June 30, 2012, due to the LIBO rate floor established of 1.50% in the Credit Agreement and the LIBO rate at June 30, 2012 being below the established floor. However, an increase in the LIBO rate above the 1.50% LIBO rate floor subsequent to June 30, 2012 could cause our fixed rate debt to become variable and our interest expense to vary.

We cannot predict market fluctuations in interest rates and their impact on our possible variable rate debt, or whether fixed-rate long-term debt will be available to us at favorable rates, if at all. Consequently, future results may differ materially from the discussion above.

Based on the investment interest rate and our cash and cash equivalents balance as of June 30, 2012, a hypothetical 1% increase or decrease in interest rates would have an insignificant impact on our earnings and cash flows on an annual basis. We do not currently use derivative financial instruments in our investment portfolio.

Foreign Currency Exchange Risk

The majority of our operations are transacted in U.S. Dollars. However, since a growing portion of our operations consists of activities outside of the United States, we have transactions in other currencies, primarily in the Danish krone, the British pound, the Philippine peso, the Australian dollar, the Swedish krona, the Norwegian kroner and the Euro. As our international operations continue to grow, we may choose to use foreign currency forward and option contracts to manage our exposure to foreign currency exchange fluctuations. Currently, we do not have any such contracts in place, nor did we have any such contracts during 2011. To date, the foreign currency exchange fluctuations have not had a significant impact on our operating results and cash flows given the scope of our international presence. A hypothetical 10% increase or decrease in foreign currency exchange rates from the rates used to translate our foreign operations financial statements would have impacted our net income by less than $0.7 million for the six months ended June 30, 2012. Our net assets at June 30, 2012 would have been impacted by less than $8.0 million from a hypothetical 10% increase or decrease in the foreign currency exchange rates used to translate our financial position at June 30, 2012.

Item 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management evaluated, with the participation of our Chief Executive Officer and our Chief Financial Officer, the effectiveness of the design and operation of our disclosure controls and procedures pursuant to

Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures are effective.

Our management maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic reports pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow for timely decisions regarding required financial disclosures.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended June 30, 2012 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS

We are involved in various legal proceedings from time to time that are incidental to the ordinary conduct of our business. Although the outcomes of legal proceedings are inherently difficult to predict, we are not currently involved in any legal proceeding in which the outcome, in our judgment based on information currently available, is likely to have a material adverse effect on our business or financial position.

Item 1A.	RISK FACTORS

Risks Related to Our Business

Our business is exposed to the risk that adverse U.S., European and global economic or financial conditions may reduce or defer the demand for project-based enterprise applications software and solutions.

The demand for project-based enterprise applications software and solutions historically has fluctuated based upon a variety of factors, including the business and financial condition of our customers and on economic and financial conditions that affect the key sectors in which our customers operate.

Economic downturns or unfavorable changes in the financial and credit markets in the United States, Europe and broader international markets, including economic recessions, could have an adverse effect on the operations, budgets and overall financial condition of our customers. For instance, the downgrade of the U.S. Government’s credit rating in August 2011 by Standard & Poor’s and any future downgrades of the U.S. Government’s credit rating, regardless of whether a default by the U.S. Government on its debt occurs, could create broader financial turmoil and uncertainty and affect the key sectors in which our customers operate. In addition, the downgrade in the credit ratings of European countries could create additional financial uncertainty and affect the sectors in which our customers or potential customers operate.

As a result, our customers may reduce their overall spending on information technology, purchase fewer of our products or solutions, lengthen sales cycles, or delay, defer or cancel purchases of our products or solutions. Furthermore, our customers may be less able to timely finance or pay for the products which they have purchased or could be forced into a bankruptcy or restructuring process, which could limit our ability to recover amounts owed to us. If any of our customers cease operations or file for bankruptcy protection, our ability to recover amounts owed to us may be severely impaired.

In addition, the financial and overall condition of third-party solutions’ providers and resellers of our products and solutions may be affected by adverse conditions in the economy and the financial and credit markets, which may adversely affect the sale of our products or solutions. For the six months ended June 30, 2012, resellers accounted for approximately 14% of our perpetual licenses revenue.

We cannot predict the impact, timing, strength or duration of any economic slowdown or subsequent economic recovery, or of any disruption in the financial and credit markets, whether as a result of uncertainty surrounding the U.S. Government or European debt or otherwise. If the challenges in the financial and credit markets or the downturn in the economy or the markets in which we operate persist or worsen from present levels, our business, financial condition, cash flow, and results of operations could be materially adversely affected.

Significant reductions in or changes to the Federal Government’s budget or its spending priorities from one period to another, including the potential impact of a sequestration, could adversely affect our customers’ and their demand for our products and services and could therefore materially adversely affect our revenue.

Because we derive a substantial portion of our revenue from customers who contract with the Federal Government, we believe that the success and development of our business will continue to be affected by our customers’ successful participation in Federal Government contract programs. The funding of U.S. Government programs is generally subject to congressional budget authorization and annual appropriation processes and may be increased or decreased, whether on an overall basis, through sequestration, or on a basis that could disproportionately impact our customers.

Changes in the size of the Federal Government’s budget or shifts in budgetary priorities from one fiscal year to another may impact our financial results. The impact, severity and duration of the current U.S. economic situation, the sweeping economic plans adopted by the Federal Government, and pressures on the overall size of the federal budget could adversely affect the total funding and/or funding for individual programs in which our customers participate. Federal Government spending may also be further limited by political and economic pressures related to the current size of the federal deficit and the overall size of the federal debt.

A significant decline in government expenditures, a shift of expenditures away from programs that our customers support or a change in Federal Government contracting policies could cause Federal Government agencies to reduce their purchases under contracts, exercise their right to terminate contracts at any time without penalty or not exercise options to renew contracts. Any such actions could affect our government contracting customers, which could cause our actual results to differ materially and adversely from those anticipated.

Among the factors that could seriously affect our Federal Government contracting customers are:

•

changes in budgetary priorities could limit or delay Federal Government spending generally, or specific departments or agencies in particular, which may reduce demand for our software and information solutions and services from customers supporting those departments or agencies;

•

the funding of some or all civilian agencies through continuing resolutions instead of budget appropriations could cause those agencies to modify their budgets or delay contract awards, which could cause our customers supporting those agencies to reduce or defer purchase of our software and information solutions and services;

•

a reduction of the Federal Government’s use of information technology or professional services could impact our customers who provide information technology or professional services to the Federal Government; and

•

the Federal Government’s decision to terminate a significant number of existing contracts, or to not renew expiring contracts, could reduce future demand for our software solutions and services from our customers whose contracts have been terminated or have not been renewed.

Any significant downsizing, consolidation or insolvency of our Federal Government contractor customers resulting from a government shutdown, budget reductions, loss of government contracts, delays in or uncertainties regarding the timing or amount of contract awards, changes in procurement policies or other similar procurement obstacles could materially adversely impact our customers’ demand for our products and services.

Our quarterly and annual operating results fluctuate, and as a result, we may fail to meet or exceed the expectations of securities analysts or our stockholders, and our stock price could decline.

Historically, our operating results have varied from quarter to quarter and from year to year. Consequently, we believe that investors should not view our historical revenue and other operating results as an indicator of our future performance. A number of factors contribute to the variability in our revenue and other operating results, including the following:

•	global and domestic economic and financial conditions;

•	the number and timing of major customer contract wins, which tend to be unpredictable and which may disproportionately impact our perpetual licenses revenue and operating results;

•	the higher concentration of our software license sales in the last quarter of each fiscal year, resulting in diminished predictability of our annual results;

•	the discretionary nature of our customers’ purchases, varying budget cycles and amounts available to fund purchases, resulting in varying demand for our products and services;

•	delays or deferrals by customers in the implementation of our products;

•	the level of product and price competition;

•	the length of our sales cycles;

•	the timing of recognition of deferred revenue;

•	any significant change in the number of customers renewing or terminating maintenance, subscription or term license agreements with us; and

•	our ability to deliver and market new software enhancements and products.

As a result of these and other factors, our operating results may fluctuate significantly from period to period and may not meet or exceed the expectations of securities analysts or investors. In that event, the price of our common stock could be adversely affected.

As we expand our product offerings and the licensing alternatives for our software solutions, our recognition of product revenues may be deferred to future periods.

As we continue to expand our product offerings to the market, including expanded use of subscription, term and SaaS offerings, we may be required to defer the recognition of revenue from one period to another. This could be the case if, for example:

•	we sell a solution on a term or subscription basis;

•	we sell perpetual licenses in conjunction with subscription offerings and may not be able to separate the recognition of the perpetual license revenue; or

•	we sell perpetual licenses in conjunction with maintenance and other related services and are unable to separate the recognition of perpetual license revenue.

In addition, we may be required to defer the recognition of revenue from one period to another if, for example:

•	the sale of our software solutions include both currently deliverable software products and software products that are under development or require other undeliverable elements;

•	the sale of our software solutions requires services that include significant modifications, customizations or acceptance criteria that could delay product delivery or acceptance;

•	there are identified product-related issues, such as known defects; or

•	the sale of our software solutions involve non-standard payment terms, fixed-price deliverable elements or other contingencies.

Deferral of product revenues may result in timing differences between the completion of a sale and the actual recognition of the revenue related to that sale. In addition we generally recognize commission and other sales-related expenses associated with product revenues over the same period that the related revenue is recognized. As a result, the revenue we recognize in a particular period may not be reflective of our actual success in selling our products and solutions in the market.

Offering our products on a SaaS basis presents execution risks.

We offer a number of our products in a SaaS-based environment, and we expect to expand those offerings in the future. As more of our solutions are delivered as SaaS-based solutions, it is uncertain whether our strategies will generate the revenue required to be successful. Any significant costs we incur may reduce the operating margins we have previously achieved. Whether we are successful in this new business model depends on our execution in a number of areas, including ensuring that our SaaS-based offerings meet the performance, reliability and cost expectations of our customers and maintain the security of their data. If we are unable to execute on this strategy, our revenue or financial results may be materially adversely affected.

If we fail to price or market our products and services appropriately, our revenue and cash flow could be materially reduced.

We face significant competition across all of our product lines from a variety of sources, including larger multi-national software companies, smaller start-up organizations, point solution application providers, SaaS providers, specialized consulting organizations, systems integrators and internal information technology departments of existing or potential customers. Several competitors, such as Oracle and SAP, have significantly greater financial, technical and marketing resources than we have.

Some of our competitors have well-established relationships with our current and prospective customers and with major accounting and consulting firms that may prefer to recommend those competitors over us. Our competitors may also seek to influence some customers’ purchase decisions by offering more comprehensive horizontal product portfolios, superior global presence and more sophisticated multi-national product capabilities or better pricing terms.

If we do not successfully develop, price or market our products and solutions to fit multiple licensing models, our licenses revenue and cash flows could be adversely affected.

If we are unsuccessful in entering new market segments or further penetrating our existing market segments, our revenue or revenue growth could be materially adversely affected.

Our future results depend, in part, on our ability to successfully penetrate new markets, as well as to expand further into our existing markets. In order to grow our business, we may expand to other project-focused markets in which we may have less experience. Expanding into new markets requires both considerable investment and coordination of technical, support, sales, marketing and financial resources.

Our current or future products, solutions and services may not appeal to potential customers in new or existing markets. If we are unable to execute upon this element of our business strategy and expand into new markets or maintain and increase our market share in our existing markets, our revenue or revenue growth may be materially adversely affected.

While we continually add functionality to our existing products and solutions and add additional solutions through acquisitions to address the specific needs of both existing customers and new customers, we may be unsuccessful in developing appropriate or complete products, pursuing effective product development and marketing strategies, or integrating acquired products and solutions with our existing portfolio.

If we do not successfully address the potential risks associated with our current or future global operations, we could experience increased costs or our operating results could be materially adversely affected.

As of June 30, 2012, we had customers in more than 80 countries, and we have facilities or operations in Denmark, the Philippines, the United Kingdom, Sweden, Norway, the Netherlands, Belgium, Germany, Dubai, and Australia, in addition to our U.S. operations.

Doing business internationally may involve additional potential risks and challenges, including:

•	managing international operations, including a global workforce, multiple languages for communication and diverse cultural conventions;

•	conforming our products to local business practices or standards, including developing multi-lingual compatible software;

•	developing brand awareness for our products;

•	competing with local and international software vendors;

•	disruptions in international communications resulting from damage to, or disruptions of, telecommunications links, gateways, cables or other systems;

•	potentially unstable political and economic conditions in countries in which we do business or maintain development operations;

•	potentially higher operating costs resulting from local laws, regulations and market conditions;

•	foreign currency controls and fluctuations resulting from intercompany balances or arrangements associated with our international operations;

•	compliance with frequently changing governmental laws and regulations;

•	seasonality in business activity specific to various markets that is different than our recent historical experience;

•	potentially longer sales and collections cycles in certain international markets;

•	potential restrictions on repatriation of earnings, including changes in the tax treatment of our international operations; and

•	potential restrictions on the export of technologies, such as data security and encryption.

These risks could increase our costs or adversely affect our operating results.

If we are not successful in expanding our international business, our revenue growth could be materially adversely affected.

Our ability to accelerate our international expansion will require us to deliver additional product functionality and foreign language translations that are responsive to the needs of the international customers that we target. If we are unable to expand our qualified direct sales force, identify additional strategic alliance partners or negotiate favorable alliance terms, our international growth may be hampered. Our ability to expand internationally also is dependent on our ability to raise brand recognition for our products and services in international markets and successfully integrate acquired businesses. If we are unable to further our expansion into international markets, our revenue and profitability could be materially adversely affected. In addition, our planned international expansion will require significant attention from our management as well as additional management and other resources in these markets.

If our existing customers do not buy additional products or services from us, our revenue and revenue growth could be materially adversely affected.

Our continuing growth depends on the success of our efforts to maintain and increase sales to our existing customers. We have typically generated significant additional revenues from our installed customer base through the sale of additional new licenses or solutions, add-on applications, expansion of existing implementations and professional and maintenance services. We may be unsuccessful in maintaining or increasing sales to our existing customers for any number of reasons, including the failure of our customers to increase the size of their operations, our inability to deploy new applications and features for our existing products and solutions, and our inability to introduce new products, solutions and services that are responsive to the business needs of our customers. If we fail to generate additional business from our customers, our revenue and profitability could be materially adversely affected.

If we fail to forecast the timing of our revenues or expenses accurately, our operating results could be materially different than we forecast.

We evaluate various factors in our forecasting and planning processes, including historical trends, recent customer history, expectations of customer buying decisions, customer implementation schedules and plans, analyses by our sales and service teams, customer renewal rates, our assessment of economic and market conditions and many other factors. While these analyses may provide us with some guidance in business planning and expense management, these estimates are inherently imprecise and may not accurately predict the timing of our revenues or expenses. A variation in any or all of these factors, particularly in light of prevailing financial, economic and political conditions, could cause our results to be materially lower than forecasted.

If a significant number of our customers fail to renew or otherwise terminate their maintenance, subscription or term license agreements for our products or solutions, or if they are successful in renegotiating their agreements with us on terms that are unfavorable to us, our revenues and our operating results could be materially harmed.

Our customers contract with us for subscriptions and term licenses to use our products or solutions and for ongoing product maintenance and support services. Recurring revenues represent a significant portion of our total revenue.

Our maintenance, subscription and term licenses generally require customers to pay for services in advance. A customer may cancel its agreement prior to the beginning of the next scheduled period. At the end of a contract term, or at the time a customer has cancellation rights, a customer could seek a modification of its agreement terms, including modifications that could result in lower fees or our providing additional services without associated fee increases.

A customer may also elect to terminate its agreement and rely on its own or other third-party resources, or may replace our solutions with a competitor’s offerings. If a significant number of customers terminate or fail to renew their contracts with us, or if we are forced to offer pricing or other contract terms that are unfavorable to us, our revenues and operating results could be materially adversely affected.

If our investments in product development require greater resources than anticipated, our operating margins could be adversely affected.

We expect to continue to commit significant resources to maintain and improve our existing products, including acquired products, and to develop new products. For example, our product development expenses were approximately $31.3 million, or 19% of revenue for the six months ended June 30, 2012, and approximately $33.3 million, or 20% of revenue for the six months ended June 30, 2011. Our current and future product development efforts may require greater resources than we expect, or may not achieve the market acceptance that we expect and, as a result, we may not achieve margins that we anticipate. These risks are increased by the expansion of our licensing and delivery vehicles, including term and SaaS offerings through the “cloud”.

We may also be required to price our product enhancements, product features or new products at levels below those anticipated during the product development stage, which could result in lower revenues and margins for that product than we originally anticipated.

We also may experience unforeseen or unavoidable delays in delivering product enhancements, product features or new products due to factors within or outside of our control. We may encounter unforeseen or unavoidable defects or quality control issues when developing product enhancements, product features or new products, which may require additional expenditures to resolve such issues and may affect the reputation our products have for quality and reliability. If we incur greater expenditures than we expect for our product development efforts, or if our products do not succeed, our revenues or margins could be materially adversely affected.

A breach in the security of our software could harm our reputation, result in a loss of current and potential customers, and subject us to material claims, which could materially harm our operating results and financial condition.

Fundamental to the use of enterprise application software, including our software, is the ability to securely process, collect, analyze, store and transmit information. As we begin to offer more services and solutions in a “cloud” environment, we will need to store and transmit more of our users’ and customers’ proprietary information.

Third parties may attempt to breach the security of our solutions, third party applications that our products interface with, as well as customer databases and actual data. In addition, security breaches may occur as a result of employee error, malfeasance or otherwise. Outside parties may also attempt to fraudulently induce employees, users or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data.

If our security measures are breached, an unauthorized party may obtain access to our data or our users’ or customers’ data. In addition, cyber-attacks and similar acts could lead to interruptions and delays in customer processing or a loss or breach of a customer’s data. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web-based products and services we offer, and operate in more countries.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations.

Any security breaches for which we are, or are perceived to be, responsible, in whole or in part, could subject us to legal claims or legal proceedings, including regulatory investigations, which could harm our reputation and result in significant litigation costs and damage awards or settlement amounts. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could materially harm our operating results and financial condition. Security breaches also could cause us to lose current and potential customers, which could have an adverse effect on our business. Moreover, we might be required to expend significant financial and other resources to protect further against security breaches or to rectify problems caused by any security breach.

If we fail to adapt to changing technological and market trends or changing customer requirements, our market share could decline and our sales and profitability could be materially adversely affected.

Historically, the business application software market has been characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product lifecycles. The development of new technologically advanced software products is a complex and uncertain process requiring high levels of innovation, as well as accurate anticipation of technological and market trends.

Our future success will largely depend upon our ability to develop and introduce timely new products and product features and delivery vehicles in order to maintain or enhance our competitive position. The introduction of enhanced or new products and delivery vehicles requires us to manage the transition from, or integration with, older products and delivery vehicles in order to minimize disruption in sales of existing products and to manage the overall process in a cost-effective manner.

If we do not successfully anticipate changing technological and market trends or changing customer requirements, and we fail to enhance or develop products or new delivery vehicles timely, effectively and in a cost-effective manner, our ability to retain or increase market share may be harmed, and our sales and profitability could be materially adversely affected.

Our software products are built upon and depend upon operating platforms and software developed and supplied by third parties. As a result, changes in the availability, features and price of, or support for, any of these third-party platforms or software, including as a result of the platforms or software being acquired by a competitor, could materially increase our costs, divert resources and materially adversely affect our competitive position and perpetual and term licenses revenue.

Our software products are built upon and depend upon operating platforms and software developed by third-party providers. We license from several software providers technologies that are incorporated into our products. Our software may also be integrated with third-party vendor products for the purpose of providing or enhancing necessary functionality.

If any of these operating platforms or software products ceases to be supported by its third-party provider, or if we lose any technology license for software that is incorporated into our products, including as a result of the platforms or software being acquired by a competitor, we may need to devote increased management and financial resources to migrate our software products to an alternative operating platform, identify and license equivalent technology or integrate our software products with an alternative third-party vendor product. In addition, if a provider enhances its product in a manner that prevents us from timely adapting our products to the enhancement, we may lose our competitive advantage, and our existing customers may migrate to a competitor’s product.

Third-party providers may also not remain in business, cooperate with us to support our software products or make their product available to us on commercially reasonable terms or provide an effective substitute product to us and our customers. Any of these adverse developments could materially increase our costs and materially adversely affect our competitive position and financial results.

If we lose access to, or fail to obtain, third-party software development tools on which our product development efforts depend, we may be unable to develop additional applications and functionality, and our ability to maintain our existing applications may be diminished, which may cause us to incur materially increased costs, reduced margins or lower revenue.

We license software development tools from third parties and use those tools in the development of our products. Consequently, we depend upon third parties’ abilities to deliver quality products, correct errors, support their current products, develop new and enhanced products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. If any of these third-party development tools become unavailable, if we are unable to maintain or renegotiate our licenses with third parties to use the required development tools, or if third-party developers fail to adequately support or enhance the tools, we may be forced to establish relationships with alternative third-party providers and to rewrite our products using different development tools.

We may be unable to obtain other development tools with comparable functionality from other third parties on reasonable terms or in a timely fashion. In addition, we may not be able to complete the development of our products using different development tools, or we may encounter substantial delays in doing so. If we do not adequately replace these software development tools in a timely manner, we may incur additional costs, which may materially reduce our margins or revenue.

If our products fail to perform properly due to undetected defects or similar problems, and if we fail to develop an enhancement to resolve any defect or other software problem, we could be subject to product liability, performance or warranty claims and incur material costs, which could damage our reputation, result in a potential loss of customer confidence and adversely impact our sales, revenue and operating results.

Our software applications are complex and, as a result, defects or other software problems may be found during development, product testing, implementation or deployment. In the past, we have encountered defects in our products as they are introduced or enhanced. If our software contains defects or other software problems:

•	we may not be paid;

•	a customer may bring a warranty claim against us;

•	a customer may bring a claim for their losses caused by our product failure;

•	we may face a delay or loss in the market acceptance of our products;

•	we may incur unexpected expenses and diversion of resources to remedy the problem;

•	our reputation and competitive position may be damaged; and

•	significant customer relations problems may result.

Our customers use our software together with software and hardware applications and products from other companies. As a result, when problems occur, it may be difficult to determine the cause of the problem, and our software, even when not the ultimate cause of the problem, may be misidentified as the source of the problem. The existence of defects or other software problems, even when our software is not the source of the problem, might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts for a lengthy time period, require extensive consulting resources, harm our reputation and cause significant customer relations problems.

If our products fail to perform properly, we may face liability claims notwithstanding that our standard customer agreements contain limitations of liability provisions. A material claim or lawsuit against us could result in significant legal expense, harm our reputation, damage our customer relations, divert management’s attention from our business and expose us to the payment of material damages or settlement amounts. In addition, interruption in the functionality of our products or other defects could cause us to lose new sales and materially adversely affect our license and maintenance services revenues and our operating results.

If we are not able to protect our intellectual property and other proprietary rights, we may not be able to compete effectively, and our financial results could be materially adversely affected.

Our success and ability to compete is dependent to a significant degree on our intellectual property, particularly our proprietary software and solutions. We rely on a combination of copyrights, trademarks, patents, trade secrets, confidentiality procedures and contractual provisions to establish and protect our rights in our software and other intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy, design around or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary.

Our competitors may independently develop software that is substantially equivalent or superior to our software. Furthermore, existing copyright law affords only limited protection for our software, and patent law protects only the unique features of our software. As a result, copyright and patent law may not fully protect such software in the event competitors independently develop products similar to ours.

We take significant measures to protect our intellectual property. Despite these measures, unauthorized disclosure of some or all of our intellectual property could occur. Such unauthorized disclosure could potentially cause our intellectual property to lose legal protection and make it easier for third parties to compete with our solutions by copying their functionality, structure or operation.

In addition, the laws of some countries may not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary software and solutions against unauthorized third-party copying or use, which could adversely affect our competitive position and our financial results. Any litigation to protect our proprietary rights could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and could be unsuccessful, which could result in the loss of material intellectual property and other proprietary rights.

Potential future claims that we infringe upon third parties’ intellectual property rights could be costly and time-consuming to defend or settle or could result in the loss of significant products, any of which could materially adversely impact our revenue and operating results.

Third parties could claim that we have infringed upon their intellectual property rights. Such claims, whether or not they have merit, could be time consuming to defend, result in costly litigation, divert our management’s attention and resources from day-to-day operations or cause significant delays in our delivery or implementation of our products.

We could also be required to cease to develop, use or market infringing or allegedly infringing products, to develop non-infringing products or to obtain licenses to use infringing or allegedly infringing technology. We may not be able to develop alternative software or to obtain such licenses or, if a license is obtainable, we cannot be certain that the terms of such license would be commercially acceptable.

If a claim of infringement were threatened or brought against us, and if we were unable to license the infringing or allegedly infringing product or develop or license substitute software, or were required to license such software at a high royalty, our revenue and operating results could be materially adversely affected.

In addition, we agree, from time to time, to indemnify our customers against certain claims that our software infringes upon the intellectual property rights of others. We could incur substantial costs in defending our customers against such claims.

If we are not able to retain existing employees or hire qualified new employees, our business could suffer, and we may not be able to execute our business strategy.

Our business strategy and future success depends, in part, upon our ability to attract, train and retain highly skilled managerial, professional service, sales, development, marketing, finance, accounting, administrative and infrastructure-related personnel. The market for these highly skilled employees is generally competitive in the geographies in which we operate.

Our business could be adversely affected if we are unable to retain qualified employees or recruit qualified personnel in a timely fashion, or if we are required to incur unexpected increases in compensation costs to retain key employees or meet our hiring goals. If we are not able to retain and attract the personnel we require, it could be more difficult for us to sell and develop our products and services and execute our business strategy, which could lead to a material shortfall in our anticipated results. Furthermore, if we fail to manage these costs effectively, our operating results could be materially adversely affected.

The loss of key members of our senior management team could disrupt our business.

We believe that our success depends on the continuing contributions of the members of our senior management team. We rely on our executive officers and other key managers for the successful performance of our business. Although we have employment arrangements with several members of our senior management team, none of these arrangements prevents any of our employees from leaving us. The loss of the services of one or more of our executive officers or key managers, or difficulties transitioning responsibilities following the departure of a key member of senior management, could have an adverse effect on our operating results and financial condition.

Our indebtedness or an inability to borrow additional amounts could adversely affect our results of operations and financial condition and prevent us from fulfilling our financial obligations and business objectives.

As of June 30, 2012, we had approximately $154.0 million of outstanding principal amount of the term loans under our existing credit facility at interest rates which are subject to market fluctuation. These term loans mature in November 2016. Our existing credit facility also provides for a $30.0 million revolving credit facility maturing in November 2015. Our indebtedness and related obligations could have important future consequences to us, such as:

•

potentially limiting our ability to obtain additional financing or finance our existing debt to fund growth, working capital, capital expenditures or to meet existing debt service or other cash requirements;

•

exposing us to the risk of increased interest costs if the underlying interest rates rise significantly or if credit markets are affected by unfavorable domestic or global economic conditions, such as uncertainty over federal spending and debt limits;

•	potentially limiting our ability to invest operating cash flow in our business due to debt service requirements or other financial covenants; or

•	increasing our vulnerability to economic downturns and changing market conditions.

Our ability to meet our existing debt service obligations will depend on many factors, including prevailing financial and economic conditions, our past performance and our financial and operational outlook. In addition, although we amended our credit facility and have voluntarily prepaid approximately $15.0 million in term loans under our credit facility during the six months ended June 30, 2012, our ability to borrow additional funds or refinance our existing debt if desired or deemed necessary in light of then-existing business conditions could also depend on such factors. If we do not have enough cash to satisfy our debt service obligations, we may be required to refinance all or part of our existing debt, modify our debt structure, sell assets or reduce our spending. At any given time, we may not be able to refinance our debt or sell assets on terms acceptable to us or at all. If we are unable to do so, our business could be materially adversely affected.

If we are unable to comply with the covenants or restrictions contained in our credit facility, our lenders could declare all amounts outstanding under the credit facility to be due and payable, which could materially adversely affect our financial condition.

Since 2005, we have maintained a credit facility with a syndicate of lenders led by Credit Suisse. The credit facility is subject to covenants that, among other things, restrict both our and our subsidiaries’ ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, paying any dividends, create liens on assets, enter into sale-leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by us and engage in certain transactions with affiliates.

Under our credit facility, we are also required to comply with certain financial covenants related to capital expenditures, interest coverage and leverage ratios. While we have historically complied with our financial covenants, we may not be able to comply with these financial covenants in the future, which could cause all amounts outstanding under the credit facility to be due and payable, and which could limit our ability to meet ongoing or future capital needs. Our ability to comply with the covenants and restrictions under our credit facility may be adversely affected by economic, financial, industry or other conditions, some of which may be beyond our control.

The potential breach of any of the covenants or restrictions under our credit facility, unless cured within the applicable grace period, could result in a default that would permit the lenders to declare all amounts outstanding to be due and payable, together with accrued and unpaid interest, and foreclose on the assets that serve as security for our loans under our credit facility. In such an event, we may not have sufficient assets to repay such indebtedness. As a result, any default could have serious consequences for our financial condition.

We may be subject to integration and other risks from acquisition activities, which could materially impair our ability to realize the anticipated benefits of any acquisitions.

As part of our business strategy, we have acquired, and intend to continue to acquire, complementary businesses, technologies, product lines or services organizations. In July 2010, we completed our acquisition of Maconomy A/S (“Maconomy”), an international provider of software solutions to professional services firms. In 2010 and 2011, we completed our acquisitions of INPUT, Inc. (“INPUT”) and FedSources which added industry-leading opportunity intelligence and business development capabilities to our comprehensive portfolio of government contracting solutions. These acquisitions added approximately 500 employees to our existing employee base and expanded our operations into five new countries—Denmark, Norway, Sweden, Belgium and the Netherlands. We may not realize the anticipated strategic or financial benefits of past or potential future acquisitions due to a variety of factors, including the following:

•	the potential difficulty in integrating acquired products and technology into our software applications, business strategy and operations;

•	the potential inability to achieve the desired revenue or cost synergies and benefits;

•

the potential difficulty in coordinating and integrating the sales, marketing, services, support and development activities of the acquired businesses, successfully cross selling products or services and managing the combined organizations;

•	the potential difficulty in retaining and motivating key employees of the acquired business, including as a result of cultural differences;

•	the potential difficulty and cost of establishing and integrating controls, procedures and policies;

•	the acquisition may result in unplanned disruptions to our ongoing business and may divert management from day-to-day operations due to a variety of factors, including integration issues;

•	the possibility that goodwill or other intangible assets may become impaired and will need to be written off in the future;

•	the possibility that purchase or other accounting rules will impact the timing or amount of recognized revenue, expenses or our balance sheet with respect to any acquired products or solutions;

•

the potential failure of the due diligence process to identify significant issues, including product quality, architecture and development issues or legal and financial contingencies (including ongoing maintenance or service contract concerns); and

•	the lack of legal protection for the intellectual property we acquire.

Catastrophic events may disrupt our business and could result in materially increased expenses, reduced revenues and profitability and impaired customer relationships.

We are a highly automated business and rely on our network infrastructure, enterprise applications and internal and external technology and infrastructure systems for our development, sales, marketing, support and operational activities. A disruption or failure of any or all of these systems could result from catastrophic events, whether climate related or otherwise, including major telecommunications failures, cyber-attacks, terrorist attacks, fires, earthquakes, storms or other severe weather conditions (especially with respect to our operations in Virginia and in the Philippines). A disruption or failure of any or all of these systems could cause system interruptions to our operations, including product development, sales-cycle or product implementation delays, as well as loss of data or other disruptions to our relationships with current or potential customers.

The disaster recovery plans and backup systems that we have in place may not be effective in addressing a catastrophic event that results in the destruction or disruption of any of our critical business or information technology and infrastructure systems. As a result of any of these events, we may not be able to conduct normal business operations and may be required to incur significant expenses in order to resume normal business operations. As a result, our revenues and profitability may be materially adversely affected.

Our revenues are partially dependent upon Federal Government contractors and their need for compliance with Federal Government contract accounting and reporting standards, as well as data privacy and security requirements. Our failure to anticipate or adapt timely to changes in those standards and requirements could cause us to lose government contractor customers and materially adversely affect our revenue generated from these customers.

We derive a significant portion of our revenues from Federal Government contractors. Our government contractor customers utilize our Costpoint, Deltek First Essentials, GCS Premier and our other enterprise project management applications to manage their contracts and projects with the Federal Government in a manner that accounts for expenditures in accordance with the Federal Government contracting accounting standards. These customers also have a requirement to maintain stringent data privacy and security safeguards.

As an example, a key function of our Costpoint application is to enable government contractors to enter, review and organize accounting data in a manner that is compliant with applicable laws and regulations and to clearly demonstrate compliance with those laws and regulations. If the Federal Government alters these compliance standards, or if there was any significant problem with the functionality of our software from a compliance or data security perspective, we may be required to modify or enhance our software products to satisfy any new or altered compliance standards. Our inability to effectively and efficiently modify our applications to resolve any compliance or data security issue could result in the loss of government contract customers and materially adversely impact our revenue from these customers.

Impairment of our goodwill or intangible assets may adversely impact our results of operations.

We have acquired several businesses which, in aggregate, have resulted in the recording of goodwill valued at approximately $174.9 million and other acquired intangible assets carried at approximately $46.6 million as of June 30, 2012. This represents a significant portion of the assets recorded on our balance sheet. Goodwill and indefinite-lived intangible assets are reviewed periodically for impairment. Other intangible assets that are deemed to have finite useful lives will continue to be amortized over their useful lives but are also reviewed for impairment when events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

In the past, we have recognized an impairment loss in connection with trade names acquired from prior acquisitions whose carrying amount exceeded its fair value. There can be no assurance that additional charges to operations will not occur in the event of a future impairment. In addition, the decrease in the price of our stock that has occurred from time to time and may occur in the future may also affect whether we experience an impairment in future periods. If an impairment is deemed to exist in the future, we would be required to write down the recorded value of the goodwill or intangible assets to their then current estimated fair values. If a writedown were to occur, it could materially adversely impact our results of operations and our stock price.

If we were to identify material weaknesses in our internal controls in the future, these material weaknesses may impede our ability to produce timely and accurate financial statements, result in inaccurate financial reporting or restatements of our financial statements, subject our stock to delisting and materially harm our business reputation and stock price.

As a public company, we are required to file annual and quarterly periodic reports containing our financial statements with the SEC within prescribed time periods. As part of The NASDAQ Global Select Market (“NASDAQ”) listing requirements, we are also required to provide our periodic reports, or make them available, to our stockholders within prescribed time periods.

If we were to identify material weaknesses in our internal control in the future, including with respect to internal controls relating to companies that we have acquired or may acquire in the future, the required audit or review of our financial statements by our independent registered public accounting firm may be delayed. In addition, we may not be able to produce reliable financial statements, file our financial statements as part of a periodic report in a timely manner with the SEC or comply with NASDAQ listing requirements. If we are required to restate our financial statements in the future, any specific adjustment may cause our operating results and financial condition, as restated, on an overall basis to be materially impacted.

If these events were to occur, our common stock listing on NASDAQ could be suspended or terminated and, absent a waiver, we also would be in default under our credit agreement and our lenders could accelerate any obligation we have to them. We, or members of our management, could also be subject to investigation and sanction by the SEC and other regulatory authorities and to stockholder lawsuits. In addition, our stock price could decline materially, we could face significant unanticipated costs, management’s attention could be diverted and our business reputation could be materially harmed.

Risks Related to Ownership of Our Common Stock

Our stock price has been volatile and could continue to remain volatile for a variety of reasons, resulting in a substantial loss on your investment.

The stock markets generally have experienced extreme and unpredictable volatility, often unrelated to the operating performance of the individual companies whose securities are traded publicly. Broad market fluctuations and general economic and financial conditions may materially adversely affect the trading price of our common stock.

Significant price fluctuations in our common stock also could result from a variety of other factors, including:

•	actual or anticipated fluctuations in our operating results or financial condition;

•	our competitors’ announcements of significant contracts, acquisitions or strategic investments;

•	changes in our growth rates or our competitors’ growth rates;

•	conditions of the project-focused software industry;

•	securities analysts’ commentary about us or our industry;

•	the limited trading volume of our common stock; and

•	any other factor described in this “Risk Factors” section of this Annual Report.

In addition, if the market value of our common stock falls below the book value of our assets, we could be forced to recognize an impairment of our goodwill or other assets. If this were to occur, our operating results would be adversely affected and the price of our common stock could be negatively impacted.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P. (collectively, the “New Mountain Funds”), our controlling stockholders, own approximately 60% of outstanding common stock. If the New Mountain Funds were to sell substantial amounts of our common stock in the public market or if the market perceives that our key stockholders may sell shares of our common stock, the market price of our common stock could decrease significantly.

The New Mountain Funds have the right, subject to certain conditions, to require us to register the sale of their shares under the federal securities laws. If this right is exercised, holders of other shares and, in certain circumstances, stock options may sell their shares alongside the New Mountain Funds, which could cause the market price of our common stock to decline. The majority of the shares of our common stock (and all shares of common stock underlying options outstanding under our 2005 Stock Option Plan and certain shares of common stock underlying options and restricted stock outstanding under our 2007 Plan) are, directly or indirectly, subject to registration rights.

We have also filed registration statements with the SEC covering shares subject to options and restricted stock outstanding under our 2005 Stock Option Plan and 2007 Plan and shares reserved for issuance under our 2007 Plan and our Employee Stock Purchase Plan.

A decline in the trading price of our common stock due to the occurrence of any future sales might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities and may cause stockholders to lose part or all of their investment in our shares of common stock.

Our largest stockholders and their affiliates have substantial control over us, and this could limit other stockholders’ ability to influence the outcome of key transactions, including any change of control.

Our largest stockholders, the New Mountain Funds, own approximately 60% of our outstanding common stock and 100% of our Class A common stock. As a result of their significant ownership percentage, and as long as they own a majority of the outstanding shares of our Class A common stock and at least one-third of the outstanding shares of our common stock based on the rights conferred by an investor rights agreement, the New Mountain Funds are able to control all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other significant corporate transactions.

The New Mountain Funds are also entitled to collect a transaction fee, unless waived by them, on a transaction by transaction basis, equal to 2% of the transaction value of each significant transaction exceeding $25.0 million in value directly or indirectly involving us or any of our controlled affiliates, including acquisitions, dispositions, mergers or other similar transactions, debt, equity or other financing transactions, public or private offerings of our securities and joint ventures, partnerships and minority investments.

In 2009, the New Mountain Funds waived their right to collect a transaction fee in connection with our stock rights offering and the amendment of our Credit Agreement. Their right to collect transaction fees otherwise remains in effect and continues until the New Mountain Funds cease to beneficially own at least 15% of our outstanding common stock or a change of control of the Company occurs.

The New Mountain Funds may have interests that differ from other stockholders’ interests, and they may vote in a way with which other stockholders disagree and that may be adverse to their interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may adversely affect the market price of our common stock.

If we issue additional shares of our common stock, stockholders could experience dilution.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which there were 68,464,867 shares outstanding as of July 31, 2012. The issuance of additional shares of our common stock or securities convertible into shares of our common stock could result in dilution of other stockholders’ ownership interest in us. In addition, if we issue additional shares of our common stock at a price that is less than the fair value of our common stock, other stockholders could, depending on their participation in that issuance, also experience immediate dilution of the value of their shares relative to what their value would have been had our common stock been issued at fair value. This dilution could be substantial.

Our stockholders do not have the same protections available to other stockholders of NASDAQ-listed companies because we are a “controlled company” within the meaning of the NASDAQ’s standards and, as a result, qualify for, and may rely on, exemptions from several corporate governance requirements.

The New Mountain Funds control a majority of our outstanding common stock and have the ability to elect a majority of our Board. As a result, we are a “controlled company” within the meaning of the rules governing companies with stock quoted on NASDAQ. Under these rules, a company as to which an individual, a group or another company holds more than 50% of the voting power is considered a “controlled company” and is exempt from several corporate governance requirements, including requirements that:

•	a majority of the Board consists of independent directors;

•	compensation of officers be determined or recommended to the Board by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors; and

•	director nominees be selected or recommended for election by a majority of the independent directors or by a nominating committee that is composed entirely of independent directors.

We have availed ourselves of these exemptions. Accordingly, our stockholders do not have the same protections afforded to stockholders of other companies that are subject to all of NASDAQ’s corporate governance requirements as long as the New Mountain Funds own a majority of our outstanding common stock.

Anti-takeover provisions in our charter documents, Delaware law and our shareholders’ agreement could discourage, delay or prevent a change in control of our company and may adversely affect the trading price of our common stock.

We are a Delaware corporation, and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us (as a public company with common stock listed on NASDAQ) from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt;

•	provide the New Mountain Funds, through their stock ownership, with the ability to elect a majority of our directors if they beneficially own one-third or more of our common stock;

•	do not provide for cumulative voting;

•	provide that vacancies on the Board, including newly created directorships, may be filled only by a majority vote of directors then in office (subject to the rights of the Class A stockholders);

•	limit the calling of special meetings of stockholders;

•	permit stockholder action by written consent if the New Mountain Funds and its affiliates own one-third or more of our common stock;

•	require supermajority stockholder voting to effect certain amendments to our certificate of incorporation; and

•

require stockholders to provide advance notice of new business proposals and director nominations under specific procedures. In addition, certain provisions of our shareholders’ agreement require that certain covered persons (as defined in the shareholders’ agreement) vote their shares of our common stock in favor of certain transactions in which the New Mountain Funds propose to sell all or any portion of their shares of our common stock, or in which we propose to sell or otherwise transfer for value all or substantially all of the stock, assets or business of the Company.

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a) Sales of Unregistered Securities

None.

(b) Use of Proceeds from Public Offering of Common Stock

Not applicable.

(c) Purchases of Equity Securities by the Issuer and Affiliated Purchasers

The following table presents information regarding purchases made by Deltek of its common stock:

Repurchase period	Total Number of Shares Purchased	Average Price Paid per Share (2)	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs (1)	Dollar Value of Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
4/1/12 - 4/30/12	129,918	$10.33	129,918	$8,077,364
5/1/12 - 5/31/12	171,700	$10.21	171,700	$6,324,126
6/1/12 - 6/30/12	88,807	$10.36	88,807	$5,404,396
7/1/12 - 7/31/12	—	$—	—	$5,404,396

Total	390,425	$10.28	390,425

(1)

On August 18, 2011, we announced that our Board had approved a stock repurchase program under which we may repurchase up to $30.0 million of Deltek common stock. The Board authorization permits us to repurchase stock at times and prices considered appropriate by us depending upon share price, prevailing economic and market conditions and other corporate considerations. The stock repurchases may be made on the open market, in block trades or privately negotiated transactions, or otherwise. The repurchase program may be accelerated, suspended, delayed or discontinued at any time. As of June 30, 2012, we had repurchased an aggregate of 2,964,498 shares of common stock under this program, which included 1,864,498 shares repurchased in the open market and 1,100,000 shares repurchased in a private transaction.

(2)	The average price paid per share includes a nominal amount paid for commissions.

Item 3.	DEFAULTS UPON SENIOR SECURITIES

None.

Item 4.	MINE SAFETY DISCLOSURES

None.

Item 5.	OTHER INFORMATION

None.

Item 6.	EXHIBITS

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws of Deltek, Inc. (2)

4.1	Form of specimen common stock certificate. (1)

31.1*	Certification of Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101**	The following financial statements from Deltek, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 9, 2012, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statements of Cash Flows, (iv) Condensed Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive (Loss) Income, and (v) Notes to Condensed Consolidated Financial Statements.

*	Filed herewith.
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
(1)	Incorporated by reference to exhibit of same number filed with the Registrant’s Registration Statement on Form S-1 (No. 333-142737) on May 8, 2007.
(2)	Incorporated by reference to exhibit of same number filed on March 12, 2010 with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTEK, INC.

Dated: August 9, 2012	By:	/s/ KEVIN T. PARKER
Kevin T. Parker
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 9, 2012	By:	/s/ MICHAEL P. CORKERY
Michael P. Corkery
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: August 9, 2012	By:	/s/ MICHAEL L. KRONE
Michael L. Krone
Senior Vice President,
Corporate Controller and Assistant Treasurer
(Principal Accounting Officer)

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation. (1)

3.2	Amended and Restated Bylaws of Deltek, Inc. (2)

4.1	Form of specimen common stock certificate. (1)

31.1*	Certification of Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101**	The following financial statements from Deltek, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 9, 2012, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statements of Cash Flows, (iv) Condensed Consolidated Statements of Changes in Stockholders’ Equity and Other Comprehensive (Loss) Income, and (v) Notes to Condensed Consolidated Financial Statements.

*	Filed herewith.
**	XBRL information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
(1)	Incorporated by reference to exhibit of same number filed with the Registrant’s Registration Statement on Form S-1 (No. 333-142737) on May 8, 2007.
(2)	Incorporated by reference to exhibit of same number filed on March 12, 2010 with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

ANNEX H

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2012

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2291 Wood Oak Drive, Herndon, VA	20171
	(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2012, Deltek, Inc. (“Deltek”) issued a press release announcing its unaudited financial results for the quarter ended June 30, 2012. The press release, which includes information regarding Deltek’s use of non-GAAP financial measures, is attached as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 and the attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Deltek, Inc., dated July 31, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	DELTEK, INC.

	By:	/s/ Michael Corkery
Michael Corkery
Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit No.	Description

99.1	Press release of Deltek, Inc., dated July 31, 2012

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ANNEX I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) August 26, 2012

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33772	54-125625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2291 Wood Oak Drive, Herndon, VA		20171
(Address of principal executive offices)		Zip Code

(703) 734-8606

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 26, 2012, Deltek, Inc. (“Deltek”), Project Diamond Holdings Corporation (“Parent”) and Project Diamond Merger Corp., an indirect wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by the Boards of Directors of all parties to the Merger Agreement, Merger Sub will merge with and into Deltek, with Deltek continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are controlled affiliates of Thoma Bravo Fund IX, L.P. and Thoma Bravo Fund X, L.P. (collectively, the “Sponsor”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each outstanding share of Deltek common stock, other than shares owned by Deltek or its subsidiaries (which will be cancelled) and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $13.00 in cash, without interest. Each outstanding share of Class A common stock will be cancelled without consideration. Each option outstanding immediately prior to the Merger under any Company equity incentive plan, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of common stock subject to each option, cash equal to the excess, if any, of the per share merger consideration over the per share exercise price of such option. Restricted stock awards will be accelerated and will be converted, as a result of the Merger, into the right to receive an amount in cash equal to the merger consideration.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the required approval of Deltek’s stockholders, which approval was effected on August 26, 2012, by written consent of the New Mountain Stockholders (defined below) (the “Written Consent”), (ii) 20 days having elapsed since the mailing to Deltek’s stockholders of the definitive information statement with respect to such adoption of the Merger Agreement, and (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain customary covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transaction to be consummated, (ii) for Deltek to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) the information statement described above related to the Merger and the Merger Agreement and to deliver it thereafter to its stockholders and (iii) for Deltek to carry on its business in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger.

The Merger Agreement also contains a covenant pursuant to which Deltek has agreed, subject to certain customary exceptions described below, that it will not, and will cause its representatives not to, (a) solicit, initiate knowingly, facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any acquisition proposal, as further described in the Merger Agreement. The Merger Agreement contains a “fiduciary-out” provision, which provides that, if on or prior to 5:00 p.m. New York City time on September 15, 2012, Deltek or any of its representatives receives a bona fide written acquisition proposal from a third party, which was not initiated or solicited in breach of the non-solicitation provisions of the Merger Agreement, then on or prior to 11:59 p.m. New York City time on September 25, 2012, subject to payment to Parent of a termination fee and certain other conditions described below, Deltek and its representatives will be permitted to engage in negotiations or discussions with and furnish information to such third party. Deltek’s Board of Directors may only change its recommendation in response to an acquisition proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to an alternative acquisition proposal, in each case, if it determines in good faith that the acquisition proposal constitutes a superior proposal and the failure to do so would be reasonably likely to violate its fiduciary obligations under applicable law. Deltek must give Parent notice within 48 hours after receipt of any acquisition proposal and must provide three business days’ notice before changing its recommendation or terminating the Merger Agreement. During such three-business-day period, the Company shall negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make adjustments to the Merger Agreement so that the acquisition proposal ceases to constitute a superior proposal.

The Merger Agreement contains certain termination rights for Deltek and Parent. Upon termination of the Merger Agreement under specified circumstances, including by Deltek in order to enter into an agreement for a superior proposal, Deltek will be required to pay Parent a termination fee of $32.1 million. In certain other circumstances upon termination of the Merger Agreement by Deltek, Parent will be required to pay Deltek a reverse termination fee equal to $59.6 million (the “Reverse Termination Fee”). The Sponsor has provided a guaranty in favor of the Company pursuant to a limited guaranty dated as of August 26, 2012 (the “Limited Guaranty”), which, subject to the terms and conditions of the Limited Guaranty, guarantees the payment of 100% of Parent’s obligation to pay the Reverse Termination Fee, if applicable, pursuant to the Merger Agreement. Deltek and the Parent each also have certain specific performance rights as set forth in the Merger Agreement.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. The Sponsor and certain co-investors have committed to purchase equity interests in Parent, at or prior to the closing of the Merger, in an amount equal to $454 million in the aggregate on the terms and subject to the conditions set forth in the equity commitment letter dated as of August 26, 2012 by investment funds affiliated with the Sponsor and certain co-investors in connection with the Merger (the “Equity Commitment Letter”).

Jefferies Finance LLC (“Jefferies”), together with Royal Bank of Canada and RBC Capital Markets (the “Lenders”) have committed to provide senior secured financing facilities in the maximum aggregate amount of $680 million (the “Financing Facilities”) on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”). The Financing Facilities will consist of (i) a revolving credit facility of up to $30 million (the “Revolving Facility”), (ii) a first lien term loan facility of up to $425 million (the “First Lien Term Facility” and together with the Revolving Facility, the “First Lien Facility”) and (iii) a second lien term loan facility of $225 million. The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation (a) a condition that, since June 30, 2012, there has been no occurrence of a Company Material Adverse Effect (as defined within the Debt Commitment Letter consistent with the Merger Agreement); (b) execution and delivery of loan documentation consistent with the terms and conditions of the Debt Commitment Letter; (c) a condition that the agent under the First Lien Facility, on behalf of the Lenders under the First Lien Facility, shall have been granted a perfected, first priority security interest in certain collateral specified in the Debt Commitment Letter, and the Company’s existing debt shall be terminated and all liens or security interests related thereto shall have been terminated or released, other than existing indebtedness acceptable to the Lenders; (d) payment of applicable fees and expenses; (e) receipt by the Merger Sub of the equity financing pursuant to the Equity Commitment Letter; (f) the consummation of the Merger in accordance with the Merger Agreement, absent any amendments, supplements or waivers to the Merger Agreement that are materially adverse to the Lenders; (g) receipt of certain financial information of the Company; (h) the accuracy of certain specified representations and warranties in the Merger Agreement or made pursuant to the Debt Commitment Letter; (i) delivery of certain customary closing documents and (j) the Lenders shall have been given the opportunity to syndicate the Financing Facilities for 15 consecutive business days in accordance with the terms of the Debt Commitment Letter. The commitment by the Lenders to provide the Financing Facilities will expire upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the closing of the Merger, (iii) the Company entering into a definitive agreement or transaction that is an alternative to the Merger and (iv) 120 days from the date of the Debt Commitment Letter.

The Merger Agreement also contains a covenant pursuant to which Parent and the surviving corporation must indemnify and hold harmless the current and former officers, directors and employees of Deltek and its subsidiaries for a period of six years following the closing of the Merger for all liabilities or claims related to their service or employment with Deltek or its subsidiaries occurring prior to the closing of the Merger. This covenant further requires Deltek to keep in place for a period of six years Deltek’s directors and officers liability and fiduciary liability insurance policies in effect at the closing, or purchase a “tail policy” offering similar coverage.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties of Deltek contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Deltek, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in Deltek’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement (except for the right of holders of common stock of Deltek to receive the merger consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Deltek or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Deltek’s public disclosures.

Written Consent and Voting Agreement

In connection with the execution of the Merger Agreement, Deltek entered into a written consent and voting agreement (the “Voting Agreement”) with New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., and Allegheny New Mountain Partners, L.P. (collectively, the “New Mountain Stockholders”) and Parent. Under the Voting Agreement the New Mountain Stockholders agreed to execute and deliver to the Company the Written Consent and, during the term of the Voting Agreement but subject to certain limitations set forth therein, to vote all of their shares against any action or agreement that the New Mountain Stockholders know is in opposition to the Merger Agreement. The New Mountain Stockholders are also subject to certain non-solicitation restrictions set forth in the Voting Agreement. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the Closing of the Merger, (iii) the delivery of notice by Parent of the termination of the Voting Agreement and (iv) the delivery of notice by the New Mountain Stockholders to Parent, to the extent permitted under applicable law, if the Merger Agreement is amended or waived with the prior written consent of Parent and without the prior consent of the New Mountain Stockholders if such amendment or waiver reduces the amount of the merger consideration or changes the form of the merger consideration to include or substitute therefor a form other than cash.

The foregoing description of the Voting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements for Certain Officers

On August 26, 2012, the Board adopted the Deltek, Inc. Transactional Bonus Plan (the “Plan”). The Plan provides for the payment of bonuses to certain key executives of Deltek, upon and contingent on the occurrence of the closing of the Merger (the “Closing”), subject to the terms and conditions of the Plan. Pursuant to the Plan, a participant must remain employed with Deltek through the date of the Closing to be entitled to receive the bonus payment. Notwithstanding the foregoing, upon a participant’s termination of employment due to death or disability prior to the Closing, he or she will remain entitled to the bonus payment at Closing. Upon the payment of all amounts payable under the Plan, the Plan will terminate. Among other key executives, the named executive officers of Deltek are participants in the Plan and will be eligible to receive bonuses in the following amounts: Kevin Parker ($855,000), Michael Corkery ($264,000), Namita Dhallan ($264,000) and Garland Hall ($136,000).

Item 5.07	Submission of Matters to a Vote of Securityholders.

On August 26, 2012, the New Mountain Stockholders, the holders of 100% of Deltek’s Class A common stock, and 40,844,374 shares of Deltek’s common stock, which constitutes approximately 59.5% of the voting power of the outstanding shares of Deltek’s common stock, executed a Written Consent approving and adopting the Merger Agreement. No further approval of the stockholders of Deltek is required to adopt the Merger Agreement.

Section 7 – Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

On August 27, 2012, Deltek issued a press release announcing that the Company had entered into the Merger Agreement. A copy of Deltek’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the risks identified and discussed under the caption “Risk Factors” in Deltek’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012 and the other documents Deltek files with the SEC from time to time. There will be events in the future, however, that Deltek is not able to predict accurately or control. Deltek’s actual results may differ materially from the expectations that Deltek describes in its forward-looking statements. Factors or events that could cause Deltek’s actual results to materially differ may emerge from time to time, and it is not possible for Deltek to accurately predict all of them. Any forward-looking statement made by Deltek in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which Deltek makes it. Deltek undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of August 26, 2012, by and among Deltek, Inc., Project Diamond Holdings Corporation and Project Diamond Merger Corp.*

Exhibit 10.1	Written Consent and Voting Agreement, dated as of August 26, 2012, by and among Project Diamond Holdings Corporation, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and Deltek, Inc.

Exhibit 99.1	Press Release, dated August 27, 2012

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Deltek, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Deltek’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTEK, INC.

Date: August 27, 2012

	By:	/s/ David R. Schwiesow
Name: David R. Schwiesow Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 26, 2012, by and among Deltek, Inc., Project Diamond Holdings Corporation and Project Diamond Merger Corp.

Exhibit 10.1	Written Consent and Voting Agreement, dated as of August 26, 2012, by and among Project Diamond Holdings Corporation, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and Deltek, Inc.

Exhibit 99.1	Press Release, dated August 27, 2012

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Deltek, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Deltek’s right to request confidential treatment of any requested schedule or exhibit.

ANNEX J

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) September 7, 2012

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33772	54-125625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2291 Wood Oak Drive, Herndon, VA		20171
(Address of principal executive offices)		Zip Code

(703) 734-8606

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

J-1

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Securityholders.

On September 7, 2012, Deltek, Inc. (“Deltek”) confirmed to Project Diamond Holdings Corporation (“Parent”) that New Mountain Partners II L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “Principal Stockholders”) delivered or caused to be delivered to Deltek written consents in respect of 100% of the Class A common stock of Deltek and 40,844,374 shares of common stock of Deltek, which constitutes approximately 59.5% of the voting power of the outstanding shares of Deltek’s common stock entitled to act by written consent with respect to the adoption of the Merger Agreement, approving and adopting the Agreement and Plan of Merger entered into by Deltek, Parent and Project Diamond Merger Corp., an indirect wholly-owned subsidiary of Parent, on August 26, 2012 (the “Merger Agreement”). The approval of the Merger Agreement was effected September 7, 2012. No further approval of the stockholders of Deltek is required to adopt the Merger Agreement.

J-2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTEK, INC.
Date: September 12, 2012
	By:	/s/ David R. Schwiesow
Name: David R. Schwiesow Title: Senior Vice President, General Counsel and Secretary

J-3